UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

LIBERTY GLOBAL PLC

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies: For purposes of computing the filing fee, Cable & Wireless Communications Plc ordinary shares
	2)	Aggregate number of securities to which transaction applies: 100% of the ordinary shares of Cable & Wireless Communications Plc
3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Solely for purposes of calculating the filing fee, the underlying value of the transaction was calculated in accordance with Exchange Act Rules 14a-6(i)1 and 0-11 as the product of (i) 4,438,594,233 fully-diluted ordinary shares of Cable & Wireless Communications Plc, representing the entire issued and to be issued ordinary share capital of Cable & Wireless Communications Plc, and (ii) $0.8965 representing the average of the high and low sales price of Cable & Wireless Communications Plc ordinary shares as quoted on the London Stock Exchange on January 20, 2016, as converted to U.S. dollars based on an exchange rate of £1.00 = $1.41672 on January 20, 2016, such product representing the as-converted value of the Cable & Wireless Communications Plc ordinary share capital to be received by the registrant as the acquiring person.

	4)	Proposed maximum aggregate value of transaction: $3,979,201,576.34
	5)	Total fee paid: $400,705.60 (based upon the product of (i) $3,979,201,576.34 and (ii) the applicable fee rate of $100.70 per million dollars)

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

[DATE]

Dear Shareholder:

I am pleased to write to you regarding our agreement to acquire all of the ordinary shares (the “CWC Shares”) of Cable & Wireless Communications Plc (“CWC”), a public company listed on the London Stock Exchange (the “Acquisition”). CWC is a provider of telecommunications-based services, including mobile and high-speed broadband, focused in the Caribbean and Latin America.

The combination of CWC with Liberty Global’s LiLAC Group assets, VTR in Chile and Liberty Cablevision in Puerto Rico, will create the leading consumer and business-to-business communications provider across the Latin America and Caribbean region, with strong market positions, triple- and quadruple-play and business-to-business upside, underpinned by high-quality broadband, terrestrial and submarine networks. Liberty Global expects the Acquisition will enhance the long-term equity value for both the Liberty Global Group and LiLAC Group shareholders.

We are sending the accompanying proxy statement to you as a shareholder of Liberty Global to consider and vote upon the following matters:

•	the proposed issuance of Liberty Global Class A Ordinary Shares, Liberty Global Class C Ordinary Shares, LiLAC Class A Ordinary Shares and LiLAC Class C Ordinary Shares to CWC shareholders as consideration for the Acquisition, on the terms described in the accompanying proxy statement (the “Share Issuance Proposal”); and

•	the proposed acquisition by Liberty Global of the CWC Shares held by Columbus Holding LLC (“CHLLC”), an entity that owns approximately 13% of the CWC Shares and is controlled by John C. Malone, the chairman of the board of directors of Liberty Global, in the Acquisition (the “Substantial Property Transaction Proposal”).

Each of the Share Issuance Proposal and the Substantial Property Transaction Proposal is required by applicable law or listing standards because of Mr. Malone’s indirect interests in CWC through his control of CHLLC.

We are also asking you to vote in favor of a proposal to adjourn the general meeting for a period of not more than 10 business days, if necessary or appropriate, to solicit additional proxies in the event that there are insufficient votes at the time of such adjournment to approve the Share Issuance Proposal and the Substantial Property Transaction Proposal (the “Adjournment Proposal”).

A general meeting of shareholders of Liberty Global plc (“Liberty Global”) to vote on these proposals will be held at [TIME] London time ([TIME] Eastern time), on [DATE], at [            ].

Under the terms of the Acquisition, upon the closing of the Acquisition, we will issue to CWC shareholders up to, in the aggregate:

•	31,651,616 Liberty Global Class A Ordinary Shares;

•	77,488,978 Liberty Global Class C Ordinary Shares;

•	3,648,524 LiLAC Class A Ordinary Shares; and

•	8,939,328 LiLAC Class C Ordinary Shares.

CWC shareholders will also be entitled to receive a special dividend from CWC of 3 pence per CWC Share promptly following the closing of the Acquisition.

Following completion of the Acquisition, Liberty Global will attribute CWC to Liberty Global’s LiLAC Group, with Liberty Global’s Liberty Global Group being granted an inter-group interest in the LiLAC Group. Based on the fully-diluted numbers of Liberty Global Class A, Class B and Class C Ordinary Shares (collectively, “Liberty Global Shares”), LiLAC Class A, Class B and Class C Ordinary Shares (collectively, “LiLAC Shares”) and CWC Shares outstanding on November 16, 2015, the date we announced the terms of the Acquisition, after giving effect to the Acquisition and such attribution, and treating the Liberty Global Group’s inter-group interest in the LiLAC Group as being represented by additional LiLAC Shares:

•	CWC shareholders will own approximately 11% of the total number of Liberty Global Class A Ordinary Shares and Liberty Global Class C Ordinary Shares;

•	CWC shareholders will own approximately 7.21% of the total number of LiLAC Shares;

•	Existing LiLAC Group shareholders will own approximately 25.44% of the total number of LiLAC Shares; and

•	The remaining approximately 67.35% of the total number of LiLAC Shares will be represented by the inter-group interest in favor of the Liberty Global Group.

After careful consideration, the board of directors of Liberty Global unanimously (excluding Mr. Malone, who recused himself from all deliberations and voting on such matters) (A) determined that the Acquisition and the proposed issuance of Liberty Global shares and LiLAC shares to CWC shareholders as consideration for the Acquisition, in each case, on the terms set forth in the accompanying proxy statement, are in the best interests of Liberty Global and its shareholders and (B) recommends that you vote “FOR” the Share Issuance Proposal, “FOR” the Substantial Property Transaction Proposal and “FOR” the Adjournment Proposal.

Each of our directors and executive officers holding voting shares has informed us that he or she intends (and in the case of Mr. Malone, is contractually committed, subject to certain exceptions) to vote his or her shares in favor of the proposals.

The accompanying proxy statement provides detailed information about the general meeting, the Acquisition, the Share Issuance Proposal, the Substantial Property Transaction Proposal and the Adjournment Proposal. We encourage you to read the proxy statement and its annexes carefully and in their entirety. You may also obtain more information about Liberty Global from documents we file with the US Securities and Exchange Commission from time to time.

Your vote is important, regardless of the number of shares you own. Whether or not you plan to attend the general meeting, please submit your proxy as soon as possible to make sure that your shares are represented. You may submit your proxy either over the internet or by signing, dating and returning the enclosed proxy card in the envelope provided. If you have any questions or need assistance voting your shares, please contact [                        ], our proxy solicitor, by calling [                        ].

On behalf of the board of directors of Liberty Global, I thank you for your support and appreciate your consideration of these important matters.

Sincerely,

[Signature]

Michael T. Fries

President and Chief Executive Officer

Liberty Global plc

We are not asking for a proxy from CWC shareholders. CWC shareholders who are not shareholders of Liberty Global Class A or Class B Ordinary Shares or LiLAC Class A or Class B Ordinary Shares are not entitled to vote on the matters described above. The accompanying proxy statement is not intended to and does not constitute a prospectus or prospectus equivalent document or otherwise form part of any offer to sell or subscribe for, or any invitation to purchase or subscribe for, or the solicitation of an offer to purchase or otherwise subscribe for, any securities, or the solicitation of any vote or approval of the Acquisition in any jurisdiction, nor shall there be any sale, issuance or transfer of securities of Liberty Global or CWC in any jurisdiction in contravention of applicable laws. The Acquisition will be made solely pursuant to the Scheme Document (or offer document, as the case may be) to be provided by CWC to CWC shareholders separately, as described in the proxy statement.

Neither the US Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the transactions described in this document, including the Acquisition, and the issuance of Liberty Global Shares or LiLAC Shares to CWC shareholders as consideration for the Acquisition, or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated [DATE] and, together with the enclosed form of proxy card, is first being mailed to shareholders of Liberty Global on or about [DATE].

LIBERTY GLOBAL PLC

Notice of General Meeting of Shareholders to be Held on [DATE]

A general meeting of shareholders of Liberty Global plc (“Liberty Global”) will be held at [TIME] London time ([TIME] Eastern time), on [DATE], at [                ], for the following purposes:

1.	To approve the issuance of Liberty Global Class A Ordinary Shares, Liberty Global Class C Ordinary Shares, LiLAC Class A Ordinary Shares and LiLAC Class C Ordinary Shares to shareholders of Cable & Wireless Communications Plc (“CWC”) in connection with the proposed acquisition (the “Acquisition”) by Liberty Global of all of the ordinary shares of CWC (the “CWC Shares”) on the terms set forth in the announcement (the “Rule 2.7 Announcement”) issued by Liberty Global on November 16, 2015, pursuant to Rule 2.7 of the UK City Code on Takeovers and Mergers, as described in this proxy statement and the Rule 2.7 Announcement (together with such modifications as the board of directors of Liberty Global may in its absolute discretion think fit) (the “Share Issuance Proposal”). The Share Issuance Proposal requires the approval of Liberty Global shareholders under Rule 5635(a)(2) of the NASDAQ Stock Market Rules because the issuance will result in an increase in Liberty Global’s outstanding ordinary shares in excess of 5% and approximately 13% of the CWC Shares to be acquired are held by Columbus Holding LLC (“CHLLC”), an entity controlled by John C. Malone, the chairman of the Liberty Global board of directors.

2.	To approve the acquisition by Liberty Global of the CWC Shares held by CHLLC in the Acquisition (the “Substantial Property Transaction Proposal”). The Substantial Property Transaction Proposal requires the approval of Liberty Global shareholders because it constitutes a “substantial property transaction” under Section 190 of the UK Companies Act 2006, as amended.

3.	To adjourn the general meeting for a period of not more than 10 business days, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment to approve the Share Issuance Proposal and the Substantial Property Transaction Proposal (the “Adjournment Proposal”).

After careful consideration, the board of directors of Liberty Global unanimously (excluding Mr. Malone, who recused himself from all deliberations and voting on such matters) (A) determined that the Acquisition and the proposed issuance of Liberty Global Class A Ordinary Shares, Liberty Global Class C Ordinary Shares, LiLAC Class A Ordinary Shares and LiLAC Class C Ordinary Shares to CWC shareholders as consideration for the Acquisition, in each case, on the terms set forth in the Rule 2.7 Announcement, are advisable and in the best interests of Liberty Global and its shareholders and (B) recommends that you vote “FOR” the Share Issuance Proposal, “FOR” the Substantial Property Transaction Proposal and “FOR” the Adjournment Proposal.

All shareholders of Liberty Global are cordially invited to attend the general meeting, but only holders of record of Liberty Global Class A Ordinary Shares, Liberty Global Class B Ordinary Shares, LiLAC Class A Ordinary Shares or LiLAC Class B Ordinary Shares (which we refer to collectively as our voting shares) as of the close of business on [DATE], which is the record date for the general meeting, are entitled to vote at the general meeting or any adjournment thereof.

The holders of our voting shares will vote together as a single class on each of the proposals to be voted upon at the general meeting.

Your vote is very important, regardless of the number of shares that you own. The affirmative vote of a simple majority of the votes cast by the holders of our voting shares (voting together as a single class) is required to approve each of the proposals. Abstentions or votes withheld, although counted for purposes of determining whether there is a quorum, will not be treated as votes cast at the general meeting and accordingly will not be taken into account in determining the outcome on any of the proposals. If you are a holder of record, the failure to submit a signed proxy card, appoint a proxy electronically over the internet or to vote in person by ballot at the general meeting, or, if you hold your shares in “street name”, the failure to instruct your broker, bank, or other nominee on how to vote your shares, will have no effect on the outcome of the votes for such items.

If you are a shareholder who is entitled to attend and vote at the general meeting, you are entitled to appoint a proxy to exercise all or any of your rights to attend, speak and vote at the meeting.

You are encouraged to read the accompanying proxy materials carefully and in their entirety and submit your proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy either over the internet or by signing, dating and returning your proxy card in the envelope provided.

To be valid, the appointment of a proxy, whether completed over the internet or by returning the completed and signed proxy card, must be received by [DATE]. You may revoke your proxy in the manner described in the proxy statement.

By Order of the Board of Directors,

[Signature]

Bryan H. Hall

Secretary

[DATE]

WHETHER OR NOT YOU INTEND TO BE PRESENT AT THE GENERAL MEETING, PLEASE SUBMIT YOUR PROXY VIA THE INTERNET OR COMPLETE, SIGN AND RETURN BY MAIL THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE.

Griffin House, 161 Hammersmith Rd, London W6 8BS, United Kingdom, Registered in England Nr 8379990, www.libertyglobal.com

SUMMARY

This summary highlights selected information also contained elsewhere in this proxy statement related to the matters upon which you are being asked to vote and may not contain all of the information important to you. You should read this entire document, its annexes and the other documents to which this proxy statement refers you to fully understand the matters upon which you are being asked to vote. Each item in this summary refers to the page on which that subject is discussed in more detail. Except as otherwise noted or where context otherwise requires, references in this proxy statement to “Liberty Global”, “we”, “us” and “our” refer to Liberty Global plc, a public limited company organized under the laws of England and Wales, and its subsidiaries, and references to “CWC” refer to Cable & Wireless Communications Plc, a public limited company organized under the laws of England and Wales, and its subsidiaries.

The Acquisition (see page 28)

The Rule 2.7 Announcement and the Acquisition (see page 38)

On November 16, 2015 (which we refer to as the Announcement Date), pursuant to Rule 2.7 of the UK City Code on Takeovers and Mergers (which we refer to as the Takeover Code), Liberty Global issued an announcement (which we refer to as the Rule 2.7 Announcement) disclosing the terms of a recommended acquisition through which the entire issued and to be issued ordinary share capital of CWC (which we refer to as the CWC Shares) will be acquired by Liberty Global. We refer to our proposed acquisition of the CWC Shares as the Acquisition.

Under the terms of the Acquisition, CWC shareholders will be entitled to receive up to, in the aggregate:

•	31,651,616 Liberty Global Class A Ordinary Shares, nominal value $0.01 per share (which we refer to as Liberty Global Class A Shares);

•	77,488,978 Liberty Global Class C Ordinary Shares, nominal value $0.01 per share (which we refer to as Liberty Global Class C Shares);

•	3,648,524 LiLAC Class A Ordinary Shares, nominal value $0.01 per share (which we refer to as LiLAC Class A Shares); and

•	8,939,328 LiLAC Class C Ordinary Shares, nominal value $0.01 per share (which we refer to as LiLAC Class C Shares).

We refer to the Liberty Global Class A Shares and the Liberty Global Class C Shares collectively as the Liberty Global A&C Shares and we refer to the LiLAC Class A Shares and LiLAC Class C Shares collectively as the LiLAC A&C Shares. We refer to the Liberty Global A&C Shares and the Liberty Global Class B Ordinary Shares, nominal value $0.01 per share (which we refer to as Liberty Global Class B Shares), collectively as the Liberty Global Shares. We refer to the LiLAC A&C Shares and the LiLAC Class B Ordinary Shares, nominal value $0.01 per share (which we refer to as LiLAC Class B Shares), collectively as the LiLAC Shares.

CWC shareholders will also be entitled to receive a special dividend from CWC of 3 pence per CWC Share (which we refer to as the special dividend) promptly following the closing of the Acquisition.

As of November 13, 2015, the last practicable date prior to the Announcement Date, based on the closing trading prices of Liberty Global A&C Shares, LiLAC A&C Shares and the exchange rate of $1.5206:£1 on that date, the aggregate consideration for the Acquisition, taking into account the special dividend, represented an aggregate value for the CWC Shares of approximately £3.60 billion, or $5.47 billion. Based on the 4,438,594,233 fully-diluted CWC Shares outstanding as of that date, the aggregate consideration implied a value of 81.04 pence per CWC Share, representing a premium of approximately 40% to the closing price of 58.00 pence per CWC Share on October 21, 2015, the day immediately prior to the announcement by CWC of a possible offer by Liberty Global for CWC (which we refer to as the unaffected date).

As of [DATE], the latest practicable date prior to the date of this proxy statement, based on the closing trading prices of Liberty Global A&C Shares and LiLAC A&C Shares and the exchange rate of $[●]:£1 on that date, the aggregate consideration for the Acquisition, taking into account the special dividend, represented an aggregate value for the CWC Shares of approximately £[●] billion, or $[●] billion. Based on the [●] fully-diluted CWC Shares outstanding as of that date, the aggregate consideration implied a value of [●] pence per CWC Share, representing a premium of approximately [●]% to the closing price of 58.00 pence per CWC Share on the unaffected date.

The actual value received by each CWC shareholder for its CWC Shares will depend upon whether such shareholder elects the Recommended Offer, the LiLAC Alternative or one of the Dual Share Alternatives, each of which is described in the section of this proxy statement entitled “The Recommended Offer and the Dual Share Alternatives” (see page 39), as well as on the elections made by other CWC shareholders.

It is intended that the Acquisition will be effected by means of a two-step, integrated process comprising a court-sanctioned scheme of arrangement (which we refer to as the Scheme of Arrangement) under Part 26 of the UK Companies Act 2006 (which we refer to as the Companies Act), followed by a merger (which we refer to as the Merger) by formation of a new company under the UK Companies Cross-Border Merger Regulations of 2007, as amended, and Part 3A of Title 7 of Book 2 of the Dutch Civil Code (which together we refer to as the Cross-Border Merger Regulations), in which CWC and a wholly-owned Dutch subsidiary of Liberty Global will be dissolved without going into liquidation and each of their assets and liabilities will be transferred to a newly-formed English private limited company that will continue as a subsidiary of Liberty Global.

Following completion of the Acquisition, Liberty Global will attribute CWC to Liberty Global’s LiLAC Group (which we refer to as the LiLAC Attribution), with Liberty Global’s Liberty Global Group being granted an inter-group interest in the LiLAC Group. Based on the fully-diluted numbers of Liberty Global Shares, LiLAC Shares and CWC Shares outstanding on the Announcement Date, after giving effect to the Acquisition and the LiLAC Attribution, and treating the Liberty Global Group’s inter-group interest in the LiLAC Group as being represented by additional LiLAC Shares:

•	CWC shareholders will own approximately 11% of the total number of Liberty Global A&C Shares;

•	CWC shareholders will own approximately 7.21% of the total number of LiLAC Shares;

•	Existing LiLAC Group shareholders will own approximately 25.44% of the total number of LiLAC Shares; and

•	The remaining approximately 67.35% of the total number of LiLAC Shares will be represented by the inter-group interest in favor of the Liberty Global Group.

Solely for the purposes of this presentation, the Liberty Global Group’s inter-group interest in the LiLAC Group is being treated as represented by additional LiLAC Shares although no LiLAC Shares will in fact be issued in respect of this inter-group interest. See the section of this proxy statement entitled “Attribution of CWC to the LiLAC Group” beginning on page 42 for additional details regarding the inter-group interest to be created in the LiLAC Group.

Liberty Global has reserved the right, subject to the prior consent of the UK Panel on Takeovers and Mergers (which we refer to as the Panel), to elect under certain circumstances to implement the Acquisition instead by way of a takeover offer under Chapter 3 of Part 28 of the Companies Act (which we refer to as an Offer) followed by the Merger.

Conditions to the Completion of the Acquisition (see page 43)

The completion of the Acquisition is conditioned upon, among other things:

•	approval of the Share Issuance Proposal and the Substantial Property Transaction Proposal (each as defined below) by Liberty Global’s shareholders at the general meeting of Liberty Global shareholders for which this proxy statement is being distributed (which we refer to as the general meeting);

•	approval of the Scheme of Arrangement by the requisite majority of CWC shareholders at a meeting of CWC shareholders to be convened for such purpose (which we refer to as the CWC court meeting) by the High Court of Justice, Chancery Division (Companies Court) in England and Wales (which we refer to as the High Court);

•	approval of a special resolution required to approve and implement the Scheme of Arrangement by the requisite majority of CWC shareholders at a general meeting of CWC shareholders to be convened for such purpose (which we refer to as the CWC general meeting);

•	sanction of the Scheme of Arrangement by the High Court;

•	the Scheme of Arrangement becoming effective no later than May 31, 2016, or, if the FCC condition (as defined below) has not been satisfied by that date, December 16, 2016 (which in either case we refer to as the long stop date);

•	the CWC US Carve-Out and Columbus US Carve-Out (each as defined in the section of this proxy statement entitled “CWC US Carve-Out / FCC Regulatory Approval” beginning on page 42) remaining in effect or the FCC Regulatory Approval (as defined in the section of this proxy statement entitled “CWC US Carve-Out / FCC Regulatory Approval” beginning on page 42) having been obtained (which, in either case, we refer to as the FCC condition);

•	approval for listing on NASDAQ of the Liberty Global A&C Shares and LiLAC A&C Shares to be issued to CWC shareholders as consideration for the Acquisition; and

•	approval of the UK prospectus document to be published by Liberty Global in respect of the Liberty Global A&C Shares and LiLAC A&C Shares to be issued to CWC shareholders as consideration for the Acquisition (which we refer to as the Prospectus) by the UK Financial Conduct Authority (which we refer to as the UKLA), and its publication, prior to the CWC general meeting.

The Co-operation Agreement (see page 45)

On November 16, 2015, Liberty Global and CWC entered into a co-operation agreement (which we refer to as the Co-operation Agreement) pursuant to which Liberty Global agreed, among other things, to provide its reasonable co-operation to CWC and its advisers, and to use its reasonable endeavors, to satisfy the conditions to the Acquisition as promptly as possible following the date of the Co-operation Agreement and, in any event, by the long stop date (and, in the case of the regulatory conditions, by April 30, 2016, or, if the FCC condition has not been satisfied by that date, November 16, 2016, which, in either case, we refer to as the regulatory long stop date).

In the Co-operation Agreement, each of Liberty Global and CWC has undertaken, among other things, to co-operate with each other and to use reasonable endeavors to provide information and assistance in relation to filings, notifications or submissions to be made in connection with implementing the Acquisition and obtaining clearances. In addition, Liberty Global has undertaken to provide information and assistance in connection with the preparation of the document to be sent to the shareholders of CWC containing the details of the Scheme of Arrangement and notices convening the CWC court meeting and the CWC general meeting (which we refer to as the Scheme Document) and implementation of the Scheme of Arrangement.

Termination of the Co-operation Agreement (see page 46)

The Co-operation Agreement may be terminated:

•	if agreed in writing by Liberty Global and CWC;

•	by Liberty Global if:

•	the Scheme Document (or document containing the terms of any Offer, as the case may be) does not include the CWC board recommendation (as defined in the section of this proxy statement entitled “The Co-operation Agreement—Termination” beginning on page 46);

•	the CWC board recommendation is no longer unconditional or unanimous or is withdrawn, qualified or modified at any time; or

•	a third party announces a firm intention to make an offer for CWC which is recommended by the board of directors of CWC or which completes, becomes effective or is declared or becomes unconditional in all respects;

•	by either Liberty Global or CWC:

•	upon the occurrence of any Liberty Global adverse recommendation change (as defined in the section of this proxy statement entitled “The Co-operation Agreement—Termination” beginning on page 46):

•	if the Acquisition lapses, terminates or is withdrawn in accordance with its terms and, where required, with the permission of the Panel; or

•	if the Scheme of Arrangement has not become effective (or, if the Acquisition is implemented by an Offer, the Offer does not become unconditional) by the long stop date.

Break Fee (see page 47)

By way of compensation for any loss suffered by CWC in connection with the preparation and negotiation of the Acquisition, the Co-operation Agreement and any other document relating to the Acquisition, we agreed in the Co-operation Agreement that, subject to certain limited exceptions, Liberty Global will pay to CWC an amount in cash equal to $50 million (exclusive of VAT, if any) in the event that, on or prior to the long stop date, Liberty Global makes a Liberty Global adverse recommendation change and either party exercises its right to terminate the Co-operation Agreement for such reason.

No Dissenters’ Rights (see page 49)

None of our shareholders will be entitled to exercise dissenters’ rights or to demand payment for their Liberty Global Shares or LiLAC Shares in connection with the Acquisition.

Material United States Federal Income Tax Consequences (see page 49)

Our shareholders are not participating in the Acquisition through an exchange of their Liberty Global Shares or LiLAC Shares or otherwise and, therefore, there are no tax consequences to our shareholders. As evidenced by the Rule 2.7 Announcement and the Co-operation Agreement, the Scheme of Arrangement followed by the Merger (or the Offer followed by the Merger) is intended to constitute a single, integrated transaction that qualifies as a reorganization for US federal income tax purposes, with the exchange by CWC shareholders of CWC Shares for Liberty Global A&C Shares and/or LiLAC A&C Shares being eligible for nonrecognition treatment under applicable US federal income tax rules, except for any cash amounts received in connection with the Acquisition such as cash in lieu of fractional Liberty Global A&C Shares and/or LiLAC A&C Shares and the special dividend payable by CWC.

Material United Kingdom Tax Consequences (see page 49)

Our shareholders are not participating in the Acquisition through an exchange of their Liberty Global Shares or LiLAC Shares or otherwise and, therefore, there are no UK tax consequences to our shareholders. It is expected that CWC shareholders who are subject to UK tax will generally not be taxable in the UK in respect of consideration provided to them in the form of Liberty Global A&C Shares and/or LiLAC A&C Shares, except for any cash amounts received in connection with the Acquisition such as cash in lieu of fractional Liberty Global A&C Shares and/or LiLAC A&C Shares and the special dividend payable by CWC.

Regulatory Matters (see page 49)

The completion of the Acquisition is subject to the satisfaction or waiver of certain competition law and regulatory conditions, including (i) the FCC condition and (ii) to the extent required by law or regulation under the respective jurisdiction, certain approvals and clearances from governmental and regulatory authorities in the Bahamas, Barbados, Jamaica, Trinidad and Tobago, and the Cayman Islands. Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be obtained in a timely manner or at all, or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the Acquisition, including the requirement to divest assets.

Parties Involved in the Acquisition (see page 30)

Liberty Global plc (see page 30)

Liberty Global plc is a public limited company organized under the laws of England and Wales. We are an international provider of video, broadband internet, fixed-line telephony and mobile services, with consolidated operations as of September 30, 2015, in 14 countries.

The “LiLAC Group” comprises our businesses, assets and liabilities in Latin America and the Caribbean.

The “Liberty Global Group” comprises our businesses, assets and liabilities not attributed to the LiLAC Group.

The Liberty Global Shares and the LiLAC Shares are tracking shares. Tracking shares are intended by the issuing company to reflect or “track” the economic performance of a particular business or “group” rather than the economic performance of the company as a whole. The Liberty Global Shares are intended to track the economic performance of the Liberty Global Group. The LiLAC Shares are intended to track the economic performance of the LiLAC Group.

Holders of tracking shares have no direct claim to the applicable tracking group’s assets and are not represented by separate boards of directors. Instead, holders of tracking shares are shareholders of the parent corporation, with a single board of directors, and are subject to all of the risks and liabilities of the parent corporation. Holders of Liberty Global Shares, LiLAC Shares or any other of our capital shares designated as ordinary shares from time to time will continue to be subject to risks associated with an investment in Liberty Global as a whole.

The address of Liberty Global’s principal executive office is Griffin House, 161 Hammersmith Rd, London W6 8BS, United Kingdom, and our telephone number is +44 20 8483 6300. We also have executive offices at 12300 Liberty Boulevard, Englewood, Colorado 80112, United States. Liberty Global Class A Shares, Liberty Global Class B Shares and Liberty Global Class C Shares are listed for trading on NASDAQ under the ticker symbols LBTYA, LBTYB and LBTYK, respectively. LiLAC Class A Shares and LiLAC Class C Shares are listed for trading on NASDAQ under the ticker symbols LILA and LILAK, respectively, and LiLAC Class B Shares are quoted on OTC Link as LILAB.

Cable & Wireless Communications Plc (see page 31)

CWC is a provider of telecommunications-based services, including mobile, high-speed broadband, traditional and IP-based services, and advanced digital video services, as well as wholesale broadband capacity and managed IT services in the Caribbean, Latin America and Seychelles.

CWC, which is headquartered in London and has a regional operational hub in Miami, Florida, acquired Columbus International Inc. (which we refer to as Columbus), on March 31, 2015 (which we refer to as the Columbus Acquisition), forming a regionally-focused telecommunications company capable of delivering quad-play services to residential customers and advanced carrier-grade broadband and managed IT service to corporate and government customers. CWC has over 7,000 employees across three main divisions.

The address of CWC’s principal executive office is 62-65 Chandos Place, London WC2N 4HG, United Kingdom, and its telephone number is +44 (0) 207 315 4000. CWC Shares are listed for trading on the London Stock Exchange under the symbol CWC.

The General Meeting (see page 23)

Date, Time and Place (see page 23)

The general meeting will be held at [TIME] London time ([TIME] Eastern time), on [DATE], at [            ].

Purpose (see page 23)

You will be asked to consider and vote upon (or submit a proxy in respect of):

•	a proposal to approve the issuance of Liberty Global A&C Shares and LiLAC A&C Shares to CWC shareholders in connection with the Acquisition on the terms described in this proxy statement and in the Rule 2.7 Announcement (which we refer to as the Share Issuance Proposal);

•	a proposal to approve the acquisition by Liberty Global of the CWC Shares held by Columbus Holding LLC (which we refer to as CHLLC), an entity that owns approximately 13% of the CWC Shares and is controlled by John C. Malone, the chairman of the board of directors of Liberty Global (which we refer to as the Substantial Property Transaction Proposal); and

•	a proposal to adjourn the general meeting for a period of not more than 10 business days, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment to approve the Share Issuance Proposal or the Substantial Property Transaction Proposal (which we refer to as the Adjournment Proposal).

Record Date and Votes per Share (see page 24)

Only holders of record of Liberty Global Class A Shares, Liberty Global Class B Shares, LiLAC Class A Shares or LiLAC Class B Shares (which we refer to collectively as our voting shares) as of [10:00 p.m. London time (5:00 p.m. Eastern time)] on [DATE], which is the record date for the general meeting, are entitled to vote at the general meeting.

Each Liberty Global Class A Share entitles its holder to one vote, each Liberty Global Class B Share entitles its holder to ten votes, each LiLAC Class A Share entitles its holder to one vote, and each LiLAC Class B Share entitles its holder to ten votes, in each case, on each of the proposals to be voted upon at the general meeting.

Liberty Global Class C Shares and LiLAC Class C Shares are non-voting (except where otherwise required by the Companies Act and our articles of association) and do not entitle their holders to any votes on any of the proposals to be voted upon at the general meeting.

Quorum (see page 24)

The presence, in person or by proxy, of the holders of a simple majority of the combined voting power of our voting shares outstanding and entitled to vote at the general meeting is necessary to constitute a quorum at the general meeting.

Vote Required (see page 24)

The affirmative vote of a simple majority of the votes cast by the holders of our voting shares (voting together as a single class) is required to approve each of the proposals to be voted upon at the general meeting.

The approval of the Share Issuance Proposal and the Substantial Property Transaction Proposal are required for Liberty Global to consummate the Acquisition. If either or both of the Share Issuance Proposal and the Substantial Property Transaction Proposal are not approved, the Acquisition will not be completed.

Voting of Proxies (see page 25)

If you are a shareholder of record, then, after carefully reading and considering the information contained in this proxy statement, you should complete, sign, date and return the applicable enclosed proxy cards by mail, or vote through the internet, in each case, as soon as possible so that your shares are represented and voted at the general meeting. Instructions for voting through the internet are printed on the proxy cards. In order to vote through the internet, have your proxy cards available so you can input the required information from the cards, and log onto the internet website address shown on the proxy cards. When you log onto the internet website address, you will receive instructions on how to submit your proxy to vote your shares. The internet voting procedures are designed to authenticate votes cast by use of a personal identification number, which will be provided to each voting shareholder separately. Voting through the internet will be voting by proxy.

If you hold your shares as a beneficial owner through a bank, broker or other nominee, you must provide voting instructions to your bank, broker or other nominee by the deadline provided in the materials you receive from your bank, broker or other nominee to ensure your shares are voted in the way you would like at the meeting. Your bank, broker or other nominee will send you specific instructions in this regard to vote your shares.

You may revoke (i.e., terminate) your paper proxy at any time prior to its use by delivering a signed notice of revocation or a later dated signed paper proxy or by attending the meeting and voting in person. Attendance at the general meeting will not in itself constitute the revocation of a proxy. Any written notice of revocation or subsequent proxy should be sent or hand delivered so as to be received at Liberty Global plc, Attention: Secretary, Griffin House, 161 Hammersmith Rd, London W6 8BS, United Kingdom, before the start of the general meeting. Any revocation of a proxy must be submitted not later than [6:00 a.m. London time (1:00 a.m. Eastern time)], on [DATE]. If your ordinary shares are held in the name of a bank, broker or other nominee, you should contact them to change your vote.

Share Ownership of Directors and Executive Officers (see page 25)

As of the record date, our directors and executive officers held an aggregate of approximately [●]% of Liberty Global Class A Shares, [●]% of Liberty Global Class B Shares, [●]% of LiLAC Class A Shares, and [●]% of LiLAC Class B Shares entitled to vote at the general meeting, which represent approximately [●]% of the voting power necessary to approve the Share Issuance Proposal, the Substantial Property Transaction Proposal and the Adjournment Proposal (assuming the vote in person or by proxy of all outstanding shares entitled to vote at the general meeting).

All of our directors and executive officers holding voting shares have informed us that they intend to vote their shares in favor of the Share Issuance Proposal, the Substantial Property Transaction Proposal and the Adjournment Proposal, but none of our directors or executive officers has entered into any agreement obligating them to do so other than

Mr. Malone (as further described below in the section entitled “Irrevocable Undertakings Received by CWC” beginning on page 44).

Recommendation of Our Board of Directors (see page 34)

After consideration of the reasons set forth below in the section entitled “Reasons for the Acquisition” beginning on page 35, our board of directors unanimously (excluding Mr. Malone, who recused himself from all deliberations and voting on such matters for the reasons described in the section entitled “Background to the Acquisition” beginning on page 31) determined that the Rule 2.7 Announcement and the Co-operation Agreement and the respective transactions contemplated thereby, including the Scheme of Arrangement, the Acquisition and the issuance of Liberty Global A&C Shares and the LiLAC A&C Shares as consideration for the Acquisition, in each case, on the terms set forth in the Rule 2.7 Announcement and the Co-operation Agreement, were advisable and in the best interests of Liberty Global and its shareholders (including the LiLAC shareholders).

Accordingly, our board of directors unanimously (excluding Mr. Malone, who recused himself from all deliberations and voting on such matters) recommends that you vote “FOR” the Share Issuance Proposal, “FOR” the Substantial Property Transaction Proposal and “FOR” the Adjournment Proposal.

Reasons for the Acquisition (see page 35)

In evaluating the Acquisition, including the issuance of Liberty Global A&C Shares and LiLAC A&C Shares to CWC shareholders as consideration for the Acquisition, our board of directors consulted with Liberty Global’s senior management, outside legal counsel and outside financial advisors. In recommending that Liberty Global’s shareholders vote in favor of the Share Issuance Proposal and the Substantial Property Transaction Proposal, our board of directors also considered a number of factors that it believed supported its determination as further described in the section entitled “Information About the CWC Acquisition—Reasons for the Acquisition” beginning on page 35.

Impact of the Share Issuance on our Existing Shareholders (see page 56)

If approved and implemented, the Share Issuance Proposal will dilute the ownership and voting interests of our existing shareholders. It is expected that as consideration for the Acquisition up to 31,651,616 Liberty Global Class A Shares, 77,488,978 Liberty Global Class C Shares, 3,648,524 LiLAC Class A Shares and 8,939,328 LiLAC Class C Shares will be issued to CWC shareholders, and that, upon completion of the Acquisition, based on the fully-diluted number of CWC Shares, Liberty Global Shares and LiLAC Shares outstanding on the Announcement Date (the latest practicable date prior to the date of this proxy statement), CWC shareholders will, after giving effect to the Acquisition and the LiLAC Attribution, and treating the Liberty Global Group’s inter-group interest in the LiLAC Group as being represented by additional LiLAC Shares, hold approximately 11%, 11%, 7%, and 7% of the total number of Liberty Global Class A Shares, Liberty Global Class C Shares, LiLAC Class A Shares and LiLAC Class C Shares, respectively. Solely for the purposes of this presentation, the Liberty Global Group’s inter-group interest in the LiLAC Group is being treated as represented by additional LiLAC Shares although no LiLAC Shares will in fact be issued in respect of this inter-group interest.

Interests of Liberty Global’s Executive Officers and Directors in the Acquisition (see page 56)

Other than as described below in the sections entitled “Proposal No. 1—Share Issuance Proposal” beginning on page 55 and “Proposal No. 2—Substantial Property Transaction Proposal” beginning on page 57, none of Liberty Global’s directors or executive officers has any substantial financial interest, direct or indirect, in the Acquisition or the issuance of Liberty Global A&C Shares and LiLAC A&C Shares to CWC shareholders as consideration for the Acquisition, other than being a director or executive officer and a shareholder of Liberty Global.

RISK FACTORS

In addition to the other information incorporated by reference or included in this proxy statement, including the risks identified in our Annual Report on Form 10-K filed with the SEC on February 13, 2015, and in our Quarterly Report on Form 10-Q filed with the SEC on August 4, 2015, and the matters addressed in the section of this proxy statement entitled “Cautionary Statement Concerning Forward-Looking Statements”, you should carefully consider the following risks before deciding how to vote on the proposals presented at the general meeting. The risks and uncertainties described below are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations. The risks below also include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements, discussed further below in the section entitled “Cautionary Statement Concerning Forward-Looking Statements”.

Risks Relating to the Acquisition

Even if a material adverse change to CWC’s business or prospects were to occur prior to consummating the Acquisition, we may not be able to invoke the offer conditions and terminate the Acquisition, which could reduce the value of our shares.

The Acquisition is subject to a number of conditions, including that there is no material adverse change affecting CWC. Under the Takeover Code, we generally may invoke a condition to the Acquisition to cause the Acquisition not to proceed only if the Panel is satisfied that the circumstances giving rise to that condition not being satisfied are of material significance to Liberty Global in the context of the Acquisition. Because of this Panel consent requirement, the conditions to the Acquisition, including as to a material adverse change affecting CWC, may provide us less protection than similar customary conditions in an offer for a company not subject to the Takeover Code.

The Takeover Code restricts Liberty Global’s ability to cause CWC to consummate the Acquisition and limits the relief Liberty Global may obtain in the event CWC’s board of directors withdraws its support of the Acquisition.

The Takeover Code limits the contractual commitments that may be obtained from CWC, as a target company, to take actions in furtherance of the Acquisition, and CWC’s board of directors may, if its fiduciary and other directors’ duties so require, withdraw its recommendation in support of the Acquisition, and withdraw the Scheme of Arrangement, at any time prior to the Scheme of Arrangement becoming effective. The Takeover Code does not permit CWC to pay any break fee to Liberty Global if it does so, nor can CWC be subject to any restrictions on soliciting or negotiating other offers or transactions involving CWC that a purchaser would customarily negotiate in non-UK public takeover transactions other than certain restrictions that arise under the Takeover Code against undertaking actions or entering into agreements which might “frustrate” Liberty Global’s takeover offer for CWC.

Liberty Global will incur transaction, integration and restructuring costs in connection with the Acquisition.

Liberty Global expects that it will incur certain non-recurring costs in connection with the consummation of the Acquisition, including advisory, legal and other transaction costs directly associated with the Scheme of Arrangement and the Merger. In addition, Liberty Global will incur integration and restructuring costs following the completion of the Acquisition in connection with the integration of CWC’s businesses into Liberty Global’s businesses. Although Liberty Global expects that the realization of benefits and efficiencies related to the integration of the businesses will offset such transaction, integration and restructuring costs over time, no assurances can be made that this net benefit will be achieved in the near term, or at all. Liberty Global may also incur additional costs to maintain employee morale and to retain key employees.

Liberty Global will be subject to contractual restrictions while the Acquisition is pending, which could adversely affect Liberty Global’s business.

The Co-operation Agreement contains certain customary restrictions on Liberty Global in the period between the signing of the Co-operation Agreement and the completion of the Acquisition. For instance, CWC’s consent is required in respect of, among other things, payment of dividends, capital reorganizations and amendments to constitutional documents, in each case, which would reasonably be expected to have a material and adverse impact on the value of, or, in the case of constitutional documents, the rights attaching to, Liberty Global A&C Shares and LiLAC A&C Shares to be issued to CWC shareholders as consideration for the Acquisition. These restrictions may prevent Liberty Global from taking certain actions or making certain changes it deems beneficial before the Acquisition is completed or the Co-operation Agreement is terminated.

While the Acquisition is pending, Liberty Global will be subject to business uncertainties that could adversely affect its business.

Uncertainty about the effect of the Acquisition on employees, customers and suppliers may have an adverse effect on CWC and, consequently, on Liberty Global following completion thereof. These uncertainties may impair CWC’s ability to attract, retain and motivate key personnel until the Acquisition is completed and for a period of time thereafter, and could cause customers, suppliers and others who deal with CWC to seek to change existing business relationships with CWC. Employee retention may be particularly challenging during the pendency of the Acquisition because employees may experience uncertainty about their future roles with the combined group. If, despite CWC’s and Liberty Global’s efforts to retain CWC’s key employees, such key employees depart, Liberty Global’s business could be harmed and/or integration efforts could become significantly more challenging and the expected benefits thereof may not be realized in full.

Risks Relating to the Combined Group

Current Liberty Global shareholders will have a reduced ownership and voting interest in Liberty Global following completion of the Acquisition and the issuance of the Liberty Global A&C Shares and LiLAC A&C Shares in connection therewith.

Liberty Global shareholders currently have certain rights, including the right of certain Liberty Global shareholders to vote in the election of the board of directors of Liberty Global and on other matters affecting Liberty Global. Upon completion of the Acquisition and the issuance of the Liberty Global A&C Shares and LiLAC A&C Shares as consideration therefor, each of Liberty Global’s shareholders (i.e., holders of Liberty Global Shares and/or LiLAC Shares) as of immediately prior to completion will have a percentage ownership of Liberty Global that is smaller than such shareholder’s percentage ownership immediately prior to completion of the Acquisition. As a result, Liberty Global shareholders, as a group, may have less influence on the management and policies of Liberty Global than they currently have.

In addition to the regulatory regimes Liberty Global is subject to in its current markets, after giving effect to the Acquisition, Liberty Global will also be subject to the regulatory risks and conditions in the jurisdictions in which CWC operates.

Liberty Global currently operates in 14 countries and will add over 15 countries with the Acquisition of CWC. As such, after giving effect to the Acquisition, Liberty Global will be subject to a significant number of additional video, internet, telecommunications and competition regulatory regimes that will govern its operations across the various legal jurisdictions in which CWC operates. In particular, Liberty Global will be reliant on governments and regulators in the jurisdictions in which CWC operates for access, on mutually beneficial terms, to spectrum for both existing and next-generation mobile services. Liberty Global will also be impacted by key regulatory decisions relating to pricing of CWC’s services in certain jurisdictions, such as the determination of termination rates. Failure to comply with regulations or regulatory decisions could result in fines or restrict the ability to operate or provide existing or new services to CWC customers. Furthermore, the governments in the countries and territories in which CWC operates differ widely with respect to political structure, constitution, economic philosophy, stability and level of regulation. Moreover, in several of CWC’s key markets, including Panama and the Bahamas, governments are CWC’s partners and co-owners. Consequently, Liberty Global may not be able to fully utilize CWC’s contractual or legal rights or all options available, where to do so might conflict with broader regulatory or governmental considerations.

Liberty Global will be subject to the political risk and conditions in the jurisdictions in which CWC operates.

CWC operates in over 15 countries, almost all of which are different than those in which Liberty Global currently operates. In certain of these countries and territories, political, security and economic changes may result in political and regulatory uncertainty. Governments may expropriate or nationalize assets or increase their participation in the economy generally and in telecommunications operations in particular. In addition, certain countries and territories in which CWC operates face significant challenges relating to the condition of physical infrastructure, including transportation, electricity generation and transmission. Such countries and territories may also be subject to a higher risk of inflationary pressures, which could increase Liberty Global’s operating costs and decrease consumer demand and spending power [in the region]. Each of these factors could, individually or in the aggregate, have an adverse effect on Liberty Global’s business, financial condition, results of operations and prospects.

After giving effect to the Acquisition, Liberty Global will be subject to the economic risks and conditions of the markets in which CWC operates, most of which are in developing economies and have historically experienced more volatility in their general economic conditions.

Most of CWC’s operations are in developing economies, which historically have experienced more volatility in their general economic conditions than many of the jurisdictions in which Liberty Global currently operates. Should current economic conditions deteriorate in the markets in which CWC operates, there may be volatility in exchange rates, increases in interest rates and liquidity shortfalls, which would have an adverse effect on Liberty Global’s revenue and profits. Additionally, deteriorating economic conditions, along with recessionary pressures and country-specific issues in countries in which CWC operates, could, among other things, affect the level of tourism experienced by some countries (an industry on which the Caribbean is heavily reliant) and the level of local consumer and business expenditure on telecommunications. The impact of poor economic conditions in the markets in which CWC operates could have an adverse effect on Liberty Global’s business, financial condition, results of operations and prospects.

Although Liberty Global and CWC expect synergies to result from the combined group, Liberty Global may not realize anticipated synergies in the event of integration challenges.

Liberty Global’s ability to realize anticipated synergies will depend, in part, on successfully integrating the businesses of two companies that have operated as independent public companies. There is no assurance that the integration process will be completed smoothly or successfully or within the anticipated time frame. The success and integration of the combined group after the Acquisition will depend, among other things, upon Liberty Global and CWC retaining key employees during the periods before and after the Acquisition is completed. Additionally, the integration process could disrupt momentum in each company’s ongoing businesses or cause inconsistencies in controls, standards, procedures and policies. Such disruption or inconsistencies could adversely affect the combined group’s ability to maintain relationships with its customers and employees, achieve the anticipated benefits of the Acquisition or increase the combined group’s earnings. If the combined group is not smoothly or successfully integrated, the anticipated synergies of the Acquisition may not be fully realized or may take longer to realize than expected.

Risks Related to the Liberty Global Shares and LiLAC Shares

Transfers of our shares may become subject to UK stamp duty and/or UK stamp duty reserve tax (“SDRT”).

UK stamp duty and/or SDRT are taxes that are imposed on certain transfers of or agreements to transfer chargeable securities (which include shares in companies incorporated under English law) at a rate of 0.5% of the consideration for the transfer. Certain issues or transfers of shares into depositary receipt or clearance systems are charged at a higher rate of 1.5%.

An agreement to transfer an interest in Liberty Global Shares or LiLAC Shares through a clearance service or depositary receipt system should not give rise to a liability to SDRT under current UK tax law and HMRC practice (unless, in the case of a clearance service, it has made a relevant election under section 97A of the UK Finance Act 1986). We understand that HM Revenue & Customs (which we refer to as HMRC) regards the facilities of the Depository Trust Company as a clearance service for these purposes. In addition, no UK stamp duty should, in practice, need be paid in respect of a paperless transfer of an interest in Liberty Global Shares or LiLAC Shares through the Depository Trust Company. A transfer of title in Liberty Global Shares or LiLAC Shares or an agreement to transfer such shares from within the Depository Trust Company system out of the Depository Trust Company system, and any subsequent transfers or agreements to transfer outside the Depository Trust Company system, will generally attract a charge to UK stamp duty and/or SDRT at a rate of 0.5% of any consideration. Any such duty must be paid (and the relevant transfer document stamped by HMRC) before the transfer can be registered in the books of Liberty Global. Holders of Liberty Global Shares or LiLAC Shares should note in particular that a deposit or redeposit of Liberty Global Shares or LiLAC Shares into the Depository Trust Company system, including by means of an initial transfer into a depositary receipt system, will generally attract UK stamp duty and/or SDRT at the higher rate of 1.5%.

Pursuant to certain arrangements which are currently in place with the Depository Trust Company, Liberty Global Shares or LiLAC Shares held in certificated form cannot be transferred into the Depository Trust Company system until the transferor of the shares has first delivered the Liberty Global Shares or LiLAC Shares to a depositary specified by Liberty Global so that any UK stamp duty and/or SDRT that may be due in connection with the delivery to the depositary may be collected. Any such shares will be evidenced by a receipt issued by the depositary. Before the transfer can be registered in the books of Liberty Global, the transferor will also be required to put the depositary in funds to settle the resultant liability to UK stamp duty and/or SDRT, which will generally be charged at a rate of 1.5% of the value of the relevant shares.

HMRC has indicated in response to certain cases relating to the EU Capital Duties Directive that in general it will no longer seek to apply 1.5% UK stamp duty or SDRT when new shares of companies incorporated in the UK are first issued to a clearance service (or its nominee) or depositary receipt issuer (or its nominee or agent) anywhere in the world or are transferred to such an entity in the world as an integral part of an issue of share capital. Accordingly, we do not currently expect that UK stamp duty and/or SDRT would be imposed under current UK tax law and HMRC practice on a future issue of shares by Liberty Global. However, it is possible that the UK government may change the relevant law in response to the cases referenced above, and that this may have a material effect on the cost of share issues by Liberty Global and potentially on the cost of dealing in our shares.

If Liberty Global Shares or LiLAC Shares are not eligible for deposit and clearing within the facilities of the Depository Trust Company, then transactions in our securities may be disrupted.

We expect that, upon the consummation of the Scheme of Arrangement, the Liberty Global A&C Shares and the LiLAC A&C Shares to be issued to CWC shareholders as consideration for the Acquisition will be eligible for deposit and clearing within the Depository Trust Company system.

The Depository Trust Company will generally have discretion to cease to act as a depositary and clearing agency for Liberty Global Shares and LiLAC Shares. If the Depository Trust Company determines at any time that Liberty Global Shares and/or LiLAC Shares are not eligible for continued deposit and clearance within its facilities, then we believe Liberty Global Shares and/or LiLAC Shares would not be eligible for continued listing on a US securities exchange and trading in Liberty Global Shares and/or LiLAC Shares would be disrupted. While we would pursue alternative arrangements to preserve our listing and maintain trading, any such disruption could have a material adverse effect on the trading price of Liberty Global Shares and LiLAC Shares and the UK stamp duty and/or SDRT treatment of trading.

QUESTIONS AND ANSWERS

The following questions and answers are intended to address some commonly asked questions regarding the general meeting, the Acquisition and the issuance of Liberty Global A&C Shares and LiLAC A&C Shares to CWC shareholders as consideration for the Acquisition. These questions and answers may not address all questions that may be important to you as a shareholder of Liberty Global. We encourage you to read carefully the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement, and the documents we incorporate by reference in this proxy statement. You may obtain the documents and information incorporated by reference into this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 72.

Q:	Why am I receiving this proxy statement?

A:	We are sending this proxy statement to you in connection with the solicitation of proxies to be voted at a general meeting of Liberty Global shareholders. As a shareholder, you are invited to attend the general meeting and, if you are a holder of our voting shares, you are entitled and requested to vote on the proposals described in this proxy statement.

Q:	When and where is the general meeting?

A:	The general meeting will be held at [TIME] London time ([TIME] Eastern time), on [DATE], at [ ].

Q:	What are the matters to be voted on at the general meeting?

A:	The following three proposals are to be voted on at the general meeting:

•	a proposal to approve the issuance of Liberty Global A&C Shares and LiLAC A&C Shares to CWC shareholders in connection with the Acquisition on the terms described in this proxy statement and in the Rule 2.7 Announcement;

•	a proposal to approve the acquisition by Liberty Global of the CWC Shares held by CHLLC, an entity that owns approximately 13% of the CWC Shares and is controlled by Mr. Malone, the chairman of the board of directors of Liberty Global (which we refer to as the Substantial Property Transaction Proposal); and

•	a proposal to adjourn the general meeting for a period of not more than 10 business days, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment to approve the Share Issuance Proposal and the Substantial Property Transaction Proposal (which we refer to as the Adjournment Proposal).

Q:	Why is Liberty Global seeking shareholder approval of the Share Issuance Proposal?

A:	We are subject to the listing requirements of the NASDAQ Stock Market Rules. Rule 5635(a)(2) of the NASDAQ Stock Market Rules requires shareholder approval prior to the issuance of common stock in connection with the acquisition of the stock or assets of another company if any director, officer or substantial shareholder (which means any shareholder owning 5% or more of the outstanding shares of common stock or voting power of the issuing company) has a 5% or greater interest in the company or assets to be acquired or in the consideration to be paid in the transaction and the potential issuance of common stock could result in an increase in outstanding common shares or voting power of 5% or more. The Liberty Global A&C Shares and LiLAC A&C Shares to be issued to shareholders of CWC as consideration for the Acquisition will result in an increase in Liberty Global’s outstanding ordinary shares in excess of 5% and will include the issuance of Liberty Global A&C Shares and LiLAC A&C Shares to CHLLC, an entity that owns approximately 13% of the CWC Shares and is controlled by Mr. Malone, the chairman of the board of directors of Liberty Global and owner of shares representing approximately 24.9% of Liberty Global’s voting power. Therefore, under Rule 5635(a)(2) of the NASDAQ Stock Market Rules, shareholder approval of the issuance of Liberty Global A&C Shares and LiLAC A&C Shares in the Acquisition is required.

Q:	Why is Liberty Global seeking shareholder approval of the Substantial Property Transaction Proposal?

A:	We are subject to the Companies Act. Section 190 of the Companies Act requires shareholder approval for any arrangement in which Liberty Global is to acquire from a director a substantial non-cash asset (which means any substantial asset in relation to a company if its value exceeds 10% of the company’s asset value and is more than £5,000 or its value exceeds £100,000). In the Acquisition, Liberty Global will be acquiring the CWC Shares held by CHLLC, which represent approximately 13% of the CWC Shares. Because these CWC Shares comprise a substantial non-cash asset and CHLLC is controlled by Mr. Malone, the chairman of the board of directors of Liberty Global, such acquisition of CWC Shares from CHLLC constitutes a substantial property transaction pursuant to the Companies Act, and therefore the Companies Act requires shareholder approval of such substantial property transaction before it can be completed.

Q:	Are Liberty Global shareholders being asked to vote to approve the Acquisition?

A:	No. However, Liberty Global shareholders are being asked to approve the Share Issuance Proposal and the Substantial Property Transaction Proposal, the approvals of which are conditions to the completion of the Acquisition. This will be the only opportunity for our shareholders to consider and vote upon the transactions contemplated in connection with the Acquisition.

Q:	What will CWC shareholders receive for their CWC Shares if the Acquisition is completed?

A:	CWC shareholders will be entitled to receive up to, in the aggregate:

•	31,651,616 Liberty Global Class A Shares;

•	77,488,978 Liberty Global Class C Shares;

•	3,648,524 LiLAC Class A Shares; and

•	8,939,328 LiLAC Class C Shares.

CWC shareholders will also be entitled to receive a special dividend of 3 pence per CWC Share promptly following completion of the Acquisition.

As of [DATE], the latest practicable date prior to the date of this proxy statement, based on the closing trading prices of Liberty Global A&C Shares and LiLAC A&C Shares and the exchange rate of $[●]:£1 on that date, the aggregate consideration for the Acquisition, taking into account the special dividend, represented an aggregate value for the CWC Shares of approximately £[●] billion, or $[●] billion. Based on the [●] fully-diluted CWC Shares outstanding as of that date, the aggregate consideration implied a value of [●] pence per CWC Share, representing a premium of approximately [●]% to the closing price of 58.00 pence per CWC Share on the unaffected date.

The actual value received by each CWC shareholder for its CWC Shares will depend upon whether such shareholder elects for the Recommended Offer, the LiLAC Alternative or one of the Dual Share Alternatives, each of which is described in the section of this proxy statement entitled “The Recommended Offer and the Dual Share Alternatives”, as well as on the elections made by other CWC shareholders (see page 39). Elections for the LiLAC Alternative and the Dual Share Alternatives will not change the total number of Liberty Global A&C Shares or LiLAC A&C Shares to be issued in the Acquisition.

Q:	Why is Liberty Global acquiring CWC?

A:

We are entering into the Acquisition to acquire all of the CWC Shares because the Acquisition represents an important strategic milestone for Liberty Global, and in particular, for Liberty Global’s businesses in Latin America and the Caribbean, which are attributed to the LiLAC Group. The combination of CWC with Liberty Global’s LiLAC Group assets, VTR in Chile and Liberty Cablevision in Puerto Rico, will create the leading consumer and business-to-business communications provider across the Latin America and Caribbean region, with strong market positions, triple- and quadruple-play and business-to-business upside, underpinned by high-quality broadband, terrestrial and submarine networks. Liberty Global expects the Acquisition will enhance the long-term equity value for both the Liberty Global Group and LiLAC Group shareholders by:

•	combining high-growth assets in the Latin America and the Caribbean region to form the leading consumer and business-to-business communications provider;

•	adding a powerful business-to-business Latin American and Caribbean platform to the LiLAC Group;

•	enabling continued network investment and product innovation for the benefit of consumers and business customers alike;

•	offering attractive organic growth opportunities in broadband, pay TV and mobile data;

•	providing significant synergy opportunities from combining CWC with the LiLAC Group, including savings related to the elimination of public company expenses, further corporate and administrative rationalization of existing LiLAC Group operations with those of CWC, and the opportunity to leverage the combined scale in areas such as content, procurement, and product development;

•	delivering low double-digit rebased operating cash flow growth over the medium term; and

•	creating a leading regional platform to capitalize on further acquisition opportunities.

Q:	How does Liberty Global’s board of directors recommend that I vote on the Share Issuance Proposal, the Substantial Property Transaction Proposal and the Adjournment Proposal?

A:	Our board of directors unanimously (excluding Mr. Malone, who recused himself from all deliberations and voting on such matters) recommends that you vote “FOR” the Share Issuance Proposal, “FOR” the Substantial Property Transaction Proposal and “FOR” the Adjournment Proposal.

Q:	Whose proxies are being solicited?

A:	Only Liberty Global shareholders’ proxies are being solicited by this proxy statement. We are not soliciting any proxies or votes from CWC shareholders through this proxy statement. If you are a CWC shareholder and are not a Liberty Global shareholder, and you have received or gained access to this proxy statement, you should disregard it completely and should not treat it as any solicitation of your proxy, vote, or support on any matter. If you are both a Liberty Global shareholder and a CWC shareholder, you should treat this proxy statement as soliciting only your proxy with respect to our voting shares held by you and should not treat it as an offer or invitation to subscribe or purchase Liberty Global Shares or LiLAC Shares or as a solicitation of your proxy, vote or support on any matter with respect to your CWC Shares.

Q:	Who is entitled to vote at the general meeting?

A:	Only holders of record of our voting shares as of [10:00 p.m. London time (5:00 p.m. Eastern time)] on [DATE], which is the record date for the general meeting, are entitled to vote at the general meeting.

Q:	How many votes can be cast by all shareholders?

A:	Each Liberty Global Class A Share entitles its holder to one vote, each Liberty Global Class B Share entitles its holder to ten votes, each LiLAC Class A Share entitles its holder to one vote, and each LiLAC Class B Share entitles its holder to ten votes, in each case, on each of the proposals to be voted upon at the general meeting.

Liberty Global Class C Shares and LiLAC Class C Shares are non-voting (except where otherwise required by the Companies Act and our articles of association) and do not entitle their holders to any votes on any of the proposals to be voted upon at the general meeting.

As of [10:00 p.m. London time (5:00 p.m. Eastern time)] on the record date for the general meeting, we had outstanding and entitled to vote at the general meeting [●] Liberty Global Class A Shares, [●] Liberty Global Class B Shares, [●] LiLAC Class A Shares and [●] LiLAC Class B Shares.

Q:	What quorum is required for the general meeting?

A:	The presence, in person or by proxy, of the holders of a simple majority of the combined voting power of our voting shares outstanding and entitled to vote at the general meeting is necessary to constitute a quorum at the general meeting.

Votes to abstain or withheld votes are treated as votes that are represented at the general meeting for purposes of determining whether a quorum exists.

Q:	What vote is required in order for the proposals to be approved?

A:	The affirmative vote of a simple majority of the votes cast by the holders of our voting shares (voting together as a single class) is required to approve each of the proposals to be voted upon at the general meeting.

Abstentions, although counted for purposes of determining whether there is a quorum, will not be treated as votes cast at the general meeting and accordingly will not be taken into account in determining the outcome on any of the proposals. If you are a holder of record, the failure to submit a signed proxy card, grant a proxy electronically over the internet or to vote in person by ballot at the general meeting, or, if you hold your shares in “street name”, the failure to instruct your broker, bank, or other nominee on how to vote your shares, which we refer to as broker non-votes, will have no effect on the outcome of the votes for such items.

Q:	How do I vote my shares if I am a record holder?

A:	If you are a shareholder of record, then, after carefully reading and considering the information contained in this proxy statement, you should complete, sign, date and return the applicable enclosed proxy cards by mail, or vote through the internet, in each case, as soon as possible so that your shares are represented and voted at the general meeting. Instructions for voting through the internet are printed on the proxy cards. In order to vote through the internet, have your proxy cards available so you can input the required information from the cards, and log onto the internet website address shown on the proxy cards. When you log onto the internet website address, you will receive instructions on how to submit your proxy to vote your shares. The internet voting procedures are designed to authenticate votes cast by use of a personal identification number, which will be provided to each voting shareholder separately. Voting through the internet will be voting by proxy.

Unless you or a personal representative plan to be in attendance and vote at the meeting, your proxy must be received no later than [6:00 a.m. London time (1:00 a.m. Eastern time)], on [DATE].

Q:	How do I vote my shares if I hold my shares in “street name” through a bank, broker or other nominee?

A:	If you hold your shares as a beneficial owner through a bank, broker or other nominee, you must provide voting instructions to your bank, broker or other nominee by the deadline provided in the materials you receive from your bank, broker or other nominee to ensure your shares are voted in the way you would like at the general meeting. Your bank, broker or other nominee will send you specific instructions in this regard to vote your shares.

Q:	If my bank, broker or other nominee holds my shares in “street name”, will such party vote my shares for me?

A:	Not without your direction. Your broker, bank or other nominee will be permitted to vote your shares on any proposal only if you instruct your broker, bank or other nominee on how to vote. Under applicable stock exchange rules, brokers, banks or other nominees have the discretion to vote your shares only on routine matters if you fail to instruct your broker, bank or other nominee on how to vote your shares with respect to such matters. The proposals to be voted upon by our shareholders described in this proxy statement are non-routine matters, and brokers, banks and other nominees therefore cannot vote on these proposals without your instructions. Therefore, it is important that you instruct your broker, bank or nominee on how you wish to vote your shares.

You should follow the procedures provided by your broker, bank or other nominee regarding the voting of your shares. Without instructions, a broker non-vote will result, and your shares will not be voted.

Q:	What is a proxy?

A:	A proxy is your legal designation of another person, referred to as a “proxy”, to vote your shares. The written document describing the matters to be considered and voted on at the general meeting is called a “proxy statement”. The document used to designate a proxy to vote your Liberty Global Shares or LiLAC Shares is called a “proxy card”. Our board of directors has designated [●], [●] and [●], and each of them, with full power of substitution, as proxies for the general meeting.

Q:	If a shareholder gives a proxy, how are the shares voted?

A:	Regardless of the method you choose to appoint your proxy, the individuals named on the enclosed proxy card (i.e., your proxies), will vote your shares in the way that you indicate. When completing the internet process or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the proposals to come before the general meeting.

If you properly sign and return your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted in accordance with the directors’ recommendations.

Q:	What happens if I do not vote or return a proxy?

A:	The presence, in person or by proxy, of the holders of a simple majority of the combined voting power of our voting shares outstanding and entitled to vote at the general meeting is necessary to constitute a quorum at the general meeting.

Your failure to have your shares represented, by failing to either submit a proxy or attend the general meeting if you are a shareholder of record, may result in the failure of a quorum to exist at the general meeting.

Q:	What happens if I abstain or withhold my vote?

A:	If you vote to abstain or withhold your vote, whether by proxy or in person at the general meeting, or if you instruct your broker, bank or other nominee to vote to abstain or withhold your vote, such abstention or withholding will have no effect on the outcome of the vote on the Share Issuance Proposal, the Substantial Property Transaction Proposal, or the Adjournment Proposal. However, votes to abstain or withheld votes are treated as votes that are represented at the general meeting for purposes of determining whether a quorum exists.

Q:	Can I revoke my proxy or change my vote?

A:	You may revoke (i.e., terminate) your paper proxy at any time prior to its use by delivering a signed notice of revocation or a later dated signed paper proxy or by attending the meeting and voting in person. Attendance at the general meeting will not in itself constitute the revocation of a proxy. Any written notice of revocation or subsequent proxy should be sent or hand delivered so as to be received at Liberty Global plc, Attention: Secretary, Griffin House, 161 Hammersmith Rd, London W6 8BS, United Kingdom, at or before the start of the general meeting. Any revocation of votes submitted via the internet must be submitted by the same method as the corresponding votes, not later than [6:00 a.m. London time (1:00 a.m. Eastern time)], on [DATE]. If your ordinary shares are held in the name of a bank, broker or other nominee, you should contact them to change your vote.

Q:	If I want to attend the general meeting, what should I do?

A:	If you wish to attend the general meeting, you should come to [ ], at [TIME] London time ([TIME] Eastern time), on [DATE]. Holders of our voting shares as of the record date for the general meeting can vote in person at the general meeting. If your shares are held in “street name”, then you must ask your broker, bank or other nominee how you can vote at the general meeting. Even if you plan to attend the general meeting in person, we recommend that you vote by proxy to ensure that your shares will be represented at the general meeting. If you attend the general meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. Please note that no management presentations or other matters are planned for the general meeting, except as described in this proxy statement.

Q:	Do any executive officers or directors of Liberty Global have interests in the Acquisition or the issuance of Liberty Global A&C Shares or LiLAC A&C Shares to CWC shareholders that may be different from, or in addition to, those of other shareholders?

A:	Mr. Malone, the chairman of the board of directors of Liberty Global, controls CHLLC, an entity that owns approximately 13% of the CWC Shares which will be acquired in the Acquisition. None of Liberty Global’s other directors or executive officers has any substantial financial interest, direct or indirect, in the Acquisition or the issuance of Liberty Global A&C Shares or LiLAC A&C Shares to CWC shareholders as consideration for the Acquisition, other than being a director or executive officer and a shareholder of Liberty Global.

Q:	Do I have dissenters’ rights if I vote against the proposals?

A:	There are no dissenters’ rights available to Liberty Global shareholders with respect to any matter to be voted on at the general meeting.

Q:	What agreements has Liberty Global entered into, or is Liberty Global entering into, in connection with the Acquisition? How will Liberty Global finance payment of the special dividend?

A:	In connection with the Acquisition, on November 16, 2015, Liberty Global and CWC entered into the Co-operation Agreement. Pursuant to the Co-operation Agreement, Liberty Global has agreed, among other things, to provide its reasonable co-operation to CWC and its advisers, and to use its reasonable endeavors, to satisfy the conditions as promptly as possible following the date of the Co-operation Agreement and, in any event, by the long stop date, and, in the case of the regulatory conditions, by the regulatory long stop date. The Co-operation Agreement is further described below in the section entitled “Information About the CWC Acquisition—The Co-operation Agreement” beginning on page 45.

In contemplation of the Acquisition, Liberty Global has also entered into certain financing arrangements, including entry into an interim credit agreement for a new term loan for purposes of indirectly financing the special dividend payable by CWC to CWC shareholders and a commitment letter for new senior secured credit facilities for purposes of, among others, refinancing certain existing notes and revolving credit facilities and paying certain costs, fees, and expenses arising in connection with the Acquisition.

Liberty Global has received irrevocable undertakings from certain CWC shareholders and CWC directors. These undertakings are further described below in the section entitled “Irrevocable Undertakings Received by Liberty Global” beginning on page 44.

Q:	What are the conditions to completing the Acquisition?

A:	The completion of the Acquisition is conditioned upon, among other things:

•	approval of the Share Issuance Proposal and the Substantial Property Transaction Proposal by Liberty Global’s shareholders at the general meeting;

•	approval of the Scheme of Arrangement by the requisite majority of CWC shareholders at the CWC court meeting;

•	approval of a special resolution required to approve and implement the Scheme of Arrangement by the requisite majority of CWC shareholders at the CWC general meeting;

•	sanction of the Scheme of Arrangement by the High Court;

•	the Scheme of Arrangement becoming effective no later than the long stop date;

•	approval for listing on NASDAQ of the Liberty Global A&C Shares and LiLAC A&C Shares to be issued to CWC shareholders as consideration for the Acquisition; and

•	approval of the Prospectus by the UKLA, and its publication, prior to the CWC general meeting.

Q:	When do you expect the Acquisition to be completed?

A:	We are working toward completing the Acquisition, which we currently expect to complete in the second quarter of 2016. However, the exact timing of completion of the Acquisition cannot be predicted because the Acquisition is subject to conditions, including approval of the Share Issuance Proposal and the Substantial Property Transaction Proposal by our shareholders, the receipt of certain regulatory approvals and clearances, the approval of the Scheme of Arrangement by CWC shareholders and the sanction of the Scheme of Arrangement by the High Court.

Q:	Who is paying for this proxy solicitation?

A:	We will solicit the proxies and will pay the entire cost for such solicitation. Our directors, officers and employees may solicit proxies by mail, email, telephone or in person. These persons will receive no additional compensation for such services. We have also retained [ ] to assist in the solicitation of proxies at a cost of $[●], plus reasonable out of pocket expenses. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of ordinary shares held of record by them and will be reimbursed for their reasonable expenses in connection therewith.

Q:	What should I do if I receive more than one set of voting materials?

A:	If you receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards, it means you hold your shares in different ways (e.g., trust, custodial accounts, joint tenancy) or in multiple accounts. To ensure that all of your shares are voted, please complete, sign and return (or submit a proxy via the internet with respect to) each proxy card and voting instruction card that you receive.

Q:	What is “householding”?

A:	Some banks, brokers and other nominee record holders may be participating in the practice of “householding” the proxy materials. This means that only one copy of the proxy materials may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of these documents to you if you call or email our Investor Relations Department, phone +1(303) 220-6600 or ir@libertyglobal.com. If you prefer to receive separate copies of such documents in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee holder, or you may contact us at the above phone number or email address.

Q:	Where can I find the voting results of the general meeting?

A:	We will announce the preliminary voting results at the general meeting. We will post the final results of voting at the general meeting on our website promptly after the general meeting. We will also report the final results in a Current Report on Form 8-K that we will file with the SEC. All reports Liberty Global files with the SEC are publicly available when filed; for more information, see “Where You Can Find More Information” beginning on page 72 of this proxy statement.

Q:	Who can help answer my additional questions about the proposals or the other matters discussed in this proxy statement?

A:	If you have any further questions about the proposals, voting or attending the general meeting, please call Liberty Global Investor Relations at +1(303) 220-6600 or contact [ ], who is acting as proxy solicitation agent for the general meeting, at [●]. Banks and brokers may call collect at [●].

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This proxy statement, including documents incorporated by reference herein, contains certain statements which are, or may be deemed to be, “forward-looking statements” with respect to the financial condition, results of operations and business of CWC and Liberty Global and certain plans and objectives of Liberty Global with respect to the combined group. All statements other than statements of historical fact may be forward-looking statements. Forward-looking statements are statements of future expectations that are based on current expectations, assumptions and projections about future events, and are therefore subject to risks and uncertainties which could cause actual results, performance or events to differ materially from those expressed or implied by the forward-looking statements. Often, but not always, forward-looking statements can be identified by the use of forward-looking words such as “plans”, “expects”, “is expected”, “is subject to”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, “believes”, “targets”, “aims”, “projects” or words or terms of similar substance or the negative thereof, as well as variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “should”, “would”, “might” or “will” be taken, occur or be achieved. Such statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations.

Such forward-looking statements involve risks and uncertainties that could significantly affect expected results and are based on certain key assumptions. Many factors could cause actual results to differ materially from those projected or implied in any forward-looking statements included in this proxy statement or documents incorporated by reference herein, including (without limitation) the following factors: local and global economic and business conditions; market-related risks such as fluctuations in interest rates and exchange rates; the policies and actions of regulatory authorities; the impact of competition, inflation and deflation; the timing impact and other uncertainties of future acquisitions, disposals or combinations within relevant industries (including uncertainties relating to the execution of the Acquisition); as well as the impact of tax and other legislation or regulations in the jurisdictions in which Liberty Global and/or CWC operate.

Additional factors that could cause actual results to differ materially from those expressed in such forward-looking statements are discussed in the section entitled “Risk Factors” beginning on page 8 and in our Annual Report on Form 10-K for the year ended December 31, 2014, and our subsequent Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2015, June 30, 2015 and September 30, 2015, respectively, and other reports we have filed with the SEC since December 31, 2014, which are incorporated by reference herein. See the section of this proxy statement entitled “Where You Can Find More Information” beginning on page 72 for more information about the documents incorporated by reference into this proxy statement.

All of our forward-looking statements should be considered in light of these factors. All of our forward-looking statements speak only as of the date they were made, and we undertake no obligation to update our forward-looking statements or risk factors to reflect new information, future events or otherwise, except as may be required under applicable securities laws and regulations. Any forward-looking statements in this proxy statement, including documents incorporated by reference herein, are not guarantees of future performance, and actual results, developments and business decisions may differ from those contemplated by those forward-looking statements, possibly materially. Accordingly, you should not place undue reliance on any such forward-looking statements.

No forward-looking or other statements have been reviewed by the auditors of Liberty Global or CWC. All subsequent oral or written forward-looking statements attributable to any of Liberty Global, CWC or their respective members, directors, officers, advisers or employees or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

No Profit Forecast

No statement in this proxy statement is intended as a profit forecast or a profit estimate (as defined for purposes of the Takeover Code), and no statement in this proxy statement should be interpreted to mean that earnings per Liberty Global Share, LiLAC Share or CWC Share for the current or future financial years would necessarily match or exceed the historical published earnings per Liberty Global Share, LiLAC Share or CWC Share.

CURRENCIES

In this proxy statement, unless otherwise specified or the context otherwise requires:

•	“pounds sterling”, “pounds”, “GBP”, “British Pounds”, “£” or “pence” each refer to the lawful currency of the United Kingdom; and

•	“US dollars”, “dollars”, “$” or “US$” each refer to the lawful currency of the United States.

We and CWC publish our respective financial statements in US dollars.

THE GENERAL MEETING

Date, Time and Place

The general meeting will be held at [TIME] London time ([TIME] Eastern time), on [DATE], at [            ].

Matters to be Considered

The purpose of the general meeting is for Liberty Global shareholders to consider and vote on the following three proposals:

•	Proposal No. 1 – The Share Issuance Proposal

To approve the issuance of Liberty Global A&C Shares and LiLAC A&C Shares to CWC shareholders in connection with the Acquisition on the terms described in this proxy statement and in the Rule 2.7 Announcement.

•	Proposal No. 2 – The Substantial Property Transaction Proposal

To approve the acquisition by Liberty Global of the CWC Shares held by CHLLC, an entity that owns approximately 13% of the CWC Shares and is controlled by Mr. Malone, the chairman of the board of directors of Liberty Global.

•	Proposal No. 3 – The Adjournment Proposal

To adjourn the general meeting for a period of not more than 10 business days, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment to approve the Share Issuance Proposal and the Substantial Property Transaction Proposal.

We are seeking shareholder approval of the Share Issuance Proposal pursuant to Rule 5635(a)(2) of the NASDAQ Stock Market Rules, which requires shareholder approval prior to the issuance of common stock in connection with the acquisition of the stock or assets of another company if any director, officer or substantial shareholder (which means any shareholder owning 5% or more of the outstanding shares of common stock or voting power of the issuing company) has a 5% or greater interest in the company or assets to be acquired or in the consideration to be paid in the transaction and the potential issuance of common stock could result in an increase in outstanding common shares or voting power of 5% or more. The Liberty Global A&C Shares and LiLAC A&C Shares to be issued to shareholders of CWC as consideration for the Acquisition will result in an increase in Liberty Global’s outstanding ordinary shares in excess of 5% and will include the issuance of Liberty Global A&C Shares and LiLAC A&C Shares to CHLLC, an entity that owns approximately 13% of the CWC Shares and is controlled by Mr. Malone, the chairman of the board of directors of Liberty Global and owner of shares representing approximately 24.9% of Liberty Global’s voting power. Therefore, under Rule 5635(a)(2) of the NASDAQ Stock Market Rules, shareholder approval of the issuance of Liberty Global A&C Shares and LiLAC A&C Shares in the Acquisition is required.

We are seeking shareholder approval of the Substantial Property Transaction Proposal pursuant to Section 190 of the Companies Act, which requires shareholder approval for any arrangement in which Liberty Global is to acquire from a director a substantial non-cash asset (which means any substantial asset in relation to a company if its value exceeds 10% of the company’s asset value and is more than £5,000 or its value exceeds £100,000). In the Acquisition, Liberty Global will be acquiring the CWC Shares held by CHLLC, which represent approximately 13% of the CWC Shares. Because these CWC Shares comprise a substantial non-cash asset and CHLLC is controlled by Mr. Malone, the chairman of the board of directors of Liberty Global, such acquisition of CWC Shares from CHLLC constitutes a substantial property transaction pursuant to the Companies Act, and therefore the Companies Act requires shareholder approval of such substantial property transaction before it can be completed.

As of the date of this proxy statement, we do not know of any other matters that will be presented for consideration at the general meeting other than those matters discussed in this proxy statement. If any other matters properly come before the general meeting and call for a shareholder vote, valid proxies will be voted by the holders of the proxies in accordance with the recommendation of our board of directors or, if no recommendation is given, in their own discretion.

Record Date; Shares Outstanding and Entitled to Vote

Only holders of record of our voting shares as of [10:00 p.m. London time (5:00 p.m. Eastern time)] on [DATE], which is the record date for the general meeting, are entitled to vote at the general meeting.

Each Liberty Global Class A Share entitles its holder to one vote, each Liberty Global Class B Share entitles its holder to ten votes, each LiLAC Class A Share entitles its holder to one vote, and each LiLAC Class B Share entitles its holder to ten votes, in each case, on each of the proposals to be voted upon at the general meeting.

Liberty Global Class C Shares and LiLAC Class C Shares are non-voting (except where otherwise required by the Companies Act and our articles of association) and do not entitle their holders to any votes on any of the proposals to be voted upon at the general meeting.

As of [10:00 p.m. London time (5:00 p.m. Eastern time)] on the record date for the general meeting, we had outstanding and entitled to vote at the general meeting [●] Liberty Global Class A Shares, [●] Liberty Global Class B Shares, [●] LiLAC Class A Shares and [●] LiLAC Class B Shares.

Quorum

A quorum of shareholders is necessary to hold a valid meeting.

The presence, in person or by proxy, of the holders of a simple majority of the combined voting power of our voting shares outstanding and entitled to vote at the general meeting is necessary to constitute a quorum at the general meeting.

Votes to abstain or withheld votes are treated as votes that are represented at the general meeting for purposes of determining whether a quorum exists.

Vote Required

The affirmative vote of a simple majority of the votes cast by the holders of our voting shares (voting together as a single class) is required to approve each of the proposals to be voted upon at the general meeting.

Abstentions, although counted for purposes of determining whether there is a quorum, will not be treated as votes cast at the general meeting and accordingly will not be taken into account in determining the outcome on any of the proposals. If you are a holder of record, the failure to submit a signed proxy card, grant a proxy electronically over the internet or to vote in person by ballot at the general meeting, or, if you hold your shares in “street name”, the failure to instruct your broker, bank, or other nominee on how to vote your shares, which we refer to as broker non-votes, will have no effect on the outcome of the votes for such items.

The approval of the Share Issuance Proposal and the Substantial Property Transaction Proposal are required for Liberty Global to consummate the Acquisition. If either or both of the Share Issuance Proposal and the Substantial Property Transaction Proposal are not approved, the Acquisition will not be completed.

Share Ownership of Directors and Executive Officers

As of the record date, our directors and executive officers held an aggregate of approximately [●]% of Liberty Global Class A Shares, [●]% of Liberty Global Class B Shares, [●]% of LiLAC Class A Shares, and [●]% of LiLAC Class B Shares entitled to vote at the general meeting, which represent approximately [●]% of the voting power necessary to approve the Share Issuance Proposal, the Substantial Property Transaction Proposal and the Adjournment Proposal (assuming the vote in person or by proxy of all outstanding shares entitled to vote at the general meeting).

All of our directors and executive officers holding voting shares have informed us that they intend to vote their shares in favor of the Share Issuance Proposal, the Substantial Property Transaction Proposal and the Adjournment Proposal, but none of our directors or executive officers has entered into any agreement obligating them to do so other than Mr. Malone (as further described below in the section entitled “Irrevocable Undertakings Received by CWC” beginning on page 44).

How to Vote Your Shares

Holders of record of our voting shares may submit a proxy via the internet or by mail, or they may vote by attending the general meeting and voting in person.

•	Submitting a Proxy via the internet: Instructions for voting through the internet are printed on the proxy cards. In order to vote through the internet, have your proxy cards available so you can input the required information from the cards, and log onto the internet website address shown on the proxy cards. When you log onto the internet website address, you will receive instructions on how to vote your shares. The internet voting procedures are designed to authenticate votes cast by use of a personal identification number, which will be provided to each voting shareholder separately. Voting through the internet will be voting by proxy. You may submit a proxy via the internet until [[6:00 a.m. London time (1:00 a.m. Eastern time)], on [DATE]].

•	Submitting a Proxy by Mail: If you receive a printed copy of your proxy materials, you may submit your proxy by mail by signing, dating and returning your proxy card in the envelope provided.

•	Attending the General Meeting: If you are a shareholder of record of voting shares entitled to vote at the general meeting, you may attend the general meeting and vote in person. Even if you plan to attend the general meeting in person, we recommend that you vote by proxy to ensure that your shares will be represented at the general meeting. You may submit a proxy until [6:00 a.m. London time (1:00 a.m. Eastern time)] on [DATE]. If you attend the general meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. Please note that no management presentations or other matters are planned for the general meeting, except as described in this proxy statement.

•	Employee Stock Purchase Plan or the 401(k) Plan: If you hold Liberty Global Class A Shares through your account in the Liberty Global 401(k) Savings and Stock Ownership Plan (which we refer to as the 401(k) Plan), which plan is for employees of our subsidiary, Liberty Global, Inc., the trustee is required to vote your Liberty Global Class A Shares as you specify. To allow sufficient time for the trustee to vote your Liberty Global Class A Shares, your voting instructions must be received by [10:00 p.m. London time (5:00 p.m. Eastern time)] on [DATE]. If you hold Liberty Global Class A Shares through your account in the Liberty Puerto Rico 401(k) Savings Plan, which plan is for employees of our indirect subsidiary Liberty Cablevision of Puerto Rico, LLC, your Liberty Global Class A Shares will be voted as you specify. To vote such Liberty Global Class A Shares, please follow the instructions provided by the trustee for such plan. The voting instructions for the Puerto Rico plan must be received by the trustee for such plan by [10:00 p.m. London time (5:00 p.m. Eastern time)] on [DATE].

If your shares are held in the name of a broker, bank or other nominee, you will receive instructions from the shareholder of record that you must follow for your shares to be voted. Please follow their instructions carefully. Also, please note that if the shareholder of record of your shares is a broker, bank or other nominee and you wish to vote in person at the general meeting, you must request a legal proxy from the broker, bank or other nominee that holds your shares and present that proxy and proof of identification at the general meeting.

How to Change Your Vote

If you are the shareholder of record, you may revoke your proxy or change your vote prior to your shares being voted at the general meeting by:

•	sending a written notice of revocation or a duly executed proxy card, in either case, dated later than the prior proxy card relating to the same shares, to Liberty Global’s Corporate Secretary at Liberty Global plc, Griffin House, 161 Hammersmith Rd, London W6 8BS, United Kingdom, Attention: Corporate Secretary;

•	submitting a proxy at a later date via the internet; or

•	attending the general meeting and voting in person.

If you are the beneficial owner of shares held in the name of a broker, bank, or other nominee, you may change your vote by:

•	submitting new voting instructions to your broker, bank, or other nominee in a timely manner following the voting procedures received from your broker, bank, or other nominee; or

•	attending the general meeting and voting in person, if you have obtained a valid proxy from the broker, bank, or other nominee that holds your shares giving you the right to vote the shares.

Attendance at the general meeting will not, in and of itself, constitute revocation of a proxy. See the section of this proxy statement entitled “How to Vote Your Shares” above for information regarding certain voting deadlines.

Counting Your Vote

All properly executed proxies delivered and not properly revoked will be voted at the general meeting as specified in such proxies. If you provide specific voting instructions, your shares will be voted as instructed. If you hold shares in your name and sign and return a proxy card or submit a proxy via the internet without giving specific voting instructions, your shares will be voted in accordance with the directors’ recommendations.

Proxies solicited may be voted only at the general meeting and any adjournment or postponement of the general meeting and will not be used for any other meeting.

Adjournment and Postponement

Although it is not currently expected, the general meeting may be adjourned or postponed for the purpose of soliciting additional proxies (if the Adjournment Proposal is approved). Any adjournment or postponement of the general meeting for the purpose of soliciting additional proxies will allow shareholders who have already sent in their proxies to revoke them at any time prior to their use at the general meeting as adjourned or postponed.

Independent Accountants

Representatives of KPMG LLP (U.S.) and KPMG LLP (U.K.), Liberty Global’s independent registered public accounting firm and UK statutory auditor, respectively, are not expected to be present at the general meeting and accordingly will not make any statement or be available to respond to any questions.

Recommendation of Liberty Global’s Board of Directors

After consideration of the reasons set forth below in the section entitled “Reasons for the Acquisition” beginning on page 35, our board of directors unanimously (excluding Mr. Malone, who recused himself from all deliberations and voting on such matters) determined that the Rule 2.7 Announcement and the Co-operation Agreement and the respective transactions contemplated thereby, including the Scheme of Arrangement, the Acquisition and the issuance of Liberty Global A&C Shares and the LiLAC A&C Shares as consideration for the Acquisition, in each case, on the terms set forth in the Rule 2.7 Announcement and the Co-operation Agreement, were advisable and in the best interests of Liberty Global and its shareholders (including the LiLAC shareholders).

Accordingly, our board of directors unanimously (excluding Mr. Malone, who recused himself from all deliberations and voting on such matters) recommends that you vote “FOR” the Share Issuance Proposal, “FOR” the Substantial Property Transaction Proposal and “FOR” the Adjournment Proposal.

INFORMATION ABOUT THE CWC ACQUISITION

The following summary describes certain material terms of, and documents and agreements related to, the Acquisition, the Rule 2.7 Announcement and the Co-operation Agreement. This summary is not complete and it is qualified in its entirety by reference to the annexes to this proxy statement, and the other documents and agreements that are incorporated herein by reference. We urge you to read this entire proxy statement and the annexes to this proxy statement carefully and in their entirety, as this summary may not contain all of the information that is important to you regarding the Acquisition and related matters.

Overview of the Acquisition

On November 16, 2015, pursuant to Rule 2.7 of Takeover Code, Liberty Global issued the Rule 2.7 Announcement announcing the terms of the Acquisition. Under the terms of the Acquisition, upon the closing of the Acquisition, CWC shareholders will be entitled to receive up to, in the aggregate:

•	31,651,616 Liberty Global Class A Shares;

•	77,488,978 Liberty Global Class C Shares;

•	3,648,524 LiLAC Class A Shares; and

•	8,939,328 LiLAC Class C Shares.

CWC shareholders will also be entitled to receive a special dividend from CWC of 3 pence per CWC Share promptly following the closing of the Acquisition.

The Liberty Global A&C Shares and LiLAC A&C Shares to be issued to CWC shareholders as consideration for the Acquisition will be issued to, and held through the facilities of, the Depository Trust Company, or may initially be issued to one or more nominees for a non-EU issuer of depository receipts and subsequently transferred to, and held through the facilities of, the Depository Trust Company (with any such depository receipts being cancelled in connection with the transfer of the shares to the Depository Trust Company or its nominee).

As of November 13, 2015, the last practicable date prior to the Announcement Date, based on the closing trading prices of Liberty Global A&C Shares and LiLAC A&C Shares and the exchange rate of $1.5206:£1 on that date, the aggregate consideration for the Acquisition, taking into account the special dividend, represented an aggregate value for the CWC Shares of approximately £3.60 billion, or $5.47 billion. Based on the 4,438,594,233 fully-diluted CWC Shares outstanding as of that date, the aggregate consideration implied a value of 81.04 pence per CWC Share, representing a premium of approximately 40% to the closing price of 58.00 pence per CWC Share on the unaffected date.

As of [DATE], the latest practicable date prior to the date of this proxy statement, based on the closing trading prices of Liberty Global A&C Shares and LiLAC A&C Shares and the exchange rate of $[●]:£1 on that date, the aggregate consideration for the Acquisition, taking into account the special dividend, represented an aggregate value for the CWC Shares of approximately £[●] billion, or $[●] billion. Based on the [●] fully-diluted CWC Shares outstanding as of that date, the aggregate consideration implied a value of [●] pence per CWC Share, representing a premium of approximately [●]% to the closing price of 58.00 pence per CWC Share on the unaffected date.

The actual value received by each CWC shareholder for its CWC Shares will depend upon whether such shareholder elects for the Recommended Offer, the LiLAC Alternative or one of the Dual Share Alternatives, each of which is described in the section of this proxy statement entitled “The Recommended Offer and the Dual Share Alternatives”, as well as on the elections made by other CWC shareholders (see page 39).

It is intended that the Acquisition will be effected by means of a two-step, integrated process comprising the court-sanctioned Scheme of Arrangement under Part 26 of the Companies Act, following a merger by formation of a new company under the Cross-Border Merger Regulations.

In particular, following, and conditional upon, the Scheme of Arrangement becoming effective, Liberty Global intends that CWC and LGE Coral Mergerco BV, a wholly-owned Dutch subsidiary of Liberty Global (which we refer to as Mergerco), will be dissolved without going into liquidation and on dissolution each of their assets and liabilities will be transferred (pursuant to applicable law) to a newly-formed, English private limited company that will continue as a subsidiary of Liberty Global.

CWC and Mergerco will be required to comply with the procedure set out in the Cross-Border Merger Regulations, which include certain prescribed pre-merger steps followed by CWC and Mergerco each obtaining a certificate of satisfaction of such steps from the High Court and a Dutch notary, respectively. An application will then be made for the High Court to make an order (on the application of CWC and Mergerco) approving the completion of the Merger. CWC and Mergerco expect to agree to draft terms of merger for the purpose of the Merger in due course, which would be filed with Companies House at the appropriate time before such steps are taken.

Following completion of the Acquisition, Liberty Global will attribute CWC to the LiLAC Group, with the Liberty Global Group being granted an inter-group interest in the LiLAC Group. Based on the fully-diluted numbers of Liberty Global Shares, LiLAC Shares and CWC Shares outstanding on the Announcement Date, after giving effect to the Acquisition and the LiLAC Attribution, and treating the Liberty Global Group’s inter-group interest in the LiLAC Group as being represented by additional LiLAC Shares:

•	CWC shareholders will own approximately 11% of the total number of Liberty Global A&C Shares;

•	CWC shareholders will own approximately 7.21% of the total number of LiLAC Shares;

•	Existing LiLAC Group shareholders will own approximately 25.44% of the total number of LiLAC Shares; and

•	The remaining approximately 67.35% of the total number of LiLAC Shares will be represented by the inter-group interest in favor of the Liberty Global Group.

Solely for the purposes of this presentation, the Liberty Global Group’s inter-group interest in the LiLAC Group is being treated as represented by additional LiLAC Shares although no LiLAC Shares will in fact be issued in respect of this inter-group interest. See the section of this proxy statement entitled “Attribution of CWC to the LiLAC Group” beginning on page 42 for additional details regarding the inter-group interest to be created in the LiLAC Group.

The Acquisition is conditioned on the Scheme of Arrangement being approved by resolution of the CWC shareholders at the CWC court meeting. The resolution must be approved by a majority in number of the CWC shareholders, representing at least 75% in value of the CWC Shares, present and voting (either in person or by proxy). Thereafter, a special resolution relating to matters for effecting the Scheme of Arrangement must be passed at the CWC general meeting (to be held immediately [following] the CWC court meeting), requiring the approval of CWC shareholders representing at least 75% of the votes cast (either in person or by proxy). The Scheme Document will include full details of the Scheme of Arrangement, together with notices of the CWC court meeting and the CWC general meeting and the expected timetable of the Acquisition, and will specify the actions to be taken by CWC shareholders. The Scheme Document is currently expected to be circulated around [DATE].

After the Liberty Global general meeting and the CWC court meeting and the CWC general meeting, assuming the requisite shareholder approvals are obtained at such meetings, the High Court is expected to sanction the Scheme of Arrangement. The Scheme of Arrangement will then become effective upon delivery of the order of the High Court to the Registrar of Companies in England and Wales no later than the long stop date.

Notwithstanding the foregoing, other conditions for the completion of the Acquisition include, among other things:

•	approval for listing on NASDAQ of the Liberty Global A&C Shares and LiLAC A&C Shares to be issued to CWC shareholders as consideration for the Acquisition; and

•	approval of the Prospectus by the UKLA, and its publication, prior to the CWC general meeting.

Liberty Global has reserved the right, subject to the prior consent of the Panel, to elect under certain circumstances to implement the Acquisition instead by way of an Offer, followed by the Merger.

Information about Liberty Global

Liberty Global plc is a public limited company organized under the laws of England and Wales. We are an international provider of video, broadband internet, fixed-line telephony and mobile services, with consolidated operations as of September 30, 2015, in 14 countries. Through our wholly-owned subsidiary Virgin Media Inc., we provide video, broadband internet, fixed-line telephony and mobile services in the United Kingdom and Ireland. Through Ziggo Group Holding B.V. and Unitymedia GmbH, each a wholly-owned subsidiary, and Telenet Group Holding N.V., a 57%-owned subsidiary, we provide video, broadband internet, fixed-line telephony and mobile services in the Netherlands, Germany and Belgium, respectively. Through UPC Holding B.V., we provide (a) video, broadband internet and fixed-line telephony services in seven other European countries and (b) mobile services in four other European countries. In Chile, we provide video, broadband internet, fixed-line telephony and mobile services through VTR GlobalCom SpA. In Puerto Rico, we provide video, broadband internet and fixed-line telephony services through Liberty Cablevision of Puerto Rico LLC, an entity in which we hold a 60.0% ownership interest.

The “LiLAC Group” comprises our businesses, assets and liabilities in Latin America and the Caribbean, including VTR GlobalCom SpA and Liberty Cablevision of Puerto Rico LLC.

The “Liberty Global Group” comprises our businesses, assets and liabilities not attributed to the LiLAC Group, including Virgin Media Inc., Ziggo Group Holding B.V., Unitymedia GmbH, Telenet Group Holding N.V., UPC Holding B.V., our corporate entities (other than certain corporate costs associated with the LiLAC Group) and certain other less significant entities.

On July 1, 2015, we completed the approved steps of the “LiLAC Transaction” whereby we (i) reclassified our then outstanding Class A, Class B and Class C Liberty Global ordinary shares (which we refer to as the Old Liberty Global shares) into new Liberty Global Class A Shares, Liberty Global Class B Shares and Liberty Global Class C Shares, respectively, and (ii) capitalized a portion of our share premium account and distributed as a dividend (or a “bonus issue” under UK law) our LiLAC Class A Shares, LiLAC Class B Shares and LiLAC Class C Shares. Pursuant to the LiLAC Transaction, each holder of Class A, Class B or Class C Old Liberty Global shares remained a holder of the same number of Liberty Global Class A Shares, Liberty Global Class B Shares or Liberty Global Class C Shares, respectively, and received one share of the corresponding class of LiLAC Shares for each 20 Old Liberty Global shares held as of the record date for such distribution.

The Liberty Global Shares and the LiLAC Shares are tracking shares. Tracking shares are intended by the issuing company to reflect or “track” the economic performance of a particular business or “group” rather than the economic performance of the company as a whole. The Liberty Global Shares are intended to track the economic performance of the Liberty Global Group. The LiLAC Shares are intended to track the economic performance of the LiLAC Group.

While the Liberty Global Group and the LiLAC Group have separate collections of businesses, assets and liabilities attributed to them, neither group is a separate legal entity and therefore cannot own assets, issue securities or enter into legally binding agreements. Holders of tracking shares have no direct claim to the applicable tracking group’s assets and are not represented by separate boards of directors. Instead, holders of tracking shares are shareholders of the parent corporation, with a single board of directors, and are subject to all of the risks and liabilities of the parent corporation. Holders of Liberty Global Shares, LiLAC Shares or any other of our capital shares designated as ordinary shares from time to time will continue to be subject to risks associated with an investment in Liberty Global as a whole.

The address of Liberty Global’s principal executive office is Griffin House, 161 Hammersmith Rd, London W6 8BS, United Kingdom, and our telephone number is +44 20 8483 6300. We also have executive offices at 12300 Liberty Boulevard, Englewood, Colorado 80112, United States. Liberty Global Class A Shares, Liberty Global Class B Shares and Liberty Global Class C Shares are listed for trading on NASDAQ under the ticker symbols LBTYA, LBTYB and LBTYK, respectively. LiLAC Class A Shares and LiLAC Class C Shares are listed for trading on NASDAQ under the ticker symbols LILA and LILAK, respectively, and LiLAC Class B Shares are quoted on OTC Link as LILAB.

Information about CWC

CWC is a provider of telecommunications-based services, including mobile, high-speed broadband, traditional and IP-based services, and advanced digital video services, as well as wholesale broadband capacity and managed IT services in the Caribbean, Latin America and Seychelles.

CWC, which is headquartered in London and has a regional operational hub in Miami, Florida, acquired Columbus on March 31, 2015, in the Columbus Acquisition, forming a regionally-focused telecommunications company capable of delivering quad-play services to residential customers and advanced carrier-grade broadband and managed IT service to corporate and government customers. CWC has over 7,000 employees across three main divisions.

The address of CWC’s principal executive office is 62-65 Chandos Place, London WC2N 4HG, United Kingdom, and its telephone number is +44 (0) 207 315 4000. CWC Shares are listed for trading on the London Stock Exchange under the symbol CWC.

Background to the Acquisition

The following chronology summarizes the significant meetings, telephone conversations and other contacts and events that led to Liberty Global’s announcement of its agreement to acquire all of the CWC Shares pursuant to the Rule 2.7 Announcement and the execution of the Co-operation Agreement.

In July 2014, Columbus, formerly a privately held, independent company, initiated a sales process for itself. Liberty Global submitted a nonbinding offer to acquire Columbus but did not acquire Columbus as part of that process. In November 2014, CWC announced that it had entered into an agreement to purchase Columbus. CWC completed its acquisition of Columbus on March 31, 2015. Upon consummation of the acquisition, Mr. Malone, formerly a significant shareholder of Columbus, became a significant shareholder of CWC (in each case, indirectly, through CHLLC), and Thad York, the president, general manager and director of various personal and business entities controlled by Mr. Malone, was appointed as a non-executive director of CWC.

In late May 2015, representatives of Liberty Global and CWC met at Liberty Global’s offices in Englewood, Colorado. At the meeting, the parties discussed a variety of topics including next-generation video products, common business interests and initiatives and consolidation opportunities in Latin America and the Caribbean region.

Following additional discussion between the parties, in late June 2015, Sir Richard Lapthorne, the chairman of CWC, sent a letter to Mr. Malone, the chairman of the board of directors of Liberty Global, at Liberty Global (which we refer to as the June Letter) stating that a merger of CWC with Liberty Global’s LiLAC Group made good business sense and would provide substantial value to the shareholders of both companies. In the June Letter, which was accompanied by preliminary draft discussion materials prepared by CWC’s existing financial advisor, Sir Richard proposed an acquisition by CWC of the LiLAC Group in exchange for the issuance to Liberty Global by CWC of CWC Shares in a transaction that would have resulted in the ownership by Liberty Global of a minority stake in CWC (which we refer to as the partial acquisition proposal). The June Letter recognized that an alternative approach would be for Liberty Global to offer to buy CWC at a “full” premium, but indicated that this was not CWC’s preferred approach.

Mr. Malone forwarded the June Letter to Michael T. Fries, the vice chairman, president and chief executive officer of Liberty Global, and Mr. Malone advised each of Mr. Fries, Sir Richard, Phil Bentley, the chief executive officer of CWC, John Risley, a non-executive director and joint deputy chairman of CWC, Brendan Paddick, a non-executive director of CWC and the former chief executive officer of Columbus, and Mr. York that, as a significant shareholder of CWC (indirectly through CHLLC), Mr. Malone had a potential conflict of interest and could not participate on behalf of Liberty Global in discussions regarding any possible transaction between Liberty Global and CWC, and that any such discussions should be conducted among the senior executives of Liberty Global and CWC and their respective boards of directors. In accordance with that determination, Mr. Malone did not attend any meetings, or participate in any discussions or votes, of the Liberty Global board of directors with respect to any proposed transaction (including the Acquisition) between Liberty Global and CWC, and all references to the Liberty Global board of directors in this section of the proxy statement entitled “Background to the Acquisition” are references to the Liberty Global board of directors excluding Mr. Malone.

While the parties continued to informally discuss the matters raised in the June Letter, Liberty Global ultimately ceased discussing the partial acquisition proposal.

On August 5, 2015, Liberty Global sent a letter to CWC that included an indicative non-binding proposal by Liberty Global to acquire CWC at a value estimated by Liberty Global to be 78.72 pence per CWC Share, comprised of approximately 60% Liberty Global shares, approximately 20% LiLAC shares and approximately 20% cash, plus CWC’s announced dividend of 2.56 pence per CWC Share due to be paid two days later on August 7, 2015 (which we refer to collectively as the August 5 proposal). At our estimated value, the August 5 proposal represented a 24% premium to the closing price of CWC Shares as of that date. The letter noted that the August 5 proposal had the full support of Liberty Global’s board of directors but was subject to customary conditions including the execution of a confidentiality agreement, the negotiation and execution of definitive documentation, due diligence and final approval by Liberty Global’s board of directors. The CWC board of directors considered the August 5 proposal but ultimately rejected it on August 13, 2015; Mr. Fries was informed by telephone of the rejection on August 14, 2015.

On August 18, 2015, Liberty Global and CWC entered into a mutual confidentiality agreement in relation to a potential transaction, pursuant to which they each agreed, among other things, to share certain non-public information regarding their respective businesses, subject to customary restrictions on the further disclosure, sharing and use of such information. From August 18, 2015, Liberty Global and CWC (and their respective existing legal and financial advisors) conducted due diligence on each other’s businesses.

On September 21, 2015, representatives of CWC met with representatives of Liberty Global to negotiate the terms of a potential transaction. That evening, Liberty Global sent a letter to CWC making a revised indicative non-binding proposal by Liberty Global to acquire CWC at a value estimated by Liberty Global to be 84.00 pence per CWC Share, comprised of 20% cash and 80% Liberty Global shares (which Liberty Global would have the option, in its sole discretion, to replace with cash), plus a special dividend at the closing of the acquisition of 1.00 pence per CWC Share in addition to CWC’s expected interim dividend of 0.87 pence per CWC Share which would usually be paid in January 2016 (which we refer to collectively as the September 21 proposal). At our estimated value, the September 21 proposal represented a 45% premium to the closing price of CWC Shares as of that date. The letter noted that the September 21 proposal remained subject to the completion of confirmatory due diligence, the agreement of a mechanism to protect Liberty Global against any material change in its share price between the signing and closing of the transaction, the negotiation and execution of definitive documentation and final approval of Liberty Global’s board of directors. The letter further noted that the transaction might be subject to third-party consents and approvals, including approval by Liberty Global’s shareholders.

On September 22, 2015, representatives of Liberty Global were informed by representatives of CWC that the independent directors of CWC had met and did not recommend that CWC support the September 21 proposal, which they deemed inadequate.

Later on September 22, 2015, Liberty Global sent to CWC a further revised non-binding proposal to acquire CWC at a value estimated by Liberty Global to be 84.00 pence per CWC Share, comprised of 95% Liberty Global shares and 5% LiLAC shares (with an adjustment mechanism to protect Liberty Global against any decrease in the market prices of Liberty Global shares and LiLAC shares between the signing and closing of the transaction), a “mix and match” alternative, and a special dividend of 3.00 pence per CWC Share in lieu of any previously announced CWC dividend (which we refer to collectively as the September 22 proposal). In response to the September 22 proposal, representatives of CWC indicated that an offer of 87.00 pence per CWC Share at the time of announcement of the Acquisition could be considered by CWC’s board of directors.

During the week of September 28, 2015, representatives of Liberty Global and its outside legal counsel and outside financial advisors attended meetings with CWC management and its legal and financial advisors in Miami, Florida, to further discuss CWC’s business and operations.

On October 6, 2015, representatives of Liberty Global delivered to representatives of CWC a revised proposal for Liberty Global to acquire CWC for consideration per CWC Share including 0.0216 Liberty Global A&C Shares (comprised of 71% Liberty Global Class C Shares and 29% Liberty Global Class A Shares), 0.0028 LiLAC A&C Shares (comprised of 71% LiLAC Class C Shares and 29% LiLAC Class A shares), 8.40 pence in cash, and a special dividend of 3.00 pence payable at the closing of the acquisition in lieu of any previously announced CWC dividend (which we refer to collectively as the October 6 proposal). As of that date, the October 6 proposal was estimated by Liberty Global to be the equivalent of 87.00 pence per CWC Share (including the 3.00 pence special dividend).

Although CWC did not agree with Liberty Global’s valuation of the October 6 proposal, after October 6, 2015, Liberty Global and CWC and their respective representatives proceeded to conduct additional due diligence on each other.

On October 9, 2015, Shearman & Sterling LLP, Liberty Global’s outside legal counsel for the proposed transaction, delivered to Slaughter and May, CWC’s outside legal counsel for the proposed transaction, an initial draft of the Rule 2.7 Announcement.

During the week of October 11, 2015, Liberty Global and CWC continued to negotiate the terms and conditions of a possible transaction.

On October 22, 2015, in response to market rumors, Liberty Global and CWC confirmed publicly that they were in discussions regarding a possible acquisition of CWC by Liberty Global.

Also on October 22, 2015, Liberty Global and CWC entered into a further confidentiality agreement, pursuant to which they each agreed to share certain commercially sensitive information subject to additional limitations on the further disclosure, sharing and use of such information.

On October 23, 2015, the Liberty Global board of directors met with representatives of Liberty Global management and its outside financial advisors to further discuss the status of the proposed acquisition, key due diligence findings, business plans, financing and valuation and certain additional legal considerations relating to the proposed transaction. At this board meeting, the potential attribution of CWC to Liberty Global’s LiLAC

Group and the intercompany treatment relating to the use of Liberty Global A&C Shares as partial consideration for the Acquisition were also discussed.

Also on October 23, 2015, Slaughter and May delivered to Shearman & Sterling an initial draft of the Co-operation Agreement.

On November 3, 2015, Slaughter and May, on behalf of CWC, proposed to Shearman & Sterling an alternative structure for the proposed acquisition comprising a recommended cash and share offer (excluding any LiLAC Shares) and two alternative all-share offers (including both Liberty Global A&C Shares and LiLAC A&C Shares) for each CWC Share. From November 3, 2015, through November 13, 2015, Liberty Global and CWC and their respective outside advisors developed the terms and evaluated the feasibility of the alternative structure.

On November 8, 2015, Liberty Global delivered a proposal to CWC in which the cash component of the consideration (although not the special dividend) in the October 6 proposal was replaced with additional Liberty Global A&C Shares.

From November 8, 2015, through November 16, 2015, Liberty Global, CWC and their respective legal and financial advisors continued to negotiate the terms of an offer, the Rule 2.7 Announcement and the Co-operation Agreement and related documentation.

On November 15, 2015, the Liberty Global board of directors met with representatives of Liberty Global management, its outside financial advisors and Shearman & Sterling and, after discussion of all of such matters, the Liberty Global board of directors unanimously determined that the Rule 2.7 Announcement and the Co-operation Agreement and the respective transactions contemplated thereby, including the Acquisition and the issuance of Liberty Global A&C Shares and LiLAC A&C Shares as consideration therefor (subject to the approval of Liberty Global’s shareholders), in each case, were advisable and in the best interests of Liberty Global and its shareholders and approved the issuance of the Rule 2.7 Announcement and entry into the Co-operation Agreement. The Liberty Global board of directors also discussed, together with Liberty Global management and its outside financial and legal advisors, the attribution of CWC to the LiLAC Group upon closing of the Acquisition and the intergroup interest in the LiLAC Group to be created in favor of the Liberty Global Group in respect of the Liberty Global A&C Shares to be used as partial consideration in the Acquisition. In accordance with its management and allocation policy, the Liberty Global board of directors determined that the attribution of CWC to the LiLAC Group and the intergroup interest to be created in favor of the Liberty Global Group, as determined by the board of directors, were fair and reasonable and in the best interests of the Liberty Global Group and LiLAC Group shareholders.

On November 16, 2015, Liberty Global and CWC signed the Co-operation Agreement and Liberty Global issued the Rule 2.7 Announcement.

Recommendation of Liberty Global’s Board of Directors

After consideration of the reasons set forth below in “Reasons for the Acquisition”, our board of directors unanimously (excluding Mr. Malone, who recused himself from all deliberations and voting on such matters) determined that the Rule 2.7 Announcement and the Co-operation Agreement and the respective transactions contemplated thereby, including the Scheme of Arrangement, the Acquisition and the issuance of Liberty Global A&C Shares and the LiLAC A&C Shares as consideration for the Acquisition, in each case, on the terms set forth in the Rule 2.7 Announcement and the Co-operation Agreement, are advisable and in the best interests of Liberty Global and its shareholders.

Accordingly, our board of directors unanimously (excluding Mr. Malone, who recused himself from all deliberations and voting on such matters) recommends that you vote “FOR” the Share Issuance Proposal, “FOR” the Substantial Property Transaction Proposal and “FOR” the Adjournment Proposal.

Reasons for the Acquisition

Due to his potential conflict of interest as a significant shareholder of CWC (indirectly through CHLLC), Mr. Malone, the chairman of Liberty Global’s board of directors, did not attend any meetings, or participate in any discussions or votes, of the Liberty Global board of directors with respect to any proposed transaction (including the Acquisition) between Liberty Global and CWC. Accordingly, all references to the Liberty Global (or “our”) board of directors in this section of the proxy statement entitled “Reasons for the Acquisition” are references to the Liberty Global board of directors excluding Mr. Malone.

In reaching its decision that the Acquisition, including the issuance of Liberty Global A&C Shares and LiLAC A&C Shares to shareholders of CWC in connection therewith, was advisable and in the best interests of Liberty Global and our shareholders, our board of directors consulted with Liberty Global’s management, as well as its outside legal counsel and outside financial advisors. In recommending that Liberty Global’s shareholders vote in favor of the Share Issuance Proposal and the Substantial Property Transaction Proposal, our board of directors also considered a number of factors that it believes support its determination, including (not necessarily in order of importance):

•	A review of the potential alternatives to the Acquisition, including remaining independent and growing organically in the Latin America and Caribbean region, pursuing alternative acquisitions and strategic transactions, the perceived value to our shareholders of such alternatives, including the timing and likelihood of accomplishing and creating value from such alternatives, and the assessment of the Liberty Global board of directors that none of these alternatives were reasonably likely to result in greater value for our shareholders than the Acquisition;

•	Our board of directors’ belief that the Acquisition:

•	is expected to enhance the long-term equity value for both the Liberty Global Group and LiLAC Group shareholders;

•	is a strategic milestone for Liberty Global, and in particular its businesses in Latin America and the Caribbean that comprise the LiLAC Group, to which CWC will be attributed;

•	combines high-growth assets in the Latin America and Caribbean region to form the leading consumer and business-to-business communications provider, with 10 million video, broadband, fixed and mobile telephony subscription services;

•	adds a powerful Latin American and Caribbean business-to-business platform to the LiLAC Group, as CWC’s comprehensive product portfolio and extensive terrestrial and submarine network will position the LiLAC Group to capitalize on the growth in the business market throughout the region;

•	enables continued network investment and product innovation for the benefit of consumers and business customers alike, taking advantage of efficiencies driven from combined scale, and leveraging both Liberty Global’s and CWC’s complementary experience in product development and customer-centricity;

•	offers attractive organic growth opportunities in broadband, pay TV and mobile data;

•	is expected to provide incremental financial benefits from the CWC acquisition of Columbus over and above those publicly quantified ($125 million of cost synergies) by CWC, including material revenue synergies through cross-selling, expected improvements in the video offering and network quality and enhancements in the business-to-business offering;

•	is expected to provide significant synergy opportunities from combining CWC with the LiLAC Group, including savings related to the elimination of public company expenses, further corporate and administrative rationalization of existing LiLAC Group operations with those of CWC, and the opportunity to leverage the combined scale in areas such as content, procurement, and product development; and

•	is expected to create a leading regional platform to capitalize on further acquisition opportunities, and that the combined businesses of the LiLAC Group and CWC will be well-positioned to exploit the fragmented telecom and pay television landscape;

•	Approximately $98 million of the estimated $106 million proportionate cost synergies resulting from CWC’s acquisition of Columbus had not been realized as of September 30, 2015;

•	The combined business is expected to deliver low double-digit rebased operating cash flow growth over the medium term;

•	The fact that the aggregate consideration to be paid by Liberty Global to CWC shareholders (including the maximum number of Liberty Global A&C Shares and LiLAC A&C Shares to be issued to CWC shareholders) will not increase as a result of CWC shareholders electing to receive any combination of the Recommended Offer, the LiLAC Alternative or the Dual Share Alternatives;

•	Liberty Global expects to capitalize on the market-leading brands, superior fixed and mobile networks and product leadership of the new combination to take advantage of underlying untapped demand for broadband, pay TV and mobile products and drive customer take-up;

•	Liberty Global has received irrevocable undertakings (each subject to certain limited exceptions) from CHLLC (an entity controlled by Mr. Malone), CVBI Holdings (Barbados) Inc. and Clearwater Holdings (Barbados) Limited (entities controlled by Mr. Risley) and Mr. Paddick to vote (or procure the voting) in favor of the Scheme of Arrangement at the CWC court meeting and the resolutions relating to the Acquisition to be proposed at the CWC general meeting in respect of those CWC Shares owned and/or controlled by those CWC shareholders, which CWC Shares amount to, in the aggregate, approximately 35.7% of the outstanding CWC Shares;

•	Liberty Global has received a non-binding letter of support from Orbis Investment Management Limited, pursuant to which Orbis confirmed its intention to vote in favor of the Scheme of Arrangement in respect of those CWC Shares owned and/or controlled by it, representing approximately 9.3% of the outstanding CWC Shares;

•	CWC has received an irrevocable undertaking (subject to certain limited exceptions) from Mr. Malone to vote (or procure the voting) in favor of the Share Issuance Proposal and the Substantial Property Transaction Proposal in respect of those Liberty Global Shares and LiLAC Shares owned and/or controlled by Mr. Malone, Mr. Malone’s spouse and the Malone LG 2013 Charitable Remainder Trust, which Liberty Global Shares and LiLAC Shares represent, in the aggregate, approximately 24.9% of the voting power of Liberty Global;

•	Liberty Global has the right (with the consent of the Panel) to elect in accordance with the Co-operation Agreement to implement the Acquisition by way of an Offer as an alternative to the Scheme of Arrangement (i) with CWC’s consent, (ii) if a third party announces a firm intention to make an Offer for all or part of the issued and to be issued share capital of CWC or (iii) if the CWC board of directors withdraws or modifies its unanimous and unconditional recommendation of the Scheme of Arrangement;

•	Both the Liberty Global board of directors and the CWC board of directors have unanimously recommended the Acquisition;

•	The experience of Liberty Global in integrating acquired corporate groups;

•	The Liberty Global board of directors and management’s knowledge of Liberty Global’s business, operations, financial condition, and prospects, and its and their understanding of CWC’s business, operations, financial condition and prospects;

•	The terms and conditions of the Co-operation Agreement and the Rule 2.7 Announcement, including Liberty Global’s ability, under certain circumstances and subject to payment by Liberty Global of a break fee in certain cases and/or consent of the Panel, to terminate the Co-operation Agreement;

•	The condition to the Acquisition that the issuance of the Liberty Global A&C Shares and LiLAC A&C Shares as consideration for the Acquisition must be approved by a majority of votes cast at the general meeting, so that our shareholders will have the right to approve or disapprove of the issuance of such shares;

•	The condition to the Acquisition that the acquisition by Liberty Global of CWC Shares held by CHLLC, an entity that owns approximately 13% of the CWC Shares and is controlled by Mr. Malone, must be approved by a majority of votes cast at the general meeting, so that our shareholders will have the right to approve or disapprove of the acquisition of such shares; and

•	The likelihood that the Acquisition would be completed, including after consideration of antitrust and regulatory laws and the risks related to certain conditions and requirements that may be imposed by regulators to obtain approvals and clearances.

Our board of directors also considered a number of uncertainties, risks and other factors in its deliberations concerning the Acquisition and the transactions contemplated by the Acquisition, including the following (not necessarily in order of importance):

•	The risk that the Acquisition might not be completed in a timely manner or at all, including the risk that (i) failure to complete the Acquisition could cause Liberty Global to incur significant expenses and lead to negative perceptions among investors and (ii) if the Acquisition is not completed by the long stop date for completion thereof, the Co-operation Agreement may be terminated by either party;

•	The fact that Liberty Global may be required to pay a break fee of $50 million (exclusive of VAT, if any) under the Co-operation Agreement if the Liberty Global board of directors makes a Liberty Global adverse recommendation change and either party exercises its right to terminate the Co-operation Agreement for such reason;

•	The fact that the Scheme of Arrangement is required to be approved by the holders of at least a majority in number representing at least 75% of the issued share capital of CWC present at a shareholder meeting called for such purpose;

•	The fact that the Takeover Code limits the contractual commitments that could be obtained from CWC to take actions in furtherance of the Acquisition, and that the CWC board of directors may, if its fiduciary and other directors’ duties so require, withdraw its recommendation of the Scheme of Arrangement at any time prior to it becoming effective;

•	The fact that the Takeover Code does not permit CWC to pay any break fee to Liberty Global if the CWC board of directors withdraws its recommendation of the Scheme of Arrangement;

•	The fact that (i) the Takeover Code provides that conditions to the Acquisition generally may only be invoked where the circumstances underlying the failure of the condition are of material significance to Liberty Global in the context of the Acquisition, and therefore, the consent of the Panel is required in order for Liberty Global to exercise its right to invoke the failure of conditions to the Acquisition, and (ii) there is no assurance the Panel would so consent;

•	The fact that the receipt of regulatory approvals and clearances required by the Acquisition may be subject to conditions, limitations or restrictions that could negatively impact the business and operations of the combined group;

•	The risk that public transactions of this sort may attract shareholder litigation and the potential outcomes of any legal proceedings, to the extent initiated against Liberty Global, CWC, or others relating to the Acquisition;

•

The challenges inherent in the Acquisition and integration of two businesses of the size and scope of Liberty Global and CWC, including (i) the difficulty of integrating the businesses, management teams, strategies, cultures and organizations of Liberty Global and CWC, (ii) the possibility that the Acquisition and the resulting integration process could result in the loss of key employees, the disruption of on-going business and the loss of customers and (iii) the possibility that the anticipated cost savings, synergies and other benefits sought to be obtained by the Acquisition might not be achieved in the time frame contemplated or at all;

•	The potential diversion of management resources from operational matters and the opportunity costs associated with the Acquisition prior to the completion or abandonment thereof;

•	The impact of costs and expenses related to the Acquisition, including integration expenses, on Liberty Global’s financial position;

•	The potential adverse impact that business uncertainty pending the completion of the Acquisition could have on Liberty Global’s ability to attract, retain, and motivate key CWC personnel until the completion of the Acquisition;

•	The risks associated with the emerging market economies in which CWC operates, including, but not limited to, political uncertainty and macroeconomic risks, as well as the risk of currency deterioration in relation to the conversion of the currencies of certain countries in which CWC operates to US dollars;

•	The fact that the Co-operation Agreement contains certain customary restrictions on the ability of Liberty Global to conduct its business in the period between signing and closing, in that CWC’s consent is required in respect of payment of dividends, capital reorganizations and amendments to constitutional documents, in each case, which would reasonably be expected to have a material and adverse impact on the value of, or, in the case of constitutional documents, the rights attaching to, Liberty Global A&C Shares and LiLAC A&C Shares to be issued to CWC shareholders as consideration for the Acquisition;

•	The fact that CWC is in the midst of (i) a significant network upgrade and (ii) the extensive integration process associated with CWC’s acquisition of Columbus;

•	The fact that the Acquisition will be subject to approval pursuant to a court sanction process in the UK, which is subject to only limited appeal rights;

•	The fact that, if the Acquisition is completed, utilization of CWC’s US and UK deferred tax assets would be restricted and material realization of the benefits of those assets would be unlikely; and

•	The risks of the type and nature described in the sections of this proxy statement entitled “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements”.

In the judgment of the Liberty Global board of directors, however, these potential risks were favorably offset by the potential benefits of the Acquisition discussed above.

The foregoing discussion is not intended to be exhaustive, but Liberty Global believes it addresses the material information and factors considered by the Liberty Global board of directors in its consideration of the Acquisition, including factors that may support the Acquisition, as well as factors that may weigh against it. In view of the variety of factors and the amount of information considered, the Liberty Global board of directors did not find it practicable to quantify or otherwise assign relative weights to and did not make specific assessments of the factors considered in reaching its determination. In addition, the Liberty Global board of directors did not undertake to make a specific determination as to whether each factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, and individual members of the Liberty Global board of directors may have given different weights to different factors. The Liberty Global board of directors based its recommendation on the totality of the information presented.

The Rule 2.7 Announcement and the Scheme of Arrangement

It is intended that, once the conditions have been satisfied or (where applicable) waived, the Acquisition will be effected by way of a two-step, integrated process. The first step will be the acquisition by Liberty Global of the entire issued and to be issued share capital of CWC by way of a court-sanctioned Scheme of Arrangement between CWC and the CWC shareholders under Part 26 of the Companies Act. In the second step, following the Scheme of Arrangement becoming effective, pursuant to a merger by formation of a new company under the Cross-Border Merger Regulations, in which CWC and Mergerco will be dissolved without going into liquidation and each of their assets and liabilities will be transferred to a newly-formed English private limited company that will continue as a subsidiary of Liberty Global.

The purpose of the Scheme of Arrangement is to provide for Liberty Global to become the owner of the whole of the issued and to be issued share capital of CWC. Under the Scheme of Arrangement, all of the CWC Shares will be transferred to Liberty Global in consideration for which each CWC shareholder will receive the consideration elected by such CWC shareholder pursuant to one of the three proposed offers as described below in the section entitled “The Recommended Offer and the Dual Share Alternatives”.

Under the terms of the Acquisition, upon the closing of the Acquisition, CWC shareholders will be entitled to receive up to, in the aggregate:

•	31,651,616 Liberty Global Class A Shares;

•	77,488,978 Liberty Global Class C Shares;

•	3,648,524 LiLAC Class A Shares; and

•	8,939,328 LiLAC Class C Shares.

CWC shareholders will also be entitled to receive a special dividend from CWC of 3 pence per CWC Share promptly following the closing of the Acquisition.

As of November 13, 2015, the last practicable date prior to the Announcement Date, based on the closing trading prices of Liberty Global A&C Shares and LiLAC A&C Shares and the exchange rate of $1.5206:£1 on that date, the aggregate consideration for the Acquisition, taking into account the special dividend, represented an aggregate value for the CWC Shares of approximately £3.60 billion, or $5.47 billion. Based on the 4,438,594,233 fully-diluted CWC Shares outstanding as of that date, the aggregate consideration implied a value of 81.04 pence per CWC Share, representing a premium of approximately 40% to the closing price of 58.00 pence per CWC Share on the unaffected date.

As of [DATE], the latest practicable date prior to the date of this proxy statement, based on the closing trading prices of Liberty Global A&C Shares and LiLAC A&C Shares and the exchange rate of $[●]:£1 on that date, the aggregate consideration for the Acquisition, taking into account the special dividend, represented an aggregate value for the CWC Shares of approximately £[●] billion, or $[●] billion. Based on the [●] fully-diluted CWC Shares outstanding as of that date, the aggregate consideration implied a value of [●] pence per CWC Share, representing a premium of approximately [●]% to the closing price of 58.00 pence per CWC Share on the unaffected date. The actual value received by each CWC shareholder for its CWC Shares will depend upon whether such shareholder elects the Recommended Offer, the LiLAC Alternative or one of the Dual Share Alternatives (each as described below), as well as on the elections made by other CWC shareholders.

In contemplation of the Acquisition, Liberty Global has also entered into certain financing arrangements, including entry into an interim credit agreement for a new term loan for purposes of indirectly financing a special dividend payable by CWC to CWC shareholders and a commitment letter for new senior secured credit facilities for purposes of, among others, refinancing certain existing notes and revolving credit facilities and paying certain costs, fees, and expenses arising in connection with the Acquisition.

The Scheme of Arrangement will be governed by English law. The Scheme of Arrangement will be subject to the applicable requirements of the Takeover Code.

The Recommended Offer and the Dual Share Alternatives

Under the terms of the Acquisition, CWC shareholders will be entitled to elect one of the following consideration options: (i) the “Recommended Offer”, which also includes the “LiLAC Alternative”; (ii) the “First

Dual Share Alternative”; or (iii) the “Second Dual Share Alternative”. We refer to the First Dual Share Alternative and the Second Dual Share Alternative together as the Dual Share Alternatives. Each consideration option is described in further detail below in this section.

Elections for the Recommended Offer, with or without the LiLAC Alternative, and the Dual Share Alternatives will not change the total number of Liberty Global A&C Shares or LiLAC A&C Shares to be issued by Liberty Global in the Acquisition.

Under the Recommended Offer, CWC shareholders will be entitled to receive, for each CWC Share:

•	a number of Liberty Global Class A Shares as determined by a certain exchange ratio, such number not to be lower than 0.007921 and not to exceed 0.008301; and

•	a number of Liberty Global Class C Shares as determined by a certain exchange ratio, such number not to be lower than 0.019391 and not to exceed 0.020321.

The exchange ratio will be calculated by reference to certain weighted average prices of the Liberty Global Class A Shares and the Liberty Global Class C Shares (to be based on the relative proportion of each type of share to be included in the Recommended Offer and the Dual Share Alternatives). If the exchange ratio were calculated as of [DATE] (being the latest practicable date prior to the filing of this proxy statement), CWC shareholders would be entitled to [●] Liberty Global Class A Shares and [●] Liberty Global Class C Shares for each CWC Share held by them.

The maximum number of Liberty Global A&C Shares that Liberty Global will issue under the Recommended Offer is 23,914,687 Liberty Global Class A Shares and 58,547,554 Liberty Global Class C Shares.

CWC shareholders who elect the Recommended Offer will also be able to elect to receive LiLAC Class A Shares and LiLAC Class C Shares, by reference to a certain exchange ratio (which we refer to as the LiLAC exchange ratio), up to their pro rata entitlement (against their holdings of CWC Shares) of the Liberty Global A&C Shares to which they would be entitled under the Recommended Offer (which we refer to as the LiLAC Alternative). The LiLAC exchange ratio will be determined as the ratio of (i) the weighted average price of the Liberty Global Class A Shares and the Liberty Global Class C Shares (to be based on the relative proportion of each type of share to be included in the Recommended Offer and the Dual Share Alternatives) to (ii) $45.00.

The maximum number of LiLAC A&C Shares that Liberty Global will issue under the LiLAC Alternative is 2,368,235 LiLAC Class A Shares and 5,802,464 LiLAC Class C Shares.

Under the First Dual Share Alternative, CWC shareholders will be entitled to receive, for each CWC Share:

•	0.005593 Liberty Global Class A Shares;

•	0.013693 Liberty Global Class C Shares;

•	0.002343 LiLAC Class A Shares; and

•	0.005739 LiLAC Class C Shares.

The maximum number of Liberty Global A&C Shares and LiLAC A&C Shares that Liberty Global will issue under the First Dual Share Alternative is 3,216,545 Liberty Global Class A Shares, 7,874,693 Liberty Global Class C Shares, 1,347,168 LiLAC Class A Shares and 3,300,726 LiLAC Class C Shares.

Under the Second Dual Share Alternative, CWC shareholders will be entitled to receive, for each CWC Share:

•	a number of Liberty Global Class A Shares as determined by a certain alternative exchange ratio, such number not to be lower than 0.004601 and not to exceed 0.005716;

•	a number of Liberty Global Class C Shares as determined by a certain alternative exchange ratio, such number not to be lower than 0.011265 and not to exceed 0.013993;

•	0.002343 LiLAC Class A Shares; and

•	0.005739 LiLAC Class C Shares.

The alternative exchange ratio will be calculated by reference to certain weighted average prices of the Liberty Global Class A Shares and the Liberty Global Class C Shares (to be based on the relative proportion of each type of share to be included in the Recommended Offer and the Dual Share Alternatives). Assuming no valid elections were made for the LiLAC Alternative, if the alternative exchange ratio were calculated as of [DATE] (being the latest practicable date prior to the filing of this proxy statement), CWC shareholders would be entitled to [●] Liberty Global Class A Shares and [●] Liberty Global Class C Shares for each CWC share held. The maximum number of Liberty Global A&C Shares and LiLAC A&C Shares that Liberty Global will issue under the Second Dual Share Alternative is 5,615,171 Liberty Global Class A Shares, 13,746,973 Liberty Global Class C Shares, 2,301,356 LiLAC Class A Shares and 5,638,602 LiLAC Class C Shares.

CHLLC (an entity controlled by Mr. Malone), which holds approximately 13% of the CWC Shares, has irrevocably undertaken to elect to receive the First Dual Share Alternative. CVBI Holdings (Barbados) Inc. and Clearwater Holdings (Barbados) Limited (each controlled by Mr. Risley), and Mr. Paddick, who, taken together, hold approximately 22% of the CWC Shares, have irrevocably undertaken to elect for the Second Dual Share Alternative.

If valid elections for the LiLAC Alternative are made, the entitlement to receive LiLAC A&C Shares under the Dual Share Alternatives will be scaled down as nearly as reasonably practicable pro rata to the size of such elections for the LiLAC Alternative and the size of elections made for either of the Dual Share Alternatives, such that those CWC shareholders electing for the Dual Share Alternatives would receive fewer LiLAC A&C Shares and a greater number of Liberty Global A&C Shares, by reference to the LiLAC exchange ratio. The LiLAC Alternative will not be available to shareholders who elect for the First Dual Share Alternative or the Second Dual Share Alternative.

If valid elections for the First Dual Share Alternative are made by CWC shareholders holding more than 13% of the CWC Shares, the entitlement to receive Liberty Global A&C Shares and LiLAC A&C Shares under the First Dual Share Alternative will be scaled down as nearly as reasonably practicable pro rata to the holdings of CWC Shares of the CWC shareholders who make such elections and any such amounts so scaled down will be replaced by pro rata entitlements to Liberty Global A&C Shares under the Recommended Offer (excluding the LiLAC Alternative).

If valid elections for the Second Dual Share Alternative are made from CWC shareholders holding more than 22% of the CWC Shares, the entitlement to receive Liberty Global A&C Shares and LiLAC A&C Shares under the Second Dual Share Alternative will be scaled down as nearly as reasonably practicable pro rata to the holdings of CWC Shares of the CWC shareholders who make such elections and any such amounts so scaled down will be replaced by pro rata entitlements to Liberty Global A&C Shares under the Recommended Offer (excluding the LiLAC Alternative).

CWC shareholders who make a valid election for the LiLAC Alternative or either of the Dual Share Alternatives (whether prior to or following the time of calculation of the exchange ratios) will not know the exact number of Liberty Global A&C Shares and LiLAC A&C Shares they will receive pursuant to the Acquisition until settlement of the consideration for the Acquisition, although an announcement will be made of the approximate extent to which elections under the LiLAC Alternative and the Dual Share Alternatives will be satisfied.

The exchange ratio and the alternative exchange ratio will be calculated and fixed upon the earlier to occur of (a) the business day falling seven days prior to the date of the CWC court meeting (or, in the event that such date is not a business day, the business day immediately preceding such date) and (b) if, during the period between 18 December 2015 and the business day falling seven days prior to the CWC court meeting (or, in the event that such date is not a business day, the business day immediately preceding such date), there exists a period of 10 consecutive business days during which the volume weighted average price of a CWC Share on each such business day equals or exceeds 87.00 pence, the business day that immediately follows such 10-business day period.

Attribution of CWC to the LiLAC Group

Following completion of the Acquisition, Liberty Global will attribute CWC to the LiLAC Group, with the Liberty Global Group being granted an inter-group interest in the LiLAC Group. Based on the fully-diluted numbers of Liberty Global Shares, LiLAC Shares and CWC Shares outstanding on the Announcement Date, after giving effect to the Acquisition and the LiLAC Attribution, and treating the Liberty Global Group’s inter-group interest in the LiLAC Group as being represented by additional LiLAC Shares:

•	CWC shareholders will own approximately 11% of the total number of Liberty Global A&C Shares;

•	CWC shareholders will own approximately 7.21% of the total number of LiLAC Shares;

•	Existing LiLAC Group shareholders will own approximately 25.44% of the total number of LiLAC Shares; and

•	The remaining approximately 67.35% of the total number of LiLAC Shares will be represented by the inter-group interest in favor of the Liberty Global Group.

Solely for the purposes of this presentation, the Liberty Global Group’s inter-group interest in the LiLAC Group is being treated as represented by additional LiLAC Shares although no LiLAC Shares will in fact be issued in respect of this inter-group interest. Such inter-group interest will be a notional interest and represent an economic interest which will not be represented by any outstanding shares or securities of Liberty Global.

The amount of the Liberty Global Group’s inter-group interest in the LiLAC Group will be subject to adjustment from time to time, as our board of directors deems fair and equitable to all holders of our ordinary shares, to reflect changes in the economic interest that the Liberty Global Group is treated as holding in the LiLAC Group. For example, whenever we pay a dividend or make any other distribution on the LiLAC Shares, redesignate any LiLAC Shares as Liberty Global Shares, or take any other action with respect to the LiLAC Shares, we will take into account the inter-group interest that the Liberty Global Group holds in the LiLAC Group in such manner as our board of directors deems fair and equitable to all holders of our ordinary shares. This could include, for example, allocating a portion of any cash dividend that might otherwise be paid on the LiLAC Shares to the Liberty Global Group. It could also include retaining an interest for the Liberty Global Group in connection with a distribution of shares in a subsidiary of the LiLAC Group that holds assets and businesses attributed to the LiLAC Group to holders of LiLAC Shares.

CWC US Carve-Out / FCC Regulatory Approval

To enable completion of the Acquisition as soon as possible, the submarine cable landing license(s) and international Section 214 authorization(s) issued by the US Federal Communications Commission (which we refer to as the FCC) and held by subsidiaries of CWC (which we refer to as the FCC licenses), and related contracts, business and other assets (which collectively we refer to as the CWC FCC business) were transferred out of CWC pursuant to the arrangements described in this section (which we refer to as the CWC US Carve-Out).

The CWC FCC business was transferred into a newly incorporated CWC subsidiary (which we refer to as Newco) which was transferred to a special purpose vehicle (which we refer to as New Holdco) owned by certain CWC shareholders collectively holding a majority of the CWC Shares (which we refer to as the New Holdco

Shareholders), including CHLLC, Clearwater Holdings (Barbados) Limited, CVBI Holdings (Barbados) Inc., certain directors and executive officers of CWC, and certain institutional shareholders of CWC. Because the New Holdco Shareholders also held the majority of the CWC Shares, the transfer did not result in a change of control of the CWC FCC business.

With effect from completion of the transfer of Newco to New Holdco, Newco has outsourced most day-to-day management functions in respect of the CWC FCC business to certain subsidiaries of CWC pursuant to a management services agreement. However, the New Holdco Shareholders continue to exercise control over New Holdco and its operations.

Upon receipt of the FCC’s consent to the transfer of control of the CWC FCC licenses to Liberty Global (which we refer to as the FCC Regulatory Approval), Newco will be transferred back to CWC (or the combined Liberty Global and CWC group in the event the FCC Regulatory Approval is obtained after completion of the Acquisition).

The CWC US Carve-Out is based on a similar structure to the carve-out of FCC licenses (which we refer to as the Columbus FCC licenses) held by Columbus, and related contracts, business and other assets, which were transferred out of the Columbus group in connection with the Columbus Acquisition (which we refer to as the Columbus US Carve-Out).

The CWC US Carve-Out and the Columbus US Carve-Out are expected to remain in effect through closing of the Acquisition. The FCC Regulatory Approval would be required to close the Acquisition in the event that the CWC US Carve-Out or the Columbus US Carve-Out were not to remain in effect at the time of the closing such that the FCC Licenses and the Columbus FCC licenses were no longer held by entities outside the CWC group.

Conditions to the Acquisition

The Acquisition is subject to the satisfaction or (where applicable) waiver of certain conditions, which are listed in Appendix I to the Rule 2.7 Announcement. Certain conditions relate to actions that Liberty Global must take, including:

•	Liberty Global obtaining approval from the Liberty Global shareholders of the Share Issuance Proposal;

•	Liberty Global obtaining approval from the Liberty Global shareholders of the Substantial Property Transaction Proposal;

•	approval for listing on NASDAQ of the Liberty Global A&C Shares and LiLAC A&C Shares to be issued to CWC shareholders as consideration for the Acquisition and, if the Acquisition is implemented by way of an Offer, a registration statement having been declared effective by the SEC (or there must be an available exemption from the registration requirements of the Securities Act); and

•	prior to the CWC general meeting, Liberty Global producing the Prospectus, and the Prospectus being approved by the UKLA and being made available to the public by being published on a website in accordance with applicable law.

Certain conditions relating to the approval and effectiveness of the Scheme of Arrangement must also be satisfied, such as:

•	the approval of the Scheme of Arrangement by a majority in number representing not less than 75 percent of the voting rights of the holders of the CWC Shares, present and voting, either in person or by proxy, at the CWC court meeting;

•	the approval of a special resolution required to approve and implement the Scheme of Arrangement by the requisite majority of CWC shareholders at the CWC general meeting;

•	the sanction of the Scheme of Arrangement by the High Court; and

•	the Scheme of Arrangement becoming effective in accordance with its terms on delivery of the order of the High Court to the Registrar of Companies in England and Wales no later than the long stop date.

The completion of the Acquisition is subject to the satisfaction or waiver of certain competition law and regulatory conditions, including (i) the FCC condition and (ii) to the extent required by law or regulation under the respective jurisdiction, certain approvals and clearances from governmental and regulatory authorities in the Bahamas, Barbados, Jamaica, Trinidad and Tobago, and the Cayman Islands.

Other than in relation to competition law and regulatory approvals referred to in the immediately preceding paragraph, other regulatory conditions to the Acquisition include that: (i) no governmental or regulatory authority or association or professional body has threatened or instituted any action, investigation, or proceeding that might reasonably be expected to materially and adversely prevent, delay, or interfere with the Acquisition or create certain additional obligations with respect to the Acquisition; and (ii) all material filings, applications, and/or notifications in connection with the Acquisition have been made, all statutory and regulatory obligations have been complied with, and all relevant material authorizations have been received.

Certain conditions relate to actions CWC may not take that would be material to CWC or the Acquisition, including, except as previously disclosed by CWC: (i) the entering into or implementing or authorizing acquisitions or dispositions of assets or shares; (ii) issuing additional CWC shares of any class, or (iii) entering into contracts outside the ordinary course of business or the taking of other significant actions that would require the Panel’s approval or frustrate the Acquisition.

Certain conditions relate to CWC’s business and the condition of CWC generally. The Acquisition is conditioned on, except as previously disclosed by CWC, the absence of a material adverse change or deterioration in the business of CWC and the absence of certain other liabilities, litigation, or changes in regulatory status which would be material to CWC. Additionally, the Acquisition is conditioned on the fact that Liberty Global has not discovered certain liabilities of CWC, except as previously disclosed by CWC or to the extent such liabilities are not material to CWC, including that information previously disclosed by CWC is misleading or contains a misrepresentation or that CWC or one of its subsidiaries has failed to abide by certain environmental regulations or standards. The Acquisition is also conditioned on the fact that Liberty Global has not discovered that certain of CWC’s directors or employees or CWC or one of its subsidiaries have violated laws related to anti-corruption, bribery, international sanctions, and criminal property.

Under the Takeover Code, we generally may invoke a condition to the Acquisition to cause the Acquisition not to proceed only if the Panel is satisfied that the circumstances giving rise to that condition not being satisfied are of material significance to Liberty Global in the context of the Acquisition.

Irrevocable Undertakings Received by CWC

At CWC’s request and as a condition of CWC agreeing to the Acquisition, Mr. Malone executed and delivered to CWC an irrevocable undertaking (subject to certain limited exceptions) to vote in favor of the proposals to be presented at the Liberty Global general meeting with respect to those Liberty Global Shares and LiLAC Shares owned or controlled by Mr. Malone. Such Liberty Global Shares and LiLAC Shares represent approximately 24.9% of the voting power of Liberty Global as of [DATE]. A copy of the irrevocable undertaking from Mr. Malone is attached as Annex C to this proxy statement and incorporated herein by reference.

Irrevocable Undertakings Received by Liberty Global

Liberty Global has received irrevocable undertakings (each subject to certain limited exceptions) from CHLLC (an entity controlled by Mr. Malone), CVBI Holdings (Barbados) Inc. and Clearwater Holdings (Barbados) Limited (entities controlled by Mr. Risley), and Mr. Paddick to vote in favor of the Scheme of Arrangement at the CWC court meeting and the resolutions to be proposed at the CWC general meeting (or, in the event that the Acquisition is implemented by way of an Offer, to accept the Offer) with respect to those CWC Shares owned or controlled by those CWC shareholders and to elect a specified Dual Share Alternative. See the section of this proxy statement entitled “The Recommended Offer and the Dual Share Alternatives” beginning on page 39. Such CWC Shares represent approximately 35.7% of the CWC Shares issued and outstanding as of November 13, 2015. Copies of the irrevocable undertakings from CHLLC, CVBI Holdings (Barbados) Inc., Clearwater Holdings (Barbados) Limited, and Mr. Paddick are attached as Annexes D, E, F and G, respectively, to this proxy statement and incorporated herein by reference.

Additionally, each CWC director (other than Mr. Risley and Mr. Paddick, who gave the undertakings described above) who beneficially owns or controls CWC Shares has irrevocably undertaken to Liberty Global to vote in favor of the Scheme of Arrangement at the CWC court meeting and the CWC general meeting (or, in the event that the Acquisition is implemented by way of an Offer, to accept the Offer). Such CWC Shares represent approximately 0.37% of the CWC Shares issued and outstanding as of November 13, 2015.

Liberty Global has also received a non-binding letter of support from Orbis Investment Management Limited (which we refer to as Orbis), pursuant to which Orbis confirmed its intention to vote in favor of the Scheme of Arrangement (or, in the event that the Acquisition is implemented by way of an Offer, to accept the Offer) with respect to its approximate 9.3% ownership of the CWC Shares issued and outstanding as of November 13, 2015.

Effect of Approval of Scheme of Arrangement

Upon the Scheme of Arrangement becoming effective, it will be binding on all CWC shareholders, irrespective of whether or not they attended or voted at the CWC court meeting and the CWC general meeting (and, if they attended and voted, whether or not they voted in favor). The consideration due pursuant to the Acquisition (including the special dividend) will be dispatched to CWC shareholders no later than 14 days after the date on which the Scheme of Arrangement becomes effective in accordance with its terms.

The Scheme Document will include full details of the Scheme of Arrangement, together with notices of the CWC court meeting, the CWC general meeting, and the expected timetable for the Acquisition, and will specify the action to be taken by CWC shareholders.

Change in Acquisition Structure

Liberty Global reserves the right (with the consent of the Panel) to elect, in accordance with the Co-operation Agreement, to implement the Acquisition by way of an Offer (followed by the Merger) as an alternative to the Scheme of Arrangement: (i) with CWC’s consent; (ii) if a third party announces a firm intention to make an Offer for all or part of the issued and to be issued share capital of CWC; or (iii) if the directors of CWC withdraw or modify their unanimous and unconditional recommendation of the Scheme of Arrangement.

If the acquisition of CWC is effected by way of an Offer and such Offer becomes or is declared unconditional in all respects and sufficient acceptances are received, Liberty Global intends to: (i) apply to the London Stock Exchange and the UKLA to cancel trading in the CWC Shares on the London Stock Exchange’s main market for listed securities and the listing of the CWC Shares from the official list maintained by the UKLA; and (ii) exercise its right to apply the provisions of Chapter 3 of Part 28 of the Companies Act to acquire compulsorily the remaining CWC Shares in respect of which the Offer has not been accepted.

Fractional Shares

Fractions of Liberty Global A&C Shares or LiLAC A&C Shares will not be allotted or issued to CWC shareholders. Fractional entitlements to Liberty Global A&C Shares and LiLAC A&C Shares will be aggregated and sold in the market as soon as practicable after the Scheme of Arrangement becomes effective and the net proceeds of such sale will be distributed in cash pro rata to persons entitled thereto.

The Co-operation Agreement

The following is a summary of selected provisions of the Co-operation Agreement. While we believe this description covers the material terms of the Co-operation Agreement, it may not contain all of the information that is important to you and is qualified in its entirety by reference to the Co-operation Agreement which is attached as Annex B to this proxy statement. We urge you to read the Co-operation Agreement carefully and in its entirety.

Regulatory Undertakings

Under the Co-operation Agreement, among other things, Liberty Global has agreed to provide reasonable co-operation to CWC and its advisers, and to use its reasonable efforts, to satisfy the regulatory and other clearances necessary for the Acquisition as promptly as possible following the date of the Co-operation Agreement and, in any event, by the long stop date and, in the case of the regulatory conditions, by the regulatory long stop date. Liberty Global has agreed to be responsible for contacting and corresponding with the relevant authorities in relation to the obtaining of any clearance for which Liberty Global, alone or jointly with CWC, is required to apply. For these purposes Liberty Global has agreed to submit any required filing, notification or submission (alone or, if applicable, with CWC jointly) to the relevant authorities within any applicable mandatory time period so as to obtain the clearances necessary for the Acquisition. CWC has agreed to be responsible for contacting and corresponding with relevant authorities in relation to the clearances for which CWC alone is required to apply. CWC also agreed to give the required notifications, including preparing and submitting all necessary filings, notifications and submissions to the United States Federal Communications Commission in respect of the US Carve-Out described in the Announcement. Each of Liberty Global and CWC has undertaken to co-operate with each other, keep each other reasonably informed and use reasonable endeavors to provide information and assistance in relation to filings, notifications or submissions to be made in connection with implementing the Acquisition and obtaining clearances.

Termination

The Co-operation Agreement will terminate with immediate effect:

•	if termination is agreed in writing by Liberty Global and CWC;

•	upon written notice by Liberty Global to CWC if:

•	the Scheme Document (or the document containing the terms of any Offer, as the case may be) does not include a unanimous and unconditional recommendation of the Scheme of Arrangement (or the Offer, as the case may be) from the board of directors of CWC (which we refer to as the CWC board recommendation);

•	the CWC board recommendation is no longer unconditional or unanimous or is withdrawn, qualified or modified at any time; or

•	a third party announces a firm intention to make an offer for CWC which is recommended by the board of directors of CWC or which completes, becomes effective or is declared or becomes unconditional in all respects;

•	upon written notice by either Liberty Global or CWC to the other party if any of the following occurs (which we refer to as a Liberty Global adverse recommendation change):

•	if Liberty Global withdraws, modifies or qualifies, without CWC’s prior written consent, the required unanimous (excluding Mr. Malone, who did not vote on the recommendation) and unconditional recommendation of the board of directors of Liberty Global that the Liberty Global shareholders approve the Share Issuance Proposal and the Substantial Property Transaction Proposal (which we refer to as the Liberty Global board recommendation);

•	if Liberty Global fails to include the Liberty Global board recommendation in the definitive proxy statement when it is sent to Liberty Global shareholders (including any announcement by Liberty Global that it will not include the Liberty Global board recommendation in such definitive proxy statement); or

•	if Liberty Global fails to convene the general meeting prior to the long stop date, provided that the SEC has advised Liberty Global in writing at least 45 days prior to the long stop date that it has completed its review of the proxy statement;

•	if the Acquisition lapses, terminates or is withdrawn in accordance with its terms and, where required, with the permission of the Panel (other than where such lapse or withdrawal is as a result of Liberty Global electing to implement the Acquisition by way of an Offer and the Merger); or

•	if the Scheme of Arrangement has not become effective (or, if the Acquisition is implemented by an Offer, the Offer does not become unconditional) by the long stop date.

Break Fee

By way of compensation for any loss suffered by CWC in connection with the preparation and negotiation of the Acquisition, the Co-operation Agreement and any other document relating to the Acquisition, we agreed in the Co-operation Agreement that, subject to certain limited exceptions, we will pay to CWC an amount in cash equal to $50 million (exclusive of VAT, if any) (which we refer to as the break fee) in the event that, on or prior to the long stop date, Liberty Global makes a Liberty Global adverse recommendation change and either party exercises its right to terminate the Co-operation Agreement for such reason.

The Co-operation Agreement further provides that no break fee is to be made by Liberty Global with respect to the above arrangements if certain circumstances giving rise to termination of that agreement have occurred or the relevant event that otherwise would have given rise to the break fee event was caused by CWC’s breach of its obligations under the Co-operation Agreement.

Only one break fee can be paid and such break fee would be CWC’s sole and exclusive remedy in the relevant circumstance for all losses and damages suffered in connection with the Co-operation Agreement and the transactions contemplated by it, other than in the case of fraud.

Change in Acquisition Structure

The Co-operation Agreement records Liberty Global’s and CWC’s intention to implement the Acquisition by way of the Scheme of Arrangement, subject to the ability of Liberty Global to implement the Acquisition by way of an Offer (followed by a Merger) (with the consent of the Panel) as an alternative to the Scheme of Arrangement: (i) with CWC’s consent; (ii) if a third party announces a firm intention to make an Offer for all or part of the issued and to be issued share capital of CWC; or (iii) if the CWC directors withdraw or modify their unanimous and unconditional recommendation of the Scheme of Arrangement. In such an event an Offer will be implemented on the same terms (subject to agreed or necessary amendments and to the terms of the Co-operation Agreement), so far as applicable, as those which would apply to the Scheme of Arrangement.

Interim Operations

During the period until the Scheme of Arrangement becomes effective (or the Offer becomes unconditional, as the case may be), Liberty Global agreed not to do any of the following, in each case, where doing so would reasonably be expected to have a material and adverse impact on the value of, or, as applicable, rights attaching to, the ordinary shares to be issued pursuant to the Scheme of Arrangement (or the Offer, as the context requires):

•	authorize, declare or pay dividends (or any form of return of capital) with respect to Liberty Global’s ordinary shares;

•	undertake any bonus issue of its shares or any securities convertible into or exchangeable for any shares;

•	consolidate, sub-divide or reclassify any of its shares;

•	undertake any other form of capital reorganization not referred to above;

•	amend its constitutional documents; or

•	de-list the Liberty Global Class A Shares, Liberty Global Class C Shares, LiLAC Class A Shares or LiLAC Class C Shares from NASDAQ.

Liberty Global may grant options or awards pursuant to Liberty Global’s employee incentive plans and allot and issue Liberty Global’s ordinary shares to satisfy any such options or awards up to the extent necessary to satisfy any such options or awards vesting or due to be settled. Liberty Global may also redesignate or otherwise convert any LiLAC Shares and consolidate, redesignate or subdivide any Liberty Global Shares, or capitalize any of Liberty Global’s reserves, to achieve such redesignation or conversion of LiLAC Shares, as permitted in Liberty Global’s articles of association, provided that the consideration is adjusted accordingly, following reasonable consultation with CWC, and the Panel approves the adjustment of the consideration. Liberty Global may also acquire or cancel any of its shares or rights to such shares, including in accordance with any buyback program operated by Liberty Global, and do anything reasonably necessary to implement the Acquisition.

CWC Employee Arrangements

The Co-operation Agreement contains provisions that will apply in respect of certain employee-related matters. Under the Co-operation Agreement, Liberty Global and CWC have agreed that the timetable for the Scheme of Arrangement’s implementation shall be fixed so as to enable options and awards under the relevant CWC Share Plans which provide for exercise and/or vesting upon the sanction of the Scheme of Arrangement by the High Court to be exercised or vest in sufficient time to enable the resulting CWC Shares to be bound by the Scheme of Arrangement and to receive the special dividend on the same terms as other CWC shareholders. The options and awards are under the 2011 Performance Share Plan, the Restricted Share Plan 2010, the 2011 Deferred Bonus Plan, the Columbus Equity Incentive Plan and the All-Employee Share Purchase Plan (the “CWC Share Plans”).

Other Company Covenants and Agreements

Under the Co-operation Agreement, Liberty Global agreed to take certain actions with regard to receipt of the requisite approval from Liberty Global’s shareholders in connection with the Acquisition. Liberty Global agreed to use reasonable endeavors to have this proxy statement cleared by the SEC promptly and in any event within 90 days of November 16, 2015, and to cause the Liberty Global general meeting to be duly called and held no later than 30 days after the mailing of the definitive proxy statement to shareholders. In connection with the shareholders’ meeting, Liberty Global must use reasonable endeavors to solicit proxies from Liberty Global’s shareholders in favor of the approval of the shareholder resolutions of Liberty Global necessary to enable Liberty Global to implement the Acquisition, including the Share Issuance Proposal and the Substantial Property Transaction Proposal (which we refer to as the Liberty Global Resolutions). Additionally, Liberty Global’s board of directors must unanimously (subject to certain exceptions discussed below) and unconditionally recommend the approval of the Liberty Global Resolutions in this proxy statement. If the Liberty Global Resolutions are approved, subject to certain other conditions set forth in the Co-operation Agreement, Liberty Global must cause the Liberty Global A&C Shares and LiLAC A&C Shares to be issued to CWC shareholders as consideration for the Acquisition to be: (i) approved for listing on NASDAQ, (ii) issued in reliance on the exemption provided by Section 3(a)(10) of the Securities Act of 1933, as amended, and the exemptions from registration or qualification under all relevant state “blue sky” or securities laws, and (iii) be credited as fully paid and ranked pari passu with each other and all other Liberty Global A&C Shares or LiLAC A&C Shares of the relevant class issued and outstanding (except as expressly provided in the Rule 2.7 Announcement or as otherwise agreed by the parties).

Liberty Global’s board of directors may make a Liberty Global adverse recommendation change only if the members of the board of directors of Liberty Global determine in good faith, following consultation with external legal counsel and Liberty Global’s financial adviser, that the failure to take such action would breach, or reasonably be regarded as breaching, their fiduciary duties as directors under applicable law.

Governing Law

The Co-operation Agreement is governed by English law and any matter, claim or dispute arising out of or in connection with the Co-operation Agreement, whether contractual or non-contractual, will be governed by and determined in accordance with English law. Liberty Global and CWC agreed that the courts of England and Wales would have exclusive jurisdiction over any dispute arising out of or in connection with the Co-operation Agreement.

No Dissenters’ Rights

None of our shareholders will be entitled to exercise dissenters’ rights or to demand payment for their Liberty Global Shares or LiLAC Shares in connection with the Acquisition.

Material United States Federal Income Tax Consequences

Our shareholders are not participating in the Acquisition through an exchange of their Liberty Global Shares or LiLAC Shares or otherwise and, therefore, there are no tax consequences to our shareholders. As evidenced by the Rule 2.7 Announcement and the Co-operation Agreement, the Scheme of Arrangement followed by the Merger (or the Offer followed by the Merger) is intended to constitute a single, integrated transaction that qualifies as a reorganization for US federal income tax purposes, with the exchange by CWC shareholders of CWC Shares for Liberty Global A&C Shares and/or LiLAC A&C Shares being eligible for nonrecognition treatment under applicable US federal income tax rules, except for any cash amounts received in connection with the Acquisition such as cash in lieu of fractional Liberty Global A&C Shares and/or LiLAC A&C Shares and the special dividend payable by CWC.

Material United Kingdom Tax Consequences

Our shareholders are not participating in the Acquisition through an exchange of their Liberty Global Shares or LiLAC Shares or otherwise and, therefore, there are no UK tax consequences to our shareholders. It is expected that CWC shareholders who are subject to UK tax will generally not be taxable in the UK in respect of consideration provided to them in the form of Liberty Global A&C Shares and/or LiLAC A&C Shares, except for any cash amounts received in connection with the Acquisition such as cash in lieu of fractional Liberty Global A&C Shares and/or LiLAC A&C Shares and the special dividend payable by CWC.

Accounting Treatment

The Acquisition will be accounted for as the acquisition of CWC by Liberty Global. Accordingly, Liberty Global will apply the acquisition method of accounting whereby the total purchase price will be allocated to the identifiable net assets of CWC based on assessments of their fair values as of the date of the completion of the Acquisition and the excess of the purchase price over the fair values of these identifiable net assets will be allocated to goodwill. The financial condition and results of operations of Liberty Global reported after completion of the Acquisition will include CWC’s balances and results from the acquisition date forward, but will not be restated to reflect the historical financial position or results of operations of CWC. Following the completion of the Acquisition, the results of operations of the consolidated group will reflect the CWC acquisition accounting adjustments, including, among other items, increased amortization of finite-lived intangible assets.

Regulatory Matters

General

The completion of the Acquisition is subject to the satisfaction or waiver of certain competition law and regulatory conditions, including (i) the FCC condition and (ii) to the extent required by law or regulation under the respective jurisdiction, certain approvals and clearances from governmental and regulatory authorities in the Bahamas, Barbados, Jamaica, Trinidad and Tobago, and the Cayman Islands. Although we expect that all required regulatory clearances and approvals will be obtained, we cannot assure you that these regulatory clearances and approvals will be obtained in a timely manner or at all, or that the granting of these regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the Acquisition, including the requirement to divest assets.

FCC Regulatory Approval Matters

The Acquisition is conditional on the CWC US Carve-Out and Columbus US Carve-Out remaining in effect or the FCC Regulatory Approval having been obtained. See the section of this proxy statement entitled “CWC US Carve-Out / FCC Regulatory Approval” beginning on page 42.

Certain Regulatory Approval Matters

To the extent required by law or regulation, certain applications or notifications must be made or complied with and certain regulatory authorities must approve the Acquisition. Accordingly, the necessary actions to make the Scheme of Arrangement effective will not be taken unless the following clearances and approvals have been satisfied (where capable of satisfaction) and continue to be satisfied pending the commencement of the Scheme Court Hearing or, where relevant, waived:

•	Bahamas Utilities Regulation and Competition Authority clearance;

•	Barbados Minister of Telecommunications and Fair Trading Commission clearance;

•	Jamaica Minister for Science, Technology, Energy and Mining and the Jamaica Broadcasting Commission clearance;

•	Trinidad and Tobago Telecommunications Authority clearance; and

•	Cayman Islands Information and Communications Technology Authority clearance.

For a detailed description of these clearances and approvals, see “Appendix I to Annex A—Rule 2.7 Announcement”.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF LIBERTY GLOBAL

The following tables set forth Liberty Global’s selected consolidated historical financial data for the periods indicated. The consolidated summary statement of operations data for the nine months ended September 30, 2015, and the consolidated summary balance sheet data as of September 30, 2015, are derived from Liberty Global’s unaudited condensed consolidated financial statements incorporated by reference in this proxy statement. The consolidated summary statement of operations data for each of the three years ended December 31, 2014, 2013 and 2012 and the consolidated summary balance sheet data as of December 31, 2014 and 2013 are derived from Liberty Global’s audited consolidated financial statements incorporated by reference in this proxy statement. The consolidated summary statement of operations data for the years ended December 31, 2011 and 2012 and the consolidated summary balance sheet data as of December 31, 2012, 2011 and 2010 are derived from Liberty Global’s audited historical consolidated financial statements, which are not included or incorporated by reference in this proxy statement.

You should read this information together with (i) the information contained in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the condensed consolidated financial statements and notes thereto included in Liberty Global’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2015, which is incorporated by reference in this proxy statement, and (ii) the information contained in the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the consolidated financial statements and notes thereto included in Liberty Global’s Annual Report on Form 10-K for the year ended December 31, 2014, which is incorporated by reference in this proxy statement. Historical results are not necessarily indicative of future results.

	September 30, 2015	December 31,
		2014	2013	2012	2011	2010
	in millions
Summary Balance Sheet Data (a):
Property and equipment, net	$22,256.4	$23,840.6	$23,974.9	$13,437.6	$12,868.4	$11,112.3
Goodwill	$27,693.3	$29,001.6	$23,748.8	$13,877.6	$13,289.3	$11,734.7
Total assets	$69,552.8	$72,841.9	$67,714.3	$38,307.7	$36,409.2	$33,328.8
Debt and capital lease obligations, including current portion	$47,056.7	$46,159.0	$44,704.3	$27,524.5	$24,757.9	$22,462.6
Total equity	$11,640.9	$14,116.0	$11,541.5	$2,085.1	$2,931.4	$3,457.7

	Nine months ended September 30,		Year ended December 31,
	2015	2014	2014	2013	2012	2011	2010
	in millions, except per share amounts
Summary Statement of Operations Data (a):
Revenue	$13,680.8	$13,633.1	$18,248.3	$14,474.2	$9,930.8	$9,118.3	$7,995.2
Operating income	$1,727.9	$1,954.9	$2,228.2	$2,012.1	$1,983.1	$1,822.9	$1,443.9
Loss from continuing operations (b)	$(791.0)	$(478.3)	$(980.9)	$(882.0)	$(583.9)	$(801.5)	$(977.3)
Loss from continuing operations attributable to Liberty Global shareholders	$(868.9)	$(171.6)	$(1,028.5)	$(937.6)	$(623.7)	$(841.0)	$(889.8)
Basic and diluted earnings (loss) from continuing operations attributable to Liberty Global shareholders per share:
Liberty Global Shares (c)	$0.12
LiLAC Shares (c)	$0.69
Old Liberty Global Shares (d)	$(1.13)	$(0.64)	$(1.29)	$(1.39)	$(1.17)	$(1.59)	$(1.93)

(a)

We acquired Ziggo Group Holding B.V. on November 11, 2014, Virgin Media Inc. on June 7, 2013, San Juan Cable, LLC (doing business as OneLink Communications) on November 8, 2012, Kabel BW GmbH on December 15, 2011, Aster Marketing Sp. z o.o on September 16, 2011 and Unitymedia Kabel BW GmbH on January 28, 2010. We also completed a number of less significant acquisitions during the years presented. We completed the sale of substantially all of Chellomedia B.V.’s assets (which we refer to as the Chellomedia Disposal Group) on January 31, 2014, Austar United Communications Limited on May 23, 2012 and the ownership interests in three of subsidiaries that directly or indirectly held Liberty Global, Inc.’s ownership interests in Jupiter Telecommunications Co., Ltd. (which we refer to as the J:COM Disposal Group) on February 18, 2010. Accordingly, our summary statement of operations data presents the Chellomedia Disposal Group, Austar United Communications Limited and the J:COM Disposal Group as discontinued operations during the applicable periods.
(b)	Includes earnings from continuing operations attributable to noncontrolling interests of $77.9 million, $26.8 million, $47.6 million, $55.6 million, $39.8 million, $39.5 million and $87.5 million, respectively.
(c)	The amounts presented for the 2015 nine-month period relate to the period from July 1, 2015 through September 30, 2015.
(d)	The amount presented for the 2015 nine-month period relates to the period from January 1, 2015 through June 30, 2015.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF CWC

The following tables set forth CWC’s selected consolidated historical financial data for the periods indicated. The consolidated income statement data for the six months ended September 30, 2015 and 2014, and the consolidated balance sheet data as of September 30, 2015, are derived from the CWC Interim Financial Statements included elsewhere in this proxy statement. The consolidated income statement data for each of the three years ended March 31, 2015, 2014 and 2013 and the consolidated balance sheet data as of March 31, 2015 and 2014 are derived from the CWC Annual Financial Statements included elsewhere in this proxy statement. The consolidated income statement data for the years ended March 31, 2013, 2012 and 2011 and the consolidated balance sheet data as of March 31, 2012 and 2011 are derived from CWC’s historical consolidated financial statements, which are not included in this proxy statement. All of the financial data has been derived from unaudited consolidated financial statements, except for the financial data as of and for the year ended March 31, 2015, which has been derived from audited consolidated financial statements.

The information set forth below is only a summary that you should read together with the CWC Interim Financial Statements, the CWC Annual Financial Statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of CWC, each as included elsewhere in this proxy statement.

	Six months ended September 30,		Year ended March 31,
	2015	2014	2015	2014	2013	2012	2011
	in millions, except per share amounts
Summary Consolidated Income Statement Data:
Revenue	$1,179	$848	$1,753	$1,689	$1,750	$1,807	$1,458
Profit/(loss) for the period from continuing operations	$(20)	$103	$(33)	$(130)	$(49)	$(160)	$109
Earnings/(loss) per share attributable to the owners of the Parent Company:
Total Group:
Basic	$(0.013)	$0.160	$0.097	$0.343	$0.004	$(0.031)	$0.076
Diluted	$(0.013)	$0.159	$0.097	$0.343	$0.004	$(0.031)	$0.075
Profit/(loss) from continuing operations per share	$(0.013)	$0.019	$(0.038)	$(0.084)	$(0.052)	$(0.078)	$0.015

	September 30, 2015	March 31,
		2015	2014	2013	2012	2011
	in millions
Summary Consolidated Balance Sheet Data:
Property, plant and equipment	$2,610	$2,587	$1,418	$1,367	$1,786	$1,757
Intangible assets	$3,014	$2,965	$526	$485	$528	$433
Total assets	$6,943	$7,067	$3,158	$3,670	$3,757	$3,647
Total debt, including current portion	$2,983	$2,768	$855	$1,803	$1,707	$1,373
Net assets	$1,264	$1,476	$839	$252	$416	$811

Dividends

The table below sets forth the cash dividends declared and paid on each CWC Share in each period indicated.

Year	Cash dividends per share
Six months ended September 30, 2015	$0.0267
Fiscal year ended March 31, 2015	$0.0400
Fiscal year ended March 31, 2014	$0.0400
Fiscal year ended March 31, 2013	$0.0666
Fiscal year ended March 31, 2012	$0.0800
Fiscal year ended March 31, 2011	$0.0764

PROPOSAL NO. 1—SHARE ISSUANCE PROPOSAL

Proposal

We are asking you to approve the issuance of Liberty Global A&C Shares and LiLAC A&C Shares to CWC shareholders in connection with the Acquisition by Liberty Global on the terms described in this proxy statement and the Rule 2.7 Announcement (together with such modifications as the board of directors of Liberty Global may in its absolute discretion think fit).

We are seeking shareholder approval of the Share Issuance Proposal pursuant to Rule 5635(a)(2) of the NASDAQ Stock Market Rules, which requires shareholder approval prior to the issuance of common stock in connection with the acquisition of the stock or assets of another company if any director, officer or substantial shareholder (which means any shareholder owning 5% or more of the outstanding shares of common stock or voting power of the issuing company) has a 5% or greater interest in the company or assets to be acquired or in the consideration to be paid in the transaction and the potential issuance of common stock could result in an increase in outstanding common shares or voting power of 5% or more. The Liberty Global A&C Shares and LiLAC A&C Shares to be issued to shareholders of CWC as consideration for the Acquisition will result in an increase in Liberty Global’s outstanding ordinary shares in excess of 5% and will include the issuance of Liberty Global A&C Shares and LiLAC A&C Shares to CHLLC, an entity that owns approximately 13% of the CWC Shares and is controlled by Mr. Malone, the chairman of the board of directors of Liberty Global and owner of shares representing approximately 24.9% of Liberty Global’s voting power. Therefore, under Rule 5635(a)(2) of the NASDAQ Stock Market Rules, shareholder approval of the issuance of Liberty Global A&C Shares and LiLAC A&C Shares as consideration for the Acquisition is required.

Required Shareholder Vote and Recommendation of Liberty Global’s Board of Directors

In accordance with Rule 5635(e)(4) of the NASDAQ Stock Market Rules, the affirmative vote of a simple majority of the votes cast by the holders of our voting shares (voting together as a single class) is required to approve the Share Issuance Proposal.

Abstentions, although counted for purposes of determining whether there is a quorum, will not be treated as votes cast at the general meeting and accordingly will not be taken into account in determining the outcome of the Share Issuance Proposal. If you are a holder of record, the failure to submit a signed proxy card, grant a proxy electronically via the internet or to vote in person by ballot at the general meeting, or, if you hold your shares in “street name”, the failure to instruct your broker, bank, or other nominee on how to vote your shares, which we refer to as broker non-votes, will have no effect on the outcome of the votes for the Share Issuance Proposal.

The approval of the Share Issuance Proposal by the requisite vote of Liberty Global shareholders is required for us to issue Liberty Global A&C Shares and LiLAC A&C Shares to CWC shareholders as consideration for the Acquisition, and it is a condition to the completion of the Acquisition.

Our board of directors unanimously (excluding Mr. Malone, who recused himself from all deliberations and voting on such matters) recommends that you vote “FOR” the Share Issuance Proposal.

Amount and Title of Securities to be Issued; Use of Proceeds

If the Share Issuance Proposal is approved, as consideration for the Acquisition we expect to issue to CWC shareholders up to, in the aggregate:

•	31,651,616 Liberty Global Class A Shares;

•	77,488,978 Liberty Global Class C Shares;

•	3,648,524 LiLAC Class A Shares; and

•	8,939,328 LiLAC Class C Shares.

The actual value received by each CWC shareholder for its CWC Shares will depend upon whether such shareholder elects for the Recommended Offer, the LiLAC Alternative or one of the Dual Share Alternatives, each of which is described in the section of this proxy statement entitled “The Recommended Offer and the Dual Share Alternatives”, as well as on the elections made by other CWC shareholders (see page 39).

Holders of Liberty Global Shares or LiLAC Shares have no conversion, preemptive or other subscription rights with respect to such shares.

Co-operation Agreement

For a detailed description of the Co-operation Agreement in connection with the Acquisition, see the section of this proxy statement entitled “Information About the CWC Acquisition—The Co-operation Agreement” beginning on page  45.

Interests of Liberty Global’s Executive Officers and Directors in the Acquisition or Share Issuance

Other than as described below in the sections entitled “Proposal No. 1—Share Issuance Proposal” beginning on page 55 and “Proposal No. 2—Substantial Property Transaction Proposal” beginning on page 57, none of Liberty Global’s directors or executive officers has any substantial financial interest, direct or indirect, in the Acquisition or the issuance of Liberty Global A&C Shares and LiLAC A&C Shares to CWC shareholders as consideration for the Acquisition, other than being a director or executive officer and a shareholder of Liberty Global.

Impact of the Share Issuance on Liberty Global’s Existing Shareholders

If approved and implemented, the Share Issuance Proposal will dilute the ownership and voting interests of our existing shareholders. It is expected that as consideration for the Acquisition up to 31,651,616 Liberty Global Class A Shares, 77,488,978 Liberty Global Class C Shares, 3,648,524 LiLAC Class A Shares and 8,939,328 LiLAC Class C Shares will be issued to CWC shareholders, and that, upon completion of the Acquisition, based on the fully-diluted number of CWC Shares, Liberty Global Shares and LiLAC Shares outstanding on the Announcement Date (the latest practicable date prior to the date of this proxy statement), CWC shareholders will, after giving effect to the Acquisition and the LiLAC Attribution, and treating the Liberty Global Group’s inter-group interest in the LiLAC Group as being represented by additional LiLAC Shares, hold approximately 11%, 11%, 7%, and 7% of the total number of Liberty Global Class A Shares, Liberty Global Class C Shares, LiLAC Class A Shares and LiLAC Class C Shares, respectively.

PROPOSAL NO. 2—SUBSTANTIAL PROPERTY TRANSACTION PROPOSAL

Proposal

We are asking you to approve the acquisition by Liberty Global of CWC Shares held by CHLLC, an entity that owns approximately 13% of the CWC Shares and is controlled by Mr. Malone, the chairman of the board of directors of Liberty Global.

We are seeking shareholder approval of the Substantial Property Transaction Proposal pursuant to Section 190 of the Companies Act, which requires shareholder approval for any arrangement in which Liberty Global is to acquire from a director a substantial non-cash asset (which means any substantial asset in relation to a company if its value exceeds 10% of the company’s asset value and is more than £5,000 or its value exceeds £100,000). In the Acquisition, Liberty Global will be acquiring the CWC Shares held by CHLLC, which represent approximately 13% of the CWC Shares. Because these CWC Shares comprise a substantial non-cash asset and CHLLC is controlled by Mr. Malone, the chairman of the board of directors of Liberty Global, such acquisition of CWC Shares from CHLLC constitutes a substantial property transaction pursuant to the Companies Act, and therefore the Companies Act requires shareholder approval of such substantial property transaction before it can be completed.

Required Shareholder Vote and Recommendation of Liberty Global’s Board of Directors

The affirmative vote of a simple majority of the votes cast by the holders of our voting shares (voting together as a single class) is required to approve the Substantial Property Transaction Proposal.

Abstentions, although counted for purposes of determining whether there is a quorum, will not be treated as votes cast at the general meeting and accordingly will not be taken into account in determining the outcome of the Substantial Property Transaction Proposal. If you are a holder of record, the failure to submit a signed proxy card, grant a proxy electronically via the internet or to vote in person by ballot at the general meeting, or, if you hold your shares in “street name”, the failure to instruct your broker, bank, or other nominee on how to vote your shares, which we refer to as broker non-votes, will have no effect on the outcome of the votes for the Substantial Property Transaction Proposal.

The approval of the Substantial Property Transaction Proposal by the requisite vote of Liberty Global shareholders is required for us to acquire the CWC Shares as part of the Acquisition, and it is a condition to the completion of the Acquisition under the Rule 2.7 Announcement.

Our board of directors unanimously (excluding Mr. Malone, who recused himself from all deliberations and voting on such matters) recommends that you vote “FOR” the Substantial Property Transaction Proposal.

PROPOSAL NO. 3—ADJOURNMENT PROPOSAL

Proposal

We are asking you to approve a proposal to adjourn the general meeting for a period of not more than 10 business days, if necessary or appropriate, to solicit additional proxies in the event there are insufficient votes at the time of such adjournment to approve the Share Issuance Proposal and the Substantial Property Transaction Proposal.

If our shareholders approve the Adjournment Proposal, we could adjourn the general meeting and any adjourned session of the general meeting for a period of not more than 10 business days to solicit additional proxies, including the solicitation of proxies from shareholders that have previously returned properly executed proxies voting against the approval of the Share Issuance Proposal and the Substantial Property Transaction Proposal. Among other things, approval of the Adjournment Proposal could mean that, even if we had received proxies representing a sufficient number of votes against approval of the Share Issuance Proposal and the Substantial Property Transaction Proposal such that the Share Issuance Proposal and the Substantial Property Transaction Proposal would be defeated, we could adjourn the general meeting without a vote on the Share Issuance Proposal and the Substantial Property Transaction Proposal and seek to convince the holders of those shares to change their votes to votes in favor of the Share Issuance Proposal and the Substantial Property Transaction Proposal.

Required Shareholder Vote and Recommendation of Liberty Global’s Board of Directors

The affirmative vote of a simple majority of the votes cast by the holders of our voting shares (voting together as a single class) is required to approve the Adjournment Proposal.

Abstentions, although counted for purposes of determining whether there is a quorum, will not be treated as votes cast at the general meeting and accordingly will not be taken into account in determining the outcome of the Adjournment Proposal. If you are a holder of record, the failure to submit a signed proxy card, grant a proxy electronically via the internet or to vote in person by ballot at the general meeting, or, if you hold your shares in “street name”, the failure to instruct your broker, bank, or other nominee on how to vote your shares, which we refer to as broker non-votes, will have no effect on the outcome of the votes for the Adjournment Proposal.

Our board of directors unanimously (excluding Mr. Malone, who recused himself from all deliberations and voting on such matters) recommends that you vote “FOR” the Adjournment Proposal.

SHARE OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF LIBERTY GLOBAL

Security Ownership of Certain Beneficial Owners

The following table sets forth information, to the extent known by us or ascertainable from public filings, concerning our ordinary shares beneficially owned by each person or entity known by us to own more than 5% of our outstanding Liberty Global Class A Shares, Liberty Global Class B Shares, Liberty Global Class C Shares, LiLAC Class A Shares, LiLAC Class B Shares and LiLAC Class C Shares.

Except as otherwise indicated in the notes to the table, the security ownership information is given as of December 31, 2015, and, in the case of percentage ownership information, is based upon (1) 252,766,455 Liberty Global Class A Shares, (2) 10,472,517 Liberty Global Class B Shares, (3) 584,044,394 Liberty Global Class C Shares, (4) 12,630,580 LiLAC Class A Shares, (5) 523,423 LiLAC Class B Shares and (6) 30,722,874 LiLAC Class C Shares, in each case, outstanding on that date. Beneficial ownership of our Liberty Global Class C Shares and LiLAC Class C Shares is set forth below only to the extent known by us or ascertainable from public filings. Our Liberty Global Class C Shares and LiLAC Class C Shares are, however, non-voting and, therefore, in the case of voting power, are not included.

Ordinary shares issuable on or within 60 days after December 31, 2015, upon exercise of options or stock appreciation rights (which we refer to as SARs), vesting of restricted share units (which we refer to as RSUs), conversion of convertible securities or exchange of exchangeable securities, are deemed to be outstanding and to be beneficially owned by the person holding the options, SARs, RSUs or convertible or exchangeable securities for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Also, for purposes of the following presentation, beneficial ownership of our Liberty Global Class B Shares and LiLAC Class B Shares, although convertible on a one-for-one basis into our Liberty Global Class A Shares and LiLAC Class A Shares, respectively, is reported as beneficial ownership of our Liberty Global Class B Shares and LiLAC Class B Shares only, and not as beneficial ownership of our Liberty Global Class A Shares or LiLAC Class A Shares, as the case may be. The percentage of voting power is presented on an aggregate basis for each person or entity named below.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class	Voting Power
John C. Malone	Liberty Global Class A	1,090,480	(1)(2)(3)	*	24.9%
c/o Liberty Global plc	Liberty Global Class B	8,787,373	(2)(3)(4)(5)	83.9%
Griffin House	Liberty Global Class C	12,055,905	(1)(2)(4)(6)	2.1%
161 Hammersmith Rd	LiLAC Class A	54,523	(1)(2)(3)	*
London W6 8BS	LiLAC Class B	439,368	(2)(3)(4)(5)	83.9%
United Kingdom	LiLAC Class C	650,694	(1)(2)(4)(6)	2.1%
Robert R. Bennett	Liberty Global Class A	208	(7)	*	2.7%
c/o Liberty Media Corporation	Liberty Global Class B	981,873	(7)	9.4%
12300 Liberty Boulevard	LiLAC Class A	10	(8)	*
Englewood, CO 80112	LiLAC Class B	49,093	(8)	9.4%
BlackRock, Inc.	Liberty Global Class A	17,214,446	(9)	6.8%	4.8%
55 East 52nd Street	Liberty Global Class B	—		—
New York, NY 10022	LiLAC Class A	860,722	(8)	6.8%
	LiLAC Class B	—		—
Capital World Investors	Liberty Global Class A	13,858,300	(10)	5.5%	3.9%
A division of Capital Research and Management Company	Liberty Global Class B	—		—
333 South Hope Street	LiLAC Class A	692,915	(8)	5.5%
Los Angeles, CA 90071	LiLAC Class B	—		—

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class	Voting Power
FMR LLC	Liberty Global Class A	14,220,601	(11)	5.6%	4.1%
245 Summer Street	Liberty Global Class B	—		—
Boston, MA 02210	LiLAC Class A	1,283,540	(12)	10.2%
	LiLAC Class B	—		—
New Mountain Vantage Advisers, L.L.C.	Liberty Global Class A	—		—	*
787 Seventh Avenue, 49th Floor	Liberty Global Class B	—		—
New York, NY 10019	LiLAC Class A	715,551	(13)	5.7%
	LiLAC Class B	—		—

*	Less than one percent.
(1)	Based on information available to Liberty Global, including the Schedule 13D/A (Amendment No. 8) of Mr. Malone filed with the SEC on November 19, 2015, includes (i) 90,303 Liberty Global Class A Shares, 680,041 Liberty Global Class C Shares, (ii) 4,515 LiLAC Class A Shares and 34,002 LiLAC Class C Shares held by Mr. Malone’s wife, Mrs. Leslie Malone, as to which Shares Mr. Malone disclaims beneficial ownership.
(2)	Based on information available to Liberty Global, including the Schedule 13D/A (Amendment No. 8) of Mr. Malone filed with the SEC on November 19, 2015, includes (i) 48,000 Liberty Global Class A Shares, 110,148 Liberty Global Class B Shares, 56,444 Liberty Global Class C Shares, (ii) 2,400 LiLAC Class A Shares, 5,507 LiLAC Class B Shares and 14,222 LiLAC Class C Shares held by two trusts managed by an independent trustee, of which the beneficiaries are Mr. Malone’s adult children. Mr. Malone, has no pecuniary interest in these trusts, but he retains the right to substitute assets held by them. Mr. Malone disclaims beneficial ownership of the shares held in these trusts.
(3)	The Irrevocable Undertaking, dated as of November 16, 2015, from Mr. Malone to CWC contains provisions relating, in certain circumstances, to the voting (subject to certain restrictions) of certain Liberty Global Class A Shares, Liberty Global Class B Shares, LiLAC Class A Shares and LiLAC Class B Shares beneficially owned by Mr. Malone and the transferability of such shares. Mr. Malone expressly disclaims the existence of and membership in a group with CWC.
(4)	Based on information available to Liberty Global, including the Schedule 13D/A (Amendment No. 8) of Mr. Malone filed with the SEC on November 19, 2015, includes (i) 8,677,225 Liberty Global Class B Shares, (ii) 433,861 LiLAC Class B Shares, 7,117,225 Liberty Global Class C Shares and 375,861 LiLAC Class C Shares held by a trust with respect to which Mr. Malone is a co-trustee and, with his wife, retains a unitrust interest in the trust (which we refer to as the Malone Trust).
(5)	Based on the Schedule 13D/A (Amendment No. 7) of Mr. Malone filed with the SEC on February 18, 2014, pursuant to a letter agreement dated as of February 13, 2014, among Mr. Fries, Mr. Malone and the Malone Trust, the parties agreed that, for so long as Mr. Fries is employed as a principal executive officer by us or serving on our board of directors, (a) in the event the Malone Trust or any permitted transferee (as defined in such letter agreement) is not voting the Liberty Global Class B Shares and LiLAC Class B Shares owned by the Malone Trust, Mr. Fries will have the right to vote such Liberty Global Class B Shares and LiLAC Class B Shares and (b) in the event the Malone Trust or any permitted transferee determines to sell such Liberty Global Class B Shares and LiLAC Class B Shares, Mr. Fries (individually or through an entity he controls) will have an exclusive right to negotiate to purchase such shares, and if the parties fail to come to an agreement and the Malone Trust or any permitted transferee subsequently intends to enter into a sale transaction with a third party, Mr. Fries (or an entity controlled by him) will have a right to match the offer made by such third party.
(6)	Includes 2,200,000 Liberty Global Class C Shares and 110,000 LiLAC Class C Shares subject to a long-dated post-paid variable forward sale contract with an unaffiliated counterparty, divided into 20 components of 110,000 Liberty Global Class C Shares and 5,500 LiLAC Class C Shares, each. The components mature on sequential trading days beginning on August 17, 2017 and ending on September 14, 2017.

(7)	The number of Liberty Global Class A Shares and the number of Liberty Global Class B Shares are based upon the Schedule 13D/A (Amendment No. 1) dated March 6, 2014, filed by Mr. Bennett with the SEC on April 3, 2014. The Schedule 13D/A reflects that Mr. Bennett has sole voting and dispositive power over the Liberty Global Class A Shares and Liberty Global Class B Shares reported. Of the shares reported, the Schedule 13D/A shows Mr. Bennett and his spouse jointly owning 749,539 Liberty Global Class B Shares and Hilltop Investments, LLC, which is jointly owned by Mr. Bennett and his spouse, owning 232,334 Liberty Global Class B Shares.
(8)	The number of shares is based on the assumption that the respective shareholder held the number of Liberty Global Class A Shares and Liberty Global Class B Shares reported in their respective Schedule 13D or Schedule 13G, as the case may be, on the record date of the LiLAC Share distribution and applying the distribution ratio to such shares.
(9)	The number of Liberty Global Class A Shares is based upon the Schedule 13G/A (Amendment No. 1) for the year ended December 31, 2014, filed with the SEC on February 9, 2015, by BlackRock, Inc. as a parent holding company of various subsidiaries, which together beneficially own the shares. The Schedule 13G/A reflects that BlackRock, Inc. has sole voting power over 13,829,525 of the Liberty Global Class A Shares. It has sole dispositive power over all of the Liberty Global Class A Shares.
(10)	The number of Liberty Global Class A Shares is based upon the Schedule 13G/A (Amendment No. 1) for the year ended December 31, 2014, filed with the SEC on February 6, 2015, by Capital World Investors as a result of Capital Research and Management Company acting as investment advisor to various investment companies, including EuroPacific Growth Fund. The Schedule 13G/A reflects that Capital World Investors has sole voting and dispositive power over the Liberty Global Class A Shares. EuroPacific Growth Fund filed a Schedule 13G/A for the year ended December 31, 2014 on February 9, 2015, reporting sole voting and dispositive power over 13,481,000 of the Liberty Global Class A Shares reported by Capital World Investors and states under certain circumstances it may vote these shares.
(11)	The number of Liberty Global Class A Shares is based upon the Schedule 13G for the year ended December 31, 2014, filed with the SEC on February 13, 2015, by FMR LLC, as a parent holding company of various subsidiaries, Edward C. Johnson III and Abigail P. Johnson, which together beneficially own the shares. The Schedule 13G reflects that FMR Co. Inc. owns at least 5% of the shares. The family of Edward C. Johnson III, including Abigail P. Johnson, hold 49% of the voting power of FMR LLC. The Schedule 13G reflects that FMR LLC has sole voting power over 409,802 of the Liberty Global Class A Shares and sole dispositive power over all of the Liberty Global Class A Shares.
(12)	The number of LiLAC Class A Shares is based upon the Schedule 13G filed with the SEC on August 10, 2015, by FMR LLC, as a parent holding company of various subsidiaries, Edward C. Johnson III and Abigail P. Johnson, which together beneficially own the shares. The Schedule 13G reflects that FMR Co. Inc. owns at least 5% of the shares. The family of Edward C. Johnson III, including Abigail P. Johnson, hold 49% of the voting power of FMR LLC. The Schedule 13G reflects that FMR LLC has sole voting and sole dispositive power over these LiLAC Class A Shares.
(13)	The number of LiLAC Class A Shares is based upon the Schedule 13G filed with the SEC on October 19, 2015, by New Mountain Vantage Advisers, L.L.C. As of October 9, 2015, the date of the event which required the filing of the Schedule 13G, certain fund accounts (which we refer to as the Fund Accounts) affiliated with New Mountain Vantage Advisers, L.L.C., a Delaware limited liability company, held an aggregate of 679,904 LiLAC Class A Shares. New Mountain Vantage Advisers, L.L.C. possesses the sole power to vote and the sole power to direct the disposition of the LiLAC Class A Shares held by the Fund Accounts.

Security Ownership of Management

The following table sets forth information with respect to the beneficial ownership by each of our directors and each of our named executive officers, and by all of our directors and executive officers as a group, of (1) our Liberty Global Class A Shares, (2) our Liberty Global Class B Shares, (3) our Liberty Global Class C Shares, (4) our LiLAC Class A Shares, (5) our LiLAC Class B Shares and (6) LiLAC Class C Shares.

Except as otherwise indicated in the notes to the table, the security ownership information is given as of December 31, 2015, and, in the case of percentage ownership information, is based upon (1) 252,766,455 Liberty Global Class A Shares, (2) 10,472,517 Liberty Global Class B Shares, (3) 584,044,394 Liberty Global Class C Shares, (4) 12,630,580 LiLAC Class A Shares, (5) 523,423 LiLAC Class B Shares and (6) 30,722,874 LiLAC Class C Shares, in each case, outstanding on that date. Although beneficial ownership of our Liberty Global Class C Shares and our LiLAC Class C Shares is set forth below, our Liberty Global Class C Shares and our LiLAC Class C Shares are non-voting and, therefore, in the case of voting power, are not included. The percentage of voting power is presented on an aggregate basis for each person or group listed below.

Ordinary shares issuable on or within 60 days after December 31, 2015, upon exercise of options or SARs, vesting of RSUs, conversion of convertible securities or exchange of exchangeable securities, are deemed to be outstanding and to be beneficially owned by the person holding the options, SARs, RSUs or convertible or exchangeable securities for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. For purposes of the following presentation, beneficial ownership of our Liberty Global Class B Shares and LiLAC Class B Shares, although convertible on a one-for-one basis into our Liberty Global Class A Shares and LiLAC Class A Shares, respectively, is reported as beneficial ownership of our Liberty Global Class B Shares and LiLAC Class B Shares only, and not as beneficial ownership of our Liberty Global Class A Shares or LiLAC Class A Shares, as the case may be.

So far as is known to us, the persons indicated below have sole voting power with respect to the ordinary shares indicated as owned by them, except as otherwise stated in the notes to the table. With respect to certain of our executive officers and directors, the number of shares indicated as owned by them includes shares held by the 401(k) Plan as of December 31, 2015, for their respective accounts.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class	Voting Power
John C. Malone	Liberty Global Class A	1,090,480	(1)(4)	*	24.9%
Chairman of the Board	Liberty Global Class B	8,787,373	(2)	83.9%
	Liberty Global Class C	12,055,905	(3)(4)	2%
	LiLAC Class A	54,523	(1)	*
	LiLAC Class B	439,368	(2)	83.9%
	LiLAC Class C	650,694	(3)	2.1%
Andrew J. Cole	Liberty Global Class A	24,419	(5)	*	*
Director	Liberty Global Class B	—		—
	Liberty Global Class C	61,074	(5)	*
	LiLAC Class A	1,202	(5)	*
	LiLAC Class B	—		—
	LiLAC Class C	3,017	(5)	*
John P. Cole, Jr.	Liberty Global Class A	56,954	(5)	*	*
Director	Liberty Global Class B	—		—
	Liberty Global Class C	186,871	(5)	*
	LiLAC Class A	2,820	(5)	*
	LiLAC Class B	—		—
	LiLAC Class C	9,293	(5)	*

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class	Voting Power
Miranda Curtis	Liberty Global Class A	140,450	(5)	*	*
Director	Liberty Global Class B	—		—
	Liberty Global Class C	412,861	(5)	*
	LiLAC Class A	6,956	(5)	*
	LiLAC Class B	—		—
	LiLAC Class C	20,445	(5)	*
John W. Dick	Liberty Global Class A	59,409	(5)	*	*
Director	Liberty Global Class B	—		—
	Liberty Global Class C	179,831	(5)	*
	LiLAC Class A	2,944	(5)	*
	LiLAC Class B	—		—
	LiLAC Class C	8,942	(5)	*
Michael T. Fries	Liberty Global Class A	741,808	(4)(5)(6)(8)	*	1.1%
Director, Chief Executive Officer &	Liberty Global Class B	333,333	(7)	3.2%
President	Liberty Global Class C	2,117,110	(4)(5)(6)(8)	*
	LiLAC Class A	37,086	(5)(6)(8)	*
	LiLAC Class B	16,666	(7)	3.2%
	LiLAC Class C	105,890	(5)(6)(8)	*
Paul A. Gould	Liberty Global Class A	249,901	(5)	*	*
Director	Liberty Global Class B	51,429		*
	Liberty Global Class C	1,066,759	(5)	*
	LiLAC Class A	12,481	(5)	*
	LiLAC Class B	2,571		*
	LiLAC Class C	53,305	(5)	*
Richard R. Green	Liberty Global Class A	37,318	(5)	*	*
Director	Liberty Global Class B	—		—
	Liberty Global Class C	105,884	(5)	*
	LiLAC Class A	1,840	(5)	*
	LiLAC Class B	—		—
	LiLAC Class C	5,245	(5)	*
David E. Rapley	Liberty Global Class A	14,342	(5)	*	*
Director	Liberty Global Class B	—		—
	Liberty Global Class C	50,924	(5)	*
	LiLAC Class A	712	(5)	*
	LiLAC Class B	—		—
	LiLAC Class C	2,691	(5)	*
Larry E. Romrell	Liberty Global Class A	32,659	(5)	*	*
Director	Liberty Global Class B	—		—
	Liberty Global Class C	82,503	(5)	*
	LiLAC Class A	1,628	(5)	*
	LiLAC Class B	—		—
	LiLAC Class C	4,222	(5)	*
JC Sparkman	Liberty Global Class A	46,064	(5)	*	*
Director	Liberty Global Class B	—		—
	Liberty Global Class C	127,146	(5)	*
	LiLAC Class A	2,297	(5)	*
	LiLAC Class B	—		—
	LiLAC Class C	6,377	(5)	*

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percent of Class	Voting Power
J. David Wargo	Liberty Global Class A	65,909	(4)(5)(9)	*	*
Director	Liberty Global Class B	—		—
	Liberty Global Class C	167,493	(4)(5)(9)	*
	LiLAC Class A	3,285	(4)(5)(9)	*
	LiLAC Class B	—		—
	LiLAC Class C	9,791	(4)(5)(9)	*
Charles H.R. Bracken	Liberty Global Class A	102,499	(5)	*	*
Executive Vice President & Co-Chief	Liberty Global Class B	—		—
Financial Officer	Liberty Global Class C	393,146	(5)	*
	LiLAC Class A	7,486	(5)	*
	LiLAC Class B	—		—
	LiLAC Class C	20,434	(5)	*
Bernard G. Dvorak	Liberty Global Class A	289,866	(4)(5)(6)(10)	*	*
Executive Vice President, & Co-Chief	Liberty Global Class B	—		—
Financial Officer	Liberty Global Class C	1,202,639	(4)(5)(6)(10)	*
	LiLAC Class A	14,292	(5)(6)(10)	*
	LiLAC Class B	—		—
	LiLAC Class C	55,218	(4)(5)(6)(10)	*
Diederik Karsten	Liberty Global Class A	192,787	(5)	*	*
Executive Vice President, European	Liberty Global Class B	—		—
Broadband Operations	Liberty Global Class C	557,132	(5)	*
	LiLAC Class A	9,635	(5)	*
	LiLAC Class B	—		—
	LiLAC Class C	27,860	(5)	*
Balan Nair	Liberty Global Class A	242,696	(4)(5)	*	*
Executive Vice President & Chief	Liberty Global Class B	—		—
Technology Officer	Liberty Global Class C	764,184	(4)(5)(6)	*
	LiLAC Class A	12,130	(5)	*
	LiLAC Class B	—		—
	LiLAC Class C	38,202	(4)(5)(6)	*
All directors and executive officers as a	Liberty Global Class A	3,490,139	(11)(12)	1.4%	26.5%
group (17 persons)	Liberty Global Class B	9,172,135		87.6%
	Liberty Global Class C	19,733,132	(11)(12)	3.4%
	LiLAC Class A	176,712	(11)(12)	1.4%
	LiLAC Class B	458,605		87.6%
	LiLAC Class C	1,036,545	(11)(12)	3.4%

*	Less than one percent.
(1)	See notes (1), (2) and (3) to “Security Ownership of Certain Beneficial Owners”.
(2)	See notes (2), (3), (4) and (5) to “Security Ownership of Certain Beneficial Owners”.
(3)	See notes (1), (2), (4) and (6) to “Security Ownership of Certain Beneficial Owners”.

(4)	Includes shares pledged to the indicated entities in support of one or more lines of credit or margin accounts extended by such entities:

	No. of Shares Pledged
Owner	Liberty Global Class A	Liberty Global Class C	LiLAC Class A	LiLAC Class C	Entity Holding the Shares
John C. Malone	90,303	1,472,041	—	—	Merrill Lynch, Pierce, Fenner & Smith Incorporated
John C. Malone	952,177	1,210,195	—	—	Fidelity Brokerage Services, LLC
Michael T. Fries	366,327	905,340	—	—	Morgan Stanley Inc.
J. David Wargo	195	885	9	44	UBS Financial Services, Inc.
J. David Wargo	3,965	11,867	198	593	Fidelity Brokerage Services, LLC
Bernard G. Dvorak	15,675	290,580	—	2,929	UBS Financial Services, Inc.
Balan Nair	71,294	284,064	—	—	UBS Financial Services, Inc.

(5)	Includes shares that are subject to options or SARs, which were exercisable as of, or will be exercisable within 60 days of, December, 2015, as follows:

Owner	Liberty Global Class A	Liberty Global Class C	LiLAC Class A	LiLAC Class C
Andrew J. Cole	4,993	13,525	248	674
John P. Cole, Jr.	46,256	136,980	2,307	6,840
Miranda Curtis	10,979	31,624	546	1,576
John W. Dick	42,482	136,159	2,119	6,799
Michael T. Fries	309,567	808,010	15,477	40,439
Paul A. Gould	41,005	121,300	2,046	6,056
Richard R. Green	31,979	94,347	1,595	4,710
David E. Rapley	11,557	34,302	574	1,709
Larry E. Romrell	8,171	23,208	405	1,155
JC Sparkman	34,802	103,721	1,735	5,178
J. David Wargo	51,507	152,661	2,570	7,624
Charles H.R. Bracken	102,499	393,146	7,230	19,666
Bernard G. Dvorak	207,091	579,668	10,352	28,991
Diederik Karsten	179,584	497,522	8,976	24,882
Balan Nair	171,402	473,083	8,568	23,662

(6)	Includes shares held in the 401(k) Plan as follows:

Owner	Liberty Global Class A	Liberty Global Class C	LiLAC Class A	LiLAC Class C
Michael T. Fries	1,977	13,063	98	653
Bernard G. Dvorak	510	11,263	25	555
Balan Nair	—	6,508	—	314

(7)	See note (5) to “Security Ownership of Certain Beneficial Owners”.
(8)	Includes 46,200 Liberty Global Class A Shares, 283,360 Liberty Global Class C Shares, 2,310 LiLAC Class A Shares and 14,168 LiLAC Class C Shares held by a trust managed by an independent trustee, of which the beneficiaries are Mr. Fries’ minor children. Mr. Fries has no pecuniary interest in the trust, but he retains the right to substitute the assets held by the trust. Mr. Fries disclaims beneficial ownership of these shares.
(9)	Includes 32 Liberty Global Class C Shares and one LiLAC Class C Shares held by Mr. Wargo’s spouse, as to which Mr. Wargo has disclaimed beneficial ownership. Also includes 158 Liberty Global Class A Shares, 556 Liberty Global Class C Shares, 7 LiLAC Class A Shares and 26 LiLAC Class C Shares held in various accounts managed by Mr. Wargo as to which shares Mr. Wargo has disclaimed beneficial ownership.

(10)	Includes the following securities held by Mr. Dvorak’s spouse, as to which Mr. Dvorak has disclaimed beneficial ownership: (a) 5,303 Liberty Global Class A Shares, 96,812 Liberty Global Class C Shares, 243 LiLAC Class A Shares and 4,782 LiLAC Class C Shares; (b) 59,736 Liberty Global Class A Shares, 166,761 Liberty Global Class C Shares, 2,984 LiLAC Class A Shares and 8,337 LiLAC Class C Shares that are subject to SARs, which were exercisable as of, or will be exercisable within 60 days of, December 31, 2015; and (c) 1,551 Liberty Global Class A Shares, 14,328 Liberty Global Class C Shares, 77 LiLAC Class A Shares and 707 LiLAC Class C Shares held in the 401(k) Plan.
(11)	Includes 189,964 Liberty Global Class A Shares, 110,148 Liberty Global Class B Shares, 1,117,245 Liberty Global Class C Shares, 4,717 LiLAC Class A Shares, 5,507 LiLAC Class B Shares and 28,416 LiLAC Class C Shares held by relatives of certain directors and executive officers or held pursuant to certain trust arrangements or in managed accounts, as to which shares beneficial ownership has been disclaimed.
(12)	Includes 1,397,763 Liberty Global Class A Shares, 3,986,274 Liberty Global Class C Shares, 71,938 LiLAC Class A Shares and 199,320 LiLAC Class C Shares that are subject to options or SARs, which were exercisable as of or will be exercisable or vest within 60 days of December 31, 2015; 4,038 Liberty Global Class A Shares, 47,101 Liberty Global Class C Shares, 200 LiLAC Class A Shares and 2,316 LiLAC Class C Shares held by the 401(k) Plan; and 1,518,361 Liberty Global Class A Shares, 4,251,258 Liberty Global Class C Shares, 1,226 LiLAC Class A Shares and 7,376 LiLAC Class C Shares pledged in support of various lines of credit or margin accounts.

FUTURE SHAREHOLDER PROPOSALS

We currently expect that our annual general meeting of shareholders for the calendar year 2016 will be held during the second quarter of 2016 in London, England. Shareholders who, in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (which we refer to as the Exchange Act), wished to present a resolution for inclusion in the proxy materials for the 2016 annual general meeting must have submitted their resolution in writing to our Corporate Secretary and the resolution must have been received at our executive offices at Griffin House, 161 Hammersmith Rd, London W6 8BS, United Kingdom, by the close of business on January 7, 2016. The deadline for shareholders to submit their resolutions for inclusion in the proxy materials for the 2017 annual general meeting cannot be calculated at this time but will be made available in the proxy materials to be distributed to shareholders in connection with our 2016 annual general meeting. In accordance with our articles of association, shareholders who wish to nominate a candidate as a director or bring a resolution not pursuant to Rule 14a-8 before the 2016 annual general meeting must submit their written notice of the matter to our executive offices at the foregoing address on or following February 26, 2016, and before the close of business on March 28, 2016, or such later date as may be determined and announced in connection with the actual scheduling of the annual general meeting.

All shareholder resolutions for inclusion in our proxy materials will be subject to the proxy rules adopted under the Exchange Act and, as with any shareholder resolution (regardless of whether it is included in our proxy materials), our articles of association and the laws of England and Wales.

SOLICITATION

Liberty Global is soliciting proxies for the general meeting from Liberty Global shareholders. Liberty Global will bear the entire cost of soliciting proxies from Liberty Global shareholders. In addition to this mailing, Liberty Global’s directors, officers and employees may solicit proxies by mail, email, telephone or by personal interviews. These persons will receive no additional compensation for such services. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of our voting shares held of record by them and will be reimbursed for their reasonable expenses in connection therewith.

[            ] has been retained to assist in the solicitation of proxies for a fee of $[●]. In addition to solicitations by mail, proxies also may be solicited personally, or by telephone or electronic means by some directors, officers and regular employees of Liberty Global, without additional compensation, as well as by employees of [            ]. Liberty Global will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material and other shareholder materials to the beneficial owners of shares where those owners request such materials.

Liberty Global will pay the cost of soliciting proxies.

OTHER MATTERS

As of the date of this proxy statement, Liberty Global’s board of directors has no knowledge of any matters to be presented for consideration at the general meeting other than those referred to in this proxy statement. However, the persons named as proxies in this proxy statement will have authority to vote such proxies as to any other matters that properly come before the general meeting and as to matters incidental to the conduct of the meeting, according to their discretion.

RESPONSIBILITY STATEMENT REQUIRED BY THE TAKEOVER CODE

The directors of Liberty Global (excluding Mr. Malone, who recused himself from all deliberations and voting on the matters that are the subject of this proxy statement) each accept responsibility for the information contained in this document other than that information relating to CWC (including, for the avoidance of doubt, the sections of this proxy statement entitled “Selected Consolidated Historical Financial Data of CWC” beginning on page 53, and “Financial Information of CWC” beginning on page F-1, including the section thereof entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of CWC” beginning on page F-2), the directors of CWC and the persons whose interests in shares the directors of CWC are taken to be interested in pursuant to Part 22 of the Companies Act. To the best of the knowledge and belief of the directors of Liberty Global (who have taken all reasonable care to ensure that such is the case), the information contained in this document for which they are responsible is in accordance with the facts and does not omit anything likely to affect the import of such information.

MISCELLANEOUS

Liberty Global has supplied all information relating to Liberty Global in this proxy statement and CWC has supplied, and Liberty Global has not independently verified, all of the information relating to CWC in this proxy statement, including information contained in the sections of this proxy statement entitled “Selected Consolidated Historical Financial Data of CWC” beginning on page 53, and “Financial Information of CWC” beginning on page F-1, including the section thereof entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of CWC” beginning on page F-2.

WHERE YOU CAN FIND MORE INFORMATION

Liberty Global files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statement or other information that Liberty Global files with the SEC at the SEC’s public reference room at the following location:

Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. These SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at www.sec.gov. You may also access the SEC filings and obtain other information about Liberty Global through the website maintained by Liberty Global, which is www.libertyglobal.com. The information contained in the website is not incorporated by reference in this proxy statement.

The SEC allows Liberty Global to “incorporate by reference” information into this proxy statement, which means that Liberty Global can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this proxy statement, except for any information superseded by information contained directly in this proxy statement or in later filed documents incorporated by reference in this proxy statement.

This proxy statement incorporates by reference the documents (or portions of documents) set forth below that Liberty Global has previously filed with the SEC. These documents contain important business and financial information about Liberty Global (Commission file number 001-35961) that is not included in or delivered with this proxy statement:

•	Liberty Global’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q:

•	Liberty Global’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed by Liberty Global with the SEC on February 13, 2015;

•	Liberty Global’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed by Liberty Global with the SEC on May 7, 2015;

•	Liberty Global’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, filed by Liberty Global with the SEC on August 4, 2015; and

•	Liberty Global’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, filed by Liberty Global with the SEC on November 5, 2015;

•	Liberty Global’s Current Reports on Form 8-K (in each case, except for any information furnished therein pursuant to Item 2.02 or 7.01 on Form 8-K):

•	Filed on January 20, 2015 (and the amendment filed on February 3, 2015), filed on January 28, 2015 (and the amendments filed on February 10, 2015 and March 2, 2015), filed on February 13, 2015, filed on February 18, 2015, filed on February 26, 2015, filed on March 25, 2015, filed on April 6, 2015 (and the amendments filed on April 21, 2015 and May 21, 2015), filed on April 29, 2015, filed on May 13, 2015, filed on May 21, 2015, filed on June 4, 2015, filed on June 18, 2015, filed on July 1, 2015, filed on July 2, 2015, filed on July 8, 2015, filed on July 30, 2015, filed on August 3, 2015, filed on August 6, 2015, filed on November 6, 2015, filed on November 16, 2015 (and the amendment filed on November 18, 2015) and filed on January 22, 2016; and

•

The description of the Liberty Global Shares and LiLAC Shares contained in the sections of Amendment No. 3 to Liberty Global’s Registration Statement on Form S-4 (File No. 333-199552), which was filed with the SEC on December 24, 2014, and declared effective by the SEC on December 29, 2014 (the “LiLAC

Registration Statement”), entitled “The Transaction Proposals—Description of the New LiLAC Ordinary Shares and Liberty Global Ordinary Shares under Our New Articles of Association and Comparison to the Liberty Global Ordinary Shares under Our Current Articles of Association” and “The Transaction Proposals—Management and Allocation Policies”, which is qualified in its entirety by reference to the full text of Liberty Global’s Articles of Association, a copy of which is filed as Exhibit 3.1 to Liberty Global’s Registration Statement on Form 8-A filed with the SEC on June 19, 2015 (which Articles of Association are also incorporated herein by reference).

Liberty Global also incorporates by reference additional documents that may be filed with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement and the earlier of the date of the general meeting or the termination of the recommended offer pursuant to the Rule 2.7 Announcement. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements. We do not incorporate by reference any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K in any future filings, unless specifically stated otherwise.

If you are a shareholder of Liberty Global, Liberty Global may have previously sent you some of the documents incorporated by reference, but you can obtain any of them through Liberty Global’s, the SEC or the SEC’s website at www.sec.gov. Documents incorporated by reference are available from the companies without charge, excluding all exhibits, except that if Liberty Global has specifically incorporated by reference an exhibit in this proxy statement, the exhibit will also be provided without charge. Shareholders may obtain documents incorporated by reference in this proxy statement by requesting them in writing or by telephone from Liberty Global at the following address:

Liberty Global plc 12300 Liberty Boulevard Englewood, CO 80112 Attention: Investor Relations Telephone: +1(303) 220-6600

If you would like to request documents from us, please do so by [DATE] to receive them before the general meeting. If you request any documents from us, we will provide them, without charge, by first class mail or equally prompt means, within one business day of receipt of such request (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this proxy statement incorporates). A list of shareholders entitled to vote at the general meeting will be available for inspection by any shareholder for any purpose relevant to the meeting during business hours at Liberty Global’s principal offices at Griffin House, 161 Hammersmith Rd, London W6 8BS, United Kingdom, for at least 10 days prior to the general meeting and will also be available for review at the general meeting or any reconvening thereof.

If you have any questions about this proxy statement, the general meeting or the Acquisition or need assistance with voting procedures, you should contact:

[            ]

[            ]

[            ]

[            ]

You should rely only on the information contained or incorporated by reference in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. You should assume that the information in this proxy statement is accurate only as of [DATE]. You should also assume that the information contained in any document incorporated by reference herein is accurate only as of the date of such document. The mailing of this proxy statement to shareholders does not create any implication to the contrary.

FINANCIAL INFORMATION OF CWC

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR CWC

The following discussion should be read in conjunction with CWC’s condensed consolidated interim financial statements as of September 30, 2015, March 31, 2015 and September 30, 2014 and for the six months ended September 30, 2015 and September 30, 2014 and the related notes (which we refer to as the CWC Interim Financial Statements) and consolidated financial statements as of March 31, 2015 and March 31, 2014 and for the fiscal years ended March 31, 2015, March 31, 2014 and March 31, 2013 and the related notes (which we refer to as the CWC Annual Financial Statements), each included elsewhere in this Proxy Statement.

Unless otherwise noted, the capitalized terms used below have been defined in the notes to the CWC Interim Financial Statements or CWC Annual Financial Statements.

Except for the historical information contained herein, the discussions in this section contain forward-looking statements that reflect CWC’s plans, estimates and beliefs and involve risks and uncertainties. CWC’s actual results could differ materially from those discussed in these forward-looking statements.

In this discussion, the years ended March 31, 2015, March 31, 2014 and March 31, 2013 are also referred to as FY 2014/15, FY 2013/14 and FY 2012/13, respectively, and the six months ended September 30, 2015 and September 30, 2014 are also referred to as HY 2015/16 and HY 2014/15, respectively.

We have completed a number of transactions that impact the comparability of the financial information for HY 2015/16 and HY 2014/15 and the financial information for FY 2014/15, FY 2013/14 and FY 2012/13, including the Columbus Acquisition on March 31, 2015, the acquisition of Grupo Sonitel on September 12, 2014 and a number of other less significant acquisitions during FY 2014/15 as well as significant dispositions during FY 2014/15 and FY 2013/14. Except for the statement of financial position data as of March 31, 2015, none of the historical information for FY 2014/15, FY 2013/14 and FY 2012/13 includes Columbus (see below). Columbus’ results are fully reflected in HY 2015/16 and, as a consequence, the impact of the Columbus Acquisition accounts for most of the increases in CWC Group’s revenue and expenses from HY 2015/16 to HY 2014/15. In the following discussion, we quantify the impact of the Columbus Acquisition on the results of operations for HY 2015/16. For additional information regarding the Columbus Acquisition, see note 3.11.1 of the CWC Annual Financial Statements and note 17 of the CWC Interim Financial Statements.

Overview

General

CWC is a leading provider of telecommunications-based services including mobile, high-speed broadband, traditional and IP-based voice services, and advanced digital video services, as well as wholesale broadband capacity and managed IT services to consumers, businesses, telecommunications carriers and governments in the Caribbean, Latin America and the Seychelles.

CWC transformed its business in FY 2014/15 and FY 2013/14 to focus on the Caribbean and Latin America region including:

•	In April 2013, CWC disposed of its operations in the Falkland Islands, Guernsey, Maldives, the Channel Islands, the Isle of Man, South Atlantic and Diego Garcia for $501 million (which we refer to as the Islands Disposal).

•	In June 2013, CWC disposed of its Macau operations for $807 million (which we refer to as the Macau Disposal).

•	In May 2014, CWC disposed of its 55% interest in Compagnie Monegasque de Communication SAM for $445 million and CWC’s joint venture in Roshan (which we refer to as the Monaco Disposal).

CWC has accounted for the these dispositions as discontinued operations and the related entities have been presented as discontinued operations in CWC’s condensed consolidated income statement and condensed consolidated statement of cash flows included in the CWC Interim Financial Statements and consolidated income statement and consolidated statement of cash flows included in the CWC Annual Financial Statements for all applicable periods presented. In the following discussion and analysis, the operating statistics, results of operations, cash flows and financial condition that we present and discuss are those of our continuing operations unless otherwise indicated.

CWC’s ownership of its businesses varies—some are wholly-owned and others are partly-owned with public, governmental or corporate partners. The most significant partly-owned businesses include the following:

•	the government of The Bahamas owns 49% and the BTC Foundation owns 2% of BTC;

•	the government of Panama owns 49% and the employees own 2% of Cable & Wireless Panama, SA (which we refer to as CWP);

•	18% of Cable & Wireless Jamaica Limited is held by public shareholders; and

•	third parties own 19% of Cable & Wireless (Barbados) Limited.

In addition, CWC owns a 77% economic interest in its business in Saint Kitts & Nevis, an 80% interest in its business in Dominica and a 70% interest in its business in Grenada, as well as a 33.4% interest in the Seychelles Cable System.

CWC has management control of both BTC and CWP, and therefore, despite holding only 49% of the respective equity, consolidates both BTC and CWP as its subsidiaries in its financial statements.

CWC refers to the foregoing owners of interests in its partly-owned subsidiaries as the NCI Owners. The NCI Owners’ interests in its operating results are included in the profit/(loss) attributable to non-controlling interests in its consolidated income statements that are part of the financial information included in this Proxy Statement. CWC’s partly owned subsidiaries paid $35 million as dividends to NCI Owners in HY 2015/16 (FY 2014/15: $86 million, FY 2013/14: $72 million, FY 2012/13: $73 million).

At September 30, 2015, CWC’s reportable segments comprise operations that are managed through five regional and customer-based operating segments (the percentages are for HY 2015/16):

•	Panama—27% of CWC’s revenue;

•	Caribbean—all of CWC’s Caribbean operations (other than BTC) and the operations in Curacao and Trinidad and Tobago—46% of CWC’s revenue;

•	BTC—14% of CWC’s revenue;

•	Networks and LatAm, which comprises of CWC’s Networks & Wholesale division and the Latin American operations of CWC’s Business Solutions division, including Columbia, Guatemala, Honduras, El Salvador, Costa Rica and Dominican Republic—11% of CWC’s revenue; and

•	Seychelles—2% of CWC’s revenue. (1% of CWC’s revenue is eliminated when reconciling the reportable segment results to consolidated results).

CWC refers to businesses in which it owns 50% or less of the share capital and does not exercise management control as joint ventures. CWC’s joint ventures principally consist of the Seychelles Cable System Ltd.

CWC also has a 49% interest in Telecommunications Services of Trinidad and Tobago Limited (which we refer to as TSTT), which it records as an asset held for sale rather than as a joint venture.

Proposed Acquisition of CWC by Liberty Global

On November 16, 2015, Liberty Global announced, pursuant to Rule 2.7 of the UK City Code on Takeovers and Mergers, the terms of a recommended acquisition pursuant to which Liberty Global would acquire CWC for shares of Liberty Global in a scheme of arrangement. Under the terms of the transaction, CWC shareholders will be entitled to receive up to, in the aggregate: 31,651,616 Liberty Global Class A Shares, 77,488,978 Liberty

Global Class C Shares, 3,648,524 LiLAC Class A Shares and 8,939,328 LiLAC Class C Shares. Further, CWC shareholders would be entitled to receive a special dividend in the amount of £0.03 ($0.0442) per CWC share promptly following the closing of the transaction, which would be in lieu of any previously-announced CWC dividend. Completion of the acquisition, which is expected to occur during the second quarter of 2016, is subject to, among other conditions, Liberty Global and CWC shareholder approvals, certain regulatory approvals and court sanction of the scheme of arrangement.

Principal Activities

CWC has five principal revenue streams: mobile, broadband, video, fixed voice, and managed services and other. The following table sets forth a breakdown of the percentage contribution to revenue of CWC’s five principal revenue streams for the periods indicated:

	For the six months ended September 30		For the year ended March 31
	2015	2014	2015	2014	2013
Mobile	39%	54%	53%	53%	50%
Broadband	13%	10%	10%	10%	10%
Video	8%	2%	1%	1%	1%
Fixed voice	15%	21%	21%	22%	24%
Managed services and other	25%	13%	15%	14%	15%

Total	100%	100%	100%	100%	100%

External Factors

Competition

CWC faces competition in many areas and markets in which it operates, with competition being particularly intense in Panama and Jamaica. Certain of CWC’s competitors in some of the markets in which it operates may have greater financial, capital, marketing or other resources, which may allow them to provide services more effectively and at a lower cost than CWC can. These competitors may adopt more aggressive pricing policies combined with promotional activity, offer better services and features, develop and deploy more rapidly new or improved technologies, services and products, expand and enhance their networks and coverage more rapidly, undertake more extensive advertising and marketing campaigns or successfully replicate our business model.

CWC expects, by the end of the first quarter of the financial year ending March 31, 2017, that a second competitor will enter the mobile market in The Bahamas, where CWC currently is the only provider. In FY 2014/15, BTC accounted for $348 million of CWC’s revenue. The anticipation of a new entrant to the market has already had a negative impact on its revenue, as CWC has reduced its roaming charges significantly to defend its market share.

Technological Developments

The telecommunications industry is characterized by technological advances and the frequent introduction of new services and products. This drives demand for new products and services, and churn from other products and services, such as the fixed to mobile and broadband substitution that has materially changed CWC’s revenue mix in recent years. The most significant recent advancements in telecommunications technology that have affected CWC’s results are the introduction of new mobile technologies (including the iPhone and other smartphones), the growth of broadband and the advent of Internet-enabled communication services such as voice over internet protocol (which we refer to as VoIP), e-mail and instant messaging. As of September 30, 2015, 46% of CWC’s mobile customers had a smartphone. TV and entertainment programming are expected to become increasingly important sources of revenue to CWC during the coming years. CWC has launched a number of value added services and new data plans to meet its customers’ increasing demands for data.

Both mobile voice and fixed voice revenue are declining across CWC’s industry, with mobile data growing strongly. CWC expects this secular shift in mix from voice to data to continue, and is investing in high speed networks to be better positioned to meet customer demand. The shift to mobile data is unfavorable to revenue because CWC’s share of mobile services markets is typically lower than its share of fixed voice markets. CWC also expects over-the-top services to continue to grow and present a competitive threat to its fixed voice, video and messaging services, although CWC intends to monetize over-the-top network traffic to some extent.

The profit margins of CWC’s various products and from its various markets vary significantly. Fixed voice products tend to be more profitable than mobile voice and mobile data products. Similarly, IT services tend to have lower profit margins than telecommunications services (albeit providing IT services may assist with providing more value-added services to customers and gaining market share). As the product mix continues to shift to less profitable mobile business and IT services, with the speed of the shift differing across the markets in which CWC operates, the profitability of CWC’s business is likely to decline in the absence of other means of expanding its profit margins.

Economic Conditions

Overall economic growth prospects in CWC’s markets remain positive, with some variability between countries. Latin American countries such as Panama and Colombia have relatively robust forecasted gross domestic product growth rates of 6% and 3%, respectively, while in the Caribbean markets there are lower forecasted gross domestic product growth rates as the region continues to show a more modest pace of recovery following the previous economic downturn. Certain markets in Latin America have experienced currency devaluation in the 2015 calendar year, however, 86% of CWC’s revenue in FY 2014/15 was generated in U.S. dollars or currencies pegged or linked to the U.S. dollar.

Market Size and Penetration

Market penetration measures the total number of customers in each market as a proportion of the addressable market and can therefore be an indicator of future growth potential and desirability of the market to both CWC and other market participants. In addition, higher relative market share is strongly correlated to greater pre-tax profit margins, both due to lower cost per customer (as a result of the economies of scale) and the virtuous cycle that market share creates in terms of the ability to cross-sell services to customers. CWC has focused its investment in part on increasing its network coverage and, as a result, has contributed to growing the size and penetration of its mobile and broadband markets, which has had the effect of growing its mobile and broadband revenue. Some of the markets in which CWC operates, such as Panama, still have relatively low broadband penetration rates, offering further growth opportunity. In The Bahamas, CWC expects to lose market share in the near- to medium-term following the expected entry of a mobile competitor.

Results of Operations

The following table presents CWC’s selected historical income statement data, including as a percentage of revenue, for the periods indicated.

	Six months ended September 30						Six months ended September 30 2015	Change excluding Columbus
	2015		2014		Change
	Total	% of Revenue	Total	% of Revenue	$	%	Columbus Total	$	%
			(in millions of $, except percentages)
Continuing operations
Mobile	465	39	461	54	4	1	—	4	1
Broadband	150	13	86	10	64	74	62	2	2
Video	100	8	13	2	87	669	85	2	15
Fixed voice	175	15	180	21	(5)	(3)	—	(5)	(3)
Managed services and other	289	25	108	13	181	168	160	21	19

Revenue	1,179	100	848	100	331	39	307	24	3
Cost of sales	(306)	(26)	(214)	(25)	(92)	43	(76)	(16)	7

Gross margin	873	74	634	75	239	38	231	8	1
Operating costs before depreciation and impairment and amortisation	(476)	(40)	(357)	(42)	(119)	33	(96)	(23)	6

Depreciation and impairment	(149)	(13)	(104)	(12)	(45)	43	(48)	3	(3)
Amortisation	(52)	(4)	(19)	(2)	(33)	174	(26)	(7)	37
Other operating expense	(5)	—	(2)	—	(3)	150	(2)	(1)	50

Group operating profit	191	16	152	18	39	26	59	(20)	(13)
Share of results of joint ventures and associates	(1)	—	11	1	(12)	(109)	—	(12)	(109)

Total operating profit	190	16	163	19	27	17	59	(32)	(20)
Finance income	3	—	3	—	—	0	—	—	0
Finance expense	(194)	(16)	(34)	(4)	(160)	471	(53)	(107)	315

(Loss)/profit before income tax	(1)	—	132	15	(133)	(101)	6	(139)	(105)
Income tax expense	(19)	(2)	(29)	(3)	10	(34)	(1)	11	(38)

(Loss)/profit for the period from continuing operations	(20)	(2)	103	12	(123)	(119)	5	(128)	(124)
Discontinued operations
Profit for the period from discontinued operations	—	—	354	42	(354)	(100)	—	(354)	(100)

(Loss)/profit for the period	(20)	(2)	457	54	(477)	(104)	5	(482)	(105)

	Year ended March 31
	2015		2014		2013
	Total	%	Total	%	Total	%
	(in millions of $, except percentages)
Continuing operations
Mobile	929	53	898	53	875	50
Broadband and video	198	11	194	11	187	11
Fixed voice	359	21	374	22	419	24
Managed services and other	267	15	223	14	269	15

Revenue	1,753	100	1,689	100	1,750	100
Cost of sales	(458)	(26)	(418)	(25)	(464)	(27)

Gross margin	1,295	74	1,271	75	1,286	73
Operating costs before depreciation and impairment and amortisation	(814)	(46)	(899)	(53)	(819)	(47)
Depreciation and impairment	(336)	(19)	(204)	(12)	(299)	(17)
Amortisation	(47)	(3)	(31)	(2)	(41)	(2)
Other operating (expense)/income	(20)	(1)	(15)	(1)	4	—

Group operating profit	78	5	122	7	131	7
Share of results of joint ventures and associates	12	—	(62)	(4)	10	1

Total operating profit	90	5	60	3	141	8
Gain on sale of businesses	4	—	—	—	—	—
Finance income	26	1	6	—	8	—
Finance expense	(121)	(7)	(164)	(10)	(152)	(8)

Loss before income tax	(1)	—	(98)	(6)	(3)	—
Income tax expense	(32)	(2)	(32)	(2)	(46)	(3)

Loss for the period from continuing operations	(33)	(2)	(130)	(8)	(49)	(3)
Discontinued operations
Profit for the period from discontinued operations	354	20	1,081	64	219	13

Profit for the period	321	18	951	56	170	10

Comparison of HY 2015/16 with HY 2014/15

CWC Group Results

Revenue. Revenue increased by $331 million, or 39%, from $848 million in HY 2014/15 to $1,179 million in HY 2015/16, driven primarily by the Columbus Acquisition. Revenue increased by $24 million, or 3%, from $848 million in HY 2014/15 to $872 million for HY 2015/16 excluding the impact of the Columbus Acquisition. Excluding the results of Grupo Sonitel and Columbus and adjusting for currency movements, the growth would have been $5 million, or 1%. Excluding the impact of the Columbus Acquisition, revenue was driven by strong growth in managed services and growth in subscribers for CWC’s broadband, mobile and video services. Excluding the impact of the Columbus Acquisition, fixed voice revenue continued to decline as customers substituted to other products.

The following table sets forth CWC’s five revenue streams for the periods indicated.

	Six months ended September 30		Change		Six months ended September 30 2015	Change excluding Columbus
	2015	2014
	Total	Total	$	%	Columbus Total	$	%
	(in millions of $, except percentages)
Mobile	465	461	4	1	—	4	1
Fixed voice	175	180	(5)	(3)	—	(5)	(3)
Broadband	150	86	64	74	62	2	2
Video	100	13	87	669	85	2	15
Managed services and other	289	108	181	168	160	21	19

Total	1,179	848	331	39	307	24	3

The following table shows the contribution of each of CWC’s reportable segments to total revenue for the periods indicated.

	Six months ended September 30
	2015		2014		2015	% of revenue excluding Columbus
	Total	% of Revenue	Total	% of Revenue	Columbus Total
	(in millions of $, except percentages)
Caribbean	547	47	337	40	194	40
Panama	322	27	302	36	—	37
BTC	162	14	171	20	—	19
Networks / LatAm	130	11	11	1	118	1
Seychelles	27	2	27	3	—	3
Other and eliminations(1)	(9)	(1)	—	—	(5)	—

Total	1,179	100	848	100	307	100

(1)	CWC uses “other and eliminations” in order to reconcile the reportable segment results to its consolidated results. This item includes management, royalty and branding fees, the costs of the London headquarters, the costs of the Miami operational hub, net UK defined benefit pension charge or credit and intercompany eliminations.

Cost of sales. Cost of sales increased by $92 million, or 43%, from $214 million in HY 2014/15 to $306 million in HY 2015/16, principally due to the Columbus Acquisition. Cost of sales excluding the impact of the Columbus Acquisition increased by $16 million, or 7%, from $214 million in HY 2014/15 to $230 million in HY 2015/16, mainly due to increased costs in relation to TV content for the increased number of TV subscribers.

Operating costs before depreciation and impairment and amortisation. These costs increased by $119 million, or 33%, from $357 million in HY 2014/15 to $476 million in HY 2015/16, primarily due to the Columbus Acquisition. These costs, excluding the impact of the Columbus Acquisition increased by $23 million, or 6%, from $357 million in HY 2014/15 to $380 million in HY 2015/16 due to costs incurred to grow the C&W Business.

Operating costs before depreciation and impairment and amortisation in HY 2015/16 include $24 million of re-branding costs, integration, restructuring and other costs and professional fees in relation to the Columbus Acquisition and integration of Columbus and its subsidiaries (which we refer to as the Columbus Group) within the CWC Group.

As of September 30, 2015, $92 million of the $110 million of total expected costs related to the integration of Columbus had been incurred, of which $34 million had been paid.

The following table sets forth the components of CWC’s operating costs before depreciation and impairment and amortisation for the periods indicated.

	Six months ended September 30		Change		Six months ended September 30 2015	Change excluding Columbus
	2015	2014
	Total	Total	$	%	Columbus Total	$	%
	(in millions of $, except percentages)
Employee and other staff expenses	176	110	66	60	48	18	16
Operating lease rentals	37	20	17	85	16	1	5
Other administrative expenses	159	126	33	26	25	8	6
Network costs	64	61	3	5	3	—	—
Property and utility costs	40	40	—	—	4	(4)	(10)

Total	476	357	119	33	96	23	6

Depreciation and impairment. Depreciation and impairment increased by $45 million, or 43%, from $104 million in HY 2014/15 to $149 million in HY 2015/16, principally due to the Columbus Acquisition. Depreciation and impairment excluding the impact of the Columbus Acquisition decreased by $3 million, or 3%, from $104 million in HY 2014/15 to $101 million in HY 2015/16 due to the impairment as at March 31, 2015 of legacy assets for copper plant and facilities in the overlapping markets between CWC Group and Columbus Group.

Amortisation. Amortisation increased by $33 million, or 174%, from $19 million in HY 2014/15 to $52 million in HY 2015/16, principally due to the Columbus Acquisition and amortisation of intangible assets purchased. Amortisation excluding the impact of the Columbus Acquisition increased by $7 million, or 37%, from $19 million in HY 2014/15 to $26 million in HY 2015/16 due to additional spectrum acquired in Jamaica.

Other operating expenses. Other operating expenses increased by $3 million, or 150%, from $2 million in HY 2014/15 to $5 million in HY 2015/16, in large part due to the Columbus Acquisition. Other operating expenses excluding the impact of the Columbus Acquisition increased by $1 million, or 50%, from $2 million in HY 2014/15 to $3 million in HY 2015/16. The $5 million other operating expense in HY 2015/16 was related to foreign exchange translation gains on CWC’s UK defined benefit pension schemes as the U.S. dollar strengthened against pounds sterling ($3 million), as well as the expenses incurred following flooding in Dominica due to a hurricane ($1 million). In HY 2014/15, the $2 million other operating expense principally comprised losses on the sale of property, plant and equipment in The Bahamas and Panama.

Group operating profit. Group operating profit increased by $39 million, or 26%, from $152 million in HY 2014/15 to $191 million in HY 2015/16, principally due to the Columbus Acquisition. Excluding the impact of the Columbus Acquisition, group operating profit decreased by $20 million, or 13%, from $152 million in HY 2014/15 to $132 million in HY 2015/16, principally due to costs incurred in connection with the integration of the Columbus Group.

Share of results of joint ventures and associates. The following table sets forth the breakdown of CWC’s share of profits of joint ventures for the periods indicated.

	For the six months ended September 30
	2015	2014
	(in millions of $)
Trinidad and Tobago (TSTT)	—	9
Other	(1)	2

Total	(1)	11

CWC’s share of profits from joint ventures and associates on a consolidated basis and excluding the impact of the Columbus Acquisition decreased by $12 million, from a $11 million profit in HY 2014/15 to a $1 million loss in HY 2015/16. This was mainly due to CWC complying with conditions to the regulatory approval for the Columbus Acquisition, which requires CWC to divest its 49% stake in TSTT. CWC no longer retains significant influence over TSTT’s management and its investment in TSTT has been transferred to assets held for sale. As such, CWC does not recognize any share of profit or loss from its holding in TSTT since March 31, 2015.

Total operating profit. Total operating profit increased by $27 million, or 17%, from $163 million in HY 2014/15 to $190 million in HY 2015/16, principally due to the Columbus Acquisition. Excluding the impact of the Columbus Acquisition, total operating profit decreased by $32 million, or 20%, from $163 million in HY 2014/15 to $131 million in HY 2015/16 mainly due to costs incurred as part of the integration of the Columbus Group.

Finance income. Finance income on a consolidated basis and excluding the impact of the Columbus Acquisition remained steady at $3 million in both periods, and included primarily interest on loans receivable and cash balances.

Finance expense. Finance expense increased by $160 million, or 471%, from $34 million in HY 2014/15 to $194 million in HY 2015/16, principally due to: additional debt and borrowing facilities resulting from the completion of the Columbus Acquisition; a $45 million charge incurred in connection with an $879 million liability that was recognized for put options that were issued in connection with the Columbus Acquisition (which we refer to as Put Options); and an expense of $23 million related to unamortized capitalized fees written-off related to the refinancing of US$390 million secured term loan (which we refer to as Senior Secured Term Loan) and US$300 million unsecured term loan (which we refer to as Senior Unsecured Term Loan) obtained in connection with the Columbus Acquisition.

Profit/loss for the period from continuing operations. CWC’s loss from continuing operations was $20 million in HY 2015/16 compared to a profit of $103 million in HY 2014/15.

Profit for the period from discontinued operations. Profit for the period from discontinued operations includes $346 million related to the Monaco Disposal in May 2014 and $8 million profit after tax from the Monaco operations during April and May 2014 prior to it being sold.

Segments

Panama

Revenue. Revenue increased by $20 million, or 7%, from $302 million in HY 2014/15 to $322 million in HY 2015/16, as video and managed services growth (primarily due to the acquisition of Grupo Sonitel) offset the continued decline in fixed voice due to fixed to mobile substitution. Columbus has operations in Panama that are recorded as part of the Network and LatAm segment.

The following table sets forth the five revenue streams of CWC’s Panama segment for the periods indicated.

	For the six months ended September 30
	2015	2014	Change
	(in millions of $)%
Mobile	175	176	(1)
Broadband	25	25	—
Video	11	9	22
Fixed voice	49	54	(9)
Managed services and other	62	38	63

Total	322	302	7

Mobile revenue decreased by $1 million, or 1%, from $176 million in HY 2014/15 to $175 million in HY 2015/16, principally due to voice revenue decline of 9% as competition and over-the-top voice substitution caused average revenue per user (which we refer to as ARPU) to fall. CWC saw a 3% increase in prepaid customers and a 10% increase in postpaid customers, as it launched more affordable smart devices. Subscriber data penetration increased to 51% in HY 2015/16, following a 32% increase in data subscribers, as a wider range of data plans and the launch of CWC’s long term evolution mobile service (which we refer to as LTE) in March 2015 stimulated both prepaid and postpaid usage.

Broadband revenue was $25 million, in line with HY 2014/15, as an increase in subscribers of 3% to 136,000 was offset by a fall in ARPU.

Video revenue increased by $2 million, or 22%, from $9 million in HY 2014/15 to $11 million for HY 2015/16, largely due to growth in both hybrid fyber coaxial (which we refer to as HFC) and direct-to-home (which we refer to as DTH) subscribers.

Fixed voice revenue decreased by $5 million, or 9%, from $54 million in HY 2014/15 to $49 million for HY 2015/16, driven mainly by lower domestic call revenue, as well as a decline in subscriber numbers as customers substituted to other products.

Managed services and other revenue increased by $24 million, or 63%, from $38 million in HY 2014/15 to $62 million in HY 2015/16, primarily as a result of the acquisition of Grupo Sonitel which was completed in September 2014. Without the impact of Grupo Sonitel, managed services and other revenue would have fallen due to delays in awards of government contracts.

Cost of sales. Cost of sales increased by $18 million, or 18%, from $100 million in HY 2014/15 to $118 million in HY 2015/16, principally due to the addition of the cost of sales of Grupo Sonitel, which was acquired in September 2014.

Operating costs before depreciation and impairment and amortisation. Operating costs increased by $4 million, or 5%, from $84 million in HY 2014/15 to $88 million in HY 2015/16, principally due to the inclusion of Grupo Sonitel’s cost base.

Caribbean

Revenue. Revenue increased by $210 million, or 62%, from $337 million in HY 2014/15 to $547 million in HY 2015/16, principally as a result of the Columbus Acquisition. Revenue excluding the impact of the Columbus Acquisition increased by $16 million, or 5%, from $337 million in HY 2014/15 to $353 million in HY 2015/16, as a result of growth in mobile revenue following the increasing demand for mobile data.

The following table sets forth the five revenue streams of CWC’s Caribbean segment for the periods indicated.

	Six months ended September 30		Change		Six months ended September 30 2015	Change excluding Columbus
	2015	2014
	Total	Total	$	%	Columbus Total	$	%
	(in millions of $, except percentages)
Mobile	158	143	15	10	—	15	10
Broadband	112	48	64	133	62	2	4
Video	89	4	85	2,125	85	—	—
Fixed voice	98	98	—	—	—	—	—
Managed services and other	90	44	46	105	47	(1)	(2)

Total	547	337	210	62	194	16	5

Mobile revenue on a consolidated basis, increased by $15 million, or 10%, from $143 million in HY 2014/15 to $158 million in HY 2015/16 due to increasing demand for mobile data. Revenue in the Jamaica business increased by 16% due to a 241% increase in mobile data traffic, and data traffic increased by 73% in Barbados, 5% in the Cayman Islands and 102% across other markets. The increase in network speeds following investments made by CWC in the region is expected to continue to drive the shift in mix from voice to data.

Broadband revenue increased by $64 million, or 133%, from $48 million in HY 2014/15 to $112 million in HY 2015/16, driven by the Columbus Acquisition and subscriber growth in Trinidad, Barbados and Jamaica. Broadband revenue excluding the impact of the Columbus Acquisition increased by $2 million, or 4%, from $48 million in HY 2014/15 to $50 million in HY 2015/16.

Video revenue increased by $85 million, or 2,125%, from $4 million in HY 2014/15 to $89 million for HY 2015/16, as a result of the Columbus Acquisition. Video revenue excluding the impact of the Columbus Acquisition was in line with HY 2014/15.

Fixed voice revenue on a consolidated basis and excluding the impact of the Columbus Acquisition, was $98 million in HY 2015/16, in line with HY 2014/15. Factors impacting the HY 2015/16 comparison with HY 2014/15 primarily include the recognition of $4 million of non-recurring transit revenue, price increases in certain markets of the Caribbean segment, declines in usage, particularly international calls, and subscriber growth from the bundling of products.

Managed services revenue increased by $46 million, or 105%, from $44 million in HY 2014/15 to $90 million in HY 2015/16, largely due to the Columbus Acquisition and CWC’s continued focus towards recurring, value added, revenue products such as managed security (rather than the one-off provision of firewalls), virtual servers in a CWC data center (rather than selling one-off server hardware) and providing disaster recovery as a service (which we refer to as DRaaS) solutions (rather than backup systems hardware). Managed services revenue excluding the impact of the Columbus Acquisition was relatively in line with HY 2014/15.

Cost of sales. Cost of sales increased by $54 million, or 75%, from $72 million in HY 2014/15 to $126 million in HY 2015/16 as a result of the Columbus acquisition. Cost of sales excluding the impact of the Columbus Acquisition was in line with HY 2014/15.

Operating costs before depreciation and impairment and amortisation. Operating costs increased by $42 million, or 25%, from $165 million in HY 2014/15 to $207 million in HY 2015/16, principally due to the Columbus Acquisition. Operating costs excluding the impact of the Columbus Acquisition decreased by $12 million, or 7%, from $165 million in HY 2014/15 to $153 million in HY 2015/16 due to improved efficiency within the businesses.

BTC

Revenue. Revenue decreased by $9 million, or 5%, to $162 million in HY 2015/16, compared to revenue of $171 million in HY 2014/15, principally due to a reduction in mobile revenue as a result of preparations for the entry of a mobile competitor. Columbus does not operate in The Bahamas.

The following table sets forth the five revenue streams of CWC’s BTC segment for the periods indicated.

	For the six months ended September 30
	2015	2014	Change
	(in millions of $)%
Mobile	118	126	(6)
Broadband	7	8	(13)
Fixed voice	23	24	(4)
Managed services and other	14	13	8

Total	162	171	(5)

Mobile revenue decreased by $8 million, or 6%, from $126 million in HY 2014/15 to $118 million in HY 2015/16 due to renegotiation of lower roaming rates in exchange for long-term contract extensions with international carriers in preparation for the entry of a second market competitor, which resulted in a 9% decrease in ARPU. Data traffic grew by 137%, following the additional investment in evolved high speed packet access mobile standard (which we refer to as HSPA+) and LTE sites in the prior year, which resulted in a 60% increase in mobile data revenue, excluding roaming. Smartphone penetration of CWC’s subscribers was at 56%.

Fixed voice revenue decreased by $1 million, or 4%, from $24 million in HY 2014/15 to $23 million for HY 2015/16, driven mainly by a 7,000 decrease in subscribers due to substitution of other products.

Broadband revenue decreased by $1 million, or 13%, from $8 million in HY 2014/15 to $7 million in HY 2015/16, as a decrease in ARPU associated with CWC’s competitive offers has more than offset an increase of 4,000 in the number of subscribers for broadband.

CWC does not yet offer video services in The Bahamas.

Managed services revenue increased by $1 million, or 8%, from $13 million in HY 2014/15 to $14 million in HY 2015/16, largely due to an increase in sales of data products to medium and large corporate customers.

Cost of sales. Cost of sales increased by $1 million, or 3%, from $33 million in HY 2014/15 to $34 million in HY 2015/16.

Operating costs before depreciation and impairment and amortisation. Operating costs decreased by $4 million, or 5%, from $79 million in HY 2014/15 to $75 million in HY 2015/16 as CWC began to realize the benefits of the ongoing cost reduction initiatives. CWC reduced headcount by 8% as part of the cost reduction initiatives.

Networks and LatAm

Revenue. Revenue increased from $11 million in HY 2014/15 to $130 million, or 1,082%, in HY 2015/16 principally due to the Columbus Acquisition and also reflecting strong growth by CWC’s Business Solutions in Latin America, driven by data services growth in Columbia, Guatemala, El Salvador and Dominican Republic. Security and Disaster Recovery Services also grew strongly across all markets. Networks and Wholesale also grew due to the signing of several long-term leases, tower backhaul and other services. Revenue excluding the impact of the Columbus Acquisition increased by $1 million, or 9%, from $11 million in HY 2014/15 to $12 million in HY 2015/16.

Cost of sales. Cost of sales increased by $20 million, or 400%, from $5 million in HY 2014/15 to $25 million in HY 2015/16 due to the Columbus Acquisition. Cost of sales excluding the impact of the Columbus Acquisition decreased by $2 million, or 40%, from $5 million in HY 2014/15 to $3 million in HY 2015/16, due to lower fees incurred for the wholesale business.

Operating costs before depreciation and impairment and amortisation. Operating costs increased by $43 million, or 538%, from $8 million in HY 2014/15 to $51 million in HY 2015/16 due to the Columbus Acquisition and increased staff costs incurred while establishing CWC’s Business Solutions team. Operating costs excluding the impact of the Columbus Acquisition were in line with HY 2014/15.

Seychelles

Revenue. Revenue was $27 million, in line with HY 2014/15, despite a 6% devaluation of the Seychelles rupee against the U.S. dollar during the course of 2015. Columbus does not operate in Seychelles.

The following table sets forth the five revenue streams of CWC’s Seychelles segment for the periods indicated.

	For the six months ended September 30
	2015	2014	Change
	(in millions of $)%
Mobile	14	16	(13)
Broadband	6	5	20
Fixed voice	5	4	25
Managed services and other	2	2	—

Total	27	27	—

Cost of sales. Cost of sales was $4 million and was in line with HY 2014/15.

Operating costs before depreciation and impairment and amortisation. Operating costs were $13 million and were in line with HY 2014/15.

Comparison of FY 2014/15 with FY 2013/14

CWC Group Results

Revenue. Revenue increased by $64 million, or 4%, from $1,689 million in FY 2013/14 to $1,753 million in FY 2014/15. CWC experienced growth in three of its four revenue streams (with the exception of fixed voice). $44 million of the revenue growth was due to the September 2014 acquisition of Grupo Sonitel.

The following table sets forth CWC’s four revenue streams for the periods indicated.

	For the year ended March 31
	2015	2014	% change
	(in millions of $)%
Mobile	929	898	3
Broadband and video	198	194	2
Fixed voice	359	374	(4)
Managed services and other	267	223	20

Total	1,753	1,689	4

Mobile revenue increased by $31 million, or 3%, from $898 million in FY 2013/14 to $929 million in FY 2014/15 due to strong growth of mobile data ($48 million) following network improvements made as a result of Project Marlin (our capital expenditure plan to invest $1.05 billion in our fixed and mobile networks over the course of the three years ending 31 March 2017). Traffic on CWC’s mobile networks increased by 39% during the year and 44% of its customers had a smartphone.

Broadband and video revenue increased by $4 million, or 2%, from $194 million in FY 2013/14 to $198 million in FY 2014/15, principally due to growth of video services. Broadband revenue increased by 1%.

Fixed voice revenue decreased by $15 million, or 4%, from $374 million in FY 2013/14 to $359 million in FY 2014/15 as substitution from fixed to mobile continued.

Managed services and other revenue increased by $44 million, or 20%, from $223 million in FY 2013/14 to $267 million in FY 2014/15 mostly due to the acquisition of Grupo Sonitel.

The following table shows the contribution of each of CWC’s reportable segments to total revenue for the periods indicated.

	For the year ended March 31
	2015		2014
	(in millions of $)%		(in millions of $)%
Panama	636	36	576	34
Caribbean	709	40	691	41
BTC	348	20	354	21
Seychelles	52	3	53	3
Other and eliminations(1)	8	1	15	1

Total	1,753	100	1,689	100

(1)	CWC uses “other and eliminations” in order to reconcile the reportable segment results to its consolidated results. This item includes the costs of the London headquarters, the costs of the Miami operational hub, results of its subsea cable partnership with the Columbus Group (CNL-CWC), the results of the wholesale solutions division and eliminations for inter-segment transactions, the results of its joint ventures and associates and inter-segment management charges. CWC recognizes its share of the results of these joint ventures under a separate line item in its consolidated income statements.

Cost of sales. Cost of sales increased by $40 million, or 10%, from $418 million in FY 2013/14 to $458 million in FY 2014/15. This increase was mainly due to the acquisition of Grupo Sonitel.

Operating costs before depreciation and impairment and amortisation. These costs decreased by $85 million, or 9%, from $899 million in FY 2013/14 to $814 million in FY 2014/15.

The following table sets forth the components of CWC’s operating costs before depreciation and impairment and amortisation for the periods indicated.

	For the year ended March 31
	2015	2014
	(in millions of $)
Employee and other staff expenses	323	402
Operating lease rentals	39	47
Other administrative expenses	237	237
Network costs	136	122
Property and utility costs	79	91

Total	814	899

The decrease in employee and other staff expenses and operating lease rentals was primarily due to cost reduction initiatives which resulted in the reduction in CWC’s staff numbers and a decrease in various property related expenses.

Operating costs before depreciation and impairment and amortisation in FY 2014/15 include:

•	Columbus integration, restructuring and other costs of $70 million, primarily related to implementation of the integration activities to achieve cost synergies;

•	BTC restructuring costs of $25 million, primarily related to the voluntary separation agreement in BTC for approximately 62 employees; and

•	$9 million of Panama restructuring costs, primarily related to redundancies.

Operating costs before depreciation and impairment and amortisation in FY 2013/14 include:

•	charges of $132 million for the CWC’s cost reduction initiative primarily in relation to redundancy payments to the 36% of the workforce in the Caribbean and BTC who exited CWC; (including charges of $67 million primarily related to a voluntary separation scheme in TSTT);

•	$39 million of restructuring and legal costs at the London headquarters, primarily related to the establishment of CWC’s Miami operational hub and consequential redundancies, together with lease exit property costs and certain legal costs; and

•	$3 million of Panama restructuring costs.

Depreciation and impairment. Depreciation and impairment increased by $132 million, or 65%, from $204 million in FY 2013/14 to $336 million in FY 2014/15, principally due to a $49 million write-off and a $78 million impairment of CWC’s property, plant and equipment assets in the Caribbean segment in FY 2014/15 related to obsolete and redundant assets following the Columbus Acquisition as well as technological upgrades.

Amortisation. Amortisation increased by $16 million, or 52%, from $31 million in FY 2013/14 to $47 million in FY 2014/15, principally due to additional licenses for spectrum in the Caribbean and Panama.

Other operating income. In FY 2014/15, other operating income was $42 million, principally composed of $25 million of income relating to CNL-CWC, $16 million of foreign exchange translation gains on CWC’s UK defined benefit pension schemes and $1 million of gain on disposal of property, plant and equipment, compared to nil operating income in FY 2013/14.

Other operating expense. Other operating expense increased by $47 million, or 313%, from $15 million in FY 2013/14 to $62 million in FY 2014/15, principally due to $55 million of acquisition costs relating to the acquisitions of Columbus and Grupo Sonitel. Other operating expense in FY 2014/15 also included $3 million of integration costs related to Columbus, $2 million of transaction costs for the transfer of 2% of CWC’s shares in BTC to the BTC Foundation and a $2 million loss on disposal of property, plant and equipment. The $15 million other operating expense in FY 2013/14 related to foreign exchange translation losses on CWC’s UK defined benefit pension schemes.

Group operating profit/(loss). Group operating profit decreased by $44 million, or 36%, from $122 million in FY 2013/14 to $78 million in FY 2014/15, principally due to asset impairment costs of $127 million.

Share of results of joint ventures and associates. The following table sets forth the breakdown of CWC’s share of profits of joint ventures for the periods indicated.

	For the year ended March 31
	2015	2014
	(in millions of $)
Trinidad and Tobago (TSTT)	11	(62)
Other(1)	1	—

Total	12	(62)

(1)	Other comprises CWC’s joint venture in the Solomon Islands, Soltel and the Seychelles Cable System. In October 2014, CWC sold its stake in Soltel.

CWC’s share of results from joint ventures increased by $74 million, from a $62 million loss in FY 2013/14 to a $12 million profit in FY 2014/15. This was mainly due to a $67 million charge recorded for TSTT in FY 2013/14 for TSTT’s voluntary separation scheme.

Total operating profit. Group operating profit increased by $30 million, or 50%, from $60 million in FY 2013/14 to $90 million in FY 2014/15, in large part due to the $67 million charge recorded for TSTT in FY 2013/14 for TSTT’s voluntary separation scheme.

Gain on sale of businesses. In FY 2014/15, the $4 million gain on the sale of business related to the sale of Soltel.

Finance income. Finance income increased by $20 million, or 333%, from $6 million in FY 2013/14 to $26 million in FY 2014/15 primarily due to gains in the foreign exchange rates ($11 million) and gains on balance sheet revaluation of derivative contracts ($9 million).

Finance expense. Finance expense decreased by $43 million, or 26%, from $164 million in FY 2013/14 to $121 million in FY 2014/15, principally due to the redemption of the 7.75% $500 million senior notes due 2017 (which we refer to as the 7.75% Secured Notes) in February 2014. In connection with the Columbus Acquisition, CWC incurred aggregate costs of $37 million related to the consent solicitation for the $400 million aggregate principal amount of 8 3/4% senior secured notes due 2020 (which we refer to as the Senior Secured Notes) of Sable International Finance Limited (which we refer to as SIFL), the backstop facilities for the Senior Secured Notes, the commitment fees and ticking fees for the backstop facility in connection with the Columbus offer to the holders of the Columbus Senior Notes upon the change of control of Columbus (were the consent solicitation not successful) and accelerated amortisation of the then existing revolving credit facilities of CWC. Additionally, fees of $57 million were capitalized in the balance sheet as they related to debt issuance costs incurred for the Columbus Acquisition.

Loss for the period from continuing operations. CWC’s loss from continuing operations narrowed by $97 million, or 75%, from $130 million in FY 2013/14 to $33 million in FY 2014/15.

Profit for the period from discontinued operations. This consists primarily of profits or losses arising in FY 2014/15 and FY 2013/14 from the classification of each of the operations in Macau, Monaco and the Islands as discontinued operations by virtue of the Macau Disposal, the Monaco Disposal and the Islands Disposal, respectively. In FY 2014/15 and FY 2013/14, CWC recognized profit from discontinued operations of $354 million and $1,081 million, respectively.

Segments

Panama

Revenue. Revenue increased by $60 million, or 10%, from $576 million in FY 2013/14 to $636 million in FY 2014/15 as mobile data growth offset the continued decline in fixed and mobile voice, with $44 million of this growth attributable to managed services and other revenue resulting from the acquisition of Grupo Sonitel in September 2014.

The following table sets forth segment revenue of CWC’s four revenue streams for the periods indicated.

	For the year ended March 31
	2015	2014	Change
	(in millions of $)%
Mobile	351	336	4
Broadband and video	69	64	8
Fixed voice	106	113	(6)
Managed services and other	110	63	75

Total	636	576	10

Mobile revenue increased by $15 million, or 4%, from $336 million in FY 2013/14 to $351 million in FY 2014/15, principally due to a 25% growth in data revenue stemming from the growth in the number of subscribers and the growth in subscribers data penetration, partially offset by an 8% decline in voice revenue. Subscriber data penetration increased by 13% to 52% in FY 2014/15, following a 43% increase in data subscribers as a wider range of data plans stimulated both prepaid and postpaid usage. Mobile ARPU was lower than in the prior year due to lower rates and usage as a result of competitive pressures, lower roaming traffic and voice substitution.

Broadband and video revenue increased by $5 million, or 8%, from $64 million in FY 2013/14 to $69 million in FY 2014/15, as the number of subscribers for broadband increased by 1% and ARPU increased from $28.8 in FY 2013/14 to $29.2 in FY 2014/15, and as the number of video subscribers increased by 30% following the launch of an improved video product and a prepaid DTH service, resulting in video revenue of $3 million, which was 16% higher than the video revenue in the prior year. Bundling of products was an effective retention tool with 84% of video and 82% of broadband subscribers taking more than one service.

Fixed voice revenue decreased by $7 million, or 6%, from $113 million in FY 2013/14 to $106 million in FY 2014/15, as revenue related to domestic calls declined due to market pressures as substitution to mobile continued. Subscriber numbers declined by 1% as customers substituted to other products, but the rate of the substitution to other products was slowed by 2% by the effect of “triple play” packages, as 82% of CWC’s customers take more than one product.

Managed services and other revenue increased by $47 million, or 75%, from $63 million in FY 2013/14 to $110 million in FY 2014/15, principally due to the acquisition of Grupo Sonitel, which added $44 million to revenue compared to the prior year. Revenue not related to Grupo Sonitel was impacted by delays in the award of government contracts following elections in May 2014.

Cost of sales. Cost of sales increased by $41 million, or 23%, from $182 million in FY 2013/14 to $223 million in FY 2014/15, principally due to the acquisition of Grupo Sonitel.

Operating costs before depreciation and impairment and amortisation. Operating costs increased by $17 million, or 11%, from $155 million in FY 2013/14 to $172 million in FY 2014/15, principally due to the inclusion of Grupo Sonitel’s cost base, restructuring costs due to the preparation for brand unification within CWC’s consumer businesses, and also an increase in marketing spend to launch improved broadband services and a revamped video offering. Operating costs also increased due to an increase in the minimum wage of up to 15%.

Caribbean

Revenue. Revenue increased by $18 million, or 3%, from $691 million in FY 2013/14 to $709 million in FY 2014/15 as a result of growth in mobile revenue following the implementation of network improvements (both fixed and mobile) and a new marketing campaign. Revenue in CWC’s Jamaica business increased by 19% due to growth in mobile subscribers.

The following table sets forth segment revenue of CWC’s four revenue streams for the periods indicated.

	For the year ended March 31
	2015	2014	Change
	(in millions of $)%
Mobile	299	273	10
Broadband and video	103	105	(2)
Fixed voice	196	207	(5)
Managed services and other	111	106	5

Total	709	691	3

Mobile revenue increased by $26 million, or 10%, from $273 million in FY 2013/14 to $299 million in FY 2014/15 due to increasing demand for mobile data. Revenue for mobile data increased by $13 million, or 24%, year-on-year, with voice also increasing by $10 million, or 5%, year-on-year. The increase in network speeds following investments made by CWC in the region is expected to continue to drive the shift in mix from voice to data.

Broadband and video revenue decreased by $2 million, or 2%, from $105 million in FY 2013/14 to $103 million in FY 2014/15. The number of subscribers increased 3% for broadband and 13% for video, however, the competitive pricing pressure resulted in a decrease in ARPU which offset the subscriber growth. Delays in fiber roll-out also affected broadband revenue growth.

Fixed voice revenue decreased by $11 million, or 5%, from $207 million in FY 2013/14 to $196 million for FY 2014/15. A 4% fall in ARPU, driven mainly by rate reductions due to competition and bundling, as well as by lower termination rates, was compounded by a 0.4% drop in the number of subscribers.

Managed services and other revenue increased by $5 million, or 5%, from $106 million in FY 2013/14 to $111 million in FY 2014/15, largely due to increase in the number of contract wins.

Cost of sales. Cost of sales increased by $1 million, or 1%, from $153 million in FY 2013/14 to $154 million in FY 2014/15.

Operating costs before depreciation and impairment and amortisation. Operating costs decreased by $51 million, or 14%, from $368 million in FY 2013/14 to $317 million in FY 2014/15, principally due to improving efficiency within the business. Following a reduction in the number of employees, CWC focused on reducing costs through, among others, exiting non-core property assets with associated utility cost savings and initiatives to reduce power consumption.

BTC

Revenue. Revenue decreased by $6 million, or 2%, to $348 million in FY 2014/15, compared to revenue of $354 million in FY 2013/14, principally due to reduced mobile revenue as a result of reduced tariffs and updated roaming agreements in anticipation of the advent of mobile competition, as well as the introduction of a value-added tax in The Bahamas.

The following table sets forth segment revenue of CWC’s four revenue streams for the periods indicated.

	For the year ended March 31
	2015	2014	Change
	(in millions of $)%
Mobile	250	258	(3)
Broadband and video	15	15	—
Fixed voice	49	45	9
Managed services and other	34	36	(6)

Total	348	354	(2)

Mobile revenue decreased by $8 million, or 3%, from $258 million in FY 2013/14 to $250 million in FY 2014/15 due to price reduction mainly in prepaid mobile revenue as CWC introduced a more competitive pricing strategy in anticipation of a new mobile entrant, which resulted in a decrease of 7% in ARPU. Data traffic grew by 140%.

Broadband and video revenue was flat. Subscribers increased by 9% following increased uptake in fiber-based products due to higher speeds available.

Fixed voice revenue increased by $4 million, or 9%, from $45 million in FY 2013/14 to $49 million in FY 2014/15, principally as a result of higher rates. ARPU increased from $34.7 to $40.2 as there was upselling of higher tariff products as part of bundled offers and CWC maintained a market share of 81%.

Managed services and other revenue decreased by $2 million, or 6%, from $36 million in FY 2013/14 to $34 million in FY 2014/15 due to a reduction in off island capacity sales.

Cost of sales. Cost of sales increased by $2 million, or 3%, from $65 million in FY 2013/14 to $67 million in FY 2014/15, principally due to higher subscriber acquisition costs.

Operating costs before depreciation and impairment and amortisation. Operating costs decreased by $2 million, or 1%, from $161 million in FY 2013/14 to $159 million in FY 2014/15 due to the benefits of the ongoing cost reduction initiatives.

Seychelles

Revenue. Revenue decreased by $1 million, or 2%, to $52 million in FY 2014/15, compared to revenue of $53 million in FY 2013/14, primarily due to 10% depreciation of the Seychelles rupee against the U.S. dollar during the course of FY 2014/15.

The following table sets forth the segment revenue of CWC’s four revenue streams for the periods indicated.

	For the year ended March 31
	2015	2014	Change
	(in millions of $)%
Mobile	29	31	(6)
Broadband and video	11	10	10
Fixed voice	8	9	(11)
Managed services and other	4	3	33

Total	52	53	(2)

Mobile revenue decreased by $2 million, or 6%, from $31 million in FY 2013/14 to $29 million in FY 2014/15 due to the increase in mobile data usage being offset by a drop in mobile voice revenue. Subscribers increased by 5%.

Broadband and video revenue increased by $1 million, or 10%, from $10 million in FY 2013/14 to $11 million in FY 2014/15, principally due to business customer growth and a 3% increase in ARPU.

Fixed voice revenue declined by $1 million, or 11%, from $9 million in FY 2013/14 to $8 million in FY 2014/15, as the average incoming voice termination rate was lower than in the prior year and as voice traffic continued to migrate to the Internet.

Managed services and other revenue increased by $1 million, or 33%, from $3 million in FY 2013/14 to $4 million in FY 2014/15 due to entry into the hosting and international MPLS business.

Cost of sales. Cost of sales increased by $1 million, or 14%, from $7 million in FY 2013/14 to $8 million in FY 2014/15.

Operating costs before depreciation and impairment and amortisation. Operating costs decreased by $1 million, or 4%, from $26 million in FY 2013/14 to $25 million in FY 2014/15 due to foreign currency revaluation gains in the prior year of $1 million.

Comparison of FY 2013/14 with FY 2012/13

CWC Group Results

Revenue. Revenue decreased by $61 million, or 3%, from $1,750 million in FY 2012/13 to $1,689 million in FY 2013/14 as growth in mobile and broadband and video revenue across each of CWC’s businesses was more than offset by declining fixed voice and managed services and other revenue. Declining voice traffic, lower activity levels and difficult macroeconomic environment contributed to the decreases in fixed voice and enterprise, data and other revenue. In addition, a change in directories accounting in the Caribbean reduced revenue by $38 million in FY 2013/14.

The following table sets forth segment revenue of CWC’s four revenue streams for the periods indicated.

	For the year ended March 31
	2014	2013	Change
	(in millions of $)%
Mobile	898	875	3
Broadband and video	194	187	4
Fixed voice	374	419	(11)
Managed services and other	223	269	(17)

Total	1,689	1,750	(3)

Mobile revenue increased by $23 million, or 3%, from $875 million in FY 2012/13 to $898 million in FY 2013/14 due to growth in mobile data, following increased market penetration and usage, which resulted in the addition of 110,000 new subscribers, a growth of 3%.

Broadband and video revenue increased by $7 million, or 4%, from $187 million in FY 2012/13 to $194 million in FY 2013/14, principally due to a 7% increase in the number of customers signing up for these services.

Fixed voice revenue decreased by $45 million, or 11%, from $419 million in FY 2012/13 to $374 million in FY 2013/14 due to declining voice traffic.

Managed services and other revenue decreased $46 million, or 17%, from $269 million in FY 2012/13 to $223 million in FY 2013/14 due to the change in directories accounting in the Caribbean. Lower activity levels and difficult macroeconomic environment also played a role in the decrease.

The following table shows the contribution of each of CWC’s reportable segments to total revenue for the periods indicated.

	For the year ended March 31
	2014		2013
	(in millions of $)%		(in millions of $)%
Panama	576	34	586	33
Caribbean	691	41	758	43
BTC	354	21	362	21
Seychelles	53	3	44	3
Other and eliminations(1)	15	1	—	—

Total	1,689	100	1,750	100

(1)	CWC uses “other and eliminations” in order to reconcile the reportable segment results to its consolidated results. This item includes the costs of the London headquarters, the costs of the Miami operational hub, the results of its subsea cable partnership with the CNL-CWC, the results of the wholesale solutions division and eliminations for inter-segment transactions, the results of its joint ventures and associates and inter-segment management charges. CWC recognizes its share of the results from these joint ventures under a separate line item in its consolidated income statements.

Cost of sales. Cost of sales decreased by $46 million, or 10%, from $464 million in FY 2012/13 to $418 million in FY 2013/14. This decrease reflected the decrease in revenue.

Operating costs before depreciation and impairment and amortisation. These costs increased by $80 million, or 10%, from $819 million in FY 2012/13 to $899 million in FY 2013/14.

The following table sets forth the components of CWC’s operating costs before depreciation and impairment and amortisation for the periods indicated.

	For the year ended March 31
	2014	2013
	(in millions of $)
Employee and other staff expenses	402	339
Operating lease rentals	47	42
Other administrative expenses	237	231
Network costs	122	121
Property and utility costs	91	86

Total	899	819

The increases in employee and other staff expenses, operating lease rentals, and other administrative expenses were primarily due to redundancies in the Caribbean in FY 2013/14.

Operating costs before depreciation and impairment and amortisation in FY 2013/14 include:

•	charges of $132 million for the CWC cost reduction initiative primarily in relation to redundancy payments to the 36% of the workforce in the Caribbean who exited CWC (including charges of $67 million primarily related to a voluntary separation scheme in TSTT);

•	$39 million of restructuring and legal costs at the London headquarters, primarily related to the establishment of CWC’s Miami operational hub and consequential redundancies, together with lease exit property costs and certain legal costs; and

•	$3 million of Panama restructuring costs.

Depreciation and impairment. Depreciation and impairment decreased by $95 million from $299 million in FY 2012/13 to $204 million in FY 2013/14 as a 14% reduction in the Caribbean charge following impairments in the prior year was partly offset by the impact of increased investment in Panama, and an impairment charge of $86 million in the Caribbean due to difficult trading and economic conditions.

Amortisation. Amortisation decreased by $10 million, or 24%, from $41 million in FY 2012/13 to $31 million in FY 2013/14, principally due to the reduction in capital investment in intangible assets.

Other operating income. There was no other operating income in FY 2013/14, compared to $10 million of other operating income in FY 2012/13, which was principally composed of a foreign exchange translation gain of $8 million related to CWC’s UK pension schemes, $1 million of gains on disposal of property, plant and equipment and $2 million of compensation received from a supplier.

Other operating expense. Other operating expense increased by $9 million, or 150%, from $6 million in FY 2012/13 to $15 million in FY 2013/14 due to foreign exchange translation losses related to CWC’s UK pension schemes in FY 2013/14. The $6 million other operating expense in FY 2012/13 included $4 million of hurricane related costs in the Caribbean and $2 million of transaction costs relating to the then proposed Monaco Disposal.

Share of results of joint ventures and associates. The following table sets forth the breakdown of CWC’s share of profits of joint ventures for the periods indicated.

	For the year ended March 31
	2014	2013
	(in millions of $)
Trinidad and Tobago (TSTT)	(62)	8
Other(1)	—	2

Total	(62)	10

(1)	Other comprises CWC’s joint venture in the Solomon Islands, Soltel and the Seychelles Cable System. In October 2014, CWC sold its stake in Soltel.

CWC’s share of results from joint ventures decreased by $72 million from a $10 million profit in FY 2012/13 to a $62 million loss in FY 2013/14. TSTT revenue was up 2% in the period as mobile data usage increased, but the profit declined significantly due to a $67 million charge largely related to a voluntary separation scheme.

Total operating profit. Total operating profit decreased by $81 million, from $141 million in FY 2012/13 to $60 million in FY 2013/14, principally due to the share of loss for TSTT, as well as a decrease in revenue.

Finance income. Finance income decreased by $2 million, or 25%, from $8 million in FY 2012/13 to $6 million in FY 2013/14 due to losses on balance sheet revaluation of derivative contracts.

Finance expense. Finance expense increased by $12 million, or 8%, from $152 million in FY 2012/13 to $164 million in FY 2013/14, principally due to a charge of $25 million reflecting additional interest, early redemption charges and capitalized finance transaction costs written off as a result of the early redemption of the 7.75% Secured Notes in February 2014. This was partially offset by a decrease predominantly due to the redemption in FY 2012/13 of £200 million principal amount of a sterling bond repaid in August 2012.

Loss for the period from continuing operations. CWC’s loss from continuing operations increased by $81 million from $49 million in FY 2012/13 to $130 million in FY 2013/14.

Profit for the period from discontinued operations. This consists primarily of profits or losses arising in FY 2013/14 and FY 2012/13 from the classification of each of the operations in Macau, Monaco and the Islands as a discontinued operation by virtue of the Macau Disposal, Monaco Disposal and the Islands Disposal, respectively. In FY 2013/14 and FY 2012/13, CWC recognized profit from discontinued operations of $1,081 million and $219 million, respectively.

Segments

Panama

Revenue. Revenue decreased by $10 million, or 2%, from $586 million in FY 2012/13 to $576 million in FY 2013/14, mainly driven by the transfer of capacity services from the Panama segment to wholesale solutions in the other and eliminations segment.

The following table sets forth segment revenue of CWC’s four revenue streams for the periods indicated.

	For the year ended March 31
	2014	2013	Change
	(in millions of $)%
Mobile	336	323	4
Broadband and video	64	60	7
Fixed voice	113	122	(7)
Managed services and other	63	81	(22)

Total	576	586	(1)

Mobile revenue increased by $13 million, or 4%, from $323 million in FY 2012/13 to $336 million in FY 2013/14, principally due to the growth in the number of subscribers and data revenue. Mobile ARPU was lower than in the prior year due to reduced inbound roaming traffic and lower rates due to competitive pressures and voice usage.

Broadband and video revenue increased by $4 million, or 7%, from $60 million in FY 2012/13 to $64 million in FY 2013/14, as the number of subscribers for broadband increased by 4% and the number of video subscribers increased by 14%.

Fixed voice revenue decreased by $9 million, or 7%, from $122 million in FY 2012/13 to $113 million in FY 2013/14, as an increase in international transit traffic revenue was more than offset by lower national usage. Subscriber numbers continued to decrease as customers substituted to other products, but the rate of decline slowed by 2% due to the impact of “triple play” offerings.

Managed services and other revenue decreased by $18 million, or 22%, from $81 million in FY 2012/13 to $63 million in FY 2013/14, principally due to the transfer of capacity services from the Panama segment to wholesale solutions in the other and eliminations segment.

Cost of sales. Cost of sales decreased by $7 million, or 4%, from $189 million in FY 2012/13 to $182 million in FY 2013/14, principally due to the transfer of capacity services from the Panama segment to wholesale solutions in the other and eliminations segment.

Operating costs before depreciation and impairment and amortisation. Operating costs decreased by $3 million, or 2%, from $158 million in FY 2012/13 to $155 million in FY 2013/14, principally due to increased productivity following cost reduction initiatives.

Caribbean

Revenue. Revenue decreased by $67 million, or 9%, from $758 million in FY 2012/13 to $691 million in FY 2013/14. Declines in fixed voice and managed services and other revenue were the main reasons for the decrease.

The following table sets forth segment revenue of CWC’s four revenue streams for the periods indicated.

	For the year ended March 31
	2014	2013	Change
	(in millions of $)%
Mobile	273	273	—
Broadband and video	105	106	(1)
Fixed voice	207	235	(12)
Managed services and other	106	144	(26)

Total	691	758	(9)

Mobile revenue was in line with the revenue in the prior year, with increasing demand for mobile data offset by declining voice activity. Jamaica momentum continued following a further fall in mobile termination rates as a positive response to new pricing propositions. Over the year, there was a 31% rise in Jamaica subscribers to 705,000, and mobile service revenue grew by $7 million or 12% (28% higher on a constant currency basis). ARPU for the Caribbean was broadly in line with the prior year.

Broadband and video revenue was in line with the revenue in the prior year. The number of subscribers increased 8% for broadband and 21% for video; however, the competitive pricing pressure resulted in a lower ARPU, resulting in flat revenue. TV subscribers have grown by 21% compared to the prior year following the introduction of fiber-based services in Barbados and the Cayman Islands.

Fixed voice revenue decreased by $28 million, or 12%, from $235 million in FY 2012/13 to $207 million for FY 2013/14. A 10% fall in ARPU, driven mainly by rate reductions due to competition and bundling, as well as by lower termination rates across the region, which was exacerbated by a 3% drop in the number of subscribers.

Managed services and other revenue decreased by $38 million, or 26%, from $144 million in FY 2012/13 to $106 million in FY 2013/14 following the outsourcing of CWC’s Caribbean directory businesses.

Cost of sales. Cost of sales decreased by $50 million, or 25%, from $203 million in FY 2012/13 to $153 million in FY 2013/14, principally due to the decrease in revenue.

Operating costs before depreciation and impairment and amortisation. Operating costs decreased by $32 million, or 8%, from $400 million in FY 2012/13 to $368 million in FY 2013/14 due to the benefits of the ongoing cost reduction initiatives.

BTC

Revenue. Revenue decreased by $8 million, or 2%, to $354 million in FY 2013/14, compared to revenue of $362 million in FY 2012/13, principally driven by the movement from fixed voice to mobile voice and data services.

The following table sets forth segment revenue of CWC’s four revenue streams for the periods indicated.

	For the year ended March 31
	2014	2013	Change
	(in millions of $)%
Mobile	258	254	2
Broadband and video	15	14	7
Fixed voice	45	54	(17)
Managed services and other	36	40	(10)

Total	354	362	(2)

Mobile revenue increased by $4 million, or 2%, from $254 million in FY 2012/13 to $258 million in FY 2013/14 due to the successful launch of LTE, which led to the growth of mobile data by 13%. ARPU was broadly in line with the prior year.

Broadband and video revenue was flat. Subscribers increased by 7% following increased uptake in fiber-based products due to higher speeds available.

Fixed voice revenue decreased by $9 million, or 17%, from $54 million in FY 2012/13 to $45 million in FY 2013/14, principally as a result of rate reductions due to competition and bundling as well as by lower termination rates, which was compounded by a 3% drop in the subscriber base.

Managed services and other revenue decreased by $4 million, or 10%, from $40 million in FY 2012/13 to $36 million in FY 2013/14 due to a reduction in off island capacity sales.

Cost of sales. Cost of sales was in line with the prior year.

Operating costs before depreciation and impairment and amortisation. Operating costs decreased by $16 million, or 9%, from $177 million in FY 2012/13 to $161 million in FY 2013/14 due to the benefits of the ongoing cost reduction initiatives.

Seychelles

Revenue. Revenue of $53 million in FY 2013/14 increased by $8 million, or 18% compared to revenue of $44 million in FY 2012/13 principally due to increased mobile voice and data services and broadband services.

The following table sets forth segment revenue of CWC’s four revenue streams for the periods indicated.

	For the year ended March 31
	2014	2013	Change
	(in millions of $)%
Mobile	31	25	24
Broadband and video	10	7	43
Fixed voice	9	8	13
Managed services and other	3	4	(25)

Total	53	44	20

Mobile revenue increased by $6 million, or 24%, from $25 million in FY 2012/13 to $31 million in FY 2013/14 due to increased demand for voice and data services.

Broadband and video revenue increased by $3 million, or 43%, from $7 million in FY 2012/13 to $10 million in FY 2013/14 due to increased broadband subscribers.

Fixed voice revenue was in line during FY 2012/13 and FY 2013/14.

Managed services and other revenue were in line during FY 2012/13 and FY 2013/14.

Cost of sales. Cost of sales increased by $1 million, or 17%, from $6 million in FY 2012/13 to $7 million in FY 2013/14 due to higher mobile subscriber costs.

Operating costs before depreciation and impairment and amortisation. Operating costs increased by $3 million, or 13%, from $23 million in FY 2012/13 to $26 million in FY 2013/14 due to adverse currency movements.

Liquidity and Capital Resources

CWC’s principal source of liquidity is cash flow from operations, supported by bank financing and issuances of debt in the capital markets. As of September 30, 2015, CWC had cash and cash equivalents of $151 million, external indebtedness of $2,832 million (net of cash and cash equivalents) and undrawn credit lines of $465 million under its $570 million senior secured revolving credit facility terminating in 2020 (which we refer to as Revolving Credit Facility). (However, the available commitment is reduced by the £100 million in bilateral letters of credit (which we refer to as CFA Letters of Credit) in favor of the trustee of the Superannuation Fund (which we refer to as the Superannuation Fund Trustee). See “—Cable and Wireless Superannuation Fund.”

Upon closing of the Columbus Acquisition, CWC incurred $1,896 million of indebtedness (net of issuance costs), including the assumption of Columbus Senior Notes of $1,234 million and borrowings to finance the Columbus Acquisition of $662 million. Following the application of the net proceeds of the offering of SIFL’s $750 million 6.875% Senior Notes due 2022 (which we refer to as Senior Notes), the indebtedness incurred in connection with the Columbus Acquisition was reduced to $1,234 million (reflecting only the Columbus Senior Notes). The indenture governing the Columbus Senior Notes restrict CWC’s ability to access the liquidity of Columbus and its subsidiaries. In addition, CWC’s ability to access the liquidity of its subsidiaries may be limited by tax and legal considerations and other factors.

In addition, CWC will incur reimbursement obligations if the CFA Letters of Credit are drawn upon by the Superannuation Fund Trustee. The financial institutions that issued the CFA Letters of Credit may require CWC, while the CFA Letters of Credit are outstanding, to collateralize its reimbursement obligations thereunder.

CWC’s principal uses of funds are cost of sales (primarily costs associated with network and interconnecting services) and operating costs (primarily employee costs and network maintenance). CWC also invests in fixed assets to enhance its networks where it will increase future revenue. See “—Capital Expenditure for Continuing Businesses.”

CWC’s Treasury manages its net interest-bearing debt and cash balances on a day-to-day basis. The Treasury is mandated to ensure that CWC has adequate funding at all times to meet its projected requirements, and that funding is arranged on the most appropriate terms taking into account the circumstances of CWC’s funding requirements. Where appropriate, the Treasury will look to match the currency of debt with the carrying value of foreign currency investments in order to hedge CWC’s foreign currency net asset exposures. Cash and cash equivalents consist of cash, short-term deposits and other liquid investments with maturity not exceeding three months. For a discussion of CWC’s policies relating to the management of market risk, see “—Qualitative and Quantitative Disclosures on Market Risk.”

Dividends

CWC declared a dividend of 4.00 U.S. cents per share for FY 2014/15, of which 1.33 U.S. cents per share was paid in January 2015. At CWC’s annual general meeting held July 21, 2015, shareholders approved a final dividend (being the balance of the 4.00 U.S. cents per share) for FY 2014/15 of 2.67 U.S. cents per share. The final dividend payment of approximately $115.6 million was made on August 7, 2015 and was funded by borrowing under the Revolving Credit Facility and cash on hand.

Cash Flow for the Periods Indicated

	For the six months ended September 30		For the year ended March 31
	2015	2014	2015	2014	2013
	(in millions of $)
In respect of continuing operations
Net cash from operating activities	118	150	379	367	429
Net cash used in investing activities	(262)	(225)	(1,169)	(351)	(264)
Net cash (used in)/from financing activities	(108)	(98)	582	(1,289)	(273)

In respect of discontinued operations
Net cash from operating activities	—	1	1	113	274
Net cash used in investing activities	—	(1)	(1)	(53)	(85)
Net cash used in financing activities	—	—	—	(4)	(93)
Disposal proceeds (net of cash disposed and transaction costs) for discontinued operations	—	403	403	1,127	—

Net
Net cash from operating activities	118	151	380	480	703
Net cash (used in)/from investing activities	(262)	177	(767)	723	(349)
Net cash (used in)/from financing activities	(108)	(98)	582	(1,293)	(366)

Cash Flow from Operations

Comparison of HY 2015/16 with HY 2014/15

Cash flows from operating activities. Net cash generated from operating activities decreased by $32 million, or 21%, from $150 million in HY 2014/15 to $118 million in HY 2015/16. The decrease was driven by the effect of the tax prepayment in Panama, an increase in receivables related to the Columbus Carve-Out Entities, and increased inventory ahead of anticipated higher smartphone sales during the holiday season.

CWC generated $1 million in cash from discontinued operations in HY 2014/15, compared to $ nil in HY 2015/16.

Cash flows from investing activities. Net cash used in investing activities increased by $37 million, or 16%, from $225 million in HY 2014/15 to $262 million in HY 2015/16, primarily reflecting purchases of property, plant and equipment.

In addition, CWC generated $403 million from disposals in HY 2014/15, offset by the use of $1 million, compared to $ nil in HY 2015/16.

Cash flows from financing activities. Net cash used in financing activities increased by $10 million, or 10%, from $98 million in HY 2014/15 to $108 million in HY 2015/16, reflecting the borrowings incurred and repaid in connection with the Columbus Acquisition, an increase in dividends paid to shareholders ($49 million increase), a decrease in non-controlling interests ($10 million decrease) and higher interest (higher by $64 million) due to the increase in CWC’s total debt following the Columbus Acquisition and the Columbus integration into the CWC Group.

The net cash outflow during HY 2015/16 included $77 million of integration costs for the Columbus Group and the restructuring programmes in the Caribbean, The Bahamas and Panama. CWC also made a $48 million contribution to the Superannuation Fund and does not anticipate making further payments to the Superannuation Fund until the first half of the year ending March 31, 2017. (See “—Cable and Wireless Superannuation Fund”). CWC also spent $47 million to settle the Columbus Group’s employee incentivization programmes following the completion of the Columbus Acquisition. Columbus Acquisition related fees of $67 million, expensed in FY 2014/15, were paid during HY 2015/16.

Comparison of FY 2014/15 with FY 2013/14

Cash flows from operating activities. Net cash generated from operating activities increased by $12 million, or 3%, from $367 million in FY 2013/14 to $379 million in FY 2014/15. The increase was driven by improved operating profit before taxes.

CWC generated $1 million in cash from discontinued operations in FY 2014/15, compared to $113 million in FY 2013/14.

Cash flows from investing activities. Net cash used in investing activities increased by $818 million from $351 million in FY 2013/14 to $1,169 million in FY 2014/15, primarily reflecting the use of cash to purchase Columbus.

In addition, CWC generated $403 million from disposals in FY 2014/15, compared to the $1,127 million generated from disposals in FY 2013/14, offset by use of $1 million of cash in FY 2014/15 (FY 2013/14: ($53 million)).

Cash flows from financing activities. Net cash used in financing activities increased by $1,871 million from outflow of $1,289 million in FY 2013/14 to inflow of $582 million in FY 2014/15, reflecting the early redemption of the 7.75% Secured Notes and the repayment of the borrowings under a revolving credit facility, under which $360 million was drawn as of March 31, 2013, in FY 2013/14, which was not repeated in FY 2014/15.

Comparison of FY 2013/14 with FY 2012/13

Cash flows from operating activities. Net cash generated from operating activities decreased by $62 million, or 14%, from $429 million in FY 2012/13 to $367 million in FY 2013/14. CWC also generated $113 million in discontinued operations in FY 2013/14, compared to $274 million in FY 2012/13.

Cash flows from investing activities. Net cash used in investing activities increased by $87 million, or 33%, from $264 million in FY 2012/13 to $351 million in FY 2013/14, reflecting the purchase of intangible assets comprised of spectrum licenses in Panama and the Caribbean.

In addition, CWC generated $1,127 million from disposals in FY 2013/14, compared to an outflow of $85 million from discontinued operations in FY 2012/13.

Cash flows from financing activities. Net cash used in financing activities increased by $1,016 million from $273 million in FY 2012/13 to $1,289 million in FY 2013/14, reflecting the early redemption of the 7.75% Secured Notes in February 2014 and the repayment of the borrowings under a revolving credit facility, under which $360 million was drawn as of March 31, 2013.

Historical Cash and Debt

The following table sets forth CWC’s cash and debt position as of the dates indicated.

	As of September 30	As of March 31
	2015	2015	2014	2013
	(in millions of $)
Cash and cash equivalents	151	402	205	152
Interest-bearing debt:
Senior Notes	725	—	—	—
Senior Secured Notes	394	394	393	391
7.75% Secured Notes	—	—	—	493
Revolving Credit Facilities	105	—	—	360
2019 Sterling Bonds	223	219	242	224
Columbus Senior Notes	1,235	1,234	—	—
Senior Secured Term Loan	—	374	—	—
Senior Unsecured Term Loan	—	288	—	—
Other regional debt facilities	301	259	220	335

Total debt	2,983	2,768	855	1,803

Net debt	2,832	2,366	650	1,651

Capital Expenditures

	For the six months ended September 30		For the year ended March 31
	2015	2014	2015	2014	2013
	(in millions of $)
Cash capital expenditures	265	190	442	251	263

Comparison of HY 2015/16 with HY 2014/15

Cash capital expenditures for HY 2015/16 were $265 million, an increase of $75 million, or 39%, compared to $190 million for HY 2014/15. Mobile investment accounted for the majority of the capital expenditures in HY 2015/16 (40% of the capital expenditures in balance sheet terms), the next largest investment area was in fixed networks (35% of the capital expenditures in balance sheet terms), spent on fiber upgrades and fiber roll-out to additional areas, 11% of the capital expenditures (in balance sheet terms) was spent on increasing international capacity and improving CWC’s portfolio of business-to-business and business-to-governments products. Six percent of the capital expenditures were investments in video infrastructure, as the video products were prepared for launch in new geographies. The remainder of capital expenditures were spent on back office and IT systems as part of the integration process for the Columbus Group.

Comparison of FY 2014/15 with FY 2013/14

Cash capital expenditures for FY 2014/15 were $442 million, an increase of $191 million, or 76%, compared to $251 million in FY 2013/14, driven by the capital expenditures under the first year of CWC’s Project Marlin capital expenditure plan. CWC’s principal investments in FY 2014/15 related to the improvement of its mobile networks and accounted for 49% of the capital expenditures: the launch of LTE services in several markets and HSPA+ services in all 13 Caribbean markets. CWC also improved its fixed networks, which included the roll-out of over two thousand kilometers of terrestrial fiber optic cables across all of CWC’s markets and accounted for 27% of its capital expenditures. CWC also made capital investments to increase its range of products (accounting for 12%) and strengthen its back office infrastructure (accounting for 12%). Key projects included expenditures of $126 million in Panama, $206 million in the Caribbean markets and $75 million in The Bahamas.

Comparison of FY 2013/14 with FY 2012/13

Cash capital expenditures for FY 2013/14 were $251 million, a decrease of $12 million, or 5%, compared to $263 million in FY 2012/13. The capital expenditures in FY 2012/13 also included $15 million spent on the Monaco operations, which CWC has since sold. In FY 2013/14, its principal mobile investments were in HSPA+ mobile data networks supporting smartphone sales in Panama, The Bahamas and Antigua & Barbuda, as well as upgrades to the faster LTE networks in The Bahamas and the Cayman Islands. CWC also made selective fiber network investments in Barbados and the Cayman Islands to offer high speed broadband services. CWC also continued to advance its billing and customer relationship management systems.

Off-Balance Sheet Arrangements

CWC has no off-balance sheet arrangements. CWC does, however, have capital and operating commitments, guarantees and contingent liabilities not reflected in its financial statements.

Commitments

CWC had capital commitments at September 30, 2015 relating to the purchase of plant and equipment of $117 million (March 31, 2015: $45 million, March 31, 2014: $92 million). No provision was made for these commitments.

By reason of the Columbus Acquisition, CWC has a commitment based on an arrangement entered into in 2012 by Columbus with one of its customers (which we refer to as the Columbus Counterparty) whereby the Columbus Counterparty transferred ownership of the Haiti Link to Columbus. In exchange for transferring ownership, the Columbus Counterparty received capacity on the Haiti Link and other consideration, which is recorded as deferred revenue. Also as part of the arrangement, Columbus and the Columbus Counterparty are entitled to 50% each of the revenue collected from the sale or lease of capacity on the Haiti Link until such time as the Columbus Counterparty has recovered the $12 million cost it incurred to construct the Haiti Link, after which Columbus is entitled to all revenues generated from the Haiti Link.

On October 22, 2004, one of CWC’s subsidiaries became a party to the ACMA. ACMA is a consortium of subsea cable systems that collectively share the standing costs of subsea cable system maintenance based on the number of kilometers of cable that comprises their respective cable system. If the costs of repairing individual cable faults are in excess of the standing charges, they are borne by the respective cable system. The original ACMA contract was twice renewed and recently extended for an additional period expiring on December 31, 2017. The subsidiary’s estimated annual minimum payments related to standing charges, net of any credits per contractual terms are approximately $3 million.

In addition, CWC has a number of operating commitments arising in the ordinary course of its business. The most significant of these relate to network operating and maintenance costs, including for outsourced services and minimum spending commitments thereunder. In the event of default of another party, CWC may be liable for additional contributions under the terms of the agreements.

CWC leases land and buildings and networks under various lease agreements. The leases have varying terms, escalations, clauses and renewal rights. The aggregate future minimum lease payments under operating leases as of September 30, 2015, March 31, 2015 and March 31, 2014 were as follows:

	As of September 30	As of March 31
	2015	2015	2014
	(in millions of $)
No later than one year	44	49	35
Later than one year but not later than five years	106	107	76
Later than five years	29	30	20

Total minimum operating lease payments	179	186	131

Guarantees and Contingent Liabilities

Guarantees as of September 30, 2015 for which no provision has been made in the financial statements are as follows (in millions of $):

Trading guarantees	38
Other guarantees	477

Total guarantees	515

Trading guarantees principally comprise performance bonds issued in the normal course of business, guaranteeing that CWC will meet its obligations to complete projects in accordance with the contractual terms and conditions. The guarantees contain a clause that they will be terminated on final acceptance of work to be done under the contract.

Other guarantees include guarantees for financial obligations principally in respect of business disposals, letters of credit, property and other leases.

CWC has, as is customary in such agreements, given guarantees and indemnities in relation to a number of disposals of subsidiary undertakings in prior years. Generally, liability has been capped at no more than the value of the sales proceeds, although some uncapped indemnities have been given. In relation to the Islands Disposal, CWC has provided a guarantee for tax and all other liabilities up to a cap of $300 million until April 2020 in respect of tax-related claims. CWC also provided indemnities in respect of the Monaco Disposal, for up to $150 million in respect of tax-related claims (until May 20, 2020) and for all other indemnity claims (until March 31, 2016). CWC also gives warranties and indemnities in relation to certain agreements, including facility sharing agreements. Some of these agreements do not contain liability caps. In the ordinary course of business, CWC is engaged in litigation proceedings, regulatory claims, investigations and reviews.

CWC may also be required to provide performance and payment guarantees in respect of its contractual obligations under key supplier or customer arrangements. Such guarantees terminate upon full satisfaction of the relevant performance and/or payment obligations.

CWC considers that adequate allowance has been made in respect of these matters and does not expect the ultimate resolution of the actions to which CWC was a party to have a materially adverse impact on its financial position.

Under a funding agreement with the Superannuation Fund Trustee, CWC has procured the delivery of the CFA Letters of Credit to the Superannuation Fund Trustee in the aggregate amount of £100 million. CWC may be required to collateralize its reimbursement obligations thereunder.

As part of the demerger in March 2010 of Cable & Wireless Worldwide plc and its subsidiaries (which we refer to as the Cable & Wireless Worldwide Group) from the group comprising Cable and Wireless plc (subsequently renamed Cable & Wireless Limited after the demerger) and its subsidiaries, CWC and Cable & Wireless Worldwide agreed pursuant to a separation agreement to provide certain customary indemnities on a reciprocal basis in respect of liabilities that CWC may incur but that relate exclusively to the Cable & Wireless Worldwide Group and vice versa and in respect of an agreed proportion of liabilities that do not relate exclusively to one or the other. One source of potential indemnification claims involves a former insurance operation (Pender), which ceased to underwrite new business in April 2003. Potentially significant insurance claims have been made against Pender, which have given rise to uncertainties and potential disputes with reinsurers. Significant progress has been made in resolving these claims. Details of these insurance claims and potential claims are not disclosed as such disclosure may be prejudicial to the outcome of such claims. CWC does not have any significant special purpose vehicles used for financing that are not consolidated or disclosed.

Taxation

The jurisdictions in which CWC operates have a wide range of tax rates in place, from nil to 37.6%. In addition, CWC incurs withholding taxes on certain of its internal recharges and dividends received from its subsidiaries and joint ventures. The result is that the effective tax rate for the whole business varies from year to year based on the mix of profits from the individual businesses, the extent to which profits are remitted as dividends and the distribution of recharges across individual businesses. The effective tax rate was 9% in FY 2014/15, 4% in FY 2013/14 and 30% in FY 2012/13. The change in the effective tax rates during the periods presented is mostly attributed to reduction in corporate tax rates in certain jurisdictions in which CWC operates and favorable changes in tax reserves and audit resolutions. In addition, as CWC is domiciled in the United Kingdom, it is subject to UK tax on any profits realized or deemed to be realized in the United Kingdom. CWC is subject to routine audits in the various jurisdictions where it operates.

Qualitative and Quantitative Disclosures on Market Risk

Treasury Policy

CWC’s activities expose it to a variety of financial risks: market risk (including currency risk and interest rate risk), credit risk and liquidity risk. CWC’s overall risk management program seeks to minimize potential adverse effects on its financial performance.

CWC’s treasury operations are managed on the basis of policies and authorities approved by the Board. Day-to-day management of treasury activities is delegated to the Treasury, within specified financial limits for each type of transaction and counterparty.

To the extent that subsidiaries undertake treasury transactions, these are governed by Group policies and delegated authorities. Material subsidiary positions are monitored by the Treasury. Where appropriate, transactions are reported to the Board. All subsidiaries are required to report details of their cash and debt positions to the Treasury on a monthly basis.

The key responsibilities of the Treasury include funding, investment of surplus cash and the management of interest rate and foreign currency risk. The majority of CWC’s cash resources and borrowings are managed centrally by the Treasury.

From time to time, CWC uses derivatives, including forward foreign exchange contracts, interest rate swaps, cross-currency swaps and options where appropriate in the management of its foreign currency and interest rate exposures. The use of these instruments is in accordance with strategies agreed from time to time by the Treasury, subject to policies approved by the Board. Derivatives are not used for trading or speculative purposes and derivative transactions and positions are monitored and reported by the Treasury on a regular basis and are subject to policies adopted by the Board.

Exchange Rate Risk

The U.S. dollar is CWC’s presentational currency, as it is its predominant transaction currency.

CWC trades in many countries and territories and a proportion of its revenue is generated in currencies other than U.S. dollars, notably the Jamaican dollar and the Seychelles rupee. CWC is exposed to movements in exchange rates in relation to non-U.S. dollar currency payments (including external dividends, the London headquarters costs, pension and share repurchase costs), dividend income from foreign subsidiaries, reported profits of foreign subsidiaries and the net asset carrying value of non-U.S. dollar investments. Exchange risk is managed centrally (by the Treasury) on a matching cash flow basis including forecast foreign currency cash repatriation inflows from subsidiaries and forecast foreign currency payments.

Where appropriate, CWC manages its exposure to movements in exchange rates on a net basis and uses forward foreign exchange contracts and other derivative and financial instruments to reduce the exposures created where currencies do not naturally offset in the short term. CWC also undertakes hedges to minimize the exposure to individual transactions that create significant foreign exchange exposures for the CWC Group, where appropriate. Where cost-effective and possible, foreign subsidiaries are financed in their domestic currency to minimize the impact of translation of foreign currency denominated borrowings.

The reported income and expenses of CWC’s foreign operations are translated at exchange rates closely approximating the rate at the date of the transaction. See note 5.1.1 of the CWC Annual Financial Statements for the key exchange rates used. In broad terms, based on financial assets and liabilities as of September 30, 2015, the impact of a unilateral 10% weakening of the U.S. dollar would have been to decrease profit for HY 2015/16 by $38 million (FY 2014/15: decreased by $34 million; FY 2013/14: decreased by $42 million).

Due to the Columbus Acquisition, CWC has also become exposed to fluctuations in the value of other currencies, including the Colombian Peso and gained increased levels of exposure to certain currencies, including the Trinidad and Tobago dollar, the Barbadian dollar and Jamaican dollar.

As part of the overall policy of managing the exposure arising from foreign exchange movements relating to the net carrying value of overseas investments, CWC may, from time to time, elect to match certain foreign currency liabilities against the carrying value of foreign investments.

Interest Rate Risk

CWC is exposed to movements in interest rates on its surplus cash balances and variable rate loans, although there is a degree of offset between the two. The Treasury may seek to reduce volatility by fixing a proportion of this interest rate exposure while taking account of prevailing market conditions as appropriate. There were no interest rate derivatives in place during any of the historical periods presented.

At September 30, 2015, 91% of CWC’s loans were at a fixed rate. A reduction in interest rates would have an unfavorable impact upon the fair value of CWC’s fixed-rate borrowings. However, no debt is held for trading purposes and it is intended that it will be kept in place until maturity. As a result, there is no exposure to fair value loss on fixed-rate debt and as such, it has not been modeled.

A one percentage point increase in interest rates would have a $2 million impact on the income received from CWC’s surplus cash balances and a $(3) million impact on CWC’s floating rate borrowings as of September 30, 2015. The impact on equity would be limited to the impact on profit or loss.

Credit Risk

Cash deposits and similar financial instruments give rise to credit risk, which represents the loss that would be recognized if the counterparty failed to perform as contracted. Management seeks to manage this risk by ensuring that the counterparties to all but a small proportion of CWC’s financial instruments are its core relationship banks, which are rated A1 short-term and/or AA- long-term (or better) by Standard & Poor’s Credit Market Services Europe Limited (or equivalent by Moody’s Investors Service Limited and/or Fitch Ratings Ltd). The credit rating of these counterparties is monitored on a continuing basis.

The types of instruments used for investment of funds are prescribed in CWC’s treasury policies approved by the Board. These policies contain limits on exposure for the Group as a whole to any one counterparty of approximately $100 million.

Liquidity Risk

At September 30, 2015, CWC had cash and cash equivalents of $151 million. These amounts are highly liquid and are a significant component of its overall liquidity and capital resources. At that date, CWC also has available undrawn commitments under the Revolving Credit Facility of $465 million. However, the available commitment is reduced by the £100 million CFA Letters of Credit.

Liquidity forecasts are produced on a regular basis to ensure the utilization of current facilities is optimized, to ensure covenant compliance and that medium-term liquidity is maintained and for the purpose of identifying long-term strategic funding requirements. The Directors also regularly assess CWC’s balance of capital and debt funding.

At September 30, 2015, approximately 15% of CWC’s cash was invested in short-term bank deposits and money market funds.

Certain foreign subsidiaries operate in jurisdictions that may restrict the ability to repatriate cash to CWC from time to time. Where restrictions are severe, local cash balances are excluded from cash and cash equivalents.

Contractual Obligations

The following table summarizes contractual obligations, commercial commitments and principal payments under debt instruments as of September 30, 2015 and is based on exchange rates at that date.

		Payments due by period
	Total	Less than 1 year	1-2 years	2-5 years	1-5 years	More than 5 years
	(in millions of $)
Long-term debt obligations(1)(2)	2,983	257	51	703	—	1,972
Capital commitments(3)	117	117	—	—	—	—
Operating leases(4)	179	44	—	—	106	29

Total contractual obligations(5)	3,279	418	51	703	106	2,001

(1)	Amounts include principal related to the Columbus Senior Notes, the Senior Notes, the Senior Secured Notes, the Sterling Bonds due 2019 issued by Cable and Wireless International Finance B.V. (which we refer to as the 2019 Sterling Bonds), the amounts due under the Revolving Credit Facility and the subsidiary level debt of $301 million, primarily U.S. dollar-denominated (as of September 30, 2015), held by various subsidiaries, with the majority in Panama (excluding the Columbus Senior Notes). These amounts do not include interest.
(2)	Comprises amounts as presented under IFRS on the statement of financial position, in which indebtedness is stated as net proceeds received (i.e., including any premium or discount and after deducting issuance costs). Actual amounts payable at maturity will be based on the outstanding principal amount at such time.
(3)	Comprises commitments relating to purchases of property, plant and equipment.
(4)	Primarily comprises property leases.
(5)	Amounts do not reflect minimum order commitments under supply agreements. Also does not reflect CWC’s potential obligations under the Put Options to repurchase shares issued to certain sellers of Columbus, the exercise of which is in the sole discretion of the option holders and not CWC, and the obligations in respect of which are unquantifiable as they are dependent on the number of CWC Shares with respect to which the option holders elect to exercise their Put Options. The exercise price per a CWC Share under the Put Options is $0.7349. The decision by the option holders whether or not to exercise their individual Put Options will be driven, in large part, by the price of CWC Shares. The Put Options are expected to cease to be effective upon the completion of the Acquisition.

Pensions

CWC operates defined benefit and defined contribution pension schemes for its current and former UK and overseas employees.

Cable and Wireless Superannuation Fund

In the United Kingdom, Cable & Wireless Limited is the principal employer of the Cable and Wireless Superannuation Fund, a multi-employer pension scheme that provides defined benefits and defined contribution pension benefits for certain current and former employees of the Group. The Cable and Wireless Superannuation Fund has been closed to new defined benefit members since 1998. The Lifetime Benefits Plan is a section of the Cable and Wireless Superannuation Fund that provides defined contribution benefits to members.

The assets of the Cable and Wireless Superannuation Fund are held by the Superannuation Fund Trustee separately from the Group. The Superannuation Fund Trustee has the power to trigger the winding-up of the Superannuation Fund if it resolves that it is in the best interests of the fund members as a whole. If the Superannuation Fund Trustee uses this power, the participating employers would become liable by statute to make contributions to the pension scheme to remove any deficit calculated on the conservative, buy-out basis, enabling the trustee of the Cable and Wireless Superannuation Fund to purchase individual annuity policies for all members of the Cable and Wireless Superannuation Fund.

The latest full actuarial valuation of the Cable and Wireless Superannuation Fund was carried out as of March 31, 2013 by the Cable and Wireless Superannuation Fund’s independent actuaries. On an ongoing basis, there was a deficit of $166 million and on a buy-out basis, there was a deficit of $488 million. The ongoing funding position is expected to have deteriorated since the valuation as of March 31, 2013 and the next actuarial valuation may therefore result in higher ongoing funding obligations of the Group companies that participate in the scheme. On an ongoing basis, at September 30, 2015, the Cable and Wireless Superannuation Fund had a deficit of £94 million ($158 million).

Funding of the Cable and Wireless Superannuation Fund

CWC made a payment of £30 million in July 2014 and a payment of £31 million in April 2015, as previously agreed with the Superannuation Fund Trustee, and agreed to make a further payment of £33 million in April 2016 to the Cable and Wireless Superannuation Fund.

In addition, CWC concluded a supplementary funding agreement with the Superannuation Fund Trustee whereby CWC has agreed to eliminate the ongoing funding deficit by April 2019, with payments in 2017, 2018 and 2019 being based on the outcome of the next triennial actuarial valuation and being in the range of £0 – £23 million each year as necessary to eliminate the ongoing funding deficit. The next triennial actuarial valuation of the Cable and Wireless Superannuation Fund is due as of March 31, 2016. As mentioned above, however, even if the ongoing funding deficit in the Cable and Wireless Superannuation Fund is eliminated, there would still be substantial exposure for Cable and Wireless Communications and other group companies as a result of the continuing deficit in the Cable and Wireless Superannuation Fund on a buy-out basis.

CWC and SIFL are parties to a funding agreement with respect to the Cable and Wireless Superannuation Fund with the Superannuation Fund Trustee, which we refer to as the Contingent Funding Agreement. The Contingent Funding Agreement entitles the Superannuation Fund Trustee to require CWC or SIFL to provide it with letters of credit or a cash escrow arrangement in the amount of £100 million upon the occurrence of certain events. Such events occurred in connection with the Columbus Acquisition. CWC provided to the Superannuation Fund Trustee the CFA Letters of Credit in the aggregate amount of £100 million, which were provided under the Revolving Credit Facility by certain of the lenders thereunder.

Pursuant to the Contingent Funding Agreement, any CFA Letters Of Credit would remain in place until the earlier of such time as, among other things, in the case of certain triggering events (including the incurrence of secured debt above an agreed level), the relevant triggering event is cured, in the case of certain other triggering events, the end of the twelve-month period ending March 31 or September 30, respectively, during which the relevant triggering event is cured, the Superannuation Fund Trustee has agreed to an earlier lapse or there is no longer a deficit in the Cable and Wireless Superannuation Fund. Further, upon the occurrence of certain other default or insolvency-related events and provided there is a deficit in the Cable and Wireless Superannuation Fund, the Contingent Funding Agreement entitles the Superannuation Fund Trustee to draw on any such CFA Letters of Credit to fund the deficit of the Cable and Wireless Superannuation Fund at such time and return any remaining balance to CWC or, if unable to make such a drawing, require CWC or SIFL, as the case may be, to make a cash contribution of an amount of up to £100 million to the Cable and Wireless Superannuation Fund to fund the deficit thereunder at such time. As mentioned above, however, even if the ongoing funding deficit in the Cable and Wireless Superannuation Fund is eliminated there would still be substantial exposure for CWC and other group companies as a result of the continuing deficit in the Cable and Wireless Superannuation Fund on a buy-out basis.

In addition, CWC and certain other CWC Group companies have agreed to guarantee the pension obligations of the principal employer and other Group companies of the Cable and Wireless Superannuation Fund.

Merchant Navy Officers Pension Fund (MNOPF)

CWC has participated in the MNOPF, which is a defined benefit multiemployer pension plan available to certain of its former British shipboard officers. The MNOPF is divided into two sections, the New Section and the Old Section, each of which covers a different group of participants, with the Old Section closed to further benefit accrual and the New Section only closed to new membership. As of March 31, 2015, the New Section was estimated to have a funding deficit.

The MNOPF trustee had previously determined that the New Section funding was inadequate based on CWC’s actuarially determined deficit. All of any New Section deficit liability that CWC may have relates to the obligations of Cable & Wireless Marine Limited (CWC’s cable-laying operation) between April 1978 and April 26, 1999, i.e., the date Cable & Wireless Marine Limited was sold to Global Crossing. CWC has not been able to record its estimated share of the ultimate New Section deficit, as the deficit was and remains uncertain. The amount of CWC’s share of the New Section’s ultimate deficit could vary considerably if different assumptions and estimates are used to estimate the deficit. Therefore, CWC expenses its portion of any deficit as amounts are invoiced by, and become due and payable to, the MNOPF trustee. As of September 30, 2015, CWC has scheduled payments to MNOPF through September 2020 totaling £1.7 million, relating to the actuarial valuations made by the MNOPF trustee as of March 31, 2006, 2009 and 2012 by installments. It is possible that the MNOPF trustee may invoice CWC in the future for additional amounts.

As of September 30, 2015, the MNOPF’s Old Section was estimated to have a funding surplus. If the Old Section has a funding deficit in the future, then it could result in the MNOPF trustee also invoicing CWC for amounts covering its share of the deficit if they believe that the Old Section requires further contributions. CWC will record any required Old Section contributions in the same manner as the New Section. CWC’s share of the Old Section deficit, if any, which covers employees employed prior to 1978, is not currently known and, accordingly, its share of any such contribution is not currently determinable.

In addition, its share of any deficit under either the Old Section or the New Section would increase to the extent that other employer participants are allowed to leave the scheme or become insolvent. It is believed that there are currently over 350 participating employers in the MNOPF. Currently, the known estimated outflow in respect of the MNOPF is not expected to have a materially adverse impact on its financial position; however, due to the uncertainty as to potential liability were CWC to be required to make further contributions to the Old Section, New Section and/or were other participating employers to exit or become insolvent, the potential size of its ultimate liability is not quantifiable.

Other Schemes

CWC operates defined benefit pension schemes in Jamaica and Barbados. The schemes are closed to new entrants and the Jamaican scheme is also closed to future accrual. The Jamaican scheme owns an insurance policy which matches in full the value of the defined benefit liabilities. CWC’s other defined benefit pension scheme had a surplus as of September 30, 2015 on an ongoing basis of $10 million ($14 million as of March 31, 2015; $17 million as of March 31, 2014).

CWC also has unfunded liabilities in the United Kingdom relating to pension provisions for former directors and other senior employees in respect of their earnings in excess of the previous Inland Revenue salary cap. As of September 30, 2015, on an ongoing basis, CWC’s liabilities to its UK unfunded schemes were £30 million (£32 million as of March 31, 2015; £29 million as of March 31, 2014). The Group holds investments in gilts of £24 million as at September 30, 2015 to partially back the UK unfunded pension liabilities.

Critical Accounting Policies and Use of Estimates

The preparation of financial statements requires the use of accounting estimates and assumptions. It also requires management to exercise its judgment in the process of applying its accounting policies. The Directors consider that of CWC’s significant IFRS accounting policies, the following are important to its financial condition and results and involve a higher degree of judgment and complexity, and are therefore considered critical.

Revenue Recognition

Judgment is required in assessing the application of revenue recognition principles and the specific guidance in respect of CWC’s revenue. This includes the allocation of revenue between multiple deliverables, such as the sale value of telecommunications equipment and ongoing service where such items are sold as part of a bundled package.

Revenue, which excludes discounts, value added tax and similar sales taxes, represents the amount receivable in respect of services provided to customers. It includes sales to joint ventures but does not include sales by joint ventures or sales between CWC’s group companies.

Revenue from services is recognized as the services are provided. In respect of services invoiced in advance, amounts are deferred until provision of the service.

Amounts payable by other telecommunications operators are recognized as the services are provided. Charges are negotiated separately and are subject to continual review. Revenue generated through the provision of these services is accounted for gross of any amounts payable to other telecommunications operators for interconnect fees.

Revenue from mobile, broadband, video and fixed voice products represents amounts charged to customers in respect of monthly access charges, airtime and usage, messaging, and other telecommunications services. This includes data services and information provision and revenue from the sale of equipment, including handsets.

Monthly access charges from mobile, broadband, video and fixed voice products are invoiced and recorded as part of a periodic billing cycle. Airtime, either from contract customers as part of the invoiced amount or from prepaid customers through the sale of prepaid cards, is recorded in the period in which the customer uses the service. Unbilled revenue resulting from services provided to contract customers from the billing cycle date to the end of each period is accrued. Unearned monthly access charges relating to periods after each accounting period are deferred.

CWC earns revenue from the transmission of content and traffic on its network originated by third-party providers. CWC assesses whether revenue should be recorded gross as principal or net as agent, based on the features of such arrangements including the following factors:

•	whether CWC holds itself out as an agent;

•	whether CWC has latitude for establishing the price, either directly or indirectly, for example by providing additional services;

•	provision of customer remedies;

•	whether CWC has the primary responsibility for providing the services to the customer or for fulfilling the order; and

•	assumption of credit risk.

Revenue from sales of telecommunications equipment is recognized upon delivery to the customer.

The total consideration on arrangements with multiple revenue generating activities (generally the sale of telecom equipment and ongoing service) is allocated to those components that are capable of operating independently, based on the estimated fair value of the components. The fair value of each component is determined by amounts charged when sold separately and by reference to sales of equivalent products and services by third parties.

Revenue arising from the provision of other services, including maintenance contracts, is recognized over the periods in which the service is provided.

Customer acquisition costs including dealer commissions and similar payments are expensed immediately.

Valuation of Assets for Acquisition Accounting

Where CWC undertakes business combinations, CWC accounts for them using the acquisition method in accordance with IFRS 3 Business Combinations revised. The recognition of business combinations requires the purchase price of acquisitions to be allocated to the identifiable assets acquired and liabilities assumed in the acquisition. CWC makes judgments and estimates in relation to the fair value allocation of the purchase price. If any unallocated portion is positive, it is recognized as goodwill, and if negative, it is recognized in the income statement.

Goodwill represents the excess of the cost of an acquisition over the fair value of CWC’s share of identifiable net assets acquired. All transaction costs are expensed as incurred.

Depreciation of Property, Plant and Equipment

CWC assigns useful lives and residual values to property, plant and equipment based on periodic studies of actual asset lives and the intended use for those assets. Changes in circumstances such as technological advances, prospective economic utilization and physical condition of the assets concerned could result in the actual useful lives or residual values differing from initial estimates. Where CWC determines that the useful life of property, plant and equipment should be shortened or residual value reduced, it depreciates the net book value in excess of the residual value over the revised remaining useful life, thereby increasing depreciation expense. Any change in an asset’s life or residual value is reflected on a prospective basis in its financial statements when the change in estimate is determined.

Impairment of Property, Plant and Equipment and Intangible Assets

CWC assesses property, plant and equipment and intangible assets (excluding goodwill) for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable or otherwise as required by accounting standards. Factors that are considered important and which could trigger an impairment review include the following:

•	obsolescence or physical damage;

•	significant changes in technology and regulatory environments;

•	significant underperformance relative to expected historical or projected future operating results;

•	significant changes in the use of the assets or the strategy for the overall business;

•	significant negative industry or economic trends; and

•	significant decline in the market capitalization relative to net book value for a sustained period.

In addition, CWC tests goodwill and other intangible assets with indefinite life, which are not amortized, at least annually for impairment.

The identification of impairment indicators, the estimation of future cash flows and the determination of the recoverable amount for assets or cash generating units requires significant judgment concerning the identification and validation of impairment indicators, the timing and amount of expected cash flows and applicable discount rates.

CWC determines any impairment by comparing the carrying values of each of its assets (or cash generating units to which such asset belongs) to their recoverable amounts, which is the higher of the asset’s fair value less costs to sell and the value in use. Fair value represents market value in an active market. Value in use is determined by discounting future cash flows arising from the asset (or the cash generating unit to which it refers). Future cash flows are determined with reference to its own projections using pre-tax discount rates which represent the estimated weighted average cost of capital for the respective businesses.

Receivables Allowance

The impairment allowance for trade receivables reflects CWC’s estimates of losses arising from the failure or inability of its customers to make required payments. The allowance is based on the ageing of customer accounts, customer credit worthiness and its historical write-off experience. Changes to the allowance may be required if the financial condition of CWC’s customers improves or deteriorates. An improvement in financial condition may result in lower actual write-offs. Historically, changes to the estimate of losses have not been material to its financial position and results.

Customer and Supplier Commitments

The nature of the telecommunications industry is such that estimates are often required to be made in relation to customer or supplier commitments, including where CWC interconnects with other telecommunications operators. CWC uses estimates of price or usage to determine the revenue and expense recognized in the period based on historical experience. The prices at which these services are charged are sometimes regulated and may be subject to retrospective adjustment. These estimates are periodically adjusted to reflect actual pricing or usage as such information becomes available or is agreed. As issues arise or are resolved, accruals are created or released as appropriate. The net impact of this is included in operating profit within the relevant line item.

Tax

The calculation of CWC’s total tax charge involves a degree of estimation in respect of certain items where the tax treatment cannot be finally determined until a resolution has been reached with the relevant tax authority or, if necessary, through a formal legal process. The final resolution of some of these items may give rise to material income statement and/or cash flow variances.

The resolution of issues is not always within CWC’s control and is often dependent on the efficiency of the administrative and legal processes in the relevant tax jurisdictions in which CWC operates. Issues can, and often do, take many years to resolve. Payments in respect of tax liabilities for an accounting period result from payments on account and on the final resolution of open items. As a result, there can be substantial differences between the tax charge in profit or loss and tax payments made.

Recognition of Deferred Tax Assets

The recognition of deferred tax assets is dependent on whether it is probable that future taxable profits will be available, against which the temporary differences can be utilized. Recognition therefore involves estimates regarding the future financial performance of the particular legal entity or tax group in which the deferred tax asset has been recognized.

Provisions

Provisions are liabilities of uncertain timing or amount. They are recognized when CWC has a present legal or constructive obligation as a result of past events, and it is more likely than not that an outflow or resources will be required to settle the obligation and the amount can be reliably estimated. CWC presented the provisions in the statement of financial position at present value of the estimated future outflows expected to be required to settle the obligation. CWC determines the rate for discounting the expected future cash outflows through current market assessments of the time value of money and the risks specific to the liability. These provisions are estimates for which the amount and timing of actual cash flows are dependent on future events.

Pensions

CWC provides several defined benefit pension schemes for its employees. The asset (or liability) recognized in the statement of financial position in respect of defined benefit pension plans represents the fair value of plan assets less the present value of the defined benefit obligations at the reporting date. The expected cost of providing these defined benefit pensions will depend on an assessment of such factors as:

•	the life expectancy of the members;

•	the length of service;

•	the rate of salary progression;

•	the rate of return earned on assets in the future;

•	the rate used to discount future pension liabilities; and

•	future inflation rates.

The assumptions CWC used are estimates chosen from a range of possible actuarial assumptions that may not necessarily be borne out in practice but are comparable to the median estimates in this regard used by FTSE 250 companies. Changes to these assumptions could materially affect the defined benefit schemes’ liabilities and assets.

Fair Value Estimation

The fair value of non-derivative financial instruments traded in active markets (such as publicly traded derivatives or trading and available-for-sale securities) is based on quoted market prices at the reporting date. The quoted market price used for traded financial assets held by CWC is the current bid price. The appropriate quoted market price for traded financial liabilities is the current offer price. The fair value of forward foreign exchange contracts is determined using forward exchange market rates at the reporting date.

The fair value of non-derivative financial instruments that are not traded in an active market is determined by using valuation techniques. CWC uses a variety of methods which include the use of recent arm’s length transactions, reference to other instruments that are substantially the same, discounted cash flow analysis and option pricing models which reflect the specific instrument.

The nominal value of receivables (less estimated impairments) and payables are assumed to approximate to their fair values. The fair value of financial liabilities measured at amortized cost is estimated by discounting the future contractual cash flows at the current market interest rate that is available to CWC for similar financial instruments. Discounted cash flows are used to determine the fair value for the majority of remaining financial instruments.

The fair value of derivative financial instruments such as forward foreign exchange contracts is determined using forward exchange market rates at the reporting date.

Recent Accounting Pronouncements

For a discussion of recently issued standards under IFRS and new standards announced but not yet effective, see note 1.2.2 of CWC Annual Financial Statements.

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Independent Auditors’ Report

The Board of Directors

Cable & Wireless Communications Plc

We have audited the accompanying consolidated financial statements of Cable & Wireless Communications Plc and its subsidiaries, which comprise the consolidated statement of financial position as of 31 March 2015 and the related consolidated income statement, consolidated statement of comprehensive income, consolidated statement of cash flows and consolidated statement of changes in equity for the year ended 31 March 2015 and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors’ Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditors’ judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Cable & Wireless Communications Plc and its subsidiaries as of 31 March 2015 and the results of their operations and their cash flows for the year ended 31 March 2015 in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.

KPMG LLP

London, United Kingdom

20 January 2016

Cable & Wireless Communications Plc

Consolidated income statement

for the years ended 31 March 2015, 2014 and 2013

		2014/15	2013/14	2012/13
	Note	Audited US$m	Unaudited US$m	Unaudited US$m
Continuing operations
Revenue	2.1	1,753	1,689	1,750
Operating costs before depreciation and impairment and amortisation	2.3.1	(1,272)	(1,317)	(1,283)
Depreciation and impairment	3.4, 3.6	(336)	(204)	(299)
Amortisation	3.5	(47)	(31)	(41)
Other operating income	2.3.4	42	—	10
Other operating expense	2.3.4	(62)	(15)	(6)

Group operating profit		78	122	131
Share of results of joint ventures and associates	3.7	12	(62)	10

Total operating profit		90	60	141
Gain on sale of businesses	2.4	4	—	—
Finance income	4.1	26	6	8
Finance expense	4.1	(121)	(164)	(152)

Loss before income tax		(1)	(98)	(3)
Income tax expense	2.6	(32)	(32)	(46)

Loss for the year from continuing operations		(33)	(130)	(49)

Discontinued operations
Profit after tax for the year from discontinued operations	2.8.4	354	1,081	219

Profit for the year		321	951	170

Profit attributable to:
Owners of the Parent Company		253	859	11
Non-controlling interests		68	92	159

Profit for the year		321	951	170

Earnings per share attributable to the owners of the Parent Company during the year (cents per share)	2.5
—basic		9.7	34.3	0.4
—diluted		9.7	34.3	0.4
Loss per share from continuing operations attributable to the owners of the Parent Company during the year (cents per share)	2.5
—basic		(3.8)	(8.4)	(5.2)
—diluted		(3.8)	(8.4)	(5.2)
Earnings per share from discontinued operations attributable to the owners of the Parent Company during the year (cents per share)	2.5
—basic		13.5	42.7	5.6
—diluted		13.5	42.7	5.6

The accompanying notes are an integral part of these consolidated financial statements.

Cable & Wireless Communications Plc

Consolidated statement of comprehensive income

for the years ended 31 March 2015, 2014 and 2013

		2014/15	2013/14	2012/13
	Note	Audited US$m	Unaudited US$m	Unaudited US$m
Profit for the year		321	951	170

Other comprehensive (expense)/income for the year comprised:
Items that will not be reclassified to profit or loss in subsequent periods:
Actuarial losses in the value of defined benefit retirement plans	3.10	(77)	(8)	(30)
Income tax relating to items that will not be reclassified to profit or loss		—	—	1

Net other comprehensive loss not to be reclassified to profit or loss in subsequent periods		(77)	(8)	(29)

Items that are or may be reclassified to profit or loss in subsequent periods:
Exchange differences on translation of foreign operations		(11)	(3)	5
Foreign currency translation reserves recycled on disposal of operations		(94)	(7)	—
Foreign currency translation reserves recycled on held for sale associate	3.8	(30)	—	—
Fair value gain/(loss) on available-for-sale financial assets	4.4	3	(3)	4
Income tax relating to items that may be reclassified to profit or loss		—	—	—

Net other comprehensive (loss)/profit to be reclassified to profit or loss in subsequent periods		(132)	(13)	9

Other comprehensive expense for the year, net of tax		(209)	(21)	(20)

Total comprehensive income for the year, net of tax		112	930	150

Total comprehensive income/(loss) attributable to:
Owners of the Parent Company		42	836	(10)
Non-controlling interests		70	94	160

		112	930	150

The accompanying notes are an integral part of these consolidated financial statements.

Cable & Wireless Communications Plc

Consolidated statement of changes in equity

for the years ended 31 March 2015, 2014 and 2013

	Attributable to the owners of the Parent Company
	Share capital	Share premium	Foreign currency translation and hedging reserve	Capital and other reserves	Retained earnings	Total	Non- controlling interests	Total equity
	US$m	US$m	US$m	US$m	US$m	US$m	US$m	US$m
Balance at 1 April 2012 (Unaudited)	133	97	61	3,321	(3,689)	(77)	493	416

Profit for the year	—	—	—	—	11	11	159	170
Net actuarial losses recognised (net of tax)	—	—	—	—	(26)	(26)	(3)	(29)
Exchange differences on translation of foreign operations	—	—	1	—	—	1	4	5
Fair value movements in available-for-sale financial assets	—	—	—	4	—	4	—	4

Total comprehensive (income)/(expense) for the year	—	—	1	4	(15)	(10)	160	150

Equity share-based payments	—	—	—	—	4	4	—	4
Dividends	—	—	—	—	(166)	(166)	—	(166)
Transfers to retained earnings	—	—	(30)	(4)	34	—	—	—

Total dividends and other transactions with Cable & Wireless Communications Plc shareholders	—	—	(30)	(4)	(128)	(162)	—	(162)

Dividends paid to non-controlling interests	—	—	—	—	—	—	(152)	(152)

Total dividends and other transactions with non-controlling interests	—	—	—	—	—	—	(152)	(152)

Balance at 31 March 2013 (Unaudited)	133	97	32	3,321	(3,832)	(249)	501	252

Profit for the year	—	—	—	—	859	859	92	951
Actuarial losses recognised (net of tax)	—	—	—	—	(6)	(6)	(2)	(8)
Foreign currency translation reserves recycled on disposal of operations	—	—	(7)	—	—	(7)	—	(7)
Exchange differences on translation of foreign operations	—	—	(7)	—	—	(7)	4	(3)
Fair value movements in available-for-sale financial assets	—	—	—	(3)	—	(3)	—	(3)

Total comprehensive (expense)/income for the year	—	—	(14)	(3)	853	836	94	930

Equity share-based payments	—	—	—	—	6	6	—	6
Dividends	—	—	—	—	(100)	(100)	—	(100)

Total dividends and other transactions with Cable & Wireless Communications Plc shareholders	—	—	—	—	(94)	(94)	—	(94)

Dividends paid to non-controlling interests	—	—	—	—	—	—	(76)	(76)
Transfers on sale of subsidiaries	—	—	—	(30)	26	(4)	(169)	(173)

Total dividends and other transactions with non-controlling interests	—	—	—	(30)	26	(4)	(245)	(249)

Balance at 31 March 2014 (Unaudited)	133	97	18	3,288	(3,047)	489	350	839

Profit for the year	—	—	—	—	253	253	68	321
Actuarial losses recognised (net of tax)	—	—	—	—	(76)	(76)	(1)	(77)
Foreign currency translation reserves recycled on disposal of operations	—	—	(94)	—	—	(94)	—	(94)
Foreign currency translation reserves recycled on held for sale associate	—	—	(30)	—	—	(30)	—	(30)
Exchange differences on translation of foreign operations	—	—	(14)	—	—	(14)	3	(11)
Fair value movements in available-for-sale financial assets	—	—	—	3	—	3	—	3

Total comprehensive (expense)/income for the year	—	—	(138)	3	177	42	70	112

Put option arrangements	—	—	—	(879)	—	(879)	—	(879)
Issuance of ordinary shares	91	163	—	1,312	—	1,566	—	1,566
Equity share-based payments	—	—	—	—	28	28	—	28
Dividends	—	—	—	—	(104)	(104)	—	(104)

Total dividends and other transactions with Cable & Wireless Communications Plc shareholders	91	163	—	433	(76)	611	—	611

Dividends paid to non-controlling interests	—	—	—	—	—	—	(86)	(86)
Transfer of BTC non-controlling interests	—	—	—	—	(6)	(6)	6	—

Total dividends and other transactions with non-controlling interests	—	—	—	—	(6)	(6)	(80)	(86)

Balance at 31 March 2015 (Audited)	224	260	(120)	3,724	(2,952)	1,136	340	1,476

The accompanying notes are an integral part of these consolidated financial statements.

Cable & Wireless Communications Plc

Consolidated statement of financial position

as at 31 March 2015 and 2014

		31 March 2015	31 March 2014
	Note	Audited US$m	Unaudited US$m
Assets
Non-current assets
Intangible assets	3.5	2,965	526
Property, plant and equipment	3.6	2,587	1,418
Investments in joint ventures and associates	3.7	1	188
Available-for-sale financial assets	4.4	59	58
Financial assets at fair value through profit or loss	4.5	14	—
Other receivables	3.1	155	170
Deferred tax assets	2.7	39	34
Retirement benefit assets	3.10	17	20

		5,837	2,414

Current assets
Trade and other receivables	3.1	557	433
Inventories	3.2	50	36
Loans to related parties	3.1	56	—
Cash and cash equivalents	4.2	402	205

		1,065	674
Assets held for sale	3.8	165	70

		1,230	744

Total assets		7,067	3,158

Liabilities
Current liabilities
Trade and other payables	3.3	851	612
Borrowings	4.3	82	58
Financial liabilities at fair value through profit or loss	4.6	—	274
Provisions	3.9	129	140
Current tax liabilities		125	121

		1,187	1,205
Liabilities held for sale		—	23

		1,187	1,228

Net current assets/(liabilities)		43	(484)

Non-current liabilities
Trade and other payables	3.3	305	26
Borrowings	4.3	2,686	797
Financial liabilities at amortised cost	4.8	879	—
Deferred tax liabilities	2.7	215	27
Provisions	3.9	110	42
Retirement benefit obligations	3.10	209	199

		4,404	1,091

Net assets		1,476	839

Equity
Capital and reserves attributable to the owners of the Parent Company
Share capital	4.10	224	133
Share premium		260	97
Reserves		652	259

		1,136	489
Non-controlling interests		340	350

Total equity		1,476	839

The accompanying notes are an integral part of these consolidated financial statements.

Cable & Wireless Communications Plc

Consolidated statement of cash flows

for the years ended 31 March 2015, 2014 and 2013

		2014/15	2013/14	2012/13
	Note	Audited US$m	Unaudited US$m	Unaudited US$m
Cash flows from operating activities
Cash generated—continuing operations		431	421	487
Cash generated—discontinued operations		1	116	355
Income taxes paid—continuing operations		(52)	(54)	(113)
Income taxes paid—discontinued operations		—	(3)	(26)

Net cash from operating activities		380	480	703

Cash flows from investing activities
Finance income		4	6	4
Dividends received		—	4	6
Purchase of available-for-sale assets		(1)	—	10
Proceeds on disposal of property, plant and equipment		1	5	4
Purchase of property, plant and equipment		(399)	(234)	(234)
Purchase of intangible assets		(57)	(132)	(9)
Proceeds on disposal of subsidiaries (net of cash disposed)		16	—	—
Loans to related parties	3.1	(56)	—	—
Acquisition of subsidiaries (net of cash acquired)	3.11	(677)	—	—

Net cash used in continuing operations		(1,169)	(351)	(219)

Disposal proceeds (net of cash disposed and transaction costs) for discontinued operations		403	1,127	—
Other discontinued operations		(1)	(53)	(130)

Discontinued operations	2.8	402	1,074	(130)

Net cash (used in)/from investing activities		(767)	723	(349)

Net cash flow before financing activities		(387)	1,203	354

Cash flows from financing activities
Dividends paid to the owners of the Parent Company		(104)	(100)	(166)
Dividends paid to non-controlling interests		(86)	(72)	(73)
Repayments of borrowings		(176)	(1,138)	(760)
Finance costs		(128)	(141)	(156)
Proceeds from borrowings		900	162	882
Proceeds on issuance of shares		176	—	—
Proceeds on sale of CMC shares		—	100	—
Unwind of sale of CMC shares		—	(100)	—

Net cash from/(used in) continuing operations		582	(1,289)	(273)
Discontinued operations		—	(4)	(93)

Net cash from/(used in) financing activities		582	(1,293)	(366)

Net decrease in cash and cash equivalents—continuing operations		(208)	(1,273)	(108)
Net increase in cash and cash equivalents—discontinued operations		403	1,183	96
Cash and cash equivalents at 1 April	4.2	208	297	312
Exchange movements on cash and cash equivalents		(1)	1	(3)

Cash and cash equivalents at 31 March	4.2	402	208	297

The accompanying notes are an integral part of these consolidated financial statements.

Cable & Wireless Communications Plc

Reconciliation of net loss to cash generated from operations for the years ended 31 March 2015, 2014 and 2013

		2014/15	2013/14	2012/13
	Note	Audited US$m	Unaudited US$m	Unaudited US$m
Loss for the year		(33)	(130)	(49)
Adjustments for:
Tax expense	2.6	32	32	46
Depreciation	3.6	210	204	213
Amortisation	3.5	47	31	41
Impairment	3.6	127	—	86
Loss on disposal of property, plant and equipment	3.6	1	—	1
Gain on sale of businesses	2.4	(4)	—	—
Finance income	4.1	(26)	(6)	(8)
Finance expense	4.1	121	164	152
Other income and expenses		(16)	15	(10)
Increase in provisions		38	52	21
Employee benefits		13	11	3
Defined benefit pension scheme contributions		(6)	(6)	(7)
Defined benefit pension scheme other contributions		(52)	—	—
Share of results of joint ventures and associates	3.7	(12)	62	(10)

Operating cash flows before working capital changes		440	429	479

Changes in working capital (excluding effects of acquisition and disposal of subsidiaries)
(Increase)/decrease in inventories		(4)	(6)	2
(Increase)/decrease in trade and other receivables		(39)	38	16
Increase/(decrease) in payables		34	(40)	(10)

Cash generated from continuing operations		431	421	487

The accompanying notes are an integral part of these consolidated financial statements.

Cable & Wireless Communications Plc

Notes to the consolidated financial statements

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

Section one—Basis of preparation

1.1 General information

Cable & Wireless Communications Plc (the Company, CWC or the Parent Company) and its subsidiaries (together the Cable & Wireless Communications Group or the Group) is an international telecommunications company incorporated and domiciled in the United Kingdom. On 31 March 2015 the Group acquired control of Columbus International Inc. (Columbus) (see note 3.11.1 for further detail).

In these consolidated financial statements, the years ended March 31, 2013, March 31, 2014 and March 31, 2015 are also referred to as 2012/13, 2013/14 and 2014/15, respectively.

1.1.1 The Company

The Company is a public limited company, which is listed on the London Stock Exchange and is incorporated and domiciled in the UK. The address of its registered office is 2nd Floor, 63-65 Chandos Place, London WC2N 4HG.

1.2 Basis of preparation and recent accounting changes

1.2.1 Basis of preparation

These consolidated financial statements have been prepared for inclusion in a proxy statement of Liberty Global plc (Liberty Global) meeting the requirements of Regulation 14A under the Securities Exchange Act of 1934. The proxy statement is being filed by Liberty Global in connection with the acquisition by Liberty Global of the Group (see note 5.9). These consolidated financial statements have been prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board. Comparative period amounts at 31 March 2014 and for the years ended 31 March 2014 and 2013 have not been audited in accordance with auditing standards generally accepted in the United States of America and are therefore presented in these consolidated financial statements as unaudited.

These consolidated financial statements are presented in US dollars (US$) and rounded to the nearest million.

They have been prepared on the historical cost basis except for certain financial instruments held at fair value. Non-current assets and disposal groups are stated at the lower of their carrying amount and fair value less costs to sell.

The Directors have prepared the accounts on a going concern basis.

The preparation of financial statements in accordance with IFRS requires management to make judgements, estimates and assumptions that affect the application of policies and reported amounts of assets, liabilities, income and expenses. These estimates and associated assumptions are based on historical experience and various other factors that are considered to be reasonable under the circumstances. They form the basis of judgements about the carrying values of assets and liabilities that are not readily available from other sources. Actual results may differ from these estimates.

The estimates and underlying assumptions are reviewed on a continuing basis. Revisions to accounting estimates are recognised in the year in which the estimate is revised and in any future periods affected. Critical judgements and areas where the use of estimates is significant are discussed in note 5.2.

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

The accounting policies have been applied consistently by Group entities.

Basis of consolidation

The consolidated financial statements comprise a consolidation of the accounts of the Company and its subsidiaries and include the Group’s share of the results and net assets of its joint ventures and associates. The results of the Group’s main trading subsidiaries, joint ventures and associates have been prepared to align with the Group’s reporting date.

Subsidiaries

Subsidiaries are entities controlled by and forming part of the Group. The Group controls an entity when the Group is exposed to, or has rights to, variable returns from its investment with the entity and has the ability to affect these returns through its power over the entity. Subsidiaries are consolidated from the date on which the Group effectively takes control until the date that control ceases. Accounting policies of subsidiaries are aligned with the policies adopted by the Group to ensure consistency.

The Group applies the acquisition method to account for business combinations. The consideration transferred for an acquisition is the fair value of the assets transferred, and liabilities incurred to the former owners of the acquiree and the equity interests issued by the Group. Identifiable assets acquired and liabilities and contingent liabilities assumed in a business combination are measured initially at their fair values at the acquisition date. Goodwill is initially measured at cost, being the excess of the aggregate of the consideration transferred over the fair value of net identifiable assets acquired and liabilities assumed. The determination of the fair values of acquired assets and liabilities is based on judgement and the Directors have 12 months from the date of the business combination to finalise the allocation of the purchase price. The allocation of the purchase price between finite lived assets and indefinite lived assets affects the results of the Group as finite lived intangible assets are amortised, whereas indefinite lived intangible assets, including goodwill, are not amortised. Acquisition costs are expensed as incurred.

Intercompany transactions, balances and unrealised gains on transactions between Group companies are eliminated on consolidation. Unrealised losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred.

Joint ventures and associates

A joint venture is a type of joint arrangement whereby the parties that have joint control of the arrangement have rights to the net assets of the joint venture. Joint control is the contractually agreed sharing of control of an arrangement, which exists only when decisions about the relevant activities require unanimous consent of the parties sharing control. Associates are entities over which the Group has significant influence. Investments in joint ventures and associates are accounted for using the equity method of accounting and are initially recognised at cost.

The Group’s share of its joint ventures’ and associates’ post-acquisition profits or losses is recognised through profit or loss. Its share of post-acquisition movements in reserves is recognised in equity. The cumulative post-acquisition movements are adjusted against the carrying amount of the investment.

When the Group’s share of losses in a joint venture and/or associate exceeds its investment (including any other unsecured long-term receivables), the Group does not recognise further losses unless it has incurred obligations or made payments on behalf of the investee.

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

1.2.2 Application of recently issued International Financial Reporting Standards (IFRS)

The Group applied for the first time the following new standards and amendments to IFRS during the three years ended 31 March 2015, a number of new and amended IFRS standards became effective and were adopted by the Group, including IFRS 10, Consolidated financial statements and IFRS 11, Joint arrangements, none of which had a material impact on the Group’s total comprehensive income, financial position, net cash flows or earnings per share. The nature and impact of each new standard and amendment is described below:

Title	Effective date	Description and impact on the Group
IFRS 10 Consolidated financial statements, IFRS 11 Joint arrangements and IFRS 12 Disclosures of interests in other entities	Annual periods beginning on or after 1 January 2013	IFRS 10 Builds on existing principles of control and provides further guidance where control may be difficult to assess. IFRS 11 expands on the assessment of joint arrangements to consider all facts and circumstances surrounding the arrangements in addition to the structure of the arrangement as previously required.

There was no impact on the Group from adopting IFRS 10 and IFRS 11.

IFRS 12 requires disclosures for all forms of interests in other entities. Disclosures required by IFRS 12 are included in notes 3.7 and 5.8.

Amendments to IAS 27 Separate financial statements	Annual periods beginning on or after 1 January 2013	Covers all disclosure requirements for financial statements prepared by a parent, or an investor in a joint venture or associate, where those investments are accounted for at cost or in accordance with IAS 39 Financial Instruments: Recognition and Measurement or IFRS 9 Financial Instruments.

Amendments to IAS 32 Financial statements: presentation	Annual periods beginning on or after 1 January 2013	Provides clarifications on the application of offsetting of assets and liabilities. This does not have an impact on the Group.

Amendments to IAS 36 Recoverable amount disclosures for non-financial assets	Annual periods beginning on or after 1 January 2013	Reverses the unintended requirement in IFRS 13 Fair Value Measurements to disclose the recoverable amount of every cash-generating unit to which significant goodwill or indefinite-lived intangible assets have been allocated. The recoverable amount is required to be disclosed only when an impairment loss has been recognised or reversed.

Amendments to IAS 39 Financial instruments: recognition and measurement	Annual periods beginning on or after 1 January 2013	Allows hedge accounting to continue in a situation where a derivative is novated. This does not have an impact on the Group.

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

Title	Effective date	Description and impact on the Group
Amendment to IAS 19 Employee benefits	Annual periods beginning on or after 1 January 2013

There will be an impact on the Group results due to the change in calculating the income statement charge. Interest cost and expected return on plan assets will be replaced with a net amount calculated by applying the discount rate to the net defined pension liability.

Had the group applied the new standard from 1 April 2012, the Group profit before tax from continuing operations would have been US$8 million lower.

There was no material impact on the Group upon adoption of any of these new IFRS standards and amendments.

New and amended standards and interpretations to be adopted by the Group in subsequent periods:

Title	Effective date	Description and impact on the Group
Amendment to IFRS 8 Operating segments	Annual periods beginning on or after 1 July 2014	Requires an entity to disclose the judgements made by management in applying the aggregation criteria to operating segments.

This does not have an impact on the Group as there are no operating segments aggregated.

Amendment to IAS 16 Property, plant and equipment and IAS 38 Intangible Assets	Annual periods beginning on or after 1 July 2014	Clarifies when an item of property, plant and equipment or intangible asset requires restatement of accumulated depreciation or amortisation on revaluation.

This does not have an impact on the Group as the Group does not have a revaluation policy.

Amendment to IAS 19 Defined Benefit Plans: Employee Contributions	Annual periods beginning on or after 1 July 2014	Amended the requirements for contributions from employees or third parties that are linked to services.

This should not have an impact on the Group as there are no contributions from employees or third parties linked to services.

Clarification of Acceptable Methods of Depreciation and Amortisation—Amendments to IAS 16 and IAS 38	Annual periods beginning on or after 1 January 2016	The amendments introduce a rebuttable presumption that the use of revenue-based amortisation methods for intangible assets is inappropriate. This presumption can be overcome only when revenue and the consumption of the economic benefits of the intangible asset are ‘highly correlated’, or when the intangible asset is expressed as a measure of revenue. While this is not an outright ban, it creates a high hurdle for when these methods may be used for intangible assets.

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

Title	Effective date	Description and impact on the Group
The amendments also ban the use of revenue-based amortisation for property, plant and equipment.

This does not have an impact on the Group as the Group does not use revenue-based amortisation or depreciation.

IFRS 15 Revenue from contracts with customers	Annual periods beginning on or after 1 January 2018 with early adoption permitted	Establishes a comprehensive framework for determining whether, how much and when revenue is recognised. It replaces IAS 18 Revenue, IAS 11 Construction Contracts and IFRIC 13 Customer Loyalty Programmes.

The Group is still assessing the impact of IFRS 15 but the new standard could have significant impact on customer acquisition costs and large Managed Services contracts.

IFRS 9 Financial Instruments	Annual periods beginning on or after 1 January 2018 with early adoption permitted	Revises the existing accounting concerning classification and measurement, impairment (introducing an expected-loss method), hedge accounting, and on the treatment of gains arising from the impact of credit risk on the measurement of liabilities held at fair value.

This is not expected to have a significant impact on the Group’s net results or net assets, although the full impact will be subject to further assessment.

There are no other new or amended standards that are considered to have a material impact on the Group.

Section two—Results for the year

This section focuses on the results and performance of the Group. On the following pages you will find disclosures explaining the Group’s results for the year, segmental information, taxation and earnings per share.

2.1 Revenue

Accounting policy detailed in note 5.1.14.

	2014/15	2013/14	2012/13
	Audited US$m	Unaudited US$m	Unaudited US$m
Continuing operations
Sales of telecommunications services and related operations	1,680	1,623	1,694
Sales of telecommunications equipment and accessories	73	66	56

Total revenue	1,753	1,689	1,750

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

2.2 Segment information

This section analyses our performance for the year by reference to our businesses in Panama, Caribbean (excluding The Bahamas Telecommunications Company (BTC)), BTC and Seychelles for 2014/15, 2013/14 and 2012/13.

Cable & Wireless Communications Group is an international telecommunications service provider. It operates integrated telecommunications companies offering mobile, broadband, video, fixed line and Managed Services and other to residential and business customers. During the year the Group had four principal operations which have been identified as the Group’s reportable segments, being Panama, the Caribbean (excluding BTC), BTC and Seychelles. Our Business-to-Business and Business-to-Government operations are included in the results of the region to which they relate.

The Group also has another operating segment, which is comprised of the corporate centre, operational hub, results of our subsea cable partnership, wholesale solutions business, the results of our joint ventures and associates and eliminations for inter-segment transactions. This segment does not meet the definition of a reporting segment as it earns revenue from its activities that are less than 10% of overall Group revenue. This function primarily acts as an operational support provider for the reportable segments.

Earnings before interest, tax, depreciation and amortisation and before exceptional items (EBITDA) is the primary measure used to evaluate segment operating performance. EBITDA is a key factor that is used by our internal decision makers to determine how to allocate resources to the Company’s segments.

The Board considers the performance of each of these operations in assessing the performance of the Group and making decisions about the allocation of resources. Accordingly, these are the operating segments disclosed. There are no other operating segments identified by the Board. The operating segments are reported in a manner consistent with the internal reporting provided to the Board.

Year ended 31 March 2015 (Audited)	Panama	Caribbean	BTC	Seychelles	Other and eliminations[1]	Total
	US$m	US$m	US$m	US$m	US$m	US$m
Continuing operations
Revenue	636	709	348	52	8	1,753
Cost of sales	(223)	(154)	(67)	(8)	(6)	(458)

Gross margin	413	555	281	44	2	1,295
Pre-exceptional operating costs, before depreciation and impairment and amortisation	(172)	(317)	(159)	(25)	(37)	(710)

EBITDA	241	238	122	19	(35)	585
Depreciation and impairment and amortisation	(101)	(88)	(43)	(10)	(14)	(256)
Net other operating income/(expense)	21	(10)	—	—	(31)	(20)
Exceptional operating costs[2]	(9)	(175)	(25)	—	(22)	(231)

Group operating profit/(loss)	152	(35)	54	9	(102)	78
Share of results of joint ventures and associates	—	—	—	(1)	13	12

Total operating profit/(loss)	152	(35)	54	8	(89)	90

Gain on sale of businesses	—	—	—	—	4	4
Net finance (expense)/income	(8)	24	—	1	(112)	(95)

Profit/(loss) before income tax	144	(11)	54	9	(197)	(1)
Income tax (expense)/credit	(36)	(9)	(1)	(8)	22	(32)

Profit/(loss) for the year from continuing operations	108	(20)	53	1	(175)	(33)

Income taxes paid[3]	(24)	(16)	(1)	(6)	(5)	(52)

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

Year ended 31 March 2014 (Unaudited)	Panama	Caribbean	BTC	Seychelles	Other and eliminations[1]	Total
	US$m	US$m	US$m	US$m	US$m	US$m
Continuing operations
Revenue	576	691	354	53	15	1,689
Cost of sales	(182)	(153)	(65)	(7)	(11)	(418)

Gross margin	394	538	289	46	4	1,271
Pre-exceptional operating costs, before depreciation and impairment and amortisation	(155)	(368)	(161)	(26)	(15)	(725)

EBITDA	239	170	128	20	(11)	546
Depreciation and impairment and amortisation	(94)	(89)	(44)	—	(8)	(235)
Net other operating expense	—	—	—	—	(15)	(15)
Exceptional operating costs[2]	(3)	(120)	(12)	—	(39)	(174)

Group operating profit/(loss)	142	(39)	72	20	(73)	122
Share of results of joint ventures and associates	—	—	—	(2)	(60)	(62)

Total operating profit/(loss)	142	(39)	72	18	(133)	60

Net finance (expense)/income	(11)	14	1	1	(163)	(158)

Profit/(loss) before income tax	131	(25)	73	19	(296)	(98)
Income tax (expense)/credit	(28)	(5)	(1)	(5)	7	(32)

Profit/(loss) for the year from continuing operations	103	(30)	72	14	(289)	(130)

Income taxes paid[3]	(27)	(17)	(2)	(4)	(4)	(54)

Year ended 31 March 2013 (Unaudited)	Panama	Caribbean	BTC	Seychelles	Other and eliminations[1]	Total
	US$m	US$m	US$m	US$m	US$m	US$m
Continuing operations
Revenue	586	758	362	44	—	1,750
Cost of sales	(189)	(203)	(65)	(6)	(1)	(464)

Gross margin	397	555	297	38	(1)	1,286

Pre-exceptional operating costs, before depreciation and impairment and amortisation	(158)	(401)	(177)	(23)	(10)	(769)

EBITDA	239	154	120	15	(11)	517
Depreciation and impairment and amortisation	(85)	(115)	(40)	(6)	(8)	(254)
Net other operating income/(expense)	—	2	(4)	—	6	4
Exceptional operating costs[2]	—	(136)	—	—	—	(136)

Group operating profit/(loss)	154	(95)	76	9	(13)	131
Share of results of joint ventures and associates	—	—	—	—	10	10

Total operating profit/(loss)	154	(95)	76	9	(3)	141
Net finance expense	(9)	28	1	(2)	(162)	(144)

Profit/(loss) before income tax	145	(67)	77	7	(165)	(3)
Income tax (expense)/credit	(42)	1	—	(2)	(3)	(46)

Profit/(loss) for the year from continuing operations	103	(66)	77	5	(169)	(49)

Income taxes paid[3]	(81)	(23)	—	(2)	(6)	(112)

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

1	‘Other and eliminations’ primarily includes the corporate centre and operational hub expenses, results of our subsea cable partnership, wholesale solutions business, eliminations for inter-segment transactions and the results of our joint ventures and associates and, for 2015/14, eliminations for inter-segment management charges of US$44 million.
2	The following table indicates items identified by management as exceptional for purposes of excluding from the calculation of EBITDA:

	2014/15	2013/14	2012/13
	Audited US$m	Unaudited US$m	Unaudited US$m
Exceptional items:
Staff-related restructuring costs	77	128	50
Legal and property costs	27	46	—
Impairment and write off of property, plant and equipment	127	—	86

Total exceptional items	231	174	136

Exceptional items are material items within profit or loss that derive from individual events that fall within the ordinary activities of the Group, but are not included in the EBITDA measure used to evaluate segment performance and determine allocation of resources. Exceptional items are identified by virtue of their size, nature or incidence. Significant management judgment is required in the identification of exceptional items.

The exceptional items within operating costs before depreciation and impairment and amortization for 2014/15 consist of Columbus and integration, restructuring and other costs of US$70 million (primarily in the Caribbean and corporate centre), Panama restructuring costs of US$9 million and BTC restructuring costs of US$25 million. In addition, a write-off of property, plant and equipment of US$49 million and impairment of $78 million were recorded in the Caribbean. Further information regarding exceptional items relating to impairment and write off of property, plant and equipment charges can be found in note 3.4.

In 2013/14, the exceptional costs consisted of the Caribbean and BTC restructuring costs of US$132 million, Panama restructuring costs of US$3 million and restructuring and legal costs at the corporate centre of US$39 million.

In 2012/13, exceptional costs of US$136 million related to restructuring and asset impairment charges in the Caribbean.

3	Income taxes paid represents cash tax paid during the year by consolidated subsidiaries.

There are no differences in the measurement of the reportable segments’ results and the Group’s results.

There is no significant trading between the segments. Transactions between the segments are on commercial terms similar to those offered to external customers.

There are no differences in the measurement of the reportable segments’ assets and liabilities and the Group’s assets and liabilities. Furthermore, there are no asymmetrical allocations to reportable segments.

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

Entity-wide disclosures for continuing operations

The revenue from external customers are analysed by product below. Our Business-to-Business and Business-to-Government operations and the results of our subsea cable partnership are included in the results of the product category to which they relate.

	2014/15	2013/14	2012/13
	Audited US$m	Unaudited US$m	Unaudited US$m
Mobile	929	898	875
Broadband and video	198	194	187
Fixed voice	359	374	419
Managed Services and other	267	223	269

Total	1,753	1,689	1,750

Revenue for continuing operations from external customers can be classified by country as follows:

	2014/15	2013/14	2012/13
	Audited US$m	Unaudited US$m	Unaudited US$m
United Kingdom (country of domicile)	—	—	—
The Bahamas	348	354	362
Barbados	149	157	—
Jamaica	182	181	211
Panama	636	576	586
Seychelles	51	53	44
All other countries and eliminations	387	368	547

Total	1,753	1,689	1,750

Revenue has been allocated to a country based on the location in which the telecommunications services were provided. The Group does not have any external customers from which revenue exceeds 10% of consolidated Group revenue.

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

Non-current assets (other than financial instruments, deferred tax assets and defined benefit pension assets) are classified by country and include the preliminary allocation of non-current assets of Columbus as at 31 March 2015:

	31 March 2015	31 March 2014	31 March 2013
	Audited US$m	Unaudited US$m	Unaudited US$m
United Kingdom (country of domicile)	13	17	17
The Bahamas	405	380	371
Barbados	933	157	—
British Virgin Islands	82	72	—
Colombia	567	—	—
Curacao	213	—	—
Jamaica	685	130	121
Monaco	—	456	410
Panama	935	662	554
Seychelles	47	—	—
Trinidad & Tobago	835	159	—
United States of America	36	7	—
All other countries and eliminations (includes non-operating assets and liabilities)	957	262	698

Total	5,708	2,302	2,171

2.3 Operating costs and other operating income and expenses

2.3.1 Operating costs

Detailed below are the key expense items charged in arriving at our operating profit. Outpayments are amounts paid to other operators when our customers call customers connected to a different network.

An analysis of the operating costs from continuing operations incurred by the Group is presented below, classified by the nature of the cost:

	2014/15	2013/14	2012/13
	Audited US$m	Unaudited US$m	Unaudited US$m
Continuing operations
Outpayments and direct costs	457	417	464
Employee and other staff expenses	323	402	339
Operating lease rentals:
—Networks	17	18	21
—Property	22	29	21
Other administrative expenses	238	238	231
Network costs	136	122	121
Property and utility costs	79	91	86

Operating costs before depreciation and impairment and amortisation	1,272	1,317	1,283
Depreciation and impairment of property, plant and equipment	336	204	299
Amortisation of intangible assets	47	31	41

Operating costs	1,655	1,552	1,623

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

Operating costs are stated net of credits or charges arising from the release or establishment of accruals.

2.3.2 Auditor’s remuneration

	2014/15	2013/14	2012/13
	Audited US$m	Unaudited US$m	Unaudited US$m
Audit services:
Statutory audit services—in respect of the Group’s accounts	2.3	2.2	2.5

Audit of the Group’s annual accounts	2.3	2.2	2.5

Amounts receivable by auditors and their associates:
Statutory audit services—in respect of other statutory accounts	1.2	1.4	1.8
Audit related regulatory reporting	0.4	0.5	0.8

	3.9	4.1	5.1

Tax services—compliance	0.2	—	0.1
Tax services—advisory	0.3	0.6	0.2
Services related to corporate finance activities	0.3	0.6	0.9
Other services (including other assurance services)	0.1	0.1	—

	4.8	5.4	6.3

Auditor’s remuneration for audit and other services in respect of discontinued operations was US$ nil in both 2014/15 and 2013/14 (2012/13—US$1.6 million). This amount is included in the table above.

All amounts in 2014/15 and 2013/14 related to KPMG LLP (2012/13—KPMG Audit plc). Fees paid to KPMG LLP for audit and other services to the Company are included in the table above and are not disclosed in its individual accounts as the Group accounts are required to disclose such fees on a consolidated basis.

2.3.3 Employee and other staff expenses

This note shows the average number of people employed by the Group during the year and where they are based. It also shows total employment costs.

Accounting policy detailed in note 5.1.11.

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

The employee and other staff expenses for continuing operations are set out below:

	2014/15	2013/14	2012/13
	Audited US$m	Unaudited US$m	Unaudited US$m
Wages and salaries	229	247	276
Social security costs	13	15	16
Share-based payments	5	6	2
Pension costs:
—defined benefit plans	9	12	1
—defined contribution plans	6	7	9
Temporary labour and recruitment	19	17	16
Less: Staff costs capitalised	(35)	(30)	(31)

Staff costs	246	274	289
Staff-related restructuring expenses	77	128	50

Total staff costs for continuing operations	323	402	339

Total staff costs in respect of discontinued operations in 2014/15 was US$4 million (2013/14—US$42 million and 2012/13—US$107 million).

The average number of persons, excluding Columbus and including Executive Directors, employed in continuing operations by the Group during the year was:

	2014/15	2013/14	2012/13
	Audited	Unaudited	Unaudited
Corporate centre and operational hub	232	144	130
Panama	1,547	1,434	1,478
Caribbean (excluding BTC)	1,392	2,045	2,861
BTC	787	824	757
Seychelles	207	242	253

Total	4,165	4,689	5,479

The average number of employees in discontinued operations up until disposal was 269 (2013/14—548 and 2012/13—2,250).

Directors’ and key management remuneration and directors’ share awards

Key management are represented by Directors only as those that have authority and responsibility for managerial decisions affecting the future development and business prospects of the Cable & Wireless Communications Group.

Included within employee costs is key management remuneration relating to continuing operations as follows:

	2014/15	2013/14	2012/13
	Audited US$m	Unaudited US$m	Unaudited US$m
Salaries and other short-term employment benefits	11.9	7.7	6.2
Post-employment benefits	0.6	0.6	0.6

Total Directors’ remuneration	12.5	8.3	6.8
Share-based payments	1.5	3.5	3.0

Total key management remuneration	14.0	11.8	9.8

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

Directors’ share awards for the year ended 31 March 2015, 2014 and 2013 are as follows:

	Award date	Vesting date	Market price on date of award of CWC (pence)	Shares under award at 1 April 2014	Shares awarded	Shares vested	Shares lapsed, cancelled or forfeited	Shares under award at 31 March 2015
Executive Directors
Nick Cooper
Performance Shares	02/06/2011	02/06/2014	43.29	1,592,718	—	1,592,718	—	—
Performance SharesDS	12/08/2011	02/06/2014	33.88	154,260	—	154,260	—	—
Performance SharesDS	12/01/2012	02/06/2014	37.99	71,984	—	71,984	—	—
Performance SharesDS	10/08/2012	02/06/2014	32.54	166,075	—	166,075	—	—
Performance SharesDS	11/01/2013	02/06/2014	39.40	33,192	—	33,192	—	—
Performance SharesDS	09/08/2013	02/06/2014	40.08	69,840	—	69,840	—	—
Performance SharesDS	10/01/2014	02/06/2014	56.50	22,988	—	22,988	—	—
Performance Shares[1]	14/01/2013	14/01/2016	37.72	1,812,761	—	—	—	1,812,761
Performance SharesDS	11/08/2013	14/01/2016	40.08	79,489	—	—	—	79,489
Performance SharesDS	11/01/2014	14/01/2016	56.50	26,164	—	—	—	26,164
Performance SharesDS	08/08/2014	14/01/2016	47.37	—	59,751	—	—	59,751
Performance SharesDS	09/01/2015	14/01/2016	49.12	—	31,328	—	—	31,328
Performance Shares	30/05/2013	30/05/2016	43.89	1,267,462	—	—	—	1,267,462
Performance SharesDS	11/08/2013	30/05/2016	40.08	55,577	—	—	—	55,577
Performance SharesDS	11/01/2014	30/05/2016	56.50	18,294	—	—	—	18,294
Performance SharesDS	08/08/2014	30/05/2016	47.37	—	41,777	—	—	41,777
Performance SharesDS	09/01/2015	30/05/2016	49.12	—	21,904	—	—	21,904

				5,370,804	154,760	2,111,057	—	3,414,507

Phil Bentley
Performance Shares[2]	02/01/2014	02/06/2017	57.40	4,288,011	—	—	—	4,288,011
Performance SharesDS	11/01/2014	02/06/2017	56.50	61,891	—	—	—	61,891
Performance SharesDS	08/08/2014	02/06/2017	47.37	—	141,340	—	—	141,340
Performance SharesDS	09/01/2015	02/06/2017	49.12	—	74,106	—	—	74,106
Performance Shares	29/05/2014	29/05/2017	53.00	—	2,932,013	—	—	2,932,013
Performance SharesDS	08/08/2014	29/05/2017	47.37	—	96,644	—	—	96,644
Performance SharesDS	09/01/2015	29/05/2017	49.12	—	50,671	—	—	50,671

				4,349,902	3,294,774	—	—	7,644,676

Perley McBride
Performance Shares	30/06/2014	30/06/2017	49.25	—	1,452,376	—	—	1,452,376
Performance SharesDS	08/08/2014	30/06/2017	47.37	—	47,872	—	—	47,872
Performance SharesDS	09/01/2015	30/06/2017	49.12	—	25,100	—	—	25,100

				—	1,525,348	—	—	1,525,348

DS	Dividend shares
1	The number of shares awarded under the PSP 2011 was calculated based on the average share price for the period 24 to 30 May 2012 (inclusive) which is the period immediately after the 2011/12 full year results and would ordinarily have been used to calculate the award price had the Company not been in an extended close period until January 2013.
2	Share award of 4,288,011 CWC shares were granted to Phil Bentley on 2 January 2014 in order to secure his appointment as Chief Executive Officer. The PSP award based on 300% of base salary is subject to performance measured over three years and continued service, and the award of which was contingent on Phil Bentley purchasing shares with a value of at least 200% of salary. This requirement has been met by the acquisition of 4,300,000 shares on 2 January 2014 (over 300% of his salary at the date of purchase).

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

	Award date	Vesting date	Market price on date of award of CWC (pence)	Shares under award at 1 April 2013	Shares awarded	Shares vested	Shares lapsed, cancelled or forfeited	Shares under award at 31 March 2014
Executive Directors
Nick Cooper
Performance Shares	04/06/2010	04/06/2013	60.30	1,160,862	—	—	1,160,862	—
Performance SharesDS	12/08/2010	04/06/2013	60.70	67,962	—	—	67,962	—
Performance SharesDS	13/01/2011	04/06/2013	49.95	39,722	—	—	39,722	—
Performance SharesDS	12/08/2011	04/06/2013	33.88	112,433	—	—	112,433	—
Performance SharesDS	12/01/2012	04/06/2013	37.99	52,466	—	—	52,466	—
Performance SharesDS	10/08/2012	04/06/2013	32.54	121,045	—	—	121,045	—
Performance SharesDS	11/01/2013	04/06/2013	39.40	24,192	—	—	24,192	—
Performance Shares	02/06/2011	02/06/2014	43.29	1,592,718	—	—	—	1,592,718
Performance SharesDS	12/08/2011	02/06/2014	33.88	154,260	—	—	—	154,260
Performance SharesDS	12/01/2012	02/06/2014	37.99	71,984	—	—	—	71,984
Performance SharesDS	10/08/2012	02/06/2014	32.54	166,075	—	—	—	166,075
Performance SharesDS	11/01/2013	02/06/2014	39.40	33,192	—	—	—	33,192
Performance SharesDS	09/08/2013	02/06/2014	40.08	—	69,840	—	—	69,840
Performance SharesDS	10/01/2014	02/06/2014	56.50	—	22,988	—	—	22,988
Performance Shares[1]	14/01/2013	14/01/2016	37.72	1,812,761	—	—	—	1,812,761
Performance SharesDS	11/08/2013	14/01/2016	40.08	—	79,489	—	—	79,489
Performance SharesDS	11/01/2014	14/01/2016	56.50	—	26,164	—	—	26,164
Performance Shares	30/05/2013	30/05/2016	43.89	—	1,267,462	—	—	1,267,462
Performance SharesDS	11/08/2013	30/05/2016	40.08	—	55,577	—	—	55,577
Performance SharesDS	11/01/2014	30/05/2016	56.50	—	18,294	—	—	18,294

				5,409,672	1,539,814	—	1,578,682	5,370,804

Tim Pennington
Performance Shares	04/06/2010	04/06/2013	62.85	2,321,724	—	—	2,321,724	—
Performance SharesDS	12/08/2010	04/06/2013	60.70	135,925	—	—	135,925	—
Performance SharesDS	13/01/2011	04/06/2013	49.95	79,445	—	—	79,445	—
Performance SharesDS	12/08/2011	04/06/2013	33.88	224,867	—	—	224,867	—
Performance SharesDS	12/01/2012	04/06/2013	37.99	104,932	—	—	104,932	—
Performance SharesDS	10/08/2012	04/06/2013	32.54	242,090	—	—	242,090	—
Performance SharesDS	11/01/2013	04/06/2013	39.40	48,384	—	—	48,384	—
Performance Shares	02/06/2011	02/06/2014	43.29	3,185,437	—	—	—	3,185,437
Performance SharesDS	12/08/2011	02/06/2014	33.88	308,521	—	—	—	308,521
Performance SharesDS	12/01/2012	02/06/2014	37.99	143,969	—	—	—	143,969
Performance SharesDS	10/08/2012	02/06/2014	32.54	332,150	—	—	—	332,150
Performance SharesDS	11/01/2013	02/06/2014	39.40	66,384	—	—	—	66,384
Performance SharesDS	09/08/2013	02/06/2014	40.08	—	139,680	—	—	139,680
Performance SharesDS	10/01/2014	02/06/2014	56.50	—	45,977	—	—	45,977
Performance Shares[1]	14/01/2013	14/01/2016	37.72	3,222,687	—	—	—	3,222,687
Performance SharesDS	11/08/2013	14/01/2016	40.08	—	141,314	—	—	141,314
Performance SharesDS	11/01/2014	14/01/2016	56.50	—	46,515	—	—	46,515
Performance Shares	30/05/2013	30/05/2016	43.89	—	2,253,267	—	—	2,253,267
Performance SharesDS	11/08/2013	30/05/2016	40.08	—	98,805	—	—	98,805
Performance SharesDS	11/01/2014	30/05/2016	56.50	—	32,522	—	—	32,522

				10,416,515	2,758,080	—	3,157,367	10,017,228

Tony Rice
Performance Shares	04/06/2010	04/06/2013	62.85	3,250,414	—	—	3,250,414	—
Performance SharesDS	12/08/2010	04/06/2013	60.70	190,295	—	—	190,295	—
Performance SharesDS	13/01/2011	04/06/2013	49.95	111,223	—	—	111,223	—
Performance SharesDS	12/08/2011	04/06/2013	33.88	314,814	—	—	314,814	—
Performance SharesDS	12/01/2012	04/06/2013	37.99	146,906	—	—	146,906	—
Performance SharesDS	10/08/2012	04/06/2013	32.54	338,926	—	—	338,926	—
Performance SharesDS	11/01/2013	04/06/2013	39.40	67,738	—	—	67,738	—
Performance Shares	02/06/2011	02/06/2014	43.29	4,459,613	—	—	—	4,459,613
Performance SharesDS	12/08/2011	02/06/2014	33.88	431,929	—	—	—	431,929
Performance SharesDS	12/01/2012	02/06/2014	37.99	201,557	—	—	—	201,557
Performance SharesDS	10/08/2012	02/06/2014	32.54	465,011	—	—	—	465,011
Performance SharesDS	11/01/2013	02/06/2014	39.40	92,938	—	—	—	92,938
Performance SharesDS	09/08/2013	02/06/2014	40.08	—	195,553	—	—	195,553
Performance SharesDS	10/01/2014	02/06/2014	56.50	—	64,368	—	—	64,368
Performance Shares[1]	14/01/2013	14/01/2016	37.72	4,511,762	—	—	—	4,511,762
Performance SharesDS	11/08/2013	14/01/2016	40.08	—	197,839	—	—	197,839
Performance SharesDS	11/01/2014	14/01/2016	56.50	—	65,121	—	—	65,121
Performance Shares	30/05/2013	30/05/2016	43.89	—	3,154,574	—	—	3,154,574
Performance SharesDS	11/08/2013	30/05/2016	40.08	—	138,327	—	—	138,327
Performance SharesDS	11/01/2014	30/05/2016	56.50	—	45,531	—	—	45,531

				14,583,126	3,861,313	—	4,420,316	14,024,123

Phil Bentley
Performance Shares[2]	02/01/2014	02/06/2017	57.40	—	4,288,011	—	—	4,288,011
Performance SharesDS	11/01/2014	02/06/2017	56.50	—	61,891	—	—	61,891

				—	4,349,902	—	—	4,349,902

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

DS	Dividend shares
1	The number of shares awarded under the PSP 2011 was calculated based on the average share price for the period 24 to 30 May 2012 (inclusive) which is the period immediately after the 2011/12 full year results and would ordinarily have been used to calculate the award price had the Company not been in an extended close period until January 2013.
2	Share award of 4,288,011 CWC shares were granted to Phil Bentley on 2 January 2014 in order to secure his appointment as Chief Executive Officer. The PSP award based on 300% of base salary is subject to performance measured over three years and continued service, and the award of which was contingent on Phil Bentley purchasing shares with a value of at least 200% of salary. This requirement has been met by the acquisition of 4,300,000 shares on 2 January 2014 (over 300% of his salary at the date of purchase).

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

	Award date	Vesting date	Market price on date of award of CWC (pence)[1]	Shares under award at 1 April 2012[2]	Shares awarded	Shares vested	Shares lapsed, cancelled or forfeited	Shares under award at 31 March 2013
Executive Directors
Nick Cooper
Performance Shares[3]	02/06/2009	02/06/2012	51.00	461,584	—	—	461,584	—
Performance SharesDS	07/08/2009	02/06/2012	48.70	20,398	—	—	20,398	—
Performance SharesDS	22/01/2010	02/06/2012	52.30	10,595	—	—	10,595	—
Performance SharesDS	12/08/2010	02/06/2012	60.70	27,023	—	—	27,023	—
Performance SharesDS	13/01/2011	02/06/2012	49.95	15,794	—	—	15,794	—
Performance SharesDS	12/08/2011	02/06/2012	33.88	44,706	—	—	44,706	—
Performance SharesDS	12/01/2012	02/06/2012	37.99	20,861	—	—	20,861	—
Performance Shares	04/06/2010	04/06/2013	60.30	1,160,862	—	—	—	1,160,862
Performance SharesDS	12/08/2010	04/06/2013	60.70	67,962	—	—	—	67,962
Performance SharesDS	13/01/2011	04/06/2013	49.95	39,722	—	—	—	39,722
Performance SharesDS	12/08/2011	04/06/2013	33.88	112,433	—	—	—	112,433
Performance SharesDS	12/01/2012	04/06/2013	37.99	52,466	—	—	—	52,466
Performance SharesDS	10/08/2012	04/06/2013	32.54	—	121,045	—	—	121,045
Performance SharesDS	11/01/2013	04/06/2013	39.40	—	24,192	—	—	24,192
Performance Shares	02/06/2011	02/06/2014	43.29	1,592,718	—	—	—	1,592,718
Performance SharesDS	12/08/2011	02/06/2014	33.88	154,260	—	—	—	154,260
Performance SharesDS	12/01/2012	02/06/2014	37.99	71,984	—	—	—	71,984
Performance SharesDS	10/08/2012	02/06/2014	32.54	—	166,075	—	—	166,075
Performance SharesDS	11/01/2013	02/06/2014	39.40	—	33,192	—	—	33,192
Performance Shares[5]	14/01/2013	14/01/2016	37.72	—	1,812,761	—	—	1,812,761

				3,853,368	2,157,265	—	600,961	5,409,672

Tim Pennington
Performance Shares[4]	02/06/2009	02/06/2012	51.00	655,151	—	—	655,151	—
Performance SharesDS	07/08/2009	02/06/2012	48.70	28,953	—	—	28,953	—
Performance SharesDS	22/01/2010	02/06/2012	52.30	15,039	—	—	15,039	—
Performance SharesDS	12/08/2010	02/06/2012	60.70	38,355	—	—	38,355	—
Performance SharesDS	13/01/2011	02/06/2012	49.95	22,418	—	—	22,418	—
Performance SharesDS	12/08/2011	02/06/2012	33.88	63,453	—	—	63,453	—
Performance SharesDS	12/01/2012	02/06/2012	37.99	29,610	—	—	29,610	—
Performance Shares[4]	02/06/2009	02/06/2012	51.00	1,725,527	—	—	1,725,527	—
Performance SharesDS	07/08/2009	02/06/2012	48.70	76,255	—	—	76,255	—
Performance SharesDS	22/01/2010	02/06/2012	52.30	39,609	—	—	39,609	—
Performance SharesDS	12/08/2010	02/06/2012	60.70	101,021	—	—	101,021	—
Performance SharesDS	13/01/2011	02/06/2012	49.95	59,044	—	—	59,044	—
Performance SharesDS	12/08/2011	02/06/2012	33.88	167,123	—	—	167,123	—
Performance SharesDS	12/01/2012	02/06/2012	37.99	77,987	—	—	77,987	—
Performance Shares	04/06/2010	04/06/2013	62.85	2,321,274	—	—	—	2,321,274
Performance SharesDS	12/08/2010	04/06/2013	60.70	135,925	—	—	—	135,925
Performance SharesDS	13/01/2011	04/06/2013	49.95	79,445	—	—	—	79,445
Performance SharesDS	12/08/2011	04/06/2013	33.88	224,867	—	—	—	224,867
Performance SharesDS	12/01/2012	04/06/2013	37.99	104,932	—	—	—	104,932
Performance SharesDS	10/08/2012	04/06/2013	32.54	—	242,090	—	—	242,090
Performance SharesDS	11/01/2013	04/06/2013	39.40	—	48,384	—	—	48,384
Performance Shares	02/06/2011	02/06/2014	43.29	3,185,437	—	—	—	3,185,437
Performance SharesDS	12/08/2011	02/06/2014	33.88	308,521	—	—	—	308,521
Performance SharesDS	12/01/2012	02/06/2014	37.99	143,969	—	—	—	143,969
Performance SharesDS	10/08/2012	02/06/2014	32.54	—	332,150	—	—	332,150
Performance SharesDS	11/01/2013	02/06/2014	39.40	—	66,384	—	—	66,384
Performance Shares[5]	14/01/2013	14/01/2016	37.72	—	3,222,687	—	—	3,222,687

				9,603,915	3,911,695	—	3,099,545	10,416,065

Tony Rice
Performance Shares	02/06/2009	02/06/2012	51.00	5,490,320	—	—	5,490,320	—
Performance SharesDS	07/08/2009	02/06/2012	48.70	242,634	—	—	242,634	—
Performance SharesDS	22/01/2010	02/06/2012	52.30	126,029	—	—	126,029	—
Performance SharesDS	12/08/2010	02/06/2012	60.70	321,431	—	—	321,431	—
Performance SharesDS	13/01/2011	02/06/2012	49.95	187,868	—	—	187,868	—
Performance SharesDS	12/08/2011	02/06/2012	33.88	531,757	—	—	531,757	—
Performance SharesDS	12/01/2012	02/06/2012	37.99	248,141	—	—	248,141	—
Performance Shares	04/06/2010	04/06/2013	62.85	3,250,414	—	—	—	3,250,414
Performance SharesDS	12/08/2010	04/06/2013	60.70	190,295	—	—	—	190,295
Performance SharesDS	13/01/2011	04/06/2013	49.95	111,223	—	—	—	111,223
Performance SharesDS	12/08/2011	04/06/2013	33.88	314,814	—	—	—	314,814
Performance SharesDS	12/01/2012	04/06/2013	37.99	146,906	—	—	—	146,906
Performance SharesDS	10/08/2012	04/06/2013	32.54	—	338,926	—	—	338,926
Performance SharesDS	11/01/2013	04/06/2013	39.40	—	67,738	—	—	67,738
Performance Shares	02/06/2011	02/06/2014	43.29	4,459,613	—	—	—	4,459,613
Performance SharesDS	12/08/2011	02/06/2014	33.88	431,929	—	—	—	431,929
Performance SharesDS	12/01/2012	02/06/2014	37.99	201,557	—	—	—	201,557
Performance SharesDS	10/08/2012	02/06/2014	32.54	—	465,011	—	—	465,011
Performance SharesDS	11/01/2013	02/06/2014	39.40	—	92,938	—	—	92,938
Performance Shares[5]	14/01/2013	14/01/2016	37.72	—	4,511,762	—	—	4,511,762

				16,254,931	5,476,375	—	7,148,180	14,583,126

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

DS	Dividend shares
1	The market price on the date of awards made prior to demerger has been adjusted in proportion to the market price value of CWC to the combined share price of CWC and Cable & Wireless Worldwide plc over the five days following demerger. This adjustment resulted in the market price on the date of award for all awards being adjusted to 38% of their original value.
2	The total number of shares comprised in each Performance Share award has been adjusted as a result of the demerger and has been included in the table as at 1 April 2010 notwithstanding that the equivalent value of these Performance Share awards was determined by reference to the average closing price of CWC ordinary shares and Cable & Wireless Worldwide plc ordinary shares over the five trade days commencing on the demerger effective date, being 26 March 2010 and concluding on 1 April 2010. The adjusted awards were granted by the Trust on 13 May 2010.
3	Performance is measured on the absolute TSR performance of Cable and Wireless plc up to demerger and the combined CWC and Cable & Wireless Worldwide plc thereafter.
4	The award of 1,310,302 Performance Shares granted to Tim Pennington on 2 June 2009 was split so that half the award is measured over TSR for Cable and Wireless plc prior to demerger and the combined CWC and Cable & Wireless Worldwide plc thereafter. The remaining half is measured over TSR for CWC. Subsequent to demerger one half of the award was adjusted in line with note 2 above.
5	The number of shares awarded under the PSP 2011 was calculated based on the average share price for the period 24 to 30 May 2012 (inclusive) which is the period immediately after the 2011/12 full year results and would ordinarily have been used to calculate the award price had the Company not been in an extended close period until January 2013.

2.3.4 Other operating income and expense

In 2014/15, other operating income of US$42 million included US$25 million of income relating to the subsea cable partnership with Columbus which existed pre-acquisition, US$16 million of foreign exchange translation gains on our UK defined benefit pension schemes and US$1 million of gain on disposal of property, plant and equipment. Other operating expense of US$62 million included US$55 million of acquisition costs relating to Columbus and Sonitel, US$3 million of integration costs relating to Columbus, US$2 million of transaction costs for the transfer of 2% of our shares to the BTC Foundation and US$2 million of loss on disposal of property, plant and equipment.

In 2013/14, other operating expense of US$15 million related to foreign exchange translation losses on our UK defined benefit pension schemes.

In 2012/13, other operating income of US$10 million included US$8 million of foreign exchange translation gains on our UK defined benefit pension schemes, US$1 million of gains on disposal of property, plant and equipment and US$2 million of compensation received from a supplier.

In 2012/13, other operating expense of US$6 million included US$2 million of transaction costs relating to the proposed disposal of Monaco Telecom (note 2.8.1) and US$4 million of hurricane rectification costs.

2.4 Gains on sale of businesses

This represents the profit or loss recorded on the sale of smaller businesses as we simplify our portfolio.

During the year ended 31 March 2015, the Group disposed of its 32.577% shareholding in Solomon Telekom Company Limited (‘Soltel’) to the Solomon Islands National Provident Fund Board for total cash proceeds of US$16.5 million. The transaction resulted in a gain on disposal of US$4 million. This divestment marks the Group’s exit from the South Pacific region as interests in Vanuatu and Fiji have previously been sold.

During the year ended 31 March 2013, the Group disposed of its African enterprise subsidiary, Afinis Communications SA. The disposal took place on 3 August 2012 for consideration of US$3 million resulting in a loss of US$16 million on disposal which is included in discontinued operations. Afinis Communications SA was classified within the Monaco reportable segment.

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

Each of the businesses disposed does not constitute a discontinued operation in accordance with IFRS 5 Non-current assets held for sale and discontinued operations due to its size.

2.5 Earnings per share

Earnings per share (EPS) is the amount of profit after tax attributable to each share.

Basic EPS is calculated on the Group profit for the year attributable to equity shareholders of US$253 million (2013/14—US$859 million and 2012/13—US$11 million) divided by 2,615 million (2013/14—2,502 million and 2012/13—2,494 million) being the weighted average number of shares in issue during the year.

Diluted EPS takes into account the dilutive effect of all share options being exercised.

	2014/15	2013/14	2012/13
	Audited	Unaudited	Unaudited
	US$m	US$m	US$m
Profit for the financial year attributable to equity shareholders of the Parent Company	253	859	11

Weighted average number of ordinary shares in issue (millions)	2,615	2,502	2,494
Dilutive effect of share options (millions)	12	—	—

Total weighted average number of ordinary shares in issue used to calculate diluted earnings per share (millions)	2,627	2,502	2,494

Basic earnings per share (cents per share)	9.7	34.3	0.4
Diluted earnings per share (cents per share)	9.7	34.3	0.4

Basic loss per share (cents per share) for continuing operations	(3.8)	(8.4)	(5.2)
Diluted loss per share (cents per share) for continuing operations	(3.8)	(8.4)	(5.2)

Basic earnings per share (cents per share) for discontinued operations	13.5	42.7	5.6
Diluted earnings per share (cents per share) for discontinued operations	13.5	42.7	5.6

2.6 Income tax expense

This section explains how the Group’s tax charge arises. The current and deferred tax charges or credits in the year together make up the total tax charge in the income statement. The deferred tax section also provides information on our expected future tax charges. A reconciliation of profit or loss before tax to the tax charge is also provided.

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

Accounting policy detailed in note 5.1.12

	2014/15	2013/14	2012/13
	Audited	Unaudited	Unaudited
	US$m	US$m	US$m
Current tax charge for continuing operations
UK tax at 21% (2013/14—23% and 2012/13—24%)	—	—	3
Double tax relief	—	—	(3)

	—	—	—
Overseas tax	27	49	67
Adjustments relating to prior years	10	(11)	3

Total current tax charge for continuing operations	37	38	70

Deferred tax credit for continuing operations
Origination and reversal of temporary differences	(4)	(5)	(25)
Adjustments relating to prior years	(1)	(1)	1

Total deferred tax credit for continuing operations	(5)	(6)	(24)

Total tax charge for continuing operations	32	32	46

Income tax charge relating to discontinued operations (note 2.8.4)	1	6	26

Total income tax charge	33	38	72

The Group’s effective tax rate differs from the UK statutory tax rate as follows:

	2014/15			2013/14			2012/13
		Audited			Unaudited			Unaudited
	Continuing	Discontinued	Total	Continuing	Discontinued	Total	Continuing	Discontinued	Total
	US$m	US$m	US$m	US$m	US$m	US$m	US$m	US$m	US$m
Profit/(loss) before income tax	(1)	355	354	(98)	1,087	989	(3)	245	242

Income tax (credit)/charge at UK statutory tax rate: 21% (2013/14—23% and 2012/13—24%)	—	75	75	(22)	250	228	(1)	61	60
Effect of overseas tax rates	(17)	1	(16)	(27)	(2)	(29)	(14)	(18)	(32)
Effect of accounting for joint ventures and associates	(2)	—	(2)	15	—	15	(2)	—	(2)
Effect of withholding tax and intra-Group dividends	16	—	16	6	—	6	18	—	18
Net effect of expenses not deductible/(income not taxable)	8	(75)	(67)	18	(240)	(222)	(10)	(12)	(22)
Effect of changes in unrecognised deferred tax assets	17	—	17	53	(2)	51	50	(4)	46
Adjustments relating to prior years	10	—	10	(11)	—	(11)	5	(1)	4

Total income tax charge	32	1	33	32	6	38	46	26	72

Effective tax rate on profit	nm	0.3%	9.3%	(32.7)%	0.6%	3.8%	nm	10.6%	29.8%

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

A change in tax legislation from 1 January 2015 meant that Cable & Wireless Dominica’s corporate tax rate will be reduced from 30% to 28%.

A change in tax legislation from 1 January 2014 meant that Cable & Wireless Panama’s corporate tax rate will be reduced from 30% to 25%.

For the analysis of the Group’s deferred tax assets and liabilities at the reporting date, including factors affecting the future tax rates, see note 2.7.

2.7 Deferred tax

Accounting policy detailed in note 5.1.12.

The movements in deferred tax assets and liabilities during the year are as follows:

	Capital allowances on non-current assets	Tax losses	Pensions	Other	Financial position offset	Total
	US$m	US$m	US$m	US$m	US$m	US$m
Deferred tax assets	15	19	3	10	(17)	30
Deferred tax liabilities	(37)	—	(9)	—	17	(29)

At 1 April 2013	(22)	19	(6)	10	—	1
(Charge)/credit to profit or loss[1]	(2)	5	—	1	—	4
Exchange differences	—	—	1	1	—	2

At 31 March 2014 (Unaudited)	(24)	24	(5)	12	—	7

Deferred tax assets	12	24	1	12	(15)	34
Deferred tax liabilities	(36)	—	(6)	—	15	(27)

At 1 April 2014	(24)	24	(5)	12	—	7
Acquisitions	(158)	9	—	(27)	—	(176)
Credit/(charge) to profit or loss[1]	6	1	—	(3)	—	4
Disposals	—	(7)	—	(3)	—	(10)
Exchange differences	(1)	—	—	—	—	(1)

At 31 March 2015 (Audited)	(177)	27	(5)	(21)	—	(176)

Deferred tax assets	—	27	—	14	(2)	39
Deferred tax liabilities	(177)	—	(5)	(35)	2	(215)

At 31 March 2015 (Audited)	(177)	27	(5)	(21)	—	(176)

1	Including US$1 million in relation to discontinued operations (2013/14—US$ nil and 2012/13—US$1 million credit).

Deferred tax assets have not been recognised in respect of the following temporary differences:

	Capital allowances available on non-current assets	Tax losses	Pensions	Other	Total
	US$m	US$m	US$m	US$m	US$m
At 31 March 2015 (Audited)	156	7,339	205	70	7,770
At 31 March 2014 (Unaudited)	144	6,643	196	37	7,020

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

Tax losses (recognised and unrecognised) which exclude Columbus, expire as follows:

	31 March 2015	31 March 2014
	Audited	Unaudited
	US$m	US$m
Within 1 year	13	3
Within 3 years	89	—
Within 5 years	124	2
Within 10 years	505	58
After more than 10 years	1,136	—

Other tax losses are not subject to expiry.

The US$7,339 million (31 March 2014—US$6,643 million) tax losses include UK capital losses of US$5,507 million (31 March 2014—US$5,421 million). Tax losses have not been recognised as there are insufficient taxable profits to utilise those losses in future periods.

Deferred tax is not provided on unremitted earnings of subsidiaries, joint ventures and associates where the Group controls the timing of remittance and it is probable that the temporary difference will not reverse in the foreseeable future. The aggregate amount of temporary differences associated with investments in subsidiaries, branches, joint ventures and associates for which deferred tax liabilities have not been recognised is US$47 million (31 March 2014—US$136 million). These temporary differences relate to unremitted earnings.

2.8 Discontinued operations

The following section outlines what the Group is either holding for sale or has disposed of in the year. When the Group has assets and liabilities that are likely to be sold rather than being held for continuing use and when accounting standards require, these assets and liabilities are included in current assets and liabilities and denoted as held for sale, rather than in their usual categories.

If they represent a significant enough portion of the Group, they are also treated as discontinued operations. This means that their trading performance is no longer reported in the income statement and are instead reported in a separate line, net of tax, called ‘discontinued operations’. These amounts no longer form part of continuing earnings per share.

Accounting policy detailed in note 5.1.10.

2.8.1 Monaco Telecom

At a General Meeting on 15 May 2014, shareholders of the Company approved the sale (the Monaco Disposal) of Compagnie Monégasque de Communication SAM (CMC), the holding company for the Group’s 55% stake in Monaco Telecom SAM (Monaco) to a private investment vehicle controlled by Xavier Niel. Monaco also owned 36.75% of Telecom Development Company Afghanistan Limited (Roshan). The sale of the business was completed on 20 May 2014 for a total consideration of US$445 million. In addition, the Group received US$8.6 million relating to the estimated cash, debt and working capital at completion.

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

2.8.2 Islands

The significant aspects of the Islands transaction are described below:

•	We completed the sale (the Islands Disposal) of the Islands sub-group (the Islands), including the Group’s interests in operations in the Maldives, the Channel Islands and Isle of Man, South Atlantic, Diego Garcia, for US$470 million on 3 April 2013. The Group received cash proceeds of US$501 million representing consideration of US$470 million plus US$31 million of proportionate net cash in the businesses attributable to Cable & Wireless Communications;

•	We also agreed to sell a 25% interest in Compagnie Monégasque de Communication SAM (CMC), the holding company of the Group’s interests in Monaco, for US$100 million, which was completed on 3 April 2013; and

•	We also granted to Batelco a put option over the 25% of CMC shares transferred to Batelco (the CMC put option, refer to note 4.6.2) which was recognised as a financial liability and the Group unwound the put option and repurchased the 25% CMC shareholding for US$100 million on 30 December 2013.

2.8.3 Macau

At a General Meeting on 28 February 2013, the shareholders of the Group approved the sale (the Macau Disposal) of the Macau operating segment (Macau) for US$750 million to CITIC Telecom International Holdings Limited. This sale took place on 20 June 2013. The Group received cash proceeds of US$807 million comprising consideration of US$750 million plus US$57 million of proportionate net cash in the business attributable to CWC.

2.8.4 Results of discontinued operations

The results of all discontinued operations are shown below:

Year ended 31 March 2015 (Audited)	Monaco	Total discontinued operations
	US$m	US$m
Revenue	29	29
Expenses	(20)	(20)

Profit before tax	9	9
Tax	(1)	(1)

Profit after tax	8	8
Profit on disposal of discontinued operations	346	346

Profit for the year	354	354
Disposal costs	(8)	(8)

	346	346

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

Year ended 31 March 2014 (Unaudited)	Islands	Macau	Monaco	Total discontinued operations
	US$m	US$m	US$m	US$m
Revenue	—	121	237	358
Expenses	—	(92)	(184)	(276)

Profit before tax	—	29	53	82
Tax	—	(4)	(2)	(6)

Profit after tax	—	25	51	76
Profit/(loss) on disposal of discontinued operations	274	737	(6)	1,005

Profit for the year	274	762	45	1,081
Disposal costs	(3)	(4)	(1)	(8)

	271	758	44	1,073

Year ended 31 March 2013 (Unaudited)	Islands	Macau	Monaco	Total discontinued operations
	US$m	US$m	US$m	US$m
Revenue	277	624	236	1,137
Expenses	(214)	(479)	(199)	(892)

Profit before tax	63	145	37	245
Tax	(12)	(17)	3	(26)

Profit after tax	51	128	40	219
Profit on disposal of discontinued operations	—	—	—	—

Profit for the year	51	128	40	219
Disposal costs	(4)	(4)	—	(8)

	47	124	40	211

Assets held for sale in 2012/13 included cash and cash equivalents of US$181 million in relation to the Islands, Macau and Monaco.

Section three—Operating assets and liabilities

This section shows the assets used to generate the Group’s trading performance and the liabilities incurred as a result. Assets and liabilities relating to the Group’s financing activities are addressed in section four. Deferred tax assets and liabilities are shown in section two.

3.1 Trade and other receivables

Our trade and other receivables mainly consist of amounts owed to us by customers and amounts that we pay to our suppliers in advance. Trade receivables are shown net of an allowance for bad or doubtful debts.

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

Accounting policy detailed in note 5.1.4.

	31 March 2015	31 March 2014
	Audited US$m	Unaudited US$m
Gross trade receivables	370	276
Impairment allowance	(70)	(77)

Net trade receivables	300	199
Other receivables	88	71
Prepayments and accrued income	153	146
Taxation and social security receivables	15	15
Loans to related parties	56	—
Amounts receivable from joint ventures and associates	1	2

Trade and other receivables—current	613	433

Other receivables	31	46
Prepayments and accrued income	124	124

Other receivables—non-current	155	170

Total trade and other receivables	768	603

The maximum exposure to credit risk for receivables is equal to their carrying value. There is no material difference between the carrying value and fair value of trade and other receivables presented.

Concentrations of credit risks with respect to trade receivables are small as the Group customer base is large and unrelated. Receivables predominantly relate to retail customers, governments and corporate entities as well as other telecommunications operators.

Credit risk procedures vary depending on the size or type of customer. These procedures include such activities as credit checks, payment history analysis and credit approval limits. Based on these procedures, management assessed the credit quality of those receivables that are neither past due nor impaired as low risk. There have been no significant changes to the composition of receivables counterparties within the Group that indicate this would change in the future. During the periods presented there was a continued economic weakness in some of the markets in which the Group operated. This would indicate an increased credit risk on receivables that are neither past due nor impaired. However, management assessed this risk and, after providing valuation allowance where necessary, continued to support the assessment of credit quality as low risk.

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

An ageing analysis of the current ‘trade receivables’ and current ‘other receivables’ that are not impaired is as follows (excludes prepayments and accrued income, taxation and social security and amounts receivable from joint ventures and associates):

	31 March 2015	31 March 2014
	Audited US$m	Unaudited US$m
Not yet due	68	20
Overdue 30 days or less	141	124
Overdue 31 to 60 days	48	39
Overdue 61 to 90 days	32	19
Overdue 91 days to 180 days	44	30
Overdue 181 days or more	55	38

Current ‘net trade receivables’ and current ‘other receivables’	388	270

Based on historical default rates, the Group believes that no impairment allowance is necessary in respect of trade and other receivables not past due or past due by up to 30 days. Due to the nature of the telecommunications industry, balances relating to interconnection with other carriers often have lengthy settlement periods. Generally, interconnection agreements with major carriers result in both receivables and payables balances with the same counterparty. Industry practice is that receivable and payable amounts relating to interconnection revenue and costs for a defined period are agreed between counterparties and settled on a net basis.

An analysis of movements in the trade receivables impairment allowance during the year is as follows:

	2014/15	2013/14
	Audited US$m	Unaudited US$m
At 1 April	77	78
Reclassification from held for sale	2	—
Business disposals	(6)	—
Bad debts written off	(22)	(30)
Increase in allowance	20	29
Transfers to assets held for sale	—	—
Exchange differences	(1)	—

At 31 March	70	77

In a small number of the Group’s operations it is customary and practice to collect security deposits from customers as collateral. These are recorded as liabilities within other payables.

3.2 Inventories

Our inventory primarily consists of mobile handsets, equipment and consumables and is presented net of an allowance for obsolete products.

Accounting policy detailed in note 5.1.6.

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

Inventories of US$50 million (31 March 2014—US$36 million) are presented net, after recording an allowance of US$7 million (31 March 2014—US$8 million) made against slow moving or obsolete items.

The cost of inventories held for sale that were expensed within operating costs in 2014/15 was US$148 million (2013/14—US$140 million and 2012/13—US$126 million). Inventories of the Group are not pledged as security or collateral against any of the Group’s borrowings.

3.3 Trade and other payables

Our trade and other payables mainly consist of amounts we owe to our suppliers that have been invoiced or are accrued. They also include deferred income which is amounts we have billed to our customers where we have yet to provide the service. Taxes and social security amounts are due in relation to our role as an employer.

	31 March 2015	31 March 2014
	Audited US$m	Unaudited US$m
Trade payables	188	141
Other tax and social security costs	17	6
Accruals	436	339
Deferred income	88	58
Other payables	122	68

Trade and other payables—current	851	612
Accruals	13	—
Deferred income[1]	290	23
Other payables	2	3

Trade and other payables—non-current	305	26

Total trade and other payables	1,156	638

1	Deferred income of US$298 million primarily relates to long-term capacity sales contracts that were acquired through a business combination (note 3.11).

There is no material difference between the carrying value and fair value of trade and other payables presented. For liquidity risk exposure analysis purposes, the carrying amount of trade and other payables is the same as the contractual cash flows, with the contractual maturities of these financial liabilities all due in less than one year.

3.4 Impairment review

Impairment occurs when the carrying value of an asset or group of assets is greater than the present value of the cash they are expected to generate.

We perform annual impairment reviews of the carrying value of goodwill. We consider the carrying value of other assets at least annually. If there are triggers that indicate an impairment of other assets is possible, we then perform a full impairment review. US$78 million impairment charges were recorded in 2014/15 (2013/14—US$ nil and 2012/13—US$86 million).

Accounting policy detailed in note 5.1.5.

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

Goodwill

A review of the carrying value of goodwill has been performed as at 31 March 2015, 31 March 2014 and 31 March 2013. In performing this review, the recoverable amount has been determined by reference to the higher of the fair value less costs to sell and the value in use of related businesses. The key assumptions used by the Group in the calculation of value in use for its goodwill balances are the discount rate, revenue growth, operating cost margin and the level of capital expenditure required to maintain the network at its current level.

The Group’s significant goodwill balances which are not impaired are discussed below:

Year ended 31 March 2015 (Audited)	Reporting segment	Carrying value at 31 March 2015	Terminal growth rate	Pre-tax discount rate
		US$m
BTC[1]	BTC	63	0%	10.0%

Year ended 31 March 2014 (Unaudited)	Reporting segment	Carrying value at 31 March 2014	Terminal growth rate		Pre-tax discount rate
		US$m
BTC[1]	BTC	63	0%		10.1%
Monaco group[2]	Monaco	292	Between 0 and 1.5	% %	Between 8.0 and 27.0	% %

Year ended 31 March 2013 (Unaudited)	Reporting segment	Carrying value at 31 March 2013	Terminal growth rate		Pre-tax discount rate
		US$m
BTC[1]	BTC	63	0%		9.3%
Monaco group[2]	Monaco	246	Between 0 and 2.5	% %	Between 8.0 and 23.0	% %

1	BTC:

One relevant cash-generating unit (CGU) has been identified for the purpose of assessing the carrying value of the BTC business.

2	Monaco group:

Three relevant CGUs were identified for the purpose of assessing the carrying value of Monaco (domestic including the cable television business; international business and other services).

The value in use was determined for each CGU by discounting management forecasts of future cash flows (based on the approved three-year business plan extrapolated at long-term growth rates) at pre-tax discount rates dependent on the risk-adjusted cost of capital of the different parts of the business. Management forecasts take account of the historical trading experience of the relevant business.

Sensitivity

The value in use is sensitive to a number of input assumptions, in particular relating to net cash flow and the discount rates. While the Group does not consider these scenarios to be reasonably possible, the value in use of the various CGUs in aggregate would not support the carrying value of the goodwill if:

•	BTC—net cash flows decreased by more than US$15 million per year or the discount rate increased by more than 4% above the pre-tax discount rate.

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

Acquisitions

On 31 March 2015, goodwill of US$2,009 million was recognised as a result of the Columbus Acquisition. As the Columbus Acquisition was completed on the last day of the financial year, the goodwill has not been allocated to individual cash-generating units. This allocation will be performed in 2015/16 with a corresponding impairment review.

During 2014/15, Cable & Wireless Panama acquired Sonitel, which generated goodwill of US$17 million. Goodwill in respect of Sonitel was reviewed as part of the Panama CGU goodwill review.

Property, plant and equipment, indefinite lived intangible assets and other intangibles

The indefinite lived intangibles acquired during 2014/15 of US$5 million relate to the Sonitel and Sonset brands from the Sonitel acquisition. These brands are long-established in the Panama/Central American IT marketplace.

As at 31 March 2015, no events or circumstances were identified during the year to indicate that the carrying value of property, plant and equipment had been impaired.

However, as a result of the Columbus Acquisition and also technological upgrades as part of Project Marlin (our capital expenditure plan to invest $1.05 billion in our fixed and mobile networks over the course of the three years ending 31 March 2017), certain specific assets in the Columbus overlapping markets and also islands which were upgraded as part of Project Marlin were reviewed for the impact on the carrying value of property, plant and equipment following those events. As a result of the review, a write-off of US$49 million and impairment of US$78 million was recorded across the Caribbean islands noted below.

Year ended 31 March 2015 (Audited)	Reporting segment	Pre-tax discount rate	Asset write-offs	Impairment	Total
			US$m	US$m	US$m
Continuing operations
Barbados	Caribbean	15.8%
Plant and equipment			25	23	48
Cayman	Caribbean	8.7%
Plant and equipment			12	—	12
Grenada	Caribbean	15.8%
Plant and equipment			2	8	10
Jamaica	Caribbean	11.8%
Plant and equipment			2	30	32
St Lucia	Caribbean	20.0%
Land and buildings			—	8	8
Plant and equipment			1	6	7
St Vincent	Caribbean	21.2%
Plant and equipment			3	3	6
Turks & Caicos	Caribbean	12.6%
Plant and equipment			3	—	3
Other Caribbean	Caribbean	14.3%
Plant and equipment			1	—	1

Total			49	78	127

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

The value in use after impairment was not considered significant.

As at 31 March 2014, there were no events or changes in circumstances during the year to indicate that the carrying value of property, plant and equipment and other intangible assets were impaired.

As at 31 March 2013, following a difficult year of trading and in the midst of challenging economic conditions, the Directors considered the performance of a number of our smaller island markets in the eastern Caribbean and the impact on the carrying value of property, plant and equipment. As a result of the review an impairment charge of US$86 million was recorded across the islands noted below.

Year ended 31 March 2013 (Unaudited)	Reporting segment	CGUs identified	Pre-tax discount rate	Impairment
				US$m
Continuing operations
Anguilla	Caribbean	One	10.6%
Land and buildings				4
Plant and equipment				8

				12

British Virgin Islands	Caribbean	One	9.3%
Plant and equipment				10

				10

Dominica	Caribbean	One	14.4%
Plant and equipment				7

				7

Montserrat	Caribbean	One	15.6%
Land and buildings				1
Plant and equipment				2

				3

St. Lucia	Caribbean	One	14.4%
Plant and equipment				22

				22

St. Vincent	Caribbean	One	14.9%
Plant and equipment				15

				15

Turks & Caicos	Caribbean	One	10.6%
Land and buildings				5
Plant and equipment				12

				17

Total				86

Associates

Refer to note 3.7 for discussion on impairment considerations.

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

3.5 Intangible assets

The following section sets forth the non-physical assets used by the Group to generate revenues and profits.

These assets include goodwill, software, licences and operating agreements and customer contracts. Within licence and operating agreements we include the cost of any acquired spectrum we use for our mobile services. The cost of intangible assets is the amount that the Group has paid or, where there has been an acquisition of a business, the fair value of the specific intangible assets that could be sold separately or which arise from legal rights. Goodwill arises when we acquire a business and pay a higher amount than the fair value of the net assets of that business. Goodwill is not amortised but subject to annual impairment tests. The value of goodwill is an ‘intangible’ value that comes from, for example, synergies we expect to gain and the value of its employees.

The value of other intangible assets reduces over the number of years the Group expects to use the asset via an annual amortisation charge. Should an asset’s value fall below its carrying value an additional impairment charge is recorded.

Accounting policy detailed in note 5.1.3.

	Goodwill	Software	Licences and operating agreements	Customer contracts and relationships	Brands	Other	Total
	US$m	US$m	US$m	US$m	US$m	US$m	US$m
Cost
At 1 April 2013 (Unaudited)	309	237	160	31	—	61	798
Additions	31	10	7	—	—	8	56
Transfer from tangible assets	—	19	1	—	—	—	20
Disposals	—	(1)	—	(4)	—	(2)	(7)
Exchange differences	15	(5)	8	—	—	3	21

At 31 March 2014 (Unaudited)	355	260	176	27	—	70	888
Acquisitions	2,029	19	15	625	86	1	2,775
Additions	—	19	39	—	—	1	59
Transfer from tangible assets	—	28	—	—	—	—	28
Reclassification from held for sale	—	5	—	—	—	—	5
Business disposals	(291)	(3)	(135)	—	—	(70)	(499)
Disposals	—	—	—	(6)	—	—	(6)
Exchange differences	(1)	(4)	(1)	—	—	—	(6)

At 31 March 2015 (Audited)	2,092	324	94	646	86	2	3,244

Amortisation
At 1 April 2013 (Unaudited)	—	182	75	7	—	49	313
Charge for the year[1]	—	35	10	4	—	6	55
Disposals	—	(1)	—	(4)	—	(2)	(7)
Exchange differences	—	(5)	4	—	—	2	1

At 31 March 2014 (Unaudited)	—	211	89	7	—	55	362
Charge for the year[1]	—	33	8	7	—	1	49
Reclassification from held for sale	—	3	—	—	—	—	3
Business disposals	—	(2)	(68)	—	—	(56)	(126)
Disposals	—	—	—	(6)	—	—	(6)
Exchange differences	—	(3)	—	—	—	—	(3)

At 31 March 2015 (Audited)	—	242	29	8	—	—	279

Net book value
At 31 March 2015 (Audited)	2,092	82	65	638	86	2	2,965

At 31 March 2014 (Unaudited)	355	49	87	20	—	15	526

1	The charge for the year includes US$2 million (2013/14—US$24 million and 2012/13—US$9 million) in relation to discontinued operations. Refer to note 2.8 for more information.

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

Goodwill balances are allocated to the following cash-generating units:

	Monaco[1]	BTC[2]	Columbus[3]	Grupo Sonitel[4]	Dekal Wireless[5]	Total
	US$m	US$m	US$m	US$m	US$m	US$m
At 1 April 2013 (Unaudited)	246	63	—	—	—	309
Acquisition of non-controlling interest (note 4.9)	31	—	—	—	—	31
Exchange differences	15	—	—	—	—	15

At 31 March 2014 (Unaudited)	292	63	—	—	—	355
Acquisitions	—	—	2,009	17	3	2,029
Business disposal	(291)	—	—	—	—	(291)
Exchange differences	(1)	—	—	—	—	(1)

At 31 March 2015 (Audited)	—	63	2,009	17	3	2,092

1	Reporting segment: Discontinued operations (note 2.8).
2	Reporting segment: BTC.
3	Reporting segment: Columbus.
4	Reporting segment: Panama.
5	Reporting segment: Caribbean.

3.6 Property, plant and equipment

The following section shows the physical assets used by the Group to generate revenues and profits. We make significant investments in network plant and equipment—the technology and base stations required to operate our networks—that form the majority of our tangible assets.

Depreciation is calculated by estimating the number of years the Group expects the asset to be used (useful economic life). If there has been a technological change or decline in business performance the Directors review the value of the assets to ensure they have not fallen below their depreciated value. If an asset’s value falls below its depreciated value an additional one-off impairment charge is made against profit.

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

Accounting policy detailed in note 5.1.2.

	2014/15				2013/14
	Land and buildings	Plant and equipment	Assets under construction	Total	Land and buildings	Plant and equipment	Assets under construction	Total
	Audited				Unaudited
	US$m	US$m	US$m	US$m	US$m	US$m	US$m	US$m
Cost
At 1 April	423	4,001	220	4,644	427	3,852	188	4,467
Acquisitions	43	1,005	107	1,155	—	—	—	—
Additions	1	12	403	416	—	10	279	289
Business disposals	—	(109)	(2)	(111)	—	—	—	—
Write-offs	—	(49)	—	(49)	—	—	—	—
Disposals	(2)	(94)	—	(96)	—	(18)	—	(18)
Reclassification from assets held for sale	8	55	9	72	—	—	—	—
Transfers to intangible assets	—	—	(28)	(28)	—	—	(20)	(20)
Transfers between categories	21	334	(355)	—	12	213	(225)	—
Transfers to assets held for sale	—	(42)	—	(42)	—	—	—	—
Exchange differences	(7)	(33)	(2)	(42)	(16)	(56)	(2)	(74)

At 31 March	487	5,080	352	5,919	423	4,001	220	4,644

Depreciation
At 1 April	204	3,022	—	3,226	203	2,897	—	3,100
Charge for the year[1]	15	195	—	210	12	195	—	207
Write-offs	—	49	—	49	—	—	—	—
Impairments	8	70	—	78	—	—	—	—
Business disposals	—	(71)	—	(71)	—	—	—	—
Disposals	(1)	(137)	—	(138)	—	(15)	—	(15)
Reclassification from assets held for sale	2	25	—	27	—	—	—	—
Transfers to assets held for sale	—	(14)	—	(14)	—	—	—	—
Exchange differences	(6)	(29)	—	(35)	(11)	(55)	—	(66)

At 31 March	222	3,110	—	3,332	204	3,022	—	3,226

Net book value at 31 March	265	1,970	352	2,587	219	979	220	1,418

1	The charge includes US$1 million relating to discontinued operations (2013/14 — US$3 million). Refer to note 2.8.1 for more information.

The Group held no assets under finance leases at 31 March 2015 and 2014.

Additions during the year include interest and own work capitalised during the construction of certain assets of US$12 million (2013/14—US$3 million and 2012/13—US$2 million) and US$35 million (2013/14—US$30

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013 million and 2012/13—US$38 million), respectively. Of these amounts US$ nil (2013/14 and 2012/13—US$ nil) and US$ nil (2013/14—US$ nil 2012/13—US$6 million), respectively, relate to discontinued operations (note 2.8).

3.7 Investment in joint ventures and associates

We own interests in a number of associate operations, with a material interest in Telecommunications Services of Trinidad and Tobago Limited (TSTT). These are companies where we either share control with one or more other parties or have a degree of ownership which gives us significant influence. TSTT was equity accounted for up until 31 March 2015 when it was reclassified as held for sale due to conditions imposed as part of the regulatory approval of the Columbus Acquisition.

Our share of joint ventures’ and associates’ profit and net assets is recorded as a single line item in the consolidated income statement and the consolidated statement of financial position, respectively. The principal investments in joint ventures and associates at 31 March 2015 are shown in note 5.8.

Accounting policy detailed in note 1.2.1.

The following is unaudited summarised financial information for TSTT, based on its financial statements prepared in accordance with IFRS.

	31 March 2015	31 March 2014
	Audited US$m	Unaudited US$m
Revenue	467	450
Profit/(loss)	26	(69)
Other comprehensive loss	—	(10)

Total comprehensive income/(loss)	26	(79)

Attributable to investee’s shareholders	22	(79)

Non-current assets	621	624
Current assets	222	184
Non-current liabilities	(98)	(119)
Current liabilities	(350)	(311)

Net assets	395	378

Attributable to investee’s shareholders	395	378

Group’s interest in net assets of investee at 1 April	154	216
Total comprehensive income attributable to the Group	13	(60)
Dividends received during the year	—	(2)
Transfer to held for sale	(167)	—

Carrying value of interest in investee at 31 March	—	154

Group carrying value in net assets of investee at 31 March	—	185

Loss for 2013/14 includes US$67 million incurred in 2013/14 relate to our share of the costs of a restructuring programme initiated by TSTT of US$61 million and US$6 million of costs incurred following an adverse court ruling relating to cost of living payments to employees of TSTT.

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

The following is summarised financial information for the Group’s interest in immaterial associates, based on the amounts reported in the Group’s consolidated financial statements:

	31 March 2015	31 March 2014
	Audited US$m	Unaudited US$m
Carrying amount of interests in immaterial associates
Group’s share of:
Loss from continuing operations	(1)	—
Other comprehensive loss	—	—

Total comprehensive loss	(1)	—

3.8 Assets held for sale

Assets held for sale relate to the reclassification of TSTT from investments in joint ventures and associates due to the conditions included in the regulatory approval of the Columbus Acquisition from the Telecommunications Authority of Trinidad and Tobago, which requires the Group to dispose of its investment in TSTT within a prescribed timeframe. Property, plant and equipment was also transferred to held for sale and primarily relates to the Barbados fiber network which is being disposed of as a condition of the regulatory approval of the Columbus Acquisition from the Barbados Fair Trading Commission.

Accounting policy detailed in note 5.1.9.

	31 March 2015	31 March 2014
	Audited	Unaudited
	US$m	US$m
Cable & Wireless Seychelles assets	—	70
Transferred from property, plant and equipment	28	—
Reclassification from investments in joint ventures and associates	167	—
Recycled foreign currency translation reserve for held for sale associate	(30)	—

Total	165	70

The investment in TSTT has been measured at fair value at US$137 million and was calculated using an earnings multiple technique, using inputs that are not based on publicly observable data. The investment represents 49% of the equity of TSTT. The key assumptions used in determining the market value of 100% of the equity of TSTT were the maintainable earnings for TSTT (based on actual 2014/15 results) and comparable transaction multiples for the telecommunications industry. A 10% variance in earnings would result in an increase or decrease in the valuation of US$13 million.

3.9 Provisions

A provision is recognised by the Group where a liability exists, relating to events in the past and it is probable that cash will be paid to settle it. A feature of provisions is uncertainty over the timing or amount to be paid and therefore the amounts are estimated.

The main provisions we hold are for redundancies, asset retirement obligations and claims for legal matters.

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

Accounting policy detailed in note 5.1.13.

(Audited)	Property	Redundancy costs	Network and asset retirement obligations	Legal and other	Total
	US$m	US$m	US$m	US$m	US$m
At 1 April 2014	20	43	30	89	182
Acquisitions	—	—	—	32	32
Business disposals	—	(1)	(2)	(11)	(14)
Additional provisions	—	80	25	18	123
Amounts used	(5)	(37)	—	(29)	(71)
Unused amounts released	—	(3)	—	(9)	(12)
Effect of discounting	—	—	—	—	—
Exchange differences	—	—	(1)	—	(1)

At 31 March 2015	15	82	52	90	239

Provisions—current	12	51	2	64	129
Provisions—non-current	3	31	50	26	110

(Unaudited)	Property	Redundancy costs	Network and asset retirement obligations	Legal and other	Total
	US$m	US$m	US$m	US$m	US$m
At 1 April 2013	2	34	28	53	117
Additional provisions	19	128	1	46	194
Amounts used	1	(119)	—	(12)	(130)
Unused amounts released	(2)	—	(1)	—	(3)
Effect of discounting	—	—	3	1	4
Exchange differences	—	—	(1)	1	—

At 31 March 2014	20	43	30	89	182

Provisions—current	15	43	2	80	140
Provisions—non-current	5	—	28	9	42

The net expense recognised through profit or loss from movements in provisions relating to discontinued operations at 31 March 2015 was US$7 million (31 March 2014—US$7 million).

Property

Provision has been made for dilapidation costs and for the lower of the best estimate of the unavoidable lease payments or cost of exit in respect of vacant properties. Unavoidable lease payments represent the difference between the rentals due and any income expected to be derived from the vacant properties being sublet. The provision is expected to be used over the shorter of the period to exit and the lease contract life.

Redundancy

Provision has been made for the total employee related costs of redundancies announced prior to the reporting date. Amounts provided for during the year presented primarily relate to integration, restructuring and other costs

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013 for merging the operations of the new combined group. The provision is expected to be used in the next two years. Amounts used relate to the regional transformation activities in the Caribbean.

Network and asset retirement obligations

Provision has been made for the best estimate of the unavoidable costs associated with redundant leased network capacity. The provision is expected to be used over the shorter of the period to exit and the lease contract life.

Provision has also been made for the best estimate of the asset retirement obligation associated with office sites, technical sites, mobile cell sites, domestic and subsea cabling. This provision is expected to be used at the end of the life of the related asset on which the obligation arises.

Legal and other

Legal and other provisions include amounts relating to specific legal claims against the Group together with amounts in respect of certain employee benefits and sales taxes. The timing of the utilisation of the provision is uncertain and is largely outside the Group’s control, for example, where matters are contingent upon litigation. Legal proceedings are further discussed in note 5.5.

3.10 Retirement benefits obligations

We operate a number of defined benefit and defined contribution pension plans for our employees. The Group’s largest defined benefit scheme is the Cable & Wireless Superannuation Fund (CWSF) in the UK. We agreed a new funding agreement with the Trustees of the CWSF in May 2014.

Accounting policy detailed in note 5.1.11.

The Group operates pension schemes for its current and former UK and overseas employees. These schemes include both defined benefit schemes, where retirement benefits are based on employees’ remuneration and length of service, and defined contribution schemes, where retirement benefits reflect the accumulated value of agreed contributions paid by, and in respect of, employees. Contributions to the defined benefit schemes are made in accordance with the recommendations of independent actuaries who value the schemes.

Cable & Wireless Superannuation Fund

Cable & Wireless Communications operates the CWSF. This plan provides defined benefit and defined contribution arrangements for current and former employees of the Group. The CWSF has been closed to new defined benefit members since 1998.

Regulatory framework and governance

The assets of the CWSF are held in trustee-administered funds governed by UK regulations, as is the nature of the relationship between the Group and the Trustees. Responsibility for the governance of the CWSF, including investment decisions and contribution schedules, lies with the Board of Trustees who must consult with the Group on such matters. The Board of Trustees must be composed of representatives of the Group, plan participants and an independent Trustee in accordance with the CWSF’s governing documents.

The weighted average duration of the total expected benefit payments from the CWSF is 16 years, and the weighted average duration of the expected uninsured benefit payments from the CWSF is 22 years.

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

Funding arrangements

The latest triennial actuarial valuation of the CWSF was carried out by independent actuaries Towers Watson Limited as at 31 March 2013.

The March 2013 actuarial valuation showed that based on long-term financial assumptions the contribution rate required to meet the future benefit accrual was 43.5% of pensionable earnings (38.5% employer’s and 5.0% employee’s). This contribution rate will be reviewed at the next triennial valuation. The terms of the CWSF Trust Deed also allow the Trustees or the Company to call for a valuation at any time.

In May 2014, the Group reached agreement with the Trustees on the valuation which showed a funding deficit of £109 million as at 31 March 2013. Cash contributions to the CWSF for 2014 to 2016 will remain as agreed following the 2010 triennial review. The first two payments of US$52 million and US$47 million were made in July 2014 and April 2015, respectively. Payments in 2017, 2018 and 2019 will be based on the outcome of the actuarial funding valuation as at 31 March 2016 and will be in the range of £0 to £23 million (US$0 to US$35 million) each year necessary to fund the scheme by April 2019.

As at 31 March 2015, the CWSF defined benefit scheme had an IAS 19 Employee Benefits deficit of US$158 million compared with a deficit of US$148 million at 31 March 2014. Cable & Wireless Communications paid a total contribution of US$52 million in 2014/15 (2013/14—US$2 million and 2012/13—US$2 million) to the CWSF.

The best estimate of contributions to the CWSF for 2015/16 is US$49 million for employer contributions and US$0 million for employee contributions.

Minimum funding requirement

The deficit recovery funding plan agreed with the Trustees of the CWSF as part of the March 2013 actuarial valuation, which was applicable at 31 March 2015, constitutes a minimal funding requirement. An adjustment to the deficit in the CWSF to account for the minimum funding requirement has been calculated in accordance with IFRIC 14 The limits on a defined benefit asset, minimum funding requirements and their interaction. The adjustment to the deficit, which is recorded in other comprehensive income, was US$41 million as at 31 March 2015 (2013/14—US$22 million and 2012/13—US$29 million).

Asset-liability matching

During 2008, the CWSF Trustee agreed an insurance buy-in of the UK pensioner liabilities with Prudential Insurance. The buy-in involved the purchase of a bulk annuity policy by the CWSF under which Prudential Insurance assumed responsibility for the benefits payable to the CWSF’s UK pensioners. In December 2011, a further 233 pensioners, having commenced with pensions in payment since the original annuity, were brought within the bulk annuity policy. These pensioner liabilities and the matching annuity policy remain within the CWSF. Approximately 63% of the liabilities (2013/14—71%) in the CWSF are matched by the annuity policy asset which reduces the funding risk for the Group.

UK unfunded pension arrangements

The Group operates unfunded defined benefit arrangements in the UK. These primarily relate to pension provisions for former Directors and other senior employees in respect of their earnings in excess of the previous Inland Revenue salary cap.

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

The arrangements are governed by individual trust deeds. One arrangement incorporates a covenant requiring the Group to hold security against the value of the liabilities. The security is in the form of UK Government gilts which are held separately as available for sale assets (note 4.4).

The weighted average duration of the expected benefit payments from the unfunded arrangements is 16 years.

Overseas schemes

The Group operates other defined benefit pension schemes in Jamaica and Barbados. The schemes are closed to new entrants and the Jamaican scheme is also closed to future accrual. The schemes are governed by local pension laws and regulations.

The Jamaican scheme owns an insurance policy which matches in full the value of the defined benefit liabilities.

When defined benefit funds have an IAS 19 surplus, they are recorded at the lower of that surplus and the future economic benefits available in the form of a cash refund or a reduction in future contributions. Any adjustment to the surplus (net of interest) is recorded in other comprehensive income. The effect of these adjustments, described as asset ceiling adjustments, were US$26 million as at 31 March 2015 (31 March 2014—US$22 million) and relate to the Group’s defined benefit arrangements in Jamaica. The maximum economic benefit was determined by reference to the reductions in future contributions available to the Group.

The best estimate of contributions to the overseas schemes for 2015/16 is US$2 million for employer contributions and US$ nil for employee contributions.

IAS 19 Employee benefits valuation—Cable & Wireless Superannuation Fund and other schemes

The main financial assumptions applied in the valuations and an analysis of schemes’ assets are as follows:

	31 March 2015			31 March 2014
	CWSF assumption	UK unfunded assumption	Overseas schemes assumption	CWSF assumption	UK unfunded assumption	Overseas schemes assumption
	Audited			Unaudited
	%	%	%	%	%	%
Significant actuarial assumptions:
RPI inflation assumption	2.8	2.8	4.1	3.3	3.3	4.4
Discount rate	3.1	3.1	9.2	4.3	4.3	8.7
Discount rate—CWSF uninsured liability	3.2	—	—	4.4	—	—
Other related actuarial assumptions:
CPI inflation assumption	1.8	1.8	—	2.3	2.3	—
Salary increases	3.4	—	5.9	3.8	—	5.4
Pension increases	1.7-2.7	—	2.8	2.1-3.2	—	2.7

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

Increases to pensions are primarily linked to RPI inflation before and after retirement.

	31 March 2015		31 March 2014
	CWSF assets	Overseas scheme assets	CWSF assets	Overseas scheme assets
	Audited		Unaudited
	US$m	US$m	US$m	US$m
Plan assets:
—Annuity policies	1,235	88	1,288	75
—Equities—quoted	338	37	339	38
—Bonds and gilts—quoted	238	39	174	54
—Property	1	41	3	41
—Cash and swaps	18	23	13	16

	1,830	228	1,817	224

Assumptions used are best estimates from a range of possible actuarial assumptions, which may not necessarily be borne out in practice. The assumptions shown above for other schemes represent a weighted average of the assumptions used for the individual schemes.

The assumptions regarding current mortality rates in retirement for the CWSF and UK unfunded schemes were set having regard to the actual experience of the CWSF’s pensioners and dependents over the six years ended 31 December 2012. In addition, allowance was made for future mortality improvements in line with the 2012 core projections of the Continuous Mortality Investigation project, subject to a long-term rate of improvement of 1.5% per annum. These are the mortality rates used for calculating the statement of financial position for the year ended 31 March 2015.

The mortality rates used for the figure in the income statement for the year ended 31 March 2015 are updated from those which were used for calculating the statement of financial position for the year ended 31 March 2014.

Based on these assumptions, the life expectancies of pensioners aged 60 are as follows:

(Audited)	On 31 March 2015 (years)	On 31 March 2025 (years)	On 31 March 2035 (years)
CWSF and UK unfunded:
Male pensioners and dependents	28.8	30.0	31.2
Female pensioners	28.2	29.5	30.8
Female dependents	31.3	32.5	33.6

Risks

Through its defined benefit pension plans, the Group is exposed to a number of risks, the most significant of which are detailed below. The balance sheet net pension liability is a snapshot view which can be significantly influenced by short-term market factors.

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

The calculation of the surplus or deficit depends, therefore, on factors which are beyond the control of the Group, principally the value at the balance sheet date of equity shares in which the scheme has invested and long-term interest rates which are used to discount future liabilities. The funding of the scheme is based on long-term trends and assumptions relating to market growth, as advised by qualified actuaries and investment advisers:

•	Investment returns: The Group’s net balance sheet and contribution requirements are heavily dependent upon the return on the assets invested in by the schemes;

•	Longevity: The cost to the Group of the pensions promised to members is dependent upon the expected term of these payments. To the extent that members live longer than expected this will increase the cost of these arrangements; and

•	Inflation rate risk: In the UK, the pension promises are, in the main, linked to inflation, and higher inflation will lead to higher liabilities.

The above risks have been mitigated for a large proportion of the CWSF’s population and all of the Jamaican scheme’s liabilities through the purchase of insurance policies, the payments from which exactly match the promises made to employees. Remaining investment risks in the CWSF have also been mitigated to some extent by diversification of the return-seeking assets.

In addition, the defined benefit obligation as measured under IAS 19 is linked to yields on AA rated corporate bonds, however, the majority of the Group’s arrangements invest in a number of other assets which will move in a different manner from these bonds. Therefore, changes in market conditions may lead to volatility in the net pension liability on the Group’s balance sheet and in other comprehensive income, and to a lesser extent in the IAS 19 pension expense in the Group’s income statement.

Sensitivity analysis	Increase in assumption	Decrease in assumption
	US$m	US$m
CWSF and UK unfunded:
Discount rate
Effect on total defined benefit obligation of a 0.25% change	(77)	77
Effect on defined benefit obligation net of bulk annuity of a 0.25% change	(40)	40
RPI inflation (and related increases)
Effect on total defined benefit obligation of a 0.25% change	54	(54)
Effect on defined benefit obligation net of bulk annuity of a 0.25% change	31	(31)
Life expectancy
Effect on total defined benefit obligation of a one year change	59	(59)
Effect on defined benefit obligation net of bulk annuity of a one year change	21	(21)

Overseas schemes:
Discount rate
Effect on total defined benefit obligation of a 0.25% change	(2)	2
Inflation assumption
Effect on total defined benefit obligation of a 0.25% change	2	(2)

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

Methods and assumptions for sensitivity analysis

The above analysis is based on a standalone change in each assumption while holding all other assumptions constant. The impact on the net liability is significantly reduced for the CWSF scheme as a result of the annuity policies held. In the absence of such policies, the impact on the net liability would be much closer to the significantly higher impact on the defined benefit obligation.

The methods used in preparing the sensitivity analysis did not change compared to the prior periods.

Using the projected unit method for the valuation of liabilities, the current service cost is expected to increase when expressed as a percentage of pensionable payroll as the members of the scheme approach retirement.

Assets and liabilities

The assets and liabilities of the defined benefit pension schemes operated by the Group were as follows:

	31 March 2015				31 March 2014
	CWSF	UK unfunded	Overseas schemes	Total	CWSF	UK unfunded	Overseas schemes	Total
	Audited				Unaudited
	US$m	US$m	US$m	US$m	US$m	US$m	US$m	US$m
Total fair value of plan assets	1,830	—	228	2,058	1,817	—	224	2,041
Present value of funded obligations	(1,947)	—	(185)	(2,132)	(1,943)	—	(182)	(2,125)

Excess of (liabilities)/assets of funded obligations	(117)	—	43	(74)	(126)	—	42	(84)
Present value of unfunded obligations	—	(48)	(3)	(51)	—	(48)	(3)	(51)
Impact of the minimum funding requirement	(41)	—	—	(41)	(22)	—	—	(22)
Effect of asset ceiling	—	—	(26)	(26)	—	—	(22)	(22)

Net (deficit)/surplus	(158)	(48)	14	(192)	(148)	(48)	17	(179)

Defined benefit pension plans in deficit	(158)	(48)	(3)	(209)	(148)	(48)	(3)	(199)
Defined benefit pension plans in surplus	—	—	17	17	—	—	20	20

Net (deficit)/surplus	(158)	(48)	14	(192)	(148)	(48)	17	(179)

Included within these liabilities is an amount of US$32 million (2013/14—US$33 million) to cover the cost of former Directors’ pension entitlements.

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

The amounts recognised in the income statement were as follows:

	2014/15				2013/14				2012/13
	CWSF	UK unfunded	Overseas schemes	Total	CWSF	UK unfunded	Overseas schemes	Total	CWSF	UK unfunded	Overseas schemes	Total
	Audited				Unaudited				Unaudited
	US$m	US$m	US$m	US$m	US$m	US$m	US$m	US$m	US$m	US$m	US$m	US$m
Current service cost	—	—	(2)	(2)	(1)	—	(3)	(4)	—	—	(4)	(4)
Past service credit	—	—	—	—	—	—	—	—	10	—	—	10
Interest (charge)/credit on net liabilities/assets	(5)	(2)	2	(5)	(6)	(2)	2	(6)	(6)	(2)	3	(5)
Administration expenses	(2)	—	—	(2)	(2)	—	—	(2)	(2)	—	—	(2)
Gains on curtailment	—	—	—	—	—	—	8	8	—	—	2	2

Total net (charge)/credit	(7)	(2)	—	(9)	(9)	(2)	7	(4)	2	(2)	1	1

Charge related to discontinued operations	—	—	—	—	—	—	—	—	—	—	(3)	(3)

Total net (charge)/credit	(7)	(2)	—	(9)	(9)	(2)	7	(4)	2	(2)	(2)	(2)

Discontinued operations relate to schemes in Guernsey and Macau, which were sold during 2013/14 (see note 2.8).

Changes in the net liability recognised in the statement of financial position (after application of asset limit):

	2014/15				2013/14
	CWSF	UK unfunded	Overseas schemes	Total	CWSF	UK unfunded	Overseas schemes	Total
	Audited				Unaudited
	US$m	US$m	US$m	US$m	US$m	US$m	US$m	US$m
Net (liability)/asset at 1 April	(148)	(48)	17	(179)	(130)	(46)	19	(157)
Effect of exchange rate fluctuations	11	5	(1)	15	(11)	(4)	(2)	(17)
Net (expense)/credit recognised in the income statement	(7)	(2)	—	(9)	(9)	(2)	7	(4)
Net (expense)/credit recognised outside the income statement	(68)	(5)	(4)	(77)	—	2	(9)	(7)
Contributions paid by the employer	54	2	2	58	2	2	2	6
Transfers to assets held for sale	—	—	—	—	—	—	—	—

Net (liability)/asset at 31 March	(158)	(48)	14	(192)	(148)	(48)	17	(179)

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

Changes in the present value of the defined benefit pension obligations are as follows:

	2014/15				2013/14
	CWSF	UK unfunded	Overseas schemes	Total	CWSF	UK unfunded	Overseas schemes	Total
	Audited				Unaudited
	US$m	US$m	US$m	US$m	US$m	US$m	US$m	US$m
At 1 April	(1,943)	(48)	(185)	(2,176)	(1,872)	(46)	(188)	(2,106)
Current service cost	—	—	(2)	(2)	(1)	—	(3)	(4)
Past service credit	—	—	—	—	—	—	—	—
Interest on obligations	(80)	(2)	(13)	(95)	(80)	(2)	(14)	(96)
Remeasurements:
Actuarial gain from changes in demographic assumptions	—	—	—	—	55	1	—	56
Actuarial (loss)/gain from changes in financial assumptions	(242)	—	(11)	(253)	20	1	—	21
Actuarial gain/(loss) from experience on obligations	21	(4)	(2)	15	—	—	(9)	(9)
Employee contributions	—	—	—	—	—	—	(3)	(3)
Gains on curtailment	—	—	—	—	—	—	8	8
Benefits paid	94	2	20	116	87	2	13	102
Exchange differences	203	4	5	212	(152)	(4)	11	(145)
Transfers to assets held for sale	—	—	—	—	—	—	—	—

At 31 March	(1,947)	(48)	(188)	(2,183)	(1,943)	(48)	(185)	(2,176)

Changes in the fair value of defined benefit assets are as follows:

	2014/15				2013/14
	CWSF	UK unfunded	Overseas schemes	Total	CWSF	UK unfunded	Overseas schemes	Total
	Audited				Unaudited
	US$m	US$m	US$m	US$m	US$m	US$m	US$m	US$m
At 1 April	1,817	—	224	2,041	1,771	—	222	1,993
Interest on plan assets	76	—	17	93	75	—	17	92
Remeasurements:
Return on invested plan assets, excluding amount in interest income	69	—	(4)	65	7	—	(1)	6
Actuarial loss from changes in demographic assumptions on insured asset	—	—	—	—	(47)	—	—	(47)
Actuarial gain/(loss) from changes in financial assumptions on insured asset	115	—	11	126	(32)	—	—	(32)
Actuarial (loss)/gain from experience on insured asset	(10)	—	4	(6)	(12)	—	9	(3)
Employer contributions	52	2	2	56	2	2	2	6
Employee contributions	—	—	—	—	—	—	3	3
Benefits paid	(94)	(2)	(20)	(116)	(87)	(2)	(13)	(102)
Administration expenses	(2)	—	—	(2)	(2)	—	—	(2)
Exchange differences	(193)	—	(6)	(199)	142	—	(15)	127
Transfers to assets held for sale	—	—	—	—	—	—	—	—

At 31 March	1,830	—	228	2,058	1,817	—	224	2,041

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

Changes in the fair value of minimum funding requirement/asset ceiling are as follows:

	2014/15				2013/14
	CWSF	UK unfunded	Overseas schemes	Total	CWSF	UK unfunded	Overseas schemes	Total
	Audited				Unaudited
	US$m	US$m	US$m	US$m	US$m	US$m	US$m	US$m
At 1 April	(22)	—	(22)	(44)	(29)	—	(15)	(44)
Interest on minimum funding/asset ceiling requirement	(1)	—	(2)	(3)	(1)	—	(1)	(2)
Change in effect of minimum funding/asset ceiling—(loss)/gain	(21)	—	(3)	(24)	9	—	(8)	1
Exchange differences	3	—	1	4	(1)	—	2	1

At 31 March	(41)	—	(26)	(67)	(22)	—	(22)	(44)

3.11 Acquisitions

3.11.1 Columbus International Inc.

On 31 March 2015, the Company acquired 100% of the equity of Columbus (the Columbus Acquisition), a leading privately-owned fiber-based telecommunications and technology services provider operating in the Caribbean, Central America and the Andean region with approximately 700,000 residential customers.

In the Caribbean, Columbus is one of the leading providers of triple-play cable TV and broadband enabled services over its proprietary fiber optic network infrastructure. Through its wholly owned subsidiary, Columbus Networks, Columbus provides backhaul connectivity to 42 countries in the region, as well as capacity and IT services, corporate data solutions and data centre services throughout the Caribbean, Central American and the Andean region. Columbus also provides next generation connectivity and IT solutions, managed networking and cloud-based services under the brand Columbus Business Solutions. This transaction is in line with the strategy outlined in May 2014 to drive mobile leadership, accelerate fixed-mobile convergence, reinforce TV offer and grow B2B/B2G business.

The consideration for the acquisition was US$2,127 million, comprising a mixture of cash, the Company’s shares, capitalised share option amounts and the fair value of put options granted to the principal vendors of Columbus.

As part of the Columbus Acquisition, Columbus’ existing US$1,250 million 7.375% Senior Notes due 2021 (the Columbus Senior Notes) were assumed by the Company and two-year term loans were obtained: US$390 million secured term loan (“Senior Secured Term Loan”) and US$300 million unsecured term loan (“Senior Unsecured Term Loan”). Additionally, a new revolving credit facility (RCF) of US$570 million was put in place for a term of five years. The Columbus Senior Notes, the Senior Secured Term Loan, the Senior Unsecured Term Loan and drawn RCF amounts are reflected in Borrowings (note 4.3).

The fair value of the consideration for the acquisition of Columbus is comprised as follows:

US$m
Cash	708
Shares in CWC	1,287
Fair value of put options	103
Replacement share option awards	23
Vendor taxes	6

Total consideration	2,127

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

•	The Company issued 1,557,529,605 consideration shares (Consideration Shares) in the capital of the Company to the principal vendors (CVBI Holdings (Barbados) Inc, Clearwater Holdings (Barbados) Limited, Columbus Holding LLC and Brendan Paddick). As a result, the principal vendors in aggregate hold 36% of the ordinary shares in the Company. The share consideration includes a lack of marketability discount.

•	Each principal vendor agreed at completion to enter into lock-up and put option arrangements in respect of its Consideration Shares. Under the put option arrangements, each principal vendor can require the Company to reacquire certain of the Consideration Shares in four tranches between 2016 and 2019 at a strike price of US$0.7349 per share. The fair value of this put option of US$103 million has been recognised as an equity instrument within other reserves. As this put option meets the definition of an equity instrument, it will not be revalued to fair value at subsequent year ends. The financial liability attaching to the put option was valued using the present value technique at US$879 million (refer to note 4.8 which details the accounting for the repurchase option).

•	As part of the acquisition agreement, Columbus’ existing Employee Incentive Plan share option plan was cancelled, with certain employees of Columbus rolling over their options into an equivalent CWC share option plan. As set out in IFRS 3, the fair value of these replacement awards attributable to the pre-acquisition period of service by these employees is taken as part of consideration.

•	As a consequence of the Columbus Acquisition, a deemed disposal of the shares of Columbus Networks Dominicana S.A. was triggered giving rise to a potential capital gains tax liability of US$5 million under Dominican Republic tax law. In addition, an indirect ownership transfer was triggered under Panamanian tax law for Columbus Networks S. de R.L, Telecommunications Corporativas Panamenas S.A., Columbus Networks de Panama SRL and Columbus Networks Maritima S. de R.L. giving rise to a tax liability of US$1 million. As set out in IFRS 3, the fair value of these liabilities, which are paid on behalf of the vendor, increases the consideration paid by the Group.

The Group has made a provisional assessment of the fair values of the assets and liabilities as at the acquisition date based on estimated total consideration of US$2,127 million.

Provisional fair value
US$m
Intangible assets	723
Goodwill	2,009
Property, plant and equipment	1,141
Assets held for sale	7
Assets held at fair value	14
Other receivables	6
Deferred tax assets	11
Trade and other receivables	114
Inventories	5
Cash and cash equivalents	80
Trade and other payables	(247)
Borrowings	(1,234)
Current provisions	(10)
Current tax liabilities	(17)
Deferred tax liabilities	(187)
Other non-current payables	(273)
Non-current provisions	(15)

Total	2,127

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

Due to the timing of the acquisition, on the last day of the financial year 2014/2015, the assessment of the fair value of assets and liabilities at the acquisition date is provisional and will be subject to change when the accounting for the acquisition is finalised in accordance with the prescribed 12 month period.

The goodwill recognised of US$2,009 million on acquisition is based on the provisional assessment of the fair values of assets acquired and liabilities assumed. Goodwill arising on the acquisition represents the value of the workforce and expected synergies resulting from the integration into the existing business that did not meet the recognition criteria set out in IAS 38 Intangible Assets as they were unable to be separately identified. Goodwill is not expected to be tax deductible.

Acquisition-related costs of US$54 million were recorded in these financial statements as other operating expenses. Financing costs of US$37 million were recorded in the income statement (note 4.1). These costs relate to backstop facilities for both the Group’s US$400 million 8  3⁄4% senior secured notes due 2020 (the “2020 Notes”) and Columbus Senior Notes, the consent of the holders of the 2020 Notes, Columbus backstop facilities ticking fees and accelerated amortisation of existing RCF capitalised transaction costs. Additionally, fees of US$57 million were capitalised in the balance sheet, relating to debt issuance costs incurred as a result of the Columbus Acquisition.

Had the Columbus Acquisition occurred on 1 April 2014, management estimates that the impact on the Group income statement would have shown an increase in revenue of US$621 million and a loss of US$40 million during 2014/15.

The preliminary acquisition accounting includes the payment of US$3 million by Columbus Communications Inc to Brendan Paddick as required under the terms of Brendan Paddick’s employment contract with Columbus Communications Inc, which was terminated with effect from completion.

3.11.2 Grupo Sonitel

On 12 September 2014, the Group, through its subsidiary Cable & Wireless Panamá, S.A. (CWP), acquired Panama-based Grupo Sonitel for US$36 million plus contingent consideration of up to an additional US$5 million. Grupo Sonitel operates SSA Sistemas, a provider of end-to-end managed IT solutions and telecoms services to business and government customers in Panama, as well as in El Salvador, Nicaragua and Peru; and Sonset, a provider of IT solutions and services to Small and Medium Enterprise (SME) customers in Panama.

This transaction was in line with the strategy outlined in May 2014 to grow business (B2B) and government (B2G) capabilities.

The Group has finalised its assessment of the fair values of the assets and liabilities as at the acquisition date based on estimated total consideration (including contingent consideration) of US$39 million.

	Book value	Fair value adjustments	Fair value
	US$m	US$m	US$m
Property, plant and equipment	2	—	2
Goodwill	—	17	17
Customer contracts and relationships	—	14	14
Brands	—	5	5
Other net assets	5	(4)	1

Total	7	32	39

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

The goodwill recognised of US$17 million on acquisition was based on the final assessment of the fair values of assets acquired and liabilities assumed. Goodwill arising on the acquisition included the value of the workforce and expected synergies resulting from the integration into the existing business that did not meet the recognition criteria set out in IAS 38 Intangible Assets as they were unable to be separately identified.

Acquisition-related costs of US$1 million were recorded as other operating expenses.

Sonitel contributed revenue of US$44 million and profit of US$2 million to the Group’s results. If the acquisition had occurred on 1 April 2014, management estimates for 2014/15 that revenue would have been US$75 million and profit for the year would have been US$4 million.

3.11.3 Other acquisitions

Dekal Wireless (Holdings) Limited

On 16 December 2014, a subsidiary acquired 100% share capital of Dekal Wireless (Holdings) Limited for a purchase price of US$6.3 million. The preliminary fair value accounting has recognised goodwill of US$3 million.

Islandcom Limited

On 23 March 2015, a subsidiary acquired the trading assets of Islandcom Telecommunications Limited for a purchase price of US$6 million. No goodwill was recognised as part of the acquisition.

Section four—Capital structure and financing

This section outlines how the Group manages its capital and related financing costs. The Directors determine the appropriate capital structure for the Group, specifically, how much cash is raised from shareholders (equity) and how much is borrowed from financial institutions and capital markets generally (debt) in order to finance the Group’s activities both now and in the future.

The Directors consider the Group’s capital structure and dividend policy at least twice a year ahead of announcing results and do so in the context of its ability to continue as a going concern, to execute the strategy and to deliver its business plan.

During the year the Group entered into the Senior Secured Term Loan and the Senior Unsecured Term Loan. The Group also refinanced its revolving credit facility arrangements with a new five-year US$570 million RCF.

4.1 Finance income and expense

Finance income is mainly comprised of interest received from short-term investments in money market funds, external bank deposits and government bonds. Financing costs mainly arise from interest due on bonds, external bank loans and foreign exchange losses primarily due to the translation of foreign currency borrowings.

Accounting policy detailed in note 5.1.4.

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

The finance income and expense are set out below.

	2014/15	2013/14	2012/13
	Audited US$m	Unaudited US$m	Unaudited US$m
Continuing operations
Finance income
Interest on cash and deposits	2	4	3
Investment income	2	2	1
Foreign exchange gains	13	—	3
Gains on derivative contracts	9	—	1

Total finance income	26	6	8

Finance expense
Interest on bank loans	37	29	37
Interest on bonds	56	90	103
Unwinding of discounts on provisions	3	3	2
Foreign exchange losses	—	19	—
Losses on derivative contracts	—	1	12

	96	142	154
Less: Interest capitalised	(12)	(3)	(2)
Finance expense related to the Columbus Acquisition and refinancing	37	25	—

Total finance expense	121	164	152

2014/15 finance costs of US$37 million relate to backstop facilities for both the 2020 Notes and Columbus Senior Notes, the consent of the holders of the 2020 Notes, Columbus backstop facilities ticking fees and accelerated amortisation of the US$487 million RCF fees (note 4.3).

2013/14 finance costs of US$25 million relate to additional interest, early redemption charges and capitalised finance transaction costs written off in respect of the 2017 bond which was redeemed on 28 February 2014.

Tax relief of US$4 million is available on interest capitalised in the year ended 31 March 2015 (2013/14—US$1 million and 2012/13—US$1 million). Interest has been capitalised within property, plant and equipment at a rate of 3.1% (2013/14—3.8% and 2012/13—3.7%) on qualifying capital expenditures.

4.2 Cash and cash equivalents

The majority of the Group’s cash is held in bank deposits or in money market funds which have a maturity of three months or less to enable us to meet our short-term liquidity requirements.

Accounting policy detailed in note 5.1.4.

	31 March 2015	31 March 2014
	Audited US$m	Unaudited US$m
Cash at bank and in hand	396	89
Short-term bank deposits	6	116

Cash and cash equivalents	402	205

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

Short-term bank deposits consist primarily of money market deposits, which can be readily converted to cash at short notice. The effective interest rate on short-term bank deposits at 31 March 2015 was 2.21% (31 March 2014—0.18%). At 31 March 2015, these deposits had an average maturity of 17 days (31 March 2014—five days).

The maximum exposure to credit risk for cash and cash equivalents is equal to the carrying value of those financial instruments.

4.3 Borrowings

The Group’s sources of borrowing for funding and liquidity purposes come from a range of secured and unsecured bonds and facilities. Our key borrowings at 31 March 2015 consist of bonds and bank loans. During the 12 months ended 31 March 2015, we entered into the Senior Secured Term Loan and the Senior Unsecured Term Loan and refinanced our US$487 million RCF with a new five year US$570 million RCF. Through the Columbus Acquisition, the Group assumed the Columbus Senior Notes.

Accounting policy detailed in note 5.1.4.

			31 March 2015				31 March 2014
	Type	Security	Interest rate	Carrying value	Fair value		Interest rate	Carrying value	Fair value
			Audited				Unaudited
			%	US$m	US$m		%	US$m	US$m
2016 US$487 million facility[1]	Floating	Unsecured	—	—	—		2.550	—	—
2017 US$500 million secured bond[5]	Fixed	Secured	—	—	—		—	—	—
2017 US$390 million loan	Floating	Secured	5.500	374	374	[3]	—	—	—
2017 US$300 million loan	Floating	Unsecured	6.500	288	288	[3]	—	—	—
2019 £200 million bond	Fixed	Unsecured	8.625	219	251	[2]	8.625	242	281	[2]
2020 US$570 million facility[4]	Floating	Secured	4.000	—	—		—	—	—
2020 US$400 million secured bond	Fixed	Secured	8.750	394	431	[2]	8.750	393	452	[2]
2021 US$1,250 million bond	Fixed	Unsecured	7.375	1,234	1,309	[2]	—	—	—
US dollar and currencies linked to the US dollar loans and facilities (various dates to 2038)	Fixed and Floating	Unsecured	3.778	258	258	[3]	3.970	213	213	[3]
US dollar loan notes	Floating	Unsecured	—	—	—		—	—	—
Overdrafts	Floating	Unsecured	—	1	1	[3]	—	7	7	[3]

Total borrowings				2,768				855

Borrowings—current				82				58
Borrowings—non-current				2,686				797

1	On 19 October 2011, the Group entered into a five-year borrowing arrangement for a US$600 million RCF with a maturity date of October 2016. During 2013/14 that RCF was reduced to US$487 million. On 31 March 2015, that RCF was cancelled and replaced. (As at 31 March 2014, the Group had US$487 million of undrawn commitments available under that RCF)
2	This value was determined by reference to market values obtained from third parties and are within level 1 of the fair value hierarchy.
3	The carrying amount approximates to fair value, net of debt issuance costs, based on discounted cash flows and are within level 2 of the fair value hierarchy.

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

4	On 31 December 2014, the Group entered into a five-year borrowing arrangement for a US$570 million RCF with a maturity date of 31 March 2020. As at 31 March 2015, the Group had US$421 million undrawn commitments available due to US$149 million letters of credit in favour of the CWSF Trustee. This RCF incurs commitment fees at market rates prevailing when the RCF was arranged.
5	On 28 February 2014 the 2017 US$500 million secured bond was redeemed in full. In accordance with the bond indenture an early redemption premium of US$20 million was paid to bondholders plus interest accrued of US$1 million.

The current RCF contains financial and other covenants which are standard to these types of arrangements.

For liquidity risk exposure analysis purposes, the following are the contractual maturities of loans (including the expected interest payable at rates prevailing at the reporting date but net of debt issuance costs):

	31 March 2015	31 March 2014
	Audited US$m	Unaudited US$m
Borrowings
Due in less than one year	275	120
Due in more than one year but not more than two years	910	110
Due in more than two years but not more than five years	1,146	521
Due in more than five years	1,347	445

	3,678	1,196

Less: future finance charges on loans	(910)	(341)

Total borrowings	2,768	855

Interest was payable on borrowings falling due after more than five years at rates of between 0.0% and 7.4% (2013/14—0.0% and 8.8% and 2012/13—0.0% and 8.8%).

Reconciliation of net funds

Funds are defined as cash at bank and in hand and short-term deposits. Debt is defined as bonds, loans and overdrafts.

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

Analysis of changes in net funds:

(Audited)	At 1 April 2014	Cash flow	Capitalised fees and amortisation	Transfers	Acquisitions	Exchange differences	Net cash from discontinued operations	At 31 March 2015
	US$m	US$m	US$m	US$m	US$m	US$m	US$m	US$m
Cash at bank and in hand	89	(176)	—	—	81	(1)	403	396
Short-term deposits	116	(112)	—	—	2	—	—	6

Total funds	205	(288)	—	—	83	(1)	403	402

Debt due within one year	(58)	26	—	(47)	(4)	1	—	(82)
Debt due after more than one year	(797)	(750)	26	47	(1,234)	22	—	(2,686)

Total debt	(855)	(724)	26	—	(1,238)	23	—	(2,768)

Total net (debt)/funds	(650)	(1,012)	26	—	(1,155)	22	403	(2,366)

(Unaudited)	At 1 April 2013	Cash flow	Amortisation	Transfers	Exchange differences	Net cash from discontinued operations	At 31 March 2014
	US$m	US$m	US$m	US$m	US$m	US$m	US$m
Cash at bank and in hand	130	(1,343)	—	—	—	1,302	89
Short-term deposits	22	93	—	—	1	—	116

Total funds	152	(1,250)	—	—	1	1,302	205

Debt due within one year	(86)	78	—	(50)	—	—	(58)
Debt due after more than one year	(1,717)	898	(9)	50	(19)	—	(797)

Total debt	(1,803)	976	(9)	—	(19)	—	(855)

Total net (debt)/funds	(1,651)	(274)	(9)	—	(18)	1,302	(650)

4.4 Available-for-sale financial assets

Accounting policy detailed in note 5.1.4.

	2014/15	2013/14	2012/13
	Audited US$m	Unaudited US$m	Unaudited US$m
At 1 April	58	58	55
Additions	2	—	—
Disposals	(1)	—	—
Fair value gain recorded in other comprehensive income	3	(3)	4
Exchange differences	(3)	3	(1)

At 31 March	59	58	58

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

Available-for-sale financial assets consist of UK and Bahamian government bonds. These assets were measured at fair value based on observable market data and are within level 1 of the fair value hierarchy (note 4.7). The maximum exposure to credit risk for available-for-sale financial assets is equal to their carrying value.

4.5 Financial assets at fair value through profit or loss

This relates to the Columbus Senior Notes, which have a redemption option that represents an embedded derivative.

Accounting policy detailed in note 5.1.4.

	Derivative financial instrument	2014/15	2013/14
		Total	Total
	Audited		Unaudited
	US$m	US$m	US$m
At 1 April	—	—	—
Acquisitions	14	14	—
Shares sold	—	—	—
Movement in fair value	—	—	—
Movement in derivative financial assets	—	—	—

At 31 March	14	14	—

Embedded derivative

As part of the Columbus Acquisition, the Group assumed the existing net debt of Columbus at the acquisition date, which was comprised of the Columbus Senior Notes. The Group assumed all terms agreed by Columbus under the indenture governing the Columbus Senior Notes. The terms of the indenture enable the Group to redeem the Columbus Senior Notes under various scenarios. The redemption terms associated with the Columbus Senior Notes represent an embedded derivative which required bifurcation where the bifurcated amount is carried at fair value, with charges going through profit or loss. The embedded derivative is held at fair value and is valued using a valuation technique classed as level 2 in the fair value measurement hierarchy. The lowest level inputs to the valuation are directly or indirectly observable. Based on the unique features of the Columbus Senior Notes, the derivative was valued using a binomial tree/lattice approach based on the Hull-White single factor interest rate term structure model. Under this approach, an interest rate lattice is constructed according to a given short rate volatility and mean reversion constant as implied by the market as at each valuation date. Key inputs to the valuation included: percentages of swaption volatility selected as at 31 March 2015 between 34% and 74.20% and the credit spread as at 31 March 2015 was implied to be approximately 4.51%.

4.6 Financial liabilities at fair value

In the prior year, a liability was held for the 45% share of Monaco owned by the Principality of Monaco. In the event that the Principality decided to exercise their contractual right to sell this stake, we would have been obliged to purchase it from them. Our stake in Monaco was sold in May 2014 and this liability was cancelled as part of the sale.

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

Accounting policy detailed in note 5.1.4.

	31 March 2015	31 March 2014
	Audited US$m	Unaudited US$m
Monaco put option (note 4.6.1)	—	274

Total financial liabilities at fair value	—	274

4.6.1 Monaco put option

A put option was held by the non-controlling shareholder of Monaco, the Principality of Monaco (the Principality) as at 31 March 2014. The put option was measured at fair value and was calculated using discounted cash flow techniques, using inputs that were not based on publicly observable market data. The liability for the put option represents 45% of the market value of Monaco. The key assumptions used in valuing the put option liability were the Monaco three-year operating plan (in particular revenue performance) and discount rates of between 8% and 27% for the distinct operating businesses within Monaco. A movement in the discount rate of 1% would result in an increase or decrease in the liability of US$33 million.

On 20 May 2014, the Group sold Monaco. The put option liability was cancelled as a result of the sale (note 2.8.1).

4.6.2 CMC put option

As part of the transaction to sell Monaco & Islands to Batelco (note 2.8.2), we granted them a put option over the 25% of CMC shares transferred. The CMC put option was both issued and unwound during the year ended 31 March 2014.

4.6.3 Reconciliation

A reconciliation of the movements in the value of level 2 and 3 financial liabilities is as follows:

	Monaco Telecom put option 2014/15	Total 2014/15	CMC put option 2013/14	Monaco Telecom put option 2013/14	Total 2013/14	Monaco Telecom put option 2012/13	Total 2012/13
	Audited		Unaudited			Unaudited
	US$m	US$m	US$m	US$m	US$m	US$m	US$m
At 1 April	274	274	—	258	258	250	250
Issue of the CMC put option (note 2.8.2)	—	—	100	—	100	—	—
Decrease as a result of dividends paid to the Principality	—	—	—	(30)	(30)	(33)	(33)
Changes in fair value recognised as an adjustment to goodwill	—	—	—	31	31	47	47
Foreign exchange movements recognised in the foreign currency reserve in equity	—	—	—	15	15	(6)	(6)
Cancellation of Monaco put option (note 4.6.1)	(274)	(274)	—	—	—	—	—
Unwind of the CMC put option (note 2.8.2)	—	—	(100)	—	(100)	—	—

At 31 March	—	—	—	274	274	258	258

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

4.7 Financial instruments at fair value

The table below analyses financial instruments carried at fair value by valuation method. Accounting standards require us to disclose them into different levels as follows:

Level 1—Fair values measured using quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2—Fair values measured using inputs, other than quoted prices included within level 1, that are observable for the asset or liability either directly (from prices) or indirectly (derived from prices).

Level 3—Fair values measured using inputs for the asset or liability that are not based on observable market data.

(Audited)				At 31 March 2015
	Note	Level 1	Level 2	Level 3	Total
		US$m	US$m	US$m	US$m
Financial assets measured at fair value:
UK and Bahamian government bonds	4.4	59	—	—	59
Held for sale equity investment	3.8	—	—	137	137
Embedded derivative	4.5	—	14	—	14

Total financial assets at fair value		59	14	137	210

(Unaudited)				At 31 March 2014
	Note	Level 1	Level 2	Level 3	Total
		US$m	US$m	US$m	US$m
Financial assets measured at fair value:
UK and Bahamian government bonds	4.4	58	—	—	58

Total financial assets at fair value		58	—	—	58

Financial liabilities measured at fair value:
Monaco put option	4.6	—	—	274	274

Total financial liabilities at fair value		—	—	274	274

There were no transfers between levels during the year (2013/14). For a reconciliation of movements in level 3 instruments see note 4.6.3.

4.8 Financial liabilities at amortised cost

As part of the Columbus Acquisition, the Company entered into lock-up and put option agreements with the principal vendors in respect of the Consideration Shares issued on completion which (amongst other matters):

•	enable each principal vendor to either (i) require the Company to purchase for cash up to a certain number of its Consideration Shares each year from 2016 to 2019 inclusive for the notional issue price of US$0.734917 per share; or (ii) sell up to that number of Consideration Shares each year from 2016 to 2019 in the market (subject to orderly market arrangements with CWC). Specific shareholder authority for such purchases was obtained at the general meeting held on 5 December 2014;

•	grant a right to the principal vendors to nominate one Director each to the Board, subject to recommendation by the Nomination Committee. The initial three nominations were agreed at completion, being John Risley, Thad York and Brendan Paddick; and

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

•	restrict the ability of the principal vendors to otherwise sell the Consideration Shares during the period covered by the options.

A lock-up and put option agreement was entered into between the Company and each of the principal vendors for the issued share capital as part of the Columbus Acquisition.

Accounting policy detailed in note 5.1.4.

	Columbus repurchase liability	2014/15	2013/14
		Total	Total
	Audited		Unaudited
	US$m	US$m	US$m
At 1 April	—	—	—
Repurchase liability (note 4.8.1)	879	879	—

At 31 March	879	879	—

4.8.1 Columbus put option and repurchase liability

As part of the transaction to acquire Columbus, the Company issued 1,557,529,605 Consideration Shares of US5 cents each to the principal vendors in proportion to their Columbus shareholding. As a result, the principal vendors (CVBI Holdings (Barbados) Inc, Clearwater Holdings (Barbados) Limited, Columbus Holding LLC and Brendan Paddick) in aggregate hold approximately 36% of the ordinary shares in the Company. Each principal vendor agreed at completion to enter into lock-up and put option arrangements in respect of its issued Consideration Shares until 2019. An exception to the lock-up arrangements will enable each principal vendor to require the Company to purchase for cash up to a certain number of its shares each year from 2016 to 2019 inclusive for the notional issue price of US$0.7349 per share. If a principal vendor sells some or all of their shareholding (subject to orderly market conditions) then some or all of its future options to require the Company to purchase up to a certain number of shares (as described above) will immediately cease to have effect and will not be capable of exercise.

The liability for the repurchase under the terms of IAS 32 have been valued on initial recognition using the present value technique of the future liability was US$879 million (2013/14 and 2012/13—US$ nil).

4.9 Acquisitions of non-controlling interests

We made no business acquisitions with non-controlling interests during 2014/15 and 2013/14, however, accounting standards (note 5.1.3) require us to make an adjustment to goodwill attributable to Monaco. On 20 May 2014 we sold Monaco (note 2.8.1).

Accounting policy detailed in note 1.2.1.

Monaco

Goodwill in connection with the Group’s investment in Monaco increased by US$46 million during 2013/14. The goodwill balance increased as a result of exchange differences and changes in the fair value of the Monaco put option.

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

As part of the acquisition of Monaco a put option was issued (note 4.6.1). Changes in the fair value of this put option are treated as contingent consideration and adjusted against goodwill. The cash outflow in respect of contingent consideration, being the dividend paid to the Principality as the non-controlling shareholder of Monaco, was US$30 million for 2013/14 (2012/13—US$33 million).

Monaco was sold on 20 May 2014. The put option was cancelled subsequent to the sale.

Goodwill	2014/15	2013/14	2012/13
	Audited	Unaudited	Unaudited
	US$m	US$m	US$m
At 1 April	292	246	205
Increase as a result of changes in the fair value of Monaco put option	—	31	47
Disposals	(292)	—	—
Exchange differences	—	15	(6)

At 31 March	—	292	246

4.10 Equity

Called up share capital is the number of shares in issue at their par value of US5 cents each. There were 1,810,341,889 new ordinary shares issued during the year. In this note we also explain how we manage capital which we define as equity, borrowings and cash and cash equivalents.

Accounting policy detailed in note 5.1.7.

Share capital

Issued, called-up and fully paid shares of US5 cents each	Number of shares
	(000)	US$m
31 March 2015 (Audited)	4,475,954	224
At 1 April 2013 and 31 March 2014 (Unaudited)	2,665,612	133

The aggregate nominal value of the shares allotted in the year was US$91 million (2013/14—US$ nil).

On 7 November 2014, a total of 252,812,284 new ordinary shares of US5 cents each in the capital of the Company were placed by Deutsche Bank AG (cash box placement) at a price of 45 pence per placing share, raising gross proceeds of US$180 million (excluding equity transaction costs of US$4 million). The placing shares being issued represented 10% less one share of the issued ordinary share capital of the Company prior to Placing.

On 31 March 2015, a total of 1,557,529,605 new ordinary shares of US5 cents each in the capital of the Company were issued to the principal vendors. These shares represent approximately 36% of the ordinary shares in CWC (excluding treasury shares).

Included within the number of shares disclosed in the table above are treasury shares and shares held by The Cable & Wireless Communications Share Ownership Trust (the Trust).

No treasury shares were cancelled during the periods presented.

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

At 31 March 2015, a total of 137,488,873 shares were classified as treasury shares (31 March 2014—137,488,873). This represented 3% of called-up share capital at the end of the year (2013/14 and 2012/13—5%).

The nominal value and market value of treasury shares held at 31 March 2015 was US$7 million (2013/14—US$7 million) and US$125 million (2013/14—US$119 million), respectively. Disclosures in respect of the shares held by the Trust are included in note 5.7.

In accordance with the Company’s Articles of Association, each share (other than those held in treasury) entitles the holder to one vote at General Meetings of the Company. The Company’s shareholders can declare dividends by passing an ordinary resolution but the payment cannot exceed the amount recommended by the Directors. There are no restrictions on the repayment of capital other than those imposed by law.

As detailed above, there were share allotments of 252,812,284 ordinary shares on 7 November 2014 and 1,557,529,605 ordinary shares on 31 March 2015, totalling 1,810,341,889 ordinary shares of US5 cents allotted during the period under review (2013/14 — no allotments).

Directors’ interests in shares

Directors’ interests in shares as at 31 March 2015, 2014 and 2013 or date of leaving/retiring are as follows excluding unvested deferred bonus plan shares:

	31 March 2015	31 March 2014	31 March 2013
	Audited Number	Unaudited Number	Unaudited Number
Chairman
Sir Richard Lapthorne	9,000,000	8,500,000	8,500,000
Executive Directors[1,2]
Phil Bentley (appointed 1 January 2014)[3]	5,265,968	4,300,000	—
Nick Cooper (resigned 31 March 2015)	2,558,646	1,181,118	1,104,971
Perley McBride (appointed 26 June 2014)	700,000	—	—
Tim Pennington (resigned 11 February 2014)	—	3,423,296	3,332,794
Tony Rice (resigned 1 January 2014)	—	25,411,858	24,761,261
Non-executive Directors
Simon Ball	504,348	430,400	406,780
Mary Francis (retired 30 June 2012)	—	—	35,123
Mark Hamlin	122,222	65,000	65,000
Brendan Paddick (appointed 31 March 2015)	136,077,710	—	—
Alison Platt (appointed 1 June 2012)	23,764	23,764	23,764
John Risley (appointed 31 March 2015)[4]	846,355,136	—	—
Barbara Thoralfsson (appointed 7 January 2015)	—	—	—
Ian Tyler	4,000	4,000	4,000
Thad York (appointed 31 March 2015)[5]	575,096,759	—	—

1	Each of the Executive Directors will receive 50% of their total gross bonus payment for 2012/13, 2013/14 and 2014/15 in the form of shares deferred for one year and subject to claw back at the discretion of the Remuneration Committee. Once awarded these shares will count towards each Director’s shareholding requirements. A proportion of these deferred shares may be sold at the end of the deferral period to meet tax obligations relating to their acquisition/vesting.

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

2	As potential beneficiaries from outstanding awards which may be satisfied by shares held by the Trust, the Executive Directors are deemed to have an interest in all of the ordinary shares held by the Trust, which at 31 March 2015 amounted to 8,386,941 shares (31 March 2014: 26,190,167 shares and 31 March 2013: 34,598,177 shares).
3	Under the terms of the Chief Executive’s service contract for Phil Bentley, there was an obligation on the Executive to acquire shares up to a minimum of 200% of his salary within six months of joining the Company, or within 30 days of the initial award of the LTIP grant. This requirement has been met by the acquisition of 4,300,000 shares on 2 January 2014 (over 300% of his salary at the date of purchase).
4	CVBI Holdings (Barbados) Inc and Clearwater Holdings (Barbados) Limited are both ultimately controlled by John Risley. CVBI Holdings (Barbados) Inc owns 788,549,081 shares (18.2%). Clearwater Holdings (Barbados) Limited owns 57,806,055 shares (1.3%).
5	Columbus Holding LLC owns the 575,096,759 shares listed above. Thad York has no direct interest in these shares, but has been nominated to the Board by Columbus Holding LLC and represents the private office of John Malone, who ultimately controls Columbus Holding LLC.

Capital management

The Group defines capital as equity, borrowings (note 4.3) and cash and cash equivalents (note 4.2). The Group does not have any externally imposed requirements for managing capital, other than those imposed by Company Law.

The Board’s objective is to maintain a capital structure that supports the Group’s strategic objectives, including, but not limited to, reshaping the portfolio through mergers and acquisitions. In doing so the Board seeks to:

•	Manage funding and liquidity risk;

•	Optimise shareholder return; and

•	Maintain credit ratings.

This strategy is unchanged from the prior years.

Funding and liquidity risk are reviewed regularly by the Board and managed in accordance with the policies described in note 4.11.

The Articles of Association of the Company permit aggregate borrowing up to the higher of three times the adjusted capital and reserves of the Group or US$3 billion.

The Group ensures that sufficient funds and distributable reserves are held to allow payments of projected dividends to shareholders and it intends to target a sustainable and progressive dividend that reflects the underlying cash generation and growth outlook of the business. This process is managed through the Group’s budget and longer-term forecasting process.

In May 2014, the Group received total cash proceeds of US$445 million for the Monaco Disposal (note 2.8.1). In addition, the Group received US$8.6 million relating to the estimated cash, debt and working capital at completion. In line with the Board’s objectives, these proceeds were used towards the Columbus Acquisition (note 3.11.1).

In April 2013, the Group received total cash proceeds of US$501 million in respect of the Islands Disposal (note 2.8.2), excluding the Seychelles for which regulatory approval was not obtained, representing consideration of

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

US$470 million plus US$31 million of the proportionate share of net cash in the disposed businesses attributable to the Group. The Group also received US$100 million for the sale of a 25% interest in Compagnie Monégasque de Communication SAM, the holding company of Monaco, to Batelco. Proceeds were used to repay drawn bank facilities, including the revolving credit facility of US$360 million (note 4.3) and other facilities of US$38 million. In December 2013, the Group returned US$100 million to Batelco to unwind a pre-agreed option on the sale of Monaco not gaining the regulatory consents required.

In June 2013, the Group received total cash proceeds of US$807 million in respect of the Macau Disposal (note 2.8.3) representing consideration of US$750 million plus US$57 million of the proportionate share of net cash in the disposed business attributable to the Group. On 28 February 2014, the 2017 US$500 million secured bond was redeemed in full (note 4.3).

The US dollar secured bonds of US$400 million maturing in 2020 has a credit rating of Ba2 with Moody’s and BB- with Standard and Poor’s. The unsecured sterling bond repayable in 2019 has a credit rating with Standard and Poor’s of B+. As part of the Columbus Acquisition, we assumed the Columbus Senior Notes (the unsecured bonds of US$1,250 million maturing in 2021) with a credit rating of Ba3 with Moody’s and BB with Standard & Poor’s.

Foreign currency translation and hedging reserve

The foreign currency translation and hedging reserve contains exchange differences on the translation of subsidiaries with a functional currency different to the presentation currency of the Group. It also includes cumulative exchange differences arising on the translation of hedging instruments.

Capital and other reserves

At 31 March 2015, other reserves included a capital redemption reserve of US$152 million (31 March 2104—US$152 million), a revaluation reserve of US$ nil (31 March 2104—US$ nil), a fair value reserve of US$20 million (31 March 2104—US$17 million), a special reserve of US$2,137 million (31 March 2104—US$2,137 million) and a capital reserve of US$987 million (31 March 2104—US$987 million), less a reserve relating to transactions with non-controlling interests of US$5 million (31 March 2104—US$5 million) and a reserve for the repurchase of shares and put option of US$776 million (31 March 2104—US$ nil).

A merger reserve is a statutory relief from recognising share premium when issuing equity shares in order to acquire the legal entity shares of another company where specified conditions are met. The merger reserve was formed at 31 March 2015 as the Company acquired 100% of the issued share capital of Columbus and the consideration for Columbus included the issuance of shares. The put option reserve was also formed at 31 March 2015 with the Columbus Acquisition (note 4.8).

The special reserve relates to the cancellation of the share premium account of Cable & Wireless Limited (formerly Cable and Wireless Plc) in February 2004. It will reduce from time to time by the amount of any increase in the paid-up share capital and share premium account of Cable & Wireless Limited after 20 February 2004 resulting from the issue of new shares for cash or other new consideration or upon a capitalisation of distributable reserves.

On 26 March 2010, a court-approved capital reduction became effective which had the effect of creating a capital reserve of US$1,931 million which may be released, in whole or in part, to distributable reserves of the Company at the discretion (and upon the resolution) of the Board of Directors or a duly constituted committee of the Board of Directors.

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

4.11 Financial risk management

This note details our treasury management and financial risk management objectives and policies. We discuss the exposure and sensitivity of the Group to credit, liquidity, interest and foreign exchange risk and the policies in place to monitor and manage these risks.

Treasury policies have been approved by the Board for managing each of these risks including levels of authority on the type and use of financial instruments.

Treasury policy

The Group’s activities expose it to a variety of financial risks: market risk (including currency risk and interest rate risk); credit risk; and liquidity risk. The Group’s overall risk management programme seeks to minimise potential adverse effects on the Group’s financial performance. Day to day management of treasury activities is delegated to the Group’s treasury function (Treasury), within specified financial limits for each type of transaction and counterparty.

To the extent that subsidiaries undertake treasury transactions, these are governed by Group policies and delegated authorities. Material subsidiary positions are monitored by Treasury. Where appropriate, transactions are reported to the Board. All subsidiaries are required to report details of their cash and debt positions to Treasury on a monthly basis.

The key responsibilities of Treasury include funding, investment of surplus cash and the management of interest rate and foreign currency risk. The majority of the Group’s cash resources (including facilities) and borrowings are managed centrally by Treasury.

From time to time, the Group may use derivatives including forward foreign exchange contracts, interest rate swaps, cross-currency swaps and options, where appropriate, in the management of its foreign currency and interest rate exposures. The use of these instruments is in accordance with strategies agreed from time to time by Treasury and subject to policies approved by the Board. Derivatives are not used for trading or speculative purposes and derivative transactions and positions are monitored and reported by Treasury on a regular basis and are subject to policies adopted by the Board.

Exchange rate risk

The Group trades in many countries and a proportion of its revenue is generated in currencies other than US dollars. The Group is exposed to movements in exchange rates in relation to non-dollar currency payments (including external dividends, the corporate centre costs and pensions), dividend income from foreign currency denominated subsidiaries, reported profits of foreign currency denominated subsidiaries and the net asset carrying value of non-US dollar investments. Exchange risk is managed centrally by the corporate centre on a matching cash flow basis including forecast foreign currency cash repatriation inflows from subsidiaries and forecast foreign currency payments. See note 5.1.1 for key exchange rates used.

Where appropriate, the Group manages its exposure to movements in exchange rates on a net basis and from time to time may use forward foreign exchange contracts and other derivative and financial instruments to reduce the exposures created where currencies do not naturally offset in the short term. The Group will undertake hedges to minimise the exposure to individual transactions that create significant foreign exchange exposures for the Group where appropriate. Where cost-effective and possible, foreign subsidiaries are financed in their domestic currency to minimise the impact of translation of foreign currency denominated borrowings.

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

As part of the overall policy of managing the exposure arising from foreign exchange movements relating to the net carrying value of overseas investments, the Group may, from time to time, elect to match certain foreign currency liabilities against the carrying value of foreign investments.

The reported profits of the Group are translated at average rates of exchange prevailing during the year. Overseas earnings are predominately in US dollars or currencies linked to the US dollar. However, the Group also has overseas earnings in other currencies.

The Group is exposed to foreign currency risk in relation to monetary assets and liabilities that are not in the functional currency of the entity that holds them. In broad terms, based on monetary assets and liabilities as at 31 March 2015 the impact of a unilateral 10% weakening of the US dollar would have been to decrease profit from continuing operations by approximately US$34 million (at 31 March 2014—US$42 million and at 31 March 2013—US$36 million).

Interest rate risk

The Group is exposed to movements in interest rates on its surplus cash balances and variable rate loans although there is a degree of offset between the two. Treasury may seek to reduce volatility by fixing a proportion of this interest rate exposure while taking account of prevailing market conditions as appropriate.

At 31 March 2015, 69% (31 March 2014—79%) of the Group’s loans were at a fixed rate. A reduction in interest rates would have an unfavourable impact upon the fair value of the Group’s fixed rate loans. However, no debt is held for trading purposes and it is intended that it will be kept in place until maturity. As a result, there is no exposure to fair value loss on fixed rate borrowings and, as such, its effect has not been modelled.

A one percentage point increase in interest rates will have a US$4 million (2013/14—US$2 million) impact on the income received from the surplus cash balances of the Group and a US$(9) million (2013/14—US$2 million) impact on the floating rate loans of the Group. The impact on equity is limited to the impact on profit or loss.

Credit risk

Cash deposits and similar financial instruments give rise to credit risk, which represents the loss that would be recognised if a counterparty failed to perform as contracted. The carrying amount of the financial assets of the Group represents the maximum credit exposure of the Group. Management seeks to reduce this credit risk by ensuring the counterparties to all but a small proportion of the Group’s financial instruments are the core relationship banks. These banks are awarded a maximum credit limit based on ratings by Standard & Poor’s and Moody’s, the level of the banks’ credit default swap (CDS) and its associated level of tier one capital. The credit limit assigned to counterparties is monitored on a continuing basis.

The Group Treasury policy approved by the Board contain limits on exposure and prescribes the types of instrument used for investment of funds. Credit risk on receivables is discussed in note 3.1.

Liquidity risk

The Group ensures that the operating units manage their own operational liquidity supported by the corporate centre, which manages its own liquidity to meet its financial obligations of servicing and repaying external debt, external dividends, corporate centre costs and strategic initiatives. The principal source of liquidity for the corporate centre is repatriation cash inflows from the operating units supported by financing arrangements, bond issuances and asset disposals.

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

At 31 March 2015, the Group had cash and cash equivalents of US$402 million. These amounts are highly liquid and are a significant component of the Group’s overall liquidity and capital resources, which also includes the available undrawn revolving credit facilities of US$421 million.

Liquidity forecasts are produced on a regular basis to ensure the utilisation of current facilities is optimised, to ensure covenant compliance and that medium-term liquidity is maintained and for the purpose of identifying long-term strategic funding requirements. The Directors also regularly assess the balance of capital and debt funding of the Group.

At 31 March 2015, approximately 1% of the Group’s cash was invested in short-term bank deposits and money market funds (2013/14—57%).

4.12 Dividends declared and paid

Dividends are one type of shareholder return, historically paid to our shareholders twice a year in January and August.

	2014/15	2013/14	2012/13
	Audited US$m	Unaudited US$m	Unaudited US$m
Final dividend in respect of the prior year	67	67	133
Interim dividend in respect of the current year	37	33	33

Total dividend paid	104	100	166

During 2014/15, the Group declared and paid a final dividend of US2.67 cents per share in respect of 2013/2014 (2013/14—US2.67 cents per share in respect of 2012/13 and 2012/13—US5.33 cents per share in respect of 2011/12). The Group declared and paid an interim dividend of US1.33 cents per share in respect of 2014/15 (2013/14 and 2012/13—US1.33 cents per share in respect of 2013/14 and 2012/13).

In respect of 2014/15, the Directors proposed a final dividend of US2.67 cents per share (US$116 million) (2013/14 and 2012/13—US2.67 cents per share), for approval by shareholders at the AGM which was held on 21 July 2015. These financial statements do not reflect the proposed dividend, which will be accounted for in shareholders’ equity as an appropriation of retained earnings in the year ended 31 March 2016.

The Trust waived its right to dividends on the shares held in the Trust, with the exception of those shares held for Directors under the deferred bonus plan.

Section five—Other

This section includes all other notes including accounting policies and critical judgements, commitments and guarantees, licences and operating agreements, legal proceedings, related party transactions, share-based payments, subsidiaries, joint ventures and associates and events after the reporting period.

5.1 Significant accounting policies

This section sets out the Group’s accounting policies that relate to the financial statements as a whole.

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

5.1.1 Foreign currencies

a) Functional currency

Amounts included in the financial statements of each of the Group’s entities are measured using the currency of the primary economic environment in which the entity operates (the functional currency).

b) Foreign currency translation

Foreign currency transactions are translated into the functional currency using the exchange rates prevailing at the dates of the transaction. Foreign exchange gains and losses resulting from the settlement of such transactions and from the translation of monetary assets and liabilities denominated in foreign currencies are recognised through profit or loss.

c) Foreign operations

The results and financial position of all the Group entities that have a functional currency different from the Group’s presentation currency of US dollars are translated as follows:

i)	Assets and liabilities are translated at the closing rate at the reporting date;

ii)	Income and expenses are translated at rates closely approximating the rate at the date of the transactions; and

iii)	Resulting exchange differences are recognised in the foreign currency translation reserve.

Goodwill and fair value adjustments arising on the acquisition of a foreign entity are treated as assets and liabilities of the foreign entity and translated at the closing rate. On disposal of a foreign entity, accumulated exchange differences are recognised in profit or loss in the same period in which the gain or loss on disposal is recognised.

Exchange differences arising from the translation of the net investment in foreign entities are taken to shareholders’ equity. Where investments are matched in whole or in part by foreign currency loans, the exchange differences arising on the retranslation of such loans are also recorded as movements in the Group’s translation reserves and any excess taken to profit or loss.

There are no Group entities operating in a hyperinflationary economy.

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

The principal exchange rates used in the preparation of these accounts are as follows:

	2014/15	2013/14	2012/13
	Audited	Unaudited	Unaudited
£ : US$
Average	0.6206	0.6313	0.6330
Year end	0.6705	0.6059	0.6562

€ : US$
Average	0.7895	0.7461	0.7786
Year end	0.9101	0.7258	0.7694

Jamaican$ : US$
Average	112.6438	102.7058	90.4415
Year end	114.8900	109.1550	97.63

Seychelles Rupee : US$
Average	13.1440	11.9863	13.3967
Year end	13.7550	12.1713	11.7640

Colombian Peso : US$
Average	N/A	N/A	N/A
Year end	2,544.9250	N/A	N/A

Trinidad and Tobago$ : US$
Average	6.3687	6.4117	6.4054
Year end	6.3418	6.3803	6.4118

5.1.2 Property, plant and equipment

Property, plant and equipment is stated at historical cost less accumulated depreciation and impairment losses. The cost of property, plant and equipment includes labour and overhead costs arising directly from the construction or acquisition of an item of property, plant and equipment. Plant and equipment represents the Group’s network infrastructure assets.

The estimated costs of dismantling and removing assets, typically cell sites and network equipment, and restoring land on which they are located are included in the cost of property, plant and equipment. The corresponding obligation is recognised as a provision in accordance with IAS 37 Provisions, contingent liabilities and contingent assets.

Subsequent costs are included in the asset’s carrying amount or recognised as a separate asset, as appropriate, only when it is probable that the future economic benefits will flow to the Group and the cost can be measured reliably. All other subsequent costs (primarily repairs and maintenance) are charged to profit or loss as incurred.

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

Depreciation is not recognised on freehold land or assets under construction. Depreciation is provided to write-off the cost of property, plant and equipment, on a straight line basis over the estimated useful lives of the assets as follows:

Lives
Cables	up to 20 years
Network equipment	3 to 25 years
Ducting	40 years
Freehold buildings	40 years
Leasehold buildings	up to 40 years or term of lease if less

Asset useful lives are reviewed, and adjusted if appropriate, at each reporting date. An asset’s carrying amount is written down to its recoverable amount if the carrying amount is greater than its recoverable amount through sale or use.

5.1.3 Intangible assets

a) Goodwill

Goodwill represents the future economic benefits that arise from acquired assets that are not capable of being individually identified and separately recognised.

The goodwill recorded in the Group’s statement of financial position is calculated using two different methods, depending on the acquisition date, as a result of changes in accounting standards.

All business combinations that occurred since 31 March 2010 are accounted for using the acquisition method in accordance with IFRS 3 Business combinations revised. Goodwill represents the excess of the cost of an acquisition over the fair value of the Group’s share of the identifiable net assets acquired. All transaction costs are expensed as incurred.

All other business combinations are accounted for using the acquisition method in accordance with IFRS 3 Business combinations (2004). Goodwill represents the excess of the cost of an acquisition over the fair value of the Group’s share of the identifiable net assets acquired. Costs attributable to these combinations are included in the cost of acquisition.

Goodwill is not amortised and is tested annually for impairment and carried at cost less accumulated impairment losses. Goodwill is allocated to cash-generating units for the purpose of impairment testing.

b) Other intangible assets

Costs that are directly associated with the purchase and implementation of identifiable and unique software products by the Group are recognised as intangible assets. Expenditures that enhance and extend the benefits of computer software programs beyond their original specifications and lives are recognised as a capital improvement and added to the original cost of the software.

Intangible assets relating to customer contracts, customer relationships and licences obtained as part of the Group’s business combinations are recorded initially at their fair values. Following initial recognition, intangible assets are carried at cost less accumulated amortisation and accumulated impairment losses. The useful lives of intangible assets are assessed as either finite or indefinite.

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

Other intangible assets that do not have indefinite useful lives are amortised on a straight line basis over their respective lives which are usually based on contractual terms. The assessment of indefinite life is reviewed annually to determine whether the indefinite life continues to be supportable.

Lives
Software	3 to 5 years
Licences	Up to 25 years or the licence term if less
Customer contracts and relationships, brands and licences	4 to 10 years

Internally generated intangibles, excluding capitalised development costs, are not capitalised and the related expenditure is reflected in profit or loss for the period in which the expenditure is incurred.

5.1.4 Financial instruments

Financial assets

The Group classifies its financial assets into the following categories: cash and cash equivalents; trade and other receivables; financial assets at fair value through profit or loss; available-for-sale financial assets; and held-to-maturity investments. The classification depends on the purpose for which the assets are held. The Group does not currently classify any assets as held-to-maturity investments.

Management determines the classification of its financial assets at initial recognition and re-evaluates this designation at every reporting date for financial assets other than those held at fair value through profit or loss.

Cash and cash equivalents

Cash and cash equivalents comprise cash in hand and at bank, money market funds and short-term deposits with a maturity of three months or less. They are highly liquid monetary investments that are readily convertible to known amounts of cash and are subject to an insignificant risk of changes in value. The carrying value of cash and cash equivalents in the statement of financial position is considered to approximate fair value. Bank overdrafts are included within borrowings and classified in current liabilities on the statement of financial position.

Trade and other receivables

Trade and other receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market. They arise when the Group provides money, goods or services directly to a third party with no intention of trading the receivable. Trade and other receivables are presented in current assets in the statement of financial position, except for those with maturities greater than one year after the reporting date.

Receivables are recognised initially at fair value, and subsequently at amortised cost less provision for impairment.

Financial assets at fair value through profit or loss

Financial assets at fair value through profit or loss are financial assets that are either held for trading or those designated upon initial recognition. A financial asset is classified in this category if acquired principally for the

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013 purpose of selling in the short term or if so designated by management. These financial assets are recognised initially at fair value. Subsequent changes in fair value are recognised through profit or loss.

Derivative financial instruments

Derivative financial instruments are initially recognised at fair value on the date a derivative contract is entered into and are subsequently remeasured at their fair value at each reporting date. The method of recognising the resulting gain or loss depends on whether the derivative is designated as a hedging instrument and, if so, the nature of the item being hedged. Gains and losses on derivative instruments that are not designated as hedge instruments are recognised immediately through profit or loss.

The Interest Rate Option Pricing Method was used to determine the fair value of the embedded derivative associated with the Columbus Senior Notes assumed in the Columbus Acquisition (note 4.5). Derivatives embedded in host contracts are accounted for as separate derivatives and recorded at fair value if their economic characteristics and risks are not closely related to those of the host contracts and the host contracts are not held for trading or designated as fair value through profit or loss.

These embedded derivatives are measured at fair value with changes in fair value recognised in profit or loss.

Available-for-sale financial assets

Available-for-sale financial assets are non-derivative financial assets that are either designated in this category upon initial recognition or not classified in any of the other categories. They are included in non-current assets unless management intends to dispose of the investment within one year of the reporting date and such assets recognised in this category by the Group include UK and Bahamian government gilts. Purchases and disposals of available-for-sale financial assets are recognised at fair value. Subsequent changes in fair value, other than impairment losses and foreign currency differences, are recognised in other comprehensive income and presented in the fair value reserve (within Capital and Other reserves) in equity. When an asset is derecognised the gain or loss accumulated in equity is reclassified through profit or loss.

Due to the conditions attaching to the regulatory approval of the Columbus Acquisition from the Telecommunications Authority of Trinidad and Tobago, the Group was required to divest of its shareholding in TSTT within a prescribed timeframe. As significant influence was lost, TSTT was reclassified as a held for sale equity investment (note 3.8).

Financial liabilities

The Group classifies its financial liabilities into the following categories: trade and other payables; borrowings; financial liabilities at amortised cost; and financial liabilities at fair value.

Management determines the classification of its financial liabilities at initial recognition and re-evaluates this designation at every reporting date for financial liabilities other than those held at fair value.

Borrowings

Borrowings are recognised initially at fair value net of directly attributable transaction costs incurred and are subsequently measured at amortised cost. Any difference between the proceeds received (net of transaction costs) and the redemption value is recognised through profit or loss over the period of the borrowings using the

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013 effective interest method. The financial liabilities recognised in this category include secured and unsecured bonds and facilities and other loans held by the Group and are presented in borrowings in current liabilities in the statement of financial position unless the Group has an unconditional right to defer settlement of the liability for at least one year after the reporting date.

Financial liabilities at fair value

This category includes a puttable instrument on non-controlling interests relating to the acquisition of Monaco (the Monaco put option) and derivative financial instruments. The CMC put option, more fully described in note 4.6.2, was issued and redeemed during the year with no impact on profit or loss. These financial liabilities are recognised initially at fair value. Subsequent changes in fair value are recognised through profit or loss except for changes in the fair value of the Monaco put option.

The fair value of the Monaco put option is based on the present value of the redemption amount, calculated using discounted cash flow techniques, as if the puttable instrument had been exercised at the reporting date. Movements in the fair value of the liability are recognised as adjustments to goodwill in accordance with IFRS 3 Business combinations (2004). The Monaco put option, more fully described in note 4.6.1, was cancelled in the year ended 31 March 2015 with no impact on profit or loss.

Financial liabilities at amortised cost

This category includes the redemption option relating to shares issued as part of the Columbus Acquisition. The redemption options were initially recognised at the present value of the future obligations and will be amortised on a straight line basis over the redemption option period.

5.1.5 Impairment of assets

Financial assets

The Group assesses at each reporting date whether there is objective evidence that a financial asset not carried at fair value through profit or loss or a group of those financial assets is impaired.

An impairment allowance is established for trade receivables when there is objective evidence that the Group will not be able to collect all amounts due according to the original terms of the receivables.

Non-financial assets

Assets that have indefinite useful lives are not subject to amortisation and are tested annually for impairment. All other non-current assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be fully recoverable. For the purposes of assessing impairment, assets are grouped at the lowest levels for which there are separately identifiable cash flows (cash-generating units).

The Group determines any impairment by comparing the carrying values of each of the Group’s assets (or the cash-generating unit to which it belongs) to their recoverable amounts, which is the higher of the asset’s fair value less costs to sell and its value in use. Fair value represents market value in an active market. Value in use is determined by discounting future cash flows arising from the asset. Future cash flows are determined with reference to the Group’s own projections using pre-tax discount rates.

Impairment reviews involve management making assumptions and estimates, which are highly judgemental and susceptible to change.

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

5.1.6 Inventories

Inventories are stated at the lower of cost and net realisable value. Cost is the price paid less any rebates, trade discounts or subsidies. It also includes delivery charges and import duties, but does not include value added taxes or advertising and administration costs. Cost is based on the first-in, first-out (FIFO) principle. For inventories held for resale, net realisable value is determined as the estimated selling price in the ordinary course of business less costs to sell. Provision is made for obsolete and slow-moving inventories as required.

5.1.7 Share capital

Incremental costs directly attributable to the issue of new shares, standalone options or the repurchase of shares are recognised in equity against share premium.

Instruments over own shares that conveys the right to the option holder to require the Company to pay a fixed amount of cash for a fixed number of shares are classified as equity instruments and recorded in other reserves. Such instruments are not remeasured subsequently. The present value of the redemption amount of the option is recognised as a financial liability with the corresponding debit recognised in other reserves in equity.

5.1.8 Leases

All Group leases are operating leases. Payments made under operating leases, net of lease incentives or premiums received, are recognised in profit or loss on a straight line basis over the period of the lease.

5.1.9 Non-current assets and disposal groups held for sale

When the value of non-current assets is expected to be recovered principally through sale rather than through continuing usage, they are available for immediate sale in their present condition and a sale is highly probable, they are classified as assets held for sale. With the exception of deferred tax assets, assets arising from employee benefits and financial instruments, the assets held for sale are stated at the lower of their carrying amount and fair value less costs to sell.

Disposal groups are groups of assets and liabilities to be disposed of together as a group in a single transaction. They are recognised as held for sale at the reporting date and are separately disclosed as current assets and liabilities on the statement of financial position. Any amortisation and depreciation ceases when classified as held for sale.

Measurement differences arising between the carrying amount and fair value less cost of disposal are treated as impairment charges and separately disclosed.

Due to the conditions attaching to the regulatory approval of the Columbus Acquisition from Telecommunications Authority of Trinidad and Tobago, the Group was required to divest of its shareholding in TSTT within a prescribed timeframe. This required a reclassification from investments in associates to a held for sale equity investment (note 3.8).

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

5.1.10 Discontinued operations

A discontinued operation is a component of the Group where the operations and cash flows are clearly distinguished from the rest of the Group and which:

•	Represents a separate major line of business or geographical area of operations;

•	Is part of a single co-ordinated plan to dispose of a separate major line of business or geographical area of operations; or

•	Is a subsidiary acquired exclusively with a view to resale.

Classification as a discontinued operation occurs on disposal or when the operation meets the criteria to be classified as held for sale.

When an operation is classified as a discontinued operation, the comparative income statement and cash flow statement are restated as if the operation had been discontinued from the start of the comparative year.

5.1.11 Employee benefits

Defined contribution pensions

A defined contribution plan is a pension plan under which the Group pays fixed contributions to a third party. The Group has no further payment obligations once the contributions have been paid. The contributions are recognised as operating costs as they are incurred through profit or loss.

Defined benefit obligations

A defined benefit plan is a pension plan that defines an amount of pension benefit that an employee will receive on retirement, usually dependent on one or more factors such as age, years of service and compensation. These schemes are generally funded through payments to insurance companies or Trustee-administered funds, determined by periodic actuarial calculations.

The asset or liability recognised in the statement of financial position in respect of each defined benefit pension plan represents the fair value of plan assets less the present value of the defined benefit obligations at the reporting date. Assets are only recognised to the extent that the present value of the economic benefits available in the form of refunds from the plan or reductions in future contributions to the plan exceed the fair value of the plan assets less the present value of the defined benefit obligations. Defined benefit obligations for each scheme are calculated annually by independent actuaries.

The Group recognises actuarial gains and losses, arising from experience adjustments and changes in actuarial assumptions, in the period in which they occur in the statement of other comprehensive income. Past service costs are recognised immediately through profit or loss.

Current service costs and any past service costs, together with the unwinding of the discount on net plan assets or liabilities, are included within operating costs through profit or loss.

Share-based compensation

The Group operates various equity-settled, share-based compensation plans. The fair value of the employee services received in exchange for the grant of options over shares in the Company is recognised as an operating cost through profit or loss over the vesting period with a corresponding increase in other reserves in equity. The

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013 total amount to be expensed over the vesting period is determined by reference to the fair value of the options granted, which excludes the impact of any non-market vesting conditions (for example service, profitability and cash flow targets). Non-market vesting conditions are included in estimates about the number of options that are expected to vest. At each reporting date, the Group revises its estimates of the number of options that are expected to vest.

Termination benefits

Termination benefits are payable when employment is terminated before the normal retirement date or whenever an employee accepts voluntary redundancy in exchange for these benefits. The Group recognises termination benefits within other provisions when it is demonstrably committed to the action leading to the employee’s termination.

Bonus plans

The Group recognises a liability in the statement of financial position in relation to bonuses payable to employees where contractually obliged or where there is a past practice that has created a constructive obligation.

5.1.12 Tax

Tax on the profit or loss for the year comprises current and deferred tax. Tax is recognised through profit or loss except to the extent that it relates to items recognised directly in other comprehensive income and equity, in which case it is recognised in other comprehensive income or equity, respectively.

Current tax is the expected tax payable on the taxable income for the year, using rates that have been enacted or substantively enacted at the reporting date, and any adjustment to tax payable in respect of prior years.

Deferred tax is provided in full, using the liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the consolidated financial statements, except where the difference arises from:

•	The initial recognition of goodwill; or

•	The initial recognition of an asset or liability in a transaction other than a business combination, affecting neither accounting nor taxable profit.

Deferred tax is calculated using tax rates that are expected to apply to the period when the temporary differences reverse, based on rates that have been enacted or substantively enacted by the reporting date.

Deferred tax assets are recognised to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilised.

Deferred tax is provided on temporary differences arising on investments in subsidiaries and interests in joint ventures and associates, except where the timing of the reversal of the temporary difference is controlled by the Group and it is probable that the temporary difference will not reverse in the foreseeable future.

5.1.13 Provisions

Provisions are liabilities of uncertain timing or amount. They are recognised when the Group has a present legal or constructive obligation as a result of past events, it is more likely than not that an outflow of resources will be required to settle the obligation and the amount can be reliably estimated.

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

Provisions are presented in the statement of financial position at the present value of the estimated future outflows expected to be required to settle the obligation. Provision charges and reversals are recognised through profit or loss. Discount unwinding is recognised as a finance expense.

5.1.14 Revenue recognition

Group revenue, which excludes discounts, value added tax and similar sales taxes, represents the amount receivable in respect of services and goods provided to customers. It includes sales to joint ventures and associates but does not include sales by joint ventures and associates or sales between Group companies. Revenue is recognised only when payment is probable.

Revenue from services is recognised as the services are provided. In respect of services invoiced in advance, amounts are deferred until provision of the service.

Amounts payable by and to other telecommunications operators are recognised as the services are provided. Charges are negotiated separately and are subject to continual review. Revenue generated through the provision of these services is accounted for gross of any amounts payable to other telecommunications operators for interconnect fees.

Revenue from mobile, broadband, video and fixed line products comprises amounts charged to customers in respect of monthly access charges, airtime and usage, messaging and other telecommunications services. This includes data services and information provision and revenue from the sale of equipment, including handsets.

Monthly access charges from mobile, broadband, video and fixed line products are invoiced and recorded as part of a periodic billing cycle. Airtime, either from contract customers as part of the invoiced amount or from prepaid customers through the sale of prepaid credit, is recorded in the period in which the customer uses the service. Unbilled revenue resulting from services provided to contract customers from the billing cycle date to the end of each period is accrued. Unearned monthly access charges relating to periods after each accounting period are deferred.

The Group earns revenue from the transmission of content and traffic on its network originated by third-party providers. Third-party dealers and partners are also used to facilitate the sale and provision of some services and equipment sold by the Group. We assess whether revenue should be recorded gross as principal or net as agent, based on the features of such arrangements including the following factors:

•	Whether the Group holds itself out as an agent;

•	Whether the Group has latitude for establishing the price, either directly or indirectly, for example by providing additional services;

•	Provision of customer remedies;

•	Whether the Group has the primary responsibility for providing the services to the customer or for fulfilling the order; and

•	Assumption of credit risk.

Revenue from sales of telecommunications equipment is recognised upon delivery to the customer.

The total consideration on arrangements with multiple revenue generating activities (generally the sale of telecoms equipment and ongoing service) is allocated to those components that are capable of operating

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013 independently, based on the estimated fair value of the components. The fair value of each component is determined by amounts charged when sold separately and by reference to sales of equivalent products and services by third parties.

Revenue arising from the provision of other services, including maintenance contracts, is recognised over the periods in which the service is provided.

Customer acquisition costs including dealer commissions and similar payments are expensed as incurred.

5.1.15 Transactions with holders of non-controlling interests

Transactions to acquire or dispose of ownership interests in the Group’s subsidiaries that do not result in a loss of control are accounted for as equity transactions. In these cases, the carrying amounts of the controlling and non-controlling interests are adjusted to reflect the changes in the Group’s relative interest in the subsidiary. Any difference between the amount by which the non-controlling interests are adjusted and the fair value of the consideration paid or received is recognised directly in equity attributable to the owners of the Parent Company.

5.2 Critical accounting estimates and judgements

A number of estimates and assumptions have been made relating to the reporting of results of operations and the financial condition of the Group. Results may differ significantly from those estimates under different assumptions and conditions. The Directors consider that the following discussion addresses the Group’s most critical accounting estimates. These particular policies require subjective and complex assessments, often as a result of the need to make estimates about the effect of matters that are uncertain.

5.2.1 Impairment

The Directors assess property, plant and equipment and intangible assets (excluding goodwill) for impairment whenever events or changes in circumstances indicate that the carrying value is less than its recoverable amount. Factors that are considered important and that could trigger an impairment review include the following:

•	Obsolescence or physical damage;

•	Significant changes in technology and regulatory environments;

•	Significant underperformance relative to expected historical or projected future operating results;

•	Significant changes in the use of the assets or the strategy of the overall business;

•	Significant negative industry or economic trends; and

•	Significant decline in the market capitalisation relative to net book value for a sustained period.

The Directors also assess the carrying value of the Group’s interests in joint ventures and associate undertakings to identify whether there is any objective evidence of impairment.

The identification of impairment triggers is a key judgement. Where an impairment review is required, the Group generally determines recoverable amount based on value in use. The key estimates used in calculating value in use are the discount rate, revenue growth, operating cost margin and capital expenditure. Estimates are based on extrapolated approved three-year business plans.

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

In addition, the Directors test goodwill and other intangible assets with an indefinite life at least annually for impairment.

Note 3.4 sets out the assumptions and estimates used during these assessments.

5.2.2 Receivables allowance

The impairment allowance for trade receivables reflects the Group’s estimates of losses arising from the failure or inability of the Group’s customers to make required payments. The allowance is based on the ageing of customer accounts, customer creditworthiness and the Group’s historical write-off experience. Changes to the allowance may be required if the financial condition of the Group’s customers improves or deteriorates. An improvement in financial condition may result in lower actual write-offs. Historically, changes to the estimate of losses have not been material to the Group’s financial position and results.

5.2.3 Revenue recognition

Judgement is required in assessing the application of revenue recognition principles and the specific guidance in respect of Group revenue. This includes the allocation of revenue between multiple deliverables, such as the sale value of telecommunications equipment and ongoing service, where such items are sold as part of a bundled package. See note 5.1.14.

5.2.4 Tax

The calculation of the Group’s total tax charge involves a degree of estimation in respect of certain items where the tax treatment cannot be finally determined until a resolution has been reached with the relevant tax authority or, if necessary, through a formal legal process. The final resolution of some of these items may give rise to material income statement and/or cash flow variances.

The resolution of issues is not always within the control of the Group and is often dependent on the efficiency of the administrative and legal processes in the relevant tax jurisdictions in which the Group operates. Issues can, and often do, take many years to resolve. Payments in respect of tax liabilities for an accounting period result from payments on account and on the final resolution of open items. As a result, there can be substantial differences between the tax charge through profit or loss and tax payments made.

5.2.5 Pensions

The Group provides several defined benefit pension schemes for its employees. The asset or liability recognised in the statement of financial position in respect of defined benefit pension plans represents the fair value of plan assets less the present value of the defined benefit obligations at the reporting date. The expected cost of providing these defined benefit pensions will depend on an assessment of such factors as:

•	The life expectancy of the members;

•	The length of service;

•	The rate of salary progression;

•	The rate used to discount future net pension assets or liabilities; and

•	Future inflation rates.

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

The assumptions used by the Group are set out in note 3.10 and are estimates chosen from a range of possible actuarial assumptions which may not necessarily be borne out in practice but are comparable to the median estimates in this regard used by FTSE 250 companies. Changes to these assumptions could materially affect the defined benefit schemes’ liabilities and assets.

5.2.6 Business combinations

The recognition of business combinations requires the excess of the purchase price of acquisitions over the net book value of assets acquired to be allocated to the assets and liabilities of the acquired entity. The Group makes judgements and estimates in relation to the fair value allocation of the purchase price. If any unallocated portion is positive, it is recognised as goodwill and if negative, it is recognised in the income statement.

5.3 Commitments, guarantees and contingent liabilities

5.3.1 Commitments

A commitment is a contractual obligation to make a payment in the future. These amounts are not recorded in the consolidated statement of financial position since we have not yet received the goods or services from the supplier. We have a number of commitments, mainly in relation to leases and agreements to buy fixed assets. The amounts below are the minimum we are committed to pay.

Capital commitments at 31 March 2015 for the continuing Group commitments relating to the purchase of plant and equipment were US$45 million (31 March 2014—US$92 million and 31 March 2013—US$59 million). No provision has been made for these commitments. US$ nil (31 March 2014—US$10 million and 31 March 2013—US$11 million) of these commitments relate to the Group’s share of the capital commitments of its joint ventures and associates.

In addition, the Group has a number of operating commitments arising in the ordinary course of the Group’s business. The most significant of these relate to network operating and maintenance costs. In the event of default of another party, the Group may be liable to make additional contributions under the terms of the agreements.

The Group leases land and buildings and networks under various lease agreements. The leases have varying terms, escalations, clauses and renewal rights.

In the ordinary course of business, members of the Group may enter into supplier agreements with minimum order commitments. Where the minimum order commitments are not met, the Group may be liable to make additional contributions under the terms of the agreements.

The operating lease expenditure related to the year ended 31 March 2015 is disclosed in note 2.3.1. The aggregate future minimum lease payments under operating leases are:

	31 March 2015	31 March 2014	31 March 2013
	Audited US$m	Unaudited US$m	Unaudited US$m
No later than one year	49	35	39
Later than one year but not later than five years	107	76	84
Later than five years	30	20	18

Total minimum operating lease payments	186	131	141

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

In 2012, Columbus Networks entered into an agreement with one of its customers, (‘the Customer’) whereby the Customer has transferred ownership to Columbus Networks of a subsea link it had constructed to connect Haiti to Columbus Network (the ‘Haiti Link’). In exchange for transferring ownership, the Customer received capacity on the Haiti Link and other consideration, which is recorded as deferred revenue. Also as part of the agreement, Columbus Networks and the Customer are entitled to 50% of the revenue collected from the sale or lease of capacity on the Haiti Link until such time as the Customer has recovered the US$12 million cost it incurred to construct the Haiti Link. Once the Customer recovers its construction costs Columbus Networks is entitled to all revenues generated from the Haiti Link into perpetuity thereafter.

On 22 October 2004, a subsidiary of the Group became a party to the Atlantic Cable Maintenance and Repair Agreement (‘ACMA’). ACMA is a consortium of submarine cable systems that collectively share the standing costs of submarine cable system maintenance based on the number of kilometres of cable that comprises their respective cable system. The costs of repairing individual cable faults are in excess of the standing charges and are borne by the respective cable system. The original ACMA contract was twice renewed and recently extended for an additional period expiring on 31 December 2017. The subsidiary’s estimated annual minimum payments related to standing charges, net of any credits per contractual terms are approximately US$3 million.

5.3.2 Guarantees

Guarantees at the end of the year for which no provision has been made in the financial statements are as follows:

	31 March 2015	31 March 2014	31 March 2013
	Audited US$m	Unaudited US$m	Unaudited US$m
Trading guarantees	44	50	57
Other guarantees	473	329	475

Total guarantees	517	379	532

Trading guarantees

Trading guarantees principally comprise performance bonds for contracts concluded in the normal course of business, guaranteeing that the Group will meet its obligations to complete projects in accordance with the contractual terms and conditions. The nature of contracts includes projects, service level agreements, installation of equipment, surveys, purchase of equipment and transportation of materials. The guarantees contain a clause that they will be terminated on final acceptance of work to be done under the contract.

Other guarantees

Other guarantees include guarantees for financial obligations principally in respect of business disposals, letters of credit, property and other leases. The Group is party to a contingent funding agreement with the CWSF Trustees, under which the Trustees can call for a letter of credit or cash escrow in certain circumstances, such as the breach by the Group of certain financial covenants, the incurrence by the Group of secured debt above an agreed level or the failure to maintain available commitments under the revolving credit facilities of at least US$150 million.

Following the Group’s issue of the 2020 Notes in January 2012 and the consequential increase in the Group’s available secured borrowings, letters of credit totalling £100 million had been issued in favour of the CWSF

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

Trustee under the Contingent Funding Agreement. These letters of credit expired in February 2014 following the Group’sredemption of the 2017 US$500 million bonds and consequential decrease in the Group’s available secured borrowings. New letters of credit totalling £100 million (US$149 million) were put in place in connection with the Columbus Acquisition pursuant to the terms of the Contingent Funding Agreement (2012/13—US$152 million).

In addition, the Group, as is considered standard practice in such agreements, has given guarantees and indemnities in relation to a number of business disposals. Generally, liability has been capped at no more than the value of the sales proceeds, although some uncapped indemnities have been given. In relation to the sale of the Islands to Batelco International Group Holding Limited (note 2.8.2) the Group has provided a guarantee for up to US$300 million in respect of tax-related claims (until April 2020) and all other indemnity claims (until April 2015). The Group has also provided indemnities in respect of the Monaco Disposal to a private investment vehicle owned by Xavier Niel (note 2.8.1). The Group also gives warranties and indemnities in relation to certain agreements including facility sharing agreements. Some of these agreements do not contain liability caps.

The Group may be required to provide performance and payment guarantees in respect of its contractual obligations under key supplier or customer arrangements. The provision of these guarantees is made on an exceptional basis and such guarantees terminate upon full satisfaction of the relevant performance and or payment obligations.

The Group no longer provides guarantees to third parties in respect of trading contracts between third parties and the Cable & Wireless Worldwide Group (2013/14—US$ nil and 2012/13—US$1 million).

5.3.3 Contingent liabilities

Contingent liabilities are potential future cash outflows where the likelihood of payment is considered more than remote but is not considered probable or cannot be measured reliably.

Under the Separation Agreement, Cable & Wireless Communications and Cable & Wireless Worldwide (now wholly owned by Vodafone Group Plc) agree to provide each other with certain customary indemnities on a reciprocal basis in respect of liabilities which the Group may incur but which relate exclusively to the Cable & Wireless Worldwide Group and vice versa and in respect of an agreed proportion of liabilities which do not relate exclusively to one Group or the other.

While Pender, the Group’s former insurance operation, ceased to underwrite new business from April 2003, it has in the past written policies in favour of the Group and third parties. Potentially significant insurance claims have been made against Pender under certain of these third-party policies, which have also given rise to uncertainties and potential disputes with reinsurers. Significant progress has been made in resolving these claims. Details of these insurance claims and potential claims are not disclosed as such disclosure may be prejudicial to the outcome of such claims.

While the Group has ceased participation in the Merchant Navy Officers Pension Fund (MNOPF), it may be liable for contributions to fund a portion of any funding deficits which may occur in the future. At 31 March 2015, the Group has scheduled payments to the MNOPF through September 2020 totalling £1.7 million relating to the actuarial valuations made by the MNOPF Trustee as at 31 March 2006, 2009 and 2012. It is possible that the MNOPF Trustee may invoice us in the future for additional amounts to the extent that there is an actuarially determined funding deficit. It is not possible to quantify the amount of any potential additional funding liability at this time.

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

Legal proceedings are discussed in note 5.5.

5.4 Licences and operating agreements

In all countries in which it operates, the Group holds licences to operate or operating agreements. These licences and operating agreements take a variety of forms and their terms, rights and obligations vary significantly. The Group assumes that it will renew these licences and operating agreements as they expire. Previous history indicates this is the most likely outcome.

The Group is currently in the process of renewing its mobile licences in Antigua and Barbuda.

In December 2014, the Group’s Anguilla telecommunications licence was renewed for a term of 10 years expiring in December 2024. It was also confirmed that the licence in Montserrat has been renewed for a term expiring in September 2022.

The Columbus subsidiaries operate their local businesses under the applicable telecommunications licences for each jurisdiction. As part of the regulatory clearance process connected with the Columbus Acquisition, the Group is well advanced in the process of obtaining consents from regulators, where required, for the indirect change of control in the Columbus subsidiaries arising from the Columbus Acquisition.

The Group does not have any concession agreements with governments that fall within the scope of IFRIC 12 Service concession arrangements.

On demerger of the Cable & Wireless Worldwide business, the Cable & Wireless brand was transferred to a joint venture entity owned by, and for the continuing use of, the Cable & Wireless Communications and Cable & Wireless Worldwide Groups. As part of this transfer, Cable & Wireless Communications received a royalty-free licence, granting rights to use the Cable & Wireless brand in all of the Group’s current operating jurisdictions and the wider Caribbean and South American regions. These licence arrangements remain in force despite Vodafone Group Plc’s acquisition of Cable & Wireless Worldwide Group in July 2012.

There were no other significant changes to the terms of the licences held by the Group’s subsidiaries or operating agreements with governments during the periods presented.

5.5 Legal proceedings

In the ordinary course of business, the Group is involved in litigation proceedings, regulatory claims, investigations and reviews. The facts and circumstances relating to particular cases are evaluated in determining whether it is more likely than not that there will be a future outflow of funds and, once established, whether a provision relating to a specific case is necessary or sufficient. Accordingly, significant management judgement relating to provisions and contingent liabilities is required since the outcome of litigation is difficult to predict.

Cable & Wireless Jamaica Limited was the defendant to legal proceedings brought against it by Digicel Jamaica. The dispute related to certain amounts claimed by Digicel as due to them for interconnection. Group management believed that all deductions made by Cable & Wireless Jamaica Limited from amounts paid to Digicel were validly made in accordance with determinations and orders issued by the relevant local regulator. Cable & Wireless Jamaica Limited and Digicel Jamaica entered into a conditional settlement agreement in relation to interconnection charges bringing this dispute to a conclusion.

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

In 2006, a subsidiary, Columbus Communications Trinidad Limited (‘Columbus Trinidad’), acquired physical and intangible assets from Trinidad and Tobago Trans-Cable Company Unlimited (‘T&T Trans-Cable’). In September 2012, T&T Trans-Cable (which is an ultimately wholly owned subsidiary of Columbus International Inc.) received various notices of assessment from the Board of Inland Revenue (‘BIR’) of the Government of the Republic of Trinidad and Tobago with respect to Columbus Trinidad’s acquisition of these assets, raising a tax assessment for the sale of fixed and intangible assets on the grounds that the purchase price for the fixed and intangible assets represented income to T&T Trans-Cable, that the purchase price was a distribution to the T&T Trans-Cable shareholders, and that Value Added Tax was payable on the proceeds from the sale of the T&T Trans-Cable fixed assets. Columbus Trinidad objected to the BIR assessments in October 2012. On 3 November 2014, Columbus Trinidad received notice that BIR has rejected this objection; Columbus Trinidad objected to the BIR notice on 26 November 2014. Management believes that the BIR assessments are not in accordance with Trinidad and Tobago tax law; consequently they consider no provision for any liability is required.

5.6 Related party transactions

The related parties identified by the Directors include joint ventures, associated undertakings, investments and key management personnel.

To enable users of our financial statements to form a view about the effects of related party relationships on the Group we disclose the related party relationship when control exists, irrespective of whether there have been transactions between the related parties.

Transactions with joint ventures and associates

All trade transactions with joint ventures and associates arise in the normal course of business and primarily relate to fees for use of the Group’s products and services, network and access charges. Group subsidiaries had transactions with Telecommunications Services of Trinidad and Tobago Ltd and Seychelles Cable System Limited during the year. The transactions were in relation to the sale and purchase of telecommunication services. In respect of these transactions, US$3 million has been reported within revenue and US$2 million in cost of sales in 2014/15 (2013/14—US$3 million and US$2 million, 2012/13—US$3 million and US$2 million respectively).

The Group received dividends of US$ nil from joint ventures and associates in 2014/15 (2013/14—US$4 million and 2012/13—US$6 million). At 31 March 2015, joint ventures and associates owed US$ nil (31 March 2014—US$2 million, 31 March 2013—US$2 million) in respect of trading balances.

There were no other material trade transactions with joint ventures and associates during the year.

Transactions with key management personnel

There have been no transactions with key management personnel of the Group other than the Director and key management remuneration for 2014/15.

For the year ended 31 March 2014 and 2013

A Director’s spouse held bonds issued by Cable and Wireless International Finance BV. The Director resigned during 2013/14. These bonds had a nominal value at 31 March 2013 of US$731,472 (£480,000). The interest

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013 earned on those bonds during 2013/14 until resignation was US$49,408 which has been paid in full (2012/13—US$65,404 of which US$1,037 remained unpaid at 31 March 2013).

A Director’s spouse held bonds issued by Cable & Wireless Limited. The Director resigned during 2012/13 ended 31 March 2013. The interest earned on those bonds during the period starting 1 April 2012 until resignation was US$344 which has been paid in full.

Two children of a Director held bonds issued by Cable and Wireless International Finance BV. The Director resigned during 2013/14. These bonds had a nominal value at 31 March 2013 of US$761,950 (£500,000). The interest earned on those bonds during 2013/14 until resignation was US$51,466 which has been paid in full (2012/13—US$68,128 of which US$1,080 remained unpaid at 31 March 2013).

During the year ended 31 March 2013, a Director purchased a car from the Company for market value.

Director and key management remuneration is disclosed in note 2.3.3.

Transactions with other related parties

There are no controlling shareholders of the Group as defined by IFRS. There have been no material transactions with the shareholders of the Group.

Pensions contributions to Group schemes are disclosed in note 3.10.

The Group has US$56 million of loans receivable and US$20 million of other receivables with legal entities controlled by Brendan Paddick, CVBI Holdings (Barbados) Inc. and Clearwater Holdings (Barbados) Limited as of 31 March 2015.

The loan receivable of US$56 million relates to the two-year term facility agreement for US$74 million that was entered into on 27 March 2015. The interest rate on the term loan facility is based on the Group’s cost of borrowing and payable in arrears.

Other than the parties disclosed above, the Group has no other material related parties.

5.7 Share-based payments

We have a number of share plans used to award shares to Directors and employees as part of their remuneration package. A charge is recognised in the consolidated income statement to record the cost of these, based on the fair value of the award on the grant date. For further information on how this is calculated refer to ‘share-based compensation’ under significant accounting policies in note 5.1.11. Additional information on options and shares granted to Directors can be found in note 2.3.3.

Accounting policy detailed in note 5.1.11.

Share option schemes

The Group does not currently have outstanding share option awards over its own shares (2013/14 and 2012/13—nil) other than awards of performance shares granted as nil-cost options. There are no outstanding share option awards relating to options granted by Cable and Wireless plc to senior employees (2013/14—no options

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013 outstanding and 2012/13—1,246,303 outstanding options). These options were originally granted over Cable and Wireless plc shares at exercise prices between 101 to 154 pence. All options have vested in full. Subsequent to the demerger, these options were redesignated as an option over a stapled unit of one share in Cable & Wireless Communications Plc and one share in Cable & Wireless Worldwide plc (an unrelated company). The share price of Cable & Wireless Communications Plc at 31 March 2013 and the final share price of Cable & Wireless Worldwide plc prior to its takeover by Vodafone Group Plc were such that the obligation for these stapled unit options was US$ nil.

During the year, 17,049,197 options were exercised (2013/14 and 2012/13—no options were exercised). No options lapsed during the year (2013/14—1,246,303 and 2012/13—6,464,381).

Other equity instrument awards

Performance shares

Executive Directors and other senior executives can receive awards of performance shares at nil cost. For details of performance shares award to Executive Directors, refer to note 2.3.3.

The vesting of outstanding performance shares granted in June 2010 and 2011 are subject to Cable & Wireless Communications Plc absolute TSR performance conditions. For the performance shares granted in January 2013, performance is based on a combination of relative TSR against a bespoke comparator group and earnings per share (EPS) performance measures. For the performance shares granted in May 2013 performance is based on relative TSR against a bespoke comparator group. For the performance shares granted in December 2013, January 2014, May 2014 and July 2014 performance is based on non-market performance measures.

A dividend award supplement operates on all these awards. Dividends that would have been paid on the performance shares which vest will be regarded as having been reinvested in additional shares at the notional date of distribution.

Restricted Share Plan

Restricted shares are awarded to senior management and selected other employees, primarily as a retention or a recruitment tool. Generally, restricted shares vest over periods of one to three years from grant date.

Cable & Wireless Communications Share Purchase Plan

The Company also offered its employees, who are chargeable to income tax under Section 15 Income Tax (Earnings and Pensions) Act 2003, the opportunity to participate in the Cable & Wireless Communications Share Purchase Plan which is a HMRC-approved share incentive plan. Under the share purchase plan, employees could contribute up to £1,500 or 10% of salary each tax year (whichever is the lower), to buy partnership shares in the Company, and the Company offered a matching award of one share for each partnership share purchased. From 13 April 2012, the share purchase plan is no longer offered. The existing shares will remain in the plan until such time as they would ordinarily vest in accordance with plan rules.

The Cable & Wireless Communications Share Ownership Trust

The Cable & Wireless Communications Share Ownership Trust (the Trust) is a discretionary trust, which was funded by loans from Cable & Wireless Limited, a wholly owned Group company, to acquire and hold shares in Cable & Wireless Communications Plc.

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

At 31 March 2015, the Trust held 9,140,970 shares in Cable & Wireless Communications Plc (of which 754,029 are shares awarded to the Executive Directors under the Deferred Bonus Plan and which carry dividend rights) with a market value of US$9 million.

At 31 March 2014, the Trust held 26,190,167 shares in Cable & Wireless Communications Plc (of which 1,530,526 are shares awarded to the Executive Directors under the Deferred Bonus Plan and which carry dividend rights) with a market value of US$23 million.

At 31 March 2013, the Trust held 34,598,177 shares in Cable & Wireless Communications Plc (of which 2,780,411 are shares awarded to the Executive Directors under the Deferred Bonus Plan and which carry dividend rights) with a market value of US$22 million. The remaining shares in Cable & Wireless Worldwide plc were sold during 2012/13.

Share awards

The equity instruments granted during the year can be summarised as follows:

	Awards of Cable & Wireless Communications Plc shares granted during 2014/15			Awards of Cable & Wireless Communications Plc shares granted during 2013/14			Awards of Cable & Wireless Communications Plc shares granted during 2012/13
Award	Shares	Weighted average fair value (pence/ share)	Features incorporated in schemes	Shares	Weighted average fair value (pence/ share)	Features incorporated in schemes	Shares	Weighted average fair value (pence/ share)	Features incorporated in schemes
	Audited			Unaudited			Unaudited
Restricted shares	12,990,348	60	—	1,472,110	43	—	260,400	42	—
Share purchase plan scheme (matching shares)	—	—	—	—	—	—	24,095	31	—
Performance shares—May 2013	—	—	—	9,327,338	28	TSR conditions	—	—	—
Performance shares—May 2014, June 2014 and July 2014	15,209,991	53	TSR conditions and non- market performance measures	—	—	—	—	—	—
Performance shares—December 2013 and January 2014	—	—	—	14,110,468	55	Non-market performance measures	13,706,646	27	TSR conditions and EPS performance measures

Only the performance share grants made during 2012/13 and 2011/12 have performance criteria attached. A fair value exercise was completed for grants made during 2014/15 and 2013/14 using the Monte Carlo method.

The Monte Carlo pricing model assumptions used in the pricing of the performance share grants in 2014/15, 2013/14 and 2012/13 were:

	2014/15	2013/14	2012/13
	Audited	Unaudited	Unaudited
Weighted average share price (pence per share)	52.80	43.90	37.70
Dividend yield	0.0%	0.0%	0.0%
Expected volatility	28.0% – 30.3%	32.1%	34.7%
Risk-free interest rates	1.02% – 1.25%	0.48%	0.45%
Expected life in years	3.0 – 3.39	3.0	3.0

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

The total expense during the year related to equity settled share-based payments was US$5 million (2013/14— US$6 million and 2012/13—US$4 million). A summary of the outstanding share awards at 31 March 2015, 31 March 2014 and 31 March 2013 are as follows:

	31 March 2015		31 March 2014		31 March 2013
Award	Number of shares outstanding	Weighted average remaining life (rounded to nearest year)	Number of shares Outstanding	Weighted average remaining life (rounded to nearest year)	Number of shares outstanding	Weighted average remaining life (rounded to nearest year)
	Audited		Unaudited		Unaudited
Restricted shares	13,350,706	3	585,685	1	471,297	2
Restricted shares (LTIP)	—	—	2,198,490	—	6,909,542	1
Share purchase plan scheme (matching shares)	120,556	—	220,496	—	278,446	—
Performance shares	43,766,442	2	45,754,681	2	29,677,414	2

5.8 Subsidiaries, joint ventures and associates

The Group comprises a large number of companies and it is not practical to include all of them in this list. The list therefore only includes those companies whose results or financial position, in the opinion of the Directors, principally affect the figures shown in the Group’s financial statements.

Refer to note 3.7 for investments in joint ventures and associates.

Accounting policy detailed in note 1.2.1.

Continuing operations as at 31 March 2015 (Audited)	Ownership of ordinary shares %	Country of incorporation	Area of operation
Subsidiaries
The Bahamas Telecommunications Company Ltd	49	The Bahamas	The Bahamas
Cable & Wireless Jamaica Ltd	82	Jamaica	Jamaica
Cable & Wireless Panama, SA	49	Panama	Panama
Cable & Wireless (Barbados) Ltd	81	Barbados	Barbados
Cable and Wireless (West Indies) Ltd	100	England	Caribbean
Cable & Wireless Ltd	100	England	England
Sable International Finance Ltd	100	Cayman	England
Cable and Wireless International Finance BV	100	Netherlands	England
Columbus International Inc.	100	Barbados	Caribbean/ Latin America
Columbus Communications (Trinidad) Limited	100	Trinidad and Tobago	Trinidad and Tobago
Columbus Communications Jamaica Limited	100	Jamaica	Jamaica
Columbus Networks Limited	100	Barbados	Caribbean/ Latin America
Joint ventures and associates
Cable & Wireless Trade Mark Management Ltd	50	England	N/A

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

Full details of all subsidiary undertakings, joint ventures and associates will be attached to the Company’s next annual return, to be filed with the Registrar of Companies in England and Wales.

The following table summarises the information relating to each of the Group’s subsidiaries that has material non-controlling interests (NCI); before any intra-group eliminations:

Continuing operations as at 31 March 2015 (Audited)	Panama[1]	The Bahamas[2]	Jamaica	Barbados	Other subsidiaries[3]	Total
	US$m	US$m	US$m	US$m	US$m	US$m
Ownership interests held by NCI	51%	51%	18%	19%	20 – 30%
Revenue	636	348	190	154	85
Profit/(loss)	108	53	(66)	(20)	7
Other comprehensive income/(loss)	1	—	9	(2)	—
Total comprehensive income/(loss)	109	53	(57)	(22)	7
Profit/(loss) attributable to NCI	55	27	(12)	(4)	2	68
Total comprehensive income/(loss) attributable to NCI	55	27	(10)	(4)	2	70
Non-current assets	714	364	189	138	101
Current assets	212	120	73	48	29
Non-current liabilities	(310)	(6)	(443)	(38)	(5)
Current liabilities	(258)	(129)	(94)	(115)	(25)
Net assets/(liabilities)	358	349	(275)	33	100
Net assets/(liabilities) attributable to NCI	183	178	(50)	6	23	340
Cash flows from operating activities	223	107	18	64	16
Cash flows from investing activities	(124)	(74)	(67)	(64)	(7)
Cash flows from/(used in) financing activities	(101)	(46)	9	(1)	(3)
Net (decrease)/increase in cash and cash equivalents	(2)	(13)	(40)	(1)	6
Dividends paid to NCI during the year	63	22	—	—	1	86

1	The Company holds 49% of the share capital but regards CWP as a subsidiary because it controls the majority of the Board of Directors through a shareholders’ agreement.
2	The Bahamas Government holds 49% non-controlling interests in BTC. On 24 July 2014, the Company completed the transfer of share capital from our holding, representing 2% of the total issued share capital in BTC, to The BTC Foundation, a charitable trust dedicated to investing in projects for the benefit of Bahamians. The Company currently holds 49% of the share capital but regards BTC as a subsidiary because it controls the majority of the Board of Directors through a shareholders’ agreement.
3	‘Other subsidiaries’ includes Dominica, Grenada and St Kitts as the NCI for these subsidiaries is not material individually but is material in the aggregate.

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

	Continuing					Discontinued
as at 31 March 2014 (Unaudited)	Panama[1]	The Bahamas	Jamaica	Barbados	Other subsidiaries[2]	Macau[3]	Total
	US$m	US$m	US$m	US$m	US$m	US$m	US$m
Ownership interests held by NCI	51%	49%	18%	19%	20 – 30%
Revenue	576	354	181	157	84	121
Profit/(loss)	103	72	(34)	(25)	6	25
Other comprehensive income/(loss)	—	3	17	(1)	(3)	—
Total comprehensive income/(loss)	103	75	(17)	(26)	3	25
Profit/(loss) attributable to NCI	53	35	(6)	(5)	2	13	92
Total comprehensive income/(loss) attributable to NCI	53	36	(3)	(5)	1	12	94
Non-current assets	662	339	159	159	95
Current assets	221	123	67	40	25
Non-current liabilities	(288)	(5)	(364)	(44)	(5)
Current liabilities	(222)	(116)	(80)	(102)	(22)
Net assets/(liabilities)	373	341	(218)	53	93
Net assets/(liabilities) attributable to NCI	190	167	(39)	10	22		350
Cash flows from/(used in) operating activities	226	104	(27)	15	22
Cash flows from investing activities	(179)	(50)	(34)	(32)	(5)
Cash flows (used in)/from financing activities	(56)	(58)	59	25	17
Net (decrease)/increase in cash and cash equivalents	(9)	(4)	(2)	8	34
Dividends paid to NCI during the year	44	30	—	—	2		76

1	The Company currently holds 49% of the share capital but regards CWP as a subsidiary because it controls the majority of the Board of Directors through a shareholders’ agreement.
2	‘Other subsidiaries’ includes Dominica, Grenada and St Kitts as the NCI for these subsidiaries is not material individually but is material in the aggregate.
3	Macau was disposed of on 20 June 2013.

5.9 Events after the reporting period

Where the Group receives information in the period between 31 March 2015 and the date of this report about conditions related to certain events that existed at the year end, we update our disclosures that relate to these conditions in light of the new information. Such events can be categorised as adjusted or non-adjusting depending on whether the conditions existed at 31 March 2015. If non-adjusting events after the year end are material, non-disclosure could influence the economic decisions that users make on the basis of the financial statements.

Cable & Wireless Communications Plc

Notes to the consolidated financial statements — Continued

for the years ended 31 March 2015, 31 March 2014 and 31 March 2013

Accordingly, for each material category of non-adjusting event after the reporting period we disclose in this section the nature of the event and an estimate of its financial effect, or a statement that such an estimate cannot be made.

The acquisition of Columbus by the Company constituted a change of control of Columbus for the purposes of the Columbus Senior Notes. The Columbus Senior Notes indenture includes a change of control provision requiring Columbus to make an offer to the holders of the Columbus Senior Notes to purchase the Columbus Senior Notes at 101% of their principal amount, plus accrued and unpaid interest and related fees. This offer was launched on 31 March 2015 and expired on 28 April 2015. None of the Columbus Senior Notes were tendered.

On 16 November 2015, Liberty Global announced, pursuant to Rule 2.7 of the UK City Code on Takeovers and Mergers, the terms of a recommended acquisition pursuant to which Liberty Global would acquire CWC for shares of Liberty Global in a scheme of arrangement (the CWC Acquisition). Under the terms of the transaction, CWC shareholders will be entitled to receive up to, in the aggregate: 31,651,616 Liberty Global Class A Shares, 77,488,978 Liberty Global Class C Shares, 3,648,524 LiLAC Class A Shares and 8,939,328 LiLAC Class C Shares. Further, CWC shareholders would be entitled to receive a special dividend in the amount of £0.03 ($0.0442) per CWC share promptly following the closing of the transaction, which would be in lieu of any previously-announced CWC dividend. Completion of the CWC Acquisition, which is expected to occur during the second quarter of 2016, is subject to, among other conditions, Liberty Global and CWC shareholder approvals, certain regulatory approvals and court sanction of the scheme of arrangement.

On 13 November 2015, regulatory approval was obtained from the FCC, which would permit the acquisition of the Columbus Carve-Out Entities by the Group. This has yet to occur due to Liberty Global’s pending acquisition of the Company.

5.9.1 Accounts approval

These accounts were approved by the Board of Directors on 20 January 2016 and authorised for issue.

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Cable & Wireless Communications Plc

Unaudited condensed consolidated income statement

		Six months ended 30 September 2015		Six months ended 30 September 2014
Continuing operations	Note	Total US$m		Total US$m
Revenue	5	1,179		848
Operating costs before depreciation and impairment and amortisation		(782)		(571)
Depreciation and impairment		(149)		(104)
Amortisation		(52)		(19)
Other operating expense		(5)		(2)

Group operating profit	5	191		152
Share of result of joint ventures and associates		(1)		11

Total operating profit		190		163
Finance income		3		3
Finance expense		(194)		(34)

(Loss)/profit before income tax		(1)		132
Income tax expense		(19)		(29)

(Loss)/profit for the period from continuing operations		(20)		103

Discontinued operations
Profit for the period from discontinued operations	6	—		354

(Loss)/profit for the period		(20)		457

Attributable to:
Owners of the Parent Company		(56)		402
Non-controlling interests		36		55

(Loss)/profit for the period		(20)		457

(Loss)/earnings per share attributable to the owners of the Parent Company (cents per share)
Total Group:
– Basic		(1.3	)c	16.0c
– Diluted		(1.3	)c	15.9c
Continuing operations:
– Basic		(1.3	)c	1.9c
– Diluted		(1.3	)c	1.9c
Discontinued operations:
– Basic		—		14.1c
– Diluted		—		14.0c

The accompanying notes are an integral part of these condensed consolidated financial statements.

Cable & Wireless Communications Plc

Unaudited condensed consolidated statement of comprehensive income

	Note	Six months ended 30 September 2015 US$m	Six months ended 30 September 2014 US$m
(Loss)/profit for the period		(20)	457

Other comprehensive (expense)/income for the period comprised:
Items that will not be reclassified to profit or loss in subsequent periods:
Actuarial losses in the value of defined benefit pension schemes	12	(29)	(40)
Income tax relating to items that will not be reclassified to profit or loss		—	—

Total items that will not be reclassified to profit or loss in subsequent periods:		(29)	(40)

Items that may be reclassified to profit or loss in subsequent periods:
Exchange differences on translation of foreign operations		(13)	(8)
Foreign currency translation reserves recycled on disposal of operations		—	(92)
Fair value (loss)/gain on available-for-sale financial assets		(1)	2
Income tax relating to items that may be reclassified to profit and loss		—	—

Total items that may be reclassified to profit or loss in subsequent periods:		(14)	(98)

Other comprehensive expense for the period, net of tax		(43)	(138)

Total comprehensive (loss)/income for the period		(63)	319

Attributable to:
Owners of the Parent Company		(100)	263
Non-controlling interests		37	56

		(63)	319

The accompanying notes are an integral part of these condensed consolidated financial statements.

Cable & Wireless Communications Plc

Unaudited condensed consolidated statement of financial position

	Note	30 September 2015 US$m	31 March 2015 US$m	30 September 2014 US$m
ASSETS
Non-current assets
Intangible assets	8	3,014	2,965	183
Property, plant and equipment	9	2,610	2,587	1,496
Investments in joint ventures and associates		1	1	166
Available-for-sale financial assets	11	59	59	59
Financial assets at fair value through profit or loss	11	13	14	—
Other receivables		154	155	155
Deferred tax assets		43	39	20
Retirement benefit assets	12	16	17	20

		5,910	5,837	2,099

Current assets
Trade and other receivables		607	557	434
Inventories		57	50	45
Loans to related parties		56	56	—
Cash and cash equivalents	10	151	402	438

		871	1,065	917
Assets held for sale		162	165	15

		1,033	1,230	932

Total assets		6,943	7,067	3,031

LIABILITIES
Current liabilities
Trade and other payables		743	851	581
Borrowings	10	152	82	69
Financial liabilities at amortised cost	11	279	—	—
Provisions	7	90	129	96
Current tax liabilities		122	125	117

		1,386	1,187	863

Net current (liabilities)/assets		(353)	43	69

Non-current liabilities
Trade and other payables		316	305	22
Borrowings	10	2,831	2,686	833
Financial liabilities at amortised cost	11	645	879	—
Deferred tax liabilities		212	215	30
Provisions	7	94	110	47
Retirement benefit obligations	12	195	209	191

		4,293	4,404	1,123

Net assets		1,264	1,476	1,045

EQUITY
Capital and reserves attributable to the owners of the Parent Company
Share capital		224	224	133
Share premium		260	260	97
Reserves		438	652	451

		922	1,136	681
Non-controlling interests		342	340	364

Total equity		1,264	1,476	1,045

The accompanying notes are an integral part of these condensed consolidated financial statements.

Cable & Wireless Communications Plc

Unaudited condensed consolidated statement of changes in equity

	Share capital US$m	Share premium US$m	Foreign currency translation and hedging reserve US$m	Capital and other reserves US$m	Retained earnings US$m	Total US$m	Non- controlling interests US$m	Total equity US$m
Balance at 1 April 2014	133	97	18	3,288	(3,047)	489	350	839

Profit for the period	—	—	—	—	402	402	55	457
Actuarial losses recognised (net of tax)	—	—	—	—	(40)	(40)	—	(40)
Foreign currency translation reserves recycled on disposal of operations	—	—	(92)	—	—	(92)	—	(92)
Exchange differences on translation of foreign operations	—	—	(9)	—	—	(9)	1	(8)
Fair value movements in available-for-sale financial assets	—	—	—	2	—	2	—	2

Total comprehensive (expense)/income for the period	—	—	(101)	2	362	263	56	319

Equity share-based payments	—	—	—	—	2	2	—	2
Dividends	—	—	—	—	(67)	(67)	—	(67)

Total dividends and other transactions with owners of the Parent Company	—	—	—	—	(65)	(65)	—	(65)

Dividends paid to non-controlling interests	—	—	—	—	—	—	(48)	(48)
Transfer on sale of subsidiary	—	—	—	—	(6)	(6)	6	—

Total dividends and other transactions with non-controlling interests	—	—	—	—	(6)	(6)	(42)	(48)

Balance at 30 September 2014	133	97	(83)	3,290	(2,756)	681	364	1,045

Balance at 1 April 2015	224	260	(120)	3,724	(2,952)	1,136	340	1,476

(Loss)/profit for the period	—	—	—	—	(56)	(56)	36	(20)
Actuarial losses recognised (net of tax)	—	—	—	—	(29)	(29)	—	(29)
Exchange differences on translation of foreign operations	—	—	(14)	—	—	(14)	1	(13)
Fair value movements in available-for-sale financial assets	—	—	—	(1)	—	(1)	—	(1)

Total comprehensive (expense)/income for the period	—	—	(14)	(1)	(85)	(100)	37	(63)

Equity share-based payments	—	—	—	—	2	2	—	2
Dividends	—	—	—	—	(116)	(116)	—	(116)

Total dividends and other transactions with owners of the Parent Company	—	—	—	—	(114)	(114)	—	(114)

Dividends paid to non-controlling interests	—	—	—	—	—	—	(35)	(35)

Total dividends and other transactions with non-controlling interests	—	—	—	—	—	—	(35)	(35)

Balance at 30 September 2015	224	260	(134)	3,723	(3,151)	922	342	1,264

The accompanying notes are an integral part of these condensed consolidated financial statements.

Cable & Wireless Communications Plc

Unaudited condensed consolidated statement of cash flows

	Six months ended 30 September 2015 US$m	Six months ended 30 September 2014 US$m
Cash flows from operating activities
Cash generated from operations—continuing operations	141	171
Cash generated from operations—discontinued operations	—	1
Income taxes paid—continuing operations	(23)	(21)

Net cash from operating activities	118	151

Cash flows from investing activities
Finance income	3	2
Purchase of property, plant and equipment	(253)	(183)
Purchase of intangible assets	(12)	(7)
Acquisition of subsidiaries and non-controlling interests (net of cash received)	—	(37)

Net cash used in continuing operations	(262)	(225)
Disposal proceeds (net of cash disposed and transaction costs) for discontinued operations	—	403
Other discontinued operations	—	(1)

Discontinued operations	—	402

Net cash (used in)/from investing activities	(262)	177

Net cash flow before financing activities	(144)	328

Cash flows from financing activities
Dividends paid to owners of the Parent Company	(116)	(67)
Dividends paid to non-controlling interests	(35)	(48)
Repayments of borrowings	(784)	(112)
Proceeds from borrowings	990	156
Finance costs	(163)	(27)

Net cash used in continuing operations	(108)	(98)

Net cash used in financing activities	(108)	(98)

Net decrease in cash and cash equivalents—continuing operations	(252)	(173)
Net increase in cash and cash equivalents—discontinued operations	—	403
Cash and cash equivalents at 1 April	402	208
Exchange differences on cash and cash equivalents	1	—

Cash and cash equivalents at 30 September	151	438

The accompanying notes are an integral part of these condensed consolidated financial statements.

Cable & Wireless Communications Plc

Unaudited reconciliation of net (loss)/profit to cash generated from operations

Continuing operations	Six months ended 30 September 2015 US$m	Six months ended 30 September 2014 US$m
(Loss)/profit for the period	(20)	103
Adjustments for:
Tax expense	19	29
Depreciation and impairment	149	104
Amortisation	52	19
Finance income	(3)	(3)
Finance expense	194	34
Other operating expense	5	2
Decrease in provisions	(55)	(26)
Employee benefits	5	7
Defined benefit pension scheme contributions	(48)	(53)
Share of result of joint ventures and associates	1	(11)

Operating cash flows before working capital changes	299	205

Changes in working capital (excluding the effects of acquisitions and disposals of subsidiaries)
Increase in inventories	(7)	(4)
Increase in trade and other receivables	(60)	(31)
(Decrease)/increase in trade and other payables	(91)	1

Cash generated from operations	141	171

The accompanying notes are an integral part of these condensed consolidated financial statements.

Cable & Wireless Communications Plc

Notes to the Unaudited Condensed Consolidated Financial Statements

1. Reporting entity

Cable & Wireless Communications Plc is a company registered in England and Wales. In these notes the terms the Company, CWC, CWC Group or the Group may refer, as the context requires, to Cable & Wireless Communications Plc or collectively to Cable & Wireless Communications Plc and its subsidiaries. The unaudited condensed consolidated interim financial statements for the six months ended 30 September 2015 (the CWC Interim Financial Statements) cover the Group and the Group’s interests in joint venture and associate entities.

2. Basis of preparation

The interim financial statements have been prepared in accordance with the Disclosure and Transparency Rules of the Financial Conduct Authority and IAS 34 Interim Financial Reporting. They do not include all of the information required for full annual financial statements and do not constitute statutory accounts within the meaning of section 434(3) of the Companies Act 2006. The interim financial statements should be read in conjunction with the consolidated financial statements of the Group for the three years ended 31 March 2015, which were prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board, and the Companies Act 2006. Income tax expense in the interim period is based on our best estimate of the weighted average annual income tax rate expected for the full financial year.

Accounts for the year ended 31 March 2015 have been reported on by the Group’s auditors. The report of the auditors was unqualified, did not include any emphasis of matter and did not contain a statement under section 498(2) or 498(3) of the Companies Act 2006.

The Directors have made an assessment of the Group’s ability to continue in operational existence for the foreseeable future and are satisfied that it is appropriate to continue to adopt the going concern basis of accounting in preparing the financial statements.

Unless otherwise stated, all figures are reported in US dollars and are rounded to the nearest million.

The CWC Interim Financial Statements were approved by the Board of Directors on 20 January 2016.

3. Significant accounting policies and principles

The accounting policies applied by the Group in the CWC Interim Financial Statements are the same as those applied by the Group in its consolidated financial statements for the three years ended 31 March 2015. On 1 April 2014, the Group adopted certain new and revised accounting standards and interpretations as detailed in the consolidated financial statements for the three years ended 31 March 2015 to comply with the specific requirements of IFRS. None of these had a material impact on the Group’s consolidated results, financial position or cash flows.

4. Estimates

The preparation of the CWC Interim Financial Statements requires management to make estimates and assumptions that affect the application of accounting policies and the reported amounts of assets and liabilities, income and expense. Actual results may differ from these estimates.

In preparing the CWC Interim Financial Statements, the significant judgements made by management in applying the Group’s accounting policies and the key sources of estimation and uncertainty were the same as those that applied to the consolidated financial statements for the three years ended 31 March 2015.

Cable & Wireless Communications Plc

Notes to the Unaudited Condensed Consolidated Financial Statements — Continued

5. Segment information

The Group has five principal operations which have been identified as its reportable segments comprising ‘Caribbean’, ‘Panama’, ‘BTC’, ‘Networks and LatAm’, and ‘Seychelles’.

Earnings before interest, tax, depreciation and amortisation and before exceptional items (EBITDA) is the primary measure used to evaluate segment operating performance. EBITDA is a key factor that is used by our internal decision makers to determine how to allocate resources to the Company’s segments.

As management progresses with the integration of Columbus International Inc. (Columbus or Columbus Group), certain aspects of segment information, including total assets per segment, are subject to change. Such information will be presented in the consolidated financial statements for the year ending 31 March 2016 following finalisation of the purchase price allocation (see note 18 for further details).

Continuing operations	Caribbean US$m	Panama US$m	BTC US$m	Networks and LatAm US$m	Seychelles US$m	Corporate[1] US$m	Elimina- tions[2] US$m	Total[3] US$m
Six months ended 30 September 2015
Revenue	547	322	162	130	27	—	(9)	1,179
Cost of sales	(126)	(118)	(34)	(25)	(4)	—	1	(306)

Gross margin	421	204	128	105	23	—	(8)	873
Operating costs[5]	(208)	(88)	(75)	(51)	(13)	(19)	8	(446)

EBITDA	213	116	53	54	10	(19)	—	427
Excluded operating costs[6]	1	—	—	—	—	(7)	—	(6)
Depreciation and impairment and amortisation	(74)	(56)	(24)	(40)	(3)	(4)	—	(201)
Net other operating (expense)/income	(1)	5	—	(2)	—	(2)	(5)	(5)

Operating profit/(loss)	139	65	29	12	7	(32)	(5)	215
Share of post-tax result of joint ventures and associates	—	—	—	—	(1)	—	—	(1)
Exceptional operating costs[7]	(4)	—	—	—	—	(20)	—	(24)

Total operating profit/(loss)	135	65	29	12	6	(52)	(5)	190
Net finance income/(expense)	6	(6)	—	1	(2)	(167)	—	(168)
Finance exceptional items	—	—	—	—	—	(23)	—	(23)

Profit/(loss) before income tax	141	59	29	13	4	(242)	(5)	(1)
Income tax (expense)/credit	(9)	(16)	—	(2)	(4)	12	—	(19)

Profit/(loss) for the period	132	43	29	11	—	(230)	(5)	(20)
Income taxes paid[4]	(14)	—	—	(4)	(4)	(1)	—	(23)

Cable & Wireless Communications Plc

Notes to the Unaudited Condensed Consolidated Financial Statements — Continued

Continuing operations	Caribbean US$m	Panama US$m	BTC US$m	Networks and LatAm US$m	Seychelles US$m	Corporate[1] US$m	Elimina- tions[2] US$m	Total[3] US$m
Six months ended 30 September 2014
Revenue	337	302	171	11	27	—	—	848
Cost of sales	(72)	(100)	(33)	(5)	(4)	—	—	(214)

Gross margin	265	202	138	6	23	—	—	634
Operating costs[5]	(165)	(83)	(79)	(8)	(13)	(3)	—	(351)

EBITDA	100	119	59	(2)	10	(3)	—	283
Excluded operating costs[6]	—	(1)	—	—	—	(5)	—	(6)
Depreciation and impairment and amortisation	(37)	(48)	(21)	(6)	(7)	(4)	—	(123)
Net other operating income/(expense)	—	21	(1)	—	—	—	(22)	(2)

Operating profit/(loss)	63	91	37	(8)	3	(12)	(22)	152
Share of post-tax result of joint ventures and associates	—	—	—	—	—	11	—	11

Total operating profit/(loss)	63	91	37	(8)	3	(1)	(22)	163
Net finance income/(expense)	16	(4)	—	—	—	(45)	—	(31)

Profit/(loss) before income tax	79	87	37	(8)	3	(44)	(22)	132
Income tax (expense)/credit	(12)	(21)	—	—	(2)	6	—	(29)

Profit/(loss) for the period	67	66	37	(8)	1	(38)	(22)	103
Income taxes paid[4]	(6)	(8)	(1)	—	(4)	(2)	—	(21)

Notes:
1	Corporate includes the corporate centre and operating hub expenses.
2	Eliminations includes eliminations for inter-segment transactions.
3	There are no differences in the measurement of the reportable segments’ results and the Group’s results.
4	Income taxes paid represents cash tax paid during the year by consolidated subsidiaries.
5	Includes inter-segment management charges of US$22 million (US$26 million in the six months ended 30 September 2014).
6	Comprises defined benefit pension scheme interest and share based payments charges.
7	Exceptional items for the six months ended 30 September 2015 amounted to pre-tax charge of US$47 million (the six months ended 30 September 2014 US$ nil), of which US$24 million is a charge for amounts provided during the period in respect of integration and restructuring activities following the acquisition of Columbus included within operating costs before depreciation, amortisation, and impairment. The balance of US$23 million charged during the period is in respect of accelerated amortisation costs following the repayment of the secured US$390 million and the unsecured US$300 million two-year term loans, both due March 2017 which were subsequently refinanced by the issue of the US$750 million 6.875% senior secured notes due 2022 (the Senior Notes). The balance of US$23 million is included within finance expense.

6. Discontinued operations

Monaco

At a General Meeting on 15 May 2014, shareholders of the Group approved the sale of Compagnie Monegasque de Communication SAM, the holding company for the Group’s 55% stake in Monaco Telecom SAM (Monaco)

Cable & Wireless Communications Plc

Notes to the Unaudited Condensed Consolidated Financial Statements — Continued

to a private investment vehicle controlled by Xavier Niel. The disposal was completed on 20 May 2014. The Group received €322 million (US$445 million) on a cash and debt free basis. In addition, the Group received €6 million (US$9 million) relating to the estimated cash, debt and working capital at completion which remains subject to post completion adjustments. Monaco was classified as a discontinued operation for the six months ended 30 September 2014.

The results of all discontinued operations are shown below:

Six months ended 30 September 2014 US$m
Revenue	29
Expenses	(20)

Profit before tax	9
Tax expense	(1)

Profit after tax	8
Profit from discontinued operations	8
Gain on disposal of discontinued operations	346

Profit for the period from discontinued operations	354

7. Provisions for liabilities and charges

The table below represents the movements in significant classes of provisions during the six months ended 30 September 2015:

	Property US$m	Redundancy US$m	Network and asset retirement obligations US$m	Legal and other US$m	Total US$m
At 1 April 2015	15	82	52	90	239

Current portion	12	51	2	64	129
Non-current portion	3	31	50	26	110

Additional provision	—	—	2	23	25
Amounts used	(3)	(35)	—	(39)	(77)
Unused amounts released	—	—	—	(3)	(3)
Transfers	—	1	1	(2)	—

At 30 September 2015	12	48	55	69	184

Current portion	12	26	9	43	90
Non-current portion	—	22	46	26	94

Property

Provision has been made for dilapidation costs and for the lower of the best estimate of the unavoidable lease payments or cost of exit in respect of vacant properties. Unavoidable lease payments represent the difference between the rentals due and any income expected to be derived from the vacant properties being sublet. The provision is expected to be used over the shorter of the period to exit and the lease contract life.

Redundancy

Provision has been made for the total employee related costs of redundancies. Amounts spent during the period primarily relate to Columbus integration, regional transformation activities in the Caribbean together with costs at the corporate centre.

Cable & Wireless Communications Plc

Notes to the Unaudited Condensed Consolidated Financial Statements — Continued

Network and asset retirement obligations

Provision has been made for the best estimate of the unavoidable costs associated with redundant leased network capacity including break fees in certain network contracts. The provision is expected to be used over the shorter of the period to exit and the lease contract life.

Provision has also been made for the best estimate of the asset retirement obligation associated with office sites, technical sites, mobile cell sites and domestic and sub-sea cabling. This provision is expected to be used at the end of the life of the related asset on which the obligation arises.

Legal and other

Legal and other provisions include amounts relating to specific legal claims against the Group, together with amounts in respect of integration activities following the acquisition of Columbus and certain other employee benefits and sales taxes. The timing of the utilisation of the provision is uncertain and is largely outside the Group’s control, for example, where matters are contingent upon litigation. See note 5.5 to the consolidated financial statements of the Group for the three years ended 31 March 2015 for a discussion of the legal proceedings to which the Group is a party. There has been no significant change since 31 March 2015 in the matters disclosed in note 5.5 other than as described below.

Legal and other provisions now include management’s assessment of the pre-acquisition legal risks of Columbus. Columbus was involved in an arbitration proceeding with sellers of a business that it had acquired with respect to adjustments to the purchase price for the acquisition. During the period, Columbus received an unfavourable ruling in the arbitration and has been ordered to pay the majority of the purchase price holdback, a disputed non-competition payment and other amounts (including costs) totalling US$10 million. The Group paid US$10 million in May 2015 in accordance with the order, and the matter is now closed.

8. Intangible assets

During the period, US$36 million1 of intangible assets were capitalised. Amortisation has been calculated for Columbus intangible assets on the preliminary purchase price and the fair values for intangible assets will be updated as necessary once the final purchase accounting exercise is completed.

9. Property, plant and equipment

During the period, US$249 million2 of property, plant and equipment was capitalised. The Group’s capital commitments at 30 September 2015 were US$117 million (US$45 million at 31 March 2015).

Depreciation has been calculated for Columbus property, plant and equipment on the preliminary purchase price and the fair values for property, plant and equipment will be updated once the final purchase accounting exercise is completed.

[1]	Includes US$24 million relating to Jamaica mobile spectrum that was capitalised during the period, however cash payments will be made over the term of the mobile spectrum agreement.
[2]	Includes accruals for capital expenditure of US$4 million.

Cable & Wireless Communications Plc

Notes to the Unaudited Condensed Consolidated Financial Statements — Continued

10. Changes in net funds

The movement in the Group’s total net debt is analysed as follows:

	At 1 April 2015 US$m	Cash flow US$m	Other[1] US$m	Bond amortisation US$m	Transfer US$m	Exchange movements US$m	At 30 September 2015 US$m
Cash at bank and in hand	396	(268)	—	—	—	1	129
Short-term deposits	6	16	—	—	—	—	22

Total funds	402	(252)	—	—	—	1	151
Debt due within one year	(82)	(42)	—	—	(28)	—	(152)
Debt due after one year	(2,686)	(164)	26	(30)	28	(5)	(2,831)

Total debt	(2,768)	(206)	26	(30)	—	(5)	(2,983)

Total net debt	(2,366)	(458)	26	(30)	—	(4)	(2,832)

Note:
1	Other amounts of US$26 million comprise US$30 million of finance costs capitalised in respect of the Senior Notes issued during the six months ended 30 September 2015. This was offset by the recognition of an embedded derivative, bifurcated from the Senior Notes and determined to have a value at recognition of US$4 million.

11. Fair value of financial instruments

The table below discloses financial instruments carried at fair value analysed by the three levels of valuation methodology as follows:

	Level 1[1]		Level 2[2]		Level 3[3]		Total
	30 September 2015 US$m	31 March 2015 US$m	30 September 2015 US$m	31 March 2015 US$m	30 September 2015 US$m	31 March 2015 US$m	30 September 2015 US$m	31 March 2015 US$m
Financial assets measured at fair value:
UK and Bahamian government bonds	59	59	—	—	—	—	59	59
Held for sale equity investment[4]	—	—	—	—	137	137	137	137
Embedded derivatives[5,6]	—	—	13	14	—	—	13	14

Total financial assets at fair value	59	59	13	14	137	137	209	210

Notes:

1	Level 1 is measured using quoted prices (unadjusted) in active markets for identical assets or liabilities.
2	Level 2 is measured using inputs, other than quoted prices included within level 1, that are observable for the asset or liability either directly (from prices) or indirectly (derived from prices).
3	Level 3 is measured using inputs for the asset or liability that are not based on observable data.
4	The investment in Telecommunications Services of Trinidad and Tobago Limited (TSTT) has been measured at fair value at US$137 million and was calculated using an earnings multiple technique, using inputs that are not based on publicly observable data. The investment represents 49% of the equity of TSTT. The key assumptions used in determining the market value of 100% of the equity of TSTT were the maintainable earnings for TSTT (based on actual results for the six months ended 30 September 2015) and comparable transaction multiples for the telecom industry.

Cable & Wireless Communications Plc

Notes to the Unaudited Condensed Consolidated Financial Statements — Continued

5	As part of the acquisition of Columbus, the Group assumed the existing net debt of Columbus at the acquisition date. Columbus had outstanding senior notes of US$1,250 million (the Columbus Senior Notes) at 31 March 2015. The Group may redeem the Columbus Senior Notes under various scenarios. The redemption terms represent an embedded derivative, which required bifurcation, where the bifurcated amount is carried at fair value, with charges going through profit or loss.
6	Following the issue of the Senior Notes during the six months ended 30 September 2015, the Group recognised an embedded derivative, which required bifurcation, where the bifurcated amount is carried at fair value with charges going through profit or loss. The Group may redeem the Senior Notes under various scenarios.

A reconciliation of the movements in the valuation basis of financial instruments held at fair value by the Group is as follows:

	Available-for-sale financial assets US$m	Financial assets at fair value through profit or loss US$m	Total held at fair value US$m
At 1 April 2015	196	14	210
Additions	—	4	4
Fair value loss recorded in other comprehensive income	(1)	—	(1)
Movement in fair value of derivative financial assets	—	(5)	(5)
Exchange differences	1	—	1

At 30 September 2015	196	13	209

A reconciliation of the movement of financial instruments held at amortised cost by the Group is as follows:

	Columbus put option[1] US$m	Total held at amortised cost US$m
At 1 April 2015	879	879
Unwinding of discount taken through the income statement	45	45

At 30 September 2015	924	924

Note:

1	As part of the Columbus acquisition, the Company issued 1,557,529,605 consideration shares of US5 cents each to CVBI Holdings (Barbados) Inc, Clearwater Holdings (Barbados) Limited, Columbus Holding LLC and Brendan Paddick (the Principal Vendors) in proportion to their Columbus shareholding. Each Principal Vendor entered into lock-up and put option arrangements in respect of its consideration shares until 2019. An exception to the lock-up arrangements will enable each Principal Vendor to require the Company to purchase for cash up to a certain number of its shares each year from 2016 to 2019 inclusive for the notional issue price of US$0.7349 per share. If a Principal Vendor sells some or all of its shareholding, then some or all of its future options to require the Company to purchase up to a certain number of shares will immediately cease to have effect and will not be capable of exercise. The liability for the repurchase was valued on initial recognition using the present value technique of the future liability and the unwinding of the discount is taken through finance expense in the consolidated income statement each period. At 30 September 2015, US$279 million was recognised as a current liability and US$645 million was recognised as a non-current liability as a result of this repurchase obligation.

Cable & Wireless Communications Plc

Notes to the Unaudited Condensed Consolidated Financial Statements — Continued

At 30 September 2015, the fair value of the Group’s borrowings was US$3,118 million (31 March 2015: US$2,912 million) and the carrying value was US$2,983 million (31 March 2015: US$2,768 million). The fair value of the Group’s trade and other receivables, trade and other payables and cash and cash equivalents approximates their carrying value.

12. Retirement benefit obligations

At 30 September 2015, the Cable & Wireless Superannuation Fund defined benefit scheme (CWSF) had an IAS 19 Employee Benefits deficit of US$143 million, compared with a deficit of US$158 million at 31 March 2015. In May 2014, the Group reached agreement with the Trustees on the actuarial valuation as at 31 March 2013. This showed a funding deficit of £109 million. Cash contributions to the CWSF for 2014 to 2016 will remain as agreed following the 2010 triennial review. The first two payments of US$52 million and US$47 million were made in July 2014 and April 2015, respectively. Payments in 2017, 2018 and 2019 will be based on the outcome of the actuarial funding valuation as at 31 March 2016 and will be in the range of £0 to £23 million each year, as necessary to fund the scheme by April 2019. The deficit takes account of the recovery funding plan agreed with the Trustees of the CWSF in May 2014. This funding plan constitutes a minimum funding requirement and the IAS 19 accounting deficit has therefore been calculated in accordance with IFRIC 14, The Limits on a Defined Benefit Asset, Minimum Funding Requirements and their Interaction.

Further, the Group had unfunded pension liabilities in the UK of US$46 million at 30 September 2015 (US$48 million at 31 March 2015). Other defined benefit schemes had a net IAS 19 surplus of US$10 million at 30 September 2015 (US$14 million surplus at 31 March 2015).

13. Weighted average number of ordinary shares

The weighted average number of ordinary shares used in the calculation of basic and diluted earnings/(loss) per share was as follows:

	Six months ended 30 September 2015 (in thousands)	Six months ended 30 September 2014 (in thousands)
Basic weighted average number of ordinary shares	4,320,665	2,513,461
Diluted weighted average number of ordinary shares	4,343,289	2,525,854
Treasury shares	107,489	137,489

The number of ordinary shares in issue at 30 September 2015 was 4,475,953,616.

At 30 September 2015, a total of 107,488,873 shares were classified as treasury shares. This represented 2% of called-up share capital at the beginning of the period.

14. Dividends paid and proposed

The Company announced on 22 October 2015 that it was in discussions with Liberty Global plc (Liberty Global) regarding a possible share and cash offer for CWC. Following that announcement, the Company is in an offer period for purposes of The City Code on Takeovers and Mergers. As a result, the Board has not declared an interim dividend. As part of the joint announcement made by the Company and Liberty Global on 16 November 2015 if the recommended offer is approved, upon close a special dividend of £0.03 ($0.0442) per CWC share will be paid.

The interim dividend paid for the corresponding six-month period ended 30 September 2014 was US$33 million (1.33 cents per share).

Cable & Wireless Communications Plc

Notes to the Unaudited Condensed Consolidated Financial Statements — Continued

The final dividend paid on 7 August 2015 for the full year ended 31 March 2015 was US$116 million (2.67 cents per share). The final dividend paid on 8 August 2014 for the corresponding full year ended 31 March 2014 was US$67 million (2.67 cents per share).

15. Related parties

The nature of the related party transactions of the Group has not changed from those described in the Group’s consolidated financial statements for the three years ended 31 March 2015.

Transactions with joint ventures and associates

All trade transactions with joint ventures and associates arise in the normal course of business and primarily relate to fees for use of the Group’s products and services, network and access charges.

During the six months ended 30 September 2015, the Group received no dividends from joint ventures and associates (US$0.4 million for the six months ended 30 September 2014). At 30 September 2015, joint ventures and associates owed net US$1 million (US$ nil at 31 March 2015) in respect of trading balances.

There were no other material trade transactions with joint ventures and associates during the period.

Transactions with key management personnel

There have been no transactions with key management personnel of the Group other than the director and key management remuneration.

Transactions with other related parties

There are no controlling shareholders of the Group. There have been no material transactions with the shareholders of the Group.

The Group has US$56 million of loans receivable and US$18 million of other receivables with legal entities controlled by Brendan Paddick, CVBI Holdings (Barbados) Inc. and Clearwater Holdings (Barbados) Limited as of 30 September 2015.

The loan receivable of US$56 million relates to a two-year term facility agreement for US$74 million that was entered into on 27 March 2015. The interest rate on the term loan facility is based on the Group’s cost of borrowing and payable in arrears.

A subsidiary of the Group has a sub-lease with a related party, controlled by one of the directors for a period of 10 years which expires January 2019 and has an annual lease expense of US$2 million.

A subsidiary of the Group paid US$2 million to acquire perpetual software licenses from a related party that is controlled by three of the directors.

Other than the parties disclosed above, the Group has no other material related party.

Cable & Wireless Communications Plc

Notes to the Unaudited Condensed Consolidated Financial Statements — Continued

16. Operating lease expenditure and guarantees

As at 30 September 2015, the aggregate future minimum lease payments under operating leases are:

	30 September 2015 US$m	31 March 2015 US$m
No later than one year	44	49
Later than one year but not later than five years	106	107
Later than five years	29	30

Total minimum operating lease payments	179	186

Guarantees at the end of the period for which no provision has been made in the financial statements are as follows:

	30 September 2015 US$m	31 March 2015 US$m
Trading guarantees	38	44
Other guarantees	477	473

Total guarantees	515	517

Other guarantees include financial obligations, principally in respect of property and other leases. It also includes guarantees and indemnities in respect of disposals of subsidiary undertakings. The nature of guarantees, which have not changed since 31 March 2015, is more fully described in the Group’s consolidated financial statements for the three years ended 31 March 2015.

17. Business combinations

Columbus International Inc.

On 6 November 2014, the Company agreed to acquire 100% of the equity of Columbus, a leading privately owned fibre-based telecommunications and technology services provider operating in the Caribbean, Central America and the Andean region with approximately 700,000 residential customers.

This transaction was in line with the strategy outlined in May 2014 to drive mobile leadership, accelerate fixed-mobile convergence, reinforce TV offer and grow B2B/B2G business.

On 31 March 2015, the acquisition was completed for consideration of US$2,127 million comprising a mixture of cash, the Company’s shares, capitalised share option amounts, the fair value of put options granted to the Columbus Principal Vendors and vendor taxes relating to capital gains taxes for deemed disposal of indirect Columbus subsidiaries.

The fair value of the consideration for the acquisition of Columbus is comprised as follows:

Consideration paid	US$m
Cash	708
Shares in the Parent Company[1]	1,287
Fair value of put options[2]	103
Replacement share option awards[3]	23
Vendor taxes[4]	6

Total	2,127

Cable & Wireless Communications Plc

Notes to the Unaudited Condensed Consolidated Financial Statements — Continued

Notes:

1	The Company issued 1,557,529,605 consideration shares in the capital of the Company to the Principal Vendors. As a result, the Principal Vendors in aggregate hold 36% of the ordinary shares in the Company. The share consideration includes a lack of marketability discount.
2	Each Principal Vendor agreed at completion to enter into lock-up and put option arrangements in respect of its consideration shares. Under the put option arrangements each Principal Vendor can require the Company to reacquire certain of the consideration shares in four tranches between 2016 and 2019 at a strike price of $0.7349 per share. The fair value of this put option of US$103 million has been recognised as an equity instrument within other reserves. As this put option meets the definition of an equity instrument, it will not be revalued to fair value at subsequent year ends. The financial liability attaching to the put option was valued using the present value technique (see note 11 for details).
3	As part of the acquisition agreement, Columbus’ existing employee incentive plan was cancelled, with certain employees of Columbus rolling over their options into an equivalent CWC share option plan. As set out in IFRS 3, the fair value of these replacement awards attributable to the pre-acquisition period of service by these employees is taken as part of consideration.
4	As a consequence of the Columbus acquisition, a deemed disposal of the shares of Columbus Networks Dominicana S.A. was triggered giving rise to a potential capital gains tax liability of US$5 million under Dominican Republic tax law. In addition, an indirect ownership transfer was triggered under Panamanian tax law for Columbus Networks S. de R.L, Telecommunications Corporativas Panamenas S.A., Columbus Networks de Panama SRL and Columbus Networks Maritima S. de R.L. giving rise to a tax liability of US$1 million. As set out in IFRS 3, the fair value of these liabilities, which are paid on behalf of the vendor, increases the consideration paid by the Group.

The Group has made a provisional assessment of the fair value of the assets and liabilities as at the acquisition date based on estimated total consideration of US$2,127 million. The fair value assessment is subject to finalisation and further adjustment.

The provisional purchase price allocation is set out in the table below:

Provisional fair value as at 30 September 2015 US$m
Intangible assets	723
Goodwill[1]	2,009
Property, plant and equipment	1,141
Assets held at fair value	14
Other receivables	6
Deferred tax assets	11
Trade and other receivables	114
Held for sale assets	7
Inventories	5
Cash and cash equivalents	80
Trade and other payables	(247)
Current tax liabilities	(17)
Current provisions	(10)
Other non-current payables	(273)
Borrowings	(1,234)
Non-current provisions	(15)
Deferred tax liabilities	(187)

Total	2,127

Cable & Wireless Communications Plc

Notes to the Unaudited Condensed Consolidated Financial Statements — Continued

Notes:

1	The goodwill recognised of US$2,009 million represents the value of the workforce and expected synergies resulting from the integration into the existing business that did not meet the recognition criteria set out in IAS 38 Intangible Assets as they were unable to be separately identified. Goodwill is not expected to be tax deductible.

The preliminary acquisition accounting includes the payment of US$3 million by Columbus to Brendan Paddick as required under the terms of Brendan Paddick’s employment contract with Columbus, which was terminated with effect from completion of the acquisition of Columbus.

Columbus contributed revenue of US$307 million and profit after tax of US$4 million to the Group’s results during the six months ended 30 September 2015.

US carve-out entities

As of 30 September 2015, the Group had not yet received regulatory approval from the U.S. Federal Communications Commission (the FCC) for the change of control of the former subsidiaries within the Columbus group that hold licenses from the FCC (the Carve-Out Entities). The Carve-Out Entities comprise ARCOS-1 USA, Inc., Columbus Networks Puerto Rico, Inc., Columbus Networks USA, Inc., A. SUR Net, Inc. and Columbus Networks Telecommunications Services USA, Inc.

Effective immediately before the Columbus acquisition on 31 March 2015, the Carve-Out Entities were transferred to a newly-incorporated special purpose vehicle indirectly and wholly owned by certain of the Principal Vendors pending receipt of the FCC approval.

Grupo Sonitel

On 12 September 2014, the Group, through its subsidiary Cable & Wireless Panamá, S. A. (CWP), agreed to acquire Panama-based Grupo Sonitel for US$36 million plus contingent consideration of up to an additional US$5 million. Grupo Sonitel operates SSA Sistemas, a provider of end-to-end managed IT solutions and telecom services to business and government customers in Panama, as well as in El Salvador, Nicaragua and Peru; and Sonset, a provider of IT solutions and services to Small and Medium Enterprise customers in Panama.

This transaction is in line with the strategy outlined in May 2014 to grow business (B2B) and government (B2G) capabilities.

The Group has finalised its assessment of the fair value of the assets and liabilities as at the acquisition date based on total consideration (including contingent consideration) of US$39 million. The final purchase price allocation, which has changed due to the final valuation of customer contracts and relationships and brands from the provisional fair value exercise, is set out in the table below:

	Provisional fair value US$m	Fair value adjustments US$m	Final fair value US$m
Property, plant and equipment	2	—	2
Goodwill[1]	13	4	17
Customer contracts and relationships	17	(3)	14
Brands	6	(1)	5
Other net assets	1	—	1

Total[2]	39	—	39

Cable & Wireless Communications Plc

Notes to the Unaudited Condensed Consolidated Financial Statements — Continued

Notes:

1	The goodwill recognised of US$17 million represents the value of the workforce and expected synergies resulting from the integration into the existing business that did not meet the recognition criteria set out in IAS 38 Intangible Assets as they were unable to be separately identified.
2	Acquisition-related costs of US$0.5 million were recorded as other operating expenses in the prior period.

Sonitel contributed revenue of US$6 million and profit of US$0.2 million to the Group’s results during the six months ended 30 September 2014. If the acquisition had occurred on 1 April 2014, management estimates that revenue would have been US$30 million and profit would have been US$2 million during the six months ended 30 September 2014.

18. Events after the reporting period

On 16 November 2015, Liberty Global announced, pursuant to Rule 2.7 of the UK City Code on Takeovers and Mergers, the terms of a recommended acquisition pursuant to which Liberty Global would acquire CWC for shares of Liberty Global in a scheme of arrangement (the CWC Acquisition). Under the terms of the transaction, CWC shareholders will be entitled to receive up to, in the aggregate: 31,651,616 Liberty Global Class A Shares, 77,488,978 Liberty Global Class C Shares, 3,648,524 LiLAC Class A Shares and 8,939,328 LiLAC Class C Shares. Further, CWC shareholders would be entitled to receive a special dividend in the amount of £0.03 ($0.0442) per CWC share promptly following the closing of the transaction, which would be in lieu of any previously-announced CWC dividend. Completion of the CWC Acquisition, which is expected to occur during the second quarter of 2016, is subject to, among other conditions, Liberty Global and CWC shareholder approvals, certain regulatory approvals and court sanction of the scheme of arrangement.

On 13 November 2015, regulatory approval was obtained from the FCC, which would permit the acquisition of the Columbus Carve-Out Entities by the Group. This has yet to occur due to Liberty Global’s pending acquisition of the Company.

Annex A

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN WHOLE OR IN PART IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION

THE FOLLOWING ANNOUNCEMENT IS AN ADVERTISEMENT AND NOT A PROSPECTUS OR PROSPECTUS EQUIVALENT DOCUMENT AND INVESTORS SHOULD NOT MAKE ANY INVESTMENT DECISION IN RELATION TO THE NEW LIBERTY GLOBAL CLASS A ORDINARY SHARES, THE NEW LIBERTY GLOBAL CLASS C ORDINARY SHARES, THE NEW LILAC CLASS A ORDINARY SHARES OR THE NEW LILAC CLASS C ORDINARY SHARES, EXCEPT ON THE BASIS OF THE INFORMATION IN THE SCHEME DOCUMENT, THE PROSPECTUS AND THE PROXY STATEMENT WHICH ARE PROPOSED TO BE PUBLISHED IN DUE COURSE

FOR IMMEDIATE RELEASE

16 November 2015

Recommended Acquisition

of

Cable & Wireless Communications Plc (“CWC”)

by

Liberty Global plc (“Liberty Global”)

Summary

•	The Liberty Global Directors and the CWC Directors are pleased to announce that they have reached agreement regarding the terms of a recommended acquisition through which Liberty Global will acquire the entire issued and to be issued share capital of CWC.

•	Under the terms of the Transaction, the consideration for CWC will comprise up to approximately 31.7 million Liberty Global Class A Ordinary Shares, 77.5 million Liberty Global Class C Ordinary Shares, 3.6 million LiLAC Class A Ordinary Shares and 8.9 million LiLAC Class C Ordinary Shares. In addition, CWC will pay a special dividend in the amount of 3.00 pence per CWC Share upon closing (the “Special Dividend”).

•	The aggregate consideration under the Transaction, taking into account the Special Dividend, represents a value for CWC’s entire issued and to be issued share capital, as at 13 November 2015, being the last practicable date prior to this announcement, of approximately £3.60 billion,[1] based on 4,438,594,233 CWC Shares in issue and to be issued on 13 November 2015, being the last practicable date prior to the date of this announcement, and the Exchange Rate. The aggregate consideration implies a value of 81.04 pence per CWC Share, representing a premium of approximately 40 per cent. to the Closing Price of 58.00 pence per CWC Share on the 21 October 2015 (being the day immediately prior to the Announcement of a possible offer by Liberty Global for CWC). The actual value received by each CWC Shareholder will depend upon whether CWC Shareholders elect for the Recommended Offer, the LiLAC Alternative or one of the Dual Share Alternatives (details of which are set out in this announcement) and the relevant price of Liberty Global Shares.

1	Or a value for CWC’s entire issued and to be issued share capital of approximately £3.64 billion and an implied value per CWC Share of 81.91 pence based on volume weighted average prices of the relevant Liberty Global Shares over the 10-day period ending on and including 13 November 2015, being the last practicable date prior to the date of this announcement, and the Exchange Rate

•	CWC Shareholders will be able to elect for one of the following offers:

•	the Recommended Offer, for which the Independent CWC Directors who hold CWC Shares have irrevocably undertaken to elect, and which includes the LiLAC Alternative; or

•	the First Dual Share Alternative, for which CHLLC has irrevocably undertaken to elect; or

•	the Second Dual Share Alternative, for which Clearwater and Brendan Paddick have irrevocably undertaken to elect.

•	The CWC Directors intend unanimously to recommend that CWC Shareholders elect to receive the Recommended Offer. The CWC Directors do not intend to recommend either the First Dual Share Alternative or the Second Dual Share Alternative.

•	Under the Recommended Offer, CWC Shareholders shall be entitled to receive, for each CWC Share:

•	a number of New Liberty Global Class A Ordinary Shares as determined by the Exchange Ratio, such number not to be lower than 0.007921 and not to exceed 0.008301; and

•	a number of New Liberty Global Class C Ordinary Shares as determined by the Exchange Ratio, such number not to be lower than 0.019391 and not to exceed 0.020321.

•	CWC Shareholders who validly elect to receive the Recommended Offer and who are on the register of members of CWC at 6 p.m. (London time) on the Business Day immediately prior to the Effective Date will also be entitled to receive the Special Dividend.

•	If the Exchange Ratio were calculated as at 13 November 2015 (being the last practicable date prior to the date of this announcement), under the Recommended Offer CWC Shareholders would be entitled to 0.008301 New Liberty Global Class A Ordinary Shares and 0.020321 New Liberty Global Class C Ordinary Shares for each CWC Share held by them.

•	On the basis described above, the consideration under the Recommended Offer represents:

•	an indicative value of 86.82 pence[2] per CWC Share, including the Special Dividend;

•	a premium of approximately 18 per cent.[3] to the Closing Price of 73.45 pence per CWC Share on 13 November 2015 (being the last practicable date prior to the date of this announcement);

•	a premium of approximately 50 per cent.[4] to the Closing Price of 58.00 pence per CWC Share on 21 October 2015 (being the day immediately prior to the announcement of a possible offer by Liberty Global for CWC), based on:

•	a volume weighted average price of $45.87 per Liberty Global Class A Ordinary Share over the 10-day period ending on and including 13 November 2015 (being the last practicable date prior to the date of this announcement);

2	Or an indicative value of 86.00 pence per CWC Share, including the Special Dividend, based on the closing price of the Liberty Global Ordinary Shares on 13 November 2015, being the last practicable date prior to the date of this announcement.
3	Or a premium of 17 per cent. to the closing price of 73.45 pence per CWC Share on 13 November 2015 (being the last practicable date prior to the date of this announcement), based on the closing price of the Liberty Global Ordinary Shares on such date.
4	Or a premium of 48 per cent. to the closing price of 58.00 pence per CWC Share on 21 October 2015 (being the day immediately prior to the announcement of a possible offer by Liberty Global for CWC), based on the closing price of the Liberty Global Ordinary Shares on 13 November 2015 (being the last practicable date prior to the date of this announcement).

•	a volume weighted average price of $43.99 per Liberty Global Class C Ordinary Share over the 10-day period ending on and including 13 November 2015 (being the last practicable date prior to the date of this announcement); and

•	the Exchange Rate.

•	CWC Shareholders who elect for the Recommended Offer will also be able to elect for the LiLAC Alternative under which CWC Shareholders would receive New LiLAC Ordinary Shares in respect of part of their holdings of CWC Shares.

•	Alternatively, CWC Shareholders will be entitled to elect for the First Dual Share Alternative or the Second Dual Share Alternative, under which CWC Shareholders would receive New Liberty Global Ordinary Shares and New LiLAC Ordinary Shares in respect of their entire holdings of CWC Shares.

•	Further details of the Recommended Offer, the LiLAC Alternative, the First Dual Share Alternative and the Second Dual Share Alternative are set out in paragraph 2 of this announcement.

•	It is intended that the Transaction will be implemented by way of a two-step, integrated process comprising a Scheme of Arrangement under Part 26 of the Companies Act followed by a merger by formation of a new company under the Cross Border Merger Regulations and Part 3A of Title 7 of Book 2 of the Dutch Civil Code.

•	The Acquisition is subject to the Conditions and further terms which are set out in Appendix I to this announcement and which will be set out in the Scheme Document. The Conditions include, but are not limited to, the sanction of the Scheme by the Court, the approval of CWC Shareholders, the approval of Liberty Global Shareholders, and the receipt of certain antitrust and regulatory approvals.

•	Following completion of the Transaction, Liberty Global expects to attribute CWC to the LiLAC Group, with the Liberty Global Group being granted an inter-group interest in the LiLAC Group. As a result, on a pro forma basis, 25.44 per cent. of the shares in the LiLAC Group will be owned by existing LiLAC Group Shareholders, 7.21 per cent. of the shares in the LiLAC Group will be owned by existing CWC Shareholders, and 67.35 per cent. of the shares in the LiLAC Group will be represented by the inter-group interest in favour of the Liberty Global Group. In addition, existing CWC Shareholders will hold approximately:

•	11 per cent. of the total number of Liberty Global Class A Ordinary Shares; and

•	11 per cent. of the total number of Liberty Global Class C Ordinary Shares.

•	Further details of the Recommended Offer, the LiLAC Alternative, the First Dual Share Alternative and the Second Dual Share Alternative are set out in paragraph 2 of this announcement.

•	The Liberty Global Directors believe that the Transaction will deliver significant value for the shareholders of both CWC and Liberty Global. The Liberty Global Directors believe that the premium offered, which includes the opportunity for CWC Shareholders to participate in combined value creation through the Transaction’s equity component, represents a highly attractive opportunity for CWC Shareholders.

•	The Independent CWC Directors have considered the Transaction and the terms of the Transaction separately from the Non-independent CWC Directors in order to ensure an appropriately independent consideration of the Transaction in the interests of all CWC Shareholders. The CWC Directors, who have been so advised by Evercore, consider the financial terms of the Recommended Offer to be fair and reasonable. In providing its advice to the CWC Directors, Evercore has taken into account the commercial assessments of the CWC Directors.

•

Accordingly, the CWC Directors intend unanimously to recommend that CWC Shareholders vote in favour of the Scheme at the Court Meeting and the resolution(s) relating to the Acquisition to be proposed at the CWC General Meeting and to elect to receive the Recommended Offer, as the CWC Directors who hold CWC Shares (other than Brendan Paddick as he has irrevocably committed to accept the Second Dual Share Alternative) have irrevocably undertaken to do in respect of their own beneficial holdings of, in total, 16,108,842 CWC Shares, representing, in aggregate, approximately 0.37 per cent. of the ordinary share capital of CWC in issue on 13 November 2015 (being the latest practicable date prior to the date of this announcement). Further details of these irrevocable undertakings are set out in Appendix III to this announcement.

•	In addition, Liberty Global has received irrevocable undertakings from CHLLC (an entity controlled by John Malone), Clearwater (entities controlled by John Risley) and Brendan Paddick to vote (or procure the voting) in favour of the Scheme at the Court Meeting and the resolution(s) relating to the Transaction to be proposed at the CWC General Meeting in respect of those CWC Shares owned and/or controlled by those CWC Shareholders. Such CWC Shares amount to, in aggregate, 1,557,529,605 CWC Shares, representing approximately 35.7 per cent. of the ordinary share capital of CWC in issue on 13 November 2015 (being the latest practicable date prior to the date of this announcement). Under these irrevocable undertakings, CHLLC has undertaken to elect for the First Dual Share Alternative and Clearwater and Brendan Paddick have undertaken to elect for the Second Dual Share Alternative. Further details of these irrevocable undertakings are set out in Appendix III to this announcement.

•	In addition, Liberty Global has received a non-binding letter of support from Orbis, pursuant to which Orbis has confirmed its intention to vote in favour of the Scheme (or, in the event the Transaction is implemented by way of an Offer, to accept the Offer) in respect of its holding of 406,528,756 CWC Shares, representing approximately 9.3 per cent. of the ordinary share capital of CWC in issue on 13 November 2015 (being the latest practicable date prior to the date of this announcement).

•	The issuance of Liberty Global Shares to CWC Shareholders and the acquisition by Liberty Global of CWC Shares from CHLLC, an entity controlled by John Malone, who is Liberty Global’s Chairman, which constitutes a substantial property transaction pursuant to the Companies Act, require approval by the Liberty Global Shareholders. The Liberty Global Directors intend to recommend unanimously (other than in the case of John Malone, who will not vote on the recommendation) that Liberty Global Shareholders vote in favour of the Liberty Global Resolutions to be proposed at the Liberty Global General Meeting which will be convened in connection with the Transaction. It is expected that the Proxy Statement, containing details of the Transaction and notice of the Liberty Global General Meeting, will be filed with the SEC and the Liberty Global General Meeting will be held within 5 months of the date of this announcement, around the same time as the CWC Meetings.

•	CWC has received an irrevocable undertaking from John Malone to vote (or procure the voting) in favour of the Liberty Global Resolutions to be proposed at the Liberty Global General Meeting in respect of those Liberty Global Shares owned and/or controlled by John Malone, John Malone’s spouse and the Malone LG 2013 Charitable Remainder Trust. Such Liberty Global Shares amount to, in aggregate, 1,042,480 Liberty Global Class A Ordinary Shares, 8,677,225 Liberty Global Class B Ordinary Shares, 52,123 LiLAC Class A Ordinary Shares and 433,861 LiLAC Class B Ordinary Shares, representing approximately 24.6 per cent. of the shareholder voting rights of Liberty Global on 13 November 2015 (being the latest practicable date prior to the date of this announcement). Further details of this irrevocable undertaking are set out in Appendix IV to this announcement.

•	The Scheme Document will include full details of the Scheme, together with notices of the Court Meeting and the CWC General Meeting and the expected timetable of the Transaction, and will specify the actions to be taken by Scheme Shareholders. The Scheme Document will be sent to CWC Shareholders around the same time as the Proxy Statement is sent to Liberty Global Shareholders, which is currently expected to be within 4 months of the date of this announcement.

•	It is currently expected that the Prospectus, containing information about the New Liberty Global Class A Ordinary Shares, New Liberty Global Class C Ordinary Shares, New LiLAC Class A Ordinary Shares and New LiLAC Class C Ordinary Shares, will be published around the same time as the Scheme Document.

•	CWC and Liberty Global expect the Effective Date to occur in the second quarter of 2016, subject to the satisfaction or, where applicable, waiver of the Conditions and certain further terms set out in Appendix I to this announcement.

•	Commenting on the Transaction, Mike Fries, CEO of Liberty Global said:

“The acquisition of Cable & Wireless represents a watershed moment for our recently created LiLAC platform. It will add significant scale and management depth to our fast-growing operations in Latin America and the Caribbean, while creating a new regional consumer and B2B powerhouse. Upon completion, the combined business will serve 10 million video, data, voice and mobile subscribers, with leading positions across multiple markets.”

“With our long track record of strong operational and financial performance in the region, we are confident that this combination will yield substantial synergies and accelerate our current prospects for the LiLAC Group to low double-digit rebased OCF growth over the medium term. Our high-quality networks and commitment to product innovation will provide the foundation for growth and value creation for both Liberty Global and LiLAC shareholders. Upon closing, the combined LiLAC and CWC businesses will benefit from the broader group’s scale and management expertise.”

•	Also commenting on the Transaction, Phil Bentley, CEO of CWC said:

“Since we launched our new strategy two years ago, CWC has transformed itself into a leading regional quad play operator. The disposal of Monaco, the creation of our regional hub in Miami and the recent acquisition of Columbus accelerated our competitive positioning whilst at the same time generating significant value for shareholders and enhanced service levels for our customers.”

“Liberty Global offers scale and world class capabilities and will be an outstanding custodian of our business, both for our people and our customers. The years ahead should bring new opportunities for further success, faster growth and enhanced customer benefits, built on the strong foundation we have created.”

“I would like to take this opportunity to thank all the employees of CWC for their hard work to position our company for success, culminating in the substantial shareholder value creation, announced today.”

This summary should be read in conjunction with, and is subject to, the full text of this announcement (including its Appendices). The Transaction will be subject to the Conditions and certain further terms set out in Appendix I to this announcement and to the full terms and conditions which shall be set out in the Scheme Document, including the sanction of the Scheme by the Court. Appendix II to this announcement contains the sources of information and bases of calculation of certain information contained in this announcement. Appendix III contains a summary of the irrevocable undertakings received by Liberty Global in relation to the Transaction. Appendix IV contains a summary of the irrevocable undertakings received by CWC in connection with the Transaction. Appendix V contains information relating to the Quantified Financial Benefits Statements made in this announcement and the reports of CWC’s reporting accountant and financial advisers. Appendix VI contains definitions of certain expressions used in this announcement.

Enquiries:

Liberty Global

Oskar Nooij	Tel: +1 303 220 4218

Christian Fangmann	Tel: +49 221 84 62 5151

John Rea	Tel: + 1 303 220 4238

Goldman Sachs International (financial adviser to Liberty Global)	Tel: +44 (0) 20 7774 1000

Simon Holden

Macario Prieto

LionTree Advisors LLC (financial adviser to Liberty Global)	Tel: +1 212 644 4200

Aryeh Bourkoff

Ehren Stenzler

StockWell Communications LLP (public relations adviser to Liberty Global)

Tim Burt	Tel: +44 (0) 20 7240 2486

Erik Knettel	Tel: +1 (646) 561 3535

CWC

Kunal Patel	Tel: +44 (0) 20 7315 4083

Mike Gittins	Tel: +44 (0) 20 7315 4184

Evercore Partners International LLP (lead financial adviser and Rule 3 adviser to CWC)	Tel: +44 (0) 20 7653 6000

Bernard Taylor

Julian Oakley

J.P. Morgan Cazenove (financial adviser and corporate broker to CWC)	Tel: +44 (0) 20 7742 4000

David Mayhew

Alex Watkins

Deutsche Bank AG, London Branch (corporate broker to CWC)	Tel: +44 (0) 20 7545 8000

Matt Hall

Maitland (public relations adviser to CWC)	Tel: +44 (0) 20 7379 5151

Neil Bennett

Daniel Yea

Important notices relating to financial advisers

Goldman Sachs International, which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, is acting exclusively for Liberty Global and no one else in connection with the matters referred to in this announcement and will not be responsible to anyone other than Liberty Global for providing the protections afforded to clients of Goldman Sachs International, or for providing advice in connection with the matters referred to in this announcement.

LionTree Advisors LLC, which is registered as a broker-dealer with the SEC in the United States, is acting exclusively for Liberty Global and no one else in connection with the matters referred to in this announcement and will not be responsible to anyone other than Liberty Global for providing the protections afforded to clients of LionTree Advisors LLC, or for providing advice in connection with the matters referred to in this announcement.

Evercore Partners International LLP (“Evercore”), which is authorised and regulated in the United Kingdom by the Financial Conduct Authority, is acting for CWC and no one else in connection with the matters referred to in this announcement and will not be responsible to anyone other than CWC for providing the protections afforded to clients of Evercore nor for giving advice in connection with the matters referred to in this announcement. Neither Evercore nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, tort, under statute or otherwise) to any person who is not a client of Evercore in connection with this announcement, any statement contained herein or otherwise.

J.P. Morgan Limited, which conducts its UK investment banking business as J.P. Morgan Cazenove (“J.P. Morgan Cazenove”), is authorised and regulated in the United Kingdom by the Financial Conduct Authority. J.P. Morgan Cazenove is acting as financial adviser exclusively for CWC and no one else in connection with the Transaction and the contents of this announcement and will not regard any other person as its client in relation to the matters in this announcement and will not be responsible to anyone other than CWC for providing the protections afforded to clients of J.P. Morgan Cazenove, or for providing advice in relation to the Transaction, the contents of this announcement or any other matters referred to herein.

Deutsche Bank AG is authorised under German Banking Law (competent authority: European Central Bank) and, in the United Kingdom, by the Prudential Regulation Authority. It is subject to supervision by the European Central Bank and by BaFin, Germany’s Federal Financial Supervisory Authority, and is subject to limited regulation in the United Kingdom by the Prudential Regulation Authority and Financial Conduct Authority. Details about the extent of its authorisation and regulation by the Prudential Regulation Authority, and regulation by the Financial Conduct Authority, are available on request or from www.db.com/en/content/eu_disclosures.htm.

Deutsche Bank AG, acting through its London branch (“DB”), is acting as corporate broker to CWC and no other person in connection with this announcement or its contents. DB will not be responsible to any person other than CWC for providing any of the protections afforded to clients of DB, nor for providing any advice in relation to any matter referred to herein. Without limiting a person’s liability for fraud, neither DB nor any of its subsidiary undertakings, branches or affiliates nor any of its or their respective directors, officers, representatives, employees, advisers or agents owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of DB in connection with this announcement, any statement contained herein or otherwise.

Further information

This announcement is for information purposes only and is not intended to, and does not, constitute or form part of any offer, invitation, inducement or the solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of or exercise rights in respect of any securities, or the solicitation of any vote or approval of an offer to buy securities in any jurisdiction, pursuant to the Transaction or otherwise, nor shall there be any sale, issuance or transfer of securities of CWC or Liberty Global pursuant to the Transaction in any jurisdiction in contravention of applicable law. The Acquisition is intended to be implemented by way of the Scheme pursuant to the terms of the Scheme Document, which will contain the full terms and conditions of the Transaction, including details of how to vote in respect of the Scheme. The Scheme will be followed by the Merger. Any decision, vote or other response in respect of the Transaction should be made only on the basis of information contained in the Scheme Document. CWC Shareholders are advised to read the formal documentation in relation to the Transaction carefully once it has been despatched.

This announcement does not constitute a prospectus or prospectus-equivalent document.

Overseas jurisdictions

The release, publication or distribution of this announcement in jurisdictions other than the United Kingdom and the ability of CWC Shareholders who are not resident in the United Kingdom to participate in the Transaction may be restricted by laws and/or regulations of those jurisdictions. In particular, the ability of persons who are not resident in the United Kingdom to vote their CWC Shares with respect to the Scheme at the Court Meeting, or to execute and deliver forms of proxy appointing another to vote at the Court Meeting on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located. This announcement has been prepared for the purpose of complying with English law, the Code and the Listing Rules of the Financial Conduct Authority and the information disclosed may not be the same as that which would have been disclosed if this announcement had been prepared in accordance with the laws of jurisdictions outside the United Kingdom.

Unless otherwise determined by Liberty Global and CWC or required by the Code and permitted by applicable law and regulation, the Transaction will not be made, directly or indirectly, in, into or from a Restricted Jurisdiction where to do so would violate the laws of that jurisdiction and no person may vote in favour of the Transaction by any use, means, instrumentality or form within a Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the laws of that jurisdiction. Accordingly, copies of this announcement and any formal documentation relating to the Transaction are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in or into or from any Restricted Jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in or into or from any Restricted Jurisdiction. If the Acquisition is implemented by way of an Offer (unless otherwise permitted by applicable law and regulation), the Offer may not be made, directly or indirectly, in or into, or by the use of mails or any means or instrumentality (including, but not limited to, facsimile, email or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of, any Restricted Jurisdiction and the Offer may not be capable of acceptance by any such use, means, instrumentality or facilities.

The availability of New Liberty Global Class A Ordinary Shares, New Liberty Global Class C Ordinary Shares, New LiLAC Class A Ordinary Shares and New LiLAC Class C Ordinary Shares under the Transaction to CWC Shareholders who are not resident in the United Kingdom may be affected by the laws of the relevant jurisdiction in which they are resident. In particular, securities to be issued pursuant to the Transaction have not been and will not be registered under the relevant securities laws of Japan and the relevant clearances have not been, and will not be, obtained from the securities commission of any province of Canada. No prospectus in relation to the securities to be issued pursuant to the Transaction has been, or will be, lodged with, or registered by, the Australian Securities and Investments Commission. Accordingly, such securities are not being, and may not be, offered, sold, resold, delivered or distributed, directly or indirectly in or into Australia, Canada or Japan or any other jurisdiction if to do so would constitute a violation of relevant laws of, or require registration thereof in, such jurisdiction (except pursuant to an exemption, if available, from any applicable registration requirements or otherwise in compliance with all applicable laws).

Therefore, any persons who are subject to the laws and regulations of any jurisdiction other than the United Kingdom or CWC Shareholders who are not resident in the United Kingdom should inform themselves about and observe any applicable requirements in their jurisdiction. Any failure to comply with the applicable requirements may constitute a violation of the laws and/or regulations of any such jurisdiction.

None of the securities referred to in this announcement have been approved or disapproved by the SEC, any state securities commission in the United States or any other US regulatory authority, nor have such authorities passed upon or determined the adequacy or accuracy of the information contained in this announcement. Any representation to the contrary is a criminal offence in the United States.

Further details in relation to CWC Shareholders in overseas jurisdictions will be contained in the Scheme Document.

Additional information for CWC Shareholders in the United States

The Transaction relates to the securities of a company organised under the laws of England and Wales and is proposed to be effected by means of a scheme of arrangement under the laws of England and Wales. This announcement, the Scheme Document and certain other documents relating to the Transaction have been or will be prepared in accordance with the Code and UK disclosure requirements, format and style, all of which differ from those in the United States. A transaction effected by means of a scheme of arrangement is not subject to the tender offer rules or the proxy solicitation rules under the US Exchange Act. Accordingly, the Transaction is subject to the disclosure requirements of and practices applicable in the United Kingdom to schemes of arrangement, which differ from the disclosure requirements of the United States tender offer and proxy solicitation rules.

CWC’s financial statements, and all CWC financial information that is included in this announcement or that may be included in the Scheme Document, or any other documents relating to the Transaction, have been or will be prepared in accordance with International Financial Reporting Standards and may not be comparable to financial statements of companies in the United States or other companies whose financial statements are prepared in accordance with US generally accepted accounting principles.

The New Liberty Global Class A Ordinary Shares, New Liberty Global Class C Ordinary Shares, New LiLAC Class A Ordinary Shares and New LiLAC Class C Ordinary Shares to be issued under the Transaction have not been, and are not expected to be, registered under US Securities Act or under the securities laws of any state or other jurisdiction of the United States. It is expected that the New Liberty Global Class A Ordinary Shares, New Liberty Global Class C Ordinary Shares, New LiLAC Class A Ordinary Shares and New LiLAC Class C Ordinary Shares will be issued pursuant to the Scheme in reliance upon an exemption from the registration requirements of the US Securities Act set forth in Section 3(a)(10) thereof. CWC Shareholders (whether or not US persons) who are or will be affiliates (within the meaning of Rule 144 under the US Securities Act) of Liberty Global prior to, or after, the Effective Date will be subject to certain US transfer restrictions relating to the New Liberty Global Class A Ordinary Shares, New Liberty Global Class C Ordinary Shares, New LiLAC Class A Ordinary Shares or New LiLAC Class C Ordinary Shares received pursuant to the Scheme. Specifically, Liberty Global Shares delivered to such affiliated CWC Shareholders may not be offered, sold, resold, delivered, distributed or otherwise transferred, directly or indirectly, absent registration under the US Securities Act or an exemption therefrom.

Liberty Global reserves the right, subject to the prior consent of the Panel and in the circumstances described in this announcement, to elect to implement the Transaction by way of an Offer followed by the Merger. Any securities to be issued in connection with an Offer would be expected to be registered under the US Securities Act. In the event that Liberty Global exercises its right to implement the Transaction pursuant to an Offer followed by the Merger or otherwise in a manner that is not exempt from the registration requirements of the US Securities Act, it will file a registration statement with the SEC containing a prospectus with respect to any securities that would be issued in the Transaction. IN THIS EVENT, CWC SHAREHOLDERS SHOULD READ THESE DOCUMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Such documents will be available free of charge at the SEC’s website at www.sec.gov or by directing a request to Liberty Global’s contact for enquiries identified above. If the Transaction is implemented by way of an Offer followed by the Merger, the Offer will be conducted in compliance with the applicable tender offer rules under the US Exchange Act, including Section 14(e) of the US Exchange Act and Regulation 14E thereunder.

In accordance with, and to the extent permitted by, the Code, normal UK market practice and applicable US securities laws, JP Morgan Cazenove and their affiliates will continue to act as exempt principal traders in CWC Shares on the London Stock Exchange and will engage in certain other purchasing activities consistent with their respective normal and usual practice and applicable law, including applicable US securities laws. Any information about any such purchases will be disclosed on a next day basis to the Panel and will be available from any Regulatory Information Service, including the Regulatory News Service on the London Stock Exchange website, www.londonstockexchange.com.

Additional information for Liberty Global Shareholders in the United States

This announcement may be deemed to be solicitation material in respect of the Transaction, including the issuance of the New Liberty Global Class A Ordinary Shares, New Liberty Global Class C Ordinary Shares, New LiLAC Class A Ordinary Shares and New LiLAC Class C Ordinary Shares. In connection with the foregoing proposed issuance of New Liberty Global Class A Ordinary Shares, New Liberty Global Class C Ordinary Shares, New LiLAC Class A Ordinary Shares and New LiLAC Class C Ordinary Shares, Liberty Global expects to file the Proxy Statement on Schedule 14A with the SEC. The preliminary Proxy Statement, the definitive Proxy Statement, the registration statement/prospectus, in each case, as applicable, and other relevant materials in connection with the Transaction (when they become available), and any other documents filed by Liberty Global with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC at Liberty Global’s website, http://www.libertyglobal.com/, or by contacting Liberty Global’s investor relations department in writing at Liberty Global, 12300 Liberty Boulevard, Englewood, Colorado 80112, USA. INVESTORS AND SECURITY HOLDERS OF LIBERTY GLOBAL SHOULD READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT LIBERTY GLOBAL WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT LIBERTY GLOBAL, THE PROPOSED ISSUANCE OF NEW LIBERTY GLOBAL CLASS A ORDINARY SHARES, NEW LIBERTY GLOBAL CLASS C ORDINARY SHARES, NEW LILAC CLASS A ORDINARY SHARES AND NEW LILAC CLASS C ORDINARY SHARES, THE SUBSTANTIAL PROPERTY TRANSACTION WITH LIBERTY GLOBAL’S CHAIRMAN WHO CONTROLS AN ENTITY WHICH IS A CWC SHAREHOLDER, AND THE TRANSACTION.

Liberty Global and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Liberty Global’s shareholders with respect to the Transaction. Information about Liberty Global’s directors and executive officers and their ownership of Liberty Global stock is set forth in Liberty Global’s proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on 29 April 2015. Information regarding the identity of the potential participants, and their direct and indirect interests in the solicitation, by security holders or otherwise, will be set forth in the Proxy Statement and/or prospectus and other materials to be filed with the SEC in connection with the Transaction and the proposed issuance of New Liberty Global Ordinary Shares and New LiLAC Ordinary Shares.

Forward-looking statements

This announcement contains certain statements which are, or may be deemed to be, “forward-looking statements” with respect to the financial condition, results of operations and business of the CWC Group and Liberty Global and certain plans and objectives of Liberty Global with respect to the Combined Group. All statements other than statements of historical fact may be forward-looking statements. Forward-looking statements are statements of future expectations that are based on current expectations, assumptions and projections about future events, and are therefore subject to risks and uncertainties which could cause actual results, performance or events to differ materially from those expressed or implied by the forward-looking statements. Often, but not always, forward-looking statements can be identified by the use of forward-looking words such as “plans”, “expects”, “is expected”, “is subject to”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, “believes”, “targets”, “aims”, “projects” or words or terms of similar substance or the negative thereof, as well as variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “should”, “would”, “might” or “will” be taken, occur or be achieved. Such statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations.

Such forward-looking statements involve risks and uncertainties that could significantly affect expected results and are based on certain key assumptions. Many factors could cause actual results to differ materially from those projected or implied in any forward-looking statements included in this announcement, including (without limitation): local and global economic and business conditions; market-related risks such as fluctuations in interest rates and exchange rates; the policies and actions of regulatory authorities; the impact of competition, inflation and deflation; the timing impact and other uncertainties of future acquisitions, disposals or combinations within relevant industries (including uncertainties relating to the execution of the Transaction); as well as the impact of tax and other legislation or regulations in the jurisdictions in which Liberty Global and/or the CWC Group operate. Additional factors that could cause actual results to differ materially from such forward-looking statements are set out in Liberty Global’s Annual Report on Form 10-K for the fiscal year ended 31 December 2014 and its subsequent Quarterly Reports on Form 10-Q for the fiscal quarters ended 31 March 2015, 30 June 2015 and 30 September 2015, respectively, and in the annual reports and accounts of CWC for the financial year ended 31 March 2015 and CWC’s interim results for the six months ended 30 September 2015.

Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this announcement. All forward-looking statements in this announcement are expressly qualified in their entirety by the cautionary statements contained in or referred to in this section.

Each forward-looking statement made in this announcement on behalf of Liberty Global or CWC is made as of the date of this announcement based on the opinions and estimates of Liberty Global and CWC, respectively. Each of Liberty Global, CWC and the CWC Group and their respective members, directors, officers, employees, advisers and any person acting on behalf of one or more of them, expressly disclaims any intention or obligation to update or revise any forward-looking or other statements contained in this announcement, whether as a result of new information, future events or otherwise, except as required by applicable law. Neither Liberty Global, CWC, the CWC Group nor their respective members, directors, officers or employees, advisers or any person acting on their behalf, provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this announcement will actually occur.

No forward-looking or other statements have been reviewed by the auditors of Liberty Global or CWC. All subsequent oral or written forward-looking statements attributable to any of Liberty Global, CWC, the CWC Group, or to any of their respective members, directors, officers, advisers or employees or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

No profit forecasts or estimates

Nothing in this announcement is intended or shall be deemed to be a profit forecast, projection or estimate of the future financial performance of Liberty Global, CWC or the Combined Group and no statement in this announcement should be interpreted to mean that earnings or earnings per share of those persons (where relevant) for the current or future financial years would necessarily match or exceed the historical published earnings or earnings per share of those persons (where relevant).

Quantified financial benefits

Statements in the Quantified Financial Benefits Statement relate to future actions and circumstances which, by their nature, involve risks, uncertainties and contingencies. As a result, the cost savings and synergies referred to may not be achieved, may be achieved later or sooner than estimated, or those achieved may be materially different from those estimated. For the purposes of Rule 28 of the Code, the Quantified Financial Benefits Statement contained in this announcement is the responsibility of CWC and the CWC Directors. Neither these statements nor any other statement in this announcement should be construed as a profit forecast or interpreted to mean that the Combined Group’s earnings in the first full year following implementation of the Transaction, or in any subsequent period, would necessarily match or be greater than or be less than those of Liberty Global or CWC for the relevant preceding financial period or any other period.

Disclosure requirements of the Code

Under Rule 8.3(a) of the Code, any person who is interested in 1 per cent. or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 pm (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 pm (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1 per cent. or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s), save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

Rounding

Certain figures included in this announcement have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Information relating to CWC Shareholders

Please be aware that addresses, electronic addresses and certain other information provided by CWC Shareholders, persons with information rights and other relevant persons for the receipt of communications from CWC may be provided to Liberty Global during the Offer Period as required under Section 4 of Appendix 4 of the Code to comply with Rule 2.12 of the Code.

Publication on website and availability of hard copies

A copy of this announcement and the display documents required to be published pursuant to Rule 26.1 of the Code will be made available, free of charge and subject to certain restrictions relating to persons in Restricted Jurisdictions, on Liberty Global’s website at http://www.libertyglobal.com/ and CWC’s website at http://www.cwc.com/ by no later than 12 noon (London time) on the Business Day following the date of this announcement. For the avoidance of doubt, the content of such websites are not incorporated into, and do not form part of, this announcement.

Any person who is required to be sent a copy of this announcement under the Code may request a hard copy of this announcement (and any information incorporated by reference in this announcement) by submitting a request in writing to Liberty Global, 12300 Liberty Boulevard, Englewood, Colorado 80112, USA. A hard copy of this announcement will not be sent unless requested. Any such person may request that all future documents, announcements and information in relation to the Transaction should be sent to them in hard copy form.

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN WHOLE OR IN PART IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION

THE FOLLOWING ANNOUNCEMENT IS AN ADVERTISEMENT AND NOT A PROSPECTUS OR PROSPECTUS EQUIVALENT DOCUMENT AND INVESTORS SHOULD NOT MAKE ANY INVESTMENT DECISION IN RELATION TO THE NEW LIBERTY GLOBAL CLASS A ORDINARY SHARES, THE NEW LIBERTY GLOBAL CLASS C ORDINARY SHARES, THE NEW LILAC CLASS A ORDINARY SHARES OR THE NEW LILAC CLASS C ORDINARY SHARES EXCEPT ON THE BASIS OF THE INFORMATION IN THE SCHEME DOCUMENT, THE PROSPECTUS AND THE PROXY STATEMENT WHICH ARE PROPOSED TO BE PUBLISHED IN DUE COURSE

FOR IMMEDIATE RELEASE

16 November 2015

Recommended Acquisition

of

Cable & Wireless Communications Plc (“CWC”)

by

Liberty Global plc (“Liberty Global”)

1.	Introduction

The Liberty Global Directors and the CWC Directors are pleased to announce that they have reached agreement on the terms of a recommended acquisition through which the entire issued and to be issued ordinary share capital of CWC will be acquired by Liberty Global. It is intended that the Transaction will be effected by means of a two-step, integrated process comprising a Court-sanctioned scheme of arrangement under Part 26 of the Companies Act (or by an Offer) followed by a merger by formation of a new company under the Cross-Border Merger Regulations and Part 3A of Title 7 of Book 2 of the Dutch Civil Code.

2.	The Transaction

Under the terms of the Transaction, which shall be subject to the Conditions and certain further terms set out in Appendix I to this announcement and to be set out in the Scheme Document, Liberty Global will issue, and CWC Shareholders will be entitled to receive up to, in aggregate:

•	31,651,616 New Liberty Global Class A Ordinary Shares;

•	77,488,978 New Liberty Global Class C Ordinary Shares;

•	3,648,524 New LiLAC Class A Ordinary Shares; and

•	8,939,328 New LiLAC Class C Ordinary Shares.

CWC Shareholders will also receive a special dividend of 3 pence per CWC Share (the “Special Dividend”). No other dividend is currently contemplated by CWC to be declared or paid prior to the Scheme Effective Date.

The aggregate consideration under the Transaction, taking into account the Special Dividend, represents a value for CWC’s entire issued and to be issued share capital, as at 13 November 2015, being the last practicable date prior to this Announcement, of approximately £3.60 billion.5 Based on 4,438,594,233 CWC Shares in issue on 13 November 2015, being the last practicable date prior to the date of this Announcement, and the Exchange Rate, the aggregate consideration implies a value of 81.04 pence per CWC Share, representing a premium of approximately 40% to the Closing Price of 58.00 pence per CWC Share on the 21 October 2015 (being the day immediately prior to the Announcement of a possible offer by Liberty Global for CWC). The actual value received by each CWC Shareholder will depend upon whether CWC Shareholders elect for the Recommended Offer, the LiLAC Alternative or one of the Dual Share Alternatives, details of which are set out in this announcement.

Following completion of the Transaction, accounting for the irrevocable undertakings to elect for the Dual Share Alternatives (as described below) and based on the number of CWC Shares and Liberty Global Shares in issue on 13 November 2015 (being the latest practicable date before the date of this announcement), CWC Shareholders will, after giving effect to the attribution, hold approximately:

•	11 per cent. of the total number of Liberty Global Class A Ordinary Shares;

•	11 per cent. of the total number of Liberty Global Class C Ordinary Shares;

•	7 per cent. of the total number of LiLAC Class A Ordinary Shares; and

•	7 per cent. of the total number of LiLAC Class C Ordinary Shares.

The Recommended Offer and the Dual Share Alternatives

Under the terms of the Transaction, which shall be subject to the Conditions and certain further terms set out in Appendix I to this announcement and to be set out in the Scheme Document, CWC Shareholders will be entitled to elect to receive one of the following:

•	the Recommended Offer, for which the Independent CWC Directors who hold CWC Shares have irrevocably undertaken to elect, and which includes the LiLAC Alternative; or

•	the First Dual Share Alternative, for which CHLLC has irrevocably undertaken to elect; or

•	the Second Dual Share Alternative, for which Clearwater and Brendan Paddick have irrevocably undertaken to elect.

In addition to the Recommended Offer and the Dual Share Alternatives, Liberty Global and the CWC Directors have agreed that, upon completion of the Transaction, all CWC Shareholders (irrespective of whether they have validly elected to receive the Recommended Offer or one of the Dual Share Alternatives) on the register at 6 p.m. (London time) on the Business Day immediately prior to the Effective Date shall be entitled to receive the Special Dividend.

The CWC Directors, who have been so advised by Evercore, consider the financial terms of the Recommended Offer to be fair and reasonable and intend unanimously to recommend that CWC Shareholders elect to receive the Recommended Offer. The CWC Directors are not recommending either of the Dual Share Alternatives to CWC Shareholders. Further details regarding the CWC Directors’ recommendations are set out in paragraph 4 of this announcement.

The Recommended Offer and the Dual Share Alternatives are described below. For the avoidance of doubt, CWC Shareholders will only be entitled to elect to receive one of the Recommended Offer, the First Dual Share Alternative or the Second Dual Share Alternative in respect of their entire holdings of CWC Shares. However, CWC Shareholders who validly elect to receive the Recommended Offer will also be entitled to

5	Or a value for CWC’s entire issued and to be issued share capital of approximately £3.64 billion and an implied value per CWC Share of 81.91 pence based on volume weighted average prices of the relevant Liberty Global Shares over the 10-day period ending on and including 13 November 2015, being the last practicable date prior to the date of this announcement, and the Exchange Rate elect for the LiLAC Alternative in respect of part of or their entire holding of CWC Shares. CWC Shareholders who do not elect for any of the Recommended Offer, the First Dual Share Alternative or the Second Dual Share Alternative shall automatically be entitled to receive the Recommended Offer (with no LiLAC Alternative) in respect of their CWC Shares.

Details and further terms of the Recommended Offer and the Dual Share Alternatives (including the action to take in order to make a valid election for one of them and, if relevant, the LiLAC Alternative, and the deadline for making such elections) will be set out in the Scheme Document.

The Recommended Offer

Under the Recommended Offer, which shall be subject to the Conditions and certain further terms set out in Appendix I to this announcement and to be set out in the Scheme Document, CWC Shareholders shall be entitled to receive, for each CWC Share:

•	a number of New Liberty Global Class A Ordinary Shares as determined by the Exchange Ratio, such number not to be lower than 0.007921 and not to exceed 0.008301; and

•	a number of New Liberty Global Class C Ordinary Shares as determined by the Exchange Ratio, such number not to be lower than 0.019391 and not to exceed 0.020321.

CWC Shareholders who validly elect to receive the Recommended Offer and who are on the register of members of CWC at 6 p.m. (London time) on the Business Day immediately prior to the Effective Date will also be entitled to receive the Special Dividend.

The maximum number of Liberty Global Ordinary Shares that Liberty Global will issue under the Recommended Offer is 23,914,687 New Liberty Global Class A Ordinary Shares and 58,547,554 New Liberty Global Class C Ordinary Shares.

The Recommended Offer will also include a LiLAC Alternative under which CWC Shareholders who elect to receive the Recommended Offer can also elect to receive New LiLAC Ordinary Shares up to their pro rata entitlement (against their holdings of CWC Shares) of the New Liberty Global Ordinary Shares to which they would be entitled under the Recommended Offer, subject to being scaled down as nearly as reasonably practicable pro rata to the size of such elections and elections for either of the Dual Share Alternatives. Further details of the LiLAC Alternative and the Dual Share Alternatives are set out below.

If the Exchange Ratio were calculated as at 13 November 2015 (being the last business day prior to the release of this announcement), under the Recommended Offer CWC Shareholders would be entitled to 0.008301 New Liberty Global Class A Ordinary Shares and 0.020321 New Liberty Global Class C Ordinary Shares for each CWC Share held by them.

As will be further described in the Scheme Document, as at the Exchange Ratio Calculation Time:

•	if the Blended Liberty Share Price is lower than $44.09, the Exchange Ratio will not change, such that, under the Recommended Offer, CWC Shareholders would be entitled to 0.008301 New Liberty Global Class A Ordinary Shares and 0.020321 New Liberty Global Class C Ordinary Shares, for each CWC Share held.

•	if the Blended Liberty Share Price is greater than $44.09 but not more than $44.51, the Exchange Ratio will not change and, accordingly, if the Blended Liberty Share Price increases up to $44.51 at the Exchange Ratio Calculation Time, CWC Shareholders who elect for the Recommended Offer will benefit from such increase. If the Blended Liberty Share Price is $44.51 at the Exchange Ratio Calculation Time, the consideration under the Recommended Offer would represent 86.79 pence per CWC Share (based on the Exchange Rate), including the Special Dividend.

•	if the Blended Liberty Share Price is greater than $44.51 but not more than $46.65, the Exchange Ratio will be calculated such that CWC Shareholders who elect for the Recommended Offer do not benefit from such increase over $44.51 and, accordingly, if the Blended Liberty Share Price is greater than $44.51 but not more than $46.65 at the Exchange Ratio Calculation Time, the consideration under the Recommended Offer would represent 86.79 pence per CWC Share (based on the Exchange Rate), including the Special Dividend.

•	if the Blended Liberty Share Price is greater than $46.65, the Minimum Exchange Ratio (being the Exchange Ratio that will apply if the Blended Liberty Share Price is $46.65 at the Exchange Ratio Calculation Time) will continue to apply and, accordingly, if the Blended Liberty Share Price is greater than $46.65 at the Exchange Ratio Calculation Time, CWC Shareholders who elect for the Recommended Offer would benefit from such increase in the Blended Liberty Share Price above $46.65.

The Exchange Ratio will be calculated and fixed as at the earlier to occur of the following two dates: (a) the Business Day falling seven days prior to the date of the Court Meeting (or, in the event that such date is not a Business Day, the Business Day immediately preceding such date) and, (b) the Business Day in the Exchange Ratio Calculation Period that immediately follows the end of a Relevant CWC Share Trading Period (such date, the “Exchange Ratio Calculation Time”).

Further details of how the Exchange Ratio will be finally determined will be included in the Scheme Document. The sterling amount realisable upon the sale of a New Liberty Global Share at the time such share is delivered to a holder of CWC Shares (or at any subsequent time) will depend upon both the market price of a Liberty Global Share and the relevant US dollar / sterling exchange rate at that time.

As a result of the variable Exchange Ratio referred to above, CWC Shareholders who validly elect to receive the Recommended Offer will not know the exact number of New Liberty Global Ordinary Shares which they will receive until such time as the Exchange Ratio is announced, which will be shortly after the Exchange Ratio Calculation Time

On the basis described above, the consideration under the Recommended Offer represents:

•	an indicative value of 86.82 pence[6] per CWC Share, including the Special Dividend;

•	a premium of approximately 18 per cent[7]. to the Closing Price of 73.45 pence per CWC Share on 13 November 2015 (being the last practicable day prior to the date of this announcement);

•	a premium of approximately 50 per cent.[8] to the Closing Price of 58.00 pence per CWC Share on 21 October 2015 (being the day immediately prior to the announcement of a possible offer by Liberty Global for CWC), based on:

•	a volume weighted average price of $45.87 per Liberty Global Class A Ordinary Share over the 10-day period ending on and including 13 November 2015 (being the business day before the date of this announcement);

6	Or an indicative value of 86.00 pence per CWC Share, including the Special Dividend, based on the closing price of the Liberty Global Ordinary Shares on 13 November 2015, being the last practicable date prior to the date of this announcement.
7	Or a premium of 17 per cent. to the closing price of 73.45 pence per CWC Share on 13 November 2015 (being the last practicable date prior to the date of this announcement), based on the closing price of the Liberty Global Ordinary Shares on such date.
8	Or a premium of 48 per cent. to the closing price of 58.00 pence per CWC Share on 21 October 2015 (being the day immediately prior to the announcement of a possible offer by Liberty Global for CWC), based on the closing price of the Liberty Global Ordinary Shares on 13 November 2015 (being the last practicable date prior to the date of this announcement).

•	a volume weighted average price of $43.99 per Liberty Global Class C Ordinary Share over the 10-day period ending on and including 13 November 2015 (being the business day before the date of this announcement); and

•	the Exchange Rate.

The Independent CWC Directors who hold CWC Shares have irrevocably undertaken to elect for the Recommended Offer.

LiLAC Alternative

As part of the Recommended Offer, Liberty will propose a LiLAC Alternative which will allow CWC Shareholders who are entitled to the Recommended Offer to elect to receive New LiLAC Ordinary Shares by reference to the LiLAC Exchange Ratio up to their pro rata entitlement (against their holdings of CWC Shares) of the New Liberty Global Ordinary Shares to which they would be entitled under the Recommended Offer. Any such election will be subject to being scaled down as nearly as reasonably practicable pro rata to the size of such elections for the LiLAC Alternative and the size of elections made for either of the Dual Share Alternatives.

If any such valid elections for the LiLAC Alternative are made, the entitlement to receive LiLAC Ordinary Shares under the Dual Share Alternatives will be scaled down as nearly as reasonably practicable pro rata to the size of such elections for the LiLAC Alternative and the size of elections made for either of the Dual Share Alternatives, such that those CWC Shareholders electing for the Dual Share Alternatives would receive fewer New LiLAC Ordinary Shares and a greater number of New Liberty Global Ordinary Shares, by reference to the LiLAC Exchange Ratio. The LiLAC Alternative will not be available to shareholders who elect for the First Dual Share Alternative or the Second Dual Share Alternative.

The maximum number of LiLAC Ordinary Shares that Liberty Global will issue under the LiLAC Alternative is 2,368,235 New LiLAC Class A Ordinary Shares and 5,802,464 New LiLAC Class C Ordinary Shares.

As a result of the LiLAC Alternative and the Dual Share Alternatives, the CWC Shareholders who validly elect to receive the Recommended Offer and make a valid election for the LiLAC Alternative (whether prior to or following the Exchange Ratio Calculation Time) will not know the exact number of New Liberty Global Ordinary Shares and New LiLAC Ordinary Shares they will receive until settlement of the Consideration under the Transaction.

CWC Shareholders who elect for the LiLAC Alternative should note that no fractions of New LiLAC Ordinary Shares will be allotted or issued to CWC Shareholders and, accordingly, a CWC Shareholder must hold a minimum of 1,217 CWC Shares in order to receive a New LiLAC Class A Ordinary Share, and a minimum of 497 CWC Shares in order to receive New LiLAC Class C Ordinary Share, in each case under the LiLAC Alternative.

The LiLAC Alternative will not affect the entitlement of CWC Shareholders who do not make an election under the LiLAC Alternative to receive New Liberty Global Ordinary Shares under the Recommended Offer.

Details and further terms of the LiLAC Alternative (including the action to take in order to make a valid election and the deadline for making such election) will be set out in the Scheme Document.

The First Dual Share Alternative

Under the First Dual Share Alternative, which shall be subject to the Conditions and certain further terms set out in Appendix I to this announcement and to be set out in the Scheme Document, CWC Shareholders shall be entitled to receive, for each CWC Share:

•	0.005593 New Liberty Global Class A Ordinary Shares;

•	0.013693 New Liberty Global Class C Ordinary Shares;

•	0.002343 New LiLAC Class A Ordinary Shares; and

•	0.005739 New LiLAC Class C Ordinary Shares,

subject to pro ration and adjustment as a result of valid elections being made by CWC Shareholders under the Recommended Offer for the LiLAC Alternative and the size of valid elections made for the First Dual Share Alternative as set out below.

CWC Shareholders who validly elect to receive the First Dual Share Alternative and who are on the register of members of CWC at 6 p.m. (London time) on the Business Day immediately prior to the Effective Date will also be entitled to receive the Special Dividend.

The maximum number of Liberty Global Shares that Liberty Global will issue under the First Dual Share Alternative is 3,216,545 New Liberty Global Class A Ordinary Shares, 7,874,693 New Liberty Global Class C Ordinary, 1,347,168 New LiLAC Class A Ordinary Shares and 3,300,726 New LiLAC Class C Ordinary Shares.

Accordingly, if valid elections for the First Dual Share Alternative are made by CWC Shareholders holding more than 13 per cent. of CWC’s total issued share capital, the entitlement to receive Liberty Global Ordinary Shares and LiLAC Ordinary Shares under the First Dual Share Alternative will be scaled down as nearly as reasonably practicable pro rata to the holdings of CWC Shares of the CWC Shareholders who make such elections and any such amounts so scaled down will be replaced by pro rata entitlements to Liberty Global Ordinary Shares under the Recommended Offer (excluding the LiLAC Alternative).

Further, under the First Dual Share Alternative, the number of Liberty Global Ordinary Shares and LiLAC Ordinary Shares received for each CWC Share is subject to valid elections being made for the LiLAC Alternative. If such elections are made, then the number of New Liberty Global Class A Ordinary Shares and New Liberty Global Class C Ordinary Shares which CWC Shareholders who validly elect for the First Dual Share Alternative will receive will be increased, and the number of New LiLAC Ordinary Shares issued will be decreased, in each case by reference to the LiLAC Exchange Ratio.

Assuming no valid elections were made for the LiLAC Alternative, the consideration under the First Dual Share Alternative represents:

•	an indicative value of 79.13 pence[9] per CWC Share, including the Special Dividend;

•	a premium of approximately 8 per cent.[10] to the Closing Price of 73.45 pence per CWC Share on 13 November 2015 (being the last practicable day prior to the date of this announcement); and

•	a premium of approximately 36 per cent.[11] to the Closing Price of 58.00 pence per CWC Share on 21 October 2015 (being the day immediately prior to the announcement of a possible offer by Liberty Global for CWC),

9	Or an indicative value of 78.14 pence per CWC Share, including the Special Dividend, based on the closing price of the Liberty Global Ordinary Shares and LiLAC Ordinary Shares on 13 November 2015, being the last practicable date prior to the date of this announcement.
10	Or a premium of 6 per cent. to the closing price of 73.45 pence per CWC Share on 13 November 2015 (being the last practicable date prior to the date of this announcement), based on the closing price of the Liberty Global Ordinary Shares and LiLAC Ordinary Shares on such date.
11	Or a premium of 35 per cent. to the closing price of 58.00 pence per CWC Share on 21 October 2015 (being the day immediately prior to the announcement of a possible offer by Liberty Global for CWC), based on the closing price of the Liberty Global Ordinary Shares and LiLAC Ordinary Shares on 13 November 2015 (being the last practicable date prior to the date of this announcement).

based on:

•	a volume weighted average price of $45.87 per Liberty Global Class A Ordinary Share over the 10-day period ending on and including 13 November 2015 (being the last practicable date prior to the date of this announcement);

•	a volume weighted average price of $43.99 per Liberty Global Class C Ordinary Share over the 10-day period ending on and including 13 November 2015 (being the last practicable date prior to the date of this announcement);

•	a volume weighted average price of $37.16 per LiLAC Class A Ordinary Share over the 10-day period ending on and including 13 November 2015 (being the last practicable date prior to the date of this announcement);

•	a volume weighted average price of $36.90 per LiLAC Class C Ordinary Share over the 10-day period ending on and including 13 November 2015 (being the last practicable date prior to the date of this announcement); and

•	the Exchange Rate.

CHLLC, which holds 13 per cent. of CWC’s total issued share capital, has irrevocably undertaken to elect to receive the First Dual Share Alternative.

The Second Dual Share Alternative

Under the Second Dual Share Alternative, which shall be subject to the Conditions and certain further terms set out in Appendix I to this announcement and to be set out in the Scheme Document, CWC Shareholders shall be entitled to receive, for each CWC Share:

•	a number of New Liberty Global Class A Ordinary Shares as determined by the Alternative Exchange Ratio, such number not to be lower than 0.004601 and not to exceed 0.005716;

•	a number of New Liberty Global Class C Ordinary Shares as determined by the Alternative Exchange Ratio, such number not to be lower than 0.011265 and not to exceed 0.013993.

•	0.002343 New LiLAC Class A Ordinary Shares; and

•	0.005739 New LiLAC Class C Ordinary Shares,

subject to pro ration and adjustment as a result of valid elections being made by CWC Shareholders under the Recommended Offer for the LiLAC Alternative and the size of valid elections made for the Second Dual Share Alternative as set out below.

CWC Shareholders who validly elect to receive the Second Dual Share Alternative and who are on the register of members of CWC at 6 p.m. (London time) on the Business Day immediately prior to the Effective Date will also be entitled to receive the Special Dividend.

The maximum number of Liberty Global Shares that Liberty Global will issue under the Second Dual Share Alternative is 5,615,171 New Liberty Global Class A Ordinary Shares, 13,746,973 New Liberty Global Class C Ordinary, 2,301,356 New LiLAC Class A Ordinary Shares and 5,638,602 New LiLAC Class C Ordinary Shares.

Accordingly, if valid elections for the Second Dual Share Alternative are made from CWC Shareholders holding more than 22 per cent. of CWC’s total issued share capital, the entitlement to receive Liberty Global Ordinary Shares and LiLAC Ordinary Shares under the Second Dual Share Alternative will be scaled down as nearly as reasonably practicable pro rata to the holdings of CWC Shares of the CWC Shareholders who make such elections and any such amounts so scaled down will be replaced by pro rata entitlements to Liberty Global Ordinary Shares under the Recommended Offer (excluding the LiLAC Alternative).

Further, under the Second Dual Share Alternative, the number of Liberty Global Ordinary Shares and LiLAC Ordinary Shares received for each CWC Share is subject to valid elections being made for the

LiLAC Alternative. If such elections are made, then the number of New Liberty Global Ordinary Shares which CWC Shareholders who validly elect for the Second Dual Share Alternative will receive will be increased, and the number of New LiLAC Ordinary Shares issued will be decreased, in each case by reference to the LiLAC Exchange Ratio.

Assuming no valid elections were made for the LiLAC Alternative, if the Alternative Exchange Ratio were calculated as at 13 November 2015 (being the last business day prior to the release of this announcement), under the Second Dual Share Alternative CWC Shareholders would be entitled to 0.004601 New Liberty Global Class A Ordinary Shares and 0.011265 New Liberty Global Class C Ordinary Shares for each CWC Share held.

As will be further described in the Scheme Document, at the Exchange Ratio Calculation Time:

•	if the Blended Liberty Share Price is lower than $44.09, the Alternative Exchange Ratio will not change, such that, under the Second Dual Share Alternative, CWC Shareholders would be entitled to 0.004601 New Liberty Global Class A Ordinary Shares and 0.011265 New Liberty Global Class C Ordinary Shares, for each CWC Share held.

•	if the Blended Liberty Share Price is greater than $44.09 but not more than $44.51, the Alternative Exchange Ratio will not change and, accordingly, if the Blended Liberty Share Price increases up to $44.51 at the Exchange Ratio Calculation Time, CWC Shareholders who elect for the Second Dual Share Alternative will benefit from such increase. If the Blended Liberty Share Price is $44.51 at the Exchange Ratio Calculation Time, the consideration under the Second Dual Share Alternative would represent 69.10 pence per CWC Share (based on the Exchange Rate and the 10-day volume weighted average price of a LiLAC Class A Ordinary Share and a LiLAC Class C Ordinary Share over the 10-day period ending on and including 13 November 2015 set out below), including the Special Dividend.

•	if the Blended Liberty Share Price is greater than $44.51 but not more than $46.65, the Alternative Exchange Ratio will be calculated so as to give CWC Shareholders who elect for the Second Dual Share Alternative the benefit of such increase in the Blended Liberty Share Price over $44.51 and, accordingly, if the Blended Liberty Share Price is $46.65 at the Exchange Ratio Calculation Time, the consideration under the Second Dual Share Alternative would represent 83.11 pence per CWC Share (based on the Exchange Rate and the 10-day volume weighted average price of a LiLAC Class A Ordinary Share and a LiLAC Class C Ordinary Share over the 10-day period ending on and including 13 November 2015 set out below), including the Special Dividend.

•	if the Blended Liberty Share Price is greater than $46.65, the Maximum Alternative Exchange Ratio (being the Alternative Exchange Ratio that will apply if the Blended Liberty Share Price is $46.65 at the Exchange Ratio Calculation Time) will apply and, accordingly, if the Blended Liberty Share Price is greater than $46.65 at the Exchange Ratio Calculation Time, CWC Shareholders who elect for the Second Dual Share Alternative would benefit from such increase in the Blended Liberty Share Price above $46.65 on the same basis as CWC Shareholders entitled to receive the Recommended Offer.

The Alternative Exchange Ratio shall be calculated and fixed as at the Exchange Ratio Calculation Time.

Further details regarding the Alternative Exchange Ratio will be included in the Scheme Document.

On the basis described above, the consideration under the Second Dual Share Alternative (including the Special Dividend) represents:

•	an indicative value of 69.12 pence per[12] CWC Share;

12	Or an indicative value of 68.22 pence per CWC Share, including the Special Dividend, based on the closing price of the Liberty Global Ordinary Shares and LiLAC Ordinary Shares on 13 November 2015, being the last practicable date prior to the date of this announcement.

•	a discount of approximately 6 per cent.[13] to the Closing Price of 73.45 pence per CWC Share on 13 November 2015 (being the last practicable date prior to the date of this announcement); and

•	a premium of approximately 19 per cent.[14] to the Closing Price of 58.00 pence per CWC Share on 21 October 2015 (being the day immediately prior to the announcement of a possible offer by Liberty Global for CWC), based on:

•	a volume weighted average price of $45.87 per Liberty Global Class A Ordinary Share over the 10-day period ending on and including 13 November 2015 (being the last practicable date prior to the date of this announcement);

•	a volume weighted average price of $43.99 per Liberty Global Class C Ordinary Share over the 10-day period ending on and including 13 November 2015 (being the last practicable date prior to the date of this announcement);

•	a volume weighted average price of $37.16 per LiLAC Class A Ordinary Share over the 10-day period ending on and including 13 November 2015 (being the last practicable date prior to the date of this announcement);

•	a volume weighted average price of $36.90 per LiLAC Class C Ordinary Share over the 10-day period ending on and including 13 November 2015 (being the last practicable date prior to the date of this announcement); and

•	the Exchange Rate.

Clearwater and Brendan Paddick, who, taken together, hold 22 per cent. of CWC’s total issued share capital, have irrevocably undertaken to elect for the Second Dual Share Alternative.

New Liberty Global Ordinary Shares and New LiLAC Ordinary Shares to be issued

The total number of New Liberty Global Ordinary Shares and New LiLAC Ordinary Shares to be issued under the terms of the Transaction will be limited to 31,651,616 New Liberty Global Class A Ordinary Shares, 77,488,978 New Liberty Global Class C Ordinary Shares, 3,648,524 New LiLAC Class A Ordinary Shares and 8,939,328 New LiLAC Class C Ordinary Shares. Elections for the LiLAC Alternative and the Dual Share Alternatives will not change the total number of New Liberty Global Ordinary Shares or New LiLAC Ordinary Shares to be issued under the terms of the Transaction.

To the extent that elections under the LiLAC Alternative and either of the Dual Share Alternatives cannot be satisfied in full, they will be scaled down as nearly as reasonably practicable pro rata to the size of such elections as set out above. As a result, CWC Shareholders who make a valid election under the LiLAC Alternative or either of the Dual Share Alternatives (whether prior to or following the Exchange Ratio Calculation Time) will not know the exact number of New Liberty Global Ordinary Shares and New LiLAC Ordinary Shares they will receive pursuant to the Transaction until settlement of the Consideration for the Transaction, although an announcement will be made of the approximate extent to which elections under the LiLAC Alternative and the Dual Share Alternatives will be satisfied.

13	Or a discount of 7 per cent. to the closing price of 73.45 pence per CWC Share on 13 November 2015 (being the last practicable date prior to the date of this announcement), based on the closing price of the Liberty Global Ordinary Shares and LiLAC Ordinary Shares on such date.
14	Or a premium of 18 per cent. to the closing price of 58.00 pence per CWC Share on 21 October 2015 (being the day immediately prior to the announcement of a possible offer by Liberty Global for CWC), based on the closing price of the Liberty Global Ordinary Shares and LiLAC Ordinary Shares on 13 November 2015 (being the last practicable date prior to the date of this announcement).

General

Liberty expects the Effective Date to occur in the second quarter of 2016, subject to the satisfaction or waiver of the Conditions and certain further terms set out in Appendix I to this announcement and to be set out in the Scheme Document.

The New Liberty Global Class A Ordinary Shares, the New Liberty Global Class C Ordinary Shares, the New LiLAC Class A Ordinary Shares and New LiLAC Class C Ordinary Shares will be issued credited as fully paid and will rank pari passu in all respects with the Liberty Global Ordinary Shares and the LiLAC Ordinary Shares in issue at the time the New Liberty Global Class A Ordinary Shares, New Liberty Global Class C Ordinary Shares, New LiLAC Class A Ordinary Shares and New LiLAC Class C Ordinary Shares are issued pursuant to the Transaction, including the right to receive and retain dividends and other distributions declared, made or paid by reference to a record date falling after the Effective Date.

CWC Shares acquired under the Transaction will be acquired fully paid and free from all liens, equities, charges, encumbrances, options, rights of pre-emption and any other third party rights and interests of any nature and together with all rights now or hereafter attaching or accruing to them, including voting rights and the right to receive and retain in full all dividends and other distributions (if any) declared, made or paid on or after the Effective Date.

3.	Background to and reasons for the Transaction

The Transaction represents an important strategic milestone for Liberty Global, and in particular Liberty Global’s businesses in Latin America and the Caribbean, which are attributed to the LiLAC Group. The combination of CWC with Liberty Global’s LiLAC Group assets, VTR in Chile and Liberty Cablevision in Puerto Rico, will create the leading consumer and B2B communications provider across the Latin America and Caribbean region, with strong market positions, triple- and quadruple-play and B2B upside, underpinned by high-quality broadband, terrestrial and submarine networks.

Liberty Global expects the Transaction will enhance the long-term equity value for both the Liberty Global Group and LiLAC Group Shareholders for the following reasons:

•	Combines high-growth assets in the Latin America and the Caribbean region to form the leading consumer and B2B communications provider, with 10 million video, broadband, fixed and mobile telephony subscription services. This new combination would have generated estimated consolidated revenue of over $3.5 billion and estimated consolidated OCF of $1.4 billion for the twelve months ended 30 September 2015. The combined business is expected to deliver low double-digit rebased OCF growth over the medium term.

•	Adds a powerful B2B Latin American and Caribbean platform to LiLAC, as CWC’s comprehensive product portfolio and extensive terrestrial and submarine network will position LiLAC to capitalise on the growth in the business market throughout the region.

•	Enables continued network investment and product innovation for the benefit of consumers and business customers alike, taking advantage of efficiencies driven from combined scale, and leveraging both companies’ complementary experience in product development and customer-centricity.

•	Offers attractive organic growth opportunities in broadband, pay TV and mobile data; Liberty Global expects to capitalise on the market-leading brands, superior fixed and mobile networks and product leadership of the new combination to take advantage of underlying untapped demand for broadband, pay TV and mobile products and drive customer take-up.

•	Provides significant synergy opportunities; together with the extensive integration that is currently ongoing by CWC with respect to its recent acquisition of Columbus supported by Liberty Global’s proven integration experience, Liberty Global believes there are incremental financial benefits over and above those publicly quantified ($125 million of cost synergies) by CWC, as well as additional synergy opportunities from combining CWC with the LiLAC Group.

•	Creates leading regional platform to capitalise on further M&A opportunities; Liberty Global believes that the combined businesses of the LiLAC Group and CWC will be well-positioned to exploit the fragmented telecom and pay television landscape.

CWC Background

CWC is one of the leading telecoms operators in Panama and the Caribbean, with a leading proposition in 9 out of the 16 broadband markets, and 10 out of the 16 mobile markets in which it operates. The markets in which CWC operates are structurally attractive underpinned by strong macro fundamentals providing for an attractive growth opportunity.

Synergy Opportunity

The ongoing integration between CWC and Columbus, as set out in CWC’s announcement dated 5 November 2015, is expected to generate $125 million of run-rate cost savings and $145 million of one-time capital expenditure synergies by 31 March 2018, as well as material revenue synergies through cross-selling, improvements in the video offering and network quality, and enhancements in the B2B offering. Further details of the synergies are set out in Appendix V to this announcement.

Liberty Global believes that there will be further revenue, cost savings and efficiency opportunities as a result of CWC being part of the Liberty Global platform. Areas of opportunity include savings related to elimination of public company expenses, further corporate and administrative rationalisation of existing LiLAC Group operations with those of CWC, leveraging the combined scale in areas such as content, procurement and product development, and capitalising on the strength of CWC’s terrestrial and submarine network assets and B2B expertise and product portfolio to further drive savings and revenue opportunities in the combined operations.

If the transaction closes, utilisation of CWC’s US and UK deferred tax assets would be restricted and Liberty Global believes that material realisation of the benefits of those assets would be unlikely.

4.	Recommendation by CWC Directors

The CWC Directors have carefully considered the Acquisition and the terms of the Acquisition, and have received financial advice from Evercore in relation to the Acquisition (including in respect of each of the Recommended Offer, the First Dual Share Alternative and the Second Dual Share Alternative). In providing its advice to the CWC Directors, Evercore has taken into account the commercial assessments of the CWC Directors.

The Non-independent CWC Directors are not considered by the CWC Board to be independent directors of CWC as they have been nominated to the CWC Board, following the Columbus Acquisition, by certain of, or, in the case of Brendan Paddick, as one of, the principal vendors of Columbus. The Non-independent CWC Directors include Thad York, who was nominated for appointment by CHLLC, a company ultimately controlled by John Malone.

Clearwater (which is ultimately controlled by John Risley), CHLLC (which is ultimately controlled by John Malone) and Brendan Paddick have each also entered into lock-up and put option agreements with CWC pursuant to which, inter alia, the CWC shares held by Clearwater, CHLLC and Brendan Paddick are subject to certain lock-up arrangements, Clearwater, CHLLC and Brendan Paddick have rights to put certain of those CWC Shares on to CWC at certain times and all of the CWC Shares held by them are to be voted at all shareholder meetings of CWC in line with the recommendation of the Board of Directors of CWC (subject to certain exceptions, including a resolution to implement a scheme of arrangement in respect of a takeover offer made for CWC that has been recommended by the Board of Directors of CWC).

Accordingly, as part of the CWC Directors’ review of the Acquisition and in order to ensure an appropriately independent consideration of the Acquisition in the interests of all CWC Shareholders, the

Independent CWC Directors have also met separately from the Non-independent CWC Directors to consider the Acquisition and the terms of the Acquisition, and to determine whether to recommend the Acquisition to CWC Shareholders.

The CWC Directors, who have been so advised by Evercore, consider the financial terms of the Recommended Offer to be fair and reasonable. In providing its advice to the CWC Directors, Evercore has taken into account the commercial assessments of the CWC Directors.

Accordingly, the CWC Directors intend unanimously to recommend that CWC Shareholders vote in favour of the Scheme at the Court Meeting and the resolution(s) relating to the Transaction to be proposed at the CWC General Meeting and to elect to receive the Recommended Offer.

The CWC Directors (other than the Non-independent CWC Directors) have also irrevocably undertaken to elect to receive the Recommended Offer in respect of their own beneficial holdings of, in total, 16,108,842 CWC Shares, representing, in aggregate, approximately 0.37 per cent. of the ordinary share capital of CWC in issue on 13 November 2015 (being the latest practicable date prior to the date of this announcement).

CHLLC has irrevocably undertaken to elect to receive the First Dual Share Alternative in respect of its beneficial holding of 575,096,759 CWC Shares (representing approximately 13.2 per cent. of the ordinary share capital of CWC in issue on 13 November 2015 (being the latest practicable date prior to the date of this announcement)) and Clearwater and Brendan Paddick have each irrevocably undertaken to elect to receive the Second Dual Share Alternative in respect of their own beneficial holdings of, in total, 982,432,846 CWC Shares (representing, in aggregate, approximately 22.5 per cent. of the ordinary share capital of CWC in issue on the same date).

Further details of these irrevocable undertakings are set out in Appendix III to this announcement. The CWC Directors are not recommending the First Dual Share Alternative or the Second Dual Share Alternative to CWC Shareholders. In particular, CWC Shareholders should consider whether LiLAC Class A Ordinary Shares and LiLAC Class C Ordinary Shares are a suitable investment for them in light of their own personal circumstances and investment objectives and are strongly recommended to seek their own independent financial, tax and legal advice before deciding whether to elect for either the First Dual Share Alternative or the Second Dual Share Alternative.

CHLLC, Clearwater and Brendan Paddick have determined that, in light of their own personal circumstances and investment objectives, LiLAC Class A Ordinary Shares and LiLAC Class C Ordinary Shares are a suitable investment for them and so have undertaken to elect to receive the First Dual Share Alternative (in the case of CHLLC) and the Second Dual Share Alternative (in the case of Clearwater and Brendan Paddick).

Any decision to elect for the First Dual Share Alternative or the Second Dual Share Alternative should be based on a full consideration of this announcement and the Scheme Document (when published).

5.	Background to and reasons for the CWC Directors’ recommendation

CWC today is a leading quad play operator in the Caribbean and Latin American markets. In the recent past, CWC established an exciting new growth strategy underpinned by identified target actions. These included:

•	new investment capex initiatives such as Project Marlin to accelerate network improvements and drive improved customer service levels

•	the creation of a new regional hub in Miami to emphasise the focus on its core markets

•	divesting assets such as Monaco, which were not consistent with the targeted regional focus, at attractive valuations

•	the acquisition of Columbus which brought additional in-region critical mass, talented new employees, an exciting product set and very significant cost and revenue synergies

The resulting business has moved to swiftly integrate Columbus and deliver the synergy opportunity from that transaction. CWC recently revised its cost synergy forecast upwards to $125m in its recent interim statements. Further details of those cost synergies are set out in Appendix V to this announcement.

CWC has created significant value for shareholders over recent years. The market capitalisation of CWC has grown from approximately £1.1bn on 21 October 2013 to approximately £2.5bn on 21 October 2015, the day before Liberty Global’s interest in CWC became public. The total shareholder return over the last 2 years leading up to this date was approximately 46 per cent. in comparison with approximately 16 per cent. for the FTSE 250 over the same period. Incorporating the headline recommended offer price, CWC’s share price has grown to 86.82 pence, implying a total shareholder return of approximately 119 per cent. since 21 October 2013.

The Board of CWC is confident that the strategy and leadership of CWC would continue to deliver value for CWC shareholders in the years to come, both from the Columbus acquisition and the opportunity to grow further in Latin American markets which the Company is well placed to target. However, the Board believes that the Recommended Offer represents an attractive premium and accelerates the delivery to its shareholders of CWC’s future value potential, as well as providing an exciting future platform for CWC employees.

6.	Recommendation by Liberty Global Directors

As further described in paragraph 19 of this announcement, the issuance of New Liberty Global Ordinary Shares and New LiLAC Ordinary Shares to CWC Shareholders requires approval by Liberty Global Shareholders under applicable NASDAQ listing rules. In addition, the acquisition by Liberty Global of CWC Shares from CHLLC, an entity controlled by John Malone, who is Liberty Global’s Chairman, constitutes a substantial property transaction pursuant to the Companies Act and therefore also requires approval by Liberty Global Shareholders.

The Liberty Global Directors consider the issuance of Liberty Global Shares, and the completion of the substantial property transaction, in connection with the Transaction, to be most likely to promote the success of the company for the benefit of the Liberty Global Shareholders as a whole and intend to recommend unanimously (other than in the case of John Malone, who will not vote on the recommendation due to his significant shareholding in CWC) that Liberty Global Shareholders vote in favour of the Liberty Global Resolutions to be proposed at the Liberty Global General Meeting which will be convened in connection with the Transaction.

7.	Conditions

The Acquisition is subject to the Conditions and further terms set out in Appendix I and to be set out in the Scheme Document.

The Conditions in Appendix I to this announcement provide that the Acquisition is conditional on, among other things: (i) the approval by the requisite majorities of CWC Shareholders at the CWC Meetings; (ii) the sanction of the Scheme by the Court and the registration of the Scheme Court Order with the Registrar of Companies; (iii) the Scheme becoming effective no later than the Long Stop Date; (iv) approval by the Liberty Global Shareholders of the Liberty Global Resolutions at the Liberty Global General Meeting; (v) US HSR clearance; (vi) completion of the CWC US Carve-Out or, to the extent required by law or regulation, FCC Regulatory Approval having been obtained (as to which further information is provided in paragraph 8 below); (vii) approval for listing of the New Liberty Global Ordinary Shares and New LiLAC Ordinary Shares on NASDAQ; and (viii) prior to the CWC General Meeting, approval of the Prospectus by the UKLA.

The Acquisition is also conditional on the receipt of additional regulatory approvals in a number of jurisdictions, namely the Bahamas, Barbados, the Cayman Islands, Jamaica, Panama and Trinidad and Tobago.

8.	CWC US Carve-Out

To enable completion of the Acquisition as soon as possible, the CWC FCC Business will be transferred out of the CWC Group in accordance with, the arrangements summarised below.

The CWC FCC Business will be transferred into a newly incorporated CWC Group company, Newco, which will then be transferred, pursuant to the CWC US Carve-out SPA, to a special purpose vehicle New Holdco owned by shareholders then holding a majority of the issued share capital of CWC (“New Holdco Shareholders”).

With effect from completion of the transfer of Newco, Newco will delegate most day-to-day management functions in respect of the CWC FCC Business to certain members of the CWC Group pursuant to a management services agreement (the “MSA”), but will preserve ultimate responsibility and oversight for its operations and compliance with the CWC FCC Licences.

Under the terms of the MSA, CWC Inc. will indemnify Newco and its directors and shareholder (i.e. Newco Holdco) against losses arising as a result a breach of the MSA by CWC Inc., CWC, or another member of the CWC Group. New Holdco will indemnify the directors and shareholders of New Holdco for losses they may suffer as a result of acts or omissions of Newco and, in respect of the New Holdco Shareholders, also for losses arising out of holding shares in New Holdco (and thereby participating in the CWC US Carve-Out). In addition, CWC Ltd will indemnify certain New Holdco Shareholders directly for losses arising out of their holding shares in New Holdco (and thereby participating in the CWC US Carve-out).

Upon receipt of all FCC Regulatory Approval in respect of the CWC FCC Licences, Newco will be transferred back into the CWC Group (or the Combined Group, in the event such FCC Regulatory Approval is obtained after completion of the Acquisition).

FCC Regulatory Approval would be required in respect of the Transaction in the event that the CWC US Carve-Out is not completed or either the CWC US Carve-Out or Columbus US Carve-Out does not remain in effect so that any of the FCC Licences are held by a member of the CWC Group prior to completion of the Transaction. In such circumstances, Liberty Global may seek to invoke the FCC Condition if FCC Regulatory Approval is not received by the Long Stop Date (being, in this case, 16 December 2016).

9.	Information relating to Liberty Global

Information relating to Liberty Global plc

Liberty Global is the largest international cable company with operations in 14 countries. With its customer-focused innovation it delivers products and services that enable its customers to enjoy content and stay connected to their world – wherever and whenever they choose. Liberty Global’s value creation strategy emphasises (i) superior organic growth driven by operational excellence, (ii) opportunistic M&A and (iii) a commitment to equity returns.

Liberty Global’s superior network reaches nearly 53 million homes and it currently provides its 27 million customers with over 57 million video, voice and broadband subscription services (“RGUs”). It has launched mobile services in ten countries, including 4G services in multiple countries, extending its superior connectivity experience beyond the home. As of September 30, 2015, Liberty Global served nearly five million mobile subscribers and offered WiFi service across six million access points. In addition, it offers a complete range of advanced internet, voice and video services to business customers in the vast majority of its countries.

On July 1, 2015, Liberty Global created a tracking stock structure to allow investors to own separate securities intended to track the financial performance of the Liberty Global Group, which is primarily comprised of Liberty Global’s European businesses and the LiLAC Group, which is comprised of Liberty Global’s businesses in Latin America and the Caribbean. Tracking shares are intended by the issuing company to reflect or “track” the economic performance of a particular business or “group,” rather than the economic performance of the company as a whole. The respective groups do not represent a separate legal entity, rather each group represents those businesses, assets and liabilities that have been attributed to that group.

Information relating to the Liberty Global Group

The businesses comprising the Liberty Global Group include the leading cable operators in many of the jurisdictions in which Liberty Global operates, including the UK, the Netherlands, Germany, Switzerland and Belgium. As of 30 September 2015, the Liberty Global Group provided its 26 million unique customers with 53 million subscription services across a footprint of 49 million homes passed in Europe. On a product level, the subscriber base for the Liberty Global Group consisted of 23 million video, 17 million broadband internet and 14 million telephony subscriptions. In addition, the Liberty Global Group provides mobile services to 4.6 million mobile subscribers in Europe.

For the first nine months of 2015, Liberty Global’s European operations generated revenue of $17.0 billion and OCF of $8.1 billion on an annualized basis. The current market capitalisation of the Liberty Global Group is approximately $38 billion, and it has an enterprise value of approximately $81 billion.

Information relating to the LiLAC Group

The LiLAC Group operates the largest cable businesses in terms of the number of subscribers in Chile, through wholly-owned VTR, and in Puerto Rico, through 60%-owned Liberty Cablevision. As of 30 September 2015, the LiLAC Group provided a total of 3.5 million subscription services to 1.7 million unique customers across advanced broadband cable networks passing more than 4 million homes in Chile and Puerto Rico. With strong market shares in each country across video, broadband internet and fixed-line telephony, the LiLAC Group delivered services consisting of 1.3 million video, 1.3 million broadband internet and 0.9 million telephony subscriptions at 30 September 2015. In addition to Liberty Global’s triple-play business, VTR provided mobile voice and data services to 134,000 subscribers at the end of Q3 2015.

Both VTR and Liberty Cablevision have experienced strong financial and operational performance over the last several years. More specifically, in fiscal year 2014, the LiLAC Group produced $1.2 billion (4% rebased growth) and $477 million (16% rebased growth) in revenue and OCF, respectively, and added 130,000 RGUs and 39,000 mobile subscribers during the year. The momentum has carried over into the first nine months of 2015, as the LiLAC Group has grown revenue and OCF on a rebased basis by 6% and 10%, respectively, as compared to the corresponding prior year period. Additionally, the LiLAC Group has expanded its fixed subscriber base through the organic addition of 102,000 and 24,000 fixed subscribers for the 2015 year-to-date and Q3 periods, respectively, as well as through the completion of the acquisition of Choice in Puerto Rico in June 2015, which added 156,000 RGUs and completed our cable consolidation on the island.

Further information about Liberty Global will be included in the Scheme Document.

10.	Information relating to CWC

CWC is a leading provider of telecommunications based services, including mobile, high-speed broadband, traditional and IP-based voice services, and advanced digital video services, as well as wholesale broadband capacity and managed IT services to consumers, businesses, telecommunications carriers and governments in the Caribbean, Latin America and Seychelles. CWC, which is headquartered in London and has a regional operational hub in Miami, Florida, acquired Columbus on 31 March 2015, forming a leading, regionally-focused, integrated telecommunications company capable of delivering quad-play services to residential customers and advanced carrier-grade broadband and managed IT service to corporate and government customers. With over 7,000 employees, CWC is divided into three main divisions: Consumer, Business Solutions and Wholesale Networks.

Consumer

CWC’s Consumer division provides communications and content services to individual consumers and residential customers through a long-established market presence and brands in 18 markets in the Caribbean, Panama and the Seychelles. The Columbus Acquisition is expected to transform CWC into a premium “quad-play” operator with capability in advanced video, high-speed broadband, IP telephony and data-rich mobile services.

Business Solutions

CWC’s Business Solutions division focuses on sales to small, medium and international enterprises and governments in 27 markets. The main products and services offered to business and government customers include voice (fixed and mobile), broadband, enterprise-grade connectivity, data centre, hosting and managed solutions, as well as IT solutions. The basis of CWC’s products and services provided to business and government customers is its ownership of proprietary fibre networks, including “last mile” links to customers, metro fibre rings and international loops that enable CWC to deliver redundant, end-to-end connectivity.

Wholesale Networks

CWC’s Wholesale Networks division sells connectivity and wholesale solutions to carriers and enterprises in 42 “on-net” countries throughout the Latin American and Caribbean region, underpinned by more than 42,000 kilometres of subsea and terrestrial fibre optic cables. Its networks, which provide for the transit of growing traffic across the region and to the high-demand destination of the United States, have been increased by 6,000 kilometres following the recent completion of the commissioning of the Pacific Caribbean Cable System, a cable system in which CWC is a founder consortium member. In addition, CWC provides resiliency and redundancy routing to other carriers and providers that operate or lease infrastructure separately.

For the financial year ended 31 March 2015, CWC generated revenue of $1,753 million, representing an increase of 4 per cent. from the previous financial year, and EBITDA of $585 million, representing a 7 per cent. increase from the financial year ending 31 March 2014. As at 31 March 2015, CWC had total assets of $7,037 million.

Further information about CWC will be included in the Scheme Document.

11.	Management and employees

Liberty Global attaches great importance to the skills and experience of the existing management and employees of the CWC Group. The Combined Group will augment the capabilities of both Liberty and CWC and will offer significant opportunities for employees in a business of greater size and scope and will incorporate the skills and talents present in both companies.

Liberty Global has given assurances to the CWC Directors that, upon and following completion of the Transaction, it intends to fully safeguard the existing employment and pension rights of all of the CWC Group’s management and employees.

Liberty Global is supportive of the ongoing headcount reduction plan introduced by the CWC Group following the Columbus Acquisition and pursuant to which there has been a rationalisation of overlapping headcount in back office, sales and marketing and customer service roles. Liberty Global expects to complete the implementation of this existing plan and may consider a limited number of additional headcount reductions at a management level.

12.	Financing arrangements

Liberty Global has arranged for the following financing arrangements in connection with the Acquisition: (i) an interim credit agreement among LGE Coral Holdco Limited (“Finco”) and The Bank of Nova Scotia, as agent, and the other lenders party thereto (the “Interim Facility Agreement”), providing for a new term loan to be made available to Finco (the “Interim Term Loan”) in a principal amount equal to £140 million for purposes of financing, indirectly, the special dividend payable to CWC Shareholders pursuant to the Transaction; and (ii) a commitment letter among Finco and certain underwriters providing for new senior secured credit facilities (the “New Facilities”), consisting of:

•	a new term loan B1 to be made available to Sable International Finance Limited (“Sable”) and CWC US Co-Borrower, LLC (“CWC Co-Borrower”) in an amount equal to $440 million (the “New Term Loan B1”), for purposes of refinancing the existing $400 million 8.75% senior secured notes due 2020 issued by Sable (the “2020 Notes”) and paying related fees, costs, expenses and other amounts in connection with the Acquisition and the New Facilities (to the extent Sable elects to enter into the New Facilities and draw the New Term Loan B1);

•	a new term loan B2 to be made available to Sable and CWC Co-Borrower in an amount equal to $360 million (the “New Term Loan B2”), for purposes of financing the special dividend payable to CWC Shareholders pursuant to the Transaction (to the extent that the Interim Term Loan has not been drawn for this purpose), and paying related fees, costs, expenses and other amounts in connection with the Acquisition and the New Facilities (to the extent Sable elects to enter into the New Facilities and draw the New Term Loan B2);

•	new revolving credit facilities to be made available to Sable and CWC Co-Borrower in an aggregate principal amount equal to $570 million (the “New Revolving Credit Facilities”), for purposes of refinancing the existing revolving credit facilities entered into by Sable, CWC and certain other subsidiaries of CWC and paying related fees, costs, expenses and other amounts in connection with the Acquisition and the New Facilities (to the extent Sable elects to enter into the New Facilities and draw the New Revolving Credit Facilities); and

•	a new senior unsecured bridge facility to be made available to Sable in an aggregate principal amount equal to $790 million (the “New Senior Unsecured Bridge Facility”), for purposes of financing any Change of Control Offer (as defined below) and paying related fees (including the related change of control premium), costs and expenses (to the extent Sable elects to enter into the New Facilities and draw the New Senior Unsecured Bridge Facility).

In addition to the Interim Facility and the New Facilities described above, Liberty Global intends to use $100 million of the LiLAC Group cash to fund certain fees and expenses to be paid in connection with the Interim Facility Agreement, the New Facilities and the Consent Solicitation (as defined below).

Goldman Sachs International, financial adviser to Liberty Global, is satisfied that sufficient resources are available to Liberty Global to satisfy in full the cash consideration payable to CWC Shareholders pursuant to the Transaction, which consists of payment of the Special Dividend to CWC Shareholders.

In addition to arranging for the Interim Facility Agreement and the New Facilities, Sable intends to launch a consent solicitation (the “Consent Solicitation”) with respect to its $750 million 6.875% senior notes due 2022 (the “2022 Notes”). In the Consent Solicitation, Sable will seek consent from holders of the 2022 Notes (i) to waive the provisions of the indenture governing the 2022 Notes that require Sable to offer to purchase (the “Change of Control Offer”) any or all of the 2022 Notes at 101% of the principal amount thereof as a result of the consummation of the Transaction and (ii) to make certain amendments to the covenants and other provisions of the indenture governing the 2022 Notes. In the event that the Consent Solicitation is successful, then the New Unsecured Bridge Facility is expected to be cancelled and terminated in full. In the event that the Consent Solicitation is unsuccessful, then the New Unsecured Bridge Facility is expected to remain in place and be available to Sable to finance the purchase of any 2022 Notes that are tendered in the Change of Control Offer.

Following the consummation of the Transaction, the target leverage ratio of the CWC Group, taking into account the New Facilities and potential future financing transactions, is expected to be between 4.0x and 5.0x proportionate net debt to proportionate EBITDA. Pro forma for the Transaction, the nominal value of CWC’s consolidated net debt at 30 September 2015 will increase from $2.9 billion to $3.2 billion, and its proportionate net debt will increase from $2.8 billion to $3.1 billion, after giving effect to (i) $800 million of new term loans, (ii) a $31 million repayment of Sable’s revolving credit facility and (iii) the repayment of Sable’s $400 million senior secured notes due 2020. Using CWC’s pro forma consolidated net debt of $3.2 billion at 30 September 2015 and CWC’s consolidated pro forma for Columbus EBITDA of $996 million (including unrealised consolidated synergies of $117 million) for the twelve months ended 30 September 2015, the consolidated leverage ratio would have been 3.3x. Using CWC’s pro forma proportionate net debt of $3.1 billion at 30 September 2015 and CWC’s proportionate pro forma for Columbus EBITDA of $766 million (including unrealised proportionate synergies of $98 million) for the twelve months ended 30 September 2015, the proportionate leverage ratio would have been 4.1x.

Further information on the financing of the Transaction will be set out in the Scheme Document.

13.	New Liberty Global Class A Ordinary Shares, New Liberty Global Class C Ordinary Shares, New LiLAC Class A Ordinary Shares and New LiLAC Class C Ordinary Shares

New Liberty Global Ordinary Shares and New LiLAC Ordinary Shares will be ordinary shares in the capital of Liberty Global which will trade on NASDAQ. Each New Liberty Global Class A Ordinary Share and New LiLAC Class A Ordinary Share will have one vote and each New Liberty Global Class C Ordinary Share and New LiLAC Class C Ordinary Share will be non-voting.

Each New Liberty Global Ordinary Share and New LiLAC Ordinary Share will rank equally in the capital of Liberty Global with all other classes of Liberty Global Ordinary Shares and LiLAC Ordinary Shares, respectively, in respect of any dividend declared or in respect of the capital of profits. Dividends may be declared and paid, including dividends consisting of securities of another company, in favour of Liberty Global Ordinary Shares and LiLAC Ordinary Shares in equal or unequal amounts, or only in favour of Liberty Global Ordinary Shares or LiLAC Ordinary Shares. Liberty Global Class A Ordinary Shares and Liberty Global Class B Ordinary Shares form a single voting class with LiLAC Class A Ordinary Shares and LiLAC Class B Ordinary Shares for most ordinary business of Liberty Global.

LiLAC Ordinary Shares are intended to reflect or “track” the separate economic performance of the LiLAC Group. The LiLAC Ordinary Shares do not represent a separate legal entity, rather they represent those businesses, assets and liabilities that have been attributed to the LiLAC Group, including the ‘Liberty Global’ business in Chile and Puerto Rico, including VTR and Liberty Puerto Rico.

Liberty Global Ordinary Shares are intended to reflect or “track” the separate economic performance of all of Liberty Global’s other operations. The Liberty Global Ordinary Shares do not represent a separate legal entity, rather they represent those businesses, assets and liabilities that have not been attributed to the LiLAC Group, including Virgin Media, Unitymedia, UPC Holding BV, Telenet and Ziggo Group Holding.

Following the completion of the Transaction, Liberty Global expects to attribute CWC to the LiLAC Group, with the Liberty Global Group being granted an inter-group interest in the LiLAC Group. As a result, on a pro forma basis, 25.44 per cent. of the LiLAC Ordinary Shares will be owned by existing LiLAC Group Shareholders, 7.21 per cent. of the LiLAC Ordinary Shares will be owned by existing CWC Shareholders, and 67.35 per cent. of the LiLAC Ordinary Shares will be represented by the inter-group interest in favour of the Liberty Global Group.

Liberty Global will also produce the Prospectus in connection with the issue of the New Liberty Global Class A Ordinary Shares, New Liberty Global Class C Ordinary Shares, New LiLAC Class A Ordinary Shares and New LiLAC Class C Ordinary Shares. The Prospectus will contain further information relating to Liberty Global, the CWC Group, the Combined Group, the New Liberty Global Class A Ordinary Shares, the New

Liberty Global Class C Ordinary Shares, the New LiLAC Class A Ordinary Shares and the New LiLAC Class C Ordinary Shares. It is expected that the Prospectus will be published in the first quarter of 2016.

14.	CWC Share Plans

Participants in any CWC Share Plans will be contacted regarding the effect of the Transaction on their rights under these schemes and provided with further details concerning the proposals which will be made to them in due course. Details of the proposals will be set out in the Scheme Document and in separate letters to be sent to participants in the CWC Share Plans.

The Co-operation Agreement also contains provisions that will apply in respect of the CWC Share Plans.

15.	Dividends

The Liberty Global Directors and the CWC Directors have agreed that, conditional upon the Scheme becoming effective (and as such, subject to completion of the Acquisition), CWC Shareholders on the register of members of CWC at 6 p.m. (London time) on the Business Day immediately prior to the Effective Date will be entitled to receive the Special Dividend.

If any CWC dividend or other distribution is declared, made, announced or paid at any time on or after the date of this announcement and prior to the Effective Date, other than the Special Dividend, or in excess of the Special Dividend, Liberty Global reserves the right to reduce the value implied under the terms of the Acquisition at such date by an amount equal to the excess amount in the case of the Special Dividend, or otherwise by the amount of all or part of any such other dividend (in each case, based on the $/£ exchange rate at the time of such declaration, announcement, making or payment) by reducing the Special Dividend and/or the Consideration.

16.	Disclosure of interests in CWC

Liberty Global made a public Opening Position Disclosure setting out details of its interests or short positions in, or rights to subscribe for, any relevant securities of CWC on 5 November 2015.

Save as set out in Liberty Global’s Opening Position Disclosure, as at the close of business on 13 November 2015 2015 (being the last Business Day prior to the publication of this announcement), none of Liberty Global nor, so far as Liberty Global is aware, any person acting in concert (within the meaning of the Code) with Liberty Global (including the directors of Liberty Global) has:

•	any interest in, or right to subscribe for, any CWC Shares nor does any such person have any short position in CWC Shares, including any short position under a derivative, any agreement to sell, any delivery obligation or right to require another person to purchase or take delivery of CWC Shares; or

•	borrowed or lent any CWC Shares or entered into any financial collateral arrangements relating to CWC Shares.

17.	Irrevocable undertakings

Irrevocable undertakings received by Liberty Global

Liberty Global has received irrevocable undertakings from CHLLC (an entity controlled by John Malone), Clearwater (entities controlled by John Risley) and Brendan Paddick to vote (or procure the voting) in favour of the Scheme at the Court Meeting and the resolution(s) to be proposed at the CWC General Meeting (or, in the event that the Acquisition is implemented by way of an Offer, to accept or procure acceptance of the Offer) in respect of those CWC Shares owned and/or controlled by those CWC Shareholders. Such CWC Shares amount to, in aggregate, 1,557,529,605 CWC Shares, representing approximately 35.7 per cent. of the ordinary share capital of CWC in issue on 13 November 2015 (being the latest practicable date prior to the date of this announcement). These irrevocable undertakings will cease to be binding if, among other things: (i) Liberty Global announces (with the consent of the Panel, with respect to CHLLC) that it does not intend to make or proceed with the Acquisition and no new, revised or replacement Scheme (or Offer) is announced in accordance with Rule 2.7 of the Code; or (ii) on the earlier of the Long Stop Date and the date on which the Scheme (or Offer) lapses or is withdrawn and no new, revised or replacement Scheme (or Offer) has been announced in accordance with Rule 2.7 of the Code.

Under the terms of these irrevocable undertakings, CHLLC has undertaken to elect for the First Dual Share Alternative and Clearwater and Brendan Paddick have each undertaken to elect for the Second Dual Share Alternative.

Liberty Global has received a non-binding letter of support from Orbis, pursuant to which Orbis has confirmed its intention to vote in favour of the Scheme (or, in the event the Transaction is implemented by way of an Offer, to accept the Offer) in respect of its holding of 406,528,756 CWC Shares, representing approximately 9.3 per cent. of the ordinary share capital of CWC in issue on 13 November 2015 (being the latest practicable date prior to the date of this announcement).

In addition, Liberty Global has received irrevocable undertakings from each of the CWC Directors (other than John Risley and Brendan Paddick) who beneficially own and/or control CWC Shares to vote (or to procure the voting) in favour of the Scheme at the Court Meeting and the resolution(s) to be proposed at the CWC General Meeting (or, in the event that the Acquisition is implemented by way of an Offer, to accept or procure acceptance of the Offer) in respect of those CWC Shares owned and/or controlled by that CWC Director. Such CWC Shares amount to, in aggregate, 16,108,842 CWC Shares, representing approximately 0.37 per cent. of the ordinary share capital of CWC in issue on 13 November 2015 (being the latest practicable date prior to the date of this announcement). These irrevocable undertakings will cease to be binding: (i) if Liberty Global announces that it does not intend to make or proceed with the Transaction and no new, revised or replacement Transaction is announced in accordance with Rule 2.7 of the Code; or (ii) on the earlier of the Long Stop Date and the date on which the Scheme (or Offer) lapses or is withdrawn in accordance with its terms and no new, revised or replacement Scheme (or Offer) has been announced in accordance with Rule 2.7 of the Code.

The irrevocable undertakings given by the CWC Directors (other than Brendan Paddick) provide that each such CWC Director will elect to take (or procure an election to take) the Recommended Offer.

Further details of these irrevocable undertakings are set out in Appendix III to this announcement.

Irrevocable undertakings received by CWC

CWC has received an irrevocable undertaking from John Malone to vote (or procure the voting) in favour of the Liberty Global Resolutions to be proposed at the Liberty Global General Meeting in respect of those Liberty Global Shares owned and/or controlled by John Malone, John Malone’s spouse and the Malone LG 2013 Charitable Remainder Trust. Such Liberty Global Shares amount to, in aggregate, 1,042,480 Liberty Global Class A Ordinary Shares, 8,677,225 Liberty Global Class B Ordinary Shares, 52,123 LiLAC Class A Ordinary Shares and 433,861 LiLAC Class B Ordinary Shares, representing approximately 24.6 per cent. of the shareholder voting rights of Liberty Global on 13 November 2015 (being the latest practicable date prior to the date of this announcement).

Further details of this irrevocable undertaking are set out in Appendix IV to this announcement.

18.	Description of the Scheme and the Merger

Transaction

It is intended that, once the Conditions have been satisfied or (where applicable) waived, as applicable, the Transaction will be effected by way of a two-step, integrated process. The first step will be the acquisition by Liberty Global of the entire issued and to be issued share capital of CWC by way of a Court-sanctioned scheme of arrangement between CWC and the Scheme Shareholders under Part 26 of the Companies Act. In the second step, following the Scheme becoming effective, pursuant to a merger by formation of a new company under the Cross-Border Merger Regulations and Part 3A of Title 7 of Book 2 of the Dutch Civil Code, it is intended that CWC and LGE will be dissolved without going into liquidation and each of their assets and liabilities will be transferred to a newly formed English private limited company.

Scheme of Arrangement

The purpose of the Scheme is to provide for Liberty Global to become the owner of the whole of the issued and to be issued share capital of CWC.

Under the Scheme, the Scheme Shares will be transferred to Liberty Global in consideration for which Scheme Shareholders will receive the Consideration.

The Scheme will be subject to the Conditions and further terms and conditions referred to in Appendix I to this announcement and to be set out in the Scheme Document. The Acquisition will lapse if the Scheme does not become effective by the Long Stop Date.

To become effective, the Scheme requires the approval of Scheme Shareholders by the passing of a resolution at the Court Meeting. The resolution must be approved by a majority in number of the Scheme Shareholders present and voting (and entitled to vote), either in person or by proxy, representing not less than 75 per cent. of the Scheme Shares held by such Scheme Shareholders. In addition, special resolution(s) must be passed at the CWC General Meeting, requiring the approval of CWC Shareholders representing at least 75 per cent. of the votes cast at the CWC General Meeting (either in person or by proxy). The CWC General Meeting will be held immediately after the Court Meeting.

The CWC Meetings are currently expected to be held in the first quarter of 2016, around the same time as the Liberty Global General Meeting, as will be set out in the Scheme Document in due course (or such later date as is agreed between Liberty Global and CWC).

Following the CWC Meetings, the Scheme must be sanctioned by the Court. The Scheme will only become effective once a copy of the Scheme Court Order sanctioning the Scheme is delivered to the Registrar of Companies.

Liberty Global may cause the Acquisition to lapse if: (i) the approval of the requisite majorities of Scheme Shareholders at the Court Meeting is not obtained on or before the Long Stop Date; (ii) the approval of the requisite majority of CWC Shareholders to pass the special resolution(s) to be proposed at the CWC General Meeting is not obtained on or before the Long Stop Date; or (iii) following the Scheme being sanctioned by the Court, the Scheme Court Order is not delivered to the Registrar of Companies for registration on or before the 14th day after the Scheme Court Hearing, or such later date as may be agreed by Liberty Global.

Upon the Scheme becoming effective, it will be binding on all CWC Shareholders, irrespective of whether or not they attended or voted at the CWC Meetings (and, if they attended and voted, whether or not they voted in favour). The Consideration will be despatched by Liberty Global to Scheme Shareholders no later than 14 days after the Effective Date and the Special Dividend will also be paid to CWC Shareholders on the register of members of CWC at 6 p.m. (London time) on the Business Day immediately prior to the Effective Date no later than 14 days after the Effective Date. Share certificates in respect of CWC Shares will cease to be valid and entitlements to CWC Shares held within the CREST system will be cancelled.

The Scheme Document will include full details of the Scheme, together with notices of the Court Meeting and the CWC General Meeting and the expected timetable for the Transaction, and will specify the action to be taken by Scheme Shareholders. It is anticipated that the Scheme Document will be sent to CWC Shareholders around the same time as the Proxy Statement is sent to Liberty Global Shareholders and within four months of the date of this announcement.

Fractions of New Liberty Global Class A Ordinary Shares, New Liberty Global Class C Ordinary Shares, New LiLAC Class A Ordinary Shares and New LiLAC Class C Ordinary Shares will not be allotted or issued to CWC Shareholders. Fractional entitlements to New Liberty Global Class A Ordinary Shares, New Liberty Global Class C Ordinary Shares, New LiLAC Class A Ordinary Shares and New LiLAC Class C Ordinary Shares will be aggregated and sold in the market as soon as practicable after the Scheme becomes effective and the net proceeds of sale will then be distributed in cash pro rata to persons entitled thereto.

The Scheme will be governed by English law. The Scheme will be subject to the applicable requirements of the Code, the Panel, the London Stock Exchange and the Financial Conduct Authority.

The Scheme is expected to become effective in the second quarter of 2016. An expected timetable of principal events of the Scheme will be included in the Scheme Document.

Merger

Following, and conditional upon, the Scheme becoming effective, Liberty Global intends that CWC and LGE, a wholly-owned subsidiary of Liberty Global will be dissolved without going into liquidation and on dissolution each of their assets and liabilities will be transferred (pursuant to applicable law) to a newly formed wholly-owned subsidiary of Liberty Global.

CWC and LGE would be required to comply with the procedure set out in the Cross-Border Merger Regulations and Part 3A of Title 7 of Book 2 of the Dutch Civil Code, which include certain prescribed pre-merger steps followed by CWC and LGE each obtaining a certificate of satisfaction of such steps from the Court and a Dutch notary, respectively. The Court would then make an order (on the application of CWC and LGE) approving the completion of the Merger. CWC and LGE expect to agree draft terms of merger for the purpose of the Merger in due course, which would be filed with Companies House at the appropriate time.

On 16 November 2015, Liberty Global delivered a letter to CWC, receipt of which was acknowledged by CWC, describing the steps of the Scheme, the Merger and certain related transactions and the intention for the Scheme and the Merger to constitute a single, integrated transaction that qualifies as a reorganisation for US federal income tax purposes, which is a plan of reorganisation within the meaning of US Treasury Regulation 1.368-2(g) (the “Plan of Reorganisation Letter”).

The Scheme followed by the Merger (or, if applicable, an Offer followed by the Merger) is intended to constitute a single, integrated transaction that qualifies as a reorganisation for US federal income tax purposes with the exchange of stock by US CWC shareholders generally eligible for non-recognition treatment under US tax rules.

The Scheme Document will include full details of the Merger. The Merger will be governed by English law and Dutch law.

19.	Liberty Global Shareholder Approval

The issuance of New Liberty Global Ordinary Shares and New LiLAC Ordinary Shares to CWC Shareholders requires approval by the Liberty Global Shareholders under applicable NASDAQ listing rules. The acquisition by Liberty Global of CWC Shares from CHLLC, an entity controlled by John Malone, who is Liberty Global’s Chairman, constitutes a substantial property transaction pursuant to the Companies Act and therefore also requires approval by the Liberty Global Shareholders.

Liberty Global will prepare and send to Liberty Global Shareholders the Proxy Statement summarising the background to and reasons for the Transaction which will include a notice convening the Liberty Global General Meeting. The Transaction is conditional on, among other things, the Liberty Global Resolutions in respect of the matters set out in paragraphs 2(i) and (j) of Appendix I being passed by the requisite majority of Liberty Global Shareholders at the Liberty Global General Meeting (but not, for the avoidance of doubt, any other resolutions which may be proposed at the Liberty Global General Meeting which shall not be conditions to the Transaction).

It is expected that the Proxy Statement will be filed with the SEC and sent to Liberty Global Shareholders at the same time as the Scheme Document is sent to CWC Shareholders and within four months of the date of this announcement. It is anticipated that the Liberty Global General Meeting will be held within five months of the date of this announcement.

20.	Offer related Arrangements

Co-operation Agreement

Liberty Global and CWC have entered into the Co-operation Agreement pursuant to which Liberty Global has agreed to provide its reasonable co-operation to CWC and its advisers, and to use its reasonable endeavours, to satisfy the Conditions as promptly as possible following the date of the Co-operation Agreement and, in any event, by the Long Stop Date.

Each of Liberty Global and CWC has undertaken, among other things, to co-operate with each other and to use reasonable endeavours to provide information and assistance in relation to filings, notifications or submissions to be made in connection with implementing the Transaction and obtaining clearances. In addition, Liberty Global has undertaken to provide assistance in connection with the preparation of the Scheme Document and implementation of the Scheme.

The Co-operation Agreement records Liberty Global’s and CWC’s intention to implement the Transaction by way of the Scheme, subject to the ability of Liberty Global to proceed by way of an Offer in the circumstances described in paragraph 25 of this announcement, followed by the Merger.

By way of compensation for any loss suffered by CWC in connection with the preparation and negotiation of the Transaction and the documents relating to it, Liberty Global has agreed to pay to CWC US$50 million if, on or prior to the Long Stop Date, Liberty Global:

•	without CWC’s consent, withdraws, modifies or qualifies its unanimous (other than in the case of John Malone, who will not vote on the recommendation) and unconditional recommendation that Liberty Global Shareholders vote in favour of the Liberty Global Resolutions (the “Liberty Global Recommendation”); or

•	fails to include the Liberty Global Recommendation in the Proxy Statement when it is transmitted to Liberty Global Shareholders (or announces that it will not do so); or

•	fails to convene the Liberty Global General Meeting prior to the Long Stop Date, provided that the SEC has advised Liberty Global in writing at least 45 days prior to the Long Stop Date that it has completed its review of the Proxy Statement,

(each, a “Liberty Global Adverse Recommendation Change”).

The Co-operation Agreement also contains provisions that will apply in respect of certain employee-related matters.

Liberty Global has the right to terminate the Co-operation Agreement if the Scheme Document (or Offer Document, as the case may be) does not include a unanimous and unconditional recommendation from the CWC Directors of the Scheme (or an Offer, as the case may be); if the recommendation of the CWC Directors is no longer unanimous or is withdrawn, qualified or modified at any time; or where a competing proposal is recommended by the CWC Directors. Each of Liberty Global and CWC has a right to terminate the Co-operation Agreement if Liberty Global makes a Liberty Global Adverse Recommendation Change. The Co-operation Agreement will also be terminated if agreed in writing between the parties; if the Transaction lapses or is withdrawn in accordance with its terms and, where required, with the permission of the Panel; or if the Effective Date (or, in the case of an Offer, the date on which it becomes or is declared unconditional in all respects in accordance with its terms) has not occurred by the Long Stop Date.

Confidentiality agreements

On 18 August 2015, Liberty Global and CWC entered into a mutual confidentiality agreement in a customary form in relation to the Acquisition, pursuant to which they each undertook, among other things and subject to certain exceptions, to keep information relating to one another confidential and not to disclose it to third parties (other than certain permitted persons) unless required by law or regulation. Unless terminated earlier, the confidentiality obligations will remain in force for 18 months from the date of the agreement.

On 22 October 2015, Liberty Global and CWC entered into a clean team confidentiality agreement, pursuant to which they each agreed to limit the disclosure, sharing and use of certain commercially sensitive information to certain directors, officers and employees of Liberty Global and CWC and their respective affiliates.

21.	Dealing arrangements

CHLLC Put Option Deed

On 31 March 2015, in connection with the Columbus Acquisition, CHLLC, an entity controlled by John Malone and a person acting in concert with Liberty Global, entered into a lock-up and put option agreement with CWC (the “CHLLC Put Option Deed”).

Under the terms of the CHLLC Put Option Deed, the CWC Shares held by CHLLC are subject to lock-up arrangements, an exception to which enables CHLLC to either (i) require CWC to purchase for cash up to a certain number of its CWC Shares each year from 2016 to 2019 inclusive (such right of CHLLC each year being a “Put Option” and the maximum number of shares that CHLLC can require CWC to purchase under these agreements each year being the “Relevant Annual Put Shares”); or (ii) sell up to that number of CWC Shares each year from 2016 to 2019 in the market.

Each Put Option is exercisable, in respect of some or all of the Relevant Annual Put Shares to which it relates, in the first 14 days following CWC’s preliminary results announcement in the relevant year.

Other than in respect of the exercise of its Put Option over the Relevant Annual Put Shares and certain other disposals permitted each year, CHLLC is subject to a lock-up in respect of all of its CWC Shares until two months after the exercise window for the Put Options has closed in 2019 (the “Restricted Period”). This lock-up is, however, subject to certain exceptions, including that CHLLC is permitted to accept a general offer in respect of any of its CWC shares made to all CWC Shareholders in accordance with the Code on terms which treat all such holders equally (whether by way of takeover offer, scheme of arrangement or otherwise) and which has been recommended by the CWC Directors.

In addition, under the terms of the CHLLC Put Option Deed, all of the CWC Shares held by CHLLC are to be voted at all shareholder meetings of CWC in line with the recommendation of the CWC Directors until the end of the Restricted Period, other than in relation to any resolutions (i) which, if implemented, would be a breach of or be otherwise inconsistent with the terms of the CHLLC Put Option Deed or the sale and purchase agreement entered into by CWC on 6 November 2014 in relation to the Columbus Acquistion, or (ii) to implement a scheme of arrangement in respect of a takeover offer made for CWC that has been recommended by the CWC Directors.

CWC US Carve-Out Shareholder Arrangement Deeds

On the date of this announcement, each of the New Holdco Shareholders entered into certain shareholder arrangement deeds in respect of the Coral US Carve-out (the “CWC US Carve-Out Shareholder Arrangement Deeds”), pursuant to which each New Holdco Shareholder has agreed to lock-up restrictions which prohibit them from disposing of Coral Shares until the earlier of: (i) the fourth day after the date on which the transfer of Newco to New Holdco pursuant to the US Carve-out SPA is completed; and (ii) the date falling two months after the date of this announcement (subject to certain very limited exceptions).

These lock-up arrangements are required in order to ensure that, upon the transfer of Newco to New Holdco (which is expected to complete approximately 30 days following the date of this announcement), there is no indirect change of control in respect of the Coral FCC Licences.

22.	Delisting and cancellation of trading and re-registration

It is intended that applications will be made to the London Stock Exchange to cancel trading in CWC Shares on the London Stock Exchange’s market for listed securities on or shortly after the Effective Date and to the FCA to cancel the listing of the CWC Shares from the Official List with effect from or shortly after the Effective Date.

Share certificates in respect of the CWC Shares will cease to be valid and should be destroyed on the first Business Day following the Effective Date. In addition, entitlements held within CREST to the CWC Shares will be cancelled on the first Business Day following the Effective Date.

It is Liberty Global’s intention that, following a delisting, CWC will be re-registered as a private limited company.

If the Scheme is sanctioned by the Court, CWC Shares held in treasury will be cancelled prior to the Scheme Record Time.

23.	Overseas Shareholders

The availability of the Transaction, and the distribution of this announcement to persons who are not resident in the United Kingdom, may be affected by the laws of the relevant jurisdiction in which they are located. Such persons should inform themselves of and observe any applicable legal or regulatory requirements of their jurisdiction. CWC Shareholders who are in doubt about such matters should consult an appropriate independent professional adviser in the relevant jurisdiction without delay.

This announcement does not constitute an offer for sale of any securities or an offer or an invitation to purchase any securities. CWC Shareholders are advised to read carefully the Scheme Document, the Prospectus, and the forms of proxy once these have been dispatched.

24.	Documents on display

The following documents will be published by no later than 12 noon on 17 November 2015 on Liberty Global’s website (http://www.libertyglobal.com/) and CWC’s website (http://www.cwc.com/) in accordance with Rule 26.1 and 26.2 of the Code:

•	this announcement;

•	the irrevocable undertakings described in Appendix III and Appendix IV to this announcement;

•	the support letter from Orbis;

•	the Co-operation Agreement;

•	the confidentiality agreements referred to in paragraph 20 of this announcement;

•	the Commitment Letter;

•	the Interim Facility Agreement;

•	the Interim Facility Fee Letter;

•	the Bridge Facilities Fee Letter;

•	the Refinancing Facilities Fee Letter;

•	the CHLLC Put Option Deed; and

•	the agreements pursuant to which the CWC US Carve-Out is to be carried into effect (including the CWC US Carve-Out Shareholder Arrangement Deeds).

25.	General

Liberty Global reserves the right (with the consent of the Panel) to elect in accordance with the Co-operation Agreement to implement the Transaction by way of an Offer as an alternative to the Scheme: (i) with CWC’s consent; (ii) if a third party announces a firm intention to make an offer for all or part of the issued and to be issued share capital of CWC; or (iii) if the CWC Directors withdraw or modify their unanimous and unconditional recommendation of the Scheme. In such an event an Offer will be implemented on the same terms (subject to appropriate amendments and to the terms of the Co-operation Agreement), so far as applicable, as those which would apply to the Scheme.

If the Acquisition is effected by way of an Offer and such Offer becomes or is declared unconditional in all respects and sufficient acceptances are received, Liberty Global intends to: (i) apply to the London Stock Exchange and the UK Listing Authority to cancel trading in CWC Shares on the London Stock Exchange’s main market for listed securities and the listing of the CWC Shares from the Official List; and (ii) exercise its right to apply the provisions of Chapter 3 of Part 28 of the Companies Act to acquire compulsorily the remaining CWC Shares in respect of which the Offer has not been accepted.

Enquiries:

Liberty Global

Oskar Nooij	Tel: +1 303 220 4218

Christian Fangmann	Tel: +49 221 84 62 5151

John Rea	Tel: + 1 303 220 4238

Goldman Sachs International (financial adviser to Liberty Global)	+44 0 20 7774 1000

Simon Holden

Macario Prieto

LionTree Advisors LLC (financial adviser to Liberty Global)	Tel: +1 212 644 4200

Aryeh Bourkoff

Ehren Stenzler

StockWell Communications LLP (public relations adviser to Liberty Global)

Tim Burt	Tel: +44 (0) 20 7240 2486

Erik Knettel	Tel: +1 (646) 561 3535

CWC

Kunal Patel	Tel: +44 (0) 20 7315 4083

Mike Gittins	Tel: +44 (0) 20 7315 4184

Evercore Partners International LLP (lead financial adviser and Rule 3 adviser to CWC)	Tel: +44 (0) 20 7653 6000

Bernard Taylor

Julian Oakley

J.P. Morgan Cazenove (financial adviser and corporate broker to CWC)	Tel: +44 (0) 20 7742 4000

David Mayhew

Alex Watkins

Deutsche Bank AG, London Branch (corporate broker to CWC)	Tel: +44 (0) 20 7545 8000

Matt Hall

Maitland (public relations adviser to CWC)	Tel: +44 (0) 20 7379 5151

Neil Bennett

Daniel Yea

Important notices relating to financial advisers

Goldman Sachs International, which is authorised by the Prudential Regulation Authority and regulated by the Financial Conduct Authority and the Prudential Regulation Authority in the United Kingdom, is acting exclusively for Liberty Global and no one else in connection with the matters referred to in this announcement and will not be responsible to anyone other than Liberty Global for providing the protections afforded to clients of Goldman Sachs International, or for providing advice in connection with the matters referred to in this announcement.

LionTree Advisors LLC, which is registered as a broker-dealer with the SEC in the United States, is acting exclusively for Liberty Global and no one else in connection with the matters referred to in this announcement and will not be responsible to anyone other than Liberty Global for providing the protections afforded to clients of LionTree Advisors LLC, or for providing advice in connection with the matters referred to in this announcement.

Evercore Partners International LLP (“Evercore”), which is authorised and regulated in the United Kingdom by the Financial Conduct Authority, is acting for CWC and no one else in connection with the matters referred to in this announcement and will not be responsible to anyone other than CWC for providing the protections afforded to clients of Evercore nor for giving advice in connection with the matters referred to in this announcement. Neither Evercore nor any of its subsidiaries, branches or affiliates owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, tort, under statute or otherwise) to any person who is not a client of Evercore in connection with this announcement, any statement contained herein or otherwise.

J.P. Morgan Limited, which conducts its UK investment banking business as J.P. Morgan Cazenove (“J.P. Morgan Cazenove”), is authorised and regulated in the United Kingdom by the Financial Conduct Authority. J.P. Morgan Cazenove is acting as financial adviser exclusively for CWC and no one else in connection with the Transaction and the contents of this announcement and will not regard any other person as its client in relation to the matters in this announcement and will not be responsible to anyone other than CWC for providing the protections afforded to clients of J.P. Morgan Cazenove, or for providing advice in relation to the Transaction, the contents of this announcement or any other matters referred to herein.

Deutsche Bank AG is authorised under German Banking Law (competent authority: European Central Bank) and, in the United Kingdom, by the Prudential Regulation Authority. It is subject to supervision by the European Central Bank and by BaFin, Germany’s Federal Financial Supervisory Authority, and is subject to limited regulation in the United Kingdom by the Prudential Regulation Authority and Financial Conduct Authority. Details about the extent of its authorisation and regulation by the Prudential Regulation Authority, and regulation by the Financial Conduct Authority, are available on request or from www.db.com/en/content/eu_disclosures.htm.

Deutsche Bank AG, acting through its London branch (“DB”), is acting as corporate broker to CWC and no other person in connection with this announcement or its contents. DB will not be responsible to any person other than CWC for providing any of the protections afforded to clients of DB, nor for providing any advice in relation to any matter referred to herein. Without limiting a person’s liability for fraud, neither DB nor any of its subsidiary undertakings, branches or affiliates nor any of its or their respective directors, officers, representatives, employees, advisers or agents owes or accepts any duty, liability or responsibility whatsoever (whether direct or indirect, whether in contract, in tort, under statute or otherwise) to any person who is not a client of DB in connection with this announcement, any statement contained herein or otherwise.

Further information

This announcement is for information purposes only and is not intended to, and does not, constitute or form part of any offer, invitation, inducement or the solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of or exercise rights in respect of any securities, or the solicitation of any vote or approval of an offer to buy securities in any jurisdiction, pursuant to the Transaction or otherwise, nor shall there be any sale, issuance or transfer of securities of CWC or Liberty Global pursuant to the Transaction in any jurisdiction in contravention of applicable law. The Acquisition is intended to be implemented by way of a Scheme pursuant to the terms of the Scheme Document, which will contain the full terms and conditions of the Transaction, including details of how to vote in respect of the Scheme. The Scheme will be followed by the Merger. Any decision, vote or other response in respect of the Transaction should be made only on the basis of information contained in the Scheme Document. CWC Shareholders are advised to read the formal documentation in relation to the Transaction carefully once it has been despatched.

This announcement does not constitute a prospectus or prospectus-equivalent document.

Overseas jurisdictions

The release, publication or distribution of this announcement in jurisdictions other than the United Kingdom and the ability of CWC Shareholders who are not resident in the United Kingdom to participate in the Transaction may be restricted by laws and/or regulations of those jurisdictions. In particular, the ability of persons who are not resident in the United Kingdom to vote their CWC Shares with respect to the Scheme at the Court Meeting, or to execute and deliver forms of proxy appointing another to vote at the Court Meeting on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located. This announcement has been prepared for the purpose of complying with English law, the Code and the Listing Rules of the Financial Conduct Authority and the information disclosed may not be the same as that which would have been disclosed if this announcement had been prepared in accordance with the laws of jurisdictions outside the United Kingdom.

Unless otherwise determined by Liberty Global and CWC or required by the Code and permitted by applicable law and regulation, the Transaction will not be made, directly or indirectly, in, into or from a Restricted Jurisdiction where to do so would violate the laws of that jurisdiction and no person may vote in favour of the Transaction by any use, means, instrumentality or form within a Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the laws of that jurisdiction. Accordingly, copies of this announcement and any formal documentation relating to the Transaction are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in or into or from any Restricted Jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in or into or from any Restricted Jurisdiction. If the Transaction is implemented by way of an Offer (unless otherwise permitted by applicable law and regulation), the Offer may not be made, directly or indirectly, in or into, or by the use of mails or any means or instrumentality (including, but not limited to, facsimile, email or other electronic transmission, telex or telephone) of interstate or foreign commerce of, or any facility of a national, state or other securities exchange of, any Restricted Jurisdiction and the Offer may not be capable of acceptance by any such use, means, instrumentality or facilities.

The availability of New Liberty Global Class A Ordinary Shares, New Liberty Global Class C Ordinary Shares, New LiLAC Class A Ordinary Shares and New LiLAC Class C Ordinary Shares under the Transaction to CWC Shareholders who are not resident in the United Kingdom may be affected by the laws of the relevant jurisdiction in which they are resident. In particular, securities to be issued pursuant to the Transaction have not been and will not be registered under the relevant securities laws of Japan and the relevant clearances have not been, and will not be, obtained from the securities commission of any province of Canada. No prospectus in relation to the securities to be issued pursuant to the Transaction has been, or will be, lodged with, or registered by, the Australian Securities and Investments Commission. Accordingly, such securities are not being, and may not be, offered, sold, resold, delivered or distributed, directly or indirectly in or into Australia, Canada or Japan or any other jurisdiction if to do so would constitute a violation of relevant laws of, or require registration thereof in, such jurisdiction (except pursuant to an exemption, if available, from any applicable registration requirements or otherwise in compliance with all applicable laws).

Therefore, any persons who are subject to the laws and regulations of any jurisdiction other than the United Kingdom or CWC Shareholders who are not resident in the United Kingdom should inform themselves about and observe any applicable requirements in their jurisdiction. Any failure to comply with the applicable requirements may constitute a violation of the laws and/or regulations of any such jurisdiction.

None of the securities referred to in this announcement have been approved or disapproved by the SEC, any state securities commission in the United States or any other US regulatory authority, nor have such authorities passed upon or determined the adequacy or accuracy of the information contained in this announcement. Any representation to the contrary is a criminal offence in the United States.

Further details in relation to CWC Shareholders in overseas jurisdictions will be contained in the Scheme Document.

Additional information for CWC Shareholders in the United States

The Transaction relates to the securities of a company organised under the laws of England and Wales and is proposed to be effected by means of a scheme of arrangement under the laws of England and Wales. This announcement, the Scheme Document and certain other documents relating to the Transaction have been or will be prepared in accordance with the Code and UK disclosure requirements, format and style, all of which differ from those in the United States. A transaction effected by means of a scheme of arrangement is not subject to the tender offer rules or the proxy solicitation rules under the US Exchange Act. Accordingly, the Transaction is subject to the disclosure requirements of and practices applicable in the United Kingdom to schemes of arrangement, which differ from the disclosure requirements of the United States tender offer and proxy solicitation rules.

CWC’s financial statements, and all CWC financial information that is included in this announcement or that may be included in the Scheme Document, or any other documents relating to the Transaction, have been or will be prepared in accordance with International Financial Reporting Standards and may not be comparable to financial statements of companies in the United States or other companies whose financial statements are prepared in accordance with US generally accepted accounting principles.

The New Liberty Global Class A Ordinary Shares, New Liberty Global Class C Ordinary Shares, New LiLAC Class A Ordinary Shares and New LiLAC Class C Ordinary Shares to be issued under the Transaction have not been, and are not expected to be, registered under US Securities Act or under the securities laws of any state or other jurisdiction of the United States. It is expected that the New Liberty Global Class A Ordinary Shares, New Liberty Global Class C Ordinary Shares, New LiLAC Class A Ordinary Shares and New LiLAC Class C Ordinary Shares will be issued pursuant to the Scheme in reliance upon an exemption from the registration requirements of the US Securities Act set forth in Section 3(a)(10) thereof. CWC Shareholders (whether or not US persons) who are or will be affiliates (within the meaning of Rule 144 under the US Securities Act) of Liberty

Global prior to, or after, the Effective Date will be subject to certain US transfer restrictions relating to the New Liberty Global Class A Ordinary Shares, New Liberty Global Class C Ordinary Shares, New LiLAC Class A Ordinary Shares or New LiLAC Class C Ordinary Shares received pursuant to the Scheme. Specifically, Liberty Global Shares delivered to such affiliated CWC Shareholders may not be offered, sold, resold, delivered, distributed or otherwise transferred, directly or indirectly, absent registration under the US Securities Act or an exemption therefrom.

Liberty Global reserves the right, subject to the prior consent of the Panel and in the circumstances described in this announcement, to elect to implement the Transaction by way of an Offer followed by the Merger. Any securities to be issued in connection with an Offer would be expected to be registered under the US Securities Act. In the event that Liberty Global exercises its right to implement the Transaction pursuant to an Offer followed by the Merger or otherwise in a manner that is not exempt from the registration requirements of the US Securities Act, it will file a registration statement with the SEC containing a prospectus with respect to any securities that would be issued in the Transaction. IN THIS EVENT, CWC SHAREHOLDERS SHOULD READ THESE DOCUMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Such documents will be available free of charge at the SEC’s website at www.sec.gov or by directing a request to Liberty Global’s contact for enquiries identified above. If the Transaction is implemented by way of an Offer followed by the Merger, the Offer will be conducted in compliance with the applicable tender offer rules under the US Exchange Act, including Section 14(e) of the US Exchange Act and Regulation 14E thereunder.

In accordance with, and to the extent permitted by, the Code, normal UK market practice and applicable US securities laws, JP Morgan Cazenove and their affiliates will continue to act as exempt principal traders in CWC Shares on the London Stock Exchange and will engage in certain other purchasing activities consistent with their respective normal and usual practice and applicable law, including applicable US securities laws. Any information about any such purchases will be disclosed on a next day basis to the Panel and will be available from any Regulatory Information Service, including the Regulatory News Service on the London Stock Exchange website, www.londonstockexchange.com.

Additional information for Liberty Global Shareholders in the United States

This announcement may be deemed to be solicitation material in respect of the Transaction, including the issuance of the New Liberty Global Class A Ordinary Shares, New Liberty Global Class C Ordinary Shares, New LiLAC Class A Ordinary Shares and New LiLAC Class C Ordinary Shares. In connection with the foregoing proposed issuance of New Liberty Global Class A Ordinary Shares, New Liberty Global Class C Ordinary Shares, New LiLAC Class A Ordinary Shares and New LiLAC Class C Ordinary Shares, Liberty Global expects to file the Proxy Statement on Schedule 14A with the SEC. The preliminary Proxy Statement, the definitive Proxy Statement, the registration statement/prospectus, in each case, as applicable, and other relevant materials in connection with the Transaction (when they become available), and any other documents filed by Liberty Global with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC at Liberty Global’s website, http://www.libertyglobal.com/, or by contacting Liberty Global’s investor relations department in writing at Liberty Global, 12300 Liberty Boulevard, Englewood, Colorado 80112, USA. INVESTORS AND SECURITY HOLDERS OF LIBERTY GLOBAL SHOULD READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE TRANSACTION THAT LIBERTY GLOBAL WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT LIBERTY GLOBAL, THE PROPOSED ISSUANCE OF NEW LIBERTY GLOBAL CLASS A ORDINARY SHARES, NEW LIBERTY GLOBAL CLASS C ORDINARY SHARES, NEW LILAC CLASS A ORDINARY SHARES AND NEW LILAC CLASS C ORDINARY SHARES, THE SUBSTANTIAL

PROPERTY TRANSACTION WITH LIBERTY GLOBAL’S CHAIRMAN WHO CONTROLS AN ENTITY WHICH IS A CWC SHAREHOLDER, AND THE TRANSACTION.

Liberty Global and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Liberty Global’s shareholders with respect to the Transaction. Information about Liberty Global’s directors and executive officers and their ownership of Liberty Global stock is set forth in Liberty Global’s proxy statement for its 2015 annual meeting of stockholders, which was filed with the SEC on 29 April 2015. Information regarding the identity of the potential participants, and their direct and indirect interests in the solicitation, by security holders or otherwise, will be set forth in the Proxy Statement and/or prospectus and other materials to be filed with the SEC in connection with the Transaction and the proposed issuance of New Liberty Global Class A Ordinary Shares, New Liberty Global Class C Ordinary Shares, New LiLAC Class A Ordinary Shares and New LiLAC Class C Ordinary Shares.

Forward-looking statements

This announcement contains statements which are, or may be deemed to be, “forward-looking statements” with respect to the financial condition, results of operations and business of the CWC Group and Liberty Global and certain plans and objectives of Liberty Global with respect to the Combined Group. All statements other than statements of historical fact may be forward-looking statements. Forward-looking statements are statements of future expectations that are based on current expectations, assumptions and projections about future events, and are therefore subject to risks and uncertainties which could cause actual results, performance or events to differ materially from those expressed or implied by the forward-looking statements. Often, but not always, forward-looking statements can be identified by the use of forward-looking words such as “plans”, “expects”, “is expected”, “is subject to”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, “believes”, “targets”, “aims”, “projects” or words or terms of similar substance or the negative thereof, as well as variations of such words and phrases or statements that certain actions, events or results “may”, “could”, “should”, “would”, “might” or “will” be taken, occur or be achieved. Such statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations.

Such forward-looking statements involve risks and uncertainties that could significantly affect expected results and are based on certain key assumptions. Many factors could cause actual results to differ materially from those projected or implied in any forward-looking statements included in this announcement, including (without limitation): local and global economic and business conditions; market-related risks such as fluctuations in interest rates and exchange rates; the policies and actions of regulatory authorities; the impact of competition, inflation and deflation; the timing impact and other uncertainties of future acquisitions, disposals or combinations within relevant industries (including uncertainties relating to the execution of the Transaction); as well as the impact of tax and other legislation or regulations in the jurisdictions in which Liberty Global and/or the CWC Group operate. Additional factors that could cause actual results to differ materially from such forward-looking statements are set out in Liberty Global’s Annual Report on Form 10-K for the fiscal year ended 31 December 2014 and its subsequent Quarterly Reports on Form 10-Q for the fiscal quarters ended 31 March 2015, 30 June 2015 and 30 September 2015, respectively, and in the annual reports and accounts of CWC for the financial year ended 31 March 2015 and CWC’s interim results for the six months ended 30 September 2015.

Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this announcement. All forward-looking statements in this announcement are expressly qualified in their entirety by the cautionary statements contained in or referred to in this section.

Each forward-looking statement made in this announcement on behalf of Liberty Global or CWC is made as of the date of this announcement based on the opinions and estimates of Liberty Global and CWC, respectively. Each of Liberty Global, CWC and the CWC Group and their respective members, directors, officers, employees, advisers and any person acting on behalf of one or more of them, expressly disclaims any intention or obligation to update or revise any forward-looking or other statements contained in this announcement, whether as a result of new information, future events or otherwise, except as required by applicable law. Neither Liberty Global, CWC, the CWC Group nor their respective members, directors, officers or employees, advisers or any person acting on their behalf, provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this announcement will actually occur.

No forward-looking or other statements have been reviewed by the auditors of Liberty Global or CWC. All subsequent oral or written forward-looking statements attributable to any of Liberty Global, CWC, the CWC Group, or to any of their respective members, directors, officers, advisers or employees or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

No profit forecasts or estimates

Nothing in this announcement is intended or shall be deemed to be a profit forecast, projection or estimate of the future financial performance of Liberty Global, CWC or the Combined Group and no statement in this announcement should be interpreted to mean that earnings or earnings per share of those persons (where relevant) for the current or future financial years would necessarily match or exceed the historical published earnings or earnings per share of those persons (where relevant).

Quantified financial benefits

Statements in the Quantified Financial Benefits Statement relate to future actions and circumstances which, by their nature, involve risks, uncertainties and contingencies. As a result, the cost savings and synergies referred to may not be achieved, may be achieved later or sooner than estimated, or those achieved may be materially different from those estimated. For the purposes of Rule 28 of the Code, the Quantified Financial Benefits Statement contained in this announcement is the responsibility of CWC and the CWC Directors. Neither these statements nor any other statement in this announcement should be construed as a profit forecast or interpreted to mean that the Combined Group’s earnings in the first full year following implementation of the Transaction, or in any subsequent period, would necessarily match or be greater than or be less than those of Liberty Global or CWC for the relevant preceding financial period or any other period.

Disclosure requirements of the Code

Under Rule 8.3(a) of the Code, any person who is interested in 1 per cent. or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 pm (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 pm (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1 per cent. or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s), save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4). Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

Rounding

Certain figures included in this announcement have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Information relating to CWC Shareholders

Please be aware that addresses, electronic addresses and certain other information provided by CWC Shareholders, persons with information rights and other relevant persons for the receipt of communications from CWC may be provided to Liberty Global during the Offer Period as required under Section 4 of Appendix 4 of the Code to comply with Rule 2.12 of the Code.

Publication on website and availability of hard copies

A copy of this announcement and the display documents required to be published pursuant to Rule 26.1 of the Code will be made available, free of charge and subject to certain restrictions relating to persons in Restricted Jurisdictions, on Liberty Global’s website at http://www.libertyglobal.com/ and CWC’s website at http://www.cwc.com/ by no later than 12 noon (London time) on the Business Day following the date of this announcement. For the avoidance of doubt, the content of such websites are not incorporated into, and do not form part of, this announcement.

Any person who is required to be sent a copy of this announcement under the Code may request a hard copy of this announcement (and any information incorporated by reference in this announcement) by submitting a request in writing to Liberty Global, 12300 Liberty Boulevard, Englewood, Colorado 80112, USA. A hard copy of this announcement will not be sent unless requested. Any such person may request that all future documents, announcements and information in relation to the Transaction should be sent to them in hard copy form.

Appendix I

Conditions and Further Terms of the Transaction

Part A

Part A:     Conditions of the Transaction

The Transaction is conditional upon the Scheme becoming unconditional and becoming effective by no later than the Long Stop Date.

1.	The Scheme is conditional upon:

(a)	approval of the Scheme at the Court Meeting and at any separate class meeting which may be required by the Court (or at any adjournment of any such meeting) by a majority in number representing 75 per cent. or more in value of the Scheme Shareholders (or the relevant class or classes thereof, if applicable) present and voting, either in person or by proxy;

(b)	all resolutions required to approve and implement the Scheme as set out in the notice of the CWC General Meeting (including, without limitation, any special resolutions) being duly passed by the requisite majority or majorities required to pass such resolutions at the CWC General Meeting or at any adjournment of that meeting; and

(c)	the sanction of the Scheme by the Court (without modification or with modification on terms acceptable to Liberty Global and CWC) and the delivery of an office copy of the Scheme Court Order to the Registrar of Companies for registration on or before the 14th day after the Scheme Court Hearing (or such later date as may be agreed by Liberty Global).

2.	Subject to Part B of this Appendix I and the requirements of the Panel in accordance with the Code, CWC and Liberty Global have agreed that the Transaction is also conditional upon the following Conditions, and accordingly the necessary actions to make the Scheme effective will not be taken unless the following Conditions (as amended if appropriate) have been satisfied (where capable of satisfaction) and continue to be satisfied pending the commencement of the Scheme Court Hearing or, where relevant, waived:

US Hart-Scott-Rodino clearance

(a)	all required notifications and filings having been made and all applicable waiting periods (including any extensions thereof) under the HSR Act and the rules and regulations made thereunder having expired or been terminated in each case in respect of the Acquisition and the acquisition or the proposed acquisition of any CWC Shares or other securities in, or control of, CWC by any member of Liberty Global’s group;

Bahamas Utilities Regulation and Competition Authority clearance

(b)	to the extent required by law or regulation, the application or notification to the Utilities Regulation and Competition Authority (“URCA”) pursuant to Section 70 of the Communications Act 2009 of the Bahamas, having been made or complied with and the URCA having approved the Acquisition and the acquisition or the proposed acquisition of any CWC Shares or other securities in, or control of, CWC by any member of Liberty Global’s group, on terms reasonably satisfactory to Liberty Global;

Barbados Minister of Telecommunications and Fair Trading Commission clearance

(c)

to the extent required by law or regulation, the application or notification to the Minister of Telecommunications (the “Minister”) pursuant to the Telecommunications Act, Cap. 282B of the Laws of Barbados and/or a filing with the Fair Trading Commission (“FTC”) pursuant to Section 20 of the Fair Competition Act, Cap. 326C, having been made and the Minister and the FTC, as applicable, having approved the Acquisition and the acquisition or the proposed acquisition of any CWC Shares or other securities in, or control of, CWC by any member of Liberty Global’s group, on terms reasonably satisfactory to Liberty Global;

Jamaica Minister for Science, Technology, Energy and Mining and the Jamaica Broadcasting Commission clearance

(d)	to the extent required by law or regulation, the application or notification to the Jamaica Minister for Science, Technology, Energy and Mining (“STEM”) pursuant to Sections 17(2) and 17(3) of the Telecommunications Act of Jamaica, 2000, and with the Broadcasting Commission (the “Commission”) pursuant to Regulation 28 of the Television and Sound Broadcasting Regulations, having been made or complied with and STEM and the Commission having approved the Acquisition and the acquisition or the proposed acquisition of any CWC Shares or other securities in, or control of, CWC by any member of Liberty Global’s group, on terms reasonably satisfactory to Liberty Global;

Trinidad and Tobago Telecommunications Authority clearance

(e)	to the extent required by law or regulation, the application or notification to the Trinidad and Tobago Telecommunications Authority (the “Trinidad and Tobago Authority”), pursuant to the Telecommunications Act 47:31 of the Laws of Trinidad and Tobago, having been made or complied with and the Trinidad and Tobago Authority having approved the Acquisition and the acquisition or the proposed acquisition of any CWC Shares or other securities in, or control of, CWC by any member of Liberty Global’s group, on terms reasonably satisfactory to Liberty Global;

Cayman Islands Information and Communications Technology Authority clearance

(f)	to the extent required by law or regulation, the application or notification to the Cayman Islands Information and Communications Technology Authority (the “Cayman Islands Authority”), pursuant to Section 25(i) of the Information and Communications Technology Authority Law, having been made or complied with and the Cayman Islands Authority having approved the Acquisition and the acquisition or the proposed acquisition of any CWC Shares or other securities in, or control of, CWC by any member of Liberty Global’s group, on terms reasonably satisfactory to Liberty Global;

Panama Autoridad Nacional de los Servicious Publicos clearance

(g)	to the extent required or requested by the Autoridad Nacional de los Servicios Publicos (the “ASEP”), an application or notification having been made and the ASEP having approved the Acquisition and the acquisition or the proposed acquisition of any CWC Shares or other securities in, or control of, CWC by any member of Liberty Global’s group, on terms reasonably satisfactory to Liberty Global;

Federal Communications Commission clearance

(h)	either of the following having occurred:

a.	completion of the CWC US Carve-Out, and the CWC US Carve-Out and the Columbus US Carve-Out remaining in effect so that the CWC FCC Licences and the Columbus FCC Licences are held by Newco and the Columbus Carve-Out Entities, respectively; or

b.	to the extent required by law or regulation, FCC Regulatory Approval having been obtained permitting Liberty Global to become the indirect owner and controller of the CWC FCC Licences and/or Columbus FCC Licences;

Liberty Global Shareholder approval

(i)	the issuance of the New Liberty Global Ordinary Shares and the New LiLAC Ordinary Shares in connection with the Transaction being duly approved by a majority of those entitled to vote exceeding 50 per cent. of the votes cast, either in person or by proxy, at the Liberty Global General Meeting;

(j)	the substantial property transaction pursuant to the Companies Act between Liberty Global and CHLLC, being a CWC Shareholder and a company connected (pursuant to the Companies Act) with Liberty Global’s Chairman, arising out of the Transaction being approved by a majority exceeding 50 per cent. of the votes cast, either in person or by proxy, at the Liberty Global General Meeting;

Other third party clearances

(k)	other than in relation to the competition law and regulatory approvals referred to in paragraphs (a) to (h) above, no central bank, ministry, government or governmental, quasi-governmental (including the European Union), supranational, statutory, administrative, regulatory or investigative body or association, institution, national, state, municipal or local government (including any subdivision, court, administrative agency or commission or other authority thereof), private body exercising any regulatory, taxing, importing or other authority, trade agency, association, institution or professional or environmental body in any relevant jurisdiction, including, for the avoidance of doubt, the Panel and the FCA (each a “Relevant Authority”) having decided to take, institute or threaten any action, proceeding, suit, investigation, enquiry or reference or enacted, made or proposed and there not continuing to be outstanding any statute, regulation, order or decision that would or might reasonably be expected to (in any case which is material in the context of, and adverse to, the Transaction):

(i)	make the Acquisition or other acquisition of CWC Shares, or control or management of CWC by Liberty Global or any member of the Wider Liberty Global Group void, unenforceable or illegal in any jurisdiction or otherwise directly or indirectly prohibit or otherwise restrain, restrict, delay or interfere with the implementation of, or impose additional conditions or obligations with respect to, or otherwise challenge or require amendment to the terms of, the Scheme or the Acquisition or other acquisition of any CWC Shares, or control or management of CWC by Liberty Global or any member of the Wider Liberty Global Group;

(ii)	require, prevent or delay the divestiture (or alter the terms of any proposed divestiture) by the Wider Liberty Global Group or the Wider CWC Group of all or any part of their respective businesses, assets or properties or impose any limitation on their ability to conduct all or any part of their respective businesses and to own, control or manage any of their respective assets or properties;

(iii)	impose any limitation on, or result in any delay in, the ability of any member of the Wider Liberty Global Group to acquire or hold or to exercise effectively, directly or indirectly, all or any rights of ownership of shares or loans or securities convertible into shares or other securities (or the equivalent) in, or to exercise management control over, any member of the Wider CWC Group or on the ability of any member of the Wider CWC Group to hold or exercise effectively, directly or indirectly, all or any rights of ownership of shares or other securities (or the equivalent) in, or to exercise management control over, any other member of the Wider CWC Group;

(iv)	require any member of the Wider Liberty Global Group or of the Wider CWC Group to acquire or offer to acquire any shares or other securities (or the equivalent) or interest in any member of the Wider CWC Group or any member of the Wider Liberty Global Group owned by a third party (other than pursuant to the implementation of the Transaction (and including, for these purposes and without limitation, pursuant to sections 974 to 991 of the Companies Act));

(v)	require, prevent or delay the divestiture by any member of the Wider Liberty Global Group of any shares, securities or other interests in CWC;

(vi)	impose any limitation on, or result in any delay in, the ability of any member of the Wider Liberty Global Group or the Wider CWC Group to integrate or co-ordinate its business, or any part of it, with the businesses or any part of the businesses of any other member of the Wider Liberty Global Group and/or the Wider CWC Group;

(vii)	result in any member of the Wider Liberty Global Group or any member of the Wider CWC Group ceasing to be able to carry on business under any name under which it presently does so; or

(viii)	otherwise adversely affect the business, assets, financial or trading position or profits or prospects of any member of the Wider Liberty Global Group or of the Wider CWC Group,

and all applicable waiting and other time periods (including extensions thereof) during which any such Relevant Authority could decide to take, institute, implement or threaten any such action, proceeding, suit, investigation, enquiry or reference or any other steps under the laws of any jurisdiction in respect of the Acquisition having expired, lapsed or been terminated;

(l)	other than in relation to the competition law and regulatory approvals referred to in paragraphs (a) to (h) above, all material filings, applications and/or notifications in connection with the Acquisition which are necessary having been made and all relevant waiting periods and other time periods (including any extensions thereof) under any applicable legislation or regulation of any jurisdiction having expired, lapsed or been terminated and all applicable statutory or regulatory obligations in any jurisdiction having been complied with in each case in respect of the Scheme and the Acquisition or other acquisition of any shares or other securities in, or control or management of, CWC or any member of the Wider CWC Group by any member of the Wider Liberty Global Group;

(m)	other than in relation to the competition law and regulatory approvals referred to in paragraphs (a) to (h) above, all material Authorisations which are necessary in any jurisdiction for or in respect of the Acquisition and other acquisition of any CWC Shares, or control of CWC, by Liberty Global or any member of the Wider Liberty Global Group being obtained on terms and in a form reasonably satisfactory to Liberty Global from appropriate Relevant Authorities, or from any persons or bodies with whom any member of the Wider CWC Group has entered into contractual arrangements or material business relationships, and such Authorisations, together with all Authorisations necessary for any member of the Wider CWC Group to carry on its business, remaining in full force and effect and all filings necessary for such purpose having been made and no intimation of any intention to revoke, suspend, restrict or modify or not to renew any of the same having been made and all necessary statutory or regulatory obligations in any jurisdiction having been complied with, in each case where the absence of, or terms or form of, any such Authorisation would have a material adverse effect on the Wider CWC Group (taken as a whole);

Listing on NASDAQ and effectiveness of registration

(n)	confirmation having been received by Liberty Global that the New Liberty Global Ordinary Shares and New LiLAC Ordinary Shares have been approved for listing, subject to official notice of issuance, on NASDAQ; and

(o)	in the event that the Transaction is effected by way of an Offer, absent an available exemption from the registration requirements of the US Securities Act, the registration statement having been declared effective by the SEC and no stop order having been issued or proceedings for suspension of the effectiveness of the registration statement having been initiated by the SEC and Liberty Global having received all necessary US state securities law or blue sky authorisations;

Prospectus

(p)	prior to the CWC General Meeting, the Prospectus shall have been approved by the UKLA, and made available to the public in accordance with the Prospectus Rules; and the UKLA shall have given notice on its website that it has received the information referred to in section 87H of the FSMA in relation to the Prospectus;

Confirmation of absence of adverse circumstances

(q)	except as Disclosed, there being no provision of any agreement, arrangement, regulatory authorisation, status licence or other instrument to which any member of the Wider CWC Group is a party, or by or to which any such member or any of its assets is or may be bound, entitled or subject, which, as a result of the implementation of the Acquisition or other acquisition by Liberty Global or any member of the Wider Liberty Global Group of any CWC Shares, or change in the control or management of CWC or otherwise, would or might reasonably be expected to result in (in each case to an extent which is material in the context of the Wider Liberty Global Group or the Wider CWC Group, in either case taken as a whole, or in the context of the Transaction):

(i)	any monies borrowed by or any other indebtedness (actual or contingent) of, or any grant available to, any such member of the Wider CWC Group becoming repayable, or capable of being declared repayable, immediately or earlier than the stated maturity date or repayment date or the ability of such member to borrow monies or incur any indebtedness being withdrawn or inhibited or being capable of becoming or being withdrawn or inhibited;

(ii)	the creation or enforcement of any mortgage, charge or other security interest over the whole or any material part of the business, property or assets of any such member of the Wider CWC Group or any such mortgage, charge or other security interest (whenever arising or having arisen) becoming enforceable;

(iii)	any assets or interest of any such member of the Wider CWC Group being or falling to be disposed of or ceasing to be available to any member of the Wider CWC Group or any right arising under which any such asset or interest could be required to be disposed of or could cease to be available to any member of the Wider CWC Group, in each case otherwise than in the ordinary and usual course of business consistent with past practice;

(iv)	the interest or business of any such member of the Wider CWC Group in or with any other person, firm or company (or any agreements or arrangements relating to such interest or business) being terminated or adversely modified or affected;

(v)	any such member of the Wider CWC Group ceasing to be able to carry on business under any name under which it presently does so;

(vi)	the value of any such member of the Wider CWC Group or its financial or trading position or prospects being prejudiced or adversely affected;

(vii)	any such agreement, arrangement, regulatory authorisation, status, permission, licence or other instrument being terminated or adversely modified or any onerous obligation arising or any adverse action being taken or arising thereunder;

(viii)	the creation of any material liabilities (actual or contingent) by any such member of the Wider CWC Group; or

(ix)	any requirement on any such member to acquire, subscribe, pay up or repay any shares or other securities,

and no event having occurred which, under any provision of any agreement, arrangement, licence or other instrument to which any member of the Wider CWC Group is a party or by or to which any such member or any of its assets may be bound or be subject, would reasonably be expected to result in any events or circumstances as are referred to in this paragraph (q) (in each case, to an extent which is material in the context of the Wider CWC Group taken as a whole);

No material transactions, claims or changes in the conduct of the business of the CWC Group

(r)	except as Disclosed, no member of the Wider CWC Group having, since (but not including) 31 March 2015:

(i)	issued or agreed to issue or authorised the issue of additional shares of any class, or securities convertible into, or exchangeable for, or rights, warrants or options to subscribe for or acquire, any such shares or convertible or exchangeable securities or transferred or sold (or agreed to transfer or sell) any shares out of treasury (except, where relevant (a) as between CWC and its wholly owned subsidiaries or between its wholly owned subsidiaries, or (b) upon, pursuant to or in respect of the exercise of any options or vesting of any awards granted under the CWC Share Plans);

(ii)	other than to another member of the Wider CWC Group or as provided for in this announcement, recommended, declared, paid or made or resolved to recommend, declare, pay or make any bonus, dividend or other distribution, whether payable in cash or otherwise;

(iii)	implemented or authorised any merger or demerger or (except for (a) transactions between CWC and its wholly-owned subsidiaries, or between its wholly-owned subsidiaries; (b) transactions entered into by members of the Wider CWC Group in connection with the implementation of the Transaction; (c) transactions entered into by members of the Wider CWC Group concerning the transfer of certain US licensed entities in connection with the Columbus Acquisition; and (d) transactions in the ordinary and usual course of business consistent with past practice) acquired or disposed of or transferred, mortgaged or charged, or created any other security interest over, any asset or any right, title or interest in any asset or authorised or proposed or announced any intention to propose any merger, demerger, acquisition or disposal, transfer, mortgage, charge or security interest (in each case to an extent which is material in the context of the Wider CWC Group taken as a whole);

(iv)	save for intra-CWC Group transactions or in the ordinary and usual course of business consistent with past practice, entered into, or authorised the entry into, any joint venture, asset or profit sharing arrangement, partnership or merger of businesses or corporate entities (in each case which is material in the context of the Wider CWC Group taken as a whole);

(v)	other than pursuant to the Transaction, implemented or authorised any reconstruction, amalgamation, scheme, commitment or other transaction or arrangement with a substantially equivalent effect in respect of itself or another member of the Wider CWC Group (in each case to an extent which is material in the context of the Wider CWC Group taken as a whole);

(vi)	entered into, changed to a material extent the terms of, terminated, or given notice to terminate any service contract with any director or senior executive of the Wider CWC Group, other than as agreed to by the Panel or Liberty Global;

(vii)	purchased, redeemed or repaid any of its own shares or other securities or reduced or, save in respect of the matters referenced in sub-paragraph (i) above, made or authorised any other change in its share capital;

(viii)	save for (a) intra-CWC Group transactions; and (b) matters undertaken in the ordinary and usual course of business consistent with past practice, made or authorised any change in its loan capital or issued or authorised the issue of any debentures or incurred or increased any indebtedness or contingent liability;

(ix)

entered into, varied or terminated, or authorised the entry into, variation or termination of, any contract, transaction, commitment or arrangement (whether in respect of capital expenditure, real estate or otherwise) which is outside the ordinary and usual course of business consistent with past practice or which is of a long term, onerous or unusual nature or magnitude or which involves, or might reasonably be expected to involve, an obligation of a nature or magnitude which is materially restrictive on the business of the Wider CWC Group taken as a whole (in each case to the extent which is material in the context of the Wider CWC Group taken as a whole);

(x)	been unable or deemed unable, or admitted in writing that it is unable, to pay its debts as they fall due or having stopped or suspended (or threatened to stop or suspend) payment of its debts generally or ceased or threatened to cease carrying on all or a substantial part of its business (in each case where any of the foregoing is material in the context of the Wider CWC Group taken as a whole);

(xi)	commenced negotiations with any of its creditors or taken any step with a view to rescheduling or restructuring any of its indebtedness or entered into a composition, compromise, assignment or arrangement with any of its creditors whether by way of a voluntary arrangement, scheme of arrangement, deed of compromise or otherwise (in each case where the relevant matter is material in the context of the Wider CWC Group taken as a whole);

(xii)	(other than in respect of a member of the Wider CWC Group which is dormant and solvent at the relevant time) taken any corporate action or had any legal proceedings started, served or threatened against it or any documents filed or faxed in court for its winding-up (voluntary or otherwise), dissolution or reorganisation (or for any analogous proceedings or steps in any jurisdiction) or for the appointment of a liquidator, provisional liquidator, receiver, administrator, administrative receiver, trustee or similar officer (or for the appointment of any analogous person in any jurisdiction) of all or any of its assets and revenues or had notice given of the intention to appoint any of the foregoing to it (in each case where the relevant matter is material in the context of the Wider CWC Group taken as a whole);

(xiii)	except in the ordinary and usual course of business, waived, compromised, settled, abandoned or admitted any dispute, claim or counter-claim whether made or potential and whether by or against any member of the Wider CWC Group (in each case to an extent which is material in the context of the Wider CWC Group taken as a whole);

(xiv)	(except as disclosed on publicly available registers or otherwise Disclosed) made any alteration to the articles of association or other incorporation documents of CWC or any material alteration to the constitutional documents of any member of the CWC Group (in each case, other than an alteration in connection with the Scheme) which in any such case is material in the context of the CWC Group taken as a whole or in the context of the Transaction;

(xv)	proposed, agreed to provide, or agreed to modify the terms of, any of the CWC Share Plans or other benefit relating to the employment or termination of employment of a material category of persons employed by the Wider CWC Group, other than in accordance with the terms of the Transaction or as agreed by the Panel or Liberty Global;

(xvi)	made or consented to any change to the terms of the trust deeds constituting the pension schemes established by any member of the Wider CWC Group for its directors and/or employees and/or their dependants or to the benefits which accrue, or to the pensions which are payable thereunder, or to the basis on which qualification for, or accrual or entitlement to, such benefits or pensions are calculated or determined, or to the basis upon which the liabilities (including pensions) of such pension schemes are funded or made, or agreed or consented to, any change to the trustees, other than in accordance with applicable law, in each case where such change is material in the context of the Wider CWC Group, taken as a whole;

(xvii)	other than with the consent or agreement of Liberty Global, taken (or agreed to proposed to take) any action which requires, or would require, the consent of the Panel or the approval of CWC Shareholders in general meeting in accordance with, or as contemplated by, Rule 21.1 of the Code; or

(xviii)	entered into any contract, commitment or arrangement or passed any resolution or made any offer (which remains open for acceptance) with respect to, or proposed or announced any intention to effect or propose, any of the transactions, matters or events referred to in this paragraph (r)(otherwise than where permitted or referred to in this paragraph (r));

(s)	except as Disclosed, since 31 March 2015:

(i)	no adverse change or deterioration having occurred in the business, assets, financial or trading position or profits or prospects of any member of the Wider CWC Group which is material in the context of the Wider CWC Group taken as a whole;

(ii)	no litigation, arbitration proceedings, prosecution or other legal proceedings in any jurisdiction having been threatened, announced, instituted or remaining outstanding by, against or in respect of any member of the Wider CWC Group or to which any member of the Wider CWC Group is a party (whether as claimant or defendant or otherwise) and (other than as a result of the Transaction or the Columbus Acquisition) no investigation by any Relevant Authority or other investigative body against or in respect of any member of the Wider CWC Group having been threatened, announced, instituted or remaining outstanding by, against or in respect of any member of the Wider CWC Group (in each case, which is material in the context of the Wider CWC Group taken as a whole);

(iii)	no contingent or other liability of any member of the Wider CWC Group having arisen or become apparent to Liberty Global outside the ordinary and usual course of business consistent with past practice which would or would reasonably be expected to adversely affect any member of the Wider CWC Group to an extent which is material in the context of the Wider CWC Group taken as a whole; and

(iv)	no steps having been taken which are likely to result in the withdrawal, cancellation, termination or modification of any licence held by any member of the Wider CWC Group which is necessary for the proper carrying on of its business and the withdrawal, cancellation, termination or modification of which has had, or would reasonably be expected to have, a material adverse effect on the Wider CWC Group, taken as a whole;

(t)	except as Disclosed, Liberty Global not having discovered:

(i)	that any financial, business or other information concerning the Wider CWC Group publicly disclosed prior to the date of this announcement at any time by or on behalf of any member of the Wider CWC Group is misleading, contains a misrepresentation of fact or omits to state a fact necessary to make the information contained therein not misleading where the relevant information has not subsequently been corrected prior to the date of this announcement by disclosure either publicly or otherwise to Liberty Global (in each case, where the relevant matter is material in the context of the Wider CWC Group taken as a whole);

(ii)	that any member of the Wider CWC Group is subject to any liability, contingent or otherwise, other than in the ordinary and usual course of business consistent with past practice (in each case, where such matter is material in the context of the Wider CWC Group taken as a whole);

(iii)	that there is or is likely to be any obligation or liability (whether actual or contingent) of any past or present member of the Wider CWC Group to make good, repair, re-instate or clean up any property or any controlled waters now or previously owned, occupied, operated or made use of or controlled by any past or present member of the Wider CWC Group under any applicable environmental legislation, regulation, notice, circular or order of any Relevant Authority in any jurisdiction (in each case where such obligation or liability is, or would reasonably be expected to be, material in the context of the Wider CWC Group taken as a whole);

(iv)	that any past or present member of the Wider CWC Group has failed to comply in any material respect with any applicable legislation or regulation of any jurisdiction with regard to the disposal, spillage, release, discharge, leak or emission of any waste or hazardous substance or any substance likely to impair the environment or harm human health or animal health or otherwise relating to environmental matters, or that there has been any such disposal, spillage, release, discharge, leak or emission (whether or not the same constituted a non-compliance by any person with any such legislation or regulations, and wherever the same may have taken place) any of which disposal, spillage, release, discharge, leak or emission would be likely to give rise to any liability (actual or contingent) on the part of any member of the Wider CWC Group which is, or would reasonably be expected to be, material in the context of the Wider CWC Group taken as a whole or in the context of the Transaction; or

(v)	any information which affects the import of any information disclosed at any time by or on behalf of any member of the Wider CWC Group and which is material and adverse in the context of the Wider CWC Group taken as a whole or in the context of the Transaction; and

(u)	save as Disclosed, Liberty Global not having discovered that:

(vi)	(a) any past or present member, director, officer or employee of the Wider CWC Group is or has at any time engaged in any activity, practice or conduct which would constitute an offence under the Bribery Act 2010, the US Foreign Corrupt Practices Act of 1977 or any other applicable anti-corruption legislation or (b) any person that performs or has performed services for or on behalf of the Wider CWC Group is or has at any time engaged in any activity, practice or conduct in connection with the performance of such services which would constitute an offence under the Bribery Act 2010, the US Foreign Corrupt Practices Act 1977 or any other applicable anti-corruption legislation;

(vii)	any asset or any member of the Wider CWC Group constitutes criminal property as defined by section 340(3) of the Proceeds of Crime Act 2002 (but disregarding paragraph (b) of that definition);

(viii)	any past or present member, director, officer or employee of the CWC Group, or any other person for whom any such person may be liable or responsible, has engaged in any business with, made any investments in, made any funds or assets available to or received any funds or assets from: (a) any government, entity or individual in respect of which US or European Union persons, or persons operating in those territories, are prohibited from engaging in activities or doing business, or from receiving or making available funds or economic resources, by US or European Union laws or regulations, including the economic sanctions administered by the United States Office of Foreign Assets Control, or HM Treasury & Customs; or (b) any government, entity or individual targeted by any of the economic sanctions of the United Nations, the United States, the European Union or any of its member states; or

(ix)	a member of the CWC Group has engaged in any transaction which would cause Liberty Global to be in breach of any law or regulation upon its acquisition of CWC, including the economic sanctions of the United States Office of Foreign Assets Control, or HM Treasury & Customs, or any government, entity or individual targeted by any of the economic sanctions of the United Nations, the United States, the European Union or any of its member states.

Part B:     Certain further terms of the Transaction

(a)	Liberty Global reserves the right (subject to the requirements of the Code and the Panel) to waive, in whole or in part, all or any of the Conditions in paragraph 2 above, except for the Conditions in paragraphs 2(a), 2(h), 2(i), 2(j), 2(n) and 2(o) which cannot be waived.

(b)	The Conditions in paragraph 1 cannot be waived.

(c)	If Liberty Global is required by the Panel to make an offer for CWC Shares under the provisions of Rule 9 of the Code, Liberty Global may make such alterations to any of the above Conditions and terms of the Transaction as are necessary to comply with the provisions of that Rule.

(d)	The Acquisition shall lapse unless all the Conditions in paragraph 2 above have been fulfilled or, where permitted, waived, by 11.59 pm (London time) on the date immediately preceding the date of the Scheme Court Hearing. Such date may not be further extended, other than with the agreement of Liberty Global, CWC and the Panel.

(e)	Save as required pursuant to the terms of the Co-operation Agreement, Liberty Global shall be under no obligation to waive (if capable of waiver), to determine to be or remain satisfied or to treat as fulfilled any of the Conditions by a date earlier than the latest date for the fulfilment of that condition notwithstanding that the other Conditions of the Transaction may at such earlier date have been waived or fulfilled and that there are at such earlier date no circumstances indicating that any of such conditions may not be capable of fulfilment.

(f)	The Transaction shall lapse if:

(i)	in so far as the Acquisition or any matter arising from or relating to the Acquisition constitutes a concentration with a Community dimension within the scope of the Regulation, the European Commission either initiates proceedings under Article 6(1) of the Regulation or makes a referral under Article 9(1) of the Regulation to the CMA and the CMA makes a CMA Phase 2 Reference; or

(ii)	in so far as the Acquisition or any matter arising from the Acquisition does not constitute a concentration with a Community dimension within the scope of the Regulation, the Acquisition or any matter arising from or relating to the Acquisition becomes subject to a CMA Phase 2 Reference, in each case before 11:59 pm (London time) on the date immediately preceding the date of the Scheme Court Hearing.

(g)	Under Rule 13.5 of the Code, Liberty Global may not invoke a Condition so as to cause the Acquisition not to proceed, to lapse or any offer to be withdrawn unless the circumstances which give rise to the right to invoke the Condition are of material significance to Liberty Global in the context of the Acquisition. The Conditions contained in Part A, paragraph 1 are not subject to this provision of the Code.

(h)	The CWC Shares to be acquired under the Transaction shall be acquired fully paid and free from all liens, charges, equitable interests, encumbrances, rights of pre-emption and any other rights and interests of any nature whatsoever and together with all rights now and hereafter attaching thereto, including voting rights and the right to receive and retain in full all dividends and other distributions (if any) declared, made or paid on or after the date of this announcement, other than the Special Dividend.

(i)	The ability of persons not resident in the United Kingdom to participate in the Transaction and/or to receive New Liberty Global Class A Ordinary Shares, New Liberty Global Class C Ordinary Shares, New LiLAC Class A Ordinary Shares or New LiLAC Class C Ordinary Shares may be affected by the laws of the relevant jurisdictions. Persons who are not resident in the United Kingdom should inform themselves about and observe any applicable requirements.

(j)	No person may vote in favour of the Transaction by any use, means, instrumentality or form within a Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the laws of that jurisdiction. Accordingly, copies of this announcement and any formal documentation relating to the Transaction are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in or into or from any Restricted Jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send it in or into or from any Restricted Jurisdiction.

(k)

The New Liberty Global Class A Ordinary Shares, New Liberty Global Class C Ordinary Shares, New LiLAC Class A Ordinary Shares and New LiLAC Class C Ordinary Shares to be issued pursuant to the Transaction will be issued credited as fully paid and will rank pari passu in all respects with the Liberty

Global Class A Ordinary Shares, Liberty Global Class C Ordinary Shares, LiLAC Class A Ordinary Shares and LiLAC Class C Ordinary Shares (as applicable) in issue at the time of such issuance, including the right to receive any dividend or other distributions declared, made or paid by reference to a record date falling after the Effective Date.

(l)	Fractions of New Liberty Global Class A Ordinary Shares, New Liberty Global Class C Ordinary Shares, New LiLAC Class A Ordinary Shares and/or New LiLAC Class C Ordinary Shares will not be allotted or issued to CWC Shareholders. Fractional entitlements will be aggregated and sold in the market as soon as practicable after the Scheme becomes effective and the net proceeds of sale distributed pro rata to persons entitled thereto.

(m)	Liberty Global reserves the right, subject to the prior consent of the Panel, to implement the Transaction by way of an Offer if: (i) CWC provides its prior written consent; (ii) a third party announces a firm intention to make an offer for CWC; or (iii) the CWC Directors withdraw or modify their unanimous and unconditional recommendation of the Scheme. In such event, subject to the terms of the Co-operation Agreement, the Offer will be implemented on the same terms, so far as applicable, as those which would apply to the Scheme, subject to appropriate amendments to reflect the change in method and the terms of the Co-operation Agreement.

(n)	The Acquisition will be governed by English law and be subject to the jurisdiction of the English courts and to the Conditions and further terms set out in this Appendix I and those terms which will be set out in the Scheme Document. The Acquisition shall be subject to the applicable requirements of the Code, the Panel, the London Stock Exchange and the FCA.

(o)	Each of the Conditions shall be regarded as a separate Condition and shall not be limited by reference to any other Condition.

(p)	The New Liberty Global Class A Ordinary Shares, New Liberty Global C Ordinary Shares, New LiLAC Class A Ordinary Shares and New LiLAC Class C Ordinary Shares will be issued to, and held through the facilities of, the Depository Trust Company, or may initially be issued to one or more nominees for a non-EU issuer of depository receipts and subsequently transferred to, and held through the facilities of, the Depository Trust Company (with any such depository receipts being cancelled in connection with the transfer of the shares to the Depository Trust Company or its nominee).

(q)	If any CWC dividend or distribution out of profits reserves or capital is declared, announced, made or paid at any time on or after the date of this announcement and prior to the Effective Date, other than the Special Dividend, or in excess of the Special Dividend, Liberty Global reserves the right to reduce the value implied under the terms of the Transaction at such date by an amount equal to the excess amount in the case of the Special Dividend, or otherwise by the amount of all or part of any such other dividend (in each case, based on the $/£ exchange rate at the time of such declaration, announcement, making or payment) by reducing the Special Dividend and/or the Consideration.

Appendix II

Sources of information and bases of calculation

1.	As at the close of business on 13 November 2015, CWC had in issue 4,438,594,233 fully diluted shares outstanding, taking into account the basic shares outstanding (excluding treasury shares) of 4,368,464,743 per CWC’s RNS announcement on 2 November 2015 and the full effect of dilutive equity instruments of 99,171,370, and net of 29,041,880 shares held in EBT. The International Securities Identification Number for the CWC Shares is GB00B5KKT968.

2.	Unless otherwise stated, financial information on Liberty Global is extracted (without adjustment) from its quarterly financial statements

3.	Unless otherwise stated, financial information on CWC is extracted (without adjustment) from its annual and interim financial statements

4.	Values quoted in US Dollars (USD) have been converted to pound sterling (GBP) using the exchange rate of 1.5206 USD per 1 GBP as per Bloomberg Composite London closing as at 13 November 2015.

5.	The value attributed to CWC’s existing issued ordinary share capital is based on the offer price stated in paragraph 2 of this announcement and the fully diluted shares outstanding

6.	The total proportionate enterprise value implied by the Offer of $8.2 billion (£5.4 billion) was computed using

a.	the offer value per CWC share of 81.04 pence based on 13 November 2015 closing prices for the relevant Liberty Global Shares

b.	the number of fully diluted CWC shares outstanding

c.	CWC’s proportionate net debt of $2,710 million as at 30 September 2015 per CWC’s Results Announcement for the six months ended 30 September 2015 dated 5 November 2015 (“CWC H1 15/16 results announcement”)

7.	Pro forma consolidated net debt for the CWC Group of $3.2 billion is derived from:

a.	CWC consolidated net debt as at 30 September 2015 of $2.9 billion, taking into account the nominal value (instead of the carrying value) of Sable’s $400 million secured notes due 2020, Columbus’ $1.25 billion unsecured notes due 2021 and Sable’s $750 million unsecured notes due 2022

b.	$800 million of new term loans, $31 million repayment of Sable’s Revolving Credit Facility and the repayment of Sable’s $400 million senior secured notes due 2020

8.	Pro forma proportionate net debt for the CWC Group of $3.1 billion is derived from:

a.	CWC proportionate net debt as at 30 September 2015 of $2.8 billion, taking into account the nominal value (instead of the carrying value) of Sable’s $400 million secured notes due 2020, Columbus’ $1.25 billion unsecured notes due 2021 and Sable’s $750 million unsecured notes due 2022

b.	$800 million of new term loans, $31 million repayment of Sable’s Revolving Credit Facility and the repayment of Sable’s $400 million senior secured notes due 2020

9.

The new combination of the LiLAC Group and CWC would have generated estimated consolidated revenue of over $3.5 billion and estimated consolidated OCF of $1.4 billion for the twelve months ended September 30, 2015. These figures are based on the summation of (i) the LiLAC Group’s consolidated revenue and OCF, as derived from Liberty Global’s annual and quarterly reports, as filed with the US Securities and Exchange Commission, and (ii) the consolidated CWC revenue and EBITDA pro forma for Columbus revenue and EBITDA for the twelve months ended 30 September 2015, as detailed in notes 10 and 11, respectively, below. LiLAC Group figures are reported under generally accepted accounting principles in the US (“US GAAP”) and CWC figures are reported under International Financial Reporting

Standards as adopted by the European Union (“IFRS”). Liberty Global has not completed its analysis of the differences between US GAAP and IFRS with respect to CWC’s consolidated financial statements.

10.	The consolidated CWC Pro Forma for Columbus revenue for the twelve months ended 30 September 2015 is $2,420 million. This figure is derived from

a.	the consolidated CWC Pro Forma for Columbus revenue for the fiscal year ended 31 March 2015 of $2,373 million. This figure is sourced from the Offering Memorandum issued by Sable International Finance Limited (a subsidiary of CWC) for $750 million of 6.875% senior notes due 2022 dated 31 July 2015 (“CWC July 2015 Bond OM”)

b.	the consolidated CWC Pro Forma for Columbus revenue for the six months ended 30 September 2015 of $1,179 million, sourced from the CWC H1 15/16 results announcement

c.	the consolidated CWC Pro Forma for Columbus revenue for the six months ended 30 September 2014 of $1,132 million, sourced from the CWC H1 14/15 results announcement

11.	The consolidated CWC Pro Forma for Columbus EBITDA for the twelve months ended 30 September 2015 of $879 million is before deduction of share based compensation and defined pension interest, includes EBITDA generated by the Columbus US Carve-Out entities and excludes the unrealised portion of the operating cost synergies. This figure is derived from

a.	the consolidated CWC Pro Forma for Columbus EBITDA for the fiscal year ended 31 March 2015 of $849 million, which is after deduction of share based compensation and defined pension benefit interest amounting to $12 million and including EBITDA generated by the US Carve-Out entities of $19 million. These figures are sourced from the CWC July 2015 Bond OM.

b.	the consolidated CWC Pro Forma for Columbus EBITDA for the six months ended 30 September 2015 of $427 million, which is before deduction of share based compensation and defined pension benefit interest amounting to $6 million and excludes the EBITDA of $3 million generated by the Columbus US Carve-Out entities, sourced from the CWC H1 15/16 results announcement

c.	the consolidated CWC Pro Forma for Columbus EBITDA for the six months ended 30 September 2014 of $412 million, which is before deduction of share based compensation and defined pension benefit interest amounting to $6 million, sourced from the CWC H1 14/15 results announcement

12.	The proportionate CWC Pro Forma for Columbus EBITDA for the twelve months ended 30 September 2015 of $668 million is before deduction of share based compensation and defined pension interest, includes EBITDA generated by the Columbus US Carve-Out entities and excludes the unrealised portion of the operating cost synergies. This figure is derived from

a.	the proportionate CWC Pro Forma for Columbus EBITDA for the fiscal year ended 31 March 2015 of $637 million, consisting of $373 million proportionate EBITDA of CWC excluding Columbus and $264 million EBITDA of Columbus. These figures are after deduction of share based compensation and defined pension benefit interest amounting to $12 million and including EBITDA generated by the US Carve-Out entities of $19 million. These figures are disclosed in the CWC July 2015 Bond OM.

b.	the proportionate CWC Pro Forma for Columbus EBITDA for the six months ended 30 September 2015 of $327 million, which is before deduction of share based compensation and defined pension benefit interest amounting to $6 million and excludes the EBITDA of $3 million generated by the US Carve-Out entities. This figure consists of the proportionate EBITDA of CWC excluding Columbus of $191 million and Columbus EBITDA of $136 million. All figures are disclosed in the CWC H1 15/16 results announcement.

c.	the proportionate CWC Pro Forma for Columbus EBITDA for the six months ended 30 September 2014 of $311 million, which is before deduction of share based compensation and defined pension benefit interest amounting to $6 million. This figure consists of the proportionate EBITDA of CWC excluding Columbus of $182 million and Columbus EBITDA of $129 million. All figures are disclosed in the CWC H1 14/15 results announcement

13.	The consolidated EBITDA impact of the operating cost synergies resulting from the CWC and Columbus transaction is $125 million as disclosed in Appendix V of this announcement. The proportionate EBITDA impact of the operating cost synergies is $106 million. For the six months ended 30 September 2015, $8 million of synergies have been realised (for both consolidated and proportionate EBITDA).

Appendix III

Irrevocable Undertakings received by Liberty Global

CWC Shareholders’ Irrevocable Undertakings

The following CWC Shareholders have given an irrevocable undertaking to vote (or procure the voting) in favour of the Scheme at the Court Meeting and the resolution(s) to be proposed at the CWC General Meeting (or, in the event that the Transaction is implemented by way of an Offer, to accept or procure acceptance of such Offer) in relation to the following CWC Shares:

Name	Number of CWC Shares in respect of which undertaking is given	Percentage of CWC’s issued share capital (excluding treasury shares)
CHLLC	575,096,759	13.2
Clearwater Holdings (Barbados) Limited	57,806,055	1.3
CVBI Holdings (Barbados) Inc.	788,549,081	18.1

The irrevocable undertakings given by CHLLC (an entity controlled by John Malone) and Clearwater (entities controlled by John Risley) will cease to be binding if: (i) Liberty Global announces (with the consent of the Panel, with respect to CHLLC) that it does not intend to make or proceed with the Acquisition and no new, revised or replacement Scheme (or Offer) has been announced in accordance with Rule 2.7 of the Code; or (ii) on the earlier of the Long Stop Date and the date on which the Scheme (or Offer) lapses or is withdrawn and no new, revised or replacement Scheme (or Offer) has been announced in accordance with Rule 2.7 of the Code.

The irrevocable undertaking given by CHLLC will also cease to be binding if: (i) the Scheme or any resolution necessary to implement the Scheme is not approved at the Court Meeting or the CWC General Meeting; (ii) if the Acquisition is to be implemented by way of Offer, if the CWC Directors do not recommend the Offer or withdraw or adversely change a previously issued recommendation; (iii) unless CHLLC gives its prior written consent, if any new, increased, renewed or revised offer or scheme of arrangement is proposed which is consented to, agreed to or recommended by CWC, if the economic terms of the transaction are, in CHLLC’s reasonable opinion, less favourable to them; or (iv) unless CHLLC gives it prior written consent, if the terms upon which the consideration is payable pursuant to the Acquisition are amended so that the economic terms, in CHLLC’s reasonable opinion, disproportionally favour a CWC Shareholder electing for the Recommended Offer or Second Dual Share Alternative or disproportionally adversely affects a CWC Shareholder electing for the First Dual Share Alternative.

Liberty Global has received a non-binding letter of support from Orbis to exercise (or procure the exercise of) all voting rights in respect of 406,528,756 CWC Shares in favour of approving the Acquisition or, if the Acquisition is to be implemented by way of Offer, to accept (or procure the acceptance of) the Offer in respect of 406,528,756 CWC Shares, being the entire holding of CWC Shares over which they exercise control as investment managers or portfolio managers, as the case may be.

CWC Directors’ Irrevocable Undertakings

The following CWC Directors have given an irrevocable undertaking to vote (or procure the voting) in favour of the Scheme at the Court Meeting and the resolution(s) to be proposed at the CWC General Meeting (or, in the event that the Transaction is implemented by way of an Offer, to accept or procure acceptance of such Offer) in relation to the following CWC Shares:

Name	Number of CWC Shares in respect of which undertaking is given[15]	Percentage of CWC’s issued share capital (excluding treasury shares)
Sir Richard Lapthorne	9,000,000	0.206
Phil Bentley	6,035,748	0.138
Perley McBride	927,108	0.021
Mark Hamlin	122,222	0.003
Brendan Paddick	136,077,710	3.115
Alison Platt	23,764	0.001

The irrevocable undertaking given by the CWC Directors will cease to be binding if: (i) Liberty Global announces that it does not intend to make or proceed with the Acquisition and no new, revised or replacement Acquisition is announced in accordance with Rule 2.7 of the Code; or (ii) on the earlier of the Long Stop Date and the date on which the Scheme (or Offer) lapses or is withdrawn in accordance with its terms and no new, revised or replacement Scheme (or Offer) has been announced in accordance with Rule 2.7 of the Code.

15	The numbers referred to in this table refer only to those CWC Shares in respect of which the relevant CWC Director (or his/her “connected persons” (as defined in the relevant irrevocable undertaking)) is the registered holder and/or beneficial owner, but exclude CWC Shares which are the subject of options or awards under CWC Share Plans.

Appendix IV

Irrevocable Undertakings received by CWC

John Malone has given an irrevocable undertaking to vote (or procure the voting) in favour of the Liberty Global Resolutions at the Liberty Global General Meeting in relation to the following Liberty Global Shares:

Name	Number of Liberty Global Class A Ordinary Shares in respect of which undertaking is given[16]	Percentage of total number of Liberty Global Class A Ordinary Shares
John C. Malone	1,042,480	0.412

Name	Number of Liberty Global Class B Ordinary Shares in respect of which undertaking is given	Percentage of total number of Liberty Global Class B Ordinary Shares
John C. Malone	8,677,225	82.857

Name	Number of LiLAC Class A Ordinary Shares in respect of which undertaking is given	Percentage of total number of LiLAC Class A Ordinary Shares
John C. Malone	52,123	0.413

Name	Number of LiLAC Class B Ordinary Shares in respect of which undertaking is given	Percentage of total number of LiLAC Class B Ordinary Shares
John C. Malone	433,861	82.889

The Liberty Global Shares set out above represent approximately 24.6 per cent. of the shareholder voting rights of Liberty Global on 13 November 2015 (being the latest practicable date prior to the date of this announcement).

The irrevocable undertaking given by John Malone will cease to be binding if: (i) the Scheme or any resolution necessary to implement the Scheme is not approved at the Court Meeting or the CWC General Meeting; (ii) the Liberty Global announces, with the consent of the Panel, that it does not intend to make or proceed with the Acquisition; (iii) on the earlier of the Long Stop Date and the date on which the Scheme (or Offer) lapses or is withdrawn and no new, revised or replacement Scheme (or Offer) has been announced in accordance with Rule 2.7 of the Code; (iv) if the Acquisition is to be implemented by way of Offer, if the CWC Directors do not recommend the Offer or withdraw or adversely change a previously issued recommendation; or (v) unless John Malone gives his prior written consent, if any new, increased, renewed or revised offer or scheme of arrangement is made or proposed which is consented to, agreed to or recommended by CWC, if the economic terms of the transaction are, in John Malone’s reasonable opinion, less favourable to John Malone or to his connected persons (as defined in the undertaking).

16	The numbers referred to in these tables refer only to those Liberty Global Shares in respect of which John Malone, John Malone’s spouse and the Malone LG 2013 Charitable Remainder Trust are the registered holders and/or beneficial owner, or in respect of which John Malone, John Malone’s spouse or the Malone LG 2013 Charitable Remainder Trust (as applicable) are otherwise able to control the exercise of voting rights, but exclude Liberty Global Shares which are the subject of options, SARs or awards under Liberty Global Share Plans.

Appendix V

Quantified Financial Benefits Statement

Part A

Set out below are statements of estimated synergies arising from the Columbus Acquisition (together, the “Quantified Financial Benefits Statement”).

“Costs Savings

As a result of an extensive bottom-up exercise undertaken following the acquisition of Columbus, which was completed on 31 March 2015, CWC now expects to deliver recurring annual pre-tax cost savings of approximately US$125 million, 47% higher than the previously announced benefits of US$85 million, and one-time capital expenditure savings of approximately US$145 million in total, unchanged from the statement of expected cost savings made on 6 November 2014, by 31 March 2018. In addition, material revenue benefits are anticipated through an improved product offering, particularly in high-speed broadband and video services and cross-selling.

The additional cost savings will come primarily from further headcount reductions, implementation of the new operating model in Panama and the Bahamas and additional benefits from the insourcing of field operations.

The CWC Group expects to incur no incremental non-recurring costs to achieve these additional synergies and, with the exception of the non-recurring costs to achieve of $110m described below, no material dis-synergies are expected to arise from the integration of Columbus.

The statement of estimated cost savings is prepared on the basis CWC remains independent of Liberty Global and does not consider the impact of the Acquisition.

Recurring cost savings

Substantial cost savings have been identified across the following areas:

•	Headcount reductions (approximately US$45 million): rationalisation of headcount in back office, sales and marketing and customer service roles;

•	Network & systems consolidation (approximately US$29 million): transition to Columbus’ fixed line network and combining infrastructure where network footprint overlaps, renegotiation of maintenance fees, consolidation of network and service operating centres, harmonisation of IT systems;

•	Implementation of new operating model (approximately US$24 million): centralisation of core back office functions and increased focus of in-market resources on commercial activities, focussed on Panama and the Bahamas;

•	Insourcing of field operations and customer service (approximately US$18 million): cancelling legacy CWC contracts with external providers for network maintenance and insourcing activities; and

•	Property, procurement and other (approximately US$9 million): renegotiation of vendor rates, reduction of real estate costs, leverage of Columbus’ video content buying terms and access to greater economies of scale.

The expected costs savings are relative to a combined cost base of the CWC Group in the 12 months to 31 March 2015 of approximately US$1.6 billion. CWC management expects to implement, in value terms, 55% of these cost savings by the end of 2015/16, 75% by the end of 2016/17 and 100% by the end of 2017/18.

To achieve these benefits CWC management anticipates one-off cash costs of US$110 million, split approximately 65%, 15% and 20% over the three years following the acquisition.

During the six months to 30 September 2015 CWC exited approximately 560 employees generating annualised recurring savings of US$23 million, and annualised recurring savings of US$2 million through the closure of several administrative and retail locations and savings on video content rates and mobile costs. There were US$34 million of exceptional cash costs related to these savings in the period.

The annual pre-tax cost savings are expected to amount to approximately US$106 million on a proportionate basis by 31 March 2018, after accounting for the proportion of the savings which are expected accrue to minority interests, in the legacy CWC operating entities in Bahamas, Jamaica, Barbados, Grenada and Panama.

One-off capex synergies

In addition, CWC will benefit from one-time savings of approximately US$145 million related to avoidance of duplicative one-off capital expenditure through network consolidation in the overlapping markets where there had been investment plans under Project Marlin and Columbus already has existing network infrastructure. Such synergies are expected to be split 35%, 40% and 25% over the three years to 31 March 2018.

Revenue synergies

Material revenue synergies are anticipated from selling additional services to existing customers through cross-selling of triple-play and quad-play bundles, improving legacy CWC’s video offering in non-overlapping markets, improved network quality reducing customer churn and an enhanced B2B and B2G offering.”

Basis of preparation

In preparing the Quantified Financial Benefits Statement, CWC has used an experienced team of senior personnel from across its business, assisted by external advisors, and with the collaboration of legacy senior management of Columbus. CWC’s team has used CWC’s experience of previous transformation programmes, in particular in relation to the US$100 million recurring cost reduction programme completed in the financial year 2014/15, the Columbus senior management’s experience of acquisitions, its own market intelligence and experience to assess the expected savings. CWC is currently operating a structured integration programme, with the support of external advisors, in order to capture the strategic and operational upsides from the acquisition of Columbus.

References to combined cost base refer to the combined operating costs before depreciation, amortization and impairment, which includes payments and direct costs, employee and other staff expenses, operating lease rentals, network costs, property and utility costs and other administrative expenses.

In arriving at the estimate of cost savings set out in this announcement, the CWC Directors have made the following principal assumptions:

•	As regards the network:

•	The CWC and Columbus core and backhaul networks will be largely combined and continue to offer the required capacity to support customer demand;

•	Where the network is rationalised, the retained network offers sufficient capacity and headroom to continue to serve customers with no increased operational risk;

•	The adoption of Columbus’ more efficient field operations model combined with fewer faults from improved network performance will lead to falls in associated costs.

•	Regarding headcount savings:

•	Savings are possible through removal of duplicate resource in local markets and centrally through the roll out of the revised operating model;

•	The combined business is able to standardise and roll-out best practice systems and procedures, to generate efficiency and enable headcount reductions;

•	There are no restrictions or delays imposed by industrial relations or employment agreements that significantly affect the realisation of savings from removal of overlapping headcount.

•	CWC will adopt Columbus’ billing system in place of its legacy billing platform, which will underpin a large proportion of IT savings;

•	Procurement savings can be realised through rationalising suppliers and renegotiating supplier terms in overlapping markets;

•	There is no adverse consumer reaction that has a corresponding impact upon market share as a consequence of the acquisition of Columbus;

•	The management team of Columbus is retained to support the integration and running of the integrated business;

•	There will be no material change to macroeconomic, political or legal conditions in the markets or regions in which legacy CWC and Columbus operate that materially impact on the successful realisation of the synergies or the one off costs to achieve these benefits; and

•	There will be no significant impact on the existing underlying operations of either business, including as a result of or in connection with the integration of Columbus.

In estimating the costs to achieve the synergies, CWC management has made the following principal assumptions:

•	The capex required to integrate the two networks and implement new business and operational support systems will be drawn from the US$1.4 billion CWC Group capex programme.

Reports

As required by Rule 28.1(a) of the UK Takeover Code, Ernst & Young LLP (“EY”), as reporting accountants to CWC, have provided a report stating that, in their opinion, the Quantified Financial Benefits Statement has been properly compiled on the basis stated. In addition, Evercore Partners International LLP (“Evercore”) and J.P. Morgan Limited (“J.P. Morgan Cazenove”) as financial advisers to CWC, have provided a report stating that, in their opinion, the Quantified Financial Benefits Statement has been prepared with due care and consideration.

Copies of these reports are included in Part B and Part C of this Appendix V. Each of EY, Evercore and J.P. Morgan Cazenove has given and has not withdrawn its consent to the publication of its report in the form and context in which it is included.

Notes:

The statements of estimated cost savings relate to future actions and circumstances which, by their nature, involve risks, uncertainties and contingencies. As a result, the cost savings referred to may not be achieved, or may be achieved later or sooner than estimated, or those achieved could be materially different from those estimated. No statement in the Quantified Financial Benefits Statement should be construed as a profit forecast or interpreted to mean that CWC’s earnings in year to 31 March 2016, or in any subsequent period, would necessarily match or be greater than or be less than those of CWC for the relevant preceding financial period or any other period.

Part B

Report from Ernst & Young LLP

The Directors

Cable & Wireless Communications Plc

62 – 65 Chandos Place

London

WC2N 4HG

Attention: Perley McBride

Evercore Partners International LLP

15 Stanhope Gate

London

W1K 1LN

United Kingdom

J.P. Morgan Limited

25 Bank Street

Canary Wharf

London E14 5JP

16 November 2015

Dear Sirs

We refer to the statement regarding the estimate of cost savings (“the Statement”) made by Cable & Wireless Communications Plc (“the Company”). The Statement, including the relevant bases of belief (including sources of information) is set out in Part A of Appendix V to the announcement (the “Document”) issued by Liberty Global dated 16 November 2015. This report is required by Rule 28.1(a)(i) of The City Code on Takeovers and Mergers (the “City Code”) and is given for the purpose of complying with that rule and for no other purpose. Accordingly we assume no responsibility in respect of this report to Liberty Global or any person connected to, or acting in concert with Liberty Global or to any other person who is seeking or may in future seek to acquire control of the Company (an “Alternative Offeror”) or to any other person connected to, or acting in concert with, an Alternative Offeror.

Responsibility

It is the responsibility of the directors of the Company (“the Directors”) to prepare the Statement in accordance with the requirements of the City Code.

It is our responsibility to form an opinion as required by the City Code as to the proper compilation of the Statement and to report that opinion to you.

It is the responsibility of the Financial Advisers to form an opinion as required by the City Code as to whether the Statement has been prepared with due care and consideration.

Basis of opinion

We conducted our work in accordance with Standards for Investment Reporting 1000 (Investment Reporting Standards applicable to all engagements in connection with an investment circular) issued by the Auditing Practices Board in the United Kingdom. We have discussed the Statement together with the relevant bases of belief (including sources of information) with the Directors and with the Financial Advisers. We have also considered the letter dated 16 November 2015 from the Financial Advisers to the Directors on the same matter. Our work did not involve any independent examination of any of the financial or other information underlying the Statement.

We do not express any opinion as to the achievability of the cost savings identified by the Directors. Our work has not been carried out in accordance with auditing or other standards and practices generally accepted in other jurisdictions and accordingly should not be relied upon as if it had been carried out in accordance with those standards and practices.

Opinion

In our opinion, the Statement has been properly compiled on the basis stated.

Yours faithfully

Ernst & Young LLP

Part C

Report from Evercore Partners International LLP and J.P. Morgan Limited

The Board of Directors

Cable & Wireless Communications Plc

62 – 65 Chandos Place

London

WC2N 4HQ

16 November 2015

Dear Sirs,

Recommended acquisition of Cable & Wireless Communications Plc (“CWC”) by Liberty Global plc (“Liberty Global”)

We refer to the Quantified Financial Benefits Statement, the bases of belief thereof and the notes thereto (together, the “Statement”) as set out in Part A of Appendix V to this announcement, for which the directors of CWC (“the Directors”) are solely responsible under Rule 28 of the City Code on Takeover and Mergers (the “Code”).

We have discussed the Statement (including the assumptions and sources of information referred to therein), with the Directors and those officers and employees of CWC who developed the underlying plans. The Statement is subject to uncertainty as described in this announcement and our work did not involve an independent examination of any of the financial or other information underlying the Statement.

We have relied upon the accuracy and completeness of all the financial and other information provided to us by or on behalf of CWC, or otherwise discussed with or reviewed by us, and we have assumed such accuracy and completeness for the purposes of providing this letter.

We do not express any opinion as to the achievability of the quantified financial benefits identified by the Directors.

We have also reviewed the work carried out by Ernst & Young LLP and have discussed with them the opinion set out in Part B of Appendix V to this announcement addressed to yourselves and ourselves on this matter.

This letter is provided to you solely in connection with Rule 28.1(a)(ii) of the Code and for no other purpose. We accept no responsibility to CWC or its shareholders or any person other than the Directors in respect of the contents of this letter; no person other than the Directors can rely on the contents of this letter and to the fullest extent permitted by law, we exclude all liability (whether in contract, tort or otherwise) to any other person, in respect of this letter or the work undertaken in connection with this letter or any of the results that can be derived from this letter or any written or oral information provided in connection with this letter, and any such liability is expressly disclaimed except to the extent that such liability cannot be excluded by law.

On the basis of the foregoing, we consider that the Statement, for which you, as Directors are solely responsible, has been prepared with due care and consideration.

Yours faithfully,	Yours faithfully,

Evercore Partners International LLP	J.P. Morgan Limited

Appendix VI

Definitions

“2020 Notes”	as defined in paragraph 12 of this announcement

“2022 Notes”	as defined in paragraph 12 of this announcement

“Acquisition”	the proposed recommended acquisition by Liberty Global of the entire issued and to be issued share capital of Captain by means of the Scheme (or by the Offer under certain circumstances described in this announcement), on the terms and subject to the conditions set out in this announcement and to be set out in the Scheme Document

“Alternative Exchange Ratio”	the number (expressed as a fraction rounded down to six decimal places) of New Liberty Global Ordinary Shares to be delivered as consideration for each CWC Share under the Second Dual Share Alternative as part of the Scheme, which shall be calculated on the basis described in paragraph 2 of this announcement

“Authorisations”	regulatory authorisations, orders, recognitions, grants, consents, clearances, confirmations, certificates, licences, permissions or approvals

“Blended Liberty Global Share Price”	the weighted average price of a Liberty Global Class A Ordinary Share and a Liberty Global Class C Ordinary Share, based on the relative proportions of Liberty Global Class A Ordinary Shares and Liberty Global Class C Ordinary shares included in the Recommended Offer and the Dual Share Alternatives, being 2.4482 Liberty Global Class C Ordinary Shares for each Liberty Global Class A Ordinary Share, and based on the 10-day volume average weighted price of such shares at the relevant time

“Bridge Facilities Fee Letter”	the bridge facilities fee letter, dated the date of this announcement, between LGE Coral Holdco Limited, the Mandated Lead Arrangers named therein, and the Underwriters named therein

“Business Day”	a day (other than Saturdays, Sundays and public or bank holidays in the UK) on which banks are generally open for business in the City of London

“CHBI”	CVBI Holdings (Barbados) Inc., a corporation duly incorporated and existing under the laws of Barbados and ultimately controlled by John Risley, having its registered office at Suite 205-207, Dowell House, Cr. Roebuck & Palmetto Streets, Bridgetown, Barbados

“CHBL”	Clearwater Holdings (Barbados) Limited, a corporation duly incorporated and existing under the laws of Barbados and ultimately controlled by John Risley, having its registered office at Suite 205-207, Dowell House, Cr. Roebuck & Palmetto Streets, Bridgetown, Barbados

“CHLLC”	Columbus Holding LLC, a limited liability company existing under the laws of Colorado and ultimately controlled by John Malone, having its registered office at 12300 Liberty Boulevard, Englewood, CO 80112, United States of America

“CHLLC Put Option Deed”	as defined in paragraph 21 of this announcement

“Clearwater”	CHBI and CHBL

“Closing Price”	the closing middle market quotations of a share derived from (i) the Daily Official List in respect of CWC Shares or (ii) NASDAQ in respect of Liberty Global Shares, New Liberty Global Ordinary Shares or New LiLAC Ordinary Shares

“CMA”	the Competition and Markets Authority, a UK statutory body established under the Enterprise and Regulatory Reform Act 2013 or any successor thereto

“CMA Phase 2 Reference”	a referral to the Chair of the Competition and Markets Authority for the constitution of a group under Schedule 4 to the Enterprise and Regulatory Reform Act 2013

“Code”	the City Code on Takeovers and Mergers, as issued from time to time by the Panel

“Columbus”	Columbus International Inc., an international business company existing under the laws of Barbados under registered number 24328

“Columbus Acquisition”	the acquisition by CWC of Columbus

“Columbus Carve-Out Entities”	ARCOS-1 USA, Inc., Columbus Networks Puerto Rico, Inc., Columbus Networks USA, Inc., A SUR Net, Inc. and Columbus Networks Telecommunications Services USA, Inc.

“Columbus FCC Licences”	the submarine cable landing licences and international Section 214 authorisations issued by the FCC and held by subsidiaries of Columbus New Cayman Limited

“Columbus US Carve-Out”	the prior transfer of the entire issued share capital of each of Columbus Networks Puerto Rico, Inc. and ARCOS-1 USA, Inc. (holding the entire issued share capital of the other Columbus Carve-Out Entities) by Columbus Networks, Limited to Columbus New Cayman Limited pursuant to the Columbus US Carve-Out SPA, by which indirect control of the Columbus FCC Licences was transferred to Columbus New Cayman Limited

“Columbus US Carve-Out SPA”	the share purchase agreement between Columbus Networks, Limited and Columbus New Cayman Limited dated 31 March 2015 in respect of the transfer of the entire issued share capital of each of Columbus Networks Puerto Rico, Inc. and ARCOS-1 USA, Inc. from Columbus Networks, Limited to Columbus New Cayman Limited, by which indirect control of the Columbus FCC Licences was transferred to Columbus New Cayman Limited

“Combined Group”	the enlarged Liberty Global group following completion of the Acquisition comprising the CWC Group and Liberty Global

“Commitment Letter”	the commitment letter (appending the agreed form of the senior unsecured bridge facility agreement and the refinancing facilities term sheet), dated on the date of this announcement, between LGE Coral Holdco Limited, the Mandated Lead Arrangers named therein, the Underwriters named therein and the Commitment Party named therein

“Companies Act”	the (United Kingdom) Companies Act of 2006 (including the schedules thereto), as amended from time to time

“Conditions”	the conditions of the Transaction (including the Scheme) set out in Appendix I to this announcement and to be set out in the Scheme Document

“Consent Solicitation”	as defined in paragraph 12 of this announcement

“Consideration”	the consideration payable to CWC Shareholders in connection with the Transaction comprising up to, in aggregate, 31.7 million New Liberty Global Class A Ordinary Shares, 77.5 million New Liberty Global Class C Ordinary Shares, 3.6 million New LiLAC Class A Ordinary Shares and 8.9 million New LiLAC Class C Ordinary Shares

“Co-operation Agreement”	the agreement dated 16 November 2015 between Liberty Global and CWC and relating, among other things, to the implementation of the Transaction

“Court”	the High Court of Justice, Chancery Division (Companies Court) in England and Wales

“Court Meeting”	the meeting(s) of the CWC Shareholders to be convened by order of the Court pursuant to section 896 of the Companies Act for the purpose of considering, and if thought fit, approving the Scheme (with or without amendment) and any adjournment thereof

“CREST”	the relevant system (as defined in the Uncertificated Securities Regulations 2001 (SI 2001/3755) in respect of which Euroclear is the Operator (as defined in such Regulations) for the paperless settlement of trades in securities and the holding of uncertificated securities

“Cross-Border Merger Regulations”	the (United Kingdom) Companies (Cross-Border Mergers) Regulations 2007 (SI 2007/2974)

“CWC”	Cable & Wireless Communications Plc, a company incorporated in England and Wales with registered number 07130199

“CWC Directors”	the directors of CWC as at the date of this announcement or, where the context requires, the directors of CWC from time to time

“CWC FCC Business”	the CWC FCC Licences and related contracts, business and other assets

“CWC FCC Licences”	the submarine cable landing licence(s) and international Section 214 authorisation(s) issued by the FCC and held by subsidiaries of CWC

“CWC General Meeting”	the general meeting of CWC Shareholders (including any adjournment thereof) to be convened in connection with the Scheme, notice of which will be set out in the Scheme Document

“CWC Group”	CWC and its subsidiaries and subsidiary undertakings

“CWC Meetings”	the Court Meeting and the CWC General Meeting

“CWC Scheme”	the CWC Superannuation Fund

“CWC Share Plans”	the 2011 Performance Share Plan, the Restricted Share Plan 2010, the 2011 Deferred Bonus Plan, the Columbus Equity Incentive Plan and the All-Employee Share Purchase Plan

“CWC Shareholders”	the registered holders of CWC Shares from time to time

“CWC Shares”	the issued and to be issued ordinary shares of US$0.05 each in the capital of CWC, being 4,438,594,233 in issue as at the date of this announcement

“CWC US Carve-Out”	the transfer of the entire issued share capital of Newco by Cable & Wireless Communications, Inc., CWC WS Holdings Panama S.A., Cable and Wireless (BVI) Limited, Cable and Wireless (EWC) Limited and Cable and Wireless Network Services Limited to New Holdco pursuant to the CWC US Carve-Out SPA, by which indirect control of the CWC FCC Licences is transferred to New Holdco

“CWC US Carve-Out Shareholder Arrangement Deed”	as defined in paragraph 21 of this announcement

“CWC US Carve-Out SPA”	the share purchase agreement between Cable & Wireless Communications, Inc., CWC WS Holdings Panama S.A., Cable and Wireless (BVI) Limited, Cable and Wireless (EWC) Limited and Cable and Wireless Network Services Limited and New Holdco dated the date of this announcement in respect of the transfer of the entire issued share capital of Newco to New Holdco, by which indirect control of the CWC FCC Licences is transferred to New Holdco

“Daily Official List”	the Daily Official List of the London Stock Exchange

“Disclosed”

the information which has been (i) fairly disclosed by, or on behalf of, the CWC Group in writing prior to the date of this announcement to any member of Liberty Global’s group (or to any of their respective officers, employees or agents) or any of their respective financial, accounting, tax or legal advisers (specifically as Liberty Global’s advisers in relation to the Transaction), (ii) included in the annual report and accounts of the CWC Group for the financial year ended 31 March 2015, (iii) included in the interim results of the CWC Group for the six-month period ended 30 September 2015, (iv) fairly disclosed in any announcement via a Regulatory Information Service by, or on behalf of, CWC, prior to the publication of this announcement or (iv) disclosed in this announcement

“Dual Share Alternatives”	the First Dual Share Alternative and the Second Dual Share Alternative (and “Dual Share Alternative” means either of them, as the context requires)

“Effective Date”	the date on which the Scheme becomes effective in accordance with its terms

“Euroclear”	Euroclear UK & Ireland Limited

“Exchange Rate”	a US$/£ exchange rate of 1.5206

“Exchange Ratio”	the number (expressed as a fraction rounded down to six decimal places) of New Liberty Global Ordinary Shares to be delivered as consideration for each CWC Share under the Recommended Offer as part of the Scheme, which shall be calculated on the basis described in paragraph 2 of this announcement

“Exchange Ratio Calculation Period”	the period starting on the earlier to occur of (a) the first business day following the completion of the US Carve-Out and (b) the date falling 60 days after the date of this announcement, and ending on the Business Day falling seven days prior to the date of the Court Meeting (or, in the event that such date is not a Business Day, the Business Day immediately preceding such date)

“Exchange Ratio Calculation Time”	the date on which the Exchange Ratio and the Alternative Exchange Ratio will be calculated and fixed, being the earlier to occur of (a) the Business Day falling seven days prior to the date of the Court Meeting (or, in the event that such date is not a Business Day, the Business Day immediately preceding such date) and, if applicable, (b) the Business Day in the Exchange Ratio Calculation Period that immediately follows the end of the Relevant CWC Share Trading Period

“Excluded Shares”	(a)	any CWC Shares beneficially owned by Liberty Global or any other member of Liberty Global’s group;

(b)	any CWC Shares held in treasury

“FCA”	the Financial Conduct Authority

“FCC”	the United States Federal Communications Commission, or any bureau or division thereof acting on delegated authority

“FCC Condition”	the condition set out in paragraph 2(h) of Appendix I

“FCC Licences”	the Columbus FCC Licences and the CWC FCC Licences

“FCC Regulatory Approval”	the FCC’s grant of its consent to the transfer of indirect control of the CWC FCC Licences and/or the Columbus FCC Licences to Liberty Global (as applicable)

“Finco”	as defined in paragraph 12 of this announcement

“First Dual Share Alternative”	the alternative to the Recommended Offer described in paragraph 2 of this announcement

“FSMA”	the Financial Services and Markets Act 2000, as amended from time to time

“HSR Act”	the United States Hard-Scott-Rodino Antitrust Improvements Act of 1976 (as amended)

“Independent CWC Directors”	the CWC Directors other than Brendan Paddick, John Risley and Thad York

“Interim Facility Agreement”	as defined in paragraph 12 of this announcement

“Interim Facility Fee Letter”	the interim facility fee letter, dated the date of this announcement, between LGE Coral Holdco Limited, the Mandated Lead Arrangers named therein, and the Underwriters named therein

“Interim Term Loan”	as defined in paragraph 12 of this announcement

“LGE”	LGE Coral Mergerco BV

“Liberty Global”	Liberty Global plc, a company incorporated in England and Wales with registered number 08379990 and, as the context requires, collectively such company and its subsidiaries

“Liberty Global Class A Ordinary Shares”	the issued and to be issued Liberty Global Class A Ordinary Shares each of which is denominated in US Dollars with a nominal value of $0.01

“Liberty Global Class B Ordinary Shares”	the issued and to be issued Liberty Global Class B Ordinary Shares each of which is denominated in US Dollars with a nominal value of $0.01

“Liberty Global Class C Ordinary Shares”	the issued and to be issued Liberty Global Class C Ordinary Shares each of which is denominated in US Dollars with a nominal value of $0.01

“Liberty Global Directors”	the directors of Liberty Global as at the date of this announcement or, where the context requires, the directors of Liberty Global from time to time, other than John Malone, who has recused himself from participating in board meetings in relation to the Transaction

“Liberty Global General Meeting”	the general meeting of Liberty Global Shareholders (including any adjournment thereof) to be convened in connection with the

Transaction, notice of which will be sent to the Liberty Global Shareholders

“Liberty Global Group”	the businesses, assets and liabilities of Liberty Global’s operations that are not specifically attributed to the LiLAC Group

“Liberty Global Ordinary Shares”	the issued and to be issued Liberty Global Class A Ordinary Shares, Liberty Global Class B Ordinary Shares and Liberty Global Class C Ordinary Shares

“Liberty Global Recommendation”	as defined in paragraph 20 of this announcement

“Liberty Global Resolutions”	the ordinary shareholder resolutions of Liberty Global to approve (i) the issue of the New Liberty Global Class A Ordinary Shares, New Liberty Global Class C Ordinary Shares, New LiLAC Class A Ordinary Shares and the New LiLAC Class C Ordinary Shares, (ii) the Transaction to the extent that it comprises a substantial property transaction for the purposes of section 190 of the Companies Act, (iii) the granting of power to the Liberty Global Directors to adjourn the Liberty Global General Meeting in accordance with the rules promulgated by NASDAQ, as applicable to Liberty Global and (iv) otherwise to approve, effect and implement the Transaction

“Liberty Global Shareholders”	the registered holders of Liberty Global Shares from time to time

“Liberty Global Shares”	the Liberty Global Ordinary Shares and the LiLAC Ordinary Shares

“LiLAC Alternative”	the alternative available to CWC Shareholders under the Recommended Offer whereby CWC Shareholders can elect to receive up to a certain amount of New LiLAC Ordinary Shares instead of New Liberty Global Ordinary Shares, as described in paragraph 2 of this announcement

“LiLAC Class A Ordinary Shares”	the issued and to be issued Liberty Global LiLAC Class A Ordinary Shares each of which is denominated in US Dollars with a nominal value of $0.01

“LiLAC Class B Ordinary Shares”	the issued and to be issued Liberty Global LiLAC Class B Ordinary Shares each of which is denominated in US Dollars with a nominal value of $0.01

“LiLAC Class C Ordinary Shares”	the issued and to be issued Liberty Global LiLAC Class C Ordinary Shares each of which is denominated in US Dollars with a nominal value of $0.01

“LiLAC Exchange Ratio”	the ratio of the Blended Liberty Global Share Price at the Exchange Ratio Calculation Time to $45

“LiLAC Group”	the businesses, assets and liabilities of Liberty Global’s operations in Latin America and the Caribbean

“LiLAC Group Shareholders”	the registered holders of LiLAC Ordinary Shares from time to time

“LiLAC Ordinary Shares”	the issued and to be issued LiLAC Class A Ordinary Shares, LiLAC Class B Ordinary Shares and LiLAC Class C Ordinary Shares

“Listing Rules”	the rules and regulations made by the FCA pursuant to Part 6 of the FSMA and contained in the UKLA’s publication of the same name

“London Stock Exchange”	The London Stock Exchange plc

“Long Stop Date”	(i)	31 May 2016; or

(ii)	if the FCC Condition has not been satisfied prior to the date specified in (i) above, 16 December 2016,

or such later date (if any) as may be agreed by Liberty Global and CWC (with the consent of the Panel) and the approval of the Court (if such approval is required);

“Maximum Alternative Exchange Ratio”	0.005716 New Liberty Global Class A Ordinary Shares and 0.013993 New Liberty Global Class C Ordinary Shares

“Merger”	the merger by formation of a new company under the Cross-Border Merger Regulations and Part 3A of Title 7 of Book 2 of the Dutch Civil Code intended to take place between LGE, CWC and a newly incorporated UK company following and as part of a two-step, integrated process that includes the Scheme (or, if applicable, an Offer), pursuant to the Terms of Merger and in accordance with the Plan of Reorganisation Letter

“Minimum Exchange Ratio”	0.007921 New Liberty Global Class A Ordinary Shares and 0.019391 New Liberty Global Class C Ordinary Shares

“MSA”	as defined in paragraph 8 of this announcement

“NASDAQ”	the NASDAQ Global Select Market

“New Facilities”	as defined in paragraph 12 of this announcement

“New Holdco”	CWC New Cayman Holdco Limited

“New Holdco Shareholders”	as defined in paragraph 8 of this announcement

“New Liberty Global Class A Ordinary Shares”	the new Liberty Global Class A Ordinary Shares to be issued pursuant to the Scheme

“New Liberty Global Class C Ordinary Shares”	the new Liberty Global Class C Ordinary Shares to be issued pursuant to the Scheme

“New LiLAC Class A Ordinary Shares”	the new LiLAC Class A Ordinary Shares to be issued pursuant to the Scheme

“New LiLAC Class C Ordinary Shares”	the new LiLAC Class C Ordinary Shares to be issued pursuant to the Scheme

“New LiLAC Ordinary Shares”	the New LiLAC Class A Ordinary Shares and the New LiLAC Class C Ordinary Shares

“New Liberty Global Ordinary Shares”	the New Liberty Global Class A Ordinary Shares and the New Liberty Global Class C Ordinary Shares to be issued pursuant to the Scheme

“New Revolving Credit Facilities”	as defined in paragraph 12 of this announcement

“New Senior Unsecured Bridge Facility”	as defined in paragraph 12 of this announcement

“New Term Loan B1”	as defined in paragraph 12 of this announcement

“New Term Loan B2”	as defined in paragraph 12 of this announcement

“Newco”	CWC New Cayman Limited

“Non-independent CWC Directors”	Brendan Paddick, John Risley and Thad York

“OCF”	operating cash flows, as customarily defined by Liberty Global

“Offer”	if (in the circumstances described in this announcement) the Transaction is implemented by way of an offer (having the meaning given in Chapter 3 of Part 28 of the Companies Act), the recommended offer to be made by Liberty Global to acquire the entire issued and to be issued share capital of CWC including, where the context so requires, any subsequent revision, variation, extension or renewal of such offer and including any election available in connection with it

“Official List”	the official list maintained by the UKLA

“Opening Position Disclosure”	has the same meaning as in Rule 8 of the Code

“Orbis”	Orbis Investment Management Limited

“Overseas Shareholders”	Scheme Shareholders who are resident in, ordinarily resident in, or citizens of, jurisdictions outside the United Kingdom

“Panel”	the Panel on Takeovers and Mergers, or any successor thereto

“Plan of Reorganisation Letter”	as defined in paragraph 18 of this announcement

“Prospectus”	the prospectus document to be published by Liberty Global around the same time as the Scheme Document in respect of the New Liberty Global Ordinary Shares and the New LiLAC Ordinary Shares to be issued to CWC Shareholders in connection with the Transaction

“Proxy Statement”	the proxy statement to be filed with the SEC and expected to sent by Liberty Global to Liberty Global Shareholders around the same time as the Scheme Document is sent to CWC Shareholders which will include a notice convening the Liberty Global General Meeting

“Put Option”	as defined in paragraph 21 of this announcement

“Quantified Financial Benefits Statement”	as defined in Part A of Appendix V to this announcement

“Recommended Offer”	the proposed offer described in paragraph 2 of this announcement

“Refinancing Facilities Fee Letter”	the refinancing facilities fee letter, dated the date of this announcement, between LGE Coral Holdco Limited, the Mandated Lead Arrangers named therein, the Underwriters named therein and the Commitment Party named therein

“Registrar of Companies”	the Registrar of Companies in England and Wales

“Regulatory Information Service”	any information service authorised from time to time by the FCA for the purposes of disseminating regulatory announcements

“Relevant Annual Put Shares”	as defined in paragraph 21 of this announcement

“Relevant Authority”	has the meaning given to it in paragraph 1(l) of Part A of Appendix I to this announcement

“Relevant Share Trading Period”	a period of 10 consecutive Business Days during the Exchange Ratio Calculation Period in respect of which the volume weighted average price of a CWC Share on each such business day is equal to or greater than 87.00 pence

“Restricted Jurisdiction”	any jurisdiction where local laws or regulations may result in a significant risk of civil, regulatory or criminal exposure if the information concerning the Transaction is sent or made available to CWC Shareholders in that jurisdiction

“Restricted Period”	as defined in paragraph 21 of this announcement

“Sable”	as defined in paragraph 12 of this announcement

“Scheme”	the proposed scheme of arrangement under Part 26 of the Companies Act between CWC and the Scheme Shareholders to implement the Acquisition with or subject to any modification, addition or condition approved or imposed by the Court

“Scheme Court Hearing”	the hearing of the Court to sanction the Scheme under section 899 of the Companies Act

“Scheme Court Order”	the order of the Court sanctioning the Scheme under section 899 of the Companies Act

“Scheme Document”	the document to be despatched to (among others) CWC Shareholders including, among other things, details of the Scheme required by section 897 of the Companies Act, the full terms and conditions of the Scheme, the notices of the CWC Meetings and the forms of proxy for the Court Meeting and the CWC General Meeting

“Scheme Record Time”	the time and date to be specified as such in the Scheme Document or such later time and/or date as Liberty Global and CWC may agree

“Scheme Shareholder”	holders of Scheme Shares

“Scheme Shares”	a) the CWC Shares in issue at the date of the Scheme Document;

b) any CWC Shares issued after the date of the Scheme Document and before the Voting Record Time; and

c) any CWC Shares issued at or after the Voting Record Time and before the Scheme Record Time in respect of which the original or any subsequent holders thereof are, or shall have agreed in writing to be, bound by the Scheme in each case excluding the Excluded Shares

“SEC”	the US Securities and Exchange Commission

“Second Dual Share Alternative”	means the alternative to the Recommended Offer described in paragraph 2 of this announcement

“Significant Interest”	in relation to an undertaking, a direct or indirect interest of 20 per cent. or more of (i) the total voting rights conferred by the equity share capital (as defined in section 548 of the Companies Act) of such undertaking or (ii) the relevant partnership interest

“Special Dividend”	a special dividend of 3.00 pence per CWC Share

“Terms of Merger”	the draft terms of merger relating to the Merger to be approved by the directors of each of CWC, LGE and a newly incorporated UK company, including the particulars required by the Cross-Border Merger Regulations and Part 3A of Title 7 of Book 2 of the Dutch Civil Code

“Transaction”	the two-step, integrated process consisting of the Scheme followed by the Merger, or (if Liberty Global elects to implement the Acquisition by way of the Offer) the two-step, integrated process consisting of the Offer followed by the Merger

“UK” or “United Kingdom”	the United Kingdom of Great Britain and Northern Ireland

“UKLA”	the Financial Conduct Authority acting in its capacity as the competent authority for listing under Part VI of the FSMA

“US” or “United States”	the United States of America, its territories and possessions, any state of the United States of America and the District of Columbia

“US Exchange Act”	the US Securities Exchange Act of 1934, as amended from time to time

“US Securities Act”	the US Securities Act of 1933, as amended from time to time

“Voting Record Time”	the date and time specified in the Scheme Document by reference to which entitlement to vote at the Court Meeting will be determined, expected to be 6.00 p.m. on the day which is two days before the date of the Court Meeting or, if the Court Meeting is adjourned, 6.00 p.m. on the day which is two days before the date of such adjourned meeting

“Wider CWC Group”	CWC and its associated undertakings and any other body corporate, partnership, joint venture or person in which CWC and all such undertakings (aggregating their interests) have a Significant Interest

“Wider Liberty Global Group”	Liberty Global and its associated undertakings and any other body corporate, partnership, joint venture or person in which Liberty Global and all such undertakings (aggregating their interests) have a Significant Interest (other than any member of the Wider CWC Group)

For the purposes of this announcement, “subsidiary”, “subsidiary undertaking”, “undertaking” and “associated undertaking” have the respective meanings given thereto by the Companies Act.

All references to “pounds”, “pounds Sterling”, “Sterling”, “£”, “pence”, “penny” and “p” are to the lawful currency of the United Kingdom.

All references to “US Dollar”, “USD”, “US$”, “$” and “cents” are to the lawful currency of the United States.

All the times referred to in this announcement are London times unless otherwise stated.

References to the singular include the plural and vice versa.

Annex B

EXECUTION VERSION

DATED 16 NOVEMBER 2015

LIBERTY GLOBAL PLC

and

CABLE & WIRELESS COMMUNICATIONS PLC

CO-OPERATION AGREEMENT

Slaughter and May

One Bunhill Row

London

EC1Y 8YY

(ADJ/CVKB/RQD)

532014952

CONTENTS

1. Interpretation	B-1

2. Publication of the Announcement and the terms of the Acquisition	B-12

3. Conditions	B-12

4. Liberty Global General Meeting	B-14

5. Scheme Document	B-16

6. Implementation of the Scheme	B-16

7. Switching to an Offer	B-17

8. Preparation of Proxy Statement and Prospectus and Compliance with the Exchange Act	B-18

9. Employee-related matters	B-19

10. Directors’ and officers’ insurance	B-20

11. Break Payment	B-20

12. Liberty Global reimbursement obligations	B-21

13. Conduct of Business	B-21

14. Code and Listing Rules	B-22

15. Termination	B-23

16. Warranties	B-23

17. Notices	B-24

18. Remedies and waivers	B-25

19. Variation	B-26

20. Invalidity	B-26

21. Entire agreement	B-26

22. Language	B-26

23. Contracts (Rights of Third Parties) Act 1999	B-26

24. Assignment	B-27

25. Costs and expenses	B-27

26. Further assurance	B-27

27. Counterparts	B-27

28. Governing law and jurisdiction	B-27

SCHEDULE Employee-related Matters	B-30

THIS AGREEMENT is entered into on 16 November 2015

BETWEEN:

1.	LIBERTY GLOBAL PLC, a public limited company incorporated in England and Wales with its registered address at Griffin House, 161 Hammersmith Road, London, W6 8BS, United Kingdom and company number 08379990 (“Liberty Global”); and

2.	CABLE & WIRELESS COMMUNICATIONS PLC, a public limited company incorporated in England and Wales with its registered address at 62 – 65 Chandos Place, London, WC2N 4HG, United Kingdom and company number 07130199 (“CWC”), together referred to as the “parties” and each as a “party” to this Agreement.

WHEREAS:

(A)	Liberty Global intends to announce a firm intention to effect the Transaction.

(B)	It is intended that the Transaction will be effected by means of a two-step, integrated process consisting of the Scheme followed by the Merger, but Liberty Global reserves the right, as set out in Clause 7.1 of this Agreement, to elect to effect the Transaction by means of a two-step, integrated process consisting of the Offer followed by the Merger.

(C)	The Scheme followed by the Merger (or the Offer followed by the Merger) is intended to constitute a single, integrated transaction that qualifies as a reorganisation for US federal income tax purposes, with the exchange of stock by US CWC Shareholders eligible for non-recognition treatment under US tax rules.

(D)	The parties have agreed to take certain steps to effect the completion of the Transaction and wish to enter into this Agreement to record their respective obligations relating to such matters.

IT IS AGREED AS FOLLOWS:

1.	Interpretation

1.1	In this Agreement, the following words and expressions have the meanings given below:

“Acceptance Condition”	means the acceptance condition to the Offer, as specified in Clause 7.2;

“Acquisition”	means the proposed recommended acquisition of the entire issued and to be issued share capital of CWC by means of the Scheme (or Offer, as the case may be), on the terms and subject to the conditions set out in the Announcement and to be set out in the Scheme Document;

“Act”	means the Companies Act 2006;

“Agreed Switch”	has the meaning given in Clause 7.1(i);

“Agreement”	means this agreement, together with its Schedules;

“Announcement”	means the agreed form announcement detailing the terms and conditions of the Acquisition to be made pursuant to Rule 2.7 of the Code;

“Board Recommendation”	means the unanimous and unconditional recommendation of the board of directors of CWC to the CWC Shareholders to vote in favour of the Scheme or accept the Offer (as the case may be);

“Break Payment”	means $50,000,000 (such amount being exclusive of VAT, if any);

“Business Day”	means a day (other than a Saturday, Sunday or public or bank holiday in the UK or New York) when banks are generally open for business in London and New York;

“Clean Team Agreement”	means the Clean Team Confidentiality Agreement dated 22 October 2015, entered into between CWC and Liberty Global;

“Clearance”	means any approval, consent, clearance, permission, confirmation, comfort letter and waiver that may need to be obtained and any waiting period that may need to have expired, from or under any of the Laws, regulations or practices applied by any Relevant Authority (or under any agreement or arrangement to which any Relevant Authority is a party) in connection with the implementation of the Acquisition, and any reference to a Clearance having been “satisfied” shall be construed as meaning that the foregoing have been obtained, or, where appropriate, made or expired;

“Code”	means the City Code on Takeovers and Mergers as issued from time to time by or on behalf of the Panel;

“Columbus FCC Licences”	the submarine cable landing licences and international Section 214 authorisations issued by the FCC and held by subsidiaries of Columbus New Cayman Limited;

“Conditions”	means:

(i)     for so long as the Transaction is being implemented by means of a two-step, integrated process consisting of the Scheme followed by the Merger, the conditions of the Acquisition (including the Scheme Conditions) as set out in Appendix I to the Announcement and to be set out in the Scheme Document, as may be amended at the request of Liberty Global with the consent of the Panel (and, for so long as the Scheme is unanimously and unconditionally recommended by the board of directors of CWC, with the consent of CWC); or

(ii)    for so long as the Transaction is being implemented means of a two-step, integrated process consisting of the Offer followed by the Merger, the conditions referred to in (i) above, as amended by replacing the Scheme Conditions with the Acceptance Condition and by including a condition that the Form S-4 has been declared effective by the SEC and as may be further amended by Liberty Global with the consent of the Panel (and, in the case of an Agreed Switch or a Recommended Switch, the consent of CWC), and “Condition” shall be construed accordingly;

“Consideration”	means the consideration payable to holders of CWC Shares pursuant to the terms of the Acquisition and as set out in the Announcement;

“Court”	means the High Court of Justice in England and Wales;

“Court Meeting”	means the meeting of the holders of those Scheme Shares which are in issue as at the Scheme Voting Record Time (and any adjournment thereof) to be convened pursuant to section 896 of the Act for the purpose of considering, and, if thought fit, approving (with or without modification), the Scheme;

“Cross-Border Merger Regulations”	the Companies (Cross-Border Mergers) Regulations 2007 (SI 2007/2974) and Part 3A of Title 7 of Book 2 of the Dutch Civil Code;

“CWC FCC Licences”	the submarine cable landing licence(s) and international Section 214 authorisation(s) issued by the FCC and held by subsidiaries of CWC;

“CWC General Meeting”	means the general meeting of the shareholders of CWC (and any adjournment thereof) to be convened in connection with the Scheme for the purpose of considering, and, if thought fit, approving, the CWC Resolutions;

“CWC Group”	means CWC, its subsidiaries and its subsidiary undertakings from time to time and “member of the CWC Group” shall be construed accordingly;

“CWC Meetings”	means the Court Meeting and the CWC General Meeting;

“CWC Resolutions”	means the resolutions to be proposed at the CWC General Meeting as set out in the notice of the CWC General Meeting;

“CWC Share Plans”	means the 2011 Performance Share Plan, the Restricted Share Plan 2010, the 2011 Deferred Bonus Plan and the Columbus Equity Incentive Plan and the All-Employee Share Purchase Plan, each as set out in the Schedule (Employee-related Matters);

“CWC Shareholders”	means the registered holders of CWC Shares from time to time;

“CWC Shares”	means the ordinary shares of $0.05 each in the capital of CWC from time to time;

“Dutchco”	means LGE Coral Mergerco BV;

“Effective Date”	means the date upon which either:

(i) the Scheme becomes effective in accordance with its terms; or

(ii) if Liberty Global elects, in accordance with the provisions of Clause 7.1 to implement the Transaction by means of the Offer followed by the Merger, the Unconditional Date;

“Exchange Act”	means the US Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

“FCC”	means the United States Federal Communications Commission, or any bureau or division thereof acting on delegated authority;

“FCC Condition”	means the Condition set out in paragraph 2(h) of Part A of Appendix I to the Announcement;

“FCC Licences”	the Columbus FCC Licences and the CWC FCC Licences;

“FCC Regulatory Approval”	the FCC’s grant of its consent to the transfer of indirect control of the FCC Licences to Liberty Global;

“Form S-4”	has the meaning given in Clause 8.3(A);

“Law”	means any applicable statutes, common law, rules, ordinances, regulations, codes, orders, judgments, injunctions, writs, decrees, directives, governmental guidelines or interpretations having the force of law or bylaws, in each case, of a Relevant Authority;

“Liberty Global Adverse Recommendation Change”

means:

(i)     any withdrawal, modification or qualification (without CWC’s prior written consent) of the Liberty Global Recommendation; or

(ii)    any failure to include the Liberty Global Recommendation in the definitive Proxy Statement when it is transmitted to Liberty Global Shareholders (including any announcement by Liberty Global that it will not include the Liberty Global Recommendation in such definitive Proxy Statement); or

(iii)  any failure to convene the Liberty Global General Meeting prior to the Long Stop Date, provided that the SEC has advised Liberty Global in writing at least 45 days prior to the Long Stop Date that it has completed its review of the Proxy Statement;

“Liberty Global Class A Ordinary Shares”	the Liberty Global Class A Ordinary Shares of $0.01 each in the capital of Liberty Global from time to time;

“Liberty Global Class B Ordinary Shares”	the Liberty Global Class B Ordinary Shares of $0.01 each in the capital of Liberty Global from time to time;

“Liberty Global Class C Ordinary Shares”	the Liberty Global Class C Ordinary Shares of $0.01 each in the capital of Liberty Global from time to time;

“Liberty Global General Meeting”	the general meeting of Liberty Global Shareholders (including any adjournment thereof) to be convened in connection with the Acquisition, notice of which will be sent to the Liberty Global Shareholders in the definitive Proxy Statement;

“Liberty Global Group”	means Liberty Global, its subsidiaries and its subsidiary undertakings, in each case from time to time and “member of the Liberty Global Group” shall be construed accordingly;

“Liberty Global Ordinary Shares”	the Liberty Global Class A Ordinary Shares, Liberty Global Class B Ordinary Shares and Liberty Global Class C Ordinary Shares;

“Liberty Global Recommendation”	has the meaning given in Clause 4.1(F);

“Liberty Global Resolutions”	means the shareholder resolutions of Liberty Global necessary to enable Liberty Global to implement the Acquisition (including, without limitation, to approve the issuance of New Shares pursuant to the Scheme (or the Offer, as the context requires) and the Substantial Property Transaction);

“Liberty Global Shareholder Approval”	means the approval of the Liberty Global Resolutions by the requisite majorities of Liberty Global Shareholders required to pass such Liberty Global Resolutions;

“Liberty Global Shareholders”	means holders of Liberty Global Shares from time to time;

“Liberty Global Shares”	means the Liberty Global Ordinary Shares and the LiLAC Ordinary Shares;

“LiLAC Class A Ordinary Shares”	the LiLAC Class A Ordinary Shares of $0.01 each in the capital of Liberty Global from time to time;

“LiLAC Class B Ordinary Shares”	the LiLAC Class B Ordinary Shares of $0.01 each in the capital of Liberty Global from time to time;

“LiLAC Class C Ordinary Shares”	the LiLAC Class C Ordinary Shares of $0.01 each in the capital of Liberty Global from time to time;

“LiLAC Ordinary Shares”	the LiLAC Class A Ordinary Shares, LiLAC Class B Ordinary Shares and LiLAC Class C Ordinary Shares;

“Listing Rules”	means the “listing rules” made by the Financial Conduct Authority pursuant to Part 6 of the Financial Services and Markets Act 2000, referred to in section 73A(2) of the same, and contained in the Financial Conduct Authority’s publication of the same name;

“Long Stop Date”

means:

(i)     31 May 2016; or

(ii)    if the FCC Condition has not been satisfied prior to the date specified in (i) above, 16 December 2016,

or such later date (if any) as may be agreed by Liberty Global and CWC (with the consent of the Panel) and the approval of the Court (if such approval is required);

“Merger”	means the merger by formation of a new company under the Cross-Border Merger Regulations between Dutchco and CWC following, and as part of a two-step, integrated process that includes, the Scheme (or the Offer, as applicable), in accordance with the Plan of Reorganisation Letter;

“NASDAQ”	means the NASDAQ Global Select Market;

“New Shares”	means the new Liberty Global Class A Ordinary Shares, the new Liberty Global Class C Ordinary shares, the new LiLAC Class A Ordinary Shares and the new LiLAC Class C Ordinary Shares to be issued pursuant to the Scheme (or the Offer, as the context requires);

“Non-Recommended Switch”	has the meaning given in Clause 7.1(iii);

“Offer”	means, if Liberty Global elects to effect the Acquisition by means of a takeover offer in accordance with Clause 7.1, the offer to be made by or on behalf of Liberty Global to acquire the entire issued and to be issued ordinary share capital of CWC including any subsequent revision, variation, extension or renewal thereof;

“Offer Document”	means the offer document published by or on behalf of Liberty Global and sent to CWC Shareholders in connection with and containing the terms of any Offer, including any revised offer document;

“Panel”	means the UK Panel on Takeovers and Mergers;

“Plan of Reorganisation Letter”	means the letter dated the date hereof delivered by Liberty Global to CWC (and acknowledged by CWC) setting out the steps of the Scheme, the Merger and certain related transactions and the intention for the Scheme and the Merger to constitute a single, integrated transaction that qualifies as a reorganisation for US federal income tax purposes, which is a plan of reorganisation within the meaning of US Treasury Regulation Section 1.368-2(g);

“Prospectus”	means the prospectus to be published by Liberty Global in respect of the New Shares to be issued to CWC Shareholders pursuant to the Scheme (or the Offer, as the case may be), including any supplemental prospectus;

“Prospectus Rules”	means the “prospectus rules” made by the Financial Conduct Authority pursuant to Part 6 of the Financial Services and Markets Act 2000, referred to in section 73A(4) of the same, and contained in the Financial Conduct Authority’s publication of the same name;

“Proxy Statement”	means the proxy statement to be issued to Liberty Global Shareholders in connection with the Acquisition and convening the Liberty Global General Meeting, prepared in accordance with Section 14(a) of the Exchange Act and Schedule 14A thereof;

“Recommended Switch”	has the meaning given in Clause 7.1(ii);

“Regulatory Conditions”	means the Conditions set out in paragraphs 2(a) to 2(h) (inclusive) of Part A of Appendix I to the Announcement;

“Regulatory Information Service”	means a regulatory information service as defined in the Listing Rules;

“Regulatory Long Stop Date”

means:

(i)     30 April 2016; or

(ii)    if the FCC Condition has not been satisfied prior to the date specified in (i) above, 16 November 2016,

or such later date (if any) as may be agreed by Liberty Global and CWC;

“Relevant Authority”	means any central bank, ministry, governmental, quasi-governmental (including the European Union), supranational, statutory, regulatory, arbitral or investigative body or authority (including any national or supranational antitrust or merger control authority, any sectoral ministry or regulator and any foreign investment review body), national, state, municipal or local government (including any subdivision, court, administrative agency or commission or other authority thereof), any entity owned or controlled by them, any private body exercising any regulatory, taxing, importing or other authority, trade agency, association, institution or professional or environmental body in any jurisdiction, including, for the avoidance of doubt, the Panel, the Financial Conduct Authority (including the UK Listing Authority) and the SEC;

“Sanction Hearing”	means the Court hearing (and any adjournment thereof) to sanction the Scheme pursuant to section 899 of the Act, at which the Scheme Order is expected to be granted;

“Scheme”	means the proposed scheme of arrangement pursuant to Part 26 of the Act between CWC and the Scheme Shareholders to implement the Acquisition, the terms of which are to be set out in the Scheme Document, with or subject to any modification, addition or condition approved or imposed by the Court;

“Scheme Conditions”	means those conditions referred to in paragraphs 1(a) and 1(b) of Part A of Appendix I to the Announcement;

“Scheme Document”	means the document to be despatched to (among others) the shareholders of CWC containing, inter alia, the details of the Scheme and notices convening the Court Meeting and the CWC General Meeting, including any supplementary scheme document;

“Scheme Order”	means the order of the Court sanctioning the Scheme pursuant to section 899 of the Act;

“Scheme Record Time”	means the time and date specified as such in the Scheme Document or such later time as CWC and Liberty Global may agree;

“Scheme Sanction Condition”	means the condition referred to in paragraph 1(c) of Part A of Appendix I to the Announcement;

“Scheme Shareholders”	means holders of Scheme Shares;

“Scheme Shares”

means:

(i)     any CWC Shares in issue as at the date of the Scheme Document;

(ii)    any CWC Shares issued after the date of the Scheme Document and prior to the Scheme Voting Record Time; and

(iii)  any CWC Shares issued at or after the Scheme Voting Record Time and prior to the Scheme Record Time in respect of which the original or any subsequent holder thereof is bound by the Scheme, or shall by such time have agreed in writing to be bound by the Scheme, in each case excluding (a) any CWC Shares held beneficially by any member of the Liberty Global Group; and (b) any CWC Shares held in treasury;

“Scheme Voting Record Time”	means the date and time specified in the Scheme Document by reference to which entitlement to vote at the Court Meeting will be determined or such later time and/or date as Liberty Global and CWC may agree;

“SEC”	means the US Securities and Exchange Commission;

“Securities Act”	means the US Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

“Special Dividend”	has the meaning given in the Announcement;

“Substantial Property Transaction”	means the substantial property transaction pursuant to section 190 of the Act between Liberty Global and Columbus Holding LLC, being a CWC Shareholder and a company connected (pursuant to the Act) with Liberty Global’s Chairman, arising out of the Acquisition;

“Switch”	has the meaning given in Clause 7.1;

“Transaction”	means the two-step, integrated process consisting of the Scheme followed by the Merger, or (if Liberty Global elects to implement the Acquisition by way of the Offer as set out in Clause 7.1 of this Agreement) the two-step, integrated process consisting of the Offer followed by the Merger;

“UKCo”	means the English company to be newly formed by Liberty Global for the purposes of the Merger;

“UK Listing Authority”	means the Financial Conduct Authority, acting in its capacity as the competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000;

“Unconditional Date”	means, if Liberty Global elects to implement the Acquisition by way of the Offer, the date on which the Offer becomes or is declared unconditional in all respects in accordance with its terms;

“US Carve-out”	means the transfer of certain licences issued by the FCC, and related business, held by entities in the CWC Group to one or more newly incorporated special purpose vehicles owned by a majority of the shareholders in CWC as at the date of such transfer, as described more fully in the Announcement;

“VAT”	means any tax imposed in compliance with Directive 2006/112/EEC and any similar tax which may be imposed in substitution for or in addition to such tax; and

“Working Hours”	has the meaning given in Clause 17.5.

1.2	In this Agreement, except where the context otherwise requires:

(A)	the expressions “subsidiary” and “subsidiary undertaking” shall have the meanings given in the Act;

(B)	the expression “offer” shall have the meaning given in the Code and the expression “takeover offer” shall have the meaning given in section 974 of the Act;

(C)	a reference to an enactment or statutory provision shall include a reference to any subordinate legislation made under the relevant enactment or statutory provision and is a reference to that enactment, statutory provision or subordinate legislation as from time to time amended, consolidated, modified, re-enacted or replaced;

(D)	references to one gender include other genders;

(E)	words in the singular shall include the plural and vice versa;

(F)	a reference to a “person” shall include a reference to an individual, an individual’s executors or administrators, a partnership, a firm, a body corporate, a company, an unincorporated association, a government, state or agency of a state, a local or municipal authority or government body, and a joint venture or association (in any case, whether or not having separate legal personality);

(G)	a reference to a “company” shall be construed so as to include any company, corporation or other body corporate, wherever and however incorporated or established;

(H)	a reference to a Recital, Clause or Schedule (other than to a schedule to a statutory provision) shall be a reference to a recital, clause or schedule to (as the case may be) this Agreement;

(I)	references to times are to London time;

(J)	any reference to a “day” (including within the phrase “Business Day”) shall mean a period of 24 hours running from midnight to midnight;

(K)	references to any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall in respect of any jurisdiction other than England be deemed to include what most nearly approximates the English legal term in that jurisdiction;

(L)	references to a document in “agreed form” are to a document in the form agreed by the parties signed by or on behalf of Liberty Global for the purposes of identification;

(M)	references to “writing” shall include any modes of reproducing words in any legible form and shall include email except where otherwise expressly stated;

(N)	a reference to “includes” or “including” shall mean “includes without limitation” or “including without limitation” respectively;

(O)	references to “£” and “pounds sterling” are to the lawful currency of England;

(P)	references to “$” and “US Dollar” are to the lawful currency of the United States;

(Q)	the rule known as the ejusdem generis rule shall not apply and accordingly general words introduced by the word “other” shall not be given a restrictive meaning by reason of the fact that they are preceded by words indicating a particular class of acts, matters or things;

(R)	general words shall not be given a restrictive meaning by reason of the fact that they are followed by particular examples intended to be embraced by the general words;

(S)	a reference to any other document referred to in this Agreement is a reference to that other document as amended, varied, novated or supplemented at any time; and

(T)	references to this Agreement include this Agreement as amended or supplemented in accordance with its terms.

1.3	The headings in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

1.4	The Schedule forms part of this Agreement and shall have the same force and effect as if set out in the body of this Agreement and any reference to this Agreement shall include the Schedule.

2.	Publication of the Announcement and the terms of the Acquisition

2.1	The obligations of the parties under this Agreement, other than this Clause 2.1 and Clauses 14 to 28 (inclusive), shall be conditional on the release of the Announcement via a Regulatory Information Service at or before 7:30 a.m. on the date following this Agreement, or such later time and date as the parties may agree (and, where required by the Code, approved by the Panel). This Clause 2.1 and Clauses 14 to 28 (inclusive) shall take effect on and from execution of this Agreement.

2.2	The terms of the Acquisition (including a general description of the Merger) shall be as set out in the Announcement, together with such other terms as may be agreed by the parties in writing (save in the case of an improvement to the terms of the Acquisition, which will be at the absolute discretion of Liberty Global) and, where required by the Code, approved by the Panel. The terms of the Acquisition at the date of posting of the Scheme Document shall be set out in the Scheme Document. Should Liberty Global elect to implement the Acquisition by way of the Offer in accordance with Clause 7.1, the terms of the Acquisition (including a general description of the Merger) shall be set out in the Offer Document.

2.3	The parties agree that CWC Shareholders will be entitled to receive the Special Dividend on the terms set out in the Announcement and that the declaration, payment or receipt of the Special Dividend shall not affect or reduce the total number of New Shares in any way or otherwise reduce or affect the Consideration. Liberty Global undertakes to arrange financing to fund the Special Dividend and/or, at Liberty Global’s sole discretion, make cash available from other sources to CWC for the purposes of funding the Special Dividend, such that CWC is in receipt of a cash amount sufficient to settle in full the payment of the Special Dividend by no later than the date on which, in accordance with the Announcement, such Special Dividend is due to be paid to CWC Shareholders.

3.	Conditions

3.1	The obligation of Liberty Global to complete the Acquisition is subject to satisfaction or (where permitted under this Agreement) waiver of the Conditions by Liberty Global.

3.2	Liberty Global undertakes to provide its reasonable co-operation to CWC and its advisers, and to use its reasonable endeavours, to satisfy the Conditions as promptly as possible following the date of this Agreement and, in any event, by the Long Stop Date (and, in the case of the Regulatory Conditions, by the Regulatory Long Stop Date).

3.3	Liberty Global and CWC shall co-operate with each other and shall use reasonable endeavours, subject always to the provisions of Clause 3.9:

(A)	to provide each other, in a timely manner, with such information and assistance as may reasonably be required in order to allow Liberty Global, or Liberty Global and CWC jointly, or CWC (in each case as may be required) to make any filings, notifications or submissions to the Relevant Authorities as are reasonably required for the purposes of implementing the Acquisition and/or obtaining any Clearance; and

(B)	to ensure that all information reasonably required for the making of (or responding to any requests for further information consequent upon) any such filings, notifications or submissions (including draft versions) is supplied promptly, provided that the co-operation will be conducted in a manner reasonably designed to preserve applicable lawyer / client and lawyer work product privileges and to limit the exchange of any competitively sensitive information to outside counsel.

3.4	Liberty Global shall be responsible for contacting and corresponding with the Relevant Authorities in relation to the obtaining of any Clearance (including submitting and preparing all necessary filings, notifications and submissions), for which Liberty Global, alone or jointly with CWC, is required to apply, and for these purposes:

(A)	Liberty Global, or Liberty Global and CWC jointly, as may be required, will submit a filing, notification or submission (as required) to each Relevant Authority as promptly as reasonably practicable after the signing of this Agreement, and within any applicable mandatory time periods where it is necessary to do so to obtain the relevant Clearance; and

(B)	Liberty Global and CWC shall co-operate in the preparation of all such filings, notifications or submissions (as applicable) referred to in Clause 3.4(A) and in relation to the preparation of any other submissions, material correspondence or material communications to any Relevant Authority in connection with any Clearance.

3.5	CWC shall be responsible for contacting and corresponding with Relevant Authorities in relation to the Clearances for which CWC alone is required to apply and for giving required notifications to the FCC in respect of the US Carve-out, including preparing and submitting all necessary filings, notifications and submissions as soon as reasonably practicable. For these purposes, CWC will submit filings, notifications and/or submissions (as required) to each Relevant Authority as promptly as reasonably practicable after the signing of this Agreement and, in any event, in the case of notification to the FCC in respect of the US Carve-out, on the date of the Announcement. CWC shall consult with Liberty Global to the extent reasonably practicable and keep Liberty Global updated as to progress towards obtaining such Clearances and the implementation of the US Carve-out.

3.6	Liberty Global and CWC shall co-operate with each other and shall use reasonable endeavours, subject always to the provisions of Clause 3.8, to file the FCC Regulatory Approval as soon as reasonably practicable and, in any event, within ten Business Days of the Announcement. CWC will provide such details and information to Liberty Global in connection with filing the FCC Regulatory Approval as Liberty Global may reasonably request and shall do so in a timely manner following such request.

3.7	Each party shall:

(A)	provide, or procure the provision of draft copies of filings, submissions, material correspondence and material communications intended to be sent to any Relevant Authority in relation to obtaining any Clearance to the other party and its legal advisers at such a time as will allow the receiving party a reasonable opportunity to provide comments on such drafts before they are submitted, sent or made and each party shall provide the other party with copies of all filings, submissions, material correspondence and material communications in the final form submitted or sent to any Relevant Authority; and

(B)	consult with the other party to the extent reasonably practicable and have regard in good faith to comments made in a timely manner by the other party on draft copies of filings, submissions and material correspondence provided pursuant to Clause 3.7(A), provided that the requirements of this Clause 3.7 shall be subject always to the provisions of Clause 3.9.

3.8	Each party further agrees:

(A)	to keep the other party reasonably informed, in a timely manner:

(i)	of any material communication or material correspondence from any Relevant Authority in relation to obtaining any Clearance; and

(ii)	as to the progress of any filing, notification or submission made pursuant to Clauses 3.4 or 3.5;

(B)	to consider reasonable requests by the other party or its advisers to attend all meetings or material calls with any Relevant Authority or other persons or bodies (unless prohibited by the Relevant Authority, applicable Law or other person or body or where commercially sensitive information is reasonably likely to be discussed at such meetings or on such calls) relating to obtaining any Clearance or implementing the US Carve-out and requests to make oral submissions at such meetings or calls; and

(C)	where reasonably requested by the other party, and insofar as permitted by the Relevant Authority and Law, to use reasonable endeavours to make available appropriate representatives for significant meetings, hearings and substantive discussions with any Relevant Authority in connection with obtaining any Clearances, provided that the requirements of this Clause 3.8 shall be subject always to the provisions of Clause 3.9.

3.9	Nothing in this Agreement shall oblige either Liberty Global or CWC (the “disclosing party”) to disclose any information to the other:

(A)	that is personally identifiable information of a director, officer or employee of the disclosing party or any member of its Group, unless that information can reasonably be anonymised (in which case the disclosing party shall provide the relevant information on an anonymous basis);

(B)	which the disclosing party reasonably considers to be commercially sensitive;

(C)	which the disclosing party is prohibited from disclosing by Law or the terms of an existing contract; or

(D)	where such disclosure would result in the loss of privilege that subsists in relation to such information (including legal advice privilege).

3.10	Where any of the circumstances in Clause 3.9 applies, the disclosing party shall, if the parties agree it is reasonably necessary to do so, disclose the information:

(A)	on an “external counsel only” basis, or as the parties may otherwise agree; and

(B)	where disclosure in a manner contemplated by Clause 3.10(A) would reasonably be expected to have a material adverse effect on the disclosing party’s legitimate business interests, directly to a Relevant Authority (and in such circumstances, the disclosing party shall provide to the other party a non-confidential version of such information).

3.11	Each party undertakes to keep the other party informed of progress towards the satisfaction (or otherwise) of the Conditions and, if either party is, or becomes, aware of any matter which might reasonably be considered to be material in the context of the satisfaction or waiver of any of the Conditions, the relevant party will, as soon as reasonably practicable, make the substance of any such matter known to the other and, so far as it is aware of the same and subject always to the provisions of Clause 3.9, provide such details and further information as the other party may reasonably request.

4.	Liberty Global General Meeting

4.1	Liberty Global undertakes to CWC:

(A)	subject to the Proxy Statement having been cleared by the SEC in accordance with Clause 8 below, to cause the Liberty Global General Meeting to be duly called and held no later than 30 clear days after the mailing of the definitive Proxy Statement to Liberty Global Shareholders;

(B)	not, without the prior written consent of CWC, to adjourn or postpone the Liberty Global General Meeting, provided that Liberty Global may, without the prior written consent of CWC (but having, to the extent reasonably practicable in the circumstances, notified CWC a reasonable period in advance), adjourn or postpone the Liberty Global General Meeting:

(i)	if, as of the time for which the Liberty Global General Meeting is originally scheduled (as set forth in the definitive Proxy Statement), there are insufficient Liberty Global Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Liberty Global General Meeting;

(ii)	if the failure to adjourn or postpone the Liberty Global General Meeting would reasonably be expected to be a violation of applicable Law for the distribution of any required supplement or amendment to the Proxy Statement;

(iii)

to allow reasonable additional time for the filing and distribution to Liberty Global Shareholders prior to the Liberty Global General Meeting of any supplemental or amended disclosure which the Liberty Global board has determined in good faith, following consultation with external legal counsel and Liberty Global’s financial adviser, is required (or would reasonably be regarded as required) by applicable Law (and/or, in the case of the Liberty Global directors, their fiduciary duties as directors under applicable Law); or

(iv)	for a reasonable period of not more than ten Business Days, to solicit additional proxies if necessary to obtain the Liberty Global Shareholder Approval;

(C)	ensure that the approval of the Liberty Global Resolutions shall be the only matters (other than: (i) matters of procedure, (ii) matters required by applicable Law and/or regulation to be voted on by the Liberty Global Shareholders in connection with the approval of the Transaction and (iii) matters whose inclusion in the Proxy Statement (or any preliminary version or draft thereof) would not reasonably be expected to materially delay the date of the Liberty Global General Meeting), without the prior written consent of CWC, that Liberty Global shall propose to be acted on by Liberty Global Shareholders at the Liberty Global General Meeting;

(D)	use reasonable endeavours to solicit from the Liberty Global Shareholders proxies in favour of the approval of the Liberty Global Resolutions in a manner consistent with Liberty Global’s approach for general meetings in the last three years;

(E)	from time to time, to keep CWC reasonably informed and updated in respect of the number of proxies received by or on behalf of Liberty Global which have voted in favour of the Liberty Global Resolutions;

(F)	subject to Clause 4.3, to confirm that the board of directors of Liberty Global shall, in the Announcement, recommend unanimously (other than in the case of Mustang, who will not vote on the recommendation) and unconditionally the approval of the Liberty Global Resolutions by the Liberty Global Shareholders (the “Liberty Global Recommendation”), include the Liberty Global Recommendation in the Proxy Statement, use reasonable endeavours to obtain the Liberty Global Shareholder Approval and otherwise comply with all legal requirements applicable to the Liberty Global General Meeting, including the requirements of Regulation 14A of the Exchange Act in respect of the solicitation of proxies therefor;

(G)	once CWC has established a record date for the CWC Meetings, not to change the record date or establish a different record date for the Liberty Global General Meeting without the prior written consent of CWC, unless required to do so by applicable Law, Liberty Global’s constitutional documents or the circumstances set out in (B) above;

(H)	subject to Clauses 4.1(A) and 4.1(B), to cause the Liberty Global General Meeting to be held promptly;

(I)	subject to the Liberty Global Resolutions being passed, to cause all New Shares to be issued to CWC Shareholders pursuant to the Scheme (or the Offer, as the case may be) to be approved for listing on NASDAQ, subject to official notice of issuance;

(J)	to procure that the New Shares to be issued to CWC Shareholders pursuant to the Scheme (or the Offer, as the case may be) shall be credited as fully paid and rank pari passu with all other Liberty Global Shares of the relevant class issued and outstanding, save to the extent expressly provided otherwise in the Announcement or as otherwise agreed between the parties;

(K)	provided the Acquisition is being implemented by way of Scheme, to cause all New Shares issued to CWC Shareholders upon the Scheme becoming effective to be issued in reliance on the exemption from the registration requirements of the Securities Act, provided by Section 3(a)(10) of the Securities Act, and in reliance on exemptions from registration or qualification under all relevant state “blue sky” or securities laws; and

(L)	to permit representatives of CWC and its financial and legal advisers to attend the Liberty Global General Meeting.

4.2	Except as permitted by Clause 4.3, Liberty Global shall not make a Liberty Global Adverse Recommendation Change.

4.3	Notwithstanding Clause 4.2, at any time prior to the Liberty Global Shareholder Approval, the board of Liberty Global may make a Liberty Global Adverse Recommendation Change if the members of the board of Liberty Global determine in good faith, following consultation with external legal counsel and Liberty Global’s financial adviser, that the failure to take such action would breach, or reasonably be regarded as breaching, their fiduciary duties as directors under applicable Law. To the extent permitted by applicable Law:

(A)	Liberty Global will notify CWC of any proposed Liberty Global Adverse Recommendation Change, provided that such notice shall not be required to be given:

(i)	prior to the notice of any meeting of the Liberty Global board to consider, or resolution of the Liberty Global board in respect of, such proposed Liberty Global Adverse Recommendation Change having been given or circulated (as applicable); or

(ii)	more than five Business Days prior to the date on which such meeting or resolution is due to be held or passed (as applicable); and

(B)	CWC shall keep any such notification strictly confidential and shall only disclose the existence of such notification to its professional advisers engaged in respect of the Transaction on a strictly need-to-know basis.

5.	Scheme Document

Where the Transaction is implemented by way of the Scheme and the Merger, Liberty Global:

(A)	agrees to provide promptly to CWC all such information about itself, its directors and the Liberty Global Group (including any information required under applicable Law or the Code regarding the intentions of Liberty Global) as CWC may reasonably require for inclusion in the Scheme Document and to provide promptly such other assistance as CWC may reasonably require for the preparation of the Scheme Document (in each case having regard, without limitation, to the requirements of applicable Law and/or the Code) and any other document required by applicable Law and/or the Code, including procuring that reasonable assistance is provided by Liberty Global’s relevant professional advisers; and

(B)	shall procure that its directors accept responsibility for all of the information in the Scheme Document relating to themselves (and members of their immediate families, related trusts and persons connected with them), the Liberty Global Group, the financing of the Transaction, any statements of the opinion, belief, intention or expectation of Liberty Global or the directors of Liberty Global in relation to the Transaction or the enlarged Liberty Global Group following the completion of the Transaction and any other information in the Scheme Document for which a bidder is required to accept responsibility under the Code.

6.	Implementation of the Scheme

6.1	Where the Transaction is being implemented by way of the Scheme and the Merger, Liberty Global undertakes that on or before the Regulatory Long Stop Date, it shall deliver a notice in writing to CWC either:

(A)	confirming the satisfaction or waiver of all Conditions (other than the Scheme Sanction Condition); or

(B)	confirming its intention to invoke one or more of the Conditions (if permitted by the Panel) and providing reasonable details of the event which has occurred, or circumstances which have arisen, which Liberty Global considers entitles it to invoke such Conditions, and, in circumstances where Liberty Global confirms the satisfaction or waiver of all Conditions (other than the Scheme Sanction Condition), Liberty Global agrees that CWC shall be permitted to take the necessary steps to procure that the Sanction Hearing is duly held as soon as reasonably practicable thereafter.

6.2	If the Transaction is being implemented by way of the Scheme followed by the Merger, Liberty Global shall instruct counsel to appear on its behalf at the Sanction Hearing and undertake to the Court to be bound by the terms of the Scheme in so far as it relates to Liberty Global to the extent that all the Conditions have been satisfied or waived prior to or on the date of the Sanction Hearing.

7.	Switching to an Offer

7.1	The parties intend to implement the Transaction by way of the Scheme and the Merger. However, Liberty Global shall be entitled, subject to the consent of the Panel, to implement the Transaction by way of the Offer and the Merger rather than the Scheme and the Merger (such election being a “Switch”) if:

(A)	CWC provides its prior written consent;

(B)	a third party announces a firm intention to make an offer (whether or not subject to the satisfaction or waiver of any pre-conditions) for all or part of the issued and to be issued share capital of CWC; or

(C)	the board of directors of CWC withdraws or modifies its Board Recommendation,

and for the purposes of this Agreement, a Switch in circumstances where:

(i)	Clause 7.1(A) applies but neither Clause 7.1(B) nor 7.1(C) applies shall be an “Agreed Switch”;

(ii)	Clause 7.1(B) applies but Clause 7.1(C) does not apply shall be a “Recommended Switch”; and

(iii)	Clause 7.1(C) applies shall be a “Non-Recommended Switch”.

7.2	The Acceptance Condition shall:

(A)	in the event of an Agreed Switch, be set at such percentage in nominal value and of the voting rights of the CWC Shares to which the Offer relates as the parties may agree (after, to the extent necessary, consultation with the Panel, but being in any case more than 50 per cent.); and

(B)	in the event of a Recommended Switch or a Non-Recommended Switch, be set at 90 per cent. (or such lesser percentage as Liberty Global may elect after, to the extent necessary, consultation with the Panel, being in any case more than 50 per cent.) in nominal value and of the voting rights of the CWC Shares to which the Offer relates.

7.3	In the event of either an Agreed Switch or a Recommended Switch:

(A)	Liberty Global shall not take any action which would cause the Offer not to proceed, to lapse or to be withdrawn, in each case for non-fulfilment of the Acceptance Condition, prior to the 20th Business Day after publication of the Offer Document, and Liberty Global shall ensure that the Offer remains open for acceptances until such time;

(B)	without prejudice to the provisions of Clause 7.3(A), the parties shall agree the date by which the Acceptance Condition must be satisfied;

(C)	Liberty Global shall ensure that the Offer is made on the same terms as those set out in the Announcement, subject to replacing the Scheme Conditions with the Acceptance Condition and to the inclusion of a condition that the Form S-4 has been declared effective by the SEC and any other modification or amendment to such terms and conditions as agreed between the parties and the Panel or which is necessary as a result of the Agreed Switch or Recommended Switch;

(D)	Liberty Global shall prepare the Offer Document and the Form S-4 and shall consult reasonably with CWC in relation thereto. Liberty Global agrees to allow CWC reasonably opportunity to consider the draft Offer Document for review and comments and, to consider comments reasonably and promptly proposed by CWC in good faith;

(E)	the parties agree that all provisions of this Agreement relating to the Scheme and its implementation shall apply to the Offer mutatis mutandis; and

(F)	Liberty Global shall keep CWC informed, on a confidential and reasonably frequent basis following a written request from CWC, of the number of holders of CWC Shares that have validly returned their acceptance or withdrawal forms or incorrectly completed their withdrawal or acceptance forms, the identity of such shareholders and the number of CWC Shares to which such forms relate.

8.	Preparation of Proxy Statement and Prospectus and Compliance with the Exchange Act

8.1	Liberty Global undertakes to CWC to:

(A)	promptly and no later than 30 days following release of the Announcement, prepare and cause to be filed with the SEC a preliminary Proxy Statement;

(B)	use its reasonable endeavours to have the SEC clear the Proxy Statement promptly and in any event within 90 days of the date of release of the Announcement and, in furtherance thereof, Liberty Global shall promptly respond to all comments of the SEC staff received on the preliminary Proxy Statement and any amendments thereto, shall resolve the same promptly and shall file any necessary amendments to Schedule 14A promptly;

(C)	provide CWC and its legal advisers with a reasonable opportunity to review and comment on drafts of the Proxy Statement (including amendments and supplements thereto), prior to filing such document with the SEC. Liberty Global shall in good faith consider all comments reasonably and promptly proposed by CWC and/or its legal advisers regarding the Proxy Statement;

(D)	promptly notify CWC (and/or its legal advisers) of, and provide copies of, any material correspondence or material communications sent to or received from the SEC in relation to the Proxy Statement; and

(E)	promptly following the date the SEC has advised Liberty Global in writing that it has completed its review of the Proxy Statement, mail the definitive Proxy Statement to Liberty Global Shareholders and use its reasonable endeavours to procure that such mailing is effected within five Business Days following the date the SEC has advised Liberty Global in writing that it has completed its review of the Proxy Statement.

8.2	Liberty Global undertakes to CWC to:

(A)	provide, or procure the provision of, draft copies of the Prospectus to CWC and its legal advisers at such time as will allow CWC and its legal advisers reasonable notice of and reasonable opportunity to review and comment on the draft Prospectus, and Liberty Global and its advisers shall in good faith consider all comments reasonably and promptly proposed by CWC and/or its legal advisers before such drafts are submitted or sent to the UK Listing Authority or any other Relevant Authority;

(B)	promptly notify CWC and/or its legal advisers of, and provide copies of, any material correspondence or material communications sent to or received from the UK Listing Authority or any other Relevant Authority in relation to the Prospectus;

(C)	promptly respond to all comments received from the UK Listing Authority on any draft of the Prospectus and submit further drafts of the Prospectus to the UK Listing Authority as promptly as reasonably practicable thereafter in compliance with the Prospectus Rules;

(D)	use its reasonable endeavours to have the UK Listing Authority approve the Prospectus promptly and in any event by 14 March 2016 or such other date as the Liberty Global and CWC may agree in writing; and

(E)	submit the Prospectus to the UK Listing Authority or any other Relevant Authority as required for final approval and, if such approval is received, publish the Prospectus promptly following the date of such approval and in any event in accordance with the requirements of the Prospectus Rules.

8.3	In the event of an Agreed Switch or a Recommended Switch, Liberty Global undertakes to CWC to:

(A)	as promptly as reasonably practicable, prepare and cause to be filed with the SEC a registration statement on Form S-4 in respect of the New Shares to be issued in connection with the Acquisition (the “Form S-4”);

(B)	provide CWC and its advisers with:

(i)	a reasonable opportunity to review and comment on drafts of the Form S-4 (including amendments and supplements thereto), prior to filing of the Form S-4 and any such amendments or supplements with the SEC; and

(ii)	copies of all such filings;

(C)	in good faith consider all comments reasonably and promptly proposed by CWC or its legal advisers regarding the Form S-4;

(D)	provide CWC and its legal advisers with copies of any material correspondence or details of material communications sent to or received from the SEC in relation to the Form S-4;

(E)	use reasonable endeavours to have the Form S-4 declared effective under the Securities Act as soon as reasonably practicable after filing, keep the Form S-4 effective as long as is necessary to consummate the Acquisition and take all actions reasonably required under state securities or “blue sky” laws to permit the issuance of the New Shares;

(F)	advise CWC promptly after it receives notice thereof, of the time when the Form S-4 has become effective, the issuance of any stop order, the suspension of the qualification of the New Shares issuable in connection with the Acquisition for offering or sale in any jurisdiction, or any request by the SEC for any amendment of the Form S-4; and

(G)	comply with the requirements of Regulation 14E under the Exchange Act in respect of the Offer.

8.4	If, at any time prior to the Effective Date, any information relating to any of the parties, or their respective affiliates, officers or directors, should be discovered by either party, and such information should be set forth in an amendment or supplement to the Proxy Statement, the Prospectus or the Form S-4 so that such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other party and, to the extent required by Law, an appropriate amendment or supplement describing such information shall be promptly filed with the SEC, the UK Listing Authority or other Relevant Authority (as applicable) and, to the extent required by Law, disseminated to Liberty Global Shareholders and CWC Shareholders.

9.	Employee-related matters

9.1	The parties agree that the provisions of the Schedule (Employee-related Matters) with respect to certain employee-related matters shall be implemented in accordance with that Schedule.

9.2	The parties agree that if the Transaction is implemented by way of the Scheme and the Merger, the timetable for its implementation shall be fixed so as to enable options and awards under the relevant CWC Share Plans which provide for exercise and/or vesting upon the sanction of the Scheme by the Court to be exercised or vest in sufficient time to enable the resulting CWC Shares to be bound by the Scheme and to receive the Special Dividend on the same terms as Scheme Shares.

9.3	CWC and Liberty Global agree to co-operate in relation to Liberty Global’s plans in relation to, and communications with, the participants of CWC Share Plans in accordance with the Schedule (Employee-related Matters) and CWC agrees to promptly provide such details to Liberty Global in connection with such plans and communications as Liberty Global may reasonably request.

10.	Directors’ and officers’ insurance

10.1	With effect from the Effective Date, Liberty Global shall procure the provision of directors’ and officers’ liability insurance cover for both current and former directors and officers of the CWC Group, to the fullest extent permitted by Law, including directors and officers who retire or whose employment is terminated (directly or indirectly) after the Effective Date, for acts and omissions up to and including the Effective Date, in the form of run-off cover for a period of six years following the Effective Date. Such insurance cover shall be provided by way of a run-off policy with reputable insurers and provide cover, in terms of amount and breadth, that is substantially equivalent to that provided under, and at the cost set out in, the CWC Group’s directors’ and officers’ liability insurance policy as at the date of this Agreement.

10.2	Each of the directors and officers of the CWC Group to which Clause 10.1 applies will have the right, pursuant to the Contracts (Rights of Third Parties) Act 1999, to enforce his or her rights against Liberty Global under Clause 10.1.

11.	Break Payment

11.1	By way of compensation for any loss suffered by CWC in connection with the preparation and negotiation of the Acquisition, this Agreement and any other document relating to the Acquisition, Liberty Global shall pay, or shall procure the payment by a member of the Liberty Global Group of, the Break Payment to CWC in the event that, following the publication of the Announcement in accordance with Clause 2.1, on or prior to the Long Stop Date, Liberty Global makes a Liberty Global Adverse Recommendation Change and either party exercises its right to terminate this Agreement pursuant to Clause 15.1(C).

11.2	No Break Payment shall be payable if:

(A)	at the time the Liberty Global Adverse Recommendation Change occurs, this Agreement has been terminated pursuant to Clause 15.1(A), 15.1(B) or 15.1(D);

(B)	the Liberty Global Adverse Recommendation Change has been caused by CWC’s breach of its obligations under this Agreement; or

(C)	at the time the Liberty Global Adverse Recommendation Change is made, Liberty Global has already effected a Non-Recommended Switch.

11.3	Subject to Clause 11.5, Liberty Global shall pay, or procure the payment of, the Break Payment to CWC within 10 Business Days of the occurrence of the Liberty Global Adverse Recommendation Change. Payment shall be made in cash in immediately available funds (without any deduction or withholding, save as required by applicable Law and without regard to any lien, right of set-off, counterclaim or otherwise) to such bank account as may be notified in writing to Liberty Global by CWC for such purpose.

11.4	The parties acknowledge and agree that, at the date of this Agreement, it is not possible to ascertain the amount of the overall loss that CWC would incur as a result of a Liberty Global Adverse Recommendation Change and that the Break Payment represents a genuine pre-estimate by the parties of the quantum of the overall loss that CWC would incur as the result of a Liberty Global Adverse Recommendation Change.

11.5	The parties anticipate, and shall take the position and use all reasonable endeavours to ensure that it is accepted for the relevant tax purposes, that the Break Payment is outside the scope of VAT and is not treated for VAT purposes as consideration for a taxable supply. If, however, the Break Payment is treated by any tax authority in whole or in part as the consideration for a taxable supply: (i) CWC shall provide Liberty Global with a valid VAT invoice in respect of that supply; and (ii) if CWC (or the representative member of CWC’s VAT group) is liable to account for VAT in respect of that supply, Liberty Global shall pay CWC an amount equal to such VAT. Any such additional amount in respect of VAT shall be paid no later than the date falling 10 days before the date on which CWC (or the representative member of CWC’s VAT group) is liable to account for such VAT (the “Due Date”) or, if later, the date falling 5 days after CWC has notified Liberty Global in writing of the Due Date.

11.6	In the event that the Break Payment is paid in accordance with this Clause 11 and this Agreement terminates in accordance with Clause 15.1(C), except with respect to fraud, CWC’s right to receive the Break Payment (plus any additional amount in respect of VAT under Clause 11.5) shall be the sole and exclusive remedy of CWC against Liberty Global for any and all losses and damages suffered in connection with this Agreement and the transactions contemplated by this Agreement. In no event shall Liberty Global be required to pay the Break Payment more than once or pay more than one Break Payment.

12.	Liberty Global reimbursement obligations

12.1	CWC may, in its sole and absolute discretion, agree to assist with a request from Liberty Global in relation to any or all of the actions described in 12.1(A) to 12.1(D) (inclusive) below. Liberty Global hereby undertakes to pay or reimburse CWC promptly (but no more than once per calendar month) upon request by CWC, the amount of all substantiated out-of-pocket costs, expenses, fees (including all external legal and advisers’ fees and expenses), charges and payments reasonably and properly incurred and paid by the CWC Group in connection with any such actions:

(A)	any change of control consent solicitation and/or amendment process in relation to the $750,000,000 6.875% senior unsecured notes due 2022 issued by Sable International Finance Limited (and notwithstanding the terms of any Solicitation Agent Agreement or equivalent agreement or arrangement between, among others, Liberty Global and CWC). For the avoidance of doubt, Liberty Global and CWC agree that any and all consent fees in relation to any such process shall be paid directly by Liberty Global;

(B)	the preparation of any offering memorandum, prospectus, circular or other offering document in relation to any financing transaction contemplated by this Clause 12.1 or any debt capital markets issuance by any member of the Liberty Global Group made in connection with the Acquisition;

(C)	with respect to any term loan financing transaction proposed by Liberty Global and undertaken by the CWC Group in connection with the funding of the Special Dividend, the optional redemption of 100% of the outstanding aggregate principal amount of the $400,000,000 8.75% senior secured notes due 2020 issued by Sable International Finance Limited and/or other amounts to be paid in connection with the Acquisition, including, but not limited to, any underwriting or arrangement fees, any “OID” (original issue discount) and any “ticking” fees payable with respect to such financing, but excluding any prepayment premium payable in respect of such redemption, and excluding any interest costs payable with respect to such financing; and/or

(D)	any refinancing transaction proposed by Liberty Global and undertaken by the CWC Group in relation to the $570,000,000 revolving credit facility of Sable International Finance Limited dated 31 December 2014, including, but not limited to, any underwriting, arrangement or letter of credit fees and any OID payable with respect to such refinancing, but excluding any interest costs and any undrawn commitment fees or other similar on-going fees with respect to such financing.

12.2	To the extent CWC co-operates with Liberty Global in preparing for, structuring and/or implementing the Merger, Liberty Global hereby undertakes to pay or reimburse CWC, promptly upon request by CWC, the amount of all substantiated out-of-pocket costs, expenses, fees (including all external legal and advisers’ fees and expenses), charges and payments reasonably and properly incurred, paid or payable by the CWC Group in connection with any such co-operation.

13.	Conduct of Business

13.1	Subject to Clause 13.2 and except (i) as expressly contemplated by this Agreement; (ii) as consented to in writing by CWC; or (iii) as required by applicable Law, from the date hereof until the Effective Date, Liberty Global shall not (and shall procure that none of its subsidiary undertakings from time to time shall):

(A)

authorise, declare or pay any dividend or other distribution, or (subject to Clause 13.2(D)) undertake any form of return of capital, with respect to the Liberty Global Shares (whether in cash or assets, shares, stock or other securities) where such dividend, distribution or return of capital would reasonably be expected to have a material and adverse impact on the value of the New Shares;

(B)	undertake any bonus issue of its shares or any securities convertible into or exchangeable for any shares where the terms of such issuance would reasonably be expected to have a material and adverse impact on the value of the New Shares;

(C)	consolidate, sub-divide or reclassify any of its shares in any manner that would have a material and adverse impact on the value of, or rights attaching to, the New Shares;

(D)	undertake any other form of capital reorganisation not otherwise referred to in this Clause 13.1 which would reasonably be expected to have a material and adverse impact on the value of the New Shares;

(E)	amend its constitutional documents in any manner that would have a material and adverse impact on the value of, or rights attaching to, the New Shares;

(F)	de-list its Liberty Global Class A Ordinary Shares, Liberty Global Class C Ordinary Shares, LiLAC Class A Ordinary Shares or LiLAC Class C Ordinary Shares from NASDAQ (subject to Clause 13.2(C)); or

(G)	agree, resolve or commit to do any of the foregoing.

13.2	Notwithstanding Clause 13.1, Liberty Global may:

(A)	grant any options or awards in respect of Liberty Global Shares or sell Liberty Global Shares to directors, officers and employees, in accordance with Liberty Global’s employee incentive plans at the relevant time;

(B)	allot and issue any Liberty Global Shares to the extent necessary to satisfy any such options or awards vesting or due to be settled;

(C)	redesignate or otherwise convert any LiLAC Ordinary Shares, and consolidate, redesignate and/or subdivide any Liberty Global Shares, or capitalise any of Liberty Global’s reserves, to achieve such redesignation or conversion of LiLAC Ordinary Shares, as permitted in Liberty Global’s articles of association, provided that the Consideration is adjusted accordingly, following reasonable consultation with CWC and provided further that the Consideration so adjusted is approved by the Panel;

(D)	repurchase, redeem or otherwise acquire or cancel any of its shares or any rights, warrants or options to acquire such shares, including in accordance with any buyback programme operated by Liberty Global; and

(E)	do anything reasonably necessary for the purposes of implementing the Transaction.

14.	Code and Listing Rules

14.1	Nothing in this Agreement shall in any way limit the parties’ obligations under the Code, and any uncontested rulings of the Panel as to the application of the Code in conflict with the terms of this Agreement shall take precedence over such terms.

14.2	Nothing in this Agreement shall oblige:

(A)	CWC to take any action which the Panel determines would not be permitted by Rule 21.2 of the Code; or

(B)	CWC or the directors of CWC to recommend an Offer or a Scheme proposed by Liberty Global or any member of the Liberty Global Group.

14.3

Without prejudice to the warranties given by the parties pursuant to Clause 16, nothing in this Agreement shall be taken to restrict the directors of any member of the CWC Group or the Liberty Global Group from complying with all applicable Law, orders of court or regulations, including the Code, the Listing Rules and the rules and regulations of the Panel, the UK Listing Authority, the SEC and NASDAQ.

15.	Termination

15.1	Subject to Clauses 15.2 and 15.3, this Agreement may be terminated with immediate effect and all rights and obligations of the parties under the Agreement shall cease forthwith if one or more of the following occurs:

(A)	if termination is agreed in writing between the parties;

(B)	upon service of written notice by Liberty Global on CWC, if:

(i)	the Scheme Document (or Offer Document, as the case may be) does not include a unanimous and unconditional recommendation from the board of Directors of CWC of the Scheme (or the Offer, as the case may be);

(ii)	the Board Recommendation is no longer unconditional or unanimous or is withdrawn, qualified or modified at any time; or

(iii)	a third party announces a firm intention to make an offer for CWC which is recommended by the board of directors of CWC or which completes, becomes effective or is declared or becomes unconditional in all respects;

(C)	upon service of written notice by either party on the other party, if Liberty Global makes a Liberty Global Adverse Recommendation Change;

(D)	if the Acquisition (whether implemented by way of the Scheme or the Offer) lapses, terminates or is withdrawn in accordance with its terms and, where required, with the permission of the Panel (other than where such lapse or withdrawal is as a result of the exercise of Liberty Global’s right to effect a Switch); or

(E)	if the Effective Date or Unconditional Date (as the case may be) has not occurred by the Long Stop Date.

15.2	Termination of this Agreement shall be without prejudice to the rights of any of the parties which have arisen at or prior to termination. For the avoidance of doubt, if this Agreement is terminated pursuant to Clause 15.1, Liberty Global will remain obliged to pay the Break Payment to the extent that it had become payable at or prior to any such termination (subject to the provisions of this Agreement then in force) on the occurrence of the Liberty Global Adverse Recommendation Change (together with any additional amount in respect of VAT under Clause 11.5).

15.3	The whole of this Clause 15, Clause 10 (so long as this Agreement is not terminated prior to the Effective Date or Unconditional Date, as applicable) and Clauses 17 to 28 (inclusive), shall survive termination of this Agreement.

16.	Warranties

16.1	Liberty Global warrants to CWC that, following and conditional upon the Effective Date (or the Unconditional Date, as applicable):

(A)	Liberty Global intends to, and will use reasonable endeavours to, effect the Merger;

(B)	each of Dutchco and UKCo will be classified as disregarded entities for US federal income tax purposes; and

(C)	Liberty Global will report the Scheme (or the Offer, as the case may be) and the Merger as a single, integrated transaction that qualifies as a reorganisation for US federal income tax purposes.

16.2	On the date of this Agreement each party warrants to the other party that:

(A)	it has the requisite power and authority to enter into and perform its obligations under this Agreement;

(B)	this Agreement constitutes its binding obligations in accordance with its terms; and

(C)	the execution and delivery of, and performance of its obligations under, this Agreement will not:

(i)	result in any breach of any provision of its constitutional documents;

(ii)	result in a breach of, or constitute a default under, any instrument to which it is a party or by which it is bound; or

(iii)	result in a breach of any order, judgment, or decree of any court or governmental agency to which it is a party or by which it is bound.

17.	Notices

17.1	A notice under this Agreement shall only be effective if it is in writing.

17.2	Notices under this Agreement shall be sent to a party by hand delivery or reputable international courier or by facsimile or email at its physical address, facsimile number or email address respectively, and shall be marked for the attention of the individual(s) set out below:

(A)	Liberty Global:

Attention:            Jeremy Evans and Andrea Salvato

Physical address: Liberty Global plc

Griffin House

161 Hammersmith Road

London W6 8BS

United Kingdom

Fax number:        As may be notified by Liberty Global to CWC from time to time.

Email address:     As may be notified by Liberty Global to CWC from time to time.

with a copy to:

Attention:            Jeremy Kutner, Laurence Levy and Robert Katz

Physical address: Shearman & Sterling (London) LLP

9 Appold Street

London EC2A 2AP

United Kingdom

Fax number:        +44 (0)20 7655 5500

Email address:     [Redacted]

[Redacted]

[Redacted]

(B)	CWC:

Attention:             Belinda Bradberry (Group General Counsel) and Clare Underwood (Company

Secretary)

Physical address: Cable & Wireless Communications Plc

2nd Floor

62-65 Chandos Place

London WC2N 4HG

Fax number:        +44 (0)20 7240 1450

Email address:     [Redacted]

[Redacted]

with a copy to:

Attention:             Andrew Jolly

Physical address: Slaughter and May

One Bunhill Row

London EC1Y 8YY

United Kingdom

Fax number:        +44 (0)20 7090 5000

Email address:     [Redacted]

17.3	A party may change its notice details on giving notice to the other party of the change in accordance with Clauses 17.1 and 17.2. That notice shall only be effective on the date falling one Business Day after the notification has been received or such later date as may be specified in the notice.

17.4	Subject to Clause 17.5, any notice given under this Agreement shall, in the absence of earlier receipt, be deemed to have been duly given:

(A)	if delivered by hand, on delivery;

(B)	if sent by reputable international courier, on signature of a delivery receipt;

(C)	if sent by facsimile, when the sender’s facsimile system generates a message confirming successful transmission of the notice; or

(D)	if sent by email, when sent.

17.5	Any notice given under this Agreement outside the period between 9:00 a.m. and 5:00 p.m. (in the place to which that notice is addressed) on a Business Day (“Working Hours”) shall be deemed not to have been given until the start of the next period of Working Hours.

17.6	Each party shall, where it sends a notice by facsimile or email to another party, within two Business Days send a hard copy of the relevant notice via hand delivery or reputable international courier to the physical address of that other party. Any failure to comply with this Clause 17.6 will not invalidate the original notice.

18.	Remedies and waivers

18.1	No delay or omission by any party to this Agreement in exercising any right, power or remedy provided by law or under this Agreement shall:

(A)	affect that right, power or remedy; or

(B)	operate as a waiver of it.

18.2	The single or partial exercise of any right, power or remedy provided by Law or under this Agreement shall not preclude any other or further exercise of it or the exercise of any other right, power or remedy.

18.3	The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies provided by law.

18.4

Without prejudice to any other rights and remedies which any party may have, each party acknowledges and agrees that damages alone may not be an adequate remedy for any breach by any party of the provisions of this Agreement and any party shall be entitled to seek the remedies of injunction, specific performance and other equitable remedies, for any threatened or actual breach of any such provision of this Agreement by any party and no proof or special damages shall be necessary for the enforcement by any party of the rights under this Agreement.

19.	Variation

No variation of this Agreement shall be valid unless it is in writing (which, for this purpose, does not include email) and signed by or on behalf of each of the parties.

20.	Invalidity

If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, that shall not affect or impair:

(A)	the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

(B)	the legality, validity or enforceability under the law of any other jurisdiction of that or any other provision of this Agreement,

and, if such provision would be valid and enforceable if deleted in whole or in part or reduced in application, such provision shall apply with such deletion or modification as may be necessary to make it valid and enforceable.

21.	Entire agreement

21.1	Save for the non-disclosure agreement between CWC and Liberty Global dated 18 August 2015 and the Clean Team Agreement (each of which remains in force as at the date of this Agreement), this Agreement constitutes the whole and only agreement between the parties relating to the Transaction and supersedes any previous agreement whether written or oral between the parties in relation to the Transaction.

21.2	Except in the case of fraud, each party acknowledges that it is not relying upon any pre-contractual statement that is not set out in this Agreement.

21.3	No party shall have any right of action against the other parties arising out of or in connection with any pre-contractual statement except to the extent that it is repeated in this Agreement or in the case of fraud.

21.4	For the purposes of this Clause 21, “pre-contractual statement” means any draft, agreement, undertaking, representation, warranty, promise, assurance or arrangement of any nature whatsoever, whether or not in writing, relating to the subject matter of this Agreement, made or given by any person at any time before the date of this Agreement.

22.	Language

Each notice or other communication under or in connection with this Agreement shall be in English.

23.	Contracts (Rights of Third Parties) Act 1999

23.1	Save as set out in Clause 10.2, the parties do not intend that any term of this Agreement should be enforceable, by virtue of the Contracts (Rights of Third Parties) Act 1999, by any person who is not a party to this Agreement.

23.2	Notwithstanding Clause 10.2, the rights of the parties to terminate, rescind or agree any variation, waiver or settlement under this Agreement are not subject to the consent of any other person.

24.	Assignment

No party shall be entitled to assign (whether absolutely or by way of security and whether in whole or in part), transfer, mortgage, charge, declare itself a trustee for a third party of, or otherwise dispose of (in any manner whatsoever) the benefit of this Agreement (or any part of it) or sub-contract in any manner whatsoever its performance under this Agreement without the prior written consent of the other parties.

25.	Costs and expenses

Each party shall pay its own costs and expenses in relation to the negotiation, preparation, execution and carrying into effect of this Agreement and any matter contemplated by it (including the costs of preparation and/or submission of any filings and/or notifications).

26.	Further assurance

Each party shall use reasonable endeavours to do and execute and perform all such further deeds, documents, assurances, acts and things as may reasonably be required to give effect to this Agreement, and procure the doing of all such acts by any relevant third party.

27.	Counterparts

27.1	This Agreement may be executed in any number of counterparts, and by the parties on separate counterparts, but shall not be effective until each party has executed at least one counterpart.

27.2	Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute but one and the same instrument.

27.3	Delivery of an executed counterpart signature page of this Agreement by email (pdf) or facsimile shall be as effective as delivery of a manually executed counterpart of this Agreement. In relation to each counterpart, upon confirmation by or on behalf of the signatory that the signatory authorises the attachment of such counterpart signature page on the final text of this Agreement, such counterpart signature page shall take effect with such final text as a complete authorised counterpart.

28.	Governing law and jurisdiction

28.1	This Agreement is to be governed by and construed in accordance with English law. Any matter, claim or dispute arising out of or in connection with this Agreement, whether contractual or non-contractual, is to be governed by and determined in accordance with English law.

28.2	The parties irrevocably submit to the exclusive jurisdiction of the courts of England and Wales in respect of any matter, claim or dispute arising out of or in connection with this Agreement, whether contractual or non-contractual.

IN WITNESS WHEREOF the parties have executed this Agreement on the date first set out above:

EXECUTED BY	)
)
J. Evans (Name))		/s/ J. Evans
)
)
)
)
A. SALVATO (Name))		/s/ A. Salvato
)
acting for and on behalf of LIBERTY GLOBAL PLC	)

[Signature page to Co-operation Agreement]

IN WITNESS WHEREOF the parties have executed this Agreement on the date first set out above:

EXECUTED BY R. PERLEY McBRIDE (Name) acting for and on behalf of CABLE & WIRELESS COMMUNICATIONS PLC	) ) ) ) ) )	/s/ R. Perley McBride

[Signature page to Co-operation Agreement]

SCHEDULE

Employee-related Matters

1.	Outstanding Awards

CWC confirms that the following options and awards are outstanding under the CWC Share Plans as at 23 October 2015:

(A)	awards over 47,437,120 CWC Shares under the 2011 Performance Share Plan;

(B)	awards over 13,334,377 CWC Shares under the Restricted Share Plan 2010;

(C)	awards over 866,642 CWC Shares under the 2011 Deferred Bonus Plan;

(D)	options over 37,533,231 CWC Shares under the Columbus Scheme;

(E)	awards over 354,393 CWC Shares under the All-Employee Share Purchase Plan, and that: (i) there have been no options or awards issued after 23 October 2015 and (ii) as at the date of this Agreement, there are no other outstanding options or equity compensation awards under the CWC Share Plans or any other equity incentive arrangement.

2.	Committee Meeting

(A)	Liberty Global acknowledges that it has received a copy of the information submitted to the Takeover Panel on 10 November 2015 which summarised the meetings of the remuneration committee of the board of Directors of CWC (the “Committee”) held on 14 September 2015, 23 October 2015 and 2 November 2015 at which certain decisions were taken in relation to the CWC Share Plans (the “Committee Meetings”).

(B)	CWC confirms that neither it, the board of directors of CWC, the Committee, any other committee of the board of directors of CWC, nor any other member of the CWC Group:

(i)	has taken any decision or action or exercised any discretion in relation to the CWC Share Plans subsequent to the Committee Meetings; and

(ii)	will issue any additional CWC Shares or make any further awards pursuant to the CWC Share Plans after the date of this Agreement other than the awards under the 2011 Performance Share Plan determined at the Committee Meetings (such awards being subject to a maximum number of 773,000 CWC Shares) and awards granted under the 2011 Performance Share Plan and the 2011 Deferred Bonus Plan over such number of CWC Shares as the Committee determines to be appropriate in the ordinary course of business on or after 1 May 2016 (provided that (i) the number of shares over which such awards are to be granted shall not have a market value at the date of grant in excess of £12,000,000; (ii) the number of shares in issue on a fully diluted basis following such issue shall not greater be than 4,438,594,233; and (iii) such awards shall not be granted to the Chief Executive Officer, Chief Financial Officer, General Counsel, Chief Technology Officer, Company Secretary and Deputy Company Secretary of CWC.

3.	2011 Performance Share Plan

At the Committee Meetings the Committee determined that, subject to satisfaction of applicable performance conditions, all outstanding awards under the 2011 Performance Share Plan will vest as a result of the Acquisition on the date the Scheme is sanctioned by the court.

4.	Restricted Share Plan 2010

The number of awards under the Restricted Share Plan as set out in paragraph 1(B) of this Schedule will vest in full upon the date the Scheme is sanctioned by the court.

5.	2011 Deferred Bonus Plan

The number of awards under the 2011 Deferred Bonus Plan as set out in paragraph 1(C) and, if applicable, 2(B) of this Schedule will vest in full upon the date the Scheme is sanctioned by the court.

6.	Columbus Equity Incentive Plan

All options under the Columbus Equity Incentive Plan (being the number as set out in paragraph 1(D) of this Schedule) have already vested and therefore are exercisable.

7.	All-Employee Share Purchase Plan

Participants in the All-Employee Share Purchase Plan will, in accordance with the trust deed and rules of the All-Employee Share Purchase Plan and applicable legislation, be entitled to participate in the Scheme on the same terms as other CWC Shareholders.

8.	The Trust

(A)	CWC agrees to recommend to the Trustee that the Trustee will, in priority to the issue of CWC Shares, use the CWC Shares currently comprised in the Trust to satisfy the vesting and/or exercise of options and/or awards under any of the CWC Share Plans which occur following the date of this agreement.

(B)	CWC agrees to recommend to the Trustee that the Trustee will, subject to paragraph 8(A) above, in priority to the issue of CWC Shares use any cash held in the Trust to subscribe for new shares or to acquire existing CWC shares in the market to satisfy awards under any of the CWC Share Plans (to the extent permitted by any such plan). In the event that the Trustee of the Trust does not agree to such a request, any cash shall remain in the Trust.

9.	General

(A)	CWC agrees that it will not (and it will ensure that neither the board of directors of CWC, the Committee, any other committee of the board of directors of CWC, nor any other member of the CWC Group will) amend, vary, novate, supplement, supersede, waive or terminate any term of the CWC Share Plans or any other equity incentive arrangement, in each case except with the prior written consent of Liberty Global.

(B)	Liberty Global agrees that CWC, the board of directors of CWC, the Committee or any other committee of the board of directors of CWC may exercise any discretion or take any action under or pursuant to the existing terms of the CWC Share Plans or any other equity incentive arrangement, provided that such exercise of discretion or action shall not be contrary to the terms of this Schedule.

(C)	If the Acquisition is effected by way of the Scheme, Liberty Global agrees that CWC may amend its articles of association so that any shares issued after the Scheme Record Time to participants in the CWC Share Plans will be compulsorily acquired by Liberty Global on the same terms as the Scheme immediately after their issue and, if applicable, transfer to a spouse or other nominee by the participant.

(D)	Liberty Global and CWC agree to consult with each other with a view to developing appropriate employee incentive schemes to replace the CWC Share Plans after the Effective Date.

Annex C

Irrevocable undertaking

From:

John C. Malone

12300 Liberty Boulevard

Englewood, CO 80112

United States of America

To:	Cable & Wireless Communications Plc

2nd Floor

62-65 Chandos Place

London, WC2N 4HG

United Kingdom

16 November 2015

Dear Sirs,

Offer for Cable & Wireless Communications Plc (the “Offeree”)

I understand that Liberty Global plc (the “Offeror”) intends to make an offer to acquire the entire issued and to be issued ordinary share capital of the Offeree on substantially the terms and subject to the conditions of the near final draft announcement set out in Schedule 2 to this undertaking (the “Announcement”) together with such additional terms and conditions as are required to comply with the Applicable Requirements (the “Transaction”), such Transaction to be implemented by way of a Scheme or an Offer, followed by a cross-border merger.

I further understand that, as more particularly described in the Announcement, the issuance of New Liberty Global Ordinary Shares and New Liberty Global LAC Ordinary Shares to Offeree Shareholders pursuant to the Transaction requires the approval by Liberty Global Shareholders under applicable NASDAQ listing rules. Furthermore, the acquisition by the Offeror of Offeree Shares from CHLLC, an entity which I control, constitutes a substantial property transaction pursuant to the Companies Act 2006 and therefore also requires approval by Liberty Global Shareholders. Accordingly, for the purposes of implementing the Transaction, the Liberty Global Resolutions will be proposed at the Liberty Global General Meeting.

This undertaking sets out the terms and conditions on which I will vote, or procure voting, in respect of the Liberty Global Resolutions.

The Offeree expressly acknowledges that, notwithstanding any other provision of this undertaking, nothing in this undertaking shall require me to take any step to direct or influence the voting of any director of the Offeree. The Offeree expressly acknowledges that I am entering into this undertaking solely in my capacity as, or on behalf of, the registered and/or beneficial owner of the Committed Shares, and this undertaking shall not limit or otherwise affect:

(a)	my fiduciary duties; or

(b)	the fiduciary duties of any of my affiliates, trustees, beneficiaries, settlors, employees or designees or any of their respective affiliates (collectively, “Affiliates”),

in my or their respective capacities, if applicable, as a director or officer of the Offeror. The Offeree shall not assert any claim that any action taken by me or any of my Affiliates in my or their capacity as a director or officer of the Offeror (and not, for the avoidance of doubt, in my or their capacity as, or on behalf of, the registered and/or beneficial owner of the Committed Shares) violates any provision of this undertaking.

The Offeree expressly acknowledges that nothing in this undertaking shall require me, or any of my Connected Persons, to exercise any of the options, SARs or other equity awards listed in Part B of Schedule 1 to this undertaking.

1.	Shareholdings

I warrant to the Offeree that:

(a)	As of 31 October 2015, I and certain of my Connected Persons are, the registered holder and/or beneficial owner of (or otherwise able to control the exercise of) the voting rights attaching to the number of Liberty Global Class A Ordinary Shares and Liberty Global Class B Ordinary Shares, Liberty Global LAC Class A Ordinary Shares and Liberty Global LAC Class B Ordinary Shares set out in Part A of Schedule 1 to this undertaking (the “Covered Holders”) and, save as indicated in Part A of Schedule 1 to this undertaking and as imposed by United States federal or state securities laws (collectively “Encumbrances”), such shares are free of any lien, charge, option, equity, encumbrance or third party rights that would affect the exercise by me (or the other Covered Holders) of the voting rights attaching to such shares;

(b)	the details of my and my Connected Persons’ interests in securities (as defined in the Code) of the Offeror as of 31 October 2015 are set out in Part B of Schedule 1 to this undertaking;

(c)	save as set out in Schedule 1 to this undertaking as of 31 October 2015 I do not, and my Connected Persons do not, have any interests in securities (as defined in the Code) of the Offeror or any rights to subscribe for, purchase or otherwise acquire any securities of the Offeror;

(d)	the details of the interests in securities of the Offeror as of 31 October 2015 set out in Schedule 1 to this undertaking are complete and accurate; and

(e)	I have full power and authority and the right (free from any legal or other restrictions) to enter into this undertaking and, subject to the Encumbrances, to perform the obligations under it in accordance with their terms.

2.	Dealings and undertakings

2.1	I undertake to the Offeree that before the Liberty Global General Meeting is duly held, I shall not (and shall procure that the other Covered Holders shall not):

(a)	sell, transfer, charge, encumber, grant any option over or otherwise dispose of (a “Transfer”) any of the Committed Shares (other than any as may exist pursuant to an Encumbrance) or enter into any transaction with the same or a substantially similar economic effect as, or agree to do, any of the foregoing, including, without being limited to, entering into or agreeing to enter into any derivative transaction in respect of the Committed Shares, in each case which, in relation to the Committed Shares, would affect the exercise by me (or the relevant Covered Holder) of the voting rights attaching to such Committed Shares; provided that the foregoing restrictions on Transfer will not restrict or prohibit me from taking any of the following actions with respect to the Committed Shares (and the taking of such actions will not constitute a breach of this undertaking):

(i)	any existing or future bona fide pledge of, or grant of a security interest in respect of, any Liberty Global Class A Ordinary Shares or Liberty Global LAC Class A Ordinary Shares constituting Committed Shares in connection with any financing arrangements with a financial institution that is in the business of engaging in such transactions, including any resulting Transfer of such pledged shares (or shares in which a security interest has been granted) upon any foreclosure under the indebtedness underlying such pledge or security interest, so long as I (or the relevant Covered Holder) retain full control of the exercise of the voting rights attaching to such pledged shares (or shares in which a security interest has been granted) prior to such foreclosure; or

(ii)	any Transfer of Committed Shares to one or more of my Connected Persons (or to Michael T. Fries in accordance with the Fries Letter (as defined in Schedule 1 to this undertaking)), provided that prior to effecting any such Transfer: (A) the intended transferee or beneficiary enters into an undertaking in favour of the Offeree in terms no less favourable to the Offeree than those set out herein and on terms which prohibit the relevant transferee or beneficiary effecting any Transfer to a person who is not one of my Connected Persons, (B) I notify the Offeree no less than three (3) Business Days before such Transfer of those terms, and (C) such undertaking includes a term obliging the intended transferee or beneficiary to send to the Offeree an executed and dated version of the undertaking (in any form) on the day that it is executed and dated; or

(b)	enter into any other agreement or arrangement, or permit any other agreement or arrangement to be entered into, or incur any obligation or permit any obligation to arise:

(i)	to do any of the acts referred to in paragraph 2.1(a); or

(ii)	which, in relation to the Committed Shares, would or would reasonably be expected to restrict or impede:

(A)	me (or any other Covered Holder) voting in respect of any of the Liberty Global Resolutions;

(B)	acting in accordance with this undertaking,

in each case except as otherwise permitted under paragraph 2.1(a).

2.2	I further undertake to cause the other Covered Holders to comply with the undertakings in paragraph 2.1 in respect of the relevant Committed Shares.

3.	Voting Rights

3.1	From the time the Announcement is released to the time this undertaking lapses in accordance with paragraph 8 or the Scheme becomes effective (or, if applicable, the Offer becomes or is declared unconditional in all respects):

(a)	subject to paragraph 2.1(a) and the Fries Letter, I shall exercise, and procure the exercise of, the votes attaching to the Committed Shares:

(i)	in favour of all Liberty Global Resolutions proposed at the Liberty Global General Meeting; and

(ii)	in respect of any Relevant Liberty Global Resolution, only so as to procure the implementation of the Transaction; and

(b)	I shall cause any other Covered Holder to comply with paragraph 3.1(a) in respect of the relevant Committed Share as if they were a party to this undertaking and so obliged.

4.	Documentation and Information

4.1	I consent to:

(a)	this undertaking being disclosed to the Panel; and

(b)	references to me or (if applicable) any of my Connected Persons and the registered holder of any Committed Shares (including the Covered Holders) and particulars of this undertaking and my interests, or (if applicable) those of my Connected Persons, in securities of the Offeror, being included in the Announcement and the Scheme Circular (or the Offer Document, if applicable), and any other announcement made, or related or ancillary document issued, by or on behalf of the Offeror or the Offeree in connection with the Transaction, provided that any such reference is required by Applicable Requirements and is in accordance with market practice thereunder; and

(c)	this undertaking being published as required by Applicable Requirements.

4.2	I shall immediately notify the Offeree, in writing of any change in the accuracy or impact of any information previously given to the Offeree in writing pursuant to this undertaking.

5.	Secrecy

5.1	I shall keep secret to the extent not already publicly available, the possibility, terms and conditions of the Transaction and the existence of this undertaking until the Announcement is released, provided that I may disclose the same to (a) the Offeror (including, without limitation, its board of directors) and/or the Offeree and its and their advisers and (b) to my attorneys, lenders and other advisers on a need-to-know basis, in which case I shall procure that they observe secrecy in the same terms, and (c) to any United States federal or state regulators if requested or required by applicable law. The obligations in this paragraph 5.1 shall survive termination of this undertaking.

5.2	To the extent any of the information the Offeror and/or Offeree has given to me in relation to the Transaction is inside information for the purposes of the Criminal Justice Act 1993 or the Financial Services and Markets Act 2000 I will comply with the applicable restrictions in those enactments on dealing in securities and disclosing inside information.

6.	Time of the Essence

Any time, date or period mentioned in this undertaking may be extended by mutual agreement but as regards any time, date or period originally fixed or as extended, time shall be of the essence.

7.	Unconditional and Irrevocable Obligations

Except to the extent otherwise specified herein, the undertakings, agreements, warranties, appointments, consents and waivers set out in this undertaking are unconditional and irrevocable.

8.	Lapse of undertaking

8.1	This undertaking, and the warranties, consents, waivers, appointments, agreements and obligations set out herein, shall lapse and automatically cease to have any effect on the earlier of:

(a)	if the Announcement has not been issued by 11:59 p.m. on 17 November 2015;

(b)	if the Transaction to be implemented by way of a Scheme, if the Scheme or any other resolution necessary to implement the Scheme is not approved by the requisite majority of the Scheme Shareholders at the Court Meeting or Offeree Shareholders at the Offeree’s General Meeting;

(c)	the Offeror announces, with the consent of the Panel, that it does not intend to make or proceed with the Transaction and no new, revised or replacement Offer or Scheme is announced in accordance with Rule 2.7 of the Code at the same time;

(d)	on the earlier of (i) the Long Stop Date and (ii) the date on which the Scheme or Offer lapses or is withdrawn and no new, revised or replacement Scheme or Offer has been announced in accordance with Rule 2.7 of the Code in its place or is announced in accordance with Rule 2.7 of the Code at the same time;

(e)	if the Transaction is to be implemented by way of an Offer, if the board of the Offeree does not recommend the Offer or withdraws or adversely changes a previously issued recommendation; or

(f)

unless I consent in writing beforehand, if the Transaction is to be implemented by way of an Offer and any new, increased, renewed or revised offer is made by or on behalf of the Offeror to acquire shares in the Offeree which is consented to or agreed to or recommended by the Offeree, if the economic terms of such offer are, in my reasonable opinion, less favourable to me or to any of my Connected Persons than the terms set out in the Announcement, including, without limitation, an adverse impact on my (or my relevant Connected Person’s) tax treatment, an adverse change in the amount or type of the consideration receivable by me (or any of my Connected Persons) thereunder or the Long Stop Date is extended beyond:

(i)	if the Long Stop Date is May 31, 2016, July 31, 2016; or

(ii)	if the Long Stop Date is December 16, 2016, February 16, 2017; or

(g)	unless I consent in writing beforehand, if the Transaction is to be implemented by way of a Scheme and any new, increased, renewed or revised scheme of arrangement is proposed pursuant to which the Offeror is to acquire the issued share capital of the Offeree which is consented to or agreed to or recommended by the Offeree, if the economic terms of such offer are, in my reasonable opinion, less favourable to me or to any of my Connected Persons than the terms set out in the Announcement, including, without limitation, an adverse impact on my (or my relevant Connected Person’s) tax treatment, an adverse change in the amount or type of the consideration receivable by me (or any of my Connected Persons) thereunder or the Long Stop Date is extended beyond:

(i)	if the Long Stop Date is May 31, 2016, July 31, 2016; or

(ii)	if the Long Stop Date is December 16, 2016, February 16, 2017.

9.	Interpretation

Save where otherwise defined in this undertaking, capitalised terms set out in this undertaking shall have the same meanings as set out in the Announcement. All references in this undertaking to:

(a)	“Applicable Requirements” means the Code, any decision, ruling or requirement of the Panel, any decision of the High Court of Justice in England and Wales, the Companies Act 2006, the Listing Rules and the Disclosure and Transparency Rules and Prospectus Rules made by the Financial Conduct Authority in exercise of its functions under the Financial Services and Markets Act 2000 or any decision, ruling or requirement of the Financial Conduct Authority;

(b)	“Business Day” means a day (other than Saturday or Sunday or public or bank holiday) on which banks in the City of London and New York are generally open for business;

(c)	“Committed Shares” means those Liberty Global Class A Ordinary Shares, Liberty Global Class B Ordinary Shares, Liberty Global LAC Class A Ordinary Shares and Liberty Global LAC Class B Ordinary Shares held in the manner referred to in paragraph 1 of this undertaking together with any other securities in the Offeror carrying voting rights which are issued or unconditionally allotted to me or any of the holders listed in Part A of Schedule 1, or otherwise acquired by me or any of the holders listed in Part A of Schedule 1 after 31 October 2015;

(d)	“Connected Persons” means persons with whom we are “connected” within the meaning given in section 252 of the Companies Act 2006 (and as if, for the purposes of construing that section, I was assumed to be a “director” of Liberty) and including, for the avoidance of any doubt, the Malone LG 2013 Charitable Remainder Unitrust but excluding, for the avoidance of any doubt, Liberty Global;

(e)	“Liberty Global General Meeting” means the general meeting of Liberty Global Shareholders (including any adjournment thereof) to be convened in connection with the Transaction at which the Liberty Global Resolution will be proposed;

(f)	“Liberty Global Resolutions” means such shareholder resolutions of Liberty Global, the passing of which is necessary to implement the Transaction (and “Liberty Global Resolution” shall be construed accordingly);

(g)

“Offer” means a takeover offer, as such term is defined in section 974 of the Companies Act 2006, to be made by or on behalf of the Offeror to acquire all the issued and to be issued ordinary share capital of the Offeree other than those Offeree Shares already owned by the Offeror and its associates (as defined in section 988 of the Companies Act 2006) substantially on the terms of the Announcement or on such other terms as may be required to comply with the requirements of the

Panel, the Financial Conduct Authority or the London Stock Exchange. A reference in this undertaking to the Offer also includes any new, increased, renewed or revised offer made by or on behalf of the Offer to acquire shares in the Offeree, provided that the terms of such offer are, in the reasonable opinion of the Offeror’s Financial Advisers, no less favourable to acceptors than the terms set out in the Announcement and otherwise represent no diminution in value of the Transaction;

(h)	“Offeror’s Financial Advisers” means Goldman Sachs International and LionTree Advisors LLC;

(i)	“Relevant Liberty Global Resolution” means:

(i)	other than a Liberty Global Resolution, any shareholder resolution (whether or not amended) to be proposed at a general meeting of Liberty Global Shareholders (including any adjournment thereof) the passing of which is necessary to implement the Transaction or which, if passed, might (x) reasonably be expected to result in any Condition of the Transaction not being fulfilled or (y) impede or frustrate the Transaction in any way;

(ii)	a resolution to adjourn a general meeting of Liberty Global Shareholders whose business includes the consideration of a resolution falling within paragraph 9(i)(i); and

(iii)	a resolution to amend a Liberty Global Resolution or a resolution falling within paragraph 9(i)(i); and

(j)	“Scheme” means a scheme of arrangement under Part 26 of the Companies Act 2006 substantially on the terms of the Announcement. A reference in this undertaking to the Scheme also includes any new, increased, renewed or revised scheme of arrangement pursuant to which the Offeror is to acquire the issued share capital of in the Offeree, provided that the terms of such offer are, in the reasonable opinion of the Offeror’s Financial Advisers, no less favourable to acceptors than the terms set out in the Announcement and otherwise represent no diminution in value of the Transaction.

10.	Miscellaneous

10.1	Without prejudice to any other rights or remedies the Offeree may have, I agree that, if I fail to comply with any of the undertakings in paragraph 2 or 3 or breach any of my obligations under this undertaking, damages alone may not be an adequate remedy and accordingly the Offeree shall be entitled to the remedies of an order for specific performance, injunction or other equitable relief which may be an essential element of any adequate remedy for such failure or breach.

10.2	Subject to the terms herein, the obligations and provisions set out in this undertaking apply equally to the persons from whom I am to procure votes in respect of any Liberty Global Resolution and other actions pursuant to this undertaking and I shall procure observance by such persons to the terms hereof as if they were each specifically a party hereto.

10.3	A person who is not a party to this undertaking shall not have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this undertaking but this does not affect any right or remedy of a third party that exists or is available apart from that Act.

10.4	I confirm that Offeror’s Financial Advisers are not acting for me in relation to the Transaction and will not be responsible to me for providing protections afforded to their clients or advising me on any matter relating to the Transaction.

10.5	References in this undertaking to times of day are to London time.

10.6	This undertaking may be executed in any number of counterparts, each of which is an original but all of which together shall constitute the same instrument.

10.7	Nothing in this undertaking shall oblige the Offeree to proceed with the Transaction.

11.	Governing Law and Jurisdiction

11.1	This undertaking and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law and the parties irrevocably submit to the exclusive jurisdiction of the English courts for all purposes in connection with this undertaking and waive any objection to any proceedings on the ground of venue or on the ground that the proceedings have been brought in an inconvenient forum.

11.2	I irrevocably undertake to appoint, within three (3) Business Days following (but not including) the date of this undertaking, and thereafter at all times to maintain an agent for service of process and any other documents in proceedings in England or any other proceedings in connection with this undertaking. I further irrevocably undertake to advise the Offeree in writing, within the period referred to in the immediately preceding sentence, of the name and address of the agent I appoint. If I fail to appoint an agent in accordance with the requirements of this paragraph 11.2, the Offeree shall be entitled to appoint one on my behalf.

11.3	Any writ, judgment or other notice of legal process shall be sufficiently served on me if delivered to such agent at its address from time to time. I further irrevocably undertake not to revoke the authority of any agent appointed pursuant to paragraph 11.2.

IN WITNESS WHEREOF this undertaking has been executed and delivered as a deed on the date stated at the beginning of it.

EXECUTED and DELIVERED as a DEED by

Signature	/s/ John C. Malone

Name:	John C. Malone

In the presence of:

Signature of witness	/s/ [Redacted]

Name:	[Redacted]

Address:	[Redacted]

EXECUTED and DELIVERED as a DEED by

Cable & Wireless Communications Plc

Acting by a director:

Signature	/s/ Perley McBride

Name:	PERLEY McBRIDE

Position:	DIRECTOR

In the presence of:

Signature	/s/ [Redacted]

Name:	[Redacted]

Position:	[Redacted]

SCHEDULE 1

PART A

COMMITTED SHARES

Liberty Global Ordinary Shares

Registered Holder	Liberty Global Class A Ordinary Shares	Liberty Global Class B Ordinary Shares
JOHN C. MALONE	952,177

MALONE LG 2013 CRT		8,677,225

JOHN C. MALONE SPOUSE	90,303

Liberty Global LAC Ordinary Shares

Registered Holder	Liberty Global LAC Class A Ordinary Shares	Liberty Global LAC Class B Ordinary Shares
JOHN C. MALONE	47,608

MALONE LG 2013 CRT		433,861

JOHN C. MALONE SPOUSE	4,515

Note:

•	All the Liberty Global Class A Ordinary Shares and Liberty Global LAC Class A Ordinary Shares held by John C. Malone and John C. Malone’s spouse are pledged.

•	All the Liberty Global Class B Ordinary Shares and Liberty Global LAC Class B Ordinary Shares are subject to the terms of a letter agreement, dated as of February 13, 2014, with Michael T. Fries, Chief Executive Officer and President and a director of the Offeror (the “Fries Letter”). Further details of the Fries Letter are contained in my SCHEDULE 13D/A filed with the SEC on February 13, 2014 in respect of the Offeror.

•	All shares in Liberty are subject to restrictions imposed by United States federal or state securities laws.

PART B

INTERESTS IN SECURITIES IN LIBERTY

Liberty Global Ordinary Shares

Registered Holder	Liberty Global Class A Ordinary Shares	Liberty Global Class B Ordinary Shares	Liberty Global Class C Ordinary Shares
JOHN C. MALONE	952,177		4,334,195

MALONE LG 2013 CRT		8,677,225	7,197,225

JOHN C. MALONE SPOUSE	90,303		680,041

TRACY M. NEAL TRUST A	24,000	46,588	22,764

EVAN D. MALONE TRUST A	24,000	63,560	52,680

Note:

•	All the Liberty Global Class A Ordinary Shares, Liberty Global LAC Class A Ordinary Shares, Liberty Global Class C Ordinary Shares and Liberty Global LAC Class C Ordinary Shares held by John C. Malone and John C. Malone’s spouse are pledged.

•	All the Liberty Global Class B Ordinary Shares and Liberty Global LAC Class B Ordinary Shares are subject to the terms of a letter agreement, dated as of February 13, 2014, with Michael T. Fries, Chief Executive Officer and President and a director of the Offeror (the “Fries Letter”). Further details of the Fries Letter are contained in my SCHEDULE 13D/A filed with the SEC on February 13, 2014 in respect of the Offeror.

•	The Liberty Class C Ordinary Shares and the Liberty Global LAC Class C Ordinary Shares are subject to 10b5-1 plan sales or the terms of other derivative instruments.

•	All shares in Liberty Global are subject to restrictions imposed by United States federal or state securities laws.

OPTIONS/SARS

Stock	# Of Sars/Options	Expiration Date[1]	Grant Price (US$)
Liberty Global Class A Ordinary Shares	6,370	01/05/2023	33.87

Liberty Global Class C Ordinary Shares	6,340	01/05/2023	33.59

Liberty Global Class C Ordinary Shares	13,652	01/05/2023	31.37

Liberty Global Class A Ordinary Shares	20,802	01/05/2021	37.22

Liberty Global Class C Ordinary Shares	41,393	01/05/2021	35.63

Liberty Global Class A Ordinary Shares	26,067	01/05/2022	48.31

Liberty Global Class C Ordinary Shares)	52,560	01/05/2022	46.86

Liberty Global LAC Ordinary Shares

Registered Holder	Liberty Global LAC Class A Ordinary Shares	Liberty Global LAC Class B Ordinary Shares	Liberty Global LAC Class C Ordinary Shares
JOHN C. MALONE	47,608		226,609

MALONE LG 2013 CRT		433,861	375,861

JOHN C. MALONE SPOUSE	4,515		34,002

TRACY M. NEAL TRUST A	1,200	2,329	4,138

EVAN D. MALONE TRUST A	1,200	3,178	10,084

OPTIONS/SARS

Stock	# Of Sars/ Options	Expiration Date	Grant Price (US$)
Liberty Global LAC Class A Ordinary Shares	318	01/05/2023	31.91

Liberty Global LAC Class C Ordinary Shares	317	01/05/2023	33.35

Liberty Global LAC Class C Ordinary Shares	682	01/05/2023	31.14

Liberty Global LAC Class A Ordinary Shares	1,039	01/05/2021	35.06

Liberty Global LAC Class C Ordinary Shares	2,069	01/05/2021	35.37

Liberty Global LAC Class A Ordinary Shares	1,307	01/05/2022	45.52

Liberty Global LAC Class C Ordinary Shares	2,667	01/05/2022	46.52

[1]	Dates are in the format of DD/MM/YYY.

SCHEDULE 2

ANNOUNCEMENT

Annex D

Irrevocable undertaking

From:

Columbus Holding LLC (the “Company” or “we”)

12300 Liberty Boulevard,

Englewood, CO 80112,

United States of America

To: Liberty Global plc (the “Offeror”)

Griffin House

161 Hammersmith Road,

London, W6 8BS

United Kingdom

Cable & Wireless Communications Plc

62-65 Chandos Place,

London, WC2N 4HG

United Kingdom

16 November 2015

Dear Sirs,

Offer for Cable & Wireless Communications Plc (the “Offeree”)

We understand that the Offeror intends to make an offer to acquire the entire issued and to be issued ordinary share capital of the Offeree on substantially the terms and subject to the conditions of the near final draft announcement set out in Schedule 1 to this undertaking (the “Announcement”) together with such additional terms and conditions as are required to comply with the Applicable Requirements (the “Transaction”), such Transaction to be implemented by way of a Scheme or an Offer, followed by a cross border merger.

On 31 March 2015, we executed a put option deed with the Offeree (the “Put Option Deed”) pursuant to which we are subject to certain lock up arrangements in relation to the Committed Shares. This undertaking sets out the terms and conditions on which we will vote in favour of the Scheme or, if applicable, accept the Offer for so long as: (a) the Transaction remains and is recommended by a majority of the board of directors of the Offeree; and (b) we can comply with the undertakings and obligations set out in this undertaking without resulting in breach of the Put Option Deed.

Except for in relation to paragraphs 3.1(e) and 4(c), this undertaking is subject to (a) the rights and obligations set out in the Put Option Deed; and (b) the terms of the Existing Encumbrances.

This undertaking shall be addressed to the Offeree for the purposes of paragraph 5 only.

1.	Shareholdings

We warrant to the Offeror that:

(a)	we are the registered holder and beneficial owner of the number of ordinary shares of US$0.05 each in the capital of Offeree (the “Offeree Shares”) as set out in Schedule 1 to this undertaking and that we hold such shares free of any lien, charge, option, equity, encumbrance or third party rights of any kind whatsoever, save for the Put Option Deed and the Existing Encumbrances;

(b)	save as set out in Schedule 1 to this undertaking we do not, and nor do any of our group undertakings (as defined in section 1161 of the Companies Act 2006), have any interest in securities (as defined in the Code) of the Offeree or any rights to subscribe for, purchase or otherwise acquire any securities of the Offeree;

(c)	the details of our interests in securities of the Offeree set out in Schedule 1 to this undertaking are complete and accurate; and

(d)	we have full power and authority and the right (free from any legal or other restrictions) to enter into this undertaking and, subject to the Existing Encumbrances, to perform the obligations under it in accordance with their terms.

2.	Dealings and undertakings

2.1	We undertake to the Offeror that before the Transaction closes, lapses or is withdrawn (whichever is the earlier), we shall not after the date hereof:

(a)	other than pursuant to the Transaction, sell, transfer, charge, encumber, grant any option over or otherwise dispose of (a “Transfer”) any of the Committed Shares (other than as may exist pursuant to the Existing Encumbrances) or enter into any transaction with the same or a substantially similar economic effect as, or agree to do, any of the foregoing, including, without being limited to, entering into or agreeing to enter into any derivative transaction in respect of the Committed Shares, provided that the foregoing restrictions on Transfer will not restrict or prohibit me from taking any of the following actions with respect to the Committed Shares (and the taking of such actions will not constitute a breach of this undertaking):

(i)	any existing or future bona fide pledge of, or grant of a security interest in respect of, any Committed Shares in connection with any financing arrangements with a financial institution that is in the business of engaging in such transactions, including any resulting Transfer of such pledged shares (or shares in which a security interest has been granted) upon any foreclosure under the indebtedness underlying such pledge or security interest, so long as we retain full control of the exercise of the voting rights attaching to such pledged shares (or shares in which a security interest has been granted) prior to such foreclosure; or

(ii)	any Transfer of Committed Shares to one or more of our group undertakings (as defined in section 1161 of the Companies Act 2006), provided that prior to effecting any such Transfer: (A) the intended transferee or beneficiary enters into an undertaking in favour of the Offeror in terms no less favourable to the Offeror than those set out herein and on terms which prohibit the relevant transferee or beneficiary effecting any Transfer to a person who is not one of our group undertakings (as so defined) and require such transferee or beneficiary to vote as provided in paragraph 3 or accept as provided for in paragraph 4, (B) we notify the Offeror no less than three (3) Business Days before such Transfer of those terms, and (C) such undertaking includes a term obliging the intended transferee or beneficiary to send to the Offeror an executed and dated version of the undertaking (in any form) on the day that it is executed and dated; or

(b)	accept any other offer in respect of the Committed Shares, or vote in favour of any resolution to approve any scheme of arrangement of the Offeree, which is proposed in competition with the Transaction; or

(c)	(other than pursuant to the Transaction) enter into any other agreement or arrangement, or permit any other agreement or arrangement to be entered into, or incur any obligation or permit any obligation to arise:

(i)	to do any of the acts referred to in paragraphs 2.1(a) to 2.1(b); or

(ii)	which, in relation to the Committed Shares, would or would reasonably be expected to restrict or impede:

(A)	us or any registered holder voting in favour of approving the Transaction, including the Scheme, and any directly related matter or accepting the Offer; or

(B)	acting in accordance with this undertaking,

in each case except as otherwise permitted under paragraph 2.1(a) and, for the avoidance of doubt, references in this paragraph 2.1(c) to any agreement, arrangement or obligation includes any agreement, arrangement or obligation whether or not legally binding or subject to any condition or which is to take effect if the Transaction closes or lapses, if this undertaking ceases to be binding or upon or following any other event.

2.2	We further undertake not to, until the earlier of:

(a)	this undertaking lapsing in accordance with paragraph 11; or

(b)	either the Scheme becoming effective or the Offer becoming unconditional as to acceptances,

acquire any interest (as defined in the Code) or otherwise deal or undertake any dealing (as defined in the Code) in any relevant securities (as defined in the Code) of the Offeree unless the Panel determines, and confirms to you, that, in respect of such acquisition or dealing, we are not acting in concert with you pursuant to Note 9 on the definition of “Acting in concert” set out in the Code.

2.3	We further undertake to cause the registered holder of any Committed Shares to comply with the undertakings in paragraphs 2.1 and 2.2 in respect of the relevant Committed Shares.

3.	Undertaking in relation to the Scheme

3.1	We undertake to the Offeror that, in the event that the Transaction is implemented by way of a Scheme:

(a)	we shall exercise, and procure the exercise by the registered holder of, all voting rights attaching to the Committed Shares to vote in favour of all resolutions (whether or not amended and whether put on a show of hands or a poll) to approve the Scheme and any related matters proposed at any general meeting or class meeting of the Offeree for the purposes of implementing the Transaction (including any adjournment thereof) (“General Meeting”) and at any meeting of holders of shares in the Offeree convened by the Courts (including any adjournment thereof) (“Court Meeting”) held in connection with the Transaction;

(b)	we shall exercise, and shall procure that the registered holder of any Committed Shares exercise, all rights attaching to the Committed Shares to requisition or join in the requisitioning of any general meeting of the Offeree for the purposes of voting on any resolution referred to under paragraph 3.1(a) above, or to require the Offeree to give notice of any such meeting, only in accordance with the Offeror’s instructions;

(c)	for the purpose of voting on any resolution referred to under paragraph 3.1(a) above, we shall (if required by the Offeror), and shall procure that the registered holder of any Committed Shares shall, execute any form of proxy in respect of the Committed Shares required by the Offeror appointing any person nominated by the Offeror to attend and vote at the General Meeting or Court Meeting and we shall not amend, revoke or withdraw any such form of proxy;

(d)

without prejudice to paragraph 3.1(c) above, and in the absence of any such requirement by the Offeror, we shall, and shall procure that the registered holder of any Committed Shares shall, after the posting of the circular to be sent to shareholders of the Offeree containing an explanatory statement in respect of the Scheme (the “Scheme Circular”) (and without prejudice to any right we have to attend and vote in person at the Court Meeting and the CWC General Meeting (each as defined in the Announcement) to implement the Transaction), return, or procure the return of, if applicable, the signed forms of proxy enclosed with the Scheme Circular in respect of the Committed Shares (completed and signed and voting in favour of the resolutions to implement the Transaction) in accordance with the instructions printed on those forms of proxy and, if applicable, in respect of any Committed Shares held in uncertificated form, take or procure the taking of any action which may be required by the Offeree or its nominated representative in order to make a valid proxy appointment and give valid proxy instructions (voting in favour of the resolutions to implement the Transaction), as soon as possible and in any event by not later than 3.00 p.m. on the date falling ten (10) Business Days after the publication of the Scheme Circular (or, in respect of any Committed Shares in respect of which we become the registered holder and/or beneficial owner on or after the date of the Scheme Circular within ten (10) Business Days of becoming the registered holder and/or beneficial owner of such Committed Shares), and we shall not, and shall procure that the registered holder of any Committed Shares shall not, amend, revoke or withdraw any such form of proxy;

(e)	the Offeror shall acquire the Committed Shares free of any lien, charge, option, equity or encumbrance of any nature whatsoever and together with all rights of any nature attaching to those shares including the right to all dividends declared with a record date after the date the Scheme becomes effective (but excluding, for the avoidance of any doubt, the Special Dividend (as defined in the Announcement)); and

(f)	we shall cause the registered holder of any Committed Shares to comply with the undertaking in this paragraph 3 in respect of the relevant Committed Shares as if they were a party to this undertaking and so obliged.

4.	Undertaking to accept the Offer

We undertake to the Offeror that, in the event the Transaction is implemented by way of an Offer in the circumstances set out in the Announcement:

(a)	we shall accept, and procure the acceptance by the registered holder of, the Offer in respect of the Committed Shares in accordance with the procedure for acceptance set out in the formal document containing the Offer (the “Offer Document”) as soon as reasonably practicable after, and in any event no later than 3.00 p.m. on the date falling ten (10) Business Days, after the publication of the Offer Document save for those Committed Shares in respect of which we become the registered holder and/or beneficial owner on or after the date of the Offer in which case we shall accept, and procure the acceptance by the registered holder of, the Offer in respect of the relevant Committed Shares in accordance with the procedure for acceptance set out in the Offer Document not later than ten (10) Business Days after the date we become the registered holder and/or beneficial holder of the relevant Committed Shares;

(b)	we shall not, and shall procure that the registered holder of any Committed Shares shall not, without the prior written consent of the Offeror, withdraw any such acceptances of the Offer for so long as the Offer remains open to acceptance;

(c)	the Offeror shall acquire the Committed Shares free of any lien, charge, option, equity or encumbrance of any nature whatsoever and together with all rights of any nature attaching to those shares including the right to all dividends declared with a record date after the date the Offer is closed to acceptances (but excluding, for the avoidance of any doubt, the Special Dividend (as defined in the Announcement));

(d)	we shall cause the registered holder of any Committed Shares to comply with the undertaking in this paragraph 4 in respect of the relevant Committed Shares as if they were a party to this undertaking and so obliged.

5.	Alternative

Subject to paragraph 11.1(h), we hereby irrevocably undertake, in respect of the Committed Shares, to elect for the First Dual Share Alternative (as defined in the Announcement) in respect of the Scheme (or, if applicable, the Offer) and will deliver, and shall procure that the registered holder of any Committed Shares delivers, a form of election duly completed so as to elect, in respect of the Committed Shares, for the First Dual Share Alternative in accordance with the instructions set out in the Scheme Document (or, if applicable, the Offer Document) and the form of election.

6.	Voting Rights

6.1	From the time the Announcement is released to the time this undertaking lapses in accordance with paragraph 11 or the Scheme becomes effective (or, if applicable, the Offer becomes or is declared unconditional in all respects):

(a)	subject to paragraph 2.1(a), we shall (insofar as entitled to do so taking account of the Code) exercise, and procure the exercise of, the votes attaching to the Committed Shares on a Relevant Resolution so as to procure the implementation of the Transaction;

(b)	we shall exercise, and procure the exercise of, the rights attaching to the Committed Shares to requisition or join in requisitioning any general or class meeting of the Offeree pursuant to section 303 of the Companies Act 2006 for the purposes of considering a Relevant Resolution and to require the Offeree pursuant to section 338 of the Companies Act 2006 to give notice of a Relevant Resolution so as to procure the implementation of the Transaction;

(c)	for the purposes of voting on a Relevant Resolution, we shall complete, execute and deliver any form of proxy required by the Offeror appointing any person nominated by the Offeror to attend and vote at the relevant general or class meeting of the Offeree, provided that the undertaking in this paragraph 6.1(c) shall not apply if and to the extent that the Panel deems it to have the effect of the Offeror acquiring an interest (as defined in the Code) in any securities of the Offeree; and

(d)	we shall cause the registered holder of any Committed Shares to comply with paragraphs 6.1(a) to 6.1(c) in respect of the relevant Committed Share as if they were a party to this undertaking and so obliged.

7.	Documentation and Information

7.1	We consent to:

(a)	this undertaking being disclosed to the Panel;

(b)	references to us and the registered holder of any Committed Shares, and particulars of this undertaking and our interests in securities of the Offeree, being included in the Announcement and the Scheme Circular (or the Offer Document, if applicable), and any other announcement made, or related or ancillary document issued, by or on behalf of the Offeror or the Offeree in connection with the Transaction provided that any such reference is required by Applicable Requirements and in accordance with market practice thereunder; and

(c)	this undertaking being published as required by Applicable Requirements.

7.2	We shall immediately notify the Offeror, in writing of any change in the accuracy or impact of any information previously given to the Offeror in writing pursuant to this undertaking.

8.	Secrecy

8.1	We shall keep secret to the extent not already publicly available, the possibility, terms and conditions of the Transaction and the existence of this undertaking until the Announcement is released provided that we may disclose the same to (a) the advisers of the Offeror and Offeree and (b) to my attorneys, lenders and other advisers on a need-to-know basis in which case we shall procure that they observe secrecy in the same terms and (c) to any United States federal or state regulators if requested or required by applicable law. The obligations in this paragraph 8.1 shall survive termination of this undertaking.

8.2	To the extent any of the information the Offeror and/or Offeree have given to us in relation to the Transaction is inside information for the purposes of the Criminal Justice Act 1993 or the Financial Services and Markets Act 2000 we will comply with the applicable restrictions in those enactments on dealing in securities and disclosing inside information.

9.	Time of the Essence

Any time, date or period mentioned in this undertaking may be extended by mutual agreement but as regards any time, date or period originally fixed or as extended, time shall be of the essence.

10.	Unconditional and Irrevocable Obligations

Except to the extent otherwise specified herein, the undertakings, agreements, warranties, appointments, consents and waivers set out in this undertaking are unconditional and irrevocable.

11.	Lapse of undertaking

11.1	This undertaking, and the warranties, consents, waivers, appointments, agreements and obligations set out herein, shall lapse and automatically cease to have any effect on the earlier of:

(a)	the Announcement has not been issued by 11.59p.m. on 17 November 2015; or

(b)	if the Transaction to be implemented by way of a Scheme, if the Scheme or any other resolution necessary to implement the Scheme is not approved by the requisite majority of the Scheme Shareholders (as defined in the Announcement) at the Court Meeting or CWC Shareholders (as defined in the Announcement) at the CWC General Meeting (as defined in the Announcement); or

(c)	the Offeror announces with the consent of the Panel that it does not intend to make or proceed with the Transaction and no new, revised or replacement Offer or Scheme is announced in accordance with Rule 2.7 of the Code at the same time; or

(d)	on the earlier of: (i) the Long Stop Date (as defined in the Announcement); and (ii) the date on which the Scheme or Offer lapses or is withdrawn and no new, revised or replacement Scheme or Offer has been announced in accordance with Rule 2.7 of the Code in its place or is announced in accordance with Rule 2.7 of the Code at the same time; or

(e)	if the Transaction is to be implemented by way of an Offer, if the board of the Offeree does not recommend the Offer or withdraws or adversely changes a previously issued recommendation; or

(f)	unless we consent in writing beforehand, if the Transaction is to be implemented by way of an Offer and any new, increased, renewed or revised offer is made by or on behalf of the Offeror to acquire shares in the Offeree which is consented to or agreed to or recommended by the Offeree, if the economic terms of such offer are, in our reasonable opinion, less favourable to us than the terms set out in the Announcement, including, without limitation, an adverse impact on our tax treatment, an adverse change in the amount or type of the consideration receivable by us thereunder or the Long Stop Date is extended beyond:

(i)	if the Long Stop Date is 31 May 2016, 31 July 2016; or

(ii)	if the Long Stop Date is 16 December 2016, 16 February 2017; or

(g)	unless we consent in writing beforehand, if the Transaction is to be implemented by way of a Scheme and any new, increased, renewed or revised scheme of arrangement is proposed pursuant to which the Offeror is to acquire the issued share capital of the Offeree, which is consented to or agreed to or recommended by the Offeree, if the economic terms of such offer are, in our reasonable opinion, less favourable to us than the terms set out in the Announcement, including, without limitation, an adverse impact on our tax treatment, an adverse change in the amount or type of the consideration receivable thereunder or the Long Stop Date is extended beyond:

(i)	if the Long Stop Date is 31 May, 2016, 31 July 2016; or

(ii)	if the Long Stop Date is 16 December 2016, 16 February 2017; or

(h)

unless we consent in writing beforehand, terms upon which the consideration is payable by the Offeror under the Transaction are amended so that the economic terms of such offer, in our reasonable opinion, disproportionally favour an Offeree shareholder electing for the Recommended Offer (as defined in the Announcement) or Second Dual Share Alternative (as defined in the Announcement) or disproportionally adversely affects an Offeree shareholder electing for the First Dual Share Alternative (as defined in the Announcement) and, for the avoidance of any doubt, following the lapse of this undertaking we shall be entitled to withdraw any election for the First Dual Share Alternative (as defined in the Announcement) previously made as at the date of lapse and elect for the Recommended Offer (as defined in the Announcement) or Second Dual Share Alternative (as defined in the Announcement).

12.	Power of Attorney

12.1	We irrevocably and by way of security for our obligations hereunder appoint each of the Offeror and any director of the Offeror to be our attorney:

(a)	if we fail to comply with any of the undertakings in paragraphs 3 or 4, in our name and on our behalf to sign, execute and deliver proxy forms for any Court Meeting or CWC General Meeting in respect of the Committed Shares and to sign, execute and deliver any deeds and other documents and to do all acts and things as may be necessary or desirable to ensure compliance with such undertakings in respect of the Committed Shares;

(b)	to execute any form of proxy required by the Offeror to appoint any person nominated by the Offeror to attend a general or class meeting of the Offeree and vote on a Relevant Resolution in accordance with the provisions of paragraph 6, provided that the Offeror, acting as our attorney, shall not be entitled to do any act or thing which would result in a breach of the Put Option Deed.

12.2	We agree that this power of attorney is given by way of security and is irrevocable in accordance with section 4 of the Powers of Attorney Act 1971 until this undertaking lapses in accordance with paragraph 11.1.

13.	Interpretation

All references in this undertaking to:

(a)	“Applicable Requirements” means the Code, any decision, ruling or requirement of the Panel, any decision of the High Court of Justice in England and Wales, the Companies Act 2006, the Listing Rules and the Disclosure and Transparency Rules and Prospectus Rules made by the Financial Conduct Authority in exercise of its functions under the Financial Services and Markets Act 2000 or any decision, ruling or requirement of the Financial Conduct Authority;

(b)	“Business Day” means a day (other than Saturday or Sunday or public or bank holiday) on which banks in the City of London and New York are generally open for business;

(c)	“Code” means the City Code on Takeovers and Mergers issued by the Panel;

(d)	“Committed Shares” means those Offeree Shares held by us in the manner referred to in paragraph 1 of this undertaking together with any other securities in Offeree issued or unconditionally allotted to us, or otherwise acquired by us after the date of this undertaking;

(e)	“Existing Encumbrances” means the encumbrances set out in Schedule 3 to this undertaking;

(f)	“Offer” means a takeover offer, as such term is defined in section 974 of the Companies Act 2006, to be made by or on behalf of the Offeror to acquire all the issued and to be issued ordinary share capital of the Offeree other than those Offeree Shares already owned by the Offeror and its associates (as defined in section 988 of the Companies Act 2006);

(g)	“Offeror’s Financial Advisers” means Goldman Sachs International and LionTree Advisors LLC;

(h)	“Panel” means the Panel on Takeovers and Mergers;

(i)	“Relevant Resolution” means:

(i)	a shareholders’ resolution (whether or not amended) to be proposed at a general or class meeting of the Offeree, or at an adjourned meeting, the passing of which is necessary to implement the Transaction or which, if passed, might reasonably be expected to (x) result in any condition of the Transaction not being fulfilled or (y) impede or frustrate the Transaction in any way (including for the avoidance of doubt, any resolution to approve any scheme of arrangement in relation to the Offeree which is proposed in competition with the Transaction);

(ii)	a shareholders’ resolution to adjourn a general or class meeting of the Offeree whose business includes the consideration of a resolution falling within paragraph 13(i)(i); and

(iii)	a shareholders’ resolution to amend a resolution falling within paragraph 13(i)(i);

(j)	“Scheme” means a scheme of arrangement under Part 26 of the Companies Act 2006 on the terms of the Announcement; and

(k)	“US$” means U.S. dollars, the lawful currency of the United States of America.

14.	Miscellaneous

14.1	Without prejudice to any other rights or remedies the Offeror may have, we agree that, if we fail to comply with any of the undertakings in paragraphs 3 or 4 or breach any of our obligations under this undertaking, damages alone may not be an adequate remedy and accordingly the Offeror may be entitled to the remedies of an order for specific performance, injunction or other equitable relief which would be an essential element of any adequate remedy for such failure or breach.

14.2	Subject to the terms herein, the obligations and provisions set out in this undertaking apply equally to the persons from whom we are to procure votes in favour of the resolutions to implement the Scheme, acceptances in respect of the Offer and other actions pursuant to this undertaking and we shall procure observance by such persons to the terms hereof as if they were each specifically a party hereto.

14.3	A person who is not a party to this undertaking shall not have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this undertaking but this does not affect any right or remedy of a third party that exists or is available apart from that Act.

14.4	We confirm that the Offeror’s Financial Advisers are not acting for us in relation to the Transaction and will not be responsible to us for providing protections afforded to their clients or advising us on any matter relating to the Transaction.

14.5	References in this undertaking to times of day are to London time.

14.6	This undertaking may be executed in any number of counterparts, each of which is an original but all of which together shall constitute the same instrument.

14.7	Nothing in this undertaking shall oblige the Offeror to make or proceed with the Transaction.

15.	Governing Law and Jurisdiction

15.1	This undertaking and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law and the parties submit to the exclusive jurisdiction of the English courts for all purposes in connection with this undertaking and waive any objection to any proceedings on the ground of venue or on the ground that the proceedings have been brought in an inconvenient forum.

15.2

We irrevocably undertake to appoint, within three (3) Business Days following (but not including) the date of this undertaking, and thereafter at all times to maintain an agent for service of process and any other documents in proceedings in England or any other proceedings in connection with this undertaking. We further irrevocably undertake to advise the Offeror in writing, within the period referred to in the immediately preceding sentence, of the name and address of the agent we appoint. If we fail to appoint an agent in accordance with the requirements of this paragraph 15.2, the Offeror shall be entitled to appoint one on our behalf.

15.3	Any writ, judgment or other notice of legal process shall be sufficiently served on us if delivered to such agent at its address from time to time. We further irrevocably undertake not to revoke the authority of any agent appointed pursuant to paragraph 15.2.

IN WITNESS WHEREOF this undertaking has been executed and delivered as a deed on the date stated at the beginning of it.

EXECUTED and DELIVERED as a DEED	)
on behalf of Columbus Holding LLC a limited	)
liability company formed under the laws of	)
Colorado by John Malone in his capacity as Manager	)	/s/ John C. Malone
being a person who in accordance with the laws	)
of that territory is acting under the authority of	)
the limited liability company	)

SCHEDULE 1

EXISTING SHARES

Registered Holdings of Offeree Shares

Registered Holder	Ordinary shares of US$0.05 each
Columbus Holding LLC	471,677,700

Citibank N.A., London Branch	103,419,059

SCHEDULE 2

ANNOUNCEMENT

SCHEDULE 3

EXISTING ENCUMBRANCES

1.	Charge over 103,419,059 ordinary shares of US 5 cents each in the share capital of the Offeree in favour of Citibank N.A., London Branch

Annex E

Irrevocable undertaking

From:

CVBI Holdings (Barbados) Inc. (the “Company” or “we”)

Suite 205-207, Dowell House

Cr. Roebuck & Palmetto Streets,

Bridgetown, Barbados

To: Liberty Global plc (the “Offeror”)

Griffin House

161 Hammersmith Road,

London, W6 8BS

United Kingdom

Cable & Wireless Communications Plc

62-65 Chandos Place,

London, WC2N 4HG

United Kingdom

16 November 2015

Dear Sirs,

Offer for Cable & Wireless Communications Plc (the “Offeree”)

We understand that the Offeror intends to make an offer to acquire the entire issued and to be issued ordinary share capital of the Offeree substantially on the terms and subject to the conditions of the draft announcement set out in Schedule 1 to this undertaking (the “Announcement”) together with such additional terms and conditions as may be required to comply with the Applicable Requirements (the “Transaction”), such Transaction to be implemented by way of a Scheme or an Offer, followed by a cross border merger.

On 31 March 2015, we executed a put option deed with the Offeree (the “Put Option Deed”) pursuant to which we are subject to certain lock up arrangements in relation to the Committed Shares. This undertaking sets out the terms and conditions on which we will vote in favour of the Scheme or, if applicable, accept the Offer for so long as: (a) the Transaction remains and is recommended by the board of directors of the Offeree; and (b) we can comply with the undertakings and obligations set out in this undertaking without resulting in breach of the Put Option Deed.

Except for in relation to paragraphs 3(e) and 4(c), this undertaking is subject to (a) the rights and obligations set out in the Put Option Deed; and (b) the terms of the Existing Encumbrances.

This undertaking shall be addressed to Cable & Wireless Communications Plc for the purposes of paragraph 5 only.

1.	Shareholdings

We represent and warrant to the Offeror that:

(a)	we are the registered holder and beneficial owner of the number of ordinary shares of US$0.05 each in the capital of Offeree (the “Offeree Shares”) set out in Schedule 1 to this undertaking and that we hold such shares free of any lien, charge, option, equity, encumbrance or third party rights of any kind whatsoever;

(b)	save as set out in Schedule 1 to this undertaking we do not, and nor do any of our group undertakings (as defined in section 1161 of the Companies Act 2006), have any interest (as defined in the Code) in any securities of the Offeree or any rights to subscribe for, purchase or otherwise acquire any securities of the Offeree;

(c)	the details of our holdings in interests in securities of the Offeree set out in Schedule 1 to this undertaking are complete and accurate; and

(d)	we have full power and authority and the right (free from any legal or other restrictions) to enter into this undertaking and to perform the obligations under it in accordance with their terms.

2.	Dealings and undertakings

2.1	We have not accepted any offer to dispose of any Committed Shares and we undertake to the Offeror that before the Transaction closes, lapses or is withdrawn (whichever is the earlier), we shall not:

(a)	other than pursuant to the Transaction, sell, transfer, charge, encumber, grant any option over or otherwise dispose of any of the Committed Shares or enter into any transaction with the same or a substantially similar economic effect as, or agree to do, any of the foregoing, including, without being limited to, entering into or agreeing to enter into any derivative transaction in respect of the Committed Shares;

(b)	accept any other offer in respect of the Committed Shares, or vote in favour of any resolution to approve any scheme of arrangement of the Offeree, which is proposed in competition with the Transaction; or

(c)	(other than pursuant to the Transaction) enter into any agreement or arrangement, or permit any agreement or arrangement to be entered into, or incur any obligation or permit any obligation to arise:

(i)	to do any of the acts referred to in paragraphs 2.1(a) to 2.1(b);

(ii)	in relation to, or operating by reference to, the Committed Shares; or

(iii)	which, in relation to the Committed Shares, would restrict or impede us voting in favour of the Scheme or accepting the Offer,

and, for the avoidance of doubt, references in this paragraph 2.1(c) to any agreement, arrangement or obligation includes any agreement, arrangement or obligation whether or not legally binding or subject to any condition or which is to take effect if the Transaction closes or lapses, if this undertaking ceases to be binding or upon or following any other event.

2.2	We further undertake not to, until the earlier of:

(a)	this undertaking lapsing in accordance with paragraph 11; or

(b)	either the Scheme becoming effective or the Offer becoming unconditional as to acceptances,

acquire any interest (as defined in the Code) or otherwise deal or undertake any dealing (as defined in the Code) in any relevant securities (as defined in the Code) of the Offeree unless the Panel determines, and confirms to you, that, in respect of such acquisition or dealing, we are not acting in concert with you pursuant to Note 9 on the definition of “Acting in concert” set out in the Code.

2.3	We further undertake to cause the registered holder of any Committed Shares to comply with the undertakings in paragraphs 2.1 and 2.2 in respect of the relevant Committed Shares.

3.	Undertaking in relation to the Scheme

We undertake to the Offeror that, in the event that the Transaction is implemented by way of a Scheme:

(a)	we shall exercise, and procure the exercise by the registered holder of, all voting rights attaching to the Committed Shares to vote in favour of all resolutions (whether or not amended and whether put on a show of hands or a poll) to approve the Scheme and any related matters proposed at any general meeting or class meeting of the Offeree for the purposes of implementing the Transaction (including any adjournment thereof) (“General Meeting”) and at any meeting of holders of shares in the Offeree convened by the Courts (including any adjournment thereof) (“Court Meeting”) held in connection with the Transaction;

(b)	we shall exercise, and shall procure that the registered holder of any Committed Shares exercise, all rights attaching to the Committed Shares to requisition or join in the requisitioning of any general meeting of the Offeree for the purposes of voting on any resolution referred to under paragraph 3(a) above, or to require the Offeree to give notice of any such meeting, only in accordance with the Offeror’s instructions;

(c)	for the purpose of voting on any resolution referred to under paragraph 3(a) above, we shall (if required by the Offeror), and shall procure that the registered holder of any Committed Shares shall, execute any form of proxy in respect of the Committed Shares required by the Offeror appointing any person nominated by the Offeror to attend and vote at the General Meeting or Court Meeting and we shall not amend, revoke or withdraw any such form of proxy;

(d)	without prejudice to paragraph (c) above, and in the absence of any such requirement by the Offeror, we shall, and shall procure that the registered holder of any Committed Shares shall, after the posting of the circular to be sent to shareholders of the Offeree containing an explanatory statement in respect of the Scheme (the “Scheme Circular”) (and without prejudice to any right we have to attend and vote in person at the Court Meeting and the CWC General Meeting (each as defined in the Announcement) to implement the Transaction), return, or procure the return of, if applicable, the signed forms of proxy enclosed with the Scheme Circular in respect of the Committed Shares (completed and signed and voting in favour of the resolutions to implement the Transaction) in accordance with the instructions printed on those forms of proxy and, if applicable, in respect of any Committed Shares held in uncertificated form, take or procure the taking of any action which may be required by the Offeree or its nominated representative in order to make a valid proxy appointment and give valid proxy instructions (voting in favour of the resolutions to implement the Transaction), as soon as possible and in any event by not later than 3.00 p.m. on the date falling ten (10) Business Days after the publication of the Scheme Circular (or, in respect of any Committed Shares in respect of which we become the registered holder and/or beneficial owner on or after the date of the Scheme Circular within ten (10) Business Days of becoming the registered holder and/or beneficial owner of such Committed Shares), and we shall not, and shall procure that the registered holder of any Committed Shares shall not, amend, revoke or withdraw any such form of proxy;

(e)	the Offeror shall acquire the Committed Shares free of any lien, charge, option, equity or encumbrance of any nature whatsoever and together with all rights of any nature attaching to those shares including the right to all dividends declared with a record date after the date the Scheme becomes effective (but excluding, for the avoidance of any doubt, the Special Dividend (as defined in the Announcement)); and

(f)	we shall cause the registered holder of any Committed Shares to comply with the undertaking in this paragraph 3 in respect of the relevant Committed Shares as if they were a party to this undertaking and so obliged.

4.	Undertaking to accept the Offer

We undertake to the Offeror that, in the event the Transaction is implemented by way of an Offer in the circumstances set out in the Announcement:

(a)	we shall accept, and procure the acceptance by the registered holder of, the Offer in respect of the Committed Shares in accordance with the procedure for acceptance set out in the formal document containing the Offer (the “Offer Document”) as soon as reasonably practicable after, and in any event no later than 3.00 p.m. on the date falling ten (10) Business Days, after the publication of the Offer Document save for those Committed Shares in respect of which we become the registered holder and/or beneficial owner on or after the date of the Offer in which case we shall accept, and procure the acceptance by the registered holder of, the Offer in respect of the relevant Committed Shares in accordance with the procedure for acceptance set out in the Offer Document not later than ten (10) Business Days after the date we become the registered holder and/or beneficial holder of the relevant Committed Shares;

(b)	we shall not, and shall procure that the registered holder of any Committed Shares shall not, without the prior written consent of the Offeror, withdraw any such acceptances of the Offer for so long as the Offer remains open to acceptance;

(c)	the Offeror shall acquire the Committed Shares free of any lien, charge, option, equity or encumbrance of any nature whatsoever and together with all rights of any nature attaching to those shares including the right to all dividends declared with a record date after the date the Offer is closed to acceptances (but excluding, for the avoidance of any doubt, the Special Dividend (as defined in the Announcement));

(d)	we shall cause the registered holder of any Committed Shares to comply with the undertaking in this paragraph 4 in respect of the relevant Committed Shares as if they were a party to this undertaking and so obliged.

5.	Alternative

We hereby irrevocably undertake, in respect of the Committed Shares, to elect for the Second Dual Share Alternative (as defined in the Announcement) in respect of the Scheme (or, if applicable, the Offer) and will deliver, and shall procure that the registered holder of any Committed Shares delivers, a form of election duly completed so as to elect, in respect of the Committed Shares, for the Second Dual Share Alternative in accordance with the instructions set out in the Scheme Document (or, if applicable, the Offer Document) and the form of election.

6.	Voting Rights

6.1	From the time the Announcement is released to the time this undertaking lapses in accordance with paragraph 11 or the Scheme becomes effective (or, if applicable, the Offer becomes or is declared unconditional in all respects):

(a)	we shall (insofar as entitled to do so taking account of the Code) exercise, and procure the exercise of, the votes attaching to the Committed Shares on a Relevant Resolution to approve the Transaction and any directly related matter or not in a manner inconsistent with the approval and implementation of the Transaction;

(b)	we shall exercise, and procure the exercise of, the rights attaching to the Committed Shares to requisition or join in requisitioning any general or class meeting of the Offeree pursuant to section 303 of the Companies Act 2006 for the purposes of considering a Relevant Resolution and to require the Offeree pursuant to section 338 of the Companies Act 2006 to give notice of such a resolution only to approve the Transaction and any directly related matter or not in a manner inconsistent with the approval and implementation of the Transaction;

(c)	for the purposes of voting on a Relevant Resolution, we shall complete, execute and deliver (or procure the completion, execution and delivery of) any form of proxy required by the Offeror appointing any person nominated by the Offeror to attend and vote at the relevant general or class meeting of the Offeree, provided that the undertaking in this paragraph 6.1(c) shall not apply if and to the extent that the Panel deems it to have the effect of the Offeror acquiring an interest (as defined in the Code) in any securities of the Offeree; and

(d)	we shall cause the registered holder of any Committed Shares to comply with paragraphs 6.1(a) to 6.1(c) in respect of the relevant Committed Share as if they were a party to this undertaking and so obliged.

7.	Documentation and Information

7.1	We consent to:

(a)	this undertaking being disclosed to the Panel;

(b)	references to us and the registered holder of any Committed Shares, and particulars of this undertaking and our holdings of relevant securities of the Offeree, being included in the Announcement and the Scheme Circular (or the Offer Document, if applicable), and any other announcement made, or related or ancillary document issued, by or on behalf of the Offeror in connection with the Transaction; and

(c)	this undertaking being published as required by Applicable Requirements.

7.2	We shall immediately notify you, in writing of any change in the accuracy or impact of any information previously given to you pursuant to this undertaking.

8.	Secrecy

8.1	We shall keep secret to the extent not already publicly available, the possibility, terms and conditions of the Transaction and the existence of this undertaking until the Announcement is released provided that we may disclose the same to the Offeree and its advisers if it is necessary to do so and in which case we shall procure that they observe secrecy in the same terms. The obligations in this paragraph 8.1 shall survive termination of this undertaking.

8.2	To the extent any of the information you have given to us in relation to the Transaction is inside information for the purposes of the Criminal Justice Act 1993 or the Financial Services and Markets Act 2000 we will comply with the applicable restrictions in those enactments on dealing in securities and disclosing inside information.

9.	Time of the Essence

Any time, date or period mentioned in this undertaking may be extended by mutual agreement but as regards any time, date or period originally fixed or as extended, time shall be of the essence.

10.	Unconditional and Irrevocable Obligations

Except to the extent otherwise specified, the undertakings, agreements, warranties, appointments, consents and waivers set out in this undertaking are unconditional and irrevocable.

11.	Lapse of undertaking

11.1	This undertaking, and the warranties, consents, waivers, agreements and obligations set out herein, shall lapse and automatically cease to have any effect if:

(a)	the Announcement has not been issued by 11.59 p.m. on 17 November 2015 or such later time and/or date as the Offeror and the Offeree may agree; or

(b)	the Offeror announces that it does not intend to make or proceed with the Transaction and no new, revised or replacement Offer or Scheme is announced in accordance with Rule 2.7 of the Code at the same time; or

(c)	on the earlier of: (i) the Long Stop Date (as defined in the Announcement); and (ii) the date on which the Scheme or Offer lapses or is withdrawn and no new, revised or replacement Scheme or Offer has been announced in accordance with Rule 2.7 of the Code in its place or is announced in accordance with Rule 2.7 of the Code at the same time.

11.2	If this undertaking lapses, we shall have no claim against the Offeror save that any rights or liabilities under this undertaking in respect of our prior breaches shall not be affected.

12.	Power of Attorney

12.1	We irrevocably and by way of security for our obligations hereunder appoint each of the Offeror and any director of the Offeror to be our attorney:

(a)	if we fail to comply with any of the undertakings in paragraphs 3 or 4, in our name and on our behalf to sign, execute and deliver proxy forms for any Court Meeting or CWC General Meeting in respect of the Committed Shares and to sign, execute and deliver any deeds and other documents and to do all acts and things as may be necessary or desirable to ensure compliance with such undertakings in respect of the Committed Shares;

(b)	to execute any form of proxy required by the Offeror to appoint any person nominated by the Offeror to attend a general or class meeting of the Offeree and vote on a Relevant Resolution in accordance with the provisions of paragraph 6, provided that the Offeror, acting as our attorney, shall not be entitled to do any act or thing which would result in a breach of the Put Option Deed.

12.2	We agree that this power of attorney is given by way of security and is irrevocable in accordance with section 4 of the Powers of Attorney Act 1971 until this undertaking lapses in accordance with paragraph 11.1.

13.	Interpretation

All references in this undertaking to:

(a)	“Applicable Requirements” means the Code, any decision, ruling or requirement of the Panel, any decision of the High Court of Justice in England and Wales, the Companies Act 2006, the Listing Rules and the Disclosure and Transparency Rules and Prospectus Rules made by the Financial Conduct Authority in exercise of its functions under the Financial Services and Markets Act 2000 or any decision, ruling or requirement of the Financial Conduct Authority;

(b)	“Business Day” means a day (other than Saturday or Sunday or public or bank holiday) on which banks in the City of London and New York are generally open for business;

(c)	“Code” means the City Code on Takeovers and Mergers issued by the Panel;

(d)	“Committed Shares” means those Offeree Shares held by us in the manner referred to in paragraph 1 of this undertaking together with any other securities in Offeree issued or unconditionally allotted to us, or otherwise acquired by us after the date of this undertaking;

(e)	“Existing Encumbrances” means the encumbrances set out in Schedule 3 to this undertaking;

(f)	“Offer” means a takeover offer, as such term is defined in section 974 of the Companies Act 2006, to be made by or on behalf of the Offeror to acquire all the issued and to be issued ordinary share capital of the Offeree other than those Offeree Shares already owned by the Offeror and its associates (as defined in section 988 of the Companies Act 2006);

(g)	“Offeror’s Financial Advisers” means Goldman Sachs International and LionTree Advisors LLC;

(h)	“Panel” means the Panel on Takeovers and Mergers;

(i)	“Relevant Resolution” means:

(i)	a shareholders’ resolution (whether or not amended) proposed at a general or class meeting of the Offeree, or at an adjourned meeting, the passing of which is necessary to implement the Transaction or which, if passed, would result in any condition of the Transaction not being fulfilled or which would impede or frustrate the Transaction in any way (including for the avoidance of doubt, any resolution to approve any scheme of arrangement in relation to the Offeree which is proposed in competition with the Transaction);

(ii)	a shareholders’ resolution to adjourn a general or class meeting of the Offeree whose business includes the consideration of a resolution falling within paragraph 13(i)(i); and

(iii)	a shareholders’ resolution to amend a resolution falling within paragraph 13(i)(i) or paragraph 13(i)(ii);

(j)	“Scheme” means a scheme of arrangement under Part 26 of the Companies Act 2006; and

(k)	“US$” means U.S. dollars, the lawful currency of the United States of America.

14.	Miscellaneous

14.1	Without prejudice to any other rights or remedies you may have, we agree that, if we fail to comply with any of the undertakings in paragraphs 3 or 4 or breach any of our obligations under this undertaking, damages alone may not be an adequate remedy and accordingly the Offeror may be entitled to the remedies of an order for specific performance, injunction or other equitable relief which would be an essential element of any adequate remedy for such failure or breach.

14.2	The obligations and provisions set out in this undertaking apply equally to the persons from whom we are to procure votes in favour of the resolutions to implement the Scheme, acceptances in respect of the Offer and other actions pursuant to this undertaking and we shall procure observance by such persons to the terms hereof as if they were each specifically a party hereto.

14.3	A person who is not a party to this undertaking shall not have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this undertaking but this does not affect any right or remedy of a third party that exists or is available apart from that Act.

14.4	We confirm that the Offeror’s Financial Advisers are not acting for us in relation to the Transaction and will not be responsible to us for providing protections afforded to their clients or advising us on any matter relating to the Transaction.

14.5	References in this undertaking to times of day are to London time.

14.6	This undertaking may be executed in any number of counterparts, each of which is an original but all of which together shall constitute the same instrument.

14.7	Nothing in this undertaking shall oblige the Offeror to make or proceed with the Transaction.

15.	Governing Law and Jurisdiction

15.1	This undertaking and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law and we submit to the exclusive jurisdiction of the English courts for all purposes in connection with this undertaking and we waive any objection to any proceedings on the ground of venue or on the ground that the proceedings have been brought in an inconvenient forum.

15.2	We shall at all times maintain an agent for service of process and any other documents in proceedings in England or any other proceedings in connection with this undertaking. Such agent shall be Mills & Reeve LLP currently of Botanic House,100 Hills Road, Cambridge CB2 1PH and any writ, judgment or other notice of legal process shall be sufficiently served on us if delivered to such agent at its address, for the time being. We irrevocably undertake not to revoke the authority of the above agent and, if for any reason, Offeror requests us to do so we shall promptly appoint another such agent with an address in England and advise Offeror. If following such a request we fail to appoint another agent, Offeror shall be entitled to appoint one on behalf of us.

IN WITNESS WHEREOF this undertaking has been executed and delivered as a deed on the date stated at the beginning of it.

EXECUTED and DELIVERED as a DEED	)
on behalf of CVBI Holdings (Barbados) Inc.	)
a corporation incorporated in Barbados	)
by Nanci Rorabeck	) /s/ Nanci Rorabeck
being a person who in accordance with the laws	)
of that territory is acting under the authority of	)
the corporation	)

SCHEDULE 1

EXISTING SHARES

Registered Holdings of Offeree Shares

Registered Holder	Ordinary shares of US$0.05 each
CVBI Holdings (Barbados) Inc.	788,549,081

SCHEDULE 2

ANNOUNCEMENT

SCHEDULE 3

EXISTING ENCUMBRANCES

1.	Charge over 788,549,081 ordinary shares of US 5 cents each in the share capital of the Company in favour of JP Morgan Chase Bank, N.A.

Annex G

Irrevocable undertaking

From:

Clearwater Holdings (Barbados) Limited (the “Company” or “we”)

Suite 205-207, Dowell House

Cr. Roebuck & Palmetto Streets,

Bridgetown, Barbados

To: Liberty Global plc (the “Offeror”)

Griffin House

161 Hammersmith Road,

London, W6 8BS

United Kingdom

Cable & Wireless Communications Plc

62-65 Chandos Place,

London, WC2N 4HG

United Kingdom

16 November 2015

Dear Sirs,

Offer for Cable & Wireless Communications Plc (the “Offeree”)

We understand that the Offeror intends to make an offer to acquire the entire issued and to be issued ordinary share capital of the Offeree substantially on the terms and subject to the conditions of the draft announcement set out in Schedule 1 to this undertaking (the “Announcement”) together with such additional terms and conditions as may be required to comply with the Applicable Requirements (the “Transaction”), such Transaction to be implemented by way of a Scheme or an Offer, followed by a cross border merger.

On 31 March 2015, we executed a put option deed with the Offeree (the “Put Option Deed”) pursuant to which we are subject to certain lock up arrangements in relation to the Committed Shares. This undertaking sets out the terms and conditions on which we will vote in favour of the Scheme or, if applicable, accept the Offer for so long as: (a) the Transaction remains and is recommended by the board of directors of the Offeree; and (b) we can comply with the undertakings and obligations set out in this undertaking without resulting in breach of the Put Option Deed.

Except for in relation to paragraphs 3(e) and 4(c), this undertaking is subject to (a) the rights and obligations set out in the Put Option Deed; and (b) the terms of the Existing Encumbrances.

This undertaking shall be addressed to Cable & Wireless Communications Plc for the purposes of paragraph 5 only.

1.	Shareholdings

We represent and warrant to the Offeror that:

(a)	we are the registered holder and beneficial owner of the number of ordinary shares of US$0.05 each in the capital of Offeree (the “Offeree Shares”) set out in Schedule 1 to this undertaking and that we hold such shares free of any lien, charge, option, equity, encumbrance or third party rights of any kind whatsoever;

(b)	save as set out in Schedule 1 to this undertaking we do not, and nor do any of our group undertakings (as defined in section 1161 of the Companies Act 2006), have any interest (as defined in the Code) in any securities of the Offeree or any rights to subscribe for, purchase or otherwise acquire any securities of the Offeree;

(c)	the details of our holdings in interests in securities of the Offeree set out in Schedule 1 to this undertaking are complete and accurate; and

(d)	we have full power and authority and the right (free from any legal or other restrictions) to enter into this undertaking and to perform the obligations under it in accordance with their terms.

2.	Dealings and undertakings

2.1	We have not accepted any offer to dispose of any Committed Shares and we undertake to the Offeror that before the Transaction closes, lapses or is withdrawn (whichever is the earlier), we shall not:

(a)	other than pursuant to the Transaction, sell, transfer, charge, encumber, grant any option over or otherwise dispose of any of the Committed Shares or enter into any transaction with the same or a substantially similar economic effect as, or agree to do, any of the foregoing, including, without being limited to, entering into or agreeing to enter into any derivative transaction in respect of the Committed Shares;

(b)	accept any other offer in respect of the Committed Shares, or vote in favour of any resolution to approve any scheme of arrangement of the Offeree, which is proposed in competition with the Transaction; or

(c)	(other than pursuant to the Transaction) enter into any agreement or arrangement, or permit any agreement or arrangement to be entered into, or incur any obligation or permit any obligation to arise:

(i)	to do any of the acts referred to in paragraphs 2.1(a) to 2.1(b);

(ii)	in relation to, or operating by reference to, the Committed Shares; or

(iii)	which, in relation to the Committed Shares, would restrict or impede us voting in favour of the Scheme or accepting the Offer,

and, for the avoidance of doubt, references in this paragraph 2.1(c) to any agreement, arrangement or obligation includes any agreement, arrangement or obligation whether or not legally binding or subject to any condition or which is to take effect if the Transaction closes or lapses, if this undertaking ceases to be binding or upon or following any other event.

2.2	We further undertake not to, until the earlier of:

(a)	this undertaking lapsing in accordance with paragraph 11; or

(b)	either the Scheme becoming effective or the Offer becoming unconditional as to acceptances,

acquire any interest (as defined in the Code) or otherwise deal or undertake any dealing (as defined in the Code) in any relevant securities (as defined in the Code) of the Offeree unless the Panel determines, and confirms to you, that, in respect of such acquisition or dealing, we are not acting in concert with you pursuant to Note 9 on the definition of “Acting in concert” set out in the Code.

2.3	We further undertake to cause the registered holder of any Committed Shares to comply with the undertakings in paragraphs 2.1 and 2.2 in respect of the relevant Committed Shares.

3.	Undertaking in relation to the Scheme

We undertake to the Offeror that, in the event that the Transaction is implemented by way of a Scheme:

(a)

we shall exercise, and procure the exercise by the registered holder of, all voting rights attaching to the Committed Shares to vote in favour of all resolutions (whether or not amended and whether put on a show of hands or a poll) to approve the Scheme and any related matters proposed at any general meeting or class meeting of the Offeree for the purposes of implementing the Transaction (including any adjournment thereof) (“General Meeting”) and at any meeting of holders of shares in the Offeree convened by the Courts (including any adjournment thereof) (“Court Meeting”) held in connection with the Transaction;

(b)	we shall exercise, and shall procure that the registered holder of any Committed Shares exercise, all rights attaching to the Committed Shares to requisition or join in the requisitioning of any general meeting of the Offeree for the purposes of voting on any resolution referred to under paragraph 3(a) above, or to require the Offeree to give notice of any such meeting, only in accordance with the Offeror’s instructions;

(c)	for the purpose of voting on any resolution referred to under paragraph 3(a) above, we shall (if required by the Offeror), and shall procure that the registered holder of any Committed Shares shall, execute any form of proxy in respect of the Committed Shares required by the Offeror appointing any person nominated by the Offeror to attend and vote at the General Meeting or Court Meeting and we shall not amend, revoke or withdraw any such form of proxy;

(d)	without prejudice to paragraph (c) above, and in the absence of any such requirement by the Offeror, we shall, and shall procure that the registered holder of any Committed Shares shall, after the posting of the circular to be sent to shareholders of the Offeree containing an explanatory statement in respect of the Scheme (the “Scheme Circular”) (and without prejudice to any right we have to attend and vote in person at the Court Meeting and the CWC General Meeting (each as defined in the Announcement) to implement the Transaction), return, or procure the return of, if applicable, the signed forms of proxy enclosed with the Scheme Circular in respect of the Committed Shares (completed and signed and voting in favour of the resolutions to implement the Transaction) in accordance with the instructions printed on those forms of proxy and, if applicable, in respect of any Committed Shares held in uncertificated form, take or procure the taking of any action which may be required by the Offeree or its nominated representative in order to make a valid proxy appointment and give valid proxy instructions (voting in favour of the resolutions to implement the Transaction), as soon as possible and in any event by not later than 3.00 p.m. on the date falling ten (10) Business Days after the publication of the Scheme Circular (or, in respect of any Committed Shares in respect of which we become the registered holder and/or beneficial owner on or after the date of the Scheme Circular within ten (10) Business Days of becoming the registered holder and/or beneficial owner of such Committed Shares), and we shall not, and shall procure that the registered holder of any Committed Shares shall not, amend, revoke or withdraw any such form of proxy;

(e)	the Offeror shall acquire the Committed Shares free of any lien, charge, option, equity or encumbrance of any nature whatsoever and together with all rights of any nature attaching to those shares including the right to all dividends declared with a record date after the date the Scheme becomes effective (but excluding, for the avoidance of any doubt, the Special Dividend (as defined in the Announcement)); and

(f)	we shall cause the registered holder of any Committed Shares to comply with the undertaking in this paragraph 3 in respect of the relevant Committed Shares as if they were a party to this undertaking and so obliged.

4.	Undertaking to accept the Offer

We undertake to the Offeror that, in the event the Transaction is implemented by way of an Offer in the circumstances set out in the Announcement:

(a)

we shall accept, and procure the acceptance by the registered holder of, the Offer in respect of the Committed Shares in accordance with the procedure for acceptance set out in the formal document containing the Offer (the “Offer Document”) as soon as reasonably practicable after, and in any event no later than 3.00 p.m. on the date falling ten (10) Business Days, after the publication of the

Offer Document save for those Committed Shares in respect of which we become the registered holder and/or beneficial owner on or after the date of the Offer in which case we shall accept, and procure the acceptance by the registered holder of, the Offer in respect of the relevant Committed Shares in accordance with the procedure for acceptance set out in the Offer Document not later than ten (10) Business Days after the date we become the registered holder and/or beneficial holder of the relevant Committed Shares;

(b)	we shall not, and shall procure that the registered holder of any Committed Shares shall not, without the prior written consent of the Offeror, withdraw any such acceptances of the Offer for so long as the Offer remains open to acceptance;

(c)	the Offeror shall acquire the Committed Shares free of any lien, charge, option, equity or encumbrance of any nature whatsoever and together with all rights of any nature attaching to those shares including the right to all dividends declared with a record date after the date the Offer is closed to acceptances (but excluding, for the avoidance of any doubt, the Special Dividend (as defined in the Announcement));

(d)	we shall cause the registered holder of any Committed Shares to comply with the undertaking in this paragraph 4 in respect of the relevant Committed Shares as if they were a party to this undertaking and so obliged.

5.	Alternative

We hereby irrevocably undertake, in respect of the Committed Shares, to elect for the Second Dual Share Alternative (as defined in the Announcement) in respect of the Scheme (or, if applicable, the Offer) and will deliver, and shall procure that the registered holder of any Committed Shares delivers, a form of election duly completed so as to elect, in respect of the Committed Shares, for the Second Dual Share Alternative in accordance with the instructions set out in the Scheme Document (or, if applicable, the Offer Document) and the form of election.

6.	Voting Rights

6.1	From the time the Announcement is released to the time this undertaking lapses in accordance with paragraph 11 or the Scheme becomes effective (or, if applicable, the Offer becomes or is declared unconditional in all respects):

(a)	we shall (insofar as entitled to do so taking account of the Code) exercise, and procure the exercise of, the votes attaching to the Committed Shares on a Relevant Resolution to approve the Transaction and any directly related matter or not in a manner inconsistent with the approval and implementation of the Transaction;

(b)	we shall exercise, and procure the exercise of, the rights attaching to the Committed Shares to requisition or join in requisitioning any general or class meeting of the Offeree pursuant to section 303 of the Companies Act 2006 for the purposes of considering a Relevant Resolution and to require the Offeree pursuant to section 338 of the Companies Act 2006 to give notice of such a resolution only to approve the Transaction and any directly related matter or not in a manner inconsistent with the approval and implementation of the Transaction;

(c)	for the purposes of voting on a Relevant Resolution, we shall complete, execute and deliver (or procure the completion, execution and delivery of) any form of proxy required by the Offeror appointing any person nominated by the Offeror to attend and vote at the relevant general or class meeting of the Offeree, provided that the undertaking in this paragraph 6.1(c) shall not apply if and to the extent that the Panel deems it to have the effect of the Offeror acquiring an interest (as defined in the Code) in any securities of the Offeree; and

(d)	we shall cause the registered holder of any Committed Shares to comply with paragraphs 6.1(a) to 6.1(c) in respect of the relevant Committed Share as if they were a party to this undertaking and so obliged.

7.	Documentation and Information

7.1	We consent to:

(a)	this undertaking being disclosed to the Panel;

(b)	references to us and the registered holder of any Committed Shares, and particulars of this undertaking and our holdings of relevant securities of the Offeree, being included in the Announcement and the Scheme Circular (or the Offer Document, if applicable), and any other announcement made, or related or ancillary document issued, by or on behalf of the Offeror in connection with the Transaction; and

(c)	this undertaking being published as required by Applicable Requirements.

7.2	We shall immediately notify you, in writing of any change in the accuracy or impact of any information previously given to you pursuant to this undertaking.

8.	Secrecy

8.1	We shall keep secret to the extent not already publicly available, the possibility, terms and conditions of the Transaction and the existence of this undertaking until the Announcement is released provided that we may disclose the same to the Offeree and its advisers if it is necessary to do so and in which case we shall procure that they observe secrecy in the same terms. The obligations in this paragraph 8.1 shall survive termination of this undertaking.

8.2	To the extent any of the information you have given to us in relation to the Transaction is inside information for the purposes of the Criminal Justice Act 1993 or the Financial Services and Markets Act 2000 we will comply with the applicable restrictions in those enactments on dealing in securities and disclosing inside information.

9.	Time of the Essence

Any time, date or period mentioned in this undertaking may be extended by mutual agreement but as regards any time, date or period originally fixed or as extended, time shall be of the essence.

10.	Unconditional and Irrevocable Obligations

Except to the extent otherwise specified, the undertakings, agreements, warranties, appointments, consents and waivers set out in this undertaking are unconditional and irrevocable.

11.	Lapse of undertaking

11.1	This undertaking, and the warranties, consents, waivers, agreements and obligations set out herein, shall lapse and automatically cease to have any effect if:

(a)	the Announcement has not been issued by 11.59 p.m. on 17 November 2015 or such later time and/or date as the Offeror and the Offeree may agree; or

(b)	the Offeror announces that it does not intend to make or proceed with the Transaction and no new, revised or replacement Offer or Scheme is announced in accordance with Rule 2.7 of the Code at the same time; or

(c)	on the earlier of: (i) the Long Stop Date (as defined in the Announcement); and (ii) the date on which the Scheme or Offer lapses or is withdrawn and no new, revised or replacement Scheme or Offer has been announced in accordance with Rule 2.7 of the Code in its place or is announced in accordance with Rule 2.7 of the Code at the same time.

11.2	If this undertaking lapses, we shall have no claim against the Offeror save that any rights or liabilities under this undertaking in respect of our prior breaches shall not be affected.

12.	Power of Attorney

12.1	We irrevocably and by way of security for our obligations hereunder appoint each of the Offeror and any director of the Offeror to be our attorney:

(a)	if we fail to comply with any of the undertakings in paragraphs 3 or 4, in our name and on our behalf to sign, execute and deliver proxy forms for any Court Meeting or CWC General Meeting in respect of the Committed Shares and to sign, execute and deliver any deeds and other documents and to do all acts and things as may be necessary or desirable to ensure compliance with such undertakings in respect of the Committed Shares;

(b)	to execute any form of proxy required by the Offeror to appoint any person nominated by the Offeror to attend a general or class meeting of the Offeree and vote on a Relevant Resolution in accordance with the provisions of paragraph 6, provided that the Offeror, acting as our attorney, shall not be entitled to do any act or thing which would result in a breach of the Put Option Deed.

12.2	We agree that this power of attorney is given by way of security and is irrevocable in accordance with section 4 of the Powers of Attorney Act 1971 until this undertaking lapses in accordance with paragraph 11.1.

13.	Interpretation

All references in this undertaking to:

(a)	“Applicable Requirements” means the Code, any decision, ruling or requirement of the Panel, any decision of the High Court of Justice in England and Wales, the Companies Act 2006, the Listing Rules and the Disclosure and Transparency Rules and Prospectus Rules made by the Financial Conduct Authority in exercise of its functions under the Financial Services and Markets Act 2000 or any decision, ruling or requirement of the Financial Conduct Authority;

(b)	“Business Day” means a day (other than Saturday or Sunday or public or bank holiday) on which banks in the City of London and New York are generally open for business;

(c)	“Code” means the City Code on Takeovers and Mergers issued by the Panel;

(d)	“Committed Shares” means those Offeree Shares held by us in the manner referred to in paragraph 1 of this undertaking together with any other securities in Offeree issued or unconditionally allotted to us, or otherwise acquired by us after the date of this undertaking;

(e)	“Existing Encumbrances” means the encumbrances set out in Schedule 3 to this undertaking;

(f)	“Offer” means a takeover offer, as such term is defined in section 974 of the Companies Act 2006, to be made by or on behalf of the Offeror to acquire all the issued and to be issued ordinary share capital of the Offeree other than those Offeree Shares already owned by the Offeror and its associates (as defined in section 988 of the Companies Act 2006);

(g)	“Offeror’s Financial Advisers” means Goldman Sachs International and LionTree Advisors LLC;

(h)	“Panel” means the Panel on Takeovers and Mergers;

(i)	“Relevant Resolution” means:

(i)	a shareholders’ resolution (whether or not amended) proposed at a general or class meeting of the Offeree, or at an adjourned meeting, the passing of which is necessary to implement the Transaction or which, if passed, would result in any condition of the Transaction not being fulfilled or which would impede or frustrate the Transaction in any way (including for the avoidance of doubt, any resolution to approve any scheme of arrangement in relation to the Offeree which is proposed in competition with the Transaction);

(ii)	a shareholders’ resolution to adjourn a general or class meeting of the Offeree whose business includes the consideration of a resolution falling within paragraph 13(i)(i); and

(iii)	a shareholders’ resolution to amend a resolution falling within paragraph 13(i)(i) or paragraph 13(i)(ii);

(j)	“Scheme” means a scheme of arrangement under Part 26 of the Companies Act 2006; and

(k)	“US$” means U.S. dollars, the lawful currency of the United States of America.

14.	Miscellaneous

14.1	Without prejudice to any other rights or remedies you may have, we agree that, if we fail to comply with any of the undertakings in paragraphs 3 or 4 or breach any of our obligations under this undertaking, damages alone may not be an adequate remedy and accordingly the Offeror may be entitled to the remedies of an order for specific performance, injunction or other equitable relief which would be an essential element of any adequate remedy for such failure or breach.

14.2	The obligations and provisions set out in this undertaking apply equally to the persons from whom we are to procure votes in favour of the resolutions to implement the Scheme, acceptances in respect of the Offer and other actions pursuant to this undertaking and we shall procure observance by such persons to the terms hereof as if they were each specifically a party hereto.

14.3	A person who is not a party to this undertaking shall not have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this undertaking but this does not affect any right or remedy of a third party that exists or is available apart from that Act.

14.4	We confirm that the Offeror’s Financial Advisers are not acting for us in relation to the Transaction and will not be responsible to us for providing protections afforded to their clients or advising us on any matter relating to the Transaction.

14.5	References in this undertaking to times of day are to London time.

14.6	This undertaking may be executed in any number of counterparts, each of which is an original but all of which together shall constitute the same instrument.

14.7	Nothing in this undertaking shall oblige the Offeror to make or proceed with the Transaction.

15.	Governing Law and Jurisdiction

15.1	This undertaking and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law and we submit to the exclusive jurisdiction of the English courts for all purposes in connection with this undertaking and we waive any objection to any proceedings on the ground of venue or on the ground that the proceedings have been brought in an inconvenient forum.

15.2	We shall at all times maintain an agent for service of process and any other documents in proceedings in England or any other proceedings in connection with this undertaking. Such agent shall be Mills & Reeve LLP currently of Botanic House,100 Hills Road, Cambridge CB2 1PH and any writ, judgment or other notice of legal process shall be sufficiently served on us if delivered to such agent at its address, for the time being. We irrevocably undertake not to revoke the authority of the above agent and, if for any reason, Offeror requests us to do so we shall promptly appoint another such agent with an address in England and advise Offeror. If following such a request we fail to appoint another agent, Offeror shall be entitled to appoint one on behalf of us.

IN WITNESS WHEREOF this undertaking has been executed and delivered as a deed on the date stated at the beginning of it.

EXECUTED and DELIVERED as a DEED	)
on behalf of Clearwater Holdings (Barbados) Limited	)
a corporation incorporated in Barbados	)
by Nanci Rorabeck	)	/s/ Nanci Rorabeck
being a person who in accordance with the laws	)
of that territory is acting under the authority of	)
the corporation	)

SCHEDULE 1

EXISTING SHARES

Registered Holdings of Offeree Shares

Registered Holder	Ordinary shares of US$0.05 each
Clearwater Holdings (Barbados) Limited	57,806,055

SCHEDULE 2

ANNOUNCEMENT

SCHEDULE 3

EXISTING ENCUMBRANCES

1.	A charge over 47,625,527 ordinary shares of US 5 cents each in the share capital of the Company in favour of Portland Telecom L.P. and Portland CHBL Inc.

Annex H

Irrevocable undertaking

From:

Brendan Paddick

To: Liberty Global plc (the “Offeror”)

Griffin House

161 Hammersmith Road,

London, W6 8BS

United Kingdom

Cable & Wireless Communications Plc

62-65 Chandos Place,

London, WC2N 4HG

United Kingdom

16 November 2015

Dear Sirs,

Offer for Cable & Wireless Communications Plc (the “Offeree”)

I understand that the Offeror intends to make an offer to acquire the entire issued and to be issued ordinary share capital of the Offeree substantially on the terms and subject to the conditions of the draft announcement set out in Schedule 2 to this undertaking (the “Announcement”) together with such additional terms and conditions as may be required to comply with the Applicable Requirements (the “Transaction”), such Transaction to be implemented by way of a Scheme or an Offer, followed by a cross border merger.

On 31 March 2015, I executed a put option deed with the Offeree (the “Put Option Deed”) pursuant to which I am subject to certain lock up arrangements in relation to the Committed Shares. Except for in relation to paragraphs 3(f) and 4(b), this undertaking is subject to the rights and obligations set out in the Put Option Deed.

This undertaking sets out the terms and conditions on which I will vote in favour of the Scheme or, if applicable, accept the Offer for so long as: (a) the Transaction remains and is recommended by the board of directors of the Offeree; and (b) I can comply with the undertakings and obligations set out in this undertaking without resulting in breach of the Put Option Deed.

Nothing in this undertaking shall affect or in any way impede me as director of the Offeree from performing my fiduciary duties in any way I deem necessary.

This undertaking shall be addressed to Cable & Wireless Communications Plc for the purposes of paragraph 5 only.

1.	Shareholdings

I represent and warrant to the Offeror that:

(a)	I am, or one or more of my Connected Persons is, the registered holder and/or beneficial owner of the number of ordinary shares of US$0.05 each in the capital of the Offeree (the “Offeree Shares”) set out in Schedule 1 to this undertaking and that I hold (or my relevant Connected Person holds) such shares free of any lien, charge, option, equity, encumbrance or third party rights of any kind whatsoever;

(b)	save as set out in Schedule 1 to this undertaking I do not, and my Connected Persons do not, have any interest (as defined in the Code) in any securities of the Offeree or any rights to subscribe for, purchase or otherwise acquire any securities of the Offeree;

(c)	the details of the holdings in interests in securities of the Offeree set out in Schedule 1 to this undertaking are complete and accurate; and

(d)	I have full power and authority and right (free from any legal or other restrictions) to enter into this undertaking and to perform the obligations under it in accordance with their terms.

2.	Dealings and undertakings

2.1	Neither I nor any of my Connected Persons have accepted any offer to dispose of any Committed Shares and in my capacity as a shareholder of the Offeree I undertake to the Offeror that before the Transaction closes, lapses or is withdrawn (whichever is the earlier), I shall not (and shall procure that my Connected Persons shall not):

(a)	other than: (i) pursuant to the Transaction; or (ii) in the circumstances set out in paragraph 2.4, sell, transfer, charge, encumber, grant any option over or otherwise dispose of any of the Committed Shares or enter into any transaction with the same or a substantially similar economic effect as, or agree to do, any of the foregoing, including, without being limited to, entering into or agreeing to enter into any derivative transaction in respect of the Committed Shares;

(b)	accept any other offer in respect of the Committed Shares, or (in my capacity as shareholder) vote in favour of any resolution to approve any scheme of arrangement of the Offeree, which is proposed in competition with the Transaction; or

(c)	(other than pursuant to the Transaction) enter into any agreement or arrangement, or permit any agreement or arrangement to be entered into, or incur any obligation or permit any obligation to arise:

(i)	to do any of the acts referred to in paragraphs 2.1(a) to 2.1(b);

(ii)	in relation to, or operating by reference to, the Committed Shares; or

(iii)	which, in relation to the Committed Shares, would restrict or impede me voting in favour of the Scheme or accepting the Offer,

and, for the avoidance of doubt, references in this paragraph 2.1(c) to any agreement, arrangement or obligation includes any agreement, arrangement or obligation whether or not legally binding or subject to any condition or which is to take effect if the Transaction closes or lapses, if this undertaking ceases to be binding or upon or following any other event.

2.2	I further undertake not to (and shall procure that my Connected Persons shall not), until the earlier of:

(a)	this undertaking lapsing in accordance with paragraph 11; or

(b)	either the Scheme becoming effective or the Offer becoming unconditional as to acceptances,

acquire any interest (as defined in the Code) or otherwise deal or undertake any dealing (as defined in the Code) in any relevant securities (as defined in the Code) of the Offeree or the Offeror (including for the avoidance of doubt, exercising any of the options set out in Schedule 1) unless (i) such interest arises by virtue of the grant to me or exercise by me of options or vesting of awards over Offeree Shares under any of the Offeree’s share plans; or (ii) the Panel determines, and confirms to you, that, in respect of such acquisition or dealing, I am not acting in concert with you pursuant to Note 9 on the definition of “Acting in concert” set out in the Code.

2.3	I further undertake to cause the registered holder of any Committed Shares to comply with the undertakings in paragraphs 2.1 and 2.2 in respect of the relevant Committed Shares.

2.4	Subject to the provisions of the Code, nothing in this paragraph 2 shall prevent me or any of my Connected Persons from selling, transferring, or otherwise disposing of any Offeree Shares:

(a)	to meet any liability to income tax or employee national insurance contributions arising from the exercise or vesting of options and/or awards over Offeree Shares under any of the Offeree’s share plans; or

(b)	to my family members (as defined in section 253 of the Companies Act 2006) for tax planning purposes, provided that prior to any such disposal (i) the intended transferee or beneficiary enters into an undertaking in favour of the Offeror in terms no less favourable to the Offeror than those set out herein and which does not contain this paragraph or any clause similar to it, (ii) I notify the Offeror no less than five (5) Business Days before such disposal of those terms in their entirety and (iii) such undertaking includes a term obliging the intended transferee or beneficiary to send to the Offeror an executed and dated version of the undertaking (in any form) on the day that it is executed and dated.

3.	Undertakings in relation to the Scheme

I undertake to the Offeror that, in the event that the Transaction is implemented by way of a Scheme:

(a)	I shall exercise, and, where applicable, procure the exercise of, all voting rights attaching to the Committed Shares to vote in favour of all resolutions (whether or not amended and whether put on a show of hands or a poll) to approve the Scheme and any related matters proposed at any general meeting or class meeting of the Offeree for the purposes of implementing the Transaction (including any adjournment thereof) (“General Meeting”) and at any meeting of holders of shares in the Offeree convened by the Courts (including any adjournment thereof) (“Court Meeting”) held in connection with the Transaction.

(b)	I shall exercise, and, where applicable, procure the exercise of, all rights attaching to the Committed Shares to requisition or join in the requisitioning of any general meeting of the Offeree for the purposes of voting on any resolution referred to under paragraph 3(a) above, or to require the Offeree to give notice of any such meeting, only in accordance with the Offeror’s instructions;

(c)	for the purpose of voting on any resolution referred to under paragraph 3(a) above, I shall (if required by the Offeror), execute any form of proxy in respect of the Committed Shares required by the Offeror appointing any person nominated by the Offeror to attend and vote at the General Meeting or Court Meeting and I shall not amend, revoke or withdraw any such form of proxy;

(d)	without prejudice to paragraph 3(c) above, and in the absence of any such requirement by the Offeror, I shall after the posting of the circular to be sent to shareholders of the Offeree containing an explanatory statement in respect of the Scheme (the “Scheme Circular”) (and without prejudice to any right I have to attend and vote in person at the Court Meeting and the CWC General Meeting (each as defined in the Announcement) to implement the Transaction), return, or procure the return of, if applicable, the signed forms of proxy enclosed with the Scheme Circular in respect of the Committed Shares (completed and signed and voting in favour of the resolutions to implement the Transaction) in accordance with the instructions printed on those forms of proxy and, if applicable, in respect of any Committed Shares held in uncertificated form, take or procure the taking of any action which may be required by the Offeree or its nominated representative in order to make a valid proxy appointment and give valid proxy instructions (voting in favour of the resolutions to implement the Transaction), as soon as possible and in any event by not later than 3.00 p.m. on the date falling ten (10) Business Days after publication of the Scheme Circular (or, in respect of any Committed Shares in respect of which I, or any of my Connected Persons, become the registered holder and/or beneficial holder on or after the date of the Scheme Circular within ten (10) Business Days of becoming the registered holder and/or beneficial owner of such Committed Shares), and I shall not amend, revoke or withdraw any such form of proxy;

(e)	I shall accept or procure the acceptance of the proposal to be made by the Offeror to holders of options or awards over Offeree Shares in compliance with Rule 15 of the Code in respect of all such options or awards held by me or my Connected Persons not later than ten (10) Business Days after the Offeror sends such proposal to the holders of options or otherwise ensure that any Offeree Shares arising on conversion of such options participate in the Scheme (but, for the avoidance of doubt, where any proposal made by the Offeror in compliance with Rule 15 of the Code entitles holders of options or awards to make an election between different forms of consideration, I shall (and shall procure that my Connected Persons shall) make an election consistent with the election made under paragraph 5 of this undertaking);

(f)	the Offeror shall acquire the Committed Shares free of any lien, charge, option, equity or encumbrance of any nature whatsoever and together with all rights of any nature attaching to those shares including the right to all dividends declared with a record date after the date the Scheme becomes effective (but excluding, for the avoidance of any doubt, the Special Dividend (as defined in the Announcement)); and

(g)	I shall cause the registered holder of any Committed Shares to comply with the undertaking in this paragraph 3 in respect of the relevant Committed Shares as if they were a party to this undertaking and so obliged.

4.	Undertaking to accept the Offer

I undertake to the Offeror that, in the event the Transaction is implemented by way of an Offer in the circumstances set out in the Announcement:

(a)	I shall accept, and, where applicable, procure the acceptance of, the Offer in respect of the Committed Shares in accordance with the procedure for acceptance set out in the formal document containing the Offer (the “Offer Document”) as soon as reasonably practicable after, and in any event no later than 3.00 p.m. on the date falling ten (10) Business Days, after the publication of the Offer Document save for those Committed Shares in respect of which I become the registered holder and/or beneficial owner on or after the date of the Offer in which case I shall accept, or procure the acceptance by the registered holder of, the Offer in respect of the relevant Committed Shares in accordance with the procedure for acceptance set out in the Offer Document not later than ten (10) Business Days after the date I, or my Connected Persons, become the registered holder and/or beneficial holder of the relevant Committed Shares;

(b)	I shall accept, and procure the acceptance of, the proposal to be made by the Offeror to holders of options or awards over Offeree Shares in compliance with Rule 15 of the Code in respect of all such options or awards held by me or my Connected Persons not later than ten (10) Business Days after the Offeror sends such proposals to the holders of options or awards or otherwise ensure that any Offeree Shares arising on conversion of such options participate in the Offer (but, for the avoidance of doubt, where any proposal made by the Offeror in compliance with Rule 15 of the Code entitles holders of options or awards to make an election between different forms of consideration, I shall (and shall procure that my Connected Persons shall) make an election consistent with the election made under paragraph 5 of this undertaking);

(c)	I shall not without the prior written consent of the Offeror, withdraw any such acceptances of the Offer for so long as the Offer remains open to acceptance;

(d)	the Offeror shall acquire the Committed Shares free of any lien, charge, option, equity or encumbrance of any nature whatsoever and together with all rights of any nature attaching to those shares including the right to all dividends declared with a record date after the Offer is closed to acceptances (but excluding, for the avoidance of any doubt, the Special Dividend (as defined in the Announcement)); and

(e)	I shall cause the registered holder of any Committed Shares to comply with the undertaking in this paragraph 4 in respect of the relevant Committed Shares as if they were a party to this undertaking and so obliged.

5.	Alternative

I hereby irrevocably undertake, in respect of the Committed Shares, to elect for the Second Dual Share Alternative (as defined in the Announcement) in respect of the Scheme (or, if applicable, the Offer) and will deliver, and shall procure that my Connected Persons and the registered holder of any Committed Shares deliver, a form of election duly completed so as to elect, in respect of the Committed Shares, for the Second Dual Share Alternative in accordance with the instructions set out in the Scheme Document (or, if applicable, the Offer Document) and the form of election.

6.	Voting Rights

From the time the Announcement is released to the time this undertaking lapses in accordance with paragraph 11 or the Scheme becomes effective or, if applicable, the Offer becomes or is declared unconditional in all respects):

(a)	in my capacity as a holder of Committed Shares, I shall (insofar as entitled to do so taking account of the Code) exercise, and procure the exercise of, the votes attaching to the Committed Shares on a Relevant Resolution only to approve the Transaction and any directly related matter or not in a manner inconsistent with the approval and implementation of the Transaction;

(b)	in my capacity as a holder of Committed Shares, I shall exercise, and procure the exercise of, the rights attaching to the Committed Shares to requisition or join in requisitioning any general or class meeting of the Offeree pursuant to section 303 of the Companies Act 2006 for the purposes of considering a Relevant Resolution and to require the Offeree pursuant to section 338 of the Companies Act 2006 to give notice of such a resolution only to approve the Transaction and any directly related matters or not in a manner inconsistent with the approval and implementation of the Transaction;

(c)	for the purposes of voting on a Relevant Resolution, I shall complete, execute and deliver (or procure the completion, execution and delivery of) any form of proxy required by the Offeror appointing any person nominated by the Offeror to attend and vote at the relevant general or class meeting of the Offeree, provided that the undertaking in this paragraph 6(c) shall not apply if and to the extent that the Panel deems it to have the effect of the Offeror acquiring an interest (as defined in the Code) in any securities of the Offeree; and

(d)	I shall cause the registered holder of any Committed Shares to comply with paragraphs 6(a) to 6(c) in respect of the relevant Committed Shares as if they were a party to this undertaking and so obliged.

7.	Documentation and Information

7.1	I consent to:

(a)	this undertaking being disclosed to the Panel;

(b)	references to me or (if applicable) any of my Connected Persons and the registered holder of any Committed Shares and particulars of this undertaking and my holdings or (if applicable) those of my Connected Persons of relevant securities of the Offeree being included in the Announcement and the Scheme Circular (or the Offer Document, if applicable), and any other announcement made, or related or ancillary document issued, by or on behalf of the Offeror in connection with the Transaction; and

(c)	this undertaking being published as required by Applicable Requirements.

7.2	I shall promptly notify you in writing of any change in the accuracy or impact of any information previously given to you pursuant to this undertaking.

8.	Secrecy

8.1	I shall keep secret to the extent not already publicly available, the possibility, terms and conditions of the Transaction and the existence of this undertaking until the Announcement is released, provided that I may disclose the same to the Offeree and its advisers if it is necessary to do so and in which case I shall procure that they observe secrecy in the same terms. The obligations in this paragraph 8.1 shall survive termination of this undertaking.

8.2	To the extent any of the information you have given to me in relation to the Transaction is inside information for the purposes of the Criminal Justice Act 1993 or the Financial Services and Markets Act 2000 I will comply with the applicable restrictions in those enactments on dealing in securities and disclosing inside information.

9.	Time of the Essence

Any time, date or period mentioned in this undertaking may be extended by mutual agreement but as regards any time, date or period originally fixed or as extended, time shall be of the essence.

10.	Unconditional and Irrevocable Obligations

Except to the extent otherwise specified, the undertakings, agreements, warranties, appointments, consents and waivers set out in this undertaking are unconditional and irrevocable.

11.	Lapse of undertaking

11.1	This undertaking and the warranties, consents, waivers, agreements and obligations set out herein shall lapse and automatically cease to have any effect if:

(a)	the Announcement has not been issued by 11.59 p.m. on 17 November 2015 or such later time and/or date as the Offeror and the Offeree may agree;

(b)	the Offeror announces that it does not intend to make or proceed with the Transaction and no new, revised or replacement Offer or Scheme is announced in accordance with Rule 2.7 of the Code at the same time; or

(c)	on the earlier of: (i) the Long Stop Date (as defined in the Announcement) and (ii) the date on which the Scheme or Offer lapses or is withdrawn and no new, revised or replacement Scheme or Offer has been announced in accordance with Rule 2.7 of the Code in its place or is announced in accordance with Rule 2.7 of the Code at the same time.

11.2	If this undertaking lapses, I shall have no claim against the Offeror save that any rights or liabilities under this undertaking in respect of my prior breaches shall not be affected.

12.	Power of Attorney

12.1	I irrevocably and by way of security for my obligations hereunder appoint each of the Offeror and any director of the Offeror to be my attorney:

(a)	if I fail to comply with any of the undertakings in paragraphs 3 or 4, in my name and on my behalf to sign, execute and deliver proxy forms for any Court Meeting or CWC General Meeting in respect of the Committed Shares and to sign, execute and deliver any deeds and other documents and to do all acts and things as may be necessary or desirable to ensure compliance with such undertakings in respect of the Committed Shares; and

(b)	to execute any form of proxy required by the Offeror to appoint any person nominated by the Offeror to attend a general meeting or class meeting of the Offeree and vote on a Relevant Resolution in accordance with the provisions of paragraph 6, provided that the Offeror, acting as my attorney, shall not be entitled to do any act or thing which would result in a breach of the Put Option Deed.

12.2	I agree that this power of attorney is given by way of security and is irrevocable in accordance with section 4 of the Powers of Attorney Act 1971 until this undertaking lapses in accordance with paragraph 11.

13.	Interpretation

All references in this undertaking to:

(a)	“Applicable Requirements” means the Code, any decision, ruling or requirement of the Panel, any decision of the High Court of Justice in England and Wales, the Companies Act 2006, the Listing Rules and the Disclosure and Transparency Rules and Prospectus Rules made by the Financial Conduct Authority in exercise of its functions under the Financial Services and Markets Act 2000 or any decision, ruling or requirement of the Financial Conduct Authority;

(b)	“Business Day” means a day (other than Saturday or Sunday or public or bank holiday) on which banks in the City of London and New York are generally open for business;

(c)	“Code” means the City Code on Takeovers and Mergers issued by the Panel;

(d)	“Committed Shares” means those Offeree Shares held in the manner referred to in paragraph 1 of this undertaking together with any other securities in the Offeree issued or unconditionally allotted to me or my Connected Persons, or otherwise acquired by me or my Connected Persons after the date of this undertaking;

(e)	“Connected Persons” means family members (within the meaning given in section 253 of the Companies Act 206) and trusts of which I am the beneficiary;

(f)	“Offer” means a takeover offer, as such term is defined in section 974 of the Companies Act 2006, to be made by or on behalf of the Offeror to acquire all the issued and to be issued ordinary share capital of the Offeree other than those Offeree Shares already owned by the Offeror and its associates (as defined in section 988 of the Companies Act 2006);

(g)	“Offeror’s Financial Advisers” means Goldman Sachs International and LionTree Advisors LLC;

(h)	“Panel” means the Panel on Takeovers and Mergers;

(i)	“Relevant Resolution” means:

(i)	a shareholders’ resolution (whether or not amended) proposed at a general or class meeting of the Offeree, or at an adjourned meeting, the passing of which is necessary to implement the Transaction or which, if passed, would result in any condition of the Transaction not being fulfilled or which would impede or frustrate the Transaction (including for the avoidance of doubt, any resolution to approve any scheme of arrangement in relation to the Offeree which is proposed in competition with the Transaction);

(ii)	a shareholders’ resolution to adjourn a general or class meeting of the Offeree whose business includes the consideration of a resolution falling within paragraph 13(i)(i); and

(iii)	a shareholders’ resolution to amend a resolution falling within paragraph 13(i)(i) or paragraph 13(i)(ii).

(j)	“Scheme” means a scheme of arrangement under Part 26 of the Companies Act 2006; and

(k)	“US$” means U.S. dollars, the lawful currency of the United States of America.

14.	Miscellaneous

14.1	Without prejudice to any other rights or remedies you may have, I agree that, if I fail to comply with any of the undertakings in paragraphs 3 or 4 or breach any of my obligations under this undertaking, damages alone may not be an adequate remedy and accordingly the Offeror may be entitled to the remedies of an order for specific performance, injunction or other equitable relief which would be an essential element of any adequate remedy for such failure or breach.

14.2	The obligations and provisions set out in this undertaking apply equally to the persons from whom I am to procure votes in favour of the resolutions to implement the Scheme, acceptances in respect of the Offer and other actions pursuant to this undertaking and I shall procure observance by such persons to the terms hereof as if they were each specifically a party hereto.

14.3	A person who is not a party to this undertaking shall not have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this undertaking but this does not affect any right or remedy of a third party that exists or is available apart from that Act.

14.4	I confirm that the Offeror’s Financial Advisers are not acting for me in relation to the Transaction and will not be responsible to me for providing protections afforded to their clients or advising me on any matter relating to the Transaction.

14.5	References in this undertaking to times of day are to London time.

14.6	This undertaking may be executed in any number of counterparts, each of which is an original but all of which together shall constitute the same instrument.

14.7	Nothing in this undertaking shall oblige the Offeror to make or proceed with the Transaction.

15.	Governing Law and Jurisdiction

15.1	This undertaking and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with English law and I submit to the exclusive jurisdiction of the English courts for all purposes in connection with this undertaking and I waive any objection to any proceedings on the ground of venue or on the ground that the proceedings have been brought in an inconvenient forum.

15.2	I shall at all times maintain an agent for service of process and any other documents in proceedings in England or other proceedings in connection with this undertaking. Such agent shall be Mills & Reeve LLP currently of Botanic House,100 Hills Road, Cambridge CB2 1PH and any writ, judgment or other notice of legal process shall be sufficiently served on me if delivered to such agent at its address for the time being. I irrevocably undertake not to revoke the authority of the above agent and, if for any reason, the Offeror request me to do so I shall promptly appoint another such agent with an address in England and advise the Offeror. If following such a request I fail to appoint another agent, the Offeror shall be entitled to appoint one on my behalf.

IN WITNESS WHEREOF this undertaking has been executed and delivered as a deed on the date stated at the beginning of it.

EXECUTED and DELIVERED as a DEED by

Signature	/s/ Brendan Paddick

Name:	Brendan Paddick

In the presence of:

Signature of witness	/s/ [Redacted]

Name:	[Redacted]

Address:	[Redacted]

SCHEDULE 1

EXISTING SHARES

Registered and beneficial holdings of Offeree Shares

Registered Holder	Beneficial Owner	Ordinary shares of US$ 0.05 each
Brendan Paddick		136,077,710

SCHEDULE 2

ANNOUNCEMENT